                                            Filed Pursuant to Rule 424(b)(5)
                                            Registration File No.: 333-107510-02


             PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED JULY 31, 2003

                           $553,057,000 (APPROXIMATE)

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                                    Depositor

                      GMAC COMMERCIAL MORTGAGE CORPORATION
                                 Master Servicer

                              LENNAR PARTNERS, INC.
                                Special Servicer

               SERIES 2004-C1 MORTGAGE PASS-THROUGH CERTIFICATES

[sidebar]

YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-19 IN THIS PROSPECTUS SUPPLEMENT AND PAGE 6 IN THE PROSPECTUS.

The certificates represent interests only in the trust created for Series 2004-C1. They do not represent interests in or obligations of GMAC Commercial Mortgage Securities, Inc., GMAC Commercial Mortgage Corporation or any of their affiliates.

This prospectus supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus.
[end sidebar]


THE CERTIFICATES WILL CONSIST OF:

o    The eight classes of offered certificates described in the table on page
     S-5.

o Sixteen additional classes of private certificates, ten of which are subordinated to, and provide credit enhancement for, the offered certificates. The private certificates are not offered by this prospectus supplement.

THE ASSETS UNDERLYING THE CERTIFICATES WILL INCLUDE:

o A pool of 64 fixed rate, monthly pay mortgage loans secured by first priority liens on 217 commercial and multifamily properties. The mortgage pool will have an initial pool balance of approximately $721,404,190.

CREDIT ENHANCEMENT:

o The subordination of certificates other than the Class A-1, A-2, A-3, A-4 and A-1A certificates will provide credit enhancement to the Class A-1, A-2, A-3, A-4 and A-1A certificates. Each class of subordinated certificates will provide credit enhancement to subordinated certificates with earlier alphabetical class designations.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The underwriters will sell the offered certificates at varying prices to be determined at the time of sale. The proceeds to GMAC Commercial Mortgage Securities, Inc. from the sale of the offered certificates will be approximately 100.40% of their principal balance plus accrued interest, before deducting expenses. The underwriters' commission will be the difference between the price they pay to GMAC Commercial Mortgage Securities, Inc. for the offered certificates and the amount they receive from the sale of the offered certificates to the public.

                      Lead Managers and Joint Bookrunners

MORGAN STANLEY                                          DEUTSCHE BANK SECURITIES
                                   Co-Managers
GMAC COMMERCIAL HOLDING                                    RBS GREENWICH CAPITAL
     CAPITAL CORP.
                                  April 7, 2004

                   GMAC Commercial Mortgage Securities, Inc.
        -----------------------------------------------------------------
              Mortgage Pass-Through Certificates, Series 2004-C-1

                        [MAP OMITTED]

WASHINGTON                  OREGON                       FLORIDA
15 properties               2 properties                 32 properties
$4,156,319                  $17,351,728                  $35,963,144
0.58% of total              2.41% of total               4.99% of total

IDAHO                       CALIFORNIA                   GEORGIA
1 property                  56 properties                6 properties
$80,541                     $85,406,127                  $488,305
0.01% of total              11.84% of total              0.07% of total

NEBRASKA                    NEVADA                       SOUTH CAROLINA
1 property                  4 properties                 1 property
$13,201,499                 $18,928,893                  $89,295
1.83% of total              2.62% of total               0.01% of total

MISSOURI                    ARIZONA                      NORTH CAROLINA
14 properties               10 properties                3 properties
$17,780,894                 $30,719,888                  $10,054,420
2.46% of total              4.26% of total               1.39% of total

MINNESOTA                   NEW MEXICO                   VIRGINIA
1 property                  2 properties                 12 properties
$4,041,804                  $268,469                     $65,458,507
0.56% of total              0.04% of total               9.07% of total

ILLINOIS                    OKLAHOMA                     MARYLAND
4 properties                2 properties                 4 properties
$27,116,214                 $52,527                      $36,244,105
3.76% of total              0.01% of total               5.02% of total

MICHIGAN                    TEXAS                        DELAWARE
5 properties                16 properties                1 property
$32,833,733                 $5,374,461                   $4,796,167
4.55% of total              0.75% of total               0.66% of total

OHIO                        KANSAS                       NEW JERSEY
4 properties                2 properties                 6 properties
$60,663,709                 $138,612                     $87,108,766
8.41% of total              0.02% of total               12.07% of total

PENNSYLVANIA                ARKANSAS                     CONNECTICUT
6 properties                1 property                   2 properties
$112,786,337                $42,426                      $9,646,014
15.63% of total             0.01% of total               1.34% of total

NEW YORK                    TENNESSEE
3 properties                1 property
$40,523,743                 $87,544
5.62% of total              0.01% of total



[ ] (less than or equal to) 1.00%
    of initial pool balance

[ ] 1.01% - 5.00%
    of initial pool balance

[ ] 5.01% - 10.00%
    of initial pool balance

[ ] (greater than or equal to) 10.01%
    of intial pool balance


                [PIE CHART OMITTED]

Parking Garage
0.86%

Mixed Use
0.76%

Self Storage
0.58%

Office
34.13%

Anchored Retail
31.52%

Multifamily
12.07%

Hospitality
7.06%

Industrial
5.33%

Manufactured Housing
4.92%

Unanchored Retail
2.79%


   For purposes of this map, each mortgage loan secured by multiple mortgaged properties is treated as the number of mortgage loans equal to the number of mortgaged properties, each of which is allocated a principal balance as of the cut-off date.

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We tell you about the offered certificates in two separate documents that progressively provide more detail: the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates; and this prospectus supplement, which describes the specific terms of your series of certificates.

     THE PROSPECTUS AND THE PROSPECTUS SUPPLEMENT TOGETHER PROVIDE A DESCRIPTION OF THE MATERIAL TERMS OF YOUR CERTIFICATES. YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT TO THE EXTENT IT PROVIDES A MORE SPECIFIC DESCRIPTION OF YOUR CERTIFICATES.

     We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

     You can find a "Glossary" of capitalized terms used in this prospectus supplement beginning on page S-169 in this prospectus supplement.


                                TABLE OF CONTENTS

                                        PAGE
                                        ----
SUMMARY OF SERIES 2004-C1
   MORTGAGE
   PASS-THROUGH
   CERTIFICATES AND POOL
   CHARACTERISTICS ..................... S-5
SERIES 2004-C1 MORTGAGE
   POOL CHARACTERISTICS ................ S-6
SUMMARY OF SERIES
   2004-C1 TRANSACTION ................. S-7
The Mortgage Pool ...................... S-8
Geographic Concentrations of
   the Mortgaged Properties ............ S-9
Property Types ......................... S-9
Prepayment or Call Protection
   Provided by the Mortgage
   Loans ............................... S-9
Payment Terms of the Mortgage
   Loans ............................... S-10
The Certificates ....................... S-10
Certificate Designations ............... S-10
Initial Certificate Balances of the
   Certificates ........................ S-10
Distributions on the Offered
   Certificates ........................ S-11
Subordination of Classes of
   Certificates ........................ S-12


                                         PAGE
                                         ----
Allocation of Losses and
   Expenses to Classes of
   Certificates ........................ S-12
Servicing of the AFR/Bank of
   America Portfolio Whole Loan
   and the Tysons Corner Center
   Whole Loan .......................... S-13
Advances Made by the Master
   Servicer ............................ S-13
Optional Termination of the
   Trust ............................... S-16
Book-Entry Registration ................ S-17
Denominations .......................... S-17
Yield and Prepayment
   Considerations ...................... S-17
Legal Investment in the
   Certificates ........................ S-17
ERISA Considerations for
   Certificateholders .................. S-17
Tax Status of the Certificates ......... S-17
Ratings on the Certificates ............ S-18
RISK FACTORS ........................... S-19
DESCRIPTION OF THE
   MORTGAGE POOL ....................... S-58
Calculations of Interest ............... S-58
Balloon Loans .......................... S-58

                                          PAGE
                                          ----
Amortization of Principal ............... S-58
Due Dates ............................... S-58
Defeasance .............................. S-59
Prepayment Provisions ................... S-60
Related Borrowers,
   Cross-Collateralized Mortgage
   Loans and Mortgage Loans
   Collateralized by Multiple
   Properties ........................... S-61
The Two Gateway Center Whole
   Loan ................................. S-62
The AFR/Bank of America
   Portfolio Whole Loan ................. S-65
The Tysons Corner Center
   Whole Loan ........................... S-71
The Carson Pirie Scott Whole
   Loan ................................. S-74
The Will-O-Wisp Apartments
   Whole Loan ........................... S-77
Due-on-Sale and
   Due-on-Encumbrance
   Provisions ........................... S-79
Secured Subordinate Financing ........... S-80
Unsecured Subordinate Financing,
   Mezzanine Financing and
   Preferred Equity ..................... S-80
Mezzanine Debt .......................... S-81
Ground Leases ........................... S-82
Credit Tenant Lease ..................... S-83
Loan Documentation ...................... S-83
Significant Mortgage Loans .............. S-83
The Originators and the Sellers ......... S-83
Underwriting Matters .................... S-84
Hazard, Liability and Other
   Insurance ............................ S-85
Earnouts and Additional
   Collateral Loans ..................... S-86
Assignment of the Mortgage
   Loans; Repurchases and
   Substitutions ........................ S-86
Representations and Warranties;
   Repurchases .......................... S-89
Pool Characteristics; Changes in
   Mortgage Pool ........................ S-96

                                          PAGE
                                          ----
SERVICING OF THE
   MORTGAGE LOANS ....................... S-96
The Master Servicer ..................... S-98
The Special Servicer .................... S-98
Servicing Standard ...................... S-99
Servicing of the AFR/Bank of
   America Portfolio Whole Loan ......... S-99
Servicing of the Tysons Corner
   Center Whole Loan .................... S-100
Specially Serviced Mortgage
   Loans ................................ S-102
The Majority Certificateholder of
   the Controlling Class ................ S-104
Termination of the Special
   Servicer for Specially Serviced
   Mortgage Loans and REO
   Properties ........................... S-106
Servicing and Other
   Compensation and Payment of
   Expenses ............................. S-108
Modifications, Waivers,
   Amendments and Consents .............. S-110
Sale of Defaulted Mortgage
   Loans ................................ S-113
REO Properties .......................... S-114
Inspections; Collection of
   Operating Information ................ S-116
THE POOLING AND
   SERVICING AGREEMENT .................. S-116
Realization Upon Defaulted
   Mortgage Loans ....................... S-118
Due-on-Sale and
   Due-on-Encumbrance
   Provisions ........................... S-120
Certain Matters Regarding the
   Master Servicer and the
   Depositor ............................ S-121
Events of Default ....................... S-123
DESCRIPTION OF THE
   CERTIFICATES ......................... S-125
Denominations ........................... S-125
Book-Entry Registration of the
   Offered Certificates ................. S-126

                                         PAGE
                                         ----
Certificate Balances and Notional
   Amounts ............................ S-129
Pass-Through Rates .................... S-129
Distributions ......................... S-130
Distributions of Prepayment
   Premiums or Yield Maintenance
   Charges ............................ S-134
Distributions of Excess Liquidation
   Proceeds ........................... S-136
Treatment of REO Properties ........... S-136
Interest Reserve Account .............. S-136
Subordination; Allocation of Losses
   and Expenses ....................... S-137
P&I and Servicing Advances ............ S-140
Appraisal Reductions .................. S-144
Reports to Certificateholders;
   Available Information .............. S-147
Information Available
   Electronically ..................... S-149
Other Information ..................... S-149
Voting Rights ......................... S-150
Termination; Retirement of
   Certificates ....................... S-151
The Trustee ........................... S-152
YIELD AND MATURITY
   CONSIDERATIONS ..................... S-152
Yield Considerations .................. S-152
Factors that Affect the Rate and
   Timing of Payments and Defaults..... S-154
Delay in Payment of Distributions ..... S-154


                                         PAGE
                                         ----
Unpaid Distributable Certificate
   Interest ........................... S-154
Weighted Average Life ................. S-155
Price/Yield Tables .................... S-162
FEDERAL INCOME TAX
   CONSEQUENCES ....................... S-167
Original Issue Discount And
   Premium ............................ S-167
Characterization of Investments in
   Offered Certificates ............... S-168
METHOD OF DISTRIBUTION ................ S-169
LEGAL MATTERS ......................... S-170
RATINGS ............................... S-170
LEGAL INVESTMENT ...................... S-171
ERISA CONSIDERATIONS .................. S-172
GLOSSARY .............................. S-173
ANNEX A--
   CHARACTERISTICS OF
   THE MORTGAGE LOANS ................. A-1
ANNEX B--SIGNIFICANT
   MORTGAGE LOANS ..................... B-1
ANNEX C--STRUCTURAL
   AND COLLATERAL TERM
   SHEET .............................. C-1
ANNEX D--GLOBAL
   CLEARANCE,
   SETTLEMENT AND TAX
   DOCUMENTATION
   PROCEDURES ......................... D-1

                 SUMMARY OF SERIES 2004-C1 MORTGAGE PASS-THROUGH
                      CERTIFICATES AND POOL CHARACTERISTICS


              THE SERIES 2004-C1 MORTGAGE PASS-THROUGH CERTIFICATES

--------------------------------------------------------------------------------------------------------------
                           ORIGINAL         APPROXIMATE       APPROXIMATE        APPROXIMATE
                         PRINCIPAL OR        PERCENT OF         INITIAL         WEIGHTED AVG.      PRINCIPAL
          RATINGS          NOTIONAL            CREDIT         PASS-THROUGH         LIFE (3)       WINDOW (4)
 CLASS   FITCH/S&P        AMOUNT (1)        SUPPORT (2)           RATE            (IN YEARS)     (MONTH/YEARS)
------- ----------- --------------------- --------------- ------------------- ----------------- --------------
  Publicly Offered Classes
  A-1     AAA/AAA   $ 52,000,000          16.375%            3.118%(5)                3.01      05/04-03/09
  A-2     AAA/AAA   $ 55,000,000          16.375%            4.100%(5)                5.58      03/09-10/11
  A-3     AAA/AAA   $ 50,000,000          16.375%            4.776%(5)                8.91      10/11-11/13
  A-4     AAA/AAA   $343,755,000          16.375%            4.908%(5)                9.77      11/13-03/14
  B        AA/AA    $ 20,740,000          13.500%            4.991%(6)                9.89      03/14-03/14
  C       AA-/AA-   $  8,116,000          12.375%            5.041%(6)                9.89      03/14-03/14
  D         A/A     $ 15,330,000          10.250%            5.070%(6)                9.89      03/14-03/14
  E        A-/A-    $  8,116,000           9.125%            5.169%(6)                9.89      03/14-03/14
--------------------------------------------------------------------------------------------------------------

Privately Offered Classes (7)
  X-1     AAA/AAA   $721,404,190(8)           N/A            0.076%(9)                 N/A              N/A
  X-2     AAA/AAA   $691,069,000(8)           N/A            0.971%(9)                 N/A              N/A
  A-1A    AAA/AAA   $102,519,000          16.375%            4.481%(5)                7.19      05/04-03/14
  F      BBB+/BBB+  $ 12,624,000           7.375%            5.347%(6)                9.89      03/14-04/14
  G       BBB/BBB   $  8,116,000           6.250%            5.455%(6)                9.97      04/14-04/14
  H      BBB-/BBB-  $ 10,821,000           4.750%            5.702%(10)               9.97      04/14-04/14
  J       BB+/BB+   $  4,509,000           4.125%            5.173%(6)                9.97      04/14-04/14
  K        BB/BB    $  4,509,000           3.500%            5.173%(6)               10.04      04/14-05/14
  L       BB-/BB-   $  4,508,000           2.875%            5.173%(6)               10.05      05/14-05/14
  M        B+/B+    $  2,706,000           2.500%            5.173%(6)               10.05      05/14-05/14
  N         B/B     $  2,705,000           2.125%            5.173%(6)               10.05      05/14-05/14
  O        B-/B-    $  2,705,000           1.750%            5.173%(6)               10.05      05/14-05/14
  P        NR/NR    $ 12,625,190              N/A            5.173%(6)               14.16      05/14-01/24


------------
(1) These amounts are approximate. They may vary upward or downward by no more than 5% depending upon the final composition of the pool of mortgage loans sold to the trust.

(2) The percent of credit support reflects the aggregate certificate balances of all classes of certificates that will be subordinate to each class on the date the certificates are issued, expressed as a percentage of the initial pool balance.

(3) The weighted average life of a security is the average amount of time that will elapse from the time the security is issued until the investor receives all principal payments on the security, weighted on the basis of principal paid. The weighted average life of each class is calculated assuming that there are no prepayments on the mortgage loans and according to the modeling assumptions described under "Yield and Maturity Considerations" in this prospectus supplement. The rated final distribution date is the distribution date that occurs in March 2038.

(4) The principal window is the period during which each class would receive distributions of principal assuming that there are no prepayments on the mortgage loans and according to the modeling assumptions described under "Yield and Maturity Considerations" in this prospectus supplement.

(5) The pass-through rate for this class of certificates will be a fixed rate.

(6) The pass-through rate for this class of certificates will be equal to the lesser of the specified fixed rate and the Weighted Average Net Mortgage Rate.

(7)   These classes are not offered by this prospectus supplement.

(8) The Class X-1 and Class X-2 certificates will have a notional amount and will accrue interest on that notional amount.

(9) Generally, the Class X-1 and Class X-2 certificates will accrue interest at a variable rate based upon the Weighted Average Net Mortgage Rate. See "Description of the Certificates--Pass-Through Rates."

(10) The pass-through rate for this class of certificates will be equal to the Weighted Average Net Mortgage Rate.

     The following table shows information regarding the mortgage loans and the mortgaged properties as of the applicable cut-off date, which is the due date of any mortgage loan in April 2004. All weighted averages set forth below are based on the balances of the mortgage loans in the mortgage pool as of that date. The balance of each mortgage loan as of the due date for any mortgage loan in April 2004 is its unpaid principal balance as of that date, after applying all payments of principal due on or before that date, whether or not those payments are received.


                  SERIES 2004-C1 MORTGAGE POOL CHARACTERISTICS


                                                            ENTIRE
CHARACTERISTICS                                           MORTGAGE POOL        LOAN GROUP 1        LOAN GROUP 2
---------------------------------------------------- ------------------  ------------------  ------------------
Initial pool balance ...............................       $721,404,190        $618,884,194        $102,519,996
Number of mortgage loans ...........................                 64                  52                  12
Number of mortgaged properties .....................                217                 205                  12
Average balance as of the cut-off date .............       $ 11,271,940        $ 11,901,619        $  8,543,333
Range of mortgage rates as of the cut-off date .....      5.020%-7.160%       5.020%-7.160%       5.040%-6.640%
Weighted average mortgage rate .....................             5.774%              5.836%              5.401%
Weighted average remaining term to maturity ........       113.1 months        116.6 months         92.0 months
Weighted average remaining amortization term........       341.8 months        339.2 months        357.6 months
Weighted average debt service coverage ratio .......              1.42x               1.44x               1.32x
Weighted average loan-to-value ratio ...............             71.93%              71.12%              76.84%

     Three (3) of the mortgage loans have related subordinated loans. The balances of, and any debt service on, such related subordinated loans are not included in calculations of loan-to-value ratio and debt service coverage ratio. For a description of the calculation of the loan-to-value ratio and debt service coverage ratio, see "Annex A" to this prospectus supplement.

                     SUMMARY OF SERIES 2004-C1 TRANSACTION

     This summary highlights selected information from this document. To understand all of the terms of the offered certificates, you should read carefully this entire document and the accompanying prospectus.


                               RELEVANT PARTIES AND IMPORTANT DATES

 TITLE OF      Series 2004-C1 Mortgage                  CUT-OFF DATES: April 1 and April 8,
 SERIES:       Pass-Through Certificates                2004

                                                        DISTRIBUTION DATE: The 10th day of
                                                        each month or, if the 10th day is not
 THE ISSUER:   GMAC Commercial Mortgage                 a business day, the immediately
               Securities, Inc. Series 2004-C1 Trust    succeeding business day, beginning
               formed to issue the mortgage             on May 10, 2004.
               pass-through certificates and to
               acquire the mortgage pool.               CLOSING DATE: On or about April 21,
                                                        2004.

 DEPOSITOR:    GMAC Commercial Mortgage                 DETERMINATION DATE: The 1st day of
               Securities, Inc.                         each month or, if the 1st day is not a
               200 Witmer Road                          business day, the immediately
               Horsham, Pennsylvania                    succeeding business day.
               19044-8015
               (215) 328-4622                           COLLECTION PERIOD: For any
                                                        distribution date, the period that
                                                        begins immediately following the
 SELLERS:      GMAC Commercial Mortgage                 determination date in the prior
               Corporation, Morgan Stanley              calendar month and continues
               Mortgage Capital Inc. and German         through and includes the
               American Capital Corporation             determination date in the calendar
                                                        month in which that distribution
                                                        date occurs. The first collection
 MASTER        GMAC Commercial Mortgage                 period, however, for each mortgage
 SERVICER:     Corporation                              loan begins immediately following
                                                        its cut-off date.

                                                        INTEREST ACCRUAL PERIOD: With
 SPECIAL                                                respect to any distribution date, the
 SERVICER:     Lennar Partners, Inc.                    calendar month immediately
                                                        preceding the month in which such
 TRUSTEE:      Wells Fargo Bank, N.A.                   distribution date occurs.



THE MORTGAGE POOL

The mortgage pool will consist of sixty-four (64) mortgage loans. The assets of the trust consist of, among other things, the mortgage pool. Each of the mortgage loans is secured by first mortgage liens on real property interests held by borrowers that own and/or lease the mortgaged properties. The mortgaged properties are used for commercial or multifamily purposes.

The mortgaged property securing the Two Gateway Center Loan also secures the Two Gateway Center Companion Loan. The Two Gateway Center Companion Loan is not an asset of the trust.

The mortgaged properties securing the AFR/Bank of America Portfolio Loan also secure the AFR/Bank of America Portfolio Companion Loans and the AFR/Bank of America Portfolio B Note. The AFR/Bank of America Portfolio Companion Loans and the AFR/Bank of America Portfolio B Note are not assets of the trust. Payments of principal and interest in respect of the AFR/Bank of America Portfolio B Note will be subordinated to payments on the AFR/Bank of America Portfolio Loan and the AFR/Bank of America Companion Loans in the event of certain uncured mortgage loan defaults.

The mortgaged property securing the Tysons Corner Center Loan also secures the Tysons Corner Center Companion Loans. The Tysons Corner Center Companion Loans are not assets of the trust.

The mortgaged property securing the Carson Pirie Scott Loan also secures the Carson Pirie Scott B Note. The Carson Pirie Scott B Note is not an asset of the trust. Payments of principal and interest in respect of the Carson Pirie Scott B Note will be subordinated to payments on the Carson Pirie Scott Loan in the event of certain uncured mortgage loan defaults.

The mortgaged property securing the Will-O-Wisp Apartments Loan also secures the Will-O-Wisp Apartments B Note. The Will-O-Wisp Apartments B Note is not an asset of the trust. Payments of principal and interest in respect of the Will-O-Wisp Apartments B Note will be subordinated to payments on the Will-O-Wisp Apartments Loan in the event of certain uncured mortgage loan defaults.

GMAC Commercial Mortgage Corporation (GMACCM) is the seller of forty (40) of the mortgage loans or 47.86% of the initial pool balance. German American Capital Corporation (GACC) is the seller of twelve (12) of the mortgage loans or 35.93% of the initial pool balance. Morgan Stanley Mortgage Capital Inc.
(MSMC) is the seller of twelve (12) of the mortgage loans or 16.21% of the initial pool balance. The mortgage loans were originated between February 21, 2003 and April 2, 2004.

Each seller will make representations and warranties regarding the mortgage loans sold by it. The depositor will assign these representations and warranties to the trustee.

In this prospectus supplement, the percentage of the initial pool balance refers to the principal balance of the mortgage loans or the allocated loan amount secured by a mortgaged property, divided by the aggregate pool balance. The initial pool balance of the mortgage loans is equal to their unpaid aggregate principal balances as of their cut-off dates, after taking into account all payments of principal due on or before that date, whether or not received. All mortgage pool information in this prospectus supplement is approximate and depends upon the final composition of the mortgage loans sold to the trust.

All information presented in this prospectus supplement (including loan-to-value ratios and debt service coverage ratios) with respect to the mortgage loans with pari passu companion loans is calculated with regard to the pari passu companion loans (but without regard to any related subordinated loans) unless otherwise indicated.

"Annex A" to this prospectus supplement provides characteristics of the mortgage loans on a loan-by-loan basis. "Annex B" to this prospectus supplement provides characteristics of the significant mortgage loans.


GEOGRAPHIC CONCENTRATIONS OF THE MORTGAGED PROPERTIES

The mortgaged properties are located in twenty-nine (29) states. The following table lists the number and percentage of mortgaged properties in the seven (7) states with the highest concentrations of mortgaged properties.


                              NUMBER OF     PERCENTAGE OF
                              MORTGAGED     INITIAL POOL
PROPERTY STATE               PROPERTIES        BALANCE
-------------------------   ------------   --------------
Pennsylvania                      6             15.63%
New Jersey                        6             12.07%
California                       56             11.84%
 Southern California(1)          38              8.92%
 Northern California(1)          18              2.92%
Virginia                         12              9.07%
Ohio                              4              8.41%
New York                          3              5.62%
Maryland                          4              5.02%

---------------
(1) Southern California properties have a zip code equal to or less than 93600. Northern California properties have a zip code greater than 93600.


PROPERTY TYPES

The following table lists the number and percentage of mortgaged properties that are operated for each indicated purpose.


                           NUMBER OF     PERCENTAGE OF
                           MORTGAGED     INITIAL POOL
PROPERTY TYPE             PROPERTIES        BALANCE
----------------------   ------------   --------------
Office                       130             34.12%
Anchored Retail(1)            18             31.52%
Multifamily                   10             12.07%
Hospitality                    4              7.06%
Industrial                     3              5.33%
Manufactured Housing           3              4.92%
Unanchored Retail              6              2.79%
Parking Garage                 2              0.86%
Mixed Use                     38              0.76%
Self Storage                   3              0.58%

---------------------
(1) Includes one (1) credit tenant lease property securing a mortgage loan that represents 1.96% of the initial pool balance.


PREPAYMENT OR CALL PROTECTION PROVIDED BY THE MORTGAGE LOANS

The terms of each of the mortgage loans restrict the ability of the borrower to prepay the mortgage loan. All but four (4) of the mortgage loans permit defeasance after a lockout period.

One (1) mortgage loan, the AFR/Bank of America Portfolio Loan, which represents 5.53% of the initial pool balance, permits prepayment (with yield maintenance) of up to 13.4% of the initial principal balance of the AFR/Bank of America Portfolio Whole Loan in connection with the sale of certain identified properties prior to December 18, 2005. Thereafter, defeasance is permitted, subject to certain conditions. On April 1, 2004, the borrower prepaid 0.20% of the aggregate initial principal balance of the AFR/Bank of America Portfolio Whole Loan. This mortgage loan, together with two (2) AFR/Bank of America Portfolio Companion Loans

(which are not included in the trust) are the primary assets of a separate
REMIC.

One (1) mortgage loan, the Carson Pirie Scott Loan, which represents 1.96% of the initial pool balance, permits defeasance at any time on or after the closing date. The defeasance of the Carson Pirie Scott Loan prior to the second anniversary of the closing date will trigger a repurchase obligation on the part of the related mortgage loan seller. See "Description of the Mortgage Pool--Assignment of the Mortgage Loans; Repurchases and Substitutions" in this prospectus supplement. This mortgage loan is the primary asset of a single loan REMIC.

Two (2) mortgage loans, which together represent 1.79% of the initial pool balance, permit prepayment after a lockout period with the payment of the greater of yield maintenance or 1% of the principal amount of such prepayment.

In addition, the Ivybrook Loan, which represents 0.75% of the initial pool balance, permits defeasance on or after April 1, 2006. This mortgage loan is the primary asset of a single loan REMIC.

For a description of defeasance provisions in the mortgage loans, see "Description of the Mortgage Pool--Defeasance" in this prospectus supplement.

PAYMENT TERMS OF THE MORTGAGE LOANS

All the mortgage loans accrue interest at a fixed rate. See "Description of the Mortgage Pool--Calculations of Interest" in this prospectus supplement.

THE CERTIFICATES

Your certificates represent the right to a portion of the collections on the trust's assets. The certificates represent all of the beneficial ownership interests in the trust. The offered certificates are the only securities offered through this prospectus supplement. The private certificates are not offered by this prospectus supplement.


CERTIFICATE DESIGNATIONS

We refer to the certificates by the following designations:

  DESIGNATION         RELATED CLASS(ES)
  ----------------    ------------------------
  Offered             Classes A-1, A-2, A-3,
    certificates      A-4, B, C, D and E
  ----------------    ------------------------
  Senior              Classes X-1, X-2, A-1,
    certificates      A-1A, A-2, A-3 and A-4
  ----------------    ------------------------
  Interest-only       Class X-1 and X-2
    certificates
  ----------------    ------------------------
  Class A             Classes A-1, A-1A, A-2,
    certificates      A-3 and A-4
  ----------------    ------------------------
  Class X             Classes X-1 and X-2
    certificates
  ----------------    ------------------------
  Subordinate         Classes B, C, D, E, F, G,
    certificates      H, J, K, L, M, N, O
                      and P
  ----------------    ------------------------
  Private             Classes X-1, X-2, A-1A,
    certificates      F, G, H, J, K, L, M, N,
                      O and P
  ----------------    ------------------------
  Residual            Classes R-I, R-II and
    certificates      R-III
  ----------------    ------------------------
  REMIC               Classes X-1, X-2, A-1,
    regular           A-1A, A-2, A-3, A-4, B,
    certificates      C, D, E, F, G, H, J, K,
                      L, M, N, O and P
  ----------------    ------------------------

INITIAL CERTIFICATE BALANCES OF THE CERTIFICATES

The aggregate principal balance of the certificates issued by the trust will be approximately $721,404,190, but may vary upward or downward by no more than 5%.


The senior certificates (excluding the Class X certificates) will comprise approximately 83.62% and the subordinate certificates will comprise approximately 16.38% of the initial aggregate certificate balance of the certificates.

The Class X certificates will not have a certificate balance. The Class X certificates will have a notional amount and will accrue interest on that notional amount. The Class X certificates will not receive any distributions of principal.


DISTRIBUTIONS ON THE OFFERED CERTIFICATES

The trustee will make distributions to certificateholders on each distribution date in the order of priority described below.

Until paid in full, each class of offered certificates will be entitled to receive monthly distributions of interest.

For purposes of calculating distributions on the senior certificates, the mortgage pool has been divided into loan group 1 and loan group 2. The mortgage loans are identified as belonging to either loan group 1 or loan group 2 on "Annex A" to this prospectus supplement under the heading "Loan group".

The borrowers are required to make payments of interest and/or principal on the mortgage loans to the master servicer. The master servicer will deduct its master servicing fee and other amounts required by the pooling and servicing agreement and send the remainder to the trustee. See "The Pooling and Servicing Agreement" in this prospectus supplement. After deducting its trustee fee, the trustee will distribute the available certificate distribution amount to the certificateholders as follows:

-----------------------------------------------------
        Amount available to certificateholders
-----------------------------------------------------
                        |
                        v
-----------------------------------------------------
                        Step 1
 Distribution of interest to the senior certificates
-----------------------------------------------------
                        |
                        v
-----------------------------------------------------
                        Step 2

 Distribution of principal to the Class A-1
 certificates, then to the Class A-2 certificates,
 then to the Class A-3 certificates and then to the
 Class A-4 certificates from the loan group 1
 principal distribution amount and to the Class A-1A
 certificates from the loan group 2 principal
 distribution amount
 -----------------------------------------------------
                          |
                          v
-----------------------------------------------------
                        Step 3

  Distribution of the amount of interest due and
  principal due on each class of the subordinate
  certificates; these distributions are made in the
  priority of the alphabetical order of the
  subordinate certificates and as described herein
-----------------------------------------------------
                          |
                          v
-----------------------------------------------------
                        Step 4
   Any remaining funds to the residual certificates
-----------------------------------------------------

Distributions of interest and principal are not made to a class of certificates if its certificate balance or notional amount has been reduced to zero. However, realized losses or additional trust fund expenses allocated to reduce the certificate balance of a class of certificates may be reimbursed if the amount available for distribution is sufficient. See "Description of the Certificates--Distributions" for a discussion of the amount available for distribution and the priorities and amounts of distributions on the certificates. Because payments are made in the order described above, there may not be sufficient funds to make each of the payments described above after making distributions on certificates with a higher priority. Funds may be insufficient if the trust experiences realized losses, incurs unanticipated expenses or an appraisal reduction event occurs.

On any given distribution date, there may be insufficient payments received from the mortgage loans for all classes of certificates to receive the full amount of interest due on that date. Those certificates that do not receive their full interest distributions on any distribution date will be entitled to receive the shortfall in each month thereafter up to the aggregate amount of the shortfall, in the same priority as their distribution of interest. However, there will be no extra interest paid to make up for the delay in distribution of interest.

The amount of interest distributable on each class on each distribution date will equal:

o    1/12th of the pass-through rate for that class multiplied by

o    the related class certificate balance or class notional amount.

Due to allocations of losses, expenses and any net aggregate prepayment interest shortfall, the actual amount of interest distributed on each distribution date may be less than this amount. See "Description of the Certificates-- Distributions" in this prospectus supplement.

SUBORDINATION OF CLASSES OF CERTIFICATES

The senior certificates will receive all distributions of interest and principal, or in the case of the Class X certificates, only interest, before the subordinate certificates are entitled to receive distributions of interest or principal. This subordination of the subordinate certificates to the senior certificates provides credit support to the senior certificates. Each class of subordinated certificates will provide credit enhancement to subordinated certificates with earlier alphabetical class designations.

ALLOCATION OF LOSSES AND EXPENSES TO CLASSES OF CERTIFICATES

A loss is realized on a mortgage loan when the master servicer or the special servicer, as applicable, determines that it has received all amounts it expects to receive from the mortgage loan and that amount is less than the outstanding principal balance on the mortgage loan plus accrued and unpaid interest.

An additional trust fund expense is an expense incurred by the trust that is not covered by a corresponding payment from a borrower. Additional trust fund expenses include, among other things:

o    special servicing compensation;

o    interest on advances made by the master servicer or the trustee;

o extraordinary expenses, such as indemnification and reimbursements paid to the trustee; and

o loan specific expenses incurred because of defaults on mortgage loans or to remediate environmental conditions on mortgaged properties.

Losses and additional trust fund expenses will be allocated to the certificates by deducting those losses and additional trust fund expenses from the certificate balances of the certificates without making any payments to the certificateholders. In general, losses and additional trust fund expenses are allocated to the certificates if the aggregate outstanding principal balance of the mortgage loans immediately following the distributions to be made on the certificates on any distribution date is less than the aggregate outstanding certificate balance of the certificates. If this happens, the certificate balances of the certificates will be reduced as shown in the following chart:

-----------------------------------------------------
                        Step 1

 Reduce the certificate balances of the Class P,
 Class O, Class N, Class M, Class L, Class K,
 Class J, Class H, Class G, Class F, Class E,
 Class D, Class C and Class B  certificates to zero,
 in that order
-----------------------------------------------------
                          |
                          v
-----------------------------------------------------
                        Step 2

 Reduce the certificate balances of the Class A-1,
 Class A-1A, Class A-2, Class A-3 and Class A-4
 certificates pro rata, to zero
-----------------------------------------------------


Any reductions in the certificate balances of the certificates as the result of the allocation of losses and additional trust fund expenses will also have the effect of reducing the aggregate notional amount of the Class X certificates. Losses on the AFR/Bank of America Portfolio Whole Loan, the Carson Pirie Scott Whole Loan and the Will-O-Wisp Apartments Whole Loan will be allocated to the AFR/Bank of America Portfolio B Note, the Carson Pirie Scott B Note and the Will-O-Wisp Apartments B Note, respectively, before being allocated as set forth above.

For a detailed description of the allocation of losses and additional trust fund expenses among the certificates, see "Description of the Certificates-- Subordination; Allocation of Losses and Expenses" in this prospectus supplement.

SERVICING OF THE AFR/BANK OF AMERICA PORTFOLIO WHOLE LOAN AND THE TYSONS CORNER CENTER WHOLE LOAN

One of the AFR/Bank of America Portfolio Companion Loans and the AFR/Bank of America B Note are currently included in the GMAC Commercial Mortgage Securities, Inc., Series 2003-C3 Mortgage Pass-Through Certificates commercial mortgage securitization. In connection therewith, the AFR/Bank of America Portfolio Loan, the AFR/Bank of America Portfolio Companion Loans and the AFR/Bank of America Portfolio B Note are currently being serviced and administered pursuant to the GMACCM 2003-C3 Pooling and Servicing Agreement. The GMACCM 2003-C3 Pooling and Servicing Agreement provides for servicing arrangements that are similar, but not identical, to those under the pooling and servicing agreement. See "Servicing of the Mortgage Loans--Servicing of the AFR/Bank of America Portfolio Whole Loan" in this prospectus supplement.

One of the Tysons Corner Center Companion Loans is currently included in the COMM 2004-LNB2 Commercial Mortgage Pass-Through Certificates commercial mortgage securitization. In connection therewith, the Tysons Corner Center Loan and the Tysons Corner Center Companion Loans are currently being serviced and administered pursuant to the COMM 2004-LNB2 Pooling and Servicing Agreement. The COMM 2004-LNB2 Pooling and Servicing Agreement provides for servicing arrangements that are similar, but not identical, to those under the pooling and servicing agreement. See "Servicing of the Mortgage Loans--Servicing of the Tysons Corner Center Whole Loan" in this prospectus supplement.


ADVANCES MADE BY THE MASTER SERVICER

For any month, if the master servicer receives a payment on a mortgage loan that is less than the full scheduled payment, or if no payment is received, the master servicer is required to make P&I advances from its own funds to cover that shortfall. The master servicer is also required to make servicing advances with respect to the related mortgaged property except in the case of certain mortgage loans for which a master servicer under another pooling and servicing agreement is responsible for servicing such mortgage loans and will make the servicing advances.

The master servicer will not be required to advance the amount of any delinquent balloon payment or any default interest. If the master servicer fails to make a required advance, the trustee will be required to make such advance. However, the master servicer or the trustee, as applicable, will make an advance only if it determines that the advance, together with any advance interest, will be recoverable from future payments or collections on that mortgage loan. Additionally, the special servicer will be able to determine that an existing advance is nonrecoverable or that any proposed advance will be nonrecoverable, and the master servicer or trustee, as applicable, will be entitled to rely on such determination. Under certain circumstances, the master servicer and the trustee each will be required to rely upon the nonrecoverability determination of other master servicers with respect to certain mortgage loans whose companion loans are in other commercial mortgage securitizations. See "Description of the Certificates--
Appraisal Reductions" in this prospectus supplement.

The master servicer and the trustee will each be entitled to recover any advance made by it from related proceeds collected on the mortgage loan for which that advance was made. If at any time an advance made by the master servicer or the trustee is determined to be a nonrecoverable advance, the master servicer or the trustee will be entitled to recover the amount of that advance out of funds received on or in respect of other mortgage loans. The master servicer or the trustee may, in its sole discretion, defer recovery of any advance, provided that no such deferral may exceed six (6) months without the consent of the majority certificateholder of the controlling class or twelve (12) months overall. Reimbursement for nonrecoverable advances will be made from amounts received in respect of principal on such other mortgage loans before being made from other amounts received on such other mortgage loans and such amounts will be deducted from the principal distribution amount for the related distribution date (provided, however, that to the extent any such nonrecoverable advances are subsequently recovered from principal collections on the related mortgage loan, such recovery will be applied to increase the principal distribution amount for the distribution date related to the collection period in which such recovery occurs). In addition, if at any time an advance is made with respect to a mortgage loan and the mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances (together with interest thereon) in full at the time of the workout (but such amounts become an obligation of the borrower to be paid in the future), then such advance (together with interest on such advance to the extent accrued and unpaid) will constitute a workout-delayed reimbursement amount and, unless determined to be nonrecoverable, will be reimbursable only from amounts in the certificate account that represent principal on the mortgage loans. Any principal collections used to reimburse the master servicer or the trustee for such workout-delayed reimbursement amounts will be deducted from the principal distribution amount for the related distribution date, and to the extent any such workout-delayed reimbursement amounts are subsequently recovered from principal collections on the related mortgage loan, such recovery will be applied to increase the principal distribution amount for the distribution date related to the collection period in which such recovery occurs. The master servicer and the trustee will each be entitled to interest on any advances of monthly payments made by it and advances of servicing expenses incurred by it or on its behalf. To the extent a nonrecoverable advance or workout-delayed reimbursement amount for any mortgage loan is reimbursed from collections on other mortgage loans, such reimbursement will be made from collections on mortgage loans included in the same loan group and, if such collections are insufficient for full reimbursement of such amounts, from collections on mortgage loans in the other loan group (after giving effect to any similar reimbursements in the other loan group). See "Description of the Certificates--P&I and Servicing Advances" in this prospectus supplement and "Description of the Certificates--Advances in Respect of Delinquencies" and "The Pooling and Servicing Agreements--Certificate Account" in the prospectus.

In addition, in considering whether any advance is, or any proposed advance, if made, would constitute, a nonrecoverable advance, any person making such determination will be entitled to give due regard to the existence of any nonrecoverable advances or workout-delayed reimbursement amounts with respect to other mortgage loans, the recovery of which is being deferred or delayed at the time of such consideration by the master servicer or, if applicable, the trustee, in light of the fact that proceeds on the related mortgage loan are a source of recovery not only for the advance under consideration, but also as a potential source of recovery of such nonrecoverable advance or workout-delayed reimbursement amounts the recovery of which is being, or may be, deferred or delayed.

The master servicer will be required to make servicing advances with respect to the mortgaged property securing the Two Gateway Center Whole Loan and will be required to make P&I Advances with respect to the Two Gateway Center Loan, but not the related companion loan.

The GMACCM 2003-C3 Master Servicer is required to make servicing advances with respect to the mortgaged properties related to the AFR/Bank of America Portfolio Whole Loan, unless the GMACCM 2003-C3 Master Servicer determines that such advances would not be recoverable from collections on the AFR/Bank of America Portfolio Whole Loan. If the GMACCM 2003-C3 Master Servicer is required to but fails to make such servicing advances, then the related trustee under the GMACCM 2003-C3 Pooling and Servicing Agreement will be required to make such servicing advances. If the related trustee under the GMACCM 2003-C3 Pooling and Servicing Agreement is required to but fails to make such servicing advances, then the related fiscal agent under the GMACCM 2003-C3 Pooling and

Servicing Agreement will be required to make such servicing advances. The master servicer or the trustee, as applicable, will be required to make P&I advances with respect to the AFR/Bank of America Portfolio Loan, but not any related companion loan or the AFR/Bank of America Portfolio B Note. See "Servicing of the Mortgage Loans--Servicing of the AFR/Bank of America Portfolio Whole Loan" in this prospectus supplement.

The COMM 2004-LNB2 Master Servicer is required to make servicing advances with respect to the mortgaged property related to the Tysons Corner Center Whole Loan, unless the COMM 2004-LNB2 Master Servicer determines that such advances would not be recoverable from collections on the Tysons Corner Center Whole Loan. If the COMM 2004-LNB2 Master Servicer is required to but fails to make such servicing advances, then the related trustee under the COMM 2004-LNB2 Pooling and Servicing Agreement will be required to make such servicing advances. The master servicer or the trustee, as applicable, will be required to make P&I advances with respect to the Tysons Corner Center Loan, but not any related companion loan. See "Servicing of the Mortgage Loans--Servicing of the Tysons Corner Center Whole Loan" in this prospectus supplement.

The master servicer or the trustee, as applicable, will be required to make servicing advances with respect to the mortgaged property related to the Carson Pirie Scott Whole Loan and the Will-O-Wisp Apartments Whole Loan, unless the master servicer or the special servicer determines that such advances would not be recoverable from collections on the Carson Pirie Scott Whole Loan or the Will-O-Wisp Apartments Whole Loan, as applicable. If the master servicer is required to but fails to make such servicing advances, then the trustee will be required to make such servicing advances. The master servicer will be required to make P&I advances with respect to the Carson Pirie Scott Loan and the Will-O-Wisp Apartments Loan, but not the Carson Pirie Scott B Note or the Will-O-Wisp Apartments B Note.

OPTIONAL TERMINATION OF THE TRUST

If, on any distribution date, the remaining aggregate principal balance of the mortgage pool is less than 1% of the initial pool balance, the master servicer, the majority certificateholder of the controlling class, the special servicer or the depositor may purchase the mortgage loans. None of the master servicer, the majority certificateholder of the controlling class, the special servicer or the depositor, however, is required to do so. If the master servicer, the majority certificateholder of the controlling class, the special servicer or the depositor does purchase the mortgage loans, the outstanding principal balance of the certificates will be paid in full, together with accrued interest. Provided that the aggregate principal balances of the Class A-1, Class A-1A, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates have been reduced to zero, the trust could also be terminated in connection with an exchange of all the then-outstanding certificates, including the Class X certificates but excluding the REMIC residual certificates, for the mortgage loans remaining in the trust, but all of the holders of such classes of outstanding certificates would have to voluntarily participate in such exchange. See "Description of the Certificates--Certificate Balances and

Notional Amounts" and "--Termination; Retirement of Certificates."


BOOK-ENTRY REGISTRATION

Generally, the offered certificates will be available only in book-entry form through the facilities of The Depository Trust Company in the United States or through Clearstream or Euroclear in Europe. See "Description of the Certificates--Book-Entry Registration of the Offered Certificates" in this prospectus supplement and "Annex D" to this prospectus supplement and "Description of the Certificates-- Book-Entry Registration and Definitive Certificates" in the prospectus.


DENOMINATIONS

The offered certificates are offered in minimum denominations of $25,000 each and multiples of $1 in excess thereof.


YIELD AND PREPAYMENT CONSIDERATIONS

The yield to maturity of each class of certificates will depend upon:

o    the purchase price of the certificates;

o    the applicable pass-through rate;

o    the characteristics of the mortgage loans; and

o    the rate and timing of payments on the mortgage loans.

For a discussion of special yield and prepayment considerations applicable to these classes of certificates, see "Risk Factors" and "Yield and Maturity Considerations" in this prospectus supplement.


LEGAL INVESTMENT IN THE CERTIFICATES

None of the offered certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. See "Legal Investment" in this prospectus supplement for important information concerning possible restrictions on ownership of the offered certificates by regulated institutions. You should consult your own legal advisors in determining the extent to which the offered certificates constitute legal investments for you.


ERISA CONSIDERATIONS FOR CERTIFICATEHOLDERS

If the conditions described under "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus are satisfied, the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D and Class E certificates may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.


TAX STATUS OF THE CERTIFICATES

The certificates, other than the residual certificates, will be treated as regular interests in a REMIC and generally as debt for federal income tax purposes. Holders of regular interest certificates will be required to include in income all interest and original issue discount in respect of their certificates in accordance with the accrual method of accounting regardless of the certificateholders' usual methods of accounting.

For federal income tax purposes, elections will be made to treat the mortgage pool that comprises the trust as separate real estate mortgage investment conduits. The certificates, other than the residual certificates, will represent ownership of regular interests in one of these real estate mortgage investment conduits. For federal income tax purposes, the residual certificates will be the residual interests in their respective real estate mortgage investment conduit.

For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.


RATINGS ON THE CERTIFICATES

The offered certificates are required to receive ratings from Fitch Ratings and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. that are not lower than those indicated under "Summary of Series 2004-C1 Mortgage Pass-Through Certificates and Pool Characteristics." The ratings of the offered certificates address the likelihood that the holders of offered certificates will receive timely distributions of interest and the ultimate repayment of principal before the rated final distribution date that occurs in March 2038, which is the distribution date that follows the second anniversary of the end of the amortization term for the mortgage loan in the mortgage pool that, as of the applicable cut-off date, has the longest remaining amortization term. A security rating is not a recommendation to buy, sell or hold a security and may be changed or withdrawn at any time by the assigning rating agency. The ratings do not address the likelihood that holders will receive any yield maintenance charges, prepayment premiums or default interest. The ratings also do not address the tax treatment of payments on the certificates or the likely actual rate of prepayments. The rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates. See "Ratings" in this prospectus supplement.

                                 RISK FACTORS

     The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risks associated with that class.

     The offered certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation.


ALLOCATIONS OF LOSSES ON THE     If losses on the mortgage loans are allocated
MORTGAGE LOANS WILL REDUCE YOUR  to your class of certificates, the amount
PAYMENTS AND YIELD ON YOUR       payable to you will be reduced by the amount of
CERTIFICATES                     these losses and the yield to maturity on your
                                 certificates will be reduced. Losses allocated to a class reduce the principal balance of the class without making a payment to the class.

                                 Because losses on the mortgage loans, together with expenses relating to defaulted mortgage loans, will be allocated first to the most subordinated class of subordinated certificates with a positive balance, the yields on the subordinate certificates will be extremely sensitive to losses on the mortgage loans and the other related expenses.

                                 If the principal balance of all of the
                                 subordinate certificates has been reduced to zero due to losses on and expenses of defaulted mortgage loans, losses and expenses will be allocated pro rata to the Class A-1, Class A-1A, Class A-2, Class A-3 and Class A-4 certificates.

                                 Reductions in the principal balance of any class will reduce the notional amount of the Class X certificates by a corresponding amount, resulting in smaller interest distributions to the Class X certificateholders. See "Description of the Certificates--Subordination; Allocation of
                                 Losses and Expenses" in this prospectus
                                 supplement.


DELINQUENCIES, LOSSES AND        The yield to maturity on the certificates will
PREPAYMENTS ON THE MORTGAGE      depend significantly on the rate and timing of
LOANS WILL AFFECT THE YIELD ON   payments of principal and interest on the
THE CERTIFICATES                 certificates. The rate and timing of principal
                                 and interest payments on the mortgage loans, including the rates of delinquency, loss and prepayment, will affect the rate and timing of payments of principal and interest on the certificates. Some of the mortgage loans are secured by cash reserves or other credit enhancement that, if certain leasing-related or other conditions are not met, may be applied to partially defease or prepay the related mortgage loan. See "Description of the Mortgage Pool--Earnouts and Additional
                                 Collateral Loans" and "Annex A" to this
                                 prospectus supplement. For a discussion of the impact on the yields of the certificates of the rate of delinquency, loss and prepayment on the mortgage loans, and factors that affect those rates, see "Yield and Maturity
                                 Considerations" and "Description of the
                                 Certificates-- Subordination; Allocation of
                                 Losses and Expenses" in this prospectus
                                 supplement and "Risk Factors" and "Yield and Maturity Considerations" in the prospectus.


THE MORTGAGE LOANS ARE NOT       None of the mortgage loans are insured or
INSURED                          guaranteed by the United States, any
                                 governmental entity or instrumentality, by any private mortgage insurer or by the depositor, the underwriters, the master servicer, the special servicer, the sellers or the trustee.
                                 Therefore, you should consider payment on each mortgage loan to depend exclusively on the borrower and any guarantor(s) under the particular mortgage loan documents. If the borrower or any guarantor fails to make all payments when due on the mortgage loans, the yield on your class of certificates may be adversely affected and any resulting losses may be allocated to your certificates.

CONFLICTS OF INTEREST MAY OCCUR  Subject to the second succeeding sentence, the
AS A RESULT OF THE RIGHTS OF     majority certificateholder of the controlling
THIRD PARTIES TO TERMINATE THE   class has the right to remove the special
SPECIAL SERVICER                 servicer and appoint a successor special
                                 servicer, which may be an affiliate of that certificateholder. See "Servicing of the
                                 Mortgage Loans--The Majority Certificateholder of the Controlling Class." Holders of certain companion loans (acting alone or with the majority certificateholder of the controlling class) and subordinated loans (or their designees) also have the right under certain circumstances to remove the special servicer and appoint a special servicer for one or more mortgage loans over which they have appointment power acting alone or jointly with the majority certificateholder of the controlling class. The parties with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, they do not have any duties to the holders of any class of certificates, may act solely in their own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the majority certificateholder of the controlling class, the holders of companion loans or subordinated loans or other parties for having acted solely in their respective interests. See "Description of the Mortgage
                                 Pool--The Two Gateway Center Whole Loan,"
                                 "--The AFR/Bank of America Portfolio Whole
                                 Loan," "--The Tysons Corner Center Whole
                                 Loan," "--The Carson Pirie Scott Whole Loan" and "--The Will-O-Wisp Apartments Whole Loan" in this prospectus supplement.

CONFLICTS OF INTEREST MAY OCCUR  Subject to the second succeeding sentence, the
AS A RESULT OF THE RIGHTS OF     majority certificateholder of the controlling
THIRD PARTIES TO WITHHOLD        class has the right to withhold its approval of
APPROVAL OR CONSULT ON           certain actions proposed to be taken by the
SERVICER ACTIONS                 special servicer with respect to the mortgage
                                 loans and related mortgaged properties. See
                                 "Servicing of the Mortgage Loans--The Majority
                                 Certificateholder of the Controlling Class."
                                 With respect to certain mortgage loans with companion loans or subordinate loans, these rights or similar rights may instead be exercisable by the holders of such companion loans (acting alone or with the majority certificateholder of the controlling class) and subordinated loans (or their designees). The interests of any of these holders and their designees (including any controlling class of certificateholders or operating advisor in other securitizations) may also conflict with those of the holders of the majority certificateholder of the controlling class or the interests of the holders of the offered certificates. As a result, approvals to proposed servicer actions may not be granted in all instances, thereby potentially adversely affecting some or all of the classes of offered certificates. No certificateholder may take any action against any of the parties with these approval or consent rights for having acted solely in their respective interests. See "Description of the Mortgage
                                 Pool--The Two Gateway Center Whole Loan,"
                                 "--The AFR/Bank of America Portfolio Whole
                                 Loan," "--The Tysons Corner Center Whole
                                 Loan," "--The Carson Pirie Scott Whole Loan" and "--The Will-O-Wisp Apartments Whole Loan" in this prospectus supplement.


YOU WILL NOT HAVE ANY CONTROL    The AFR/Bank of America Portfolio Loan is OVER
THE SERVICING OF CERTAIN LOANS   secured by mortgaged properties that also
                                 secure five (5) pari passu AFR/Bank of America
                                 Portfolio Companion Loans and one (1)
                                 subordinated AFR/Bank of America Portfolio B
                                 Note that are not assets of the trust. Only the AFR/Bank of America Portfolio Loan is included in the trust. One (1) AFR/Bank of America
                                 Portfolio Companion Loan and the AFR/Bank of
                                 America Portfolio B Note are owned by the GMACCM 2003-C3 Trust, for which GMACCM is the master servicer. One (1) AFR/Bank of America
                                 Portfolio Companion Loan is owned by the COMM
                                 2004-LNB2 Trust. One (1) AFR/Bank of America
                                 Portfolio Companion Loan is owned by the trust fund relating to the GE Commercial Mortgage
                                 Corporation, Commercial Mortgage Pass-Through
                                 Certificates, Series 2004-C1 commercial
                                 mortgage securitization. It is anticipated that one (1) AFR/Bank of America Portfolio Companion
                                 Loan will be owned by the trust fund relating to the GE Commercial Mortgage Corporation,
                                 Commercial Mortgage Pass-Through Certificates,
                                 Series 2004-C2 commercial mortgage
                                 securitization. One (1) AFR/Bank of America
                                 Portfolio Companion Loan is currently owned by GACC, one of the mortgage loan sellers, and may be sold or transferred at any time. The
                                 AFR/Bank of

                                 America Portfolio Whole Loan will be serviced pursuant to the GMACCM 2003-C3 Pooling and Servicing Agreement. As a result, you will have less control over the servicing of the AFR/Bank of America Portfolio Loan than you would if the AFR/Bank of America Portfolio Whole Loan was being serviced by the master servicer and the special servicer under the pooling and servicing agreement. See "Servicing of the Mortgage Loans--Servicing of the AFR/Bank of America Portfolio Whole Loan" in this prospectus supplement.

                                 The Tysons Corner Center Loan is secured by a mortgaged property that also secures three (3) pari passu Tysons Corner Center Companion Loans that are not assets of the trust. Only the Tysons Corner Center Loan is an asset of the trust. One (1) of the Tysons Corner Center Companion Loans is owned by the COMM 2004-LNB2 Trust, for which GMACCM is the master servicer. It is anticipated that one (1) of the Tysons Corner Center Companion Loans will be owned by the trust fund related to the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C2 commercial mortgage securitization. The other Tysons Corner Center Companion Loan is currently owned by GACC, one of the mortgage loan sellers, and may be sold or transferred at any time. The Tysons Corner Center Whole Loan will be serviced pursuant to the COMM 2004-LNB2 Pooling and Servicing Agreement. As a result, you will have less control over the servicing of the Tysons Corner Center Loan than you would if the Tysons Corner Center Whole Loan was being serviced by the master servicer and the special servicer under the pooling and servicing agreement. See "Servicing of the Mortgage Loans--Servicing of the Tysons Corner Center Whole Loan" in this prospectus supplement.


ADVERSE ENVIRONMENTAL            The trust could become liable for an
CONDITIONS AT A MORTGAGED        environmental condition at a mortgaged
PROPERTY MAY REDUCE OR DELAY     property. Any potential liability could reduce
YOUR PAYMENTS                    or delay payments to certificateholders.

                                 "Phase I" environmental assessments have been performed on all of the mortgaged properties and "Phase II" environmental assessments were performed on some of the mortgaged properties. None of the environmental assessments revealed material adverse environmental conditions or circumstances affecting any mortgaged property, except those cases:

                                 o  in which the adverse conditions were
                                    remediated or abated, or a "no further
                                    action" letter was issued by the applicable governmental agency, before the date of issuance of the certificates;

                                 o in which an operations and maintenance plan or periodic monitoring of the mortgaged property or nearby properties was in place or recommended;

                                 o  involving a leaking underground storage
                                    tank or groundwater contamination at a
                                    nearby property that had not yet materially affected the mortgaged property and for which a responsible party either has been identified under applicable law or was then conducting remediation of the related condition;

                                 o  in which groundwater, soil or other
                                    contamination was identified or suspected at the subject mortgaged property, and a responsible party either has been identified under applicable law or was then conducting remediation of the related condition, or an escrow reserve, indemnity, environmental insurance or other collateral was provided to cover the estimated costs of continued monitoring, investigation, testing or remediation;

                                 o  involving radon; or

                                 o in which the related borrower has agreed to seek a "no further action" letter or a "case closed" or similar status for the issue from the applicable governmental agency.

                                 To decrease the likelihood of environmental liability against the trust, the special servicer is required to obtain a satisfactory environmental site assessment of a mortgaged property and see that any required remedial action is taken before acquiring title or assuming its operation. See "Description of the Mortgage Pool-- Underwriting Matters--Environmental
                                 Assessments and Insurance" in this prospectus supplement and "The Pooling and Servicing Agreements--Realization Upon Defaulted
                                 Mortgage Loans," "Risk Factors--Environmental conditions may subject the mortgaged property to liens or impose costs on the property owner" and "Legal Aspects of Mortgage Loans-- Environmental Considerations" in the prospectus.

                                 Problems associated with mold may pose risks to the real property and may also be the basis for personal injury claims against a borrower. Although the mortgaged properties are required to be inspected periodically, there is no set of generally accepted standards for the assessment of mold currently in place. If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and remediation expenses which could adversely impact collections from a mortgaged property.


GEOGRAPHIC CONCENTRATION MAY     The seven (7) states with the highest
INCREASE REALIZED LOSSES ON THE  concentration of mortgaged properties are
CERTIFICATES                     listed in the table under "Summary of Series
                                 2004-C1 Transaction--Geographic Concentrations of the Mortgaged Properties." Any deterioration in the real estate market or economy or events in that state or region, including earthquakes, hurricanes and other natural disasters, may increase the rate of delinquency experienced with mortgage loans related to properties in that region. As a result, realized losses may occur on the mortgage loans in the trust.

                                 In addition, some mortgaged properties are located in states, such as California and Washington, that may be more susceptible to earthquakes, or states such as South Carolina, North Carolina, Virginia, Georgia, Florida and Texas, that may be more susceptible to hurricanes than properties located in other parts of the country. Generally the mortgaged properties are not insured for earthquake or hurricane risk. If mortgaged properties are insured, they may be insured for amounts less than the outstanding principal balances of the related mortgage loans.


THE MORTGAGE LOANS ARE           All of the mortgage loans are or should be
NON-RECOURSE LOANS               considered non-recourse loans. If a borrower
                                 defaults on a non-recourse loan, only the mortgaged property, and not the other assets of the borrower, is available to satisfy the debt.
                                 The borrowers generally have no material assets other than ownership of the related mortgaged property. Even if the mortgage loan documents permit recourse to the borrower or a guarantor, the trust may not be able to ultimately collect the amount due under that mortgage loan. Any resulting losses may reduce your payments and yield on your certificates.

                                 Consequently, you should consider payment on each mortgage loan to depend primarily on the sufficiency of the cash flow from the related mortgaged property or properties. At scheduled maturity or upon acceleration of maturity after a default, payment depends primarily on the market value of the mortgaged property or the ability of the borrower to refinance the mortgaged property. See "Legal Aspects of mortgage loans--foreclosure--anti-deficiency legislation" in the prospectus.


THE SELLER OF A MORTGAGE LOAN    The seller of each mortgage loan will be the
IS THE ONLY ENTITY MAKING        only entity making representations and
REPRESENTATIONS AND WARRANTIES   warranties on that mortgage loan. Neither the
ON THAT MORTGAGE LOAN            depositor nor any of its other affiliates will
                                 be obligated to repurchase a mortgage loan upon a breach of a seller's representations and warranties or any document defects if the applicable seller defaults on its obligation to repurchase a mortgage loan. The applicable seller may not have the financial ability to effect these repurchases. Any resulting losses will reduce your payments and yield on your certificates. See "Description of the Mortgage
                                 Pool--Assignment of the Mortgage Loans;
                                 Repurchases and Substitutions" and

                                 "--Representations and Warranties;
                                 Repurchases" in this prospectus supplement.


BALLOON PAYMENTS MAY INCREASE    Sixty-three (63) of the mortgage loans, which
LOSSES ON THE MORTGAGE LOANS AND represent 98.04% of the initial pool balance, EXTEND THE WEIGHTED AVERAGE LIFE require balloon payments at their stated
OF YOUR CERTIFICATE              maturity. These mortgage loans involve a
                                 greater degree of risk than fully amortizing
                                 loans because the ability of a borrower to make
                                 a balloon payment typically depends on its
                                 ability to refinance the mortgage loan or sell
                                 the mortgaged property at a price sufficient to
                                 permit repayment. A borrower's ability to
                                 achieve either of these goals will be affected
                                 by:

                                 o the availability of, and competition for, credit for commercial or multifamily real estate projects, which fluctuates over time;

                                 o  the prevailing interest rates;

                                 o  the fair market value of the property;

                                 o  the borrower's equity in the property;

                                 o  the borrower's financial condition;

                                 o the operating history and occupancy level of the property;

                                 o  tax laws; and

                                 o prevailing general and regional economic conditions.

                                 Any delay in collection of a balloon payment that otherwise would be distributable to a class, whether the delay is due to borrower default or to modification of the mortgage loan by the master servicer or special servicer, is likely to extend the weighted average life of that class. If the weighted average life of your class of certificates is extended, your yield on those certificates may be reduced to less than what it would otherwise have been.

                                 See "Servicing of the Mortgage Loans--
                                 Modifications, Waivers, Amendments and
                                 Consents," "Description of the Mortgage
                                 Pool--Balloon Loans" and "Yield and Maturity
                                 Considerations" in this prospectus supplement and "Risk Factors--Investment in commercial and multifamily mortgage loans is riskier than investment in single-family mortgage loans" and "Yield and Maturity Considerations" in the prospectus.


RISKS PARTICULAR TO OFFICE
PROPERTIES:


ECONOMIC DECLINE IN TENANT       One hundred thirty (130) mortgaged properties,
BUSINESSES OR CHANGES IN         securing mortgage loans that represent 34.12%
DEMOGRAPHIC CONDITIONS COULD     of the initial pool balance, are office
ADVERSELY AFFECT THE VALUE AND   properties. Economic decline in the businesses
CASH FLOW FROM OFFICE PROPERTIES operated by the tenants of office properties may increase the likelihood that the tenants may be unable to pay their rent, which could result in realized losses on the mortgage loans that may be allocated to your class of certificates. A number of economic and demographic factors may adversely affect the value of office properties, including:

                                 o  the quality of the tenants in the building;


                                 o the physical attributes of the building in relation to competing buildings;

                                 o  access to transportation;

                                 o  the availability of tax benefits;

                                 o in the case of medical office uses, access and proximity to ancillary demand generators such as hospitals and medical centers;

                                 o the strength and stability of businesses operated by the tenant or tenants;

                                 o  the desirability of the location for
                                    business; and

                                 o the cost of refitting office space for a new tenant, which is often significantly higher than the cost of refitting other types of properties for new tenants.

                                 These risks may be increased if rental revenue depends on a single tenant, on a few tenants, if the property is owner-occupied or if there is a significant concentration of tenants in a particular business or industry. Fifty-eight
                                 (58) mortgaged properties, securing mortgage loans which together represent 2.15% of the initial pool balance, are single-tenant office properties. For a description of risk factors relating to properties with tenant concentrations, see "--Losses may be caused by tenant credit risk on the mortgage loans" and "--Tenant concentration entails risks because the financial condition of a single-tenant or a few tenants may adversely affect net cash flow" below.


COMPETITION WITH OTHER OFFICE    Competition from other office properties in the
PROPERTIES COULD ALSO            same market could decrease occupancy or rental
ADVERSELY AFFECT THE VALUE AND   rates at office properties. Decreased occupancy
CASH FLOW FROM OFFICE            or rental revenues could result in realized
PROPERTIES                       losses on the mortgage loans that may be
                                 allocated to your class of certificates. A property's age, condition, design (such as floor sizes and layout), location, access to transportation and ability to offer amenities to its tenants, including sophisticated building systems (such as fiber optic cables, satellite communications or other base building technological features) may affect the property's ability to compete with office properties in the same market.


RISKS PARTICULAR TO RETAIL
PROPERTIES:


A SIGNIFICANT TENANT CEASING TO  Twenty-four (24) mortgaged properties, securing
OPERATE AT A RETAIL PROPERTY     mortgage loans that represent 34.31% of the
COULD ADVERSELY AFFECT ITS       initial pool balance, are retail properties. A
VALUE AND CASH FLOW              significant tenant ceasing to do business at a
                                 retail property could result in realized losses on the mortgage loans that may be allocated to your certificates. The loss of a significant tenant may be the result of the tenant's voluntary decision not to renew a lease or to terminate it in accordance with its terms, the bankruptcy or insolvency of the tenant, the tenant's general cessation of business activities or other reasons (including co-tenancy provisions permitting a tenant to terminate a lease prior to its term). There is no guarantee that any tenant will continue to occupy space in the related retail property.

                                 Some component of the total rent paid by retail tenants may be tied to a percentage of gross sales. As a result, the correlation between the success of a given tenant's business and property value is more direct for retail properties than other types of commercial properties. Significant tenants or anchor tenants at a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants at that property. A retail "anchor tenant" is typically understood to be a tenant that is larger in size and is important in attracting customers to a retail property, whether or not it is located on the mortgaged property.

                                 Eighteen (18) of the mortgaged properties, securing mortgage loans that represent 31.52% of the initial pool balance, are anchored retail properties. Some tenants at retail properties may be entitled to terminate their leases or pay reduced rent if sales are below certain target levels, or if an anchor tenant or one or more major tenants cease operations at that property or fail to open. If anchor stores in a mortgaged property were to close, the borrower may be unable to replace those anchor tenants in a timely manner on similar terms, and customer traffic may be reduced, possibly affecting sales at the remaining retail tenants. The lack of replacement anchors and a reduction in rental income from remaining tenants may adversely affect the borrower's ability to pay current debt service or successfully refinance the mortgage loan at maturity. These risks with respect to an anchored retail property may be increased when the property is a single-tenant property. Four
                                 (4) of these mortgaged properties, securing mortgage loans that represent 3.81% of the initial pool balance, are single-tenant anchored retail properties. For a description of risk factors relating to single-tenant properties, see "--Losses may be caused by tenant credit risk on the mortgage loans" below. In addition, one (1) of these mortgaged properties, securing a mortgage loan which represents 1.96% of the initial pool balance, is a credit tenant lease property. See "Description of the Mortgage Pool--Credit Tenant Lease" in this prospectus supplement. In addition, certain retail anchor tenants may own their building and improvements, while the borrower owns only the underlying land. In those cases, the collateral securing the mortgage loan will include only the land and the rights of the borrower as landlord with respect to the anchor lease.

                                 The bankruptcy of, or financial difficulties affecting, a major tenant may adversely affect a borrower's ability to make its mortgage loan payments.


RETAIL PROPERTIES ARE VULNERABLE Changes in consumer preferences and market
TO CHANGES IN CONSUMER           demographics may adversely affect the value and
PREFERENCES                      cash flow from retail properties, particularly
                                 properties with a specialty retail focus. You may experience losses on the certificates due to these changes. Retail properties are particularly vulnerable to changes in consumer preferences and market demographics that may relate to:

                                 o  changes in consumer spending patterns;

                                 o local competitive conditions, such as an increased supply of retail space or the construction of other shopping centers;

                                 o the attractiveness of the properties and the surrounding neighborhood to tenants and their customers;

                                 o  with respect to value-oriented retail
                                    properties, such properties may contain
                                    tenants that sell discounted, "last season" or close-out merchandise, or may have higher than average seasonality in tenant sales, cash flows and occupancy levels;

                                 o the public perception of the safety of the neighborhood; and

                                 o  the need to make major repairs or
                                    improvements to satisfy major tenants.


COMPETITION FROM ALTERNATIVE     Retail properties face competition from sources
RETAIL DISTRIBUTION CHANNELS MAY outside their local real estate market. Catalog
ADVERSELY AFFECT THE VALUE AND   retailers, home shopping networks, the
CASH FLOW FROM RETAIL PROPERTIES Internet, telemarketing and outlet centers all compete  with more traditional retail
                                 properties for consumer dollars. These
                                 alternative retail outlets are often
                                 characterized by lower operating costs.
                                 Continued growth of these alternative retail outlets could adversely affect the rents collectible at the retail properties which secure mortgage loans in the trust and result in realized losses on the mortgage loans.

                                 In addition, retail property owners may elect to expand or upgrade their facilities in connection with tenant turnover or in order to enhance competitive advantage. The mortgage loan documents for the Tysons Corner Center Loan, which represents 4.85% of the initial pool balance, permit the borrower to renovate and expand a portion of the mall at its own expense. The mortgage loan documents do not require a reserve or completion guaranty in connection with this project. See "The Tysons Corner Center Loan--The Property" in "Annex B" to this prospectus supplement. Although construction has commenced, no assurance can be given as to the timing of completion or leasing of the project or the impact on cash flow at the related mortgaged property.


RISKS PARTICULAR TO MULTIFAMILY
PROPERTIES:


REDUCTIONS IN OCCUPANCY AND      Ten (10) mortgaged properties, securing
RENT LEVELS ON MULTIFAMILY       mortgage loans that represent 12.07% of the
PROPERTIES COULD ADVERSELY       initial pool balance, are multifamily
AFFECT THEIR VALUE AND CASH      properties that are rented to residential
FLOW                             tenants. A decrease in occupancy or rent levels
                                 at these properties could result in realized
                                 losses on the mortgage loans. Occupancy and
                                 rent levels at a multifamily property may be
                                 adversely affected by:

                                 o  local, regional or national economic
                                    conditions, which may limit the amount of rent that can be charged for rental units or result in a reduction in timely rent payments;

                                 o construction of additional housing units in the same market;

                                 o local military base or industrial/business closings;

                                 o  the tenant mix (such as tenants being
                                    predominantly students, military personnel, corporate tenants or employees of a particular business);

                                 o  developments at local colleges and
                                    universities;

                                 o  national, regional and local politics,
                                    including current or future rent
                                    stabilization and rent control laws and
                                    agreements;

                                 o  trends in the senior housing market;

                                 o the level of mortgage interest rates, which may encourage tenants in multifamily properties to purchase housing; and

                                 o a lack of amenities, unattractive physical attributes or bad reputation of the mortgaged property.


RESTRICTIONS IMPOSED ON          Tax credit, city, state and federal housing
MULTIFAMILY PROPERTIES BY        subsidies, rent stabilization, elder housing or
GOVERNMENT PROGRAMS COULD ALSO   similar programs may apply to multifamily
ADVERSELY AFFECT THEIR VALUE     properties. The limitations and restrictions
AND CASH FLOW                    imposed by these programs could result in
                                 realized losses on the mortgage loans that may be allocated to your class of certificates.
                                 These programs may include:

                                 o  rent limitations that could adversely
                                    affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses; and

                                 o tenancy and tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

                                 The differences in rents between subsidized or supported properties and other multifamily properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence.

RISKS PARTICULAR TO HOSPITALITY
PROPERTIES:


REDUCTIONS IN ROOM RATES OR      Four (4) mortgaged properties, securing
OCCUPANCY AT A HOSPITALITY       mortgage loans that represent 7.06% of the
PROPERTY COULD ADVERSELY AFFECT  initial pool balance, are hospitality
ITS VALUE AND CASH FLOW          properties. A decrease in room rates or
                                 occupancy at a hospitality property could result in realized losses on the mortgage loans that may be allocated to your class of certificates. Room rates and occupancy levels may depend upon the following factors:

                                 o the proximity of a hospitality property to major population centers or attractions;

                                 o  adverse local, regional or national
                                    economic conditions or the existence or
                                    construction of competing hospitality
                                    properties. Because hospitality property rooms typically are rented for short periods of time, the performance of hospitality properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties;

                                 o a hospitality property's ability to attract customers and a portion of its revenues may depend on its having a liquor license. A liquor license may not be transferable if a foreclosure on the mortgaged property occurs;

                                 o in many parts of the country the hotel and lodging industry is seasonal in nature. Seasonality will cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses; and

                                 o limited service hospitality properties have lower barriers to entry than other types of hospitality properties, and over-building could occur.

                                 The viability of hospitality properties that are franchisees of national, international or regional hotel chains or managed by hotel management companies depends in large part on the continued existence and financial strength of the franchisor or management company, as applicable. The public perception of the franchise or chain service mark, and the duration of the franchise license agreement or hotel management agreement are also important. If the borrower defaults on its debt, the trustee may be unable to use the franchise license without the consent of the franchisor or hotel management company due to restrictions on transfers imposed by the franchise license agreement or hotel management agreement, as applicable.

                                 In addition, air travel has been significantly reduced since the terrorist attacks on the World Trade Center and the Pentagon on September 11, 2001 and recent military action in Iraq and Afghanistan, which has had a negative effect on revenues for hospitality properties. See "--The effect on certificateholders of recent events in the United States is unclear" below.


RISKS PARTICULAR TO INDUSTRIAL
PROPERTIES:


CHANGES IN ECONOMIC AND          Three (3) mortgaged properties, securing
DEMOGRAPHIC CONDITIONS COULD     mortgage loans that represent 5.33% of the
ADVERSELY AFFECT THE VALUE AND   initial pool balance, are industrial
CASH FLOW FROM INDUSTRIAL        properties. Economic decline in the businesses
PROPERTIES                       operated by the tenants of industrial
                                 properties could result in realized losses on the mortgage loans that may be allocated to your class of certificates.

                                 These risks are similar to those of tenants of office properties. For a description of risk factors relating to properties with tenant concentrations, see "--Losses may be caused by tenant credit risk on the mortgage loans" and "--Tenant concentration entails risks because the financial condition of a single-tenant or a few tenants may adversely affect net cash flow" below.

                                 Site characteristics at industrial properties may impose restrictions that may limit the properties' suitability for tenants, affect the value of the properties and contribute to losses on the mortgage loans that may be allocated to your class of certificates. Site characteristics which affect the value of an industrial property include:

                                 o  clear heights;

                                 o  column spacing;

                                 o  number of bays and bay depths;

                                 o  truck turning radius;

                                 o  divisibility;

                                 o  zoning restrictions; and

                                 o  overall functionality and accessibility.

                                 An industrial property also requires
                                 availability of labor sources, proximity to supply sources and customers, and accessibility to rail lines, major roadways and other distribution channels.

                                 Properties used for industrial purposes may be more prone to environmental concerns than other property types. Increased environmental risks could adversely affect the value and cash flow from industrial properties. For a description of risk factors relating to environmental risks, see "--Adverse environmental conditions at a mortgaged property may reduce or delay your payments" above.


RISKS PARTICULAR TO MANUFACTURED
HOUSING:

THE VALUE AND SUCCESSFUL         Three (3) mortgaged properties, which secure
OPERATION OF MANUFACTURED        mortgage loans that represent 4.92% of the
HOUSING PROPERTIES WILL BE       initial pool balance, are manufactured housing
AFFECTED BY VARIOUS FACTORS      properties. Many of the factors that affect the
                                 value of multifamily properties also apply to manufactured housing properties. In addition, manufactured housing properties are generally considered to be "special purpose" properties because they cannot readily be converted to general residential, retail or office use. Some states, in fact, regulate changes in the use of manufactured housing properties. For example, some states require the landlord of a manufactured housing property to notify its tenants in writing a substantial period of time before any proposed change in the use of the property. Therefore, if the operation of any manufactured housing property becomes unprofitable because of competition, the age of improvements or other factors and the borrower is unable to make the required payments under the related mortgage loan, the liquidation value of the mortgaged property may be substantially less than it would be if the property were readily adaptable to other uses and may be less than the amount owing on the mortgage loan.


RISKS ASSOCIATED WITH MIXED USE
AND OTHER PROPERTY TYPES:


SOME MORTGAGED PROPERTIES MAY    Two (2) mortgage loans, which represent 0.86%
NOT BE READILY CONVERTIBLE TO    of the initial pool balance, are secured by
ALTERNATIVE USES                 parking garage properties. Thirty-eight (38)
                                 mortgaged properties, securing mortgage loans that represent 0.76% of the initial pool balance, are mixed use properties. Three (3) mortgage loans, which represent 0.58% of the initial pool balance, are secured by self-storage properties. Due to their nature, these properties may have limited alternative uses. Substantial renovation may be required in order to convert such properties to an alternative use. Therefore, certificateholders may be adversely affected if such properties were to be converted to an alternative use.


RISKS ASSOCIATED WITH TENANTS
GENERALLY:


LOSSES MAY BE CAUSED BY TENANT   Cash flow or value of a mortgaged property
CREDIT RISK ON THE MORTGAGE      could be reduced if tenants are unable to
LOANS                            meet their lease obligations or become
                                 insolvent. The inability of tenants to meet their obligations may result in realized losses on the mortgage loans that may be allocated to your class of certificates.

                                 o  If tenant sales in retail properties
                                    decline, rents based on sales will decline and certain tenants may have the option to terminate their leases if certain minimum sales targets are not met. Tenants may be unable to pay their rent or other occupancy costs as a result of poor cash flow due to sales declines or a reduction in the amount of the gross sales component of rent. If a tenant defaults, the borrower may experience delays and costs in enforcing the lessor's rights. If a tenant terminates its lease, the borrower may be unable to find replacement tenants.

                                 o If a tenant were to become insolvent and subject to any bankruptcy or similar law, the collection of rental payments could be interrupted and foreclosure on the mortgaged property made more difficult. See "Legal Aspects of Mortgage
                                    Loans--Bankruptcy Laws" in the prospectus.


TENANT CONCENTRATION ENTAILS     In those cases where a mortgaged property is
RISKS BECAUSE THE FINANCIAL      leased to a single tenant, or is primarily
CONDITION OF A SINGLE TENANT     leased to one or a small number of major
OR A FEW TENANTS MAY ADVERSELY   tenants, a deterioration in the financial
AFFECT NET CASH                  condition or a change in the plan of operations
                                 of those tenants can have a particularly significant effect on the net cash flow generated by the mortgaged property. If any major tenant defaults under, terminates or fails to renew its lease, the resulting adverse financial effect on the operation of the mortgaged property will be substantially greater than would otherwise be the case with respect to a property occupied by a large number of less significant tenants.

                                 Ninety-three (93) of the mortgaged properties, securing mortgage loans that represent 6.19% of the initial pool balance, are single-tenant properties.

                                 In addition, retail, office or industrial properties also may be adversely affected if there is a concentration of tenants in a particular business or industry at any related property and that particular business or industry declines.

                                 These adverse financial effects could result in insufficient cash flow received by a borrower with respect to a mortgaged property which could, in turn, result in the inability of the borrower to make required payments on its mortgage loan, pay for maintenance and other operating expenses, fund capital improvements and pay other debtor obligations it may have.

LOSSES MAY BE CAUSED BY THE      The income from and market value of retail,
EXPIRATION OF, OR TENANT         office, multifamily and industrial properties
DEFAULTS ON, LEASES              would decline if leases expired or
                                 terminated, or tenants defaulted and the borrowers were unable to renew the leases or relet the space on comparable terms. See
                                 "Annex A" to this prospectus supplement for information regarding the expiration of leased space for certain mortgaged properties.

                                 If leases are not renewed at all or are not renewed on favorable terms, the trust may experience realized losses on the mortgage loans that may be allocated to your class of certificates.

                                 Even if borrowers successfully relet vacated space, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, can exceed the amount of any reserves maintained for that purpose and reduce cash flow from the mortgaged properties. Although many of the mortgage loans require the borrower to maintain escrows or other collateral for leasing expenses, there is no guarantee that these reserves will be sufficient. See "--Leases at certain properties contain early termination or space surrender provisions that could reduce cash flow from tenants" and "Annex A--Characteristics of the Mortgage Loans--Certain Reserves" in this prospectus supplement for information regarding certain of these reserves.


LEASES AT CERTAIN PROPERTIES     Leases at certain mortgaged properties are
CONTAIN EARLY TERMINATION OR     subject to provisions which may entitle the
SURRENDER PROVISIONS THAT COULD  tenant to surrender a portion of the demised
REDUCE CASH FLOW FROM TENANTS    premises or terminate the lease prior to the
                                 expiration date of the lease. These provisions may affect cash flow from tenants and affect a borrower's ability to make its mortgage loan payments.


TENANT BANKRUPTCY ENTAILS RISKS  Certain tenants at some of the mortgaged properties may have been or may in the future become a party to a bankruptcy proceeding. The bankruptcy or insolvency of a major tenant, such as an anchor tenant, or a number of smaller tenants, may adversely affect the income produced by a mortgaged property and result in realized losses on the mortgage loans that may be allocated to your class of certificates. Under the federal bankruptcy code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant, unless collateral secures the claim. The claim would be limited to the unpaid rent reserved under the lease for the periods before the bankruptcy petition or earlier surrender of the leased premises that are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining reserved rent, but not more than three years' rent. Even if provisions in the lease prohibit assignment, in a bankruptcy, the tenant may assign the lease to another entity that could be less creditworthy than the tenant may have been at the time of origination of the mortgage loan. See "Legal Aspects of Mortgage Loans" in the prospectus.


RISKS ASSOCIATED WITH MORTGAGE
LOANS AND MORTGAGED PROPERTIES
GENERALLY


LOSSES MAY BE CAUSED BY          Losses may be realized on the mortgage loans
INADEQUATE PROPERTY MANAGEMENT   that may be allocated to your class of
                                 certificates if property management is
                                 inadequate. Property managers are normally responsible for the following activities:

                                 o  responding to changes in the local market;

                                 o  planning and implementing the rental
                                    structure, including establishing levels of rent payments; and

                                 o  ensuring that maintenance and capital
                                    improvements are carried out in a timely fashion.

                                 Sound property management controls costs, provides appropriate service to tenants and ensures that improvements are maintained.

                                 Sound property management can also maintain cash flow, reduce vacancy, leasing and repair costs and preserve building value. Property management errors can impair the long-term viability of a property.


CONFLICTS OF INTEREST BETWEEN    Managers of mortgaged properties and the
PROPERTY MANAGERS AND OWNERS     borrowers may experience conflicts of interest
MAY RESULT IN LOSSES             in the management or ownership of mortgaged
                                 properties. These conflicts of interest could result in realized losses on the mortgage loans that may be allocated to your class of certificates. These conflicts of interest may exist because:

                                 o the mortgaged properties may be managed by property managers affiliated with the borrowers;

                                 o the mortgaged properties may be managed by property managers who also manage other properties that compete with the mortgaged properties; and

                                 o  affiliates of the managers or the
                                    borrowers, or the managers or the borrowers or both, may also develop or own other properties, including competing properties.



LOSSES MAY RESULT IF THE SPECIAL An appraisal was conducted for each mortgaged
SERVICER IS UNABLE TO SELL A     property in connection with the origination of
MORTGAGED PROPERTY SECURING A    the related mortgage loan or thereafter, and
DEFAULTED MORTGAGE LOAN FOR ITS  the loan-to-value ratios as of the applicable
APPRAISED VALUE                  cut-off date referred to in this prospectus
                                 supplement are based on the appraisals. If the applicable special servicer forecloses on a mortgaged property and realizes liquidation proceeds that are less than the appraised value, a realized loss on the mortgage loan could result that may be allocated to your class of certificates.

                                 Appraisals are not guarantees of present or future value. Appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller as of a designated date. This amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale on a subsequent date. If a borrower defaults on a mortgage loan, the applicable special servicer may be unable to sell the related mortgaged property for its appraised value.

                                 Appraisals are estimates of value at the time of the appraisal based on the analysis and opinion of the appraiser. The values of the mortgaged properties may have changed significantly since the appraisal was performed. Most appraisals have not been updated since the mortgage loan was originated. Information regarding the values of mortgaged properties available to the depositor as of the applicable cut-off date is presented in this prospectus supplement for illustrative purposes only.


ADDITIONAL SECURED DEBT ON THE   Other than three (3) of the mortgaged
MORTGAGED PROPERTY MAY INCREASE  properties, securing mortgage loans that
REALIZED LOSSES ALLOCATED TO     represent 8.17% of the initial pool balance, no
YOUR CERTIFICATES                seller is aware of any mortgaged properties
                                 that are encumbered by secured subordinate debt with respect to any loans it is selling to the depositor. See "Description of the Mortgage
                                 Pool--Secured Subordinate Financing," "--The
                                 AFR/Bank of America Portfolio Whole Loan,"
                                 "--The Carson Pirie Scott Whole Loan" and
                                 "--The Will-O-Wisp Apartments Whole Loan" in this prospectus supplement. Additionally, the
                                 Carson Pirie Scott Loan, which represents 1.96% of the initial pool balance, permits the borrower to incur secured subordinate debt in the future, provided that certain conditions are met. Furthermore, the respective mortgaged properties that secure the Two Gateway Center
                                 Loan, which represents 6.92% of the initial pool balance, the AFR/Bank of America Portfolio
                                 Loan, which represents 5.53% of the initial pool balance, and the Tysons Corner Center
                                 Loan, which represents 4.85% of the initial pool balance, also secure the related companion loans on a pari passu basis. See "Description of the Mortgage Pool--The Two Gateway Center
                                 Whole Loan," "--The AFR/Bank of America
                                 Portfolio Whole Loan" and "--The Tysons Corner
                                 Center Whole Loan" in this prospectus
                                 supplement.

                                 The existence of additional indebtedness and the enforcement of any additional lender's interest in the mortgaged property may adversely affect the borrower's financial viability and enforcement of the trust's interest in the mortgaged property and result in realized losses on the mortgage loans that may be allocated to your class of certificates.

                                 The borrower's financial viability or the enforcement of the trust's interest could be adversely affected by subordinate or pari passu financing because:

                                 o refinancing the mortgage loan at maturity for the purpose of making any balloon payments may be more difficult;

                                 o reduced cash flow could result in deferred maintenance; and

                                 o if the borrower defaults after the holder of the pari passu debt or the subordinated debt files for bankruptcy or is placed in involuntary receivership, foreclosing on the mortgaged property could be delayed.

                                 All other mortgage loans either prohibit the borrower from encumbering the mortgaged property with additional secured debt or require the consent of the holder of the first lien before so encumbering the mortgaged property. A violation of this prohibition, however, may not become evident until the mortgage loan otherwise defaults.


MEZZANINE DEBT SECURED BY        For five (5) mortgage loans, which represent
EQUITY OR PREFERRED EQUITY IN    10.61% of the initial pool balance, the direct
THE BORROWER AND ANY UNSECURED   or indirect parents of the related borrowers
SUBORDINATE FINANCING MAY        have incurred mezzanine debt. Three (3) of
INCREASE RISKS                   these mortgage loans, which represent 3.77% of
                                 the initial pool balance, permit such mezzanine borrowers to incur mezzanine debt or issue preferred equity in the future. See
                                 "Description of the Mortgage Pool--Unsecured
                                 Subordinate Financing, Mezzanine Financing and
                                 Preferred Equity" in this prospectus
                                 supplement. Furthermore, any mortgage loan made to a borrower that is not a single purpose entity may not restrict the parents of the borrower from incurring mezzanine debt. Any such indebtedness may be secured by a pledge of the equity interest in the related borrower. The existence of mezzanine indebtedness could adversely affect the financial viability of the applicable borrowers or the availability of proceeds from the operation of the property to fund items such as replacements, tenant improvements or other capital expenditures. The value of the equity in the borrower held by the sponsoring entities of the borrower could also be adversely affected by the existence of mezzanine indebtedness or other obligations.
                                 There is a risk that any holder of mezzanine debt may attempt to use its rights as owner of the mezzanine loan to protect itself against an exercise of rights by the lender under the mortgage loan.

                                 With respect to the Tysons Corner Center Loan, which represents 4.85% of the initial pool balance, the related mortgage loan documents permit the related borrower to incur additional unsecured indebtedness in connection with expansion and renovation of certain portions of the mortgaged property. See "The Tysons Corner Center Loan--The Property" in "Annex B" to this prospectus supplement.

                                 Additional debt, in any form, may cause a diversion of funds from property maintenance and increase the likelihood that the borrower will become the subject of a bankruptcy proceeding. For a description of mezzanine debt relating to the mortgaged properties see "Description of the Mortgage Pool--Unsecured Subordinate Financing, Mezzanine Financing and Preferred Equity" in this prospectus supplement.


BORROWERS STRUCTURED AS          With respect to two (2) of the mortgage loans,
TENANTS-IN COMMON STRUCTURE MAY  which represent 2.18% of the initial pool
CREATE MORE RISK                 balance, the related borrowers own the related
                                 mortgaged property as tenants-in-common. The bankruptcy, dissolution or action for partition by one or more of the tenants in common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant in common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for all pooled mortgage loans are special purpose entities.


RELATED BORROWERS MAY MAKE       Some borrowers under the mortgage loans are
LOSSES ON THE MORTGAGE LOANS     affiliated or under common control with one
MORE SEVERE                      another. The mortgage pool includes five (5)
                                 groups of mortgage loans, which represent
                                 15.72% of the initial pool balance, made to affiliated or related borrowers. No one group of such mortgage loans represents more than 6.79% of the initial pool balance. These five
                                 (5) groups include one (1) group of
                                 cross-collateralized loans containing two (2) mortgage loans that represent in the aggregate
                                 6.79% of the initial pool balance. When
                                 borrowers are related, any adverse
                                 circumstances relating to one borrower or its affiliates, and affecting one mortgage loan or mortgaged property, also can affect the related borrower's mortgage loans or mortgaged properties which could make losses more likely or more severe or both than would be the case if there were no related borrowers.

                                 For example, a borrower that owns or controls several mortgaged properties and experiences financial difficulty at one mortgaged property might defer maintenance at other mortgaged properties to satisfy current expenses of the mortgaged property experiencing financial difficulty. Alternatively, the borrower could attempt to avert foreclosure by filing a bankruptcy petition. The bankruptcy or insolvency of a borrower or its affiliate could have an adverse effect on the operation of all of the mortgaged properties of that borrower and its affiliates and on the ability of those mortgaged properties to produce sufficient cash flow to make required payments on the mortgage loans. The insufficiency of cash flows could result in realized losses on the mortgage loans that may be allocated to your class of certificates. See "Description of the Mortgage Pool--Related Borrowers and Mortgage Loans Collateralized by Multiple Properties" in this prospectus supplement and "Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus.

LOSSES COULD RESULT FROM         One (1) group of mortgage loans, which
LIMITATION ON ENFORCEABILITY OF  represents 6.79% of the initial pool balance,
CROSS-COLLATERALIZATION          includes mortgage loans that are
                                 cross-collateralized with each other. The borrowers under this group of cross-collateralized mortgage loans, identified by control numbers 2 and 3 on "Annex A" to this prospectus supplement, may terminate such cross-collateralization upon the satisfaction of certain conditions set forth in the related loan documents. See "Description of the Mortgage Pool--Related Borrowers,
                                 Cross-Collateralized Mortgage Loans and
                                 Mortgage Loans Collateralized by Multiple
                                 Properties." Cross-collateralization
                                 arrangements involving more than one borrower could be challenged as a fraudulent conveyance by creditors of a borrower or by the representative or the bankruptcy estate of a borrower, if that borrower were to become a debtor in a bankruptcy case.

                                 Generally, under federal and most state
                                 fraudulent conveyance statutes, a lien granted by a borrower to secure repayment of another borrower's mortgage loan could be voided if a court were to determine that:

                                 o the borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, or was left with inadequate capital or was unable to pay its debts as they matured; and

                                 o when it allowed its mortgaged property to be encumbered by a lien securing the entire indebtedness represented by the other mortgage loan, the borrower did not receive fair consideration or reasonably equivalent value in return.

                                 The additional security provided by
                                 cross-collateralization would not be available if a court determines that the grant was a fraudulent conveyance. If a creditor were to successfully assert a fraudulent conveyance claim, it could result in realized losses on the mortgage loans that may be allocated to your class of certificates. See "Legal Aspects of Mortgage Loans-- Bankruptcy Laws" in the prospectus and

                                 "Description of the Mortgage Pool--Related
                                 Borrowers, Cross-Collateralized Mortgage Loans and Mortgage Loans Collateralized by Multiple Properties" in this prospectus supplement.


TAX CONSIDERATIONS RELATED TO    Payment of taxes on any net income from
FORECLOSURE MAY REDUCE PAYMENTS  "foreclosure property" acquired by the trust
TO CERTIFICATEHOLDERS            will reduce the net proceeds available for
                                 distribution to certificateholders. If the trust acquires a mortgaged property after a default on the related mortgage loan under a foreclosure or delivery of a deed in lieu of foreclosure, that property will be considered
                                 "foreclosure property" under the tax rules applicable to real estate mortgage investment conduits. It will continue to be considered
                                 "foreclosure property" for a period of three full years after the taxable year of acquisition by the trust, with possible extensions. Any net income from this "foreclosure property," other than qualifying
                                 "rents from real property," will subject the real estate mortgage investment conduit containing the mortgage loans to federal and possibly state or local tax on that income at the highest marginal corporate tax rate.

STATE LAW LIMITATIONS ON         Some jurisdictions, including California, have
REMEDIES MAY REDUCE PAYMENTS     laws that prohibit more than one "judicial
TO CERTIFICATEHOLDERS            action" to enforce a mortgage, and some courts
                                 have viewed the term "judicial action"
                                 broadly. The pooling and servicing agreement will require the special servicer to obtain legal advice before enforcing any rights under the mortgage loans that relate to properties where the rule could be applicable. In the case of mortgage loans which are secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties in states where the one "judicial action" rules apply before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See "Legal
                                 Aspects of Mortgage Loans--Foreclosure" in the prospectus.

                                 Because of these considerations, the ability of the special servicer to foreclose on the mortgage loans may be limited by the application of state laws. Actions could also subject the trust to liability as a "mortgagee-in-possession" or result in equitable subordination of the claims of the trustee to the claims of other creditors of the borrower. The special servicer will be required to consider these factors in deciding which alternatives to pursue after a default.


BANKRUPTCY RULES MAY LIMIT THE   Operation of the federal bankruptcy code and
ABILITY OF A LENDER TO ENFORCE   related state laws may interfere with the
REMEDIES                         ability of a lender to foreclose upon a
                                 mortgaged property and to take other actions to enforce its remedies against the borrower or the mortgaged property. Further, in a recent decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v.
                                 Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th
                                 Cir. 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the Bankruptcy Code (11 U.S.C. 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the Bankruptcy Code (11 U.S.C. 363(a)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a "free and clear" sale under
                                 Section 363(f) of the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1)-(4) of the Bankruptcy Code otherwise permits the sale), we cannot provide assurances that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot provide assurances that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy
                                 Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, we cannot provide assurances that the lessee and/or the lender will be able to recuperate the full value of the leasehold interest in bankruptcy court.
                                 For a description of risks related to
                                 bankruptcy, see "Legal Aspects of Mortgage
                                 Loans--Bankruptcy Laws" in the prospectus.


INCREASES IN GROUND RENTS MAY    Fourteen (14) mortgaged properties, securing
ADVERSELY AFFECT A BORROWER'S    mortgage loans which represent 5.93% of the
ABILITY TO MAKE PAYMENTS UNDER A initial pool balance, consist solely of the RELATED MORTGAGE LOAN AND CAUSE borrower's leasehold interest under a ground REALIZED LOSSES ON THE MORTGAGE lease. Seven (7) other mortgaged properties, securing mortgage loans which represent 3.81% of the initial pool balance, consist of a component that is the borrower's leasehold interest under a ground lease and a component that is the borrower's fee simple interest in the remaining portion of the mortgaged property.

                                 Mortgage loans secured by leasehold interests may provide for the resetting of ground lease rents based on factors such as the fair market value of the related mortgaged property or prevailing interest rates. Bankruptcy rules may limit the ability of a lender to enforce remedies.

                                 The bankruptcy of a lessor or a lessee under a ground lease could result in losses on the mortgage loans. Upon bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume and continue or reject and terminate the ground lease. Section 365(h) of the federal bankruptcy code permits a ground lessee whose ground lease is rejected by a debtor ground lessor to remain in possession of its leased premises under the rent reserved in the lease for the term of the ground lease, including renewals. The ground lessee, however, is not entitled to enforce the obligation of the ground lessor to provide any services required under the ground lease. If a ground lessee/borrower in bankruptcy rejected any or all of its ground leases, the leasehold mortgagee would have the right to succeed to the ground lessee/borrower's position under the lease only if the ground lessor had specifically granted the mortgagee that right. If the ground lessor and the ground lessee/ borrower are involved in concurrent bankruptcy proceedings, the trustee may be unable to enforce the bankrupt ground lessee/borrower's obligation to refuse to treat a ground lease rejected by a bankrupt ground lessor as terminated. If this happened, a ground lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage. If the borrower's leasehold were to be terminated after a lease default, the leasehold mortgagee would lose its security.

                                 Each of the ground leases related to the mortgage loans that are not secured by the related fee interest, however, generally contains the following protections to mitigate this risk:

                                 o  It requires the lessor to give the
                                    leasehold mortgagee notice of lessee
                                    defaults and an opportunity to cure them.

                                 o  It permits the leasehold estate to be
                                    assigned to and by the leasehold mortgagee at and after a foreclosure sale.

                                 o  It contains certain other protective
                                    provisions typically included in a
                                    "mortgageable" ground lease.

                                 See "Description of the Mortgage Pool--Ground Leases" in this prospectus supplement.


BORROWERS MAY NOT FULLY CONTROL In the case of condominiums, a board of MORTGAGED PROPERTIES CONSISTING managers has discretion to make decisions
OF COMMERCIAL CONDOMINIUM        affecting the condominium building and there is
OWNERSHIP INTERESTS, WHICH MAY   no assurance that the borrower under a mortgage
IMPAIR THE VALUE, SERVICING AND  loan secured by one or more interests in that
LIQUIDATION OF SUCH MORTGAGED    condominium will have any control over
PROPERTIES                       decisions made by the related board of
                                 managers. As a result, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium building and many other decisions affecting the maintenance of that building, may have a significant impact on any mortgage loan secured by mortgaged properties consisting of such condominium interests. A borrower may not hold voting rights sufficient to continue the decisions made by the board of managers.

                                 Due to the nature of condominiums, a default on the part of the borrowers with respect to such mortgaged real properties will not allow the trustee the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to the subject mortgaged real property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by commercial property that is not a condominium.


YOUR PAYMENTS MAY BE REDUCED     Noncompliance with zoning and building codes
OR DELAYED IF ZONING AND         may cause the borrower to experience cash flow
BUILDING CODE NONCOMPLIANCE ON   delays and shortfalls. These delays or
THE MORTGAGED PROPERTIES         shortfalls in payments could result in realized
ADVERSELY AFFECTS THE ABILITY    losses in the mortgage loans that may be
OF BORROWERS TO MAKE PAYMENTS    allocated to your class of certificates.
ON THE MORTGAGE LOANS
                                 Each seller has taken steps to establish that the use and operation of the related mortgaged properties securing the mortgage loans sold by it are in compliance in all material respects with all applicable zoning, land-use, building, fire and health ordinances, rules, regulations and orders. Evidence of this compliance may be in the form of legal opinions, certifications from government officials, title policy endorsements, zoning reports or representations by the related borrower in the related mortgage loan documents. These steps may not have revealed all possible violations. Some violations may exist at any particular mortgaged property, but the applicable seller does not consider those defects known to it to be material. In many cases, the use, operation or structure of a mortgaged property constitutes a permitted nonconforming use or structure that may not be rebuilt to its current state if a material casualty event occurs. Generally, insurance proceeds will be available in the event of a casualty affecting the mortgaged property. The insurance proceeds will be available to rebuild the mortgaged property or to make principal and/or interest payments on the mortgage loan. If a mortgaged property could not be rebuilt to its current state or its current use were no longer permitted due to building violations or changes in zoning or other regulations, then the borrower might experience cash flow delays and shortfalls as referred to above.


CHANGES IN CONCENTRATIONS OF     As the mortgage loans are repaid, liquidated or
BORROWERS, MORTGAGE LOANS OR     repurchased, the characteristics of the pool
PROPERTY CHARACTERISTICS MAY     may vary. For example, the relative
INCREASE THE LIKELIHOOD OF       concentrations of properties, geographic
LOSSES ON THE CERTIFICATES       location, property characteristics, and number
                                 of borrowers and affiliated borrowers may change. Classes that have a lower priority for payment of principal are more likely to be exposed to risks associated with any of these changes.


COMPLIANCE WITH THE AMERICANS    If a borrower were required to pay expenses and
WITH DISABILITIES ACT MAY REDUCE fines imposed by the Americans with
PAYMENTS TO CERTIFICATEHOLDERS   Disabilities Act of 1990, the amount available
                                 to make payments on its mortgage loan would be reduced. Reductions in funds available to make mortgage loan payments could result in realized losses on the mortgage loans that may be allocated to your class of certificates. Under the Americans with Disabilities Act, all public accommodations are required to meet federal requirements related to access and use by disabled persons. If the mortgaged properties do not comply with this law, the borrowers may be required to incur costs of compliance.
                                 Noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

LITIGATION MAY REDUCE PAYMENTS   Principals or affiliates of certain borrowers
TO CERTIFICATEHOLDERS            may have been involved in bankruptcy or similar
                                 proceedings or may have otherwise been parties to real estate-related or other litigation.
                                 Such legal proceedings may be pending and, from time to time, threatened, against the borrowers and their affiliates relating to the business of the borrowers and their affiliates, or arising out of the ordinary course of that business. This litigation could have a material adverse effect on the distributions to certificateholders.


RISKS RELATING TO ENFORCEABILITY Provisions requiring yield maintenance charges,
OF YIELD MAINTENANCE CHARGES     penalty charges or lockout periods may not be
OR DEFEASANCE PROVISIONS         enforceable in some states and under federal
MAY REDUCE PAYMENTS TO           bankruptcy law. Provisions requiring yield
CERTIFICATEHOLDERS               maintenance charges or penalty charges also may
                                 be interpreted as constituting the collection of interest for usury purposes. Accordingly, there is no assurance that the obligation to pay any yield maintenance charge or penalty charge will be enforceable. Also, there is no assurance that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge. Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as repayment, there is no assurance that a court would not allow those provisions to be deemed satisfied upon payment of a yield maintenance charge. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.


THE EFFECT ON CERTIFICATEHOLDERS On September 11, 2001, the United States was
OF RECENT EVENTS IN THE UNITED   subjected to multiple terrorist attacks which
STATES IS UNCLEAR                resulted in considerable uncertainty in the
                                 world financial markets. The full impact of these events is not yet known, but could include, among other things, increased volatility in the price of securities including your certificates. The terrorist attacks may also adversely affect the revenues or costs of operation of the mortgaged properties. The terrorist attacks on the World Trade Center and the Pentagon suggest an increased likelihood that large public areas such as shopping malls or large office buildings could become the target of terrorist attacks in the future. The possibility of such attacks could (i) lead to damage to one or more of the mortgaged properties if any such attacks occur, (ii) result in higher costs for security and insurance premiums, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties, or
                                 (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue and mall traffic and percentage rent.
                                 As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected. See "Recent developments may limit the availability or scope or increase the cost of insurance required by the mortgage loans" below.

                                 The terrorist attacks and the military
                                 conflict in Iraq may continue to significantly reduce air travel throughout the United States, and, therefore, continue to have a negative effect on revenues in areas heavily dependent on tourism. The decrease in air travel may have a negative effect on certain of the mortgaged properties, including hospitality mortgaged properties and those mortgaged properties located in tourist areas, which could reduce the ability of such mortgaged properties to generate cash flow. It is uncertain what continued effect armed conflict involving the United States, including the recent war between the United States and Iraq or any future conflict with any other country, will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments. Foreign conflicts of any kind could have an adverse effect on the mortgaged properties.

                                 Accordingly, these disruptions, uncertainties and costs could materially and adversely affect your investment in the certificates.


RECENT DEVELOPMENTS MAY LIMIT    The mortgage loans typically require the
THE AVAILABILITY OR SCOPE OR     borrowers to maintain hazard insurance policies
INCREASE THE COST OF INSURANCE   on the mortgaged properties as well as
REQUIRED BY THE MORTGAGE LOANS   comprehensive general liability and business
                                 interruption or rent loss insurance policies, except in certain instances where credit tenants are required to obtain this insurance or may self insure. These insurance policies are generally subject to periodic renewals during the term of the related mortgage loans and certain of the mortgage loans cap the amount that a borrower must spend on terrorism insurance, or otherwise do not require terrorism insurance if not available at commercially reasonable rates.

                                 The September 11, 2001 terrorist attacks have caused many reinsurance companies (which assume some of the risk of policies sold by primary insurers) to eliminate, or to indicate that they intend to eliminate, coverage for acts of terrorism from their reinsurance policies. Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage. In order to offset this risk, Congress passed the Terrorism Risk Insurance Act of 2002, which established the Terrorism Insurance Program. The Terrorism Insurance Program is administered by the Secretary of the Treasury and will provide financial assistance from the United States government to insurers in the event of another terrorist attack that results in insurance claims. The Treasury Department has established procedures for the Terrorism Insurance Program under which the federal share of compensation is equal to 90% of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion. An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States-wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts. The Terrorism Insurance Program required that each insurer, for policies in place prior to November 26, 2002, provide its insureds with a statement within 90 days after November 26,

                                 2002, detailing the proposed premiums for terrorism coverage and identifying the portion of the risk that the federal government will cover. Insureds had 30 days to accept the continued coverage and pay the premium. If an insured did not pay the premium, insurance for acts of terrorism may be excluded from the policy. Subject to the foregoing, any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses. Any state approval of such types of exclusions in force on November 26, 2002 is also voided. All policies for insurance issued after November 26, 2002 must make similar disclosure. The Terrorism Risk Insurance Act of 2002 does not require insureds to purchase the coverage nor does it stipulate the pricing of the coverage. In addition, there can be no assurance that all of the borrowers under the mortgage loans have accepted the continued coverage.

                                 Through December 2004, insurance carriers are required under the program to provide terrorism coverage in their basic "all-risk" policies. By September 1, 2004, the Secretary of the Treasury must determine whether mandatory participation should be extended through December 2005. However, the Terrorism Insurance Program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of a foreign person or foreign interest as an effort to influence or coerce United States civilians or the United States government. It is unclear what acts will fall under the purview of the Terrorism Insurance Program. Furthermore, because the Terrorism Insurance Program was only recently passed into law, there can be no assurance that it or any state legislation will substantially lower the cost of obtaining terrorism insurance. Finally, the Terrorism Insurance Program terminates on December 31, 2004 (with a potential to extend to December 31, 2005). There can be no assurance that this temporary program will create any long-term changes in the availability and cost of such insurance. Moreover, there can be no assurance that such program will be renewed or extended or that subsequent terrorism insurance legislation will be passed upon its expiration. To the extent that uninsured or underinsured casualty losses occur with respect to the mortgaged properties, losses on the mortgage loans may result.


CONDEMNATIONS OF MORTGAGED       From time to time, there may be condemnations
PROPERTIES MAY RESULT IN LOSSES  pending or threatened against one or more of the mortgaged properties securing mortgage loans included in the trust fund. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generation from, the affected mortgaged property. Therefore, we cannot assure you that the occurrence of an condemnation will not have a negative impact upon distributions on your certificates.

                       DESCRIPTION OF THE MORTGAGE POOL

     A detailed presentation of characteristics of the mortgage loans and mortgaged properties on an individual basis and in tabular format is presented in "Annex A" to this prospectus supplement.


     CALCULATIONS OF INTEREST

     All but two (2) of the mortgage loans, which represent 6.81% of the initial pool balance, accrue interest at fixed interest rates on the basis of a 360-day year and the actual number of days elapsed and have a monthly payment calculated on the basis of a 360-day year consisting of twelve 30-day months. One (1) mortgage loan, which represents 4.85% of the initial pool balance, accrues interest and has a monthly payment calculated on the basis of a 360-day year consisting of twelve 30-day months. One (1) mortgage loan, which represents 1.96% of the initial pool balance, accrues interest and has a monthly payment calculated on the basis of a 360-day year and the actual number of days elapsed.

     Eight (8) mortgage loans, which represent 20.86% of the initial pool balance, provide for payments of interest only for up to 36 months after origination, during which period no payments of principal are due. Six (6) of these mortgage loans, which represent 13.17% of the initial pool balance, provide for a constant interest-only payment through the interest-only period irrespective of the actual number of days in any interest period. A one-time increase in the amount of the monthly payment for some of these mortgage loans will occur in connection with the commencement of the scheduled amortization of the mortgage loan. No mortgage loan permits negative amortization or the deferral of accrued interest.


     BALLOON LOANS

     Sixty-three (63) of the mortgage loans, which represent 98.04% of the initial pool balance, are balloon loans that provide for monthly payments of principal based on amortization schedules significantly longer than the remaining terms of those mortgage loans. Eight (8) of these balloon loans, which represent approximately 20.86% of the initial pool balance, begin monthly payments of principal after an interest-only period. As a result, a substantial principal amount will be due and payable together with the corresponding interest payment on each balloon loan on its maturity date, unless the borrower prepays the balloon loan before its maturity date.


     AMORTIZATION OF PRINCIPAL

     In addition to the balloon loans, the mortgage pool includes one (1) fully amortizing mortgage loan, which represents 1.96% of the initial pool balance.


     DUE DATES

     A due date is the date in the month on which a monthly payment on a mortgage loan is first due. Sixty-three (63) of the mortgage loans, which represent 98.31% of the initial pool balance, provide for scheduled monthly payments of principal or interest or both to be due on the first day of each month, and one (1) of the mortgage loans, which represents 1.69% of the initial pool balance, provides for a due date on the eighth (8th) day of the month. See "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

     None of the mortgage loans provide for a grace period for the payment of monthly payments of more than ten (10) days.

     DEFEASANCE

     Sixty-two (62) of the mortgage loans, which represent 98.21% of the initial pool balance, provide that after a specified defeasance lockout period, if no default exists under the mortgage loan, the borrower may obtain a release of one or more of the mortgaged properties from the lien of the related mortgage. Other than with respect to the AFR/Bank of America Portfolio Loan, the Carson Pirie Scott Loan and the Ivybrook Loan, the defeasance lockout period is at least two years after the closing date. The AFR/Bank of America Portfolio Loan permits defeasance on and after December 18, 2005. The Carson Pirie Scott Loan permits defeasance at any time on and after the closing date. The Ivybrook Loan permits defeasance on or after April 1, 2006. Each early defeasance loan (other than the AFR/Bank of America Portfolio Loan) will constitute the primary asset of a separate single loan REMIC. The AFR/Bank of America Portfolio Loan, together with two (2) AFR/Bank of America Portfolio Companion Loans (which are not assets of the trust), are the primary assets of a separate REMIC. Exercise of a defeasance option is subject to the satisfaction of certain conditions set forth in the mortgage loan documents, including, among other things, that the borrower:

     (1)  pays on any due date,

          o all interest accrued and unpaid on the principal balance of the mortgage loan to and including that due date,

          o all other sums due under the mortgage loan, excluding scheduled interest or principal payments not yet due and owing, and

          o    any costs and expenses related to the release,

     (2)  delivers or pledges defeasance collateral to the trustee,

          o that consists of "government securities" as defined under the Investment Company Act of 1940, and

          o    that provides payments:

               o on or before all successive scheduled payment dates from that due date to the related maturity date (or, in some cases to the beginning of an open period (generally, one to six months) prior to the related maturity date, or the end of the lockout period), and

               o in an amount equal to or greater than the scheduled payments due on those dates under the mortgage loan, or, for cross-collateralized mortgage loans or mortgage loans secured by multiple mortgaged properties which permit defeasance, an amount equal to not less than the portion of the scheduled payments allocable to the released mortgaged property.

     (3) delivers a security agreement granting the trust a first priority security interest in the defeasance collateral and an opinion of counsel to that effect.

     The related mortgaged property will be released from the lien of the mortgage loan and the defeasance collateral will be substituted as the collateral securing the mortgage loan when these conditions are met.

     With respect to the Carson Pirie Scott Loan, if the borrower notifies the master servicer that such borrower intends to defease the Carson Pirie Scott Whole Loan on or before the second anniversary of the closing date, the related mortgage loan seller will be required to repurchase the Carson Pirie Scott Loan at a purchase price equal to the sum of: (1) the unpaid principal balance of the mortgage loan; (2) any accrued but unpaid interest on the mortgage loan;
(3) any related unreimbursed servicing advances and interest on such advances;
(4) any unpaid special servicing fees and workout fees; and (5) all expenses incurred by the master servicer, the special servicer, the depositor or the trustee in respect of such repurchase.

     PREPAYMENT PROVISIONS

     The AFR/Bank of America Portfolio Whole Loan permits prepayment (with yield maintenance) of up to $59,054,352 of the principal balance of the AFR/Bank of America Portfolio Whole Loan in connection with the sale of certain identified properties prior to December 18, 2005 (such payment to be allocated pro rata to the AFR/Bank of America Portfolio Loan, the AFR/Bank of America Portfolio Companion Loans and the AFR/Bank of America Portfolio B Note other than in the event of certain mortgage loan defaults). Thereafter, defeasance is permitted, subject to certain conditions. On April 1, 2004, the borrower prepaid 0.20% of the aggregate initial principal balance of the AFR/Bank of America Portfolio Whole Loan. All of the other mortgage loans prohibit voluntary principal prepayments at any time except during an open period following the expiration of a specified period of time after its respective date of origination and the defeasance period for that mortgage loan or during a period following the lockout period when any prepayment must be accompanied by a prepayment premium or yield maintenance charge, as applicable. See "Annex A" to this prospectus supplement for information regarding the lockout and defeasance periods for each mortgage loan.

     Any prepayment premiums or yield maintenance charges actually collected on the mortgage loans will be distributed to the respective classes of certificateholders in the amounts and priorities described under "Description of the Certificates--Distributions" and "--Distributions of Prepayment Premiums or Yield Maintenance Charges" in this prospectus supplement. The enforceability of provisions similar to the provisions of the mortgage loans providing for the payment of a prepayment premium or yield maintenance charge upon a prepayment is unclear under the laws of a number of states. The obligation to pay a prepayment premium or yield maintenance charge with an involuntary prepayment may not be enforceable under applicable law or, if enforceable, the foreclosure proceeds may not be sufficient to make the payment.

     Liquidation proceeds recovered from any defaulted mortgage loan will, in most cases, be applied to cover outstanding servicing expenses and unpaid principal and interest before being applied to cover any prepayment premium or yield maintenance charge due. The depositor makes no representation as to the enforceability of the provision of any mortgage loan requiring the payment of a prepayment premium or yield maintenance charge or as to the collectibility of any prepayment premium. See "Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the prospectus.

     In most cases, no prepayment premium or yield maintenance charge will be payable upon any mandatory prepayment of a mortgage loan caused by a casualty or condemnation. No prepayment premium or yield maintenance charge will be payable with the repurchase of a mortgage loan by a seller for a breach of representation or warranty or any failure to deliver any related documentation on the part of that seller. No prepayment premium or yield maintenance charge will be payable with the purchase of all of the mortgage loans and any REO properties in connection with the termination of the trust fund or with the purchase of defaulted mortgage loans by the holder of certificates representing the greatest percentage interest in the controlling class, the special servicer, any mortgage loan seller or the depositor. See "--Assignment of the Mortgage Loans; Repurchases and Substitutions," "--Representations and Warranties; Repurchases" and "Description of the Certificates--Termination; Retirement of Certificates" in this prospectus supplement.


     RELATED BORROWERS, CROSS-COLLATERALIZED MORTGAGE LOANS AND MORTGAGE LOANS COLLATERALIZED BY MULTIPLE PROPERTIES

     The mortgage pool includes five (5) groups of mortgage loans, which represent 15.72% of the initial pool balance, made to affiliated or related borrowers. These five (5) groups include one (1) group of cross-collateralized loans containing two (2) mortgage loans that represent in the aggregate 6.79% of the initial pool balance. The borrowers under this group of cross-collateralized mortgage loans, identified by control numbers 2 and 3 on "Annex A" to this prospectus supplement, may terminate such cross-collateralization upon the satisfaction of certain conditions set forth in the related loan documents. Losses could result from limitations on the enforceability of cross-collateralization. For a discussion of risks related to cross-collateralized loans, see "Risk Factors" in this prospectus supplement. See "Annex A" to this prospectus supplement for information regarding the cross-collateralized mortgage loans.

     Three (3) mortgage loans, other than the cross-collateralized mortgage loans, which represent 7.93% of the initial pool balance, are each secured by one mortgage encumbering multiple mortgaged properties. Because of this, the total number of mortgage loans in the mortgage pool is sixty-four (64), while the total number of mortgaged properties in the mortgage pool is two hundred seventeen (217). In most cases, this prospectus supplement treats a mortgage loan that is secured by mortgaged properties that are located in more than one state as an individual mortgage loan, except that when this prospectus supplement describes the geographic concentration and property type distribution of the mortgage pool, this prospectus supplement treats these mortgage loans as multiple mortgage loans that are allocated a cut-off date balance based on the allocated loan amount.

     THE TWO GATEWAY CENTER WHOLE LOAN

     The Two Gateway Center Loan, which has an outstanding principal balance as of the cut-off date of $49,956,233 representing 6.92% of the initial pool balance, is secured by the same mortgaged property on a pari passu basis with the Two Gateway Center Companion Loan, which is not included in the trust and has an outstanding principal balance as of the cut-off date of $49,956,233. The Two Gateway Center Companion Loan has the same interest rate as the Two Gateway Center Loan. In addition, each of the Two Gateway Center Loan and the Two Gateway Center Companion Loan have the same maturity date and amortization term.

     Only the Two Gateway Center Loan is included in the trust. The Two Gateway Center Companion Loan will initially be held by the seller, GMACCM, which may sell or transfer such Two Gateway Center Companion Loan at any time.

     For the purpose of the information presented in this prospectus supplement with respect to the Two Gateway Center Loan, the debt service coverage ratio and loan-to-value ratio reflect the aggregate indebtedness evidenced by the Two Gateway Center Loan and the Two Gateway Center Companion Loan.

     General. The Two Gateway Center Loan and the Two Gateway Center Companion Loan will be serviced pursuant to the pooling and servicing agreement, and, therefore, the master servicer will remit collections on the Two Gateway Center Loan to or on behalf of the trust and the master servicer or the trustee, as applicable, and will make servicing advances in respect of the mortgaged property securing the Two Gateway Center Whole Loan. The master servicer or the trustee, as applicable, will also be required to make advances with respect to monthly P&I payments in respect of the Two Gateway Center Loan (but not the Two Gateway Center Companion Loan), unless the master servicer, the special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the Two Gateway Center Loan.

     The holders of the Two Gateway Center Loan and the Two Gateway Center Companion Loan have entered into an intercreditor agreement that governs the respective rights and powers of the holders of the Two Gateway Center Whole Loan and provides, in general, that:

     o the Two Gateway Center Loan and the Two Gateway Center Companion Loan are of equal priority with each other and no portion of any of them will have priority or preference over any of the others;

     o the pooling and servicing agreement will govern the servicing and administration of the Two Gateway Center Loan and the Two Gateway Center Companion Loan. All decisions, consents, waivers, approvals and other actions on the part of the holder of the Two Gateway Center Loan and the Two Gateway Center Companion Loan will be effected in accordance with the pooling and servicing agreement; however, any such decisions to be approved by the majority certificateholder of the controlling class under the pooling and servicing agreement must also have the approval of the holder of the Two Gateway Center Companion Loan or, if the Two Gateway Center Companion Loan has been securitized, the majority certificateholder of the controlling class of the related securitization. In the event the controlling classes are unable to agree, a third party operating advisor will make the final determination with respect to such actions; additionally, notwithstanding any consent provisions in the pooling and servicing agreement, the controlling classes will have the right to approve the following:

        (i) any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of REO property) of the ownership of the mortgaged property securing the Two Gateway Center Whole Loan if it comes into and continues in default;

        (ii) any modification, amendment or waiver of a monetary term (including a change in the timing of payments but excluding the waiver of default charges) or any material non-monetary term (excluding the waiver of any "due-on-sale" or "due-on-encumbrance" clause, which clauses are addressed in clause (ix) below) of the Two Gateway Center Whole Loan;

        (iii) any proposed sale of REO property (other than in connection with the termination of the trust fund) for less than the purchase price specified in the applicable pooling and servicing agreement;

        (iv) any acceptance of a discounted payoff with respect to the Two Gateway Center Whole Loan;

        (v) any determination to bring REO property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the REO property;

        (vi) any release of real property collateral for the Two Gateway Center Whole Loan (other than any release made in connection with the grant of a non-material easement or right-of-way);

        (vii) any acceptance of substitute or additional collateral for the Two Gateway Center Whole Loan (other than defeasance collateral as required by the terms of the Two Gateway Center Whole Loan);

        (viii) any releases of earn-out reserve funds or related letters of credit with respect to the mortgaged property;

        (ix) any waiver of a "due-on-sale" or "due-on-encumbrance" clause in the Two Gateway Center Whole Loan;

        (x) any determination by the master servicer or special servicer not to maintain or cause the borrower to maintain for the mortgaged property or REO property all-risk casualty or other insurance that provides coverage for acts of terrorism, despite the fact that such insurance may be required under the terms of the Two Gateway Center Whole Loan; and

        (xi) any change in the property manager for the mortgaged property or REO property; provided that, no advice, direction or objection from or by any controlling class or the operating advisor may require or cause the master servicer or the special servicer, as applicable, to violate the terms of the related loan documents, applicable law or any provision of the intercreditor agreement or the pooling and servicing agreement;

     o all payments, proceeds and other recoveries on or in respect of the Two Gateway Center Loan and/or the Two Gateway Center Companion Loan will be applied to the Two Gateway Center Loan and the Two Gateway Center Companion Loan on a pari passu basis according to their respective outstanding principal balances; and

     o the transfer of the ownership of the Two Gateway Center Companion Loan to any person or entity other than institutional lenders, investment funds exceeding a minimum net worth requirement, affiliates thereof or to trusts or other entities established to acquire mortgage loans and issue securities backed by and payable from the proceeds of such loans is generally prohibited.

     The related intercreditor agreement also permits GMACCM, so long as it is the holder of either the Two Gateway Center Loan or the Two Gateway Center Companion Loan, to reallocate the principal of such mortgage loans (to the extent so held) to new pari passu notes or to divide such mortgage loan into one or more "component" pari passu notes in the aggregate principal amount equal to the then outstanding mortgage loan being reallocated, provided that the aggregate outstanding principal balance of all such mortgage loans held by GMACCM and the new pari passu mortgage notes following such amendments is no greater than the aggregate principal balance of the related promissory notes prior to such amendments.

     Sale of Defaulted Mortgage Loan. If the Two Gateway Center Loan is subject to a fair value purchase option under the pooling and servicing agreement and the Two Gateway Center Companion Loan has been securitized, the option holder will also be entitled to purchase the Two Gateway Center Companion Loan at the purchase price determined by the special servicer in accordance with the pooling and servicing agreement, provided that this right to purchase the companion loan will be subject to the right of the majority certificateholder of the controlling class of such other securitization to purchase the companion loan at such purchase price. The fair value purchase option under the pooling and servicing agreement may be exercised by the majority certificateholder of the controlling class and the related mortgage loan seller, in that order.

     Termination of the Special Servicer. The special servicer may be removed and replaced, as special servicer for the Two Gateway Center Whole Loan, only with the consent of the majority certificateholder of the controlling class and the holder of the Two Gateway Center Companion Loan or, if the Two Gateway Center Companion Loan has been securitized, the majority certificateholder of the controlling class of the related securitization. In the event that an event of default exists under the pooling and servicing agreement with respect to the special servicer and the Two Gateway Center Whole Loan, if the majority certificateholder of the controlling class and the holder of the Two Gateway Center Companion Loan (or, if the Two Gateway Center Companion Loan has been securitized, the majority certificateholder of the controlling class of the related securitization) are not able to agree on a successor special servicer, then the operating advisor appointed pursuant to the related intercreditor agreement shall select one of the proposed successor special servicers. Any such appointment shall be subject to receipt of confirmation that such action will not result in the downgrade, qualification or withdrawal of the then-current ratings of the certificates as well as any commercial mortgage-backed certificates issued in connection with a securitization of the Two Gateway Center Companion Loan.


     THE AFR/BANK OF AMERICA PORTFOLIO WHOLE LOAN

     The AFR/Bank of America Portfolio Loan, which has an outstanding principal balance as of the cut-off date of $39,921,847 representing 5.53% of the initial pool balance, is secured by the same mortgaged properties on a pari passu basis with five (5) AFR/Bank of America Portfolio Companion Loans that are not included in the trust and that have an aggregate outstanding principal balance as of the cut-off date of $299,413,855. In addition, the AFR/Bank of America Portfolio B Note, which is not included in the trust and which has an outstanding principal balance as of the cut-off date of $99,804,618, is secured on a subordinate basis with, and by the same mortgaged properties as, the AFR/Bank of America Portfolio Loan and the AFR/Bank of America Portfolio Companion Loans. The AFR/Bank of America Portfolio Loan and the AFR/Bank of America Portfolio Companion Loans have the same interest rate, maturity date and amortization term. The AFR/Bank of America Portfolio B Note has the same maturity date and amortization term as the AFR/Bank of America Portfolio Loan and the AFR/Bank of America Portfolio Companion Loans, but an interest rate of 5.3918% per annum.

     Only the AFR/Bank of America Portfolio Loan is included in the trust. One
(1) AFR/Bank of America Portfolio Companion Loan and the AFR/Bank of America Portfolio B Note are owned by the GMACCM 2003-C3 Trust, for which GMAC Commercial Mortgage Corporation is the initial master servicer and Midland Loan Services, Inc. is the initial special servicer. One (1) AFR/Bank of America Portfolio Companion Loan is owned by the COMM 2004-LNB2 Trust. One (1) AFR/Bank of America Portfolio Companion Loan is owned by the trust fund relating to the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C1 commercial mortgage securitization. It is anticipated that one (1) AFR/Bank of America Portfolio Companion Loan will be owned by the trust fund relating to the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C2 commercial mortgage securitization. One (1) AFR/Bank of America Portfolio Companion Loan is currently owned by GACC, one of the mortgage loan sellers, and may be sold or transferred at any time (subject to compliance with the terms of the related intercreditor agreement).

     For the purpose of the information presented in this prospectus supplement with respect to the AFR/Bank of America Portfolio Loan, the debt service coverage ratio and loan-to-value ratio reflect the aggregate indebtedness evidenced by the AFR/Bank of America Portfolio Loan and the AFR/Bank of America Portfolio Companion Loans, but not the AFR/Bank of America Portfolio B Note.

     General. The AFR/Bank of America Portfolio Loan will be serviced pursuant to the terms of the GMACCM 2003-C3 Pooling and Servicing Agreement. However, the master servicer or the trustee, as applicable, will be required to make advances with respect to monthly P&I payments on the AFR/Bank of America Portfolio Loan unless the master servicer, the special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the AFR/Bank of America Portfolio Loan. For more information regarding the servicing of the AFR/ Bank of America Portfolio Loan, see "Servicing of the Mortgage Loans--Servicing of the AFR/Bank of America Portfolio Whole Loan" in this prospectus supplement.

     Distributions. The holders of the AFR/Bank of America Portfolio Loan, the AFR/Bank of America Companion Loans and the AFR/Bank of America Portfolio B Note have entered into an intercreditor agreement that sets forth the respective rights of each of the holders of the AFR/Bank of America Portfolio Whole Loan and provides, in general, that:

     o prior to the occurrence and continuance of a monetary event of default or material non-monetary event of default (or if such event of default has occurred and is continuing, subject in each case to the cure rights of the holder of the AFR/Bank of America Portfolio B Note, as described below):

          o the holder of the AFR/Bank of America Portfolio B Note will generally be entitled to receive its scheduled interest payments after the holders of the AFR/Bank of America Portfolio Loan and the AFR/Bank of America Portfolio Companion Loans receive their scheduled interest payments (other than default interest) and after any advances in respect of the AFR/Bank of America Portfolio Loan, the AFR/Bank of America Portfolio Companion Loans and the AFR/Bank of America Portfolio B Note are repaid in full; and

          o the holders of the AFR/Bank of America Portfolio Loan, the AFR/Bank of America Portfolio Companion Loans and the AFR/Bank of America Portfolio B Note will be entitled to receive their respective scheduled, voluntary and involuntary payments of principal on a pro rata basis; and

     o upon the occurrence and continuance of a monetary event of default or material non-monetary event of default under the related mortgage loan documents, and so long as the holder of the AFR/Bank of America Portfolio B Note is not exercising its cure rights, the holder of the AFR/Bank of America Portfolio B Note will not be entitled to receive payments of principal and interest until the holders of the AFR/Bank of America Portfolio Loan and the AFR/Bank of America Portfolio Companion Loans receive all their respective accrued scheduled interest (other than default interest) and outstanding principal in full.

     In addition, the holders of the AFR/Bank of America Portfolio Loan and the AFR/Bank of America Portfolio Companion Loans entered into a separate intercreditor agreement that sets forth the respective rights of each of the holders of the AFR/Bank of America Portfolio Loan and the AFR/Bank of America Portfolio Companion Loans and provides, in general, that:

     o the AFR/Bank of America Portfolio Loan and the AFR/Bank of America Portfolio Companion Loans are of equal priority with each other and no portion of any of them will have priority or preference over the other; and

     o all payments, proceeds and other recoveries on or in respect of the AFR/Bank of America Portfolio Loan and the AFR/Bank of America Portfolio Companion Loans will be applied to the AFR/Bank of America Portfolio Loan and the AFR/Bank of America Portfolio Companion Loans on a pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the GMACCM 2003-C3 Master Servicer, the GMACCM 2003-C3 Special Servicer, the related trustee and fiscal agent under the GMACCM 2003-C3 Pooling and Servicing Agreement, the master servicer and the trustee under the pooling and servicing agreement and any other service providers with respect to an AFR/Bank of America Portfolio Companion Loan, in accordance with the terms of the GMACCM 2003-C3 Pooling and Servicing Agreement).

     The related intercreditor agreements also permit GACC, so long as it is the holder of one or more AFR/Bank of America Portfolio Companion Loans, to reallocate the principal of such retained mortgage loans among each other (to the extent so retained) or to such new pari passu notes or to divide such retained mortgage loans into one or more "component" pari passu notes in the aggregate principal amount equal to the then outstanding mortgage loan being reallocated, provided that the aggregate principal balance of all outstanding AFR/Bank of America Portfolio Companion Loans held by GACC and the new pari passu mortgage notes following such amendments is no greater than the aggregate principal balance of the related promissory notes prior to such amendments.

      Rights of the Holder of the AFR/Bank of America Portfolio B Note

     Consultation and Consent. The related intercreditor agreement and the GMACCM 2003-C3 Pooling and Servicing Agreement provide the holder of the AFR/Bank of America Portfolio B Note with certain consultation and consent rights. In general, consultation with, and the written approval of, the holder of the AFR/Bank of America Portfolio B Note (which approval may be withheld in its sole discretion) will be required for material approvals and certain other actions with respect to the AFR/Bank of America Portfolio Whole Loan and related mortgaged property, including the following:

     o  any foreclosure upon the related mortgaged property;

     o any amendment or modification of any monetary term or material non-monetary term of the AFR/Bank of America Portfolio Whole Loan;

     o any release of collateral securing the AFR/Bank of America Portfolio Whole Loan;

     o any acceptance of a discounted payoff of the AFR/Bank of America Portfolio Whole Loan; and

     o  any waiver of a "due-on-sale" or "due-on encumbrance" clause.

     The consent and consultation rights of the holder of the AFR/Bank of America Portfolio B Note will generally be eliminated if:

     o all appraisal reduction amounts and realized losses allocated to the AFR/Bank of America Portfolio B Note after the cut-off date specified in the intercreditor agreement reduce the outstanding principal balance of the AFR/Bank of

        America Portfolio B Note below 25% of (x) the initial principal balance of the AFR/Bank of America Portfolio B Note minus (y) any payments of principal (whether as principal prepayments or otherwise) allocated to the AFR/Bank of America Portfolio B Note after such cut-off date, or

     o the party designated to exercise the rights of the holder of the AFR/Bank of America Portfolio B Note is an affiliate of the related borrower.

     The rights of the holder of the AFR/Bank of America Portfolio B Note set forth in this section will initially be exercised by a designated class of commercial mortgage pass-through certificates issued under the GMACCM 2003-C3 Pooling and Servicing Agreement.

     Notwithstanding any direction to, or approval or disapproval of, or right to give direction to or to approve or disapprove, an action of, the GMACCM 2003-C3 Master Servicer or the GMACCM 2003-C3 Special Servicer by the holder of the AFR/Bank of America Portfolio B Note, in no event will the GMACCM 2003-C3 Master Servicer or the GMACCM 2003-C3 Special Servicer be required to take any action or refrain from taking any action which would violate any law of any applicable jurisdiction, be inconsistent with the servicing standard under the GMACCM 2003-C3 Pooling and Servicing Agreement, violate the REMIC provisions or violate any other provisions of the GMACCM 2003-C3 Pooling and Servicing Agreement or the related mortgage loan documents.

     Notwithstanding anything herein to the contrary, the majority certificateholder of the controlling class under the GMACCM 2003-C3 Pooling and Servicing Agreement, the majority certificateholder of the controlling class under the pooling and servicing agreement and the holders of the other AFR/Bank of America Portfolio Companion Loans (or their designees) will always retain the right to consult with the GMACCM 2003-C3 Master Servicer or GMACCM 2003-C3 Special Servicer regarding the AFR/ Bank of America Portfolio Whole Loan.

     If, under the related intercreditor agreement and the GMACCM 2003-C3 Pooling and Servicing Agreement, the consultation and approval rights of the holder of the AFR/Bank of America Portfolio B Note are eliminated as generally described above, any decision to be made with respect to the AFR/Bank of America Portfolio Whole Loan which requires the approval of the majority of holders of the then controlling class under the GMACCM 2003-C3 Pooling and Servicing Agreement or otherwise requires approval under the related intercreditor agreement will require the approval of the holders of the AFR/Bank of America Portfolio Loan and the AFR/Bank of America Portfolio Companion Loans (or their designees) then holding a majority of the aggregate outstanding principal balance of the AFR/Bank of America Portfolio Loan and the AFR/Bank of America Portfolio Companion Loans. If such holders are not able to agree on a course of action that satisfies the servicing standard under the GMACCM 2003-C3 Pooling and Servicing Agreement within sixty (60) days after receipt of a request for consent to any action by the GMACCM 2003-C3 Master Servicer or the GMACCM 2003-C3 Special Servicer, as applicable, the majority certificateholder of the controlling class under the GMACCM 2003-C3 Pooling and Servicing Agreement will be entitled to direct the GMACCM 2003-C3 Master Servicer or the GMACCM 2003-C3 Special Servicer, as applicable, on a course of action to follow that satisfies the requirements set forth in the GMACCM 2003-C3 Pooling and Servicing Agreement (including that such action does not violate the servicing standard or another provision of the GMACCM 2003-C3 Pooling and Servicing Agreement, the AFR/Bank of America Portfolio Whole Loan or any applicable REMIC provisions), and the GMACCM 2003-C3 Master Servicer or the GMACCM 2003-C3 Special Servicer, as applicable, will be required to implement the course of action in accordance with the servicing standard set forth in the GMACCM 2003-C3 Pooling and Servicing Agreement.

     Cure Rights. The holder of the AFR/Bank of America Portfolio B Note generally will have the right under the AFR/Bank of America Portfolio Whole Loan to cure any monetary event of default or material non-monetary event of default that is capable of being cured within thirty (30) days, subject to certain limitations in the related intercreditor agreement. These cure rights, including the right of the holder of the AFR/Bank of America Portfolio B Note to cause a delay in the transfer of the AFR/Bank of America Portfolio Whole Loan to special servicing, are subject to the limitation that there be no more than three consecutive cures or special servicing delays, in any combination, and no more than an aggregate of six cures or special servicing delays in any twelve calendar month period. So long as the holder of the AFR/Bank of America Portfolio B Note is exercising its cure rights, neither the GMACCM 2003-C3 Master Servicer nor the GMACCM 2003-C3 Special Servicer will be permitted to
(i) accelerate the AFR/Bank of America Portfolio Whole Loan, (ii) treat such event of default as such for purposes of transferring the AFR/Bank of America Portfolio Whole Loan to special servicing or (iii) commence foreclosure proceedings. The holder of the AFR/Bank of America Portfolio B Note will not be permitted to exercise any cure rights if it is an affiliate of the related borrower.

     Purchase Option. So long as the holder of the AFR/Bank of America Portfolio B Note retains its consultation and consent rights as described above, the holder of the AFR/Bank of America Portfolio B Note has the option of purchasing the AFR/Bank of America Portfolio Loan from the trust, together with the AFR/Bank of America Portfolio Companion Loans, at any time after the AFR/Bank of America Portfolio Whole Loan becomes a specially serviced mortgage loan under the GMACCM 2003-C3 Pooling and Servicing Agreement as a result of an event that constitutes an event of default under the AFR/Bank of America Portfolio Whole Loan. Notwithstanding the foregoing, no such purchase option may be exercised if a foreclosure or comparable conversion of the related mortgaged property has occurred. The purchase price required to be paid by the holder of the AFR/Bank of America Portfolio B Note will generally equal the aggregate outstanding principal balance of the AFR/Bank of America Portfolio Loan and the AFR/Bank of America Portfolio Companion Loans, together with accrued and unpaid interest thereon (excluding default interest), any unreimbursed advances, together with unreimbursed interest thereon, relating to the AFR/Bank of America Portfolio Whole Loan, and, if such purchase price is being paid more than 90 days after the event giving rise to the holder of the AFR/Bank of America Portfolio B Note's purchase, a 1% liquidation fee.

     Sale of Defaulted Mortgage Loan. If the AFR/Bank of America Portfolio Companion Loan owned by the GMACCM 2003-C3 Trust is subject to a fair value purchase option, the option holder will also be required to purchase the AFR/Bank of America

Portfolio Loan and the other AFR/Bank of America Portfolio Companion Loans. Such option may be exercised by the majority certificateholder of the controlling class under the GMACCM 2003-C3 Pooling and Servicing Agreement and GACC, as mortgage loan seller under that securitization, in that order. If such option is exercised by such majority certificateholder of the controlling class, then such majority certificateholder will be required to purchase the AFR/Bank of America Portfolio Loan from the trust in connection with the exercise of that option, unless the majority certificateholder of the controlling class under the pooling and servicing agreement elects to purchase the AFR/Bank of America Portfolio Loan from the trust at the purchase price determined by the GMACCM 2003-C3 Special Servicer in accordance with the GMACCM 2003-C3 Pooling and Servicing Agreement. If such option is exercised by the related mortgage loan seller, then such option holder will be required to purchase the AFR/Bank of America Portfolio Loan from the trust in connection with the exercise of that option.

     Termination of the AFR/Bank of America Portfolio Servicer. If an event of default has occurred with respect to the GMACCM 2003-C3 Master Servicer under the GMACCM 2003-C3 Pooling and Servicing Agreement, which event of default relates to the AFR/Bank of America Portfolio Whole Loan or, if the certificates issued under the pooling and servicing agreement or any securities issued under any other pooling and servicing agreement as to which a AFR/Bank of America Portfolio Companion Loan is subject, have been qualified, withdrawn or downgraded because of the actions of the GMACCM 2003-C3 Master Servicer with respect to the AFR/Bank of America Portfolio Whole Loan, then the majority certificateholder of the controlling class or the holder of an AFR/Bank of America Portfolio Companion Loan (or its designee), as applicable, will be entitled to direct the related trustee under the GMACCM 2003-C3 Pooling and Servicing Agreement to terminate the GMACCM 2003-C3 Master Servicer solely with respect to the AFR/Bank of America Portfolio Whole Loan and, at the direction of the majority certificateholder of the controlling class or such holder of an AFR/Bank of America Portfolio Companion Loan (or its designee), as applicable, a successor master servicer that meets the eligibility requirements of the GMACCM 2003-C3 Pooling and Servicing Agreement and the related pooling and servicing agreement will be appointed to assume the obligations of such terminated master servicer and to service the AFR/Bank of America Portfolio Whole Loan under the GMACCM 2003-C3 Pooling and Servicing Agreement.

     Termination of GMACCM 2003-C3 Special Servicer. So long as the holder of the AFR/Bank of America Portfolio B Note retains its consultation and consent rights as described above, the holder of the AFR/Bank of America Portfolio B
Note is permitted to terminate, at its expense, the GMACCM 2003-C3 Special Servicer at any time, with or without cause, and to appoint a replacement special servicer, subject to satisfaction of the conditions contained in the GMACCM 2003-C3 Pooling and Servicing Agreement. If the AFR/Bank of America Portfolio B Note is not entitled to exercise such termination and appointment rights, the holders of the AFR/Bank of America Portfolio Loan and the AFR/Bank of America Portfolio Companion Loans (or their designees) then holding a majority of the aggregate outstanding principal balance of the AFR/Bank of America Portfolio Loan and the AFR/Bank of America Portfolio Companion Loans will be entitled to exercise such termination and appointment rights. If such holders are not able to agree on such appointment and removal within 60 days after receipt of notice, then the majority certificateholder of the controlling class under the GMACCM 2003-C3 Pooling and Servicing Agreement will be entitled to appoint a replacement special servicer for the AFR/Bank of America Portfolio Whole Loan.

     Exercise of Rights of Holder of the AFR/Bank of America Portfolio B
Note. The AFR/Bank of America Portfolio B Note is owned by the GMACCM 2003-C3 Trust. All rights of the holder of the AFR/Bank of America Portfolio B Note will initially be exercised by the controlling class of the separate series of commercial mortgage pass-through certificates issued under the GMACCM 2003-C3 Pooling and Servicing Agreement and backed by the AFR/Bank of America Portfolio B Note.


     THE TYSONS CORNER CENTER WHOLE LOAN

     The Tysons Corner Center Loan, which has an outstanding principal balance as of the cut-off date of $35,000,000 representing 4.85% of the initial pool balance, is secured by the same mortgaged property on a pari passu basis with three (3) Tysons Corner Center Companion Loans that are not included in the trust and that have an aggregate outstanding principal balance as of the cut-off date of $305,000,000. The Tysons Corner Center Loan and the Tysons Corner Center Companion Loans have the same interest rate, maturity date and amortization term.

     Only the Tysons Corner Center Loan is included in the trust. One (1) Tysons Corner Center Companion Loan is owned by the COMM 2004-LNB2 Trust, for which GMAC Commercial Mortgage Corporation is the initial master servicer and Lennar Partners, Inc. is the initial special servicer. It is anticipated that one (1) Tysons Corner Center Companion Loan will be owned by the trust fund related to the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C2 commercial mortgage securitization. One (1) Tysons Corner Center Companion Loan is currently owned by GACC, one of the mortgage loan sellers, and may be sold or transferred at any time (subject to compliance with the terms of the related intercreditor agreement).

     General. The Tysons Corner Center Whole Loan will be serviced pursuant to the terms of the COMM 2004-LNB2 Pooling and Servicing Agreement. However, the master servicer or the trustee, as applicable, will be required to make advances with respect to monthly P&I payments on the Tysons Corner Center Loan unless the master servicer, the special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the Tysons Corner Center Loan. For more information regarding the servicing of the Tysons Corner Center Loan, see "Servicing of the Mortgage Loans--Servicing of the Tysons Corner Center Whole Loan" in this prospectus supplement.

     Distributions. The holders of the Tysons Corner Center Loan and the Tysons Corner Center Companion Loans have entered into an intercreditor agreement that sets forth the respective rights of each of the holders of the Tysons Corner Center Whole Loan and provides, in general, that:

     o the Tysons Corner Center Loan and the Tysons Corner Center Companion Loans are of equal priority with each other and no portion of any of them will have priority or preference over the other; and

     o all payments, proceeds and other recoveries on or in respect of the Tysons Corner Center Loan and the Tysons Corner Center Companion Loans will be applied to the Tysons Corner Center Loan and the Tysons Corner Center Companion Loans on a pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the COMM 2004-LNB2 Master Servicer, the COMM 2004-LNB2 Special Servicer and the related trustee under the COMM 2004-LNB2 Pooling and Servicing Agreement, the master servicer and the trustee under the pooling and servicing agreement and any other service providers with respect to a Tysons Corner Center Companion Loan, in accordance with the terms of the COMM 2004-LNB2 Pooling and Servicing Agreement).

     The related intercreditor agreements also permit GACC, so long as it is the holder of one or more Tysons Corner Center Companion Loans, to reallocate the principal of such mortgage loans (to the extent so retained) among each other or to such new pari passu notes or to divide such retained mortgage loans into one or more "component" pari passu notes in the aggregate principal amount equal to the then outstanding mortgage loan being reallocated, provided that the aggregate principal balance of all outstanding Tysons Corner Center Companion Loans held by GACC and the new pari passu mortgage notes following such amendments is no greater than the aggregate principal balance of the related promissory notes prior to such amendments.

     Consultation and Consent. Any decision to be made with respect to the Tysons Corner Center Whole Loan that requires the approval of the majority certificateholder of the controlling class under the COMM 2004-LNB2 Pooling and Servicing Agreement or otherwise requires approval under the related intercreditor agreement (including, without limitation, foreclosure upon the related mortgaged property, modification of any monetary term or material non-monetary term of the Tysons Corner Center Whole Loan, release of collateral, acceptance of a discounted payoff of the Tysons Corner Center Whole Loan or any waiver of a "due-on-sale" or "due-on encumbrance" clause, but excluding the termination of the COMM 2004-LNB2 Special Servicer and the appointment of a successor special servicer under the COMM 2004-LNB2 Pooling and Servicing Agreement) will require the approval of holders then holding a majority of the outstanding principal balance of the Tysons Corner Center Whole Loan (or their designees).

     If holders then holding a majority of the outstanding principal balance of the Tysons Corner Center Whole Loan (or their designees) are not able to agree on a course of action that satisfies the servicing standard under the COMM 2004-LNB2 Pooling and Servicing Agreement within thirty (30) days (or such shorter period as may be required by the related mortgage loan documents to the extent the lender's approval is required) after receipt of a request for consent to any action by the COMM 2004-LNB2 Master Servicer or the COMM 2004-LNB2 Special Servicer, as applicable, the majority certificateholder of the controlling class under the COMM 2004-LNB2 Pooling and Servicing Agreement will be entitled to direct the COMM 2004-LNB2 Master Servicer or the COMM 2004-LNB2 Special Servicer, as applicable, on a course of action to follow that satisfies the requirements set forth in the COMM 2004-LNB2 Pooling and Servicing Agreement and the related intercreditor agreement (provided that such action does not violate the servicing standard set forth in the COMM 2004-LNB2 Pooling and Servicing Agreement or any other provision of the COMM 2004-LNB2 Pooling and Servicing Agreement, the related mortgage loan documents or the REMIC provisions), and the COMM 2004-LNB2 Master Servicer or the COMM 2004-LNB2 Special Servicer, as applicable, will be required to implement the course of action in accordance with the servicing standard set forth in the COMM 2004-LNB2 Pooling and Servicing Agreement. Pursuant to the COMM 2004-LNB2 Pooling and Servicing Agreement and related intercreditor agreement, each holder of the Tysons Corner Center Loan and any Tysons Corner Center Companion Loan may consult separately with the COMM 2004-LNB2 Master Servicer or the COMM 2004-LNB2 Special Servicer, as applicable, about a particular course of action.

     Sale of Defaulted Mortgage Loan. If the Tysons Corner Center Companion Loan owned by the COMM 2004-LNB2 Trust is subject to a fair value purchase option, then the majority certificateholder of the controlling class under the pooling and servicing agreement will be entitled to purchase the Tysons Corner Center Loan at the purchase price determined by the COMM 2004-LNB2 Special Servicer in accordance with the COMM 2004-LNB2 Pooling and Servicing Agreement.

     Termination of the COMM 2004-LNB2 Master Servicer. If an event of default has occurred with respect to the COMM 2004-LNB2 Master Servicer under the COMM 2004-LNB2 Pooling and Servicing Agreement, which event of default relates to the Tysons Corner Center Whole Loan or, if the certificates issued under the pooling and servicing agreement or any securities issued under any other pooling and servicing agreement as to which a Tysons Corner Center Companion Loan is subject, have been qualified, withdrawn or downgraded because of the actions of the COMM 2004-LNB2 Master Servicer with respect to the Tysons Corner Center Whole Loan, then the holders of a majority of the outstanding principal balance of the Tysons Corner Center Whole Loan (or their designees) will be entitled to direct the related trustee to terminate the COMM 2004-LNB2 Master Servicer solely with respect to the Tysons Corner Center Whole Loan and, at the direction of such majority holders (or their designees), a successor master servicer that meets the eligibility requirements of the COMM 2004-LNB2 Pooling and Servicing Agreement and the related pooling and servicing agreement will be appointed to assume the obligations of such terminated master servicer and service the Tysons Corner Center Whole Loan under the COMM 2004-LNB2 Pooling and Servicing Agreement. If such holders are not able to agree on such appointment and removal within thirty (30) days after receipt of notice, then the majority certificateholder of the controlling class under the COMM 2004-LNB2 Pooling and Servicing Agreement will be entitled to appoint a successor master servicer of the Tysons Corner Center Whole Loan.

     Termination of Tysons Corner Center Special Servicer. The majority certificateholder of the controlling class under the COMM 2004-LNB2 Pooling and Servicing Agreement will be entitled to terminate, at its expense, the special servicer of the Tysons Corner Center Whole Loan at any time, with or without cause, and to appoint a replacement special servicer, subject to satisfaction of the conditions contained in the COMM 2004-LNB2 Pooling and Servicing Agreement.

     THE CARSON PIRIE SCOTT WHOLE LOAN

     The Carson Pirie Scott Loan, which has an outstanding principal balance as of the cut-off date of $14,125,846 representing 1.96% of the initial pool balance, is secured by the same mortgaged property on a senior basis to the Carson Pirie Scott B Note, which is not included in the trust and which has an outstanding principal balance as of the cut-off date of $7,051,959. The Carson Pirie Scott Loan is a fully amortizing loan with a maturity date in January 2024. The Carson Pirie Scott B Note is an interest-only balloon loan with a maturity date in January 2024. The Carson Pirie Scott Loan and the Carson Pirie Scott B Note have the same interest rate.

     Only the Carson Pirie Scott Loan is included in the trust. The Carson Pirie Scott B Note is currently owned by an affiliate of GACC, one of the mortgage loan sellers, and may be sold or transferred at any time (subject to compliance with the terms of the related intercreditor agreement).

     For the purpose of the information presented in this prospectus supplement with respect to the Carson Pirie Scott Loan, the debt service coverage ratio and loan-to-value ratio reflect the indebtedness evidenced by the Carson Pirie Scott Loan, but not the Carson Pirie Scott B Note.

     General. The Carson Pirie Scott Loan and the Carson Pirie Scott B Note will be serviced pursuant to the pooling and servicing agreement. The master servicer or the trustee, as applicable, will be required to make advances with respect to monthly P&I payments on the Carson Pirie Scott Loan unless the master servicer, the special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the Carson Pirie Scott Whole Loan. Neither the master servicer nor the trustee will be required to make P&I advances with respect to the Carson Pirie Scott B Note. For more information regarding the servicing of the Carson Pirie Scott Loan, see "Servicing of the Mortgage Loans--Servicing of the Carson Pirie Scott Whole Loan" in this prospectus supplement.

     Distributions. The holders of the Carson Pirie Scott Loan and the Carson Pirie Scott B Note have entered into an intercreditor agreement that sets forth the respective rights of each of the holders of the Carson Pirie Scott Whole Loan and provides, in general, that:

     o prior to the occurrence and continuance of a monetary event of default or material non-monetary event of default (or if such event of default has occurred and is continuing, subject in each case to the cure rights of the holder of the Carson Pirie Scott B Note, as described below):

        o the holder of the Carson Pirie Scott B Note will generally be entitled to receive its scheduled interest payments after the holder of the Carson Pirie Scott Loan receives its scheduled interest payments (other than default interest) and after any advances in respect of the Carson Pirie Scott Loan and the Carson Pirie Scott B Note are repaid in full;

        o the holder of the Carson Pirie Scott Loan will be entitled to receive all scheduled payments of principal on the Carson Pirie Scott Whole Loan and all voluntary and involuntary prepayments on the Carson Pirie Scott Whole Loan until the principal balance of the Carson Pirie Scott Loan is paid in full; and

        o the holder of the Carson Pirie Scott B Note will be entitled to receive the scheduled balloon payment at maturity; and

     o upon the occurrence and continuance of a monetary event of default or material non-monetary event of default, so long as the holder of the Carson Pirie Scott B Note is not exercising its cure rights, the holder of the Carson Pirie Scott B Note will not be entitled to receive payments of principal and interest until the holder of the Carson Pirie Scott Loan receives all of its accrued scheduled interest and outstanding principal in full.

     RVI Policy. The borrower under the Carson Pirie Scott Whole Loan has obtained a residual value insurance, or RVI, policy. The RVI policy provides that, upon the maturity of the Carson Pirie Scott Whole Loan, if such borrower does not pay the scheduled balloon payment and all other amounts payable under the Carson Pirie Scott Whole Loan, the provider of the RVI policy will be required, subject to certain exclusions from coverage, to pay an amount equal to any such remaining indebtedness up to $7,147,250, which equals the insured value of the related mortgaged property. This amount is at least equal to the amount of the scheduled balloon payment due on the Carson Pirie Scott B Note. The RVI policy only supports payments on the Carson Pirie Scott B Note and is not available for payments on the Carson Pirie Scott Loan.

      Rights of the Holder of the Carson Pirie Scott B Note

     Consultation and Consent. The related intercreditor agreement and the pooling and servicing agreement provide the holder of the Carson Pirie Scott B Note with certain consultation and consent rights. In general, consultation with, and the written approval of, the holder of the Carson Pirie Scott B Note (which approval may be withheld in its sole discretion) will be required for material approvals and certain other actions with respect to the Carson Pirie Scott Whole Loan and related mortgaged property, including the following:

     o  any foreclosure upon the related mortgaged property;

     o any amendment or modification of any monetary term or material non-monetary term of the Carson Pirie Scott Whole Loan;

     o  any release of collateral securing the Carson Pirie Scott Whole Loan;

     o any acceptance of a discounted payoff of the Carson Pirie Scott Whole Loan; and

     o  any waiver of a "due-on-sale" or "due-on encumbrance" clause.

     The consent and consultation rights of the holder of the Carson Pirie Scott B Note will generally be eliminated if:

     o all appraisal reduction amounts and realized losses allocated to the Carson Pirie Scott B Note after the cut-off date specified in the intercreditor agreement reduce the outstanding principal balance of the Carson Pirie Scott B Note below 25% of (x) the initial principal balance of the Carson Pirie Scott

        B Note minus (y) any payments of principal (whether as principal prepayments or otherwise) allocated to the Carson Pirie Scott B Note after the cut-off date specified in the intercreditor agreement, or

     o the holder of the Carson Pirie Scott B Note is an affiliate of the related borrower.

     Notwithstanding any direction to, or approval or disapproval of, or right to give direction to or to approve or disapprove, an action of, the master servicer or the special servicer by the holder of the Carson Pirie Scott B Note, in no event will the master servicer or the special servicer be required to take any action or refrain from taking any action which would violate any law of any applicable jurisdiction, be inconsistent with the servicing standard under the pooling and servicing agreement, violate the REMIC provisions or violate any other provisions of the pooling and servicing agreement or the related mortgage loan documents.

     Notwithstanding anything herein to the contrary, the majority certificateholder of the controlling class under the pooling and servicing agreement will always retain the right to consult with the master servicer and the special servicer regarding the Carson Pirie Scott Whole Loan.

     Cure Rights. The holder of the Carson Pirie Scott B Note generally will have the right under the Carson Pirie Scott Whole Loan to cure any monetary event of default and any non-monetary event of default that is capable of being cured within thirty (30) days. These cure rights, including the right of the holder of the Carson Pirie Scott B Note to cause a delay in the transfer of the Carson Pirie Scott Whole Loan to special servicing under the pooling and servicing agreement, are subject to the limitation that there be no more than three consecutive cures or special servicing delays, in any combination, and no more than an aggregate of six cures or special servicing delays in any twelve calendar month period. So long as the holder of the Carson Pirie Scott B Note is exercising its cure rights, neither the master servicer nor the special servicer will be permitted to (i) accelerate the Carson Pirie Scott Whole Loan,
(ii) treat such event of default as such for purposes of transferring the Carson Pirie Scott Whole Loan to special servicing, or (iii) commence foreclosure proceedings. The holder of the Carson Pirie Scott B Note will not be permitted to exercise any cure rights if it is an affiliate of the related borrower.

     Purchase Option. The holder of the Carson Pirie Scott B Note has the option of purchasing the Carson Pirie Scott Loan from the trust at any time after the Carson Pirie Scott Whole Loan becomes a specially serviced mortgage loan under the pooling and servicing agreement as a result of an event that constitutes an event of default under the Carson Pirie Scott Whole Loan. Notwithstanding the foregoing, no such purchase option may be exercised if a foreclosure or comparable conversion of the related mortgaged property has occurred.

     The purchase price required to be paid by the holder of the Carson Pirie Scott B Note will generally equal the outstanding principal balance of the Carson Pirie Scott Loan, together with accrued and unpaid interest thereon (excluding default interest), any unreimbursed advances, together with unreimbursed interest thereon, relating to the Carson Pirie Scott Whole Loan, and, if such purchase price is being paid more than

90 days after the event giving rise to the holder of the Carson Pirie Scott B Note's purchase, a 1% liquidation fee.

     Termination of the Special Servicer. So long as the holder of the Carson Pirie Scott B Note retains its consultation and consent rights as described above, the holder of the Carson Pirie Scott B Note is permitted to terminate, at its expense, the special servicer solely with respect to the Carson Pirie Scott Whole Loan at any time, with or without cause, and to appoint a replacement special servicer for the Carson Pirie Scott Whole Loan, subject to satisfaction of the conditions contained in the pooling and servicing agreement.


     THE WILL-O-WISP APARTMENTS WHOLE LOAN

     The Will-O-Wisp Apartments Loan, which has an outstanding principal balance as of the cut-off date of $4,908,235, representing 0.68% of the initial pool balance, is secured by the same mortgaged property on a senior basis to the Will-O-Wisp Apartments B Note, which is not included in the trust and which has an outstanding principal balance as of the cut-off date of $329,845. The Will-O-Wisp Apartments Loan is a balloon loan with a maturity date in February 2011. The Will-O-Wisp Apartments B Note is a balloon loan with a maturity date in February 2011. The Will-O-Wisp Apartments B Note bears interest at the rate of 12.95% per annum.

     Only the Will-O-Wisp Apartments Loan is included in the trust. The Will-O-Wisp Apartments B Note is currently owned by an unaffiliated party.

     For the purpose of the information presented in this prospectus supplement with respect to the Will-O-Wisp Apartments Loan, the debt service coverage ratio and loan-to-value ratio reflect the indebtedness evidenced by the Will-O-Wisp Apartments Loan but not the Will-O-Wisp Apartments B Note.

     General. The Will-O-Wisp Apartments Loan and the Will-O-Wisp Apartments B Note will be serviced pursuant to the pooling and servicing agreement. The master servicer or the trustee, as applicable, will be required to make advances with respect to monthly P&I payments on the Will-O-Wisp Apartments Loan unless the master servicer, the special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the Will-O-Wisp Apartments Loan. Neither the master servicer nor the trustee will be required to make P&I advances with respect to the Will-O-Wisp Apartments B Note.

     Distributions. The holders of the Will-O-Wisp Apartments Loan and the Will-O-Wisp Apartments B Note have entered into an intercreditor agreement that sets forth the respective rights of each of the holders of the Will-O-Wisp Apartments Whole Loan and provides, in general, that:

     o prior to the occurrence and continuance of a monetary event of default, an acceleration of the Will-O-Wisp Apartments Loan or Will-O-Wisp Apartments B Note or a bankruptcy proceeding involving the Will-O-Wisp Apartments Whole Loan borrower:

          o the holder of the Will-O-Wisp Apartments B Note will generally be entitled to receive its scheduled interest and principal payments; and

          o voluntary prepayments and prepayments on account of the application of insurance and condemnation proceeds and other recoveries will be applied first to the principal balance of the Will-O-Wisp Apartments Loan until the principal balance of the Will-O-Wisp Apartments Loan is paid in full, and then to the principal balance of the Will-O-Wisp Apartments B Note; and

     o upon the occurrence and continuance of a monetary event of default, an acceleration of the Will-O-Wisp Apartments Loan or Will-O-Wisp Apartments B Note or a bankruptcy proceeding involving the Will-O-Wisp Apartments Whole Loan borrower, the holder of the Will-O-Wisp Apartments B Note will not be entitled to receive payments of principal and interest until the holder of the Will-O-Wisp Apartments Loan receives all of its accrued scheduled interest (other than default interest) and outstanding principal in full.


     Rights of the Holder of the Will-O-Wisp Apartments B Note

     Consultation and Consent. The related intercreditor agreement and the pooling and servicing agreement provide the holder of the Will-O-Wisp Apartments B Note with certain consultation and consent rights. In general, consultation with, and the written approval of, the holder of the Will-O-Wisp Apartments B Note (which approval may be withheld in its sole discretion) will be required for material approvals and certain other actions with respect to the Will-O-Wisp Apartments Whole Loan and related mortgaged property, including the following:

     o increasing the interest rate, principal amount or material monetary obligations of the Will-O-Wisp Apartments Loan;

     o decreasing the interest or principal amount of the Will-O-Wisp Apartments B Note;

     o    shortening the scheduled maturity date of the Will-O-Wisp Apartments
          Loan;

     o accepting any additional collateral for the Will-O-Wisp Apartments Loan unless such collateral also secures the Will-O-Wisp Apartments B Note;

     o releasing the lien of the mortgage securing the Will-O-Wisp Apartments B Note; or

     o modifying any prepayment or defeasance provision of the Will-O-Wisp Apartments Loan in a manner materially adverse to the Will-O-Wisp Apartments B Note.

     The consent and consultation rights of the holder of the Will-O-Wisp Apartments B Note are generally eliminated at the time the right of the holder of the Will-O-Wisp Apartments B Note to purchase the Will-O-Wisp Apartments Loan, as described below, has expired.

     Purchase Option. The holder of the Will-O-Wisp Apartments B Note has the option of purchasing the Will-O-Wisp Apartments Loan from the trust at any time that (i) any payment of principal or interest on either or both of the Will-O-Wisp Apartments Loan or the Will-O-Wisp Apartments B Note becomes 90 or more days delinquent, (ii) the principal balance of the Will-O-Wisp Apartments Loan and/or the Will-O-Wisp Apartments B Note has been accelerated, (iii) the principal balance of either or both of the Will-O-Wisp Apartments Loan or the Will-O-Wisp Apartments B Note is not paid at maturity, (iv) the related borrower files a petition for bankruptcy or is otherwise the subject of a bankruptcy proceeding or (v) any other event where the cash flow payment under Will-O-Wisp Apartments B Note has been interrupted and the cash flow waterfall thereunder converted to sequential payments pursuant to the related intercreditor agreement.

     The purchase price will generally equal the outstanding principal balance of the Will-O-Wisp Apartments Loan, together with accrued and unpaid interest thereon (excluding default interest); any unreimbursed advances, together with unreimbursed interest thereon, relating to Will-O-Wisp Apartments Loan; any expenses incurred in enforcing Will-O-Wisp Apartments Loan and the Will-O-Wisp Apartments B Note; any costs not reimbursed to the trust or any servicer; expenses of transferring the Will-O-Wisp Apartments Loan and any other amounts owed under the related loan documents. The purchase option terminates if the holder of the Will-O-Wisp Apartments B Note does not deliver a notice of exercise of the option generally within 30 days after the date the holder of the Will-O-Wisp Apartments Loan has delivered a notice of certain defaults under the Will-O-Wisp Apartments Loan and/or the Will-O-Wisp Apartments B Note.

     Servicing of the Will-O-Wisp Apartments B Note. The pooling and servicing agreement and the related intercreditor agreement will govern the servicing and administration of the Will-O-Wisp Apartments Loan and the Will-O-Wisp Apartments B Note (and all decisions, consents, waivers, approvals and other actions on the part of the holder of the Will-O-Wisp Apartments Loan or the Will-O-Wisp Apartments B Note will be effected in accordance with the pooling and servicing agreement), provided that upon the securitization of the Will-O-Wisp Apartments B Note, the servicing and administration of the Will-O-Wisp Apartments B Note will be performed by the servicer under the related pooling and servicing agreement for the trust that then owns the Will-O-Wisp Apartments B Note.

     DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     All of the mortgage loans contain both due-on-sale and due-on-encumbrance clauses. With limited exceptions, these clauses either:

     o permit the holder of the mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or transfers or encumbers the mortgaged property in violation of the terms of the mortgage or other loan documents, or

     o prohibit the borrower from doing so without the consent of the holder of the mortgage. See "--Secured Subordinate Financing" in this prospectus supplement.

     Some of the mortgage loans permit either:

     o transfer of the related mortgaged property if specified conditions are satisfied or if the transfer is to a borrower reasonably acceptable to the lender, or

     o    transfers to specified parties related to the borrower.

     With respect to any mortgage loan other than the AFR/Bank of America Portfolio Loan and the Tysons Corner Center Loan, the master servicer or the special servicer, on behalf of the trust, will determine, with the approval of the majority certificateholder of the controlling class, and, if applicable, the person or persons entitled to exercise such rights with respect to any companion loan or B note pursuant to the related intercreditor agreement and in accordance with the servicing standard, whether to exercise any right the holder of the mortgage may have under a due-on-sale or due-on-encumbrance clause to accelerate payment of the related mortgage loan or to withhold its consent to the transfer or encumbrance of the mortgaged property. See "The Pooling and Servicing Agreements--Due-on-Sale and Due-on-Encumbrance Provisions" and "Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance" in the prospectus.


     SECURED SUBORDINATE FINANCING

     Other than the three (3) loans indicated in the table below, which represent 8.17% of the initial pool balance, no seller is aware of any mortgaged properties that are encumbered by secured subordinate debt with respect to any loans it is selling to the depositor. See "Description of the Mortgage Pool--The AFR/Bank of America Portfolio Whole Loan," "--The Carson Pirie Scott Whole Loan" and "--The Will-O-Wisp Apartments Whole Loan" in this prospectus supplement.


                            SECURED SUBORDINATE DEBT



                                                                                 INITIAL PRINCIPAL AMOUNT
 CONTROL                                       CUT-OFF DATE     % OF INITIAL            OF SECURED
  NUMBER             PROPERTY NAME                BALANCE       POOL BALANCE         SUBORDINATE DEBT
---------   -------------------------------   --------------   --------------   -------------------------
    4       AFR/Bank of America Portfolio      $39,921,847           5.53%             $100,000,000
    19      Carson Pirie Scott                 $14,125,846           1.96%             $  7,051,959
    41      Will-O-Wisp Apartments             $ 4,908,235           0.68%             $    330,000

     In addition, with respect to the Carson Pirie Scott Loan, which represents 1.96% of the initial pool balance, the borrower is permitted to incur secured subordinated debt in the future, provided that certain conditions are met. Such conditions generally include that (i) a rating agency confirmation that the ratings on the certificates will not be downgraded, qualified or withdrawn,
(ii) certain underwriting criteria be met and (iii) the subordinated lender agrees to enter into a subordination and standstill agreement acceptable to the senior lender. See "Risk Factors--Additional secured debt on the mortgaged property may increase realized losses allocated to your certificates" in this prospectus supplement and "Legal Aspects of Mortgage Loans--Subordinate Financing" in the prospectus.

     Furthermore, the respective mortgaged properties that secure the Two Gateway Center Loan, which represents 6.92% of the initial pool balance, the AFR/Bank of America Portfolio Loan, which represents 5.53% of the initial pool balance, and the Tysons Corner Center Loan, which represents 4.85% of the initial pool balance, also secure the related companion loans on a pari passu basis. See "Description of the Mortgage Pool--The Two Gateway Center Whole Loan," "--The AFR/Bank of America Portfolio Whole Loan" and "--The Tysons Corner Center Whole Loan," in this prospectus supplement.

     UNSECURED SUBORDINATE FINANCING, MEZZANINE FINANCING AND PREFERRED EQUITY

     Some of the mortgage loans may permit the borrower to incur unsecured subordinated debt in the future, in most cases, conditioned upon delivery of a subordination agreement or standstill agreement or both and requirements that limit the use of proceeds to refurbishing or renovating the property or acquiring furniture, fixtures and equipment for the property or both. Additional debt, in any form, may cause a diversion of funds from property maintenance and increase the likelihood that the borrower will become the subject of a bankruptcy proceeding.

     With respect to the Tysons Corner Center Loan, which represents 4.85% of the initial pool balance, the related mortgage loan documents permit the related borrower to incur additional unsecured indebtedness in connection with expansion and renovation of certain portions of the mortgaged property. See "The Tysons Corner Center Loan--The Property" in Annex B to this prospectus supplement.

     Except for five (5) mortgage loans indicated in the table below, which represent 10.61% of the initial pool balance, that either currently have mezzanine debt and/or permit future mezzanine debt secured by equity interests in the borrower, the sellers are not aware of any borrowers under the mortgage loans that have incurred or are permitted to incur mezzanine debt secured by equity interests in the borrower.


                                 MEZZANINE DEBT

                                                                                INITIAL PRINCIPAL        FUTURE
 CONTROL                                        CUT-OFF DATE    % OF INITIAL        AMOUNT OF        MEZZANINE DEBT
  NUMBER              PROPERTY NAME                BALANCE      POOL BALANCE      MEZZANINE DEBT     PERMITTED (Y/N)
---------  ----------------------------------  --------------  --------------  -------------------  ----------------
    5      Johnstown Galleria(1)                $37,298,226          5.17%             (1)                 N
    18     Randolph A&P(2)                      $14,660,904          2.03%             (2)                 Y
    23     Golden Wheel Manufactured Housing
             Community                          $12,021,504          1.67%          $400,000               N
    28     Blairstown A&P(2)                    $ 8,747,589          1.21%             (2)                 Y
    48     Food Basics Paterson(2)              $ 3,796,350          0.53%             (2)                 Y

----------
(1) See the discussion of the Johnston Galleria mortgage loan set forth below for a description of the mezzanine debt related to this mortgage loan.

(2) See the discussion of the Randolph A&P, Blairstown A&P and Food Basics Paterson mortgage loans set forth below for a description of the mezzanine debt related to these mortgage loans.


     With respect to the Johnstown Galleria mortgage loan, representing 5.17% of the initial pool balance and identified by control number 5 on "Annex A" to this prospectus supplement, a mezzanine loan in the approximate initial principal amount of $3,000,000 was made to ZAK Malls LLC, an indirect owner of the borrower. The mezzanine loan is secured by a pledge of the equity interests in the owner of the borrower. The maturity date of the mezzanine loan is February 1, 2014. Interest accrues on the outstanding balance of the mezzanine loan at 13.00% per annum. The originator of the Johnstown Galleria Mall mortgage loan entered into an intercreditor agreement with the Johnstown Galleria mezzanine lender. See "Johnstown Galleria Mall Loan--Mezzanine Loan" in Annex B to this prospectus supplement.

     With respect to the Randolph A&P mortgage loan, the Blairstown A&P mortgage loan and the Food Basics Paterson mortgage loan, representing in the aggregate 3.77% of the initial pool balance and identified by control numbers 18, 28 and 48 on "Annex A" to this prospectus supplement, a mezzanine loan in the approximate initial aggregate principal amount of $12,104,756 (a portion of which in the amount of $10,974,000 is referred to as the "A Mezzanine Loan" and a portion of which in the amount of $1,130,756 is referred to as the "B Mezzanine Loan") was made to CCP/Drawbridge

Grocery Owners, LLC, the sole member of the related borrowers. Subject to certain conditions set forth in the mezzanine loan documents, the mezzanine lender may advance the mezzanine borrower an additional $5,000,000. The mezzanine loan is secured by a pledge of (i) the equity interests in the owner of the borrowers under the Randolph A&P, Blairstown A&P and Food Basics Paterson mortgage loans, and (ii) the equity interests of four other borrowers under other mortgage loans that are not included in the mortgage pool. The A Mezzanine Loan amounts allocated to the equity interests of the borrowers under the Randolph A&P, Blairstown A&P and Food Basics Paterson mortgage loans are $1,738,000, $1,072,000 and $505,000, respectively, with the balance of the A Mezzanine Loan allocated to the equity interests of the borrowers under the four mortgage loans not included in the mortgage pool. Interest accrues on the A Mezzanine Loan at a per annum rate equal to 16.00%. No interest accrues on the B Mezzanine Loan.

     Additional debt, in any form, may cause a diversion of funds from property maintenance and increase the likelihood that the borrower will become the subject of a bankruptcy proceeding.

     Except as described above, the depositor has not been able to confirm whether the respective borrowers under the mortgage loans have any other debt outstanding.

     See "Risk Factors--Mezzanine debt secured by equity in the borrower may increase risks" in this prospectus supplement and "Legal Aspects of Mortgage Loans--Subordinate Financing" in the prospectus.


     GROUND LEASES

     Fourteen (14) mortgaged properties, securing mortgage loans that represent 5.93% of the initial pool balance, consist solely of the borrower's leasehold interest in a ground lease. Seven (7) of the mortgaged properties, securing mortgage loans that represent 3.81% of the initial pool balance, consist of a component that is the borrower's leasehold interest under a ground lease and a component that is the borrower's fee simple interest in the remaining portion of the mortgaged property.

     Other than the mortgaged properties securing the AFR/Bank of America Portfolio Loan and the Seaside Factory Outlet Mall mortgage loan, none of such ground leases (including any extension options) expire less than approximately twenty (20) years after the stated maturity of the related mortgage loan. Under the terms of each such ground lease, the ground lessor generally has either made its fee interest subject to the related mortgage or has agreed to give the holder of the mortgage loan notice of, and has granted such holder the right to cure, any default or breach by the lessee. The AFR/Bank of America Portfolio Loan is partially secured by several ground leases which were mortgaged as additional collateral, but for which no loan allocations were assigned, and certain short-term leases for parking lots or motor bank facilities serving the mortgaged properties. The Seaside Factory Outlet Mall mortgage loan is partially secured by a parking lot lease. These additional leases with respect to the AFR/Bank of America Portfolio Loan and the Seaside Factory Outlet Mall mortgage loan do not include the lender protections described above and may have shorter terms.

     CREDIT TENANT LEASE

     The Carson Pirie Scott Loan, which represents 1.96% of the initial pool balance, is secured by a mortgage on a mortgaged property that is subject to a credit tenant lease. Scheduled monthly payments under this credit tenant lease are sufficient to pay in full and on a timely basis all interest and principal and other sums scheduled to be paid with respect to the Carson Pirie Scott Whole Loan, except for the balloon payment on the Carson Pirie Scott B Note, which may be paid from the proceeds of a residual value insurance policy. Under this credit tenant lease, the related credit tenant generally has no right to terminate or abate rent, even in the event of a casualty or condemnation or the failure of the related borrower to perform required maintenance, repairs or replacement with respect to the related mortgaged property, subject to certain exceptions. The credit tenant lease has a primary lease term that expires thirty (30) days after the maturity date of the Carson Pirie Scott Whole Loan.

     LOAN DOCUMENTATION

     Except as otherwise described under "Description of the Mortgage Pool--Related Borrowers, Cross-Collateralized Mortgage Loans and Mortgage Loans Collateralized by Multiple Properties," each mortgage loan is evidenced by a promissory note and secured by a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple and/or leasehold interest in a multifamily, retail, office, industrial, warehouse, hospitality or other commercial property.

     SIGNIFICANT MORTGAGE LOANS

     Brief summaries of certain of the material terms of the mortgage loans associated with the ten (10) largest mortgage loans in the mortgage pool are contained in "Annex B" to this prospectus supplement.

     THE ORIGINATORS AND THE SELLERS

     GMAC Commercial Mortgage Corporation (GMACCM). GMAC Commercial Mortgage Corporation, a California corporation, is an indirect wholly-owned subsidiary of GMAC Mortgage Group, Inc., which is a wholly-owned direct subsidiary of General Motors Acceptance Corporation. GMACCM is the master servicer and is also an affiliate of the depositor. Certain of the mortgage loans were originated by GMAC Commercial Mortgage Bank (an affiliate of GMACCM) and were subsequently sold to GMACCM. The principal offices of GMACCM are located at 200 Witmer Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 328-4622.

     German American Capital Corporation (GACC). German American Capital Corporation, a Maryland corporation, is a wholly-owned subsidiary of Deutsche Bank North America Holding Corp., which is a wholly-owned subsidiary of Deutsche Bank AG, a German corporation. GACC is also an affiliate of Deutsche Bank Securities Inc., one of the underwriters. GACC engages primarily in the business of purchasing and holding mortgage loans pending securitization, repackaging or other disposition. GACC also acts from time to time as the originator of mortgage loans. Although GACC purchases and sells mortgage loans for its own account, it does not act as a broker or dealer in connection with any such mortgage loans. The principal offices of GACC are located at 60 Wall Street, New York, New York 10005. Its telephone number is (212) 250-2500.

     Morgan Stanley Mortgage Capital Inc. (MSMC). MSMC is an affiliate of Morgan Stanley & Co. Incorporated, one of the underwriters, formed as a New York corporation to originate and acquire loans secured by mortgages on commercial and multifamily real estate. Each of the MSMC loans was originated by MSMC, and all of the MSMC loans were underwritten by MSMC underwriters. The principal offices of MSMC are located at 1585 Broadway, New York, New York 10036. MSMC's telephone number is (212) 761-4700.

     The information set forth herein concerning the mortgage loan sellers, the originators and the underwriting conducted by each with respect to the mortgage loans has been provided by the respective mortgage loan seller or originator, and neither the depositor nor the underwriters make any representation or warranty as to the accuracy or completeness of such information.


     UNDERWRITING MATTERS

      Environmental Assessments and Insurance

     "Phase I" environmental site assessments or updates of previously conducted assessments were performed on all of the mortgaged properties. "Phase II" environmental site assessments were performed on some mortgaged properties. These environmental site assessments were performed for the seller of the related mortgage loan or the report was delivered to that seller as part of its acquisition or origination of the mortgage loan. For all but one (1) mortgaged property, which secures a mortgage loan that represents 0.75% of the initial pool balance, these environmental assessments were performed during the 12-month period before the cut-off date.

     Any material adverse environmental conditions or circumstances revealed by these environmental assessments for the mortgaged properties are described in "Risk Factors--Adverse environmental conditions at a mortgaged property may reduce or delay your payments."

     The information contained in this prospectus supplement is based on the environmental assessments and has not been independently verified by the depositor, any seller, the originators, the master servicer, the special servicer, the underwriters or any of their respective affiliates.


      Property Condition Assessments

     Inspections or updates of previously conducted inspections were conducted by independent licensed engineers or architects or both for all of the mortgaged properties in connection with the origination or the purchase of the related mortgage loan. For all but one (1) mortgaged property, which secures a mortgage loan that represents 0.75% of the initial pool balance, the inspections were conducted within the 12-month period before the applicable cut-off date. The inspections were conducted to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a mortgaged property. The resulting reports on some of the mortgaged properties indicated a variety of deferred maintenance items and recommended capital expenditures. In some instances, repairs or maintenance were completed before closing or cash reserves were established to fund the deferred maintenance or replacement items or both.

  Appraisals

     An appraisal for each mortgaged property was performed or an existing appraisal updated in connection with the origination or the purchase of the related mortgage loan. For all but one (1) mortgaged property, which secures a mortgage loan that represents 0.75% of the initial pool balance, the appraisals were performed during the 12-month period before the applicable cut-off date. The appraised value of the related mortgaged property or properties is greater than the original principal balance of the related mortgage loan or the aggregate original principal balance of any set of cross-collateralized loans. All such appraisals were conducted by an independent appraiser that is state-certified or designated as a member of the Appraisal Institute. The appraisal (or a separate letter) for each of the mortgaged properties contains a statement by the appraiser to the effect that the appraisal guidelines of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, were followed in preparing the appraisal. However, none of the depositor, any seller, the originators, the master servicer, the special servicer, the underwriters or any of their respective affiliates has independently verified the accuracy of the appraiser's statement. For a discussion of the risks related to appraisals, see "Risk Factors--Losses may result if the special servicer is unable to sell a mortgaged property securing a defaulted mortgage loan for its appraised value."

     For information about the values of the mortgaged properties available to the depositor as of the applicable cut-off date, see "Annex A" to this prospectus supplement.

     HAZARD, LIABILITY AND OTHER INSURANCE

     The mortgage loans typically require that the mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the mortgaged property. If applicable, the policy contains appropriate endorsements to avoid the application of co-insurance and does not permit reduction in insurance proceeds for depreciation, except in certain instances where credit tenants are required to obtain this insurance or may self-insure.

     Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included improvements in any area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of:

   (1)   the outstanding principal balance of the mortgage loan;

   (2)   the full insurable value of the mortgaged property;

   (3) the maximum amount of insurance available under the National Flood Insurance Act of 1968; and

   (4) 100% of the replacement cost of the improvements located on the mortgaged property, except in some cases where self-insurance was permitted.

     The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally each of the mortgage loans requires that the mortgaged property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates, and in some cases there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

     Each mortgage typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the mortgaged property in an amount customarily required by institutional lenders.

     Each mortgage typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related mortgaged property for not less than twelve months.

     The mortgaged properties are typically not insured for earthquake risk. For mortgaged properties located in California and some other seismic zones, the related seller typically conducted seismic studies to assess the "probable maximum loss" for the related mortgaged properties. In general, the related borrower was required to obtain earthquake insurance if the seismic report indicated that the probable maximum loss is greater than 20%.

     See "Risk Factors--Recent developments may limit the availability or scope or increase the cost of insurance required by the mortgage loans."

     EARNOUTS AND ADDITIONAL COLLATERAL LOANS

     Some of the mortgage loans are additionally secured by cash reserves or irrevocable letters of credit that will be released upon satisfaction by the borrower of leasing-related or other conditions, including, in some cases, achieving specified debt service coverage ratios or loan-to-value ratios. All but two (2) of these mortgage loans require that if these conditions are not met, the related reserve or credit enhancement amount may be applied to partially defease or prepay the related mortgage loan. Any resulting partial prepayment may not be required to be accompanied by payment of a prepayment premium or yield maintenance charge. For a description of the cash reserves or letters of credit and related earnout information, see "Annex A" to this prospectus supplement.

     ASSIGNMENT OF THE MORTGAGE LOANS; REPURCHASES AND SUBSTITUTIONS

     On or before the closing date, the depositor will acquire the mortgage loans, directly or indirectly from the sellers, in each case, under a mortgage loan purchase agreement or a similar agreement to be entered into by or assigned to the depositor, who will then assign its interests in the mortgage loans, without recourse, to the trustee for the benefit of the holders of the certificates.

     Each seller is a "mortgage loan seller" for purposes of the prospectus.

     With respect to the mortgage loans sold by that seller to the depositor, each such seller is typically required to deliver, or cause to be delivered, to the trustee, the following documents:

     (1) the original mortgage note, endorsed, without recourse, in blank or to the order of the trustee;

     (2) the original or a copy of the mortgage(s), together with originals or copies of any intervening assignments of the document(s), in each case with evidence of recording thereon unless the document(s) have not been returned by the applicable recorder's office;

     (3) the original or a copy of any assignment(s) of rents and leases, if the assignment is a document separate from the mortgage, together with originals or copies of any intervening assignments, in each case with evidence of recording thereon, unless the document(s) have not been returned by the applicable recorder's office;

     (4) an assignment of each mortgage in blank or in favor of the trustee, in recordable form;

     (5) an assignment of any assignment(s) of rents and leases, if the item is a document separate from the mortgage, in blank or in favor of the trustee, in recordable form;

     (6) any UCC financing statements and related original assignments to the trustee;

     (7) an original or copy of the related lender's title insurance policy, or, if a title insurance policy has not yet been issued, a commitment for title insurance "marked-up" at the closing of the mortgage loan;

     (8)  when relevant, the ground lease or a copy of the ground lease;

     (9) the original or a copy of any letter of credit and related transfer documents; and

     (10) when relevant, copies of franchise agreements and franchisor comfort letters for hospitality properties.

     Notwithstanding the foregoing, with respect to the AFR/Bank of America Portfolio Loan, the related trustee under the GMACCM 2003-C3 Pooling and Servicing Agreement will hold the original documents related to the AFR/Bank of America Portfolio Loan for the benefit of the GMACCM 2003-C3 Trust, the trust fund formed by the pooling and servicing agreement and the holders of the AFR/Bank of America Portfolio Companion Loans and the AFR/Bank of America Portfolio B Note, other than the related note that is an asset of the trust, which will be held by the trustee under the pooling and servicing agreement. With respect to the Tysons Corner Center Loan, the related trustee under the COMM 2004-LNB2 Pooling and Servicing Agreement will hold the original documents related to the Tysons Corner Center Loan for the benefit of the COMM 2004-LNB2 Trust, the trust fund formed by the pooling and servicing agreement and the other holders of the Tysons Corner Center Companion Loans, other than the related note that is an asset of the trust, which will be held by the trustee under the pooling and servicing agreement.

     If the seller cannot deliver the original mortgage note for any mortgage loan sold by it to the depositor, that seller will deliver a copy or duplicate original of the mortgage note, together with an affidavit certifying that the related original has been lost or destroyed.

     The trustee will be required to review the documents delivered to it for each mortgage loan within 60 days following the settlement date. The trustee will hold the documents in trust. Within 60 days following the settlement date, the trustee, at the expense of the applicable seller, will cause the assignment of each mortgage and any assignments of rents and leases to be completed in the name of the trustee if delivered in blank and submitted for recording in the real property records of the appropriate jurisdictions, subject to receipt of the applicable recording information.

     The trustee will certify on the closing date that, subject to any noted exceptions, it has received for each mortgage loan (other than the AFR/Bank of America Portfolio Loan and the Tysons Corner Center Loan, for which the trustee will only certify as to the mortgage note), the original mortgage note, an original or a copy of the mortgage, an original or a copy of the related lender's title insurance policy, the related ground lease (if any) and an original or copy of any letter of credit and related transfer documents, if applicable. If the trustee determines that any of the remaining required documents were not delivered or that any document is defective, and the omission or defect materially and adversely affects the value of the related mortgage loan, the related mortgaged property or the interests of the trust therein or of any certificateholder, the trustee, or the special servicer on its behalf, will request in writing that the applicable seller, not later than ninety (90) days from receipt of such written request: (i) cure such defect,
(ii) repurchase the affected mortgage loan, (iii) within two years of the settlement date, substitute a replacement mortgage loan for such affected mortgage loan and pay any substitution shortfall amount, or (iv) at the sole discretion of the majority certificateholder of the controlling class (so long as such holder is not the related seller or an affiliate thereof), provide to the master servicer a letter of credit or deposit in a special reserve account an amount equal to 25% of the stated principal balance of any mortgage loan for which certain types of defects relating to delay in the return of documents from local filing or recording offices that remain uncorrected for 18 months following the settlement date. If any such defect is capable of being cured, but not within such ninety (90) day period, and such defect does not relate to treatment of the mortgage loan as a "qualified mortgage" within the meaning of the REMIC provisions, then the seller shall have an additional period, as set forth in the pooling and servicing agreement, to cure such defect. That seller's obligation to cure, repurchase, substitute or provide a letter of credit or cash collateral as described above will be the sole remedy available to the certificateholders and the trustee.

     If the applicable mortgage loan seller elects or is required to repurchase the affected mortgage loan, the purchase price for such mortgage loan will be at least equal to the sum of: (1) the unpaid principal balance of the mortgage loan; (2) any accrued but unpaid interest on the mortgage loan; (3) any related unreimbursed servicing advances and interest on such advances; (4) any unpaid special servicing fees and workout fees; and (5) all expenses incurred by the master servicer, the special servicer, the depositor or the trustee in respect of the defect giving rise to such repurchase obligation. If the applicable seller repurchases a mortgage loan more than 180 days following its receipt of notice of a material breach of a representation or warranty or a defect or omission from a mortgage file, the applicable seller will be required to pay a 1% liquidation fee. None of the depositor, any other seller or any other person or entity will be obligated to repurchase the affected mortgage loan if that seller defaults on its obligation to do so.

     Instead of repurchasing a mortgage loan, a seller is permitted, subject to approval by the majority certificateholder of the controlling class, for two years following the settlement date, to substitute a new replacement mortgage loan for the affected mortgage loan. To qualify as a replacement mortgage loan, the replacement mortgage loan must have financial terms substantially similar to the deleted mortgage loan and meet a number of specific requirements.

     (1)  A replacement mortgage loan must:

     (2) have a stated principal balance of not more than the stated principal balance of the deleted mortgage loan;

     (3) accrue interest at a rate of interest at least equal to that of the deleted mortgage loan;

     (4)  be a fixed-rate mortgage loan;

     (5) have a remaining term to stated maturity of not greater than, and not more than two years less than, the deleted mortgage loan; and

     (6) be a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code.

     In addition, the seller must deposit in the distribution account a substitution shortfall amount, equal to any excess of the purchase price of the deleted mortgage loan over the initial stated principal balance of the replacement mortgage loan.

     The Carson Pirie Scott Loan, which represents 1.96% of the initial pool balance, may be defeased prior to the second anniversary of the closing date. Any such defeasance of the Carson Pirie Scott Loan prior to the second anniversary of the closing date will trigger a repurchase obligation on the part of the related mortgage loan seller.

     REPRESENTATIONS AND WARRANTIES; REPURCHASES

     In the applicable mortgage loan purchase agreement or in related documentation, with some exceptions, each seller makes representations and warranties for each of the mortgage loans sold by it to the depositor, as of the settlement date, or as of the date stated in the representation and warranty. Some of these representations and warranties are generally summarized below.

     (1) The information pertaining to each mortgage loan set forth in the mortgage loan schedule attached to the mortgage loan purchase agreement was true and accurate in all material respects as of the cut-off date and contains all of the information set forth in the definition of "Mortgage Loan Schedule" in the pooling and servicing agreement.

     (2) Immediately prior to the transfer of the mortgage loans to the depositor, the seller had good title to, and was the sole owner of, each mortgage loan; the seller has full right, power and authority to sell, transfer and assign each mortgage loan to the depositor free and clear of any and all pledges, liens, charges, security interests, participation interests and/or other interests and encumbrances; and the sale of the mortgage loans to the depositor does not require the seller to obtain any governmental or regulatory approval or consent that has not been obtained.

     (3) The mortgage loan was not as of the cut-off date for the mortgage loan, and has not been during the twelve-month period prior thereto, 30 days or more delinquent in respect of any debt service payment required thereunder, without giving effect to any applicable grace period.

     (4) The mortgage related to and delivered in connection with each mortgage loan constitutes a legal, valid and, subject to the exceptions set forth in paragraph 12 below, enforceable first priority lien upon the related mortgaged property, except for permitted encumbrances including, among other things:

          o the lien for current real estate taxes, water charges, sewer rents and assessments not yet due and payable;

          o covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and are referred to in the related lender's title insurance policy;

          o exceptions and exclusions specifically referred to in the related lender's title insurance policy; and

          o    other matters to which like properties are commonly subject.

          With respect to each mortgage loan, such permitted encumbrances do not materially interfere with the security intended to be provided by the related mortgage, the current principal use of the related mortgaged property, the current ability of the related mortgaged property to generate income sufficient to service such mortgage loan or otherwise materially and adversely affect the value of the mortgage loan.

     (5) There exists an assignment of leases either as a separate document or as part of the mortgage that creates a valid, first priority collateral assignment of, or a valid perfected first priority lien on or security interest in, certain rights under the related lease or leases, including the right to receive all payment due under the related lease.

     (6) The terms of the mortgage loan have not been waived, modified, altered, satisfied, impaired, canceled, subordinated or rescinded in any manner which materially interferes with the security provided by such mortgage loan and the related mortgaged property other than any material amendment or modification which has been effected pursuant to a written instrument.

     (7) One or more engineering reports were prepared in connection with the origination of each mortgage loan by an independent third-party engineering firm who inspected the mortgaged property and the related mortgaged property is, to the seller's knowledge, free and clear of any damage that would materially and adversely affect its value as security for such mortgage loan (except where either (a) the repairs and/or maintenance necessary to correct such condition have been completed in all material respects; (b) an escrow of funds is required or a letter of credit was obtained in an amount equal to 125% of the amount reasonably estimated to be sufficient to complete the repairs and/or maintenance necessary to correct such condition; or (c) the reasonable estimate of the cost to complete the repairs and/or maintenance necessary to correct such condition represented no more than 2% of the value of the related mortgaged property or $50,000, whichever is less. As of the date of the origination of each mortgage loan, all of the material improvements on the related mortgaged property lay wholly within the boundaries, no improvements on adjoining properties encroached upon such mortgaged property so as to affect the value or current principal use of such mortgaged property to any material extent, and the mortgaged property securing each mortgage loan is located on or adjacent to a public road, or has access to an irrevocable easement permitting ingress and egress.

     (8) The lien of each mortgage securing a mortgage loan is insured by an American Land Title Association (or an equivalent form of) lender's title insurance policy in the original principal amount of such mortgage loan after all advances of principal, insuring the originator of the related mortgage loan, its successors and assigns (as the sole insured) that the related mortgage is a valid first priority lien on such mortgaged property, subject only to the permitted encumbrances described in paragraph 4 above. Such title policy contains no exclusion for any of the following circumstances, or it affirmatively insures (unless the related mortgaged property is located in a jurisdiction where such affirmative insurance is not available), that the related mortgaged property has access to a public road, and that the area shown on the survey, if any, reviewed or prepared in connection with the origination of the related mortgage loan is the same as the property legally described in the related mortgage. Such title policy contains no exclusion regarding the encroachment upon any easements of any permanent improvements located on the related mortgaged property for which the grantee of such easement has the ability to force removal of such improvement, or such title policy affirmatively insures against losses caused by forced removal of any material permanent improvements on the related mortgaged property that encroach upon any material easements.

     (9) The proceeds of each mortgage loan have been fully disbursed and there is no obligation for future advances with respect thereto.

     (10) The mortgage note, mortgage and assignment of leases for each mortgage loan, together with applicable state law, contain customary and, subject to the exceptions set forth in paragraph 12 below, enforceable provisions for commercial mortgage loans such as to render the rights and remedies of the holder thereof adequate for the practical realization against the related mortgaged property of the principal benefits of the security intended to be provided thereby.

     (11) An environmental site assessment covering all environmental hazards typically assessed for similar properties, including use, type and tenants of the mortgaged property, was performed by a licensed, reputable, independent third-party environmental consulting firm with respect to each mortgaged property in connection with the origination of such mortgage loan and if any such environmental report revealed any material violation of any applicable environmental laws with respect to any circumstances or conditions relating to the related mortgaged property and the same have not been subsequently remediated in all material respects, then one or more of the following are true:

          o one or more parties not related to or including the related borrower were identified as the responsible party or parties for such condition or circumstance and such condition or circumstance does not materially impair the value of the mortgaged property;

          o the related borrower was required to provide additional security adequate to cure the subject violation in all material respects;

          o if and to the extent that such condition or circumstances can, based upon the recommendation set forth in the subject environmental report, be remediated or otherwise appropriately addressed in all material respects through the implementation of an operations and maintenance plan, the related borrower was required to obtain and maintain an operations and maintenance plan;

          o the related borrower, or other responsible party, provided a "no further action" letter or other evidence that applicable federal, state or local governmental authorities had no current intention of taking any action, and are not requiring any action, in respect of such condition or circumstance;

          o based upon additional investigation, an independent third-party environmental consultant recommended no further investigation or remediation;

          o the expenditure of funds reasonably estimated to be necessary to effect such remediation is not greater than the lesser of 2% of the outstanding principal balance of the related mortgage loan or $50,000;

          o there exists an escrow of funds sufficient for purposes of effecting such remediation;

          o the related mortgaged property is insured under a policy of insurance against certain losses arising from such circumstances and conditions; or

          o a party with financial resources adequate to cure the subject violation in all material respects provided a guaranty or indemnity to the related borrower to cover the costs of any required investigation, testing, monitoring or remediation.

          To the seller's actual knowledge, having made no independent inquiry other than reviewing the environmental report(s) and employing an environmental consultant to perform such assessment(s) or both, there are no material circumstances or conditions with respect to any mortgaged property not revealed in any such environmental report, where obtained, that render such mortgaged property in material violation of any applicable environmental laws.

     (12) Each mortgage note, mortgage, and other agreement executed by or on behalf of the related borrower, or any guarantor of non-recourse exceptions and environmental liability, with respect to each mortgage loan is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent transfer and conveyance or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), and except that certain provisions in such loan documents may be further limited or rendered unenforceable by applicable law. There is no right of rescission, offset, abatement, diminution or valid defense or counterclaim available to the related borrower with respect to such mortgage note, mortgage or other agreements that would deny the mortgagee the principal benefits intended to be provided thereby.

     (13) All improvements upon each mortgaged property are insured under a fire and extended perils insurance policy included within the classification "All Risk of Physical Loss" insurance policy in an amount (subject to a customary and reasonable deductible) at least equal to the full insurable replacement cost of the improvements located on such mortgaged property and does not permit reduction in insurance proceeds for depreciation. Each mortgaged property is the subject of a business interruption, actual loss sustained or rent loss insurance policy providing coverage for at least twelve (12) months (or a specified dollar amount which is reasonably estimated to cover no less than twelve (12) months of rental income). Where applicable, the improvements upon the related mortgaged property are covered by flood insurance, seismic insurance, windstorm insurance and or law and ordinance insurance. Each mortgaged property and all improvements thereon are also covered by comprehensive general liability insurance in such amounts as are generally required by reasonably prudent commercial lenders or as recommended by a reputable, independent insurance consultant.

     (14) No real estate taxes or governmental assessments or governmental charges that prior to the cut-off date became due and owing in respect of each mortgaged property are delinquent and unpaid, or, an escrow of funds in an amount sufficient to pay such payments has been established.

     (15) No mortgaged property, nor any portion thereof is the subject of, and no borrower under a mortgage loan is a debtor in, any state or federal bankruptcy, insolvency or similar proceeding.

     (16) The seller has not advanced funds or knowingly received any advance of funds from a party other than the owner of the related mortgaged property, for the payment of any amount required by such mortgage loan.

     (17) To the seller's or originator's knowledge, as of origination of the mortgage loan, there were no, and to the seller's actual knowledge, as of the closing date, there are no pending actions, suits, litigation or other proceedings by or before any court or governmental authority against or affecting the borrower under any mortgage loan or the related mortgaged property that, if determined adversely to such borrower or mortgaged property, would materially and adversely affect the value of the mortgaged property as security for such mortgage loan, the borrower's ability to pay principal, interest or any other amounts due under such mortgage loan or the ability of any guarantor to meet its obligations under the applicable guaranty.

     (18) None of the mortgage loans permits the related mortgaged property or any direct controlling interest in the related borrower to be encumbered by any mortgage lien or, in the case of a direct controlling interest in the related borrower, a lien to secure any other debt, without the prior written consent of the holder of the subject mortgage loan.

     (19) To the seller's knowledge, as of the origination of the mortgage loan, and, to the seller's actual knowledge, as of the closing date:
          (i) each mortgaged property is free and clear of any and all mechanics' and materialmen's liens that are prior or equal to the lien of the related mortgage and that are not bonded or escrowed for or covered by title insurance, and (ii) no rights are outstanding that under law could give rise to any such mechanic's or materialmen's lien that would be prior or equal to the lien of the related mortgage and that is not bonded or escrowed for or covered by title insurance.

     (20) Each mortgage loan complied with, or was exempt from, all applicable usury laws in effect at its date of origination.

     (21) Each mortgage loan contains provisions substantially to the effect that, to the extent required by applicable law, each borrower is required to be qualified to do business and requires the related borrower and the related mortgaged property to be in material compliance with all regulations, licenses, permits, authorizations, restrictive covenants and zoning, parking and building laws or ordinances, in each case to the extent required by law or to the extent that the failure to be so qualified or in compliance would have a material and adverse effect upon the enforceability of the mortgage loan or upon the practical realization against the related mortgaged property of the principal benefits of the security intended to be provided thereby.

     (22) Other than payments due but not yet 30 days or more past due, there exists no material default, breach, violation or event of acceleration under the mortgage note or mortgage for any mortgage loan.

     (23) The mortgage loan contains provisions for the acceleration of the payment of the unpaid principal balance of such mortgage loan if, without the prior written consent of the holder of such mortgage, either the related mortgaged property, or any direct controlling equity interest in the related borrower, is transferred or sold, other than by reason of family and estate planning transfers, transfers of less than a controlling interest in the borrower, transfers of shares in public companies, issuance of non-controlling new equity interests, transfers to an affiliate meeting the requirements of the mortgage loan, transfers among existing members, partners or shareholders in the borrower, transfers among affiliated borrowers with respect to cross-collateralized mortgage loans or multi-property mortgage loans, transfers among co-borrowers or transfers of a similar nature to the foregoing, meeting the requirements of the mortgage loan.

     (24) With respect to any mortgage loan with an original principal balance greater than $5,000,000, the related borrower is an entity, other than an individual, which exists solely for the purpose of owning and operating the related mortgaged property or properties; does not engage in any business unrelated to such mortgaged property or properties and the financing thereof; and whose organizational documents provide, or which entity represented and covenanted in the related mortgage loan documents, substantially to the effect that such borrower:

          o does not and will not have any material assets other than those related to its interest in such mortgaged property or properties or the financing thereof;

          o does not and will not have any indebtedness other than as permitted by the related mortgage or other related mortgage loan documents;

          o maintains its own books, records and accounts, in each case which are separate and apart from the books, records and accounts of any other person; and

          o holds itself out as being a legal entity, separate and apart from any other person.

     If any of the foregoing representations and warranties of a seller are materially breached for any of the mortgage loans sold by it to the depositor, the applicable seller may cure the breach within 90 days after the earlier of discovery or its receipt of notice of the breach. If a seller does not cure the breach, the mortgage loan purchase agreement requires that seller to repurchase the affected mortgage loan or substitute a replacement mortgage loan. The seller will be obligated to repurchase the affected mortgage loan within that 90-day period at the applicable purchase price or, for two years following the settlement date, substitute a replacement mortgage loan for the affected mortgage loan within that 90-day period and pay any substitution shortfall amount. For a discussion of the purchase price to be paid upon such a repurchase, see "--Assignment of the Mortgage Loans; Repurchases and Substitutions" above. The applicable seller's repurchase or substitution obligation will be the sole remedy available to the certificateholders and the trustee for any breach of a seller's representations and warranties regarding the mortgage loans. The seller of each mortgage loan will be the sole warranting party for each mortgage loan sold by it to the depositor. None of the depositor, any other seller nor any other person or entity will be obligated to repurchase any affected mortgage loan as a result of a breach of a seller's representations and warranties if that seller defaults on its obligation to do so.

     See "The Pooling and Servicing Agreements--Representations and Warranties; Repurchases" in the prospectus.

     POOL CHARACTERISTICS; CHANGES IN MORTGAGE POOL

     The description in this prospectus supplement of the mortgage pool and the mortgaged properties is based upon the mortgage loans that are expected to constitute the mortgage pool at the time the offered certificates are issued. The principal balances of the mortgage loans are reduced to reflect the scheduled principal payments due on or before the applicable cut-off date. Before the issuance of the offered certificates, a mortgage loan may be removed from the mortgage pool if the depositor deems the removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the mortgage pool before the issuance of the offered certificates, unless including these mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. As a result, the range of mortgage rates and maturities and some other characteristics of the mortgage pool may vary depending on the actual composition of the mortgage pool at the time the offered certificates are issued.

     A Current Report on Form 8-K will be available to purchasers of the offered certificates shortly after the settlement date and will be filed, together with the pooling and servicing agreement and each mortgage loan purchase agreement, with the SEC after the initial issuance of the offered certificates. If mortgage loans are removed from or added to the mortgage pool as described in the preceding paragraph, the removal or addition will be noted in the Form 8-K.


                        SERVICING OF THE MORTGAGE LOANS

     The master servicer will be responsible for the servicing and administration of all the mortgage loans (other than the AFR/Bank of America Portfolio Loan and the Tysons Corner Center Loan) and the special servicer will be responsible for the servicing and administration of the specially serviced mortgage loans and REO properties (other than the AFR/Bank of America Portfolio Loan and the Tysons Corner Center Loan or related REO property). In addition, the master servicer and the special servicer will be responsible for the servicing and administration of the Two Gateway Center Companion Loan, the Carson Pirie Scott B Note and the Will-O-Wisp Apartments B Note (subject to certain transfer rights described in "Description of the Mortgage Pool--The Will-O-Wisp Apartments Whole Loan--Servicing of the Will-O-Wisp Apartments B Note" in this prospectus supplement), but will not be responsible for making P&I advances on the Two Gateway Center Companion Loan, the Carson Pirie Scott B Note or the Will-O-Wisp Apartments B Note. The holder or holders of certificates evidencing a majority interest in the controlling class (except as described below), will be entitled to terminate substantially all the rights and duties of the special servicer in respect of specially serviced mortgage loans that are included in the trust and to appoint a replacement special servicer to perform such duties under the same terms and conditions as applicable to the special servicer. See "--The Majority Certificateholder of the Controlling Class," "--Termination of the Special Servicer for Specially Serviced Mortgage Loans and REO Properties" and "--REO Properties."

     The GMACCM 2003-C3 Pooling and Servicing Agreement governs the servicing and administration of the AFR/Bank of America Portfolio Loan, the AFR/Bank of America Portfolio Companion Loans and the AFR/Bank of America Portfolio B Note

(and all decisions, consents, waivers, approvals and other actions on the part of the holders of the AFR/Bank of America Portfolio Loan, the AFR/Bank of America Portfolio Companion Loans and the AFR/Bank of America Portfolio B Note will be effected in accordance with the GMACCM 2003-C3 Pooling and Servicing Agreement). Consequently, the servicing provisions set forth herein and the administration of accounts will not be applicable to the AFR/Bank of America Portfolio Loan, but instead such servicing and administration of the AFR/Bank of America Portfolio Loan will be governed by the GMACCM 2003-C3 Pooling and Servicing Agreement.

     The COMM 2004-LNB2 Pooling and Servicing Agreement governs the servicing and administration of the Tysons Corner Center Loan and the Tysons Corner Center Companion Loans (and all decisions, consents, waivers, approvals and other actions on the part of the holders of the Tysons Corner Center Loan and the Tysons Corner Center Companion Loans will be effected in accordance with the COMM 2004-LNB2 Pooling and Servicing Agreement). Consequently, the servicing provisions set forth herein and the administration of accounts will not be applicable to the Tysons Corner Center Loan, but instead such servicing and administration of the Tysons Corner Center Loan will be governed by the COMM 2004-LNB2 Pooling and Servicing Agreement.

     GMAC Commercial Mortgage Corporation, the initial master servicer under the pooling and servicing agreement, also currently serves as servicer for the AFR/Bank of America Portfolio Whole Loan under the GMACCM 2003-C3 Pooling and Servicing Agreement, and for the Tysons Corner Center Whole Loan under the COMM 2004-LNB2 Pooling and Servicing Agreement. The obligations of GMAC Commercial Mortgage Corporation with respect to the mortgage loans under the pooling and servicing agreement are separate and distinct from its obligations under the GMACCM 2003-C3 Pooling and Servicing Agreement or the COMM 2004-LNB2 Pooling and Servicing Agreement, as applicable. Any reference to the master servicer, or any duties and obligations thereof, in this prospectus supplement shall mean the master servicer, and the duties and obligations thereof, under the pooling and servicing agreement, and not GMAC Commercial Mortgage Corporation in its capacity as master servicer under the GMACCM 2003-C3 Pooling and Servicing Agreement, the COMM 2004-LNB2 Pooling and Servicing Agreement or any other pooling and servicing agreement relating to any mortgage loan or related companion loan.

     Lennar Partners, Inc., the initial special servicer under the pooling and servicing agreement, also currently serves as special servicer for the Tysons Corner Center Whole Loan under the COMM 2004-LNB2 Pooling and Servicing Agreement. The obligations of Lennar Partners, Inc. with respect to the mortgage loans under the pooling and servicing agreement are separate and distinct from its obligations under the COMM 2004-LNB2 Pooling and Servicing Agreement. Any reference to the special servicer, or any duties and obligations thereof, in this prospectus supplement shall mean the special servicer, and the duties and obligations thereof, under the pooling and servicing agreement, and not Lennar Partners, Inc. in its capacity as special servicer under the COMM 2004-LNB2 Pooling and Servicing Agreement or any other pooling and servicing agreement relating to any mortgage loan or related companion loan.

     THE MASTER SERVICER

     GMAC Commercial Mortgage Corporation will act as master servicer under the pooling and servicing agreement. As of December 31, 2003, GMAC Commercial Mortgage Corporation was the master servicer of a portfolio of multifamily and commercial loans totaling approximately $209.9 billion in aggregate outstanding principal balance.


     THE SPECIAL SERVICER

     Lennar Partners, Inc., a Florida corporation and a subsidiary of LNR Property Corporation (LNR), will initially be appointed as special servicer under the pooling and servicing agreement. The principal executive offices of Lennar are located at 1601 Washington Avenue, Miami Beach, Florida 33139 and its telephone number is (305) 695-5600. LNR, its subsidiaries and affiliates, are involved in the real estate investment, finance and management business and engage principally in:

     o acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,

     o    investing in high-yielding real estate loans, and

     o investing in, and managing as special servicer, unrated and non-investment grade rated commercial mortgage-backed securities
          (CMBS).

     The special servicer and its affiliates have regional offices located across the country in Florida, Georgia, Oregon and California and in Europe in London, England and Paris, France. As of November 30, 2003, the special servicer and its affiliates were managing a portfolio which included an original count of 15,200 assets in most states across the country and in Europe with an original face value of $101 billion, most of which are commercial real estate assets. Included in this managed portfolio are $99 billion of commercial real estate assets representing 112 securitization transactions, for which the special servicer acts as special servicer. The special servicer and its affiliates own and are in the business of acquiring assets similar in type to the assets of the trust. Accordingly, the assets of the special servicer and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged properties for tenants, purchasers, financing and so forth.

     The information set forth in this prospectus supplement concerning Lennar and LNR Property Corporation has been provided by them. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

     Set forth below is a description of pertinent provisions of the pooling and servicing agreement relating to the servicing of the mortgage loans. Reference is also made to the prospectus, in particular to the section captioned "The Pooling and Servicing Agreements" and to the section captioned "The Pooling and Servicing Agreement" in this prospectus supplement, for important additional information regarding the terms and conditions of the pooling and servicing agreement as they relate to the rights and obligations of the master servicer and special servicer thereunder. You should read the information provided in the prospectus taking account of all supplemental information contained in this prospectus supplement.

     SERVICING STANDARD

     The master servicer and the special servicer will be responsible for the servicing and administration of the mortgage loans (other than the AFR/Bank of America Portfolio Loan and the Tysons Corner Center Loan. See "--Servicing of the AFR/Bank of America Portfolio Whole Loan" and "--Servicing of the Tysons Corner Center Whole Loan" below). The master servicer and special servicer will be required to service and administer the mortgage loans (other than the AFR/Bank of America Portfolio Loan and the Tysons Corner Center Loan) under the following servicing standard:

     (1) in the best interests of and for the benefit of the certificateholders, the holder of the Two Gateway Companion Loan, the holder of the Carson Pirie Scott B Note and the holder of the Will-O-Wisp Apartments B Note, as determined by the master servicer or special servicer, as applicable, in its good faith and reasonable judgment,

     (2) in accordance with applicable law, the terms of the pooling and servicing agreement and the terms of the respective mortgage loans, and

     (3) to the extent consistent with the foregoing, with the same care, skill and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties (giving, in the case of any master servicer or special servicer other than GMACCM, due consideration to customary and usual standards of practice of prudent institutional lenders servicing their own loans) or itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible under the pooling and servicing agreement.

     Pursuant to the pooling and servicing agreement, the master servicer and special servicer are also required to service the mortgage notes relating to the Two Gateway Center Companion Loan, the Carson Pirie Scott B Note and the Will-O-Wisp Apartments B Note for the holders of such notes, subject to the same standards as for the mortgage loans included in the mortgage pool, and treating the Two Gateway Center Whole Loan as one mortgage loan, the Carson Pirie Scott Whole Loan as one mortgage loan and the Will-O-Wisp Apartments Whole Loan as one mortgage loan. See "Description of the Mortgage Pool--Related Borrowers, Cross-Collateralized Mortgage Loans and Mortgage Loans Collateralized by Multiple Properties," in this prospectus supplement.


     SERVICING OF THE AFR/BANK OF AMERICA PORTFOLIO WHOLE LOAN

     The AFR/Bank of America Portfolio Whole Loan and any related REO property are being serviced under the GMACCM 2003-C3 Pooling and Servicing Agreement and therefore the GMACCM 2003-C3 Master Servicer will make servicing advances (and if it fails to make such advances, the related trustee under the GMACCM 2003-C3 Pooling and Servicing Agreement will be required to make such servicing advances, and if the related trustee fails to make such advances, the related fiscal agent under the GMACCM 2003-C3 Pooling and Servicing Agreement will be required to make such servicing advances) and remit collections on the AFR/Bank of America Portfolio Loan to or on behalf of the trust, but will not make advances with respect to monthly P&I payments on the AFR/Bank of America Portfolio Loan. The master servicer will be required to make P&I advances on the AFR/Bank of America Portfolio Loan, unless it has determined that such advances would not be recoverable from collections on the AFR/Bank of America Portfolio Loan or is otherwise required to rely on a nonrecoverability determination made by the GMACCM 2003-C3 Master Servicer or the master servicer with respect to any related securitized companion loan in accordance with the pooling and servicing agreement and related intercreditor agreement. See also "Description of the Certificates--P&I and Servicing Advances" in this prospectus supplement. If the master servicer is a servicer approved by Fitch, Standard & Poor's and Moody's Investors Service, Inc., the GMACCM 2003-C3 Master Servicer may rely on a determination by the master servicer that a P&I advance with respect to the AFR/Bank of America Portfolio Loan is nonrecoverable. The GMACCM 2003-C3 Pooling and Servicing Agreement provides for servicing in a manner acceptable for rated transactions similar in nature to this securitization. The servicing arrangements under the GMACCM 2003-C3 Pooling and Servicing Agreement are generally similar but not identical to the servicing arrangements under the pooling and servicing agreement.

     In that regard:

     o The GMACCM 2003-C3 Master Servicer and the GMACCM 2003-C3 Special Servicer will be the master servicer and the special servicer, respectively, with respect to the servicing of the AFR/Bank of America Portfolio Whole Loan.

     o The related trustee under the GMACCM 2003-C3 Pooling and Servicing Agreement will be the mortgagee of record for the AFR/Bank of America Portfolio Whole Loan.

     o The master servicer, the special servicer or the trustee under the pooling and servicing agreement will have no obligation or authority to supervise the GMACCM 2003-C3 Master Servicer, the GMACCM 2003-C3 Special Servicer or the related trustee under the GMACCM 2003-C3 Pooling and Servicing Agreement or to make servicing advances with respect to the AFR/Bank of America Portfolio Loan.

     The majority certificateholder of the controlling class under the pooling and servicing agreement will not have any rights with respect to the servicing and administration of the AFR/Bank of America Portfolio Loan under the GMACCM 2003-C3 Pooling and Servicing Agreement except as described under "Description of the Mortgage Pool--The AFR/Bank of America Portfolio Whole Loan" above.

     For further information regarding the servicing of the AFR/Bank of America Portfolio Loan, see "Description of the Mortgage Pool--The AFR/Bank of America Portfolio Whole Loan" above.

     Under the terms of the applicable intercreditor agreement and the GMACCM 2003-C3 Pooling and Servicing Agreement, the pro rata portion of certain servicing expenses incurred with respect to the AFR/Bank of America Portfolio Whole Loan that is allocable to the AFR/Bank of America Portfolio Loan will be payable from the trust fund.


     SERVICING OF THE TYSONS CORNER CENTER WHOLE LOAN

     The Tysons Corner Center Whole Loan and any related REO property are being serviced under the COMM 2004-LNB2 Pooling and Servicing Agreement and therefore the COMM 2004-LNB2 Master Servicer will make servicing advances (and if it fails to make such advances, the related trustee under the COMM 2004-LNB2 Pooling and Servicing Agreement will be required to make such servicing advances) and remit collections on the Tysons Corner Center Loan to or on behalf of the trust, but will not make advances with respect to monthly P&I payments on the Tysons Corner Center Loan. The master servicer will be required to make P&I advances on the Tysons Corner Center Loan, unless it has determined that such advances would not be recoverable from collections on the Tysons Corner Center Loan or is otherwise required to rely on a nonrecoverability determination made by the COMM 2004-LNB2 Master Servicer or the master servicer with respect to any related securitized companion loan in accordance with the pooling and servicing agreement and related intercreditor agreement. See also "Description of the Certificates--P&I and Servicing Advances" in this prospectus supplement. If the master servicer is a servicer approved by Fitch, Standard & Poor's, Moody's Investors Service, Inc. and Dominion Bond Ratings Service, the COMM 2004-LNB2 Master Servicer may rely on a determination by the master servicer that a P&I advance with respect to the Tysons Corner Center Loan is nonrecoverable. The COMM 2004-LNB2 Pooling and Servicing Agreement provides for servicing in a manner acceptable for rated transactions similar in nature to this securitization. The servicing arrangements under the COMM 2004-LNB2 Pooling and Servicing Agreement are generally similar but not identical to the servicing arrangements under the pooling and servicing agreement.

     In that regard:

     o The COMM 2004-LNB2 Master Servicer and the COMM 2004-LNB2 Special Servicer will be the master servicer and the special servicer, respectively, with respect to the servicing of the Tysons Corner Center Whole Loan.

     o The related trustee under the COMM 2004-LNB2 Pooling and Servicing Agreement will be the mortgagee of record for the Tysons Corner Center Whole Loan.

     o The master servicer, the special servicer or the trustee under the pooling and servicing agreement will have no obligation or authority to supervise the COMM 2004-LNB2 Master Servicer, the COMM 2004-LNB2 Special Servicer or the related trustee under the COMM 2004-LNB2 Pooling and Servicing Agreement or to make servicing advances with respect to the Tysons Corner Center Loan.

     The majority certificateholder of the controlling class under the pooling and servicing agreement will not have any rights with respect to the servicing and administration of the Tysons Corner Center Loan under the COMM 2004-LNB2 Pooling and Servicing Agreement except as described under "Description of the Mortgage Pool--The Tysons Corner Center Whole Loan" above.

     For further information regarding the servicing of the Tysons Corner Center Loan, see "Description of the Mortgage Pool--The Tysons Corner Center Whole Loan" above.

     Under the terms of the applicable intercreditor agreement and the COMM 2004-LNB2 Pooling and Servicing Agreement, the pro rata portion of certain servicing expenses incurred with respect to the Tysons Corner Center Whole Loan that is allocable to the Tysons Corner Center Loan will be payable from the trust fund.

     SPECIALLY SERVICED MORTGAGE LOANS

     Subject to any cure rights exercisable by the related mezzanine lender, if any, a specially serviced mortgage loan is any mortgage loan (other than the AFR/Bank of America Portfolio Loan and the Tysons Corner Center Loan) as to which any of the following special servicing events has occurred:

     (1) any balloon payment due has not been made; provided, if the related borrower continues to make the related assumed monthly payment and is diligently pursuing a refinancing, a special servicing event will not occur until 60 days following such payment default (or, if the related borrower has produced a written refinancing commitment that is reasonably acceptable to the special servicer and the majority certificateholder of the controlling class, 120 days following such default); provided, further, that with respect to any mortgage loan with a maturity date falling within five years from the date of origination, the master servicer, with the consent of the majority certificateholder of the controlling class, or, in certain circumstances, the special servicer, will have the authority to extend the due date of a balloon payment for, in the case of the master servicer, up to two (2) six-month extensions and, in the case of the special servicer, for an additional specified period not to exceed four (4) years, in which event such mortgage loan will not be a specially serviced mortgage loan;

     (2) any monthly payment or other payment required under the mortgage note or the mortgage(s), other than a balloon payment, is more than 60 days late;

     (3) either the master servicer or, subject to the consent of the majority certificateholder of the controlling class, the special servicer has determined, in its reasonable judgment, that a default in the making of a monthly payment (including a balloon payment) or any other material payment required under the related loan documents is likely to occur within 30 days and either (i) the related borrower has requested a material modification of the payment terms of the loan or
          (ii) such default is likely to remain unremedied for at least the period contemplated by clause (1) or (2) of this definition, as applicable;

     (4) either the master servicer or, subject to the consent of the majority certificateholder of the controlling class, the special servicer has determined, in its reasonable judgment, that a default under the loan documents, other than as described in clause (1) or (2) above, that materially impairs the value of the mortgaged property as security for the mortgage loan or otherwise materially and adversely affects the interests of certificateholders, exists for the applicable grace period under the terms of the mortgage loan or, if no grace period is specified, 60 days;

     (5) a decree or order of a court or agency or supervisory authority in an involuntary case under any federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the borrower and the decree or order has remained in force undischarged or unstayed for 60 days;

     (6) the borrower has consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the borrower or of or relating to all or substantially all of its property;

     (7) the borrower has admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors or voluntarily suspended payment of its obligations; or

     (8) the master servicer has received notice of the commencement of foreclosure or similar proceedings for the related mortgaged property or properties.

     A specially serviced mortgage loan will become a corrected mortgage loan if each special servicing event that applies to that mortgage loan is remedied as follows:

     (1) for the circumstances described in clauses (1) and (2) of the preceding paragraph, the related borrower has made the applicable balloon payment or three (3) consecutive full and timely monthly payments under the terms of the mortgage loan, as the terms may be changed or modified in a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the special servicer;

     (2) for the circumstances described in clauses (3), (5), (6) and (7) of the preceding paragraph, the circumstances cease to exist in the good faith and reasonable judgment of the special servicer;

     (3) for the circumstances described in clause (4) of the preceding paragraph, the default is cured; and

     (4) for the circumstances described in clause (8) of the preceding paragraph, the proceedings are terminated.

     The master servicer or the special servicer, as applicable, will be required to service and administer the respective groups of related cross-collateralized mortgage loans as a single mortgage loan as it deems necessary and appropriate, consistent with the servicing standard. If any cross-collateralized mortgage loan becomes a specially serviced mortgage loan, then each other mortgage loan that is cross-collateralized with it may, with the approval of the majority certificateholder of the controlling class, also become a specially serviced mortgage loan. Similarly, no cross-collateralized mortgage loan will become a corrected mortgage loan unless all special servicing events related to each other mortgage loan that is cross-collateralized with it are corrected as described in the preceding paragraph.

     Servicing transfer events for the AFR/Bank of America Portfolio Loan are determined under the GMACCM 2003-C3 Pooling and Servicing Agreement. A servicing transfer event for the AFR/Bank of America Portfolio Whole Loan under the GMACCM 2003-C3 Pooling and Servicing Agreement will generally be delayed if the holder of the AFR/Bank of America Portfolio B Note is making all cure payments required by the applicable intercreditor agreement and subject to limitations upon the number of cure payments or special servicing delays that may be made in any twelve (12) calendar month period. In addition, so long as the holder of the AFR/Bank of

America Portfolio B Note is exercising its right to cure certain events of default under the AFR/Bank of America Portfolio Whole Loan pursuant to the applicable intercreditor agreement, neither the GMACCM 2003-C3 Master Servicer nor the GMACCM 2003-C3 Special Servicer may treat such event of default as such for purposes of accelerating the AFR/Bank of America Portfolio Whole Loan or commencing foreclosure proceedings.

     A servicing transfer event for the Carson Pirie Scott Whole Loan under the pooling and servicing agreement will generally be delayed if the holder of the Carson Pirie Scott B Note is making all cure payments required by the applicable intercreditor agreement and subject to limitations upon the number of cure payments or special servicing delays that may be made in any twelve
(12) calendar month period. In addition, so long as the holder of the Carson Pirie Scott B Note is exercising its right to cure certain events of default under the Carson Pirie Scott Whole Loan pursuant to the applicable intercreditor agreement, neither the master servicer nor the special servicer may treat such event of default as such for purposes of accelerating the Carson Pirie Scott Whole Loan or commencing foreclosure proceedings.


     THE MAJORITY CERTIFICATEHOLDER OF THE CONTROLLING CLASS

     The controlling class under the pooling and servicing agreement will be the most subordinate class of principal balance certificates outstanding (with the Class A-1, Class A-1A, Class A-2, Class A-3 and Class A-4 certificates being treated as a single class for this purpose) that has a certificate balance at least equal to 25% of its initial certificate balance. If no class of principal balance certificates has a certificate balance at least equal to 25% of its initial certificate balance, then the controlling class will be the most subordinate class of principal balance certificates outstanding. Initially, the controlling class will be the Class P certificates. The holder or holders of certificates entitled to more than 50% of the voting rights allocated to the controlling class are referred to herein as the majority certificateholder of the controlling class.

     The majority certificateholder of the controlling class may have special relationships and interests that conflict with those of the holders of one or more classes of certificates. In addition, the majority certificateholder of the controlling class does not have any duties to the holders of any class of certificates, may act solely in the interests of the certificateholders of the controlling class, and will have no liability to any other certificateholders for having done so. No certificateholder may take any action against the majority certificateholder of the controlling class for having acted solely in the interests of the certificateholders of the controlling class.

     Subject to the succeeding paragraph, the majority certificateholder of the controlling class is entitled to advise the special servicer with respect to the following actions of the special servicer, and the special servicer is not permitted to take any of the following actions as to which the majority certificateholder of the controlling class has objected in writing within five
(5) business days of being notified thereof and of its receipt of such documents as the majority certificateholder of the controlling class may reasonably request (provided that if such written objection has not been received by the special servicer within such five (5) business day period, then the majority certificateholder of the controlling class's approval will be deemed to have been given):

     (1) any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO property) of the ownership of properties securing such of the specially serviced mortgage loans as come into and continue in default;

     (2) any modification or waiver of any term of the related loan documents of a mortgage loan that relates to the maturity date, mortgage rate, principal balance, amortization term, payment frequency or any provision requiring the payment of a prepayment premium or yield maintenance charge (other than a modification consisting of the extension of the maturity date of a mortgage loan for one year or less);

     (3) any proposed or actual sale of an REO property (other than in connection with the termination of the trust fund as described under "Description of the Certificates--Termination; Retirement of Certificates" in this prospectus supplement or pursuant to a purchase option as described below under "--Sale of Defaulted Mortgage Loans");

     (4) any determination to bring an REO property into compliance with applicable environmental laws or to otherwise address hazardous materials located at an REO property;

     (5) any acceptance of substitute or additional collateral for a mortgage loan unless required by the underlying loan documents;

     (6)  any waiver of a "due-on-sale" or "due-on-encumbrance" clause;

     (7) any release of any performance or "earn-out" reserves, escrows or letters of credit;

     (8) any acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan; and

     (9) any change in property manager or, with respect to a hospitality loan, any change in franchise.

     In the event the master servicer or the special servicer, as applicable, determines that a refusal to consent by the majority certificateholder of the controlling class or any advice from the majority certificateholder of the controlling class would cause the special servicer or the master servicer, as applicable, to violate applicable law, the terms of the mortgage loan documents or the terms of the pooling and servicing agreement (including the provisions thereof related to foreclosure, sale of defaulted mortgage loans, modifications or the servicing standard), the special servicer or the master servicer, as applicable, will disregard such refusal to consent or such advice.

     If the controlling class is represented by book-entry certificates, then the rights of the holders of the controlling class may be exercised by the relevant certificate owners subject to receipt by the trustee of a certification in form and substance acceptable to the trustee stating that the person exercising such rights is a certificate owner.

     If the Two Gateway Center Companion Loan is securitized, the controlling class of the trust or trusts holding such companion loan will also be able to withhold their approval to proposed actions to be taken by the master servicer or the special servicer with respect to the Two Gateway Center Whole Loan. If there is a disagreement among the controlling classes of trusts holding the applicable mortgage loan and the controlling classes of the trust or trusts holding the Two Gateway Center Companion Loan, a third party operating advisor will be entitled to exercise the approval rights. See "Description of the Mortgage Pool--The Two Gateway Center Whole Loan" in this prospectus supplement.

     Notwithstanding anything in this section to the contrary, so long as the holder of the Carson Pirie Scott B Note retains its consultation and consent rights with respect to the Carson Pirie Scott Whole Loan, the rights of the majority certificateholder of the controlling class set forth in this section will generally be exercised by the holder of the Carson Pirie Scott B Note as described under "Description of the Mortgage Pool--The Carson Pirie Scott Whole Loan--Consultation and Consent" above. In addition, notwithstanding anything in this section to the contrary, so long as the holder of the Will-O-Wisp Apartments B Note retains its consultation and consent rights with respect to the Will-O-Wisp Apartments Whole Loan, the rights of the majority certificateholder of the controlling class set forth in this section will generally be subject to the consent rights of the Will-O-Wisp Apartments B Note as described under "Description of the Mortgage Pool--The Will-O-Wisp Apartments Whole Loan--Consultation and Consent" above.


   TERMINATION OF THE SPECIAL SERVICER FOR SPECIALLY SERVICED MORTGAGE LOANS AND REO PROPERTIES

     Except as set forth below, the majority certificateholder of the controlling class under the pooling and servicing agreement may at any time terminate substantially all of the rights and duties of the special servicer and appoint a replacement special servicer to perform the duties under substantially the same terms and conditions as applicable to the special servicer. The majority certificateholder of the controlling class will designate a replacement by delivering to the trustee a written notice stating the designation. The trustee will, promptly after receiving that notice, notify the rating agencies, the special servicer and the master servicer.

     With respect to the Two Gateway Center Whole Loan, any termination and replacement of the special servicer must also have the approval of the holder of the Two Gateway Center Companion Loan or, if the Two Gateway Center Companion Loan has been securitized, the majority certificateholder of the controlling class of the related securitization, as described under "Description of the Mortgage Pool--The Two Gateway Center Whole
Loan--Termination of the Special Servicer" above.

     With respect to the Carson Pirie Scott Whole Loan, so long as the holder of the Carson Pirie Scott B Note retains its consultation and consent rights, the rights of the majority certificateholder of the controlling class set forth in this section will be exercised by the holder of the Carson Pirie Scott B Note as described under "Description of the Mortgage Pool--The Carson Pirie Scott Whole Loan--Termination of the Special Servicer" above.

     With respect to the Will-O-Wisp Apartments Whole Loan, so long as the holder of the Will-O-Wisp Apartments B Note retains its consultation and consent rights, the rights of the majority certificateholder of the controlling class set forth in this section will be exercised by the holder of the Will-O-Wisp Apartments B Note as described under "Description of the Mortgage Pool--The Will-O-Wisp Apartments Whole Loan--Termination of the Special Servicer" above.

     The designated replacement will become the special servicer as of the date the trustee has received:

     (1) written confirmation from each rating agency stating that if the designated replacement were to serve as special servicer under the pooling and servicing agreement, none of the then-current ratings of the outstanding classes of the certificates would be qualified, downgraded or withdrawn as a result;

     (2) a written acceptance of all obligations of the special servicer, executed by the designated replacement; and

     (3) an opinion of counsel to the effect that the designation of the replacement special servicer to serve as special servicer is in compliance with the pooling and servicing agreement, that the designated replacement will be bound by the terms of the pooling and servicing agreement and that the pooling and servicing agreement will be enforceable against the designated replacement in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity in a proceeding in equity or at law.

     The special servicer will resign from its duties under the pooling and servicing agreement simultaneously with the designated replacement becoming the special servicer under the pooling and servicing agreement. Any replacement special servicer may be similarly replaced by the majority certificateholder of the controlling class or other person with replacement rights. See "Description of the Mortgage Pool" in this prospectus supplement.

     A replacement special servicer will possess rights and obligations as to specially serviced mortgage loans and REO properties comparable to those of a master servicer described in the prospectus under "The Pooling and Servicing Agreements--Evidence as to Compliance" and "--Matters Regarding the master servicer and the Depositor." A replacement special servicer will also be responsible for performing the servicing and other administrative duties of the special servicer described in this prospectus supplement or a master servicer under "The Pooling and Servicing Agreements" in the prospectus, to the extent the duties relate to specially serviced mortgage loans and REO properties.

     Following any appointment of a replacement special servicer, the master servicer will continue to collect information and prepare and deliver all reports to the trustee and to pay the trustee's fee based on the trustee fee rate provided in the pooling and servicing agreement for any specially serviced mortgage loans and REO properties. The master servicer will also provide incidental services on specially serviced mortgage loans and REO properties as required by the pooling and servicing agreement. Unless the same person acts in the capacity as both master servicer and special servicer, the master servicer and the replacement special servicer will not have any responsibility for the performance of each other's duties under the pooling and servicing agreement.

     SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal compensation to be paid to the master servicer in respect of its master servicing activities will be the master servicing fee, and the principal compensation to be paid to the special servicer in respect of its servicing activities will be the special servicing fee, the workout fee and the liquidation fee.


     Master Servicing Fee

     The master servicing fee will be payable monthly on a loan-by-loan basis from amounts received or advanced for interest on each mortgage loan, including specially serviced mortgage loans and mortgage loans as to which the related mortgaged property has become an REO property. The master servicing fee will accrue for each mortgage loan at the annual master servicing fee rate set forth in "Annex A" to this prospectus supplement. A portion of the master servicing fee will be paid to the trustee in respect of its trustee activities based on the trustee fee rate provided in the pooling and servicing agreement. The master servicing fee also includes any fee payable to any sub-servicer of the related mortgage loan. The master servicing fee will be computed on the same basis and the same principal amount as any related interest payment due or deemed due on the related mortgage loan is computed.


     Special Servicing Fee

     The special servicing fee will accrue solely for each specially serviced mortgage loan and each mortgage loan for which the related mortgaged property has become an REO property (other than the AFR/Bank of America Portfolio Loan and the Tysons Corner Center Loan). The special servicing fee will accrue at a rate equal to 0.25% per annum, on the same basis and the same principal amount as any related interest payment due or deemed due on the mortgage loan is computed, and will be payable monthly from general collections on the mortgage loans then on deposit in the certificate account.


     Workout Fee

     A workout fee will be payable for each corrected mortgage loan. For each corrected mortgage loan, the workout fee will be 1.00% of each collection of interest and principal, including scheduled payments, prepayments, balloon payments and payments at maturity, received on the mortgage loan for so long as it remains a corrected mortgage loan. The workout fee for any corrected mortgage loan will cease to be payable if such mortgage loan again becomes a specially serviced mortgage loan or if the related mortgaged property becomes an REO property. However, a new workout fee will become payable if the mortgage loan again becomes a corrected mortgage loan. If the special servicer is terminated, is replaced or resigns from any or all of its servicing duties, it will retain the right to receive all workout fees payable for mortgage loans that became corrected mortgage loans during the period that it had responsibility for servicing specially serviced mortgage loans and that were still corrected mortgage loans at the time of such termination, replacement or resignation. With respect to any specially serviced mortgage loan for which the special servicer has resolved all of the circumstances and/or conditions causing any such mortgage loan to be a specially serviced mortgage loan such that the related borrower has made at least one timely monthly payment as of the date of such termination, replacement or resignation, and such mortgage loan otherwise meets the requirements of a corrected mortgage loan, the special servicer will be entitled to the workout fees on such mortgage loan as long as such mortgage loan remains a corrected mortgage loan (provided that such workout fee will only be payable to the special servicer once such mortgage loan actually becomes a corrected mortgage loan). Any replacement special servicer will not be entitled to any portion of these workout fees, in each case until the workout fee for the mortgage loan ceases to be payable in accordance with the preceding sentence. Any workout fees payable with respect to the AFR/Bank of America Portfolio Loan or the Tysons Corner Center Loan will be paid to the GMACCM 2003-C3 Special Servicer or the COMM 2004-LNB2 Special Servicer, respectively. See "--Servicing of the AFR/Bank of America Portfolio Whole Loan" and "--Servicing of the Tysons Corner Center Loan" above.


     Liquidation Fee

     A liquidation fee will be payable for each specially serviced mortgage loan for which the special servicer obtains a full or discounted payoff from the related borrower and, except as described below, for each specially serviced mortgage loan or REO property for which the special servicer receives any liquidation proceeds, which includes any condemnation proceeds. For each of these specially serviced mortgage loans and REO properties, the liquidation fee will be 1.00% of the related payment or proceeds. No liquidation fee will be payable on liquidation proceeds received from the purchase of any specially serviced mortgage loan or REO property by the master servicer, special servicer or any holder of certificates evidencing a majority interest in the controlling class or from the purchase of all of the mortgage loans and REO properties by the master servicer, the majority certificateholder of the controlling class, the special servicer or the depositor, which results in the termination of the trust. If a mortgage loan seller is required to repurchase a mortgage loan as a result of a material breach of a representation or warranty and such repurchase occurs more than 180 days after its receipt of notice of such breach, such seller will be required to pay a liquidation fee in connection with such repurchase. If liquidation proceeds are received on any corrected mortgage loan and the special servicer is properly entitled to a workout fee, the workout fee will be payable based on the portion of the liquidation proceeds that constitute principal or interest or both. Any liquidation fee payable with respect to the AFR/Bank of America Portfolio Loan or the Tysons Corner Center Loan will be paid to the GMACCM 2003-C3 Special Servicer or the COMM 2004-LNB2 Special Servicer, respectively, except in connection with a liquidation fee payable as a result of a repurchase of such mortgage loan resulting from a material breach of a representation or warranty, as described above.


     Additional Compensation

     The master servicer and/or special servicer will be entitled to all assumption and modification fees, late payment charges, default interest, charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds, and any similar or ancillary fees (allocated and/or divided between the master servicer and the special servicer pursuant to the pooling and servicing agreement), in each case to the extent actually paid by a borrower under a mortgage loan.

     The master servicer will cover, out of its own funds, any Balloon Payment Interest Shortfalls and Prepayment Interest Shortfalls incurred on the mortgage loans; provided, however, that, with respect to those mortgage loans having due dates which fall on the determination date, the master servicer will cover Prepayment Interest Shortfalls only to the extent of its aggregate master servicing fee for the same collection period calculated at a rate not exceeding 0.02% per annum.

     The master servicer and the special servicer (with respect to the REO account) will be authorized to invest or direct the investment of funds held in any and all accounts maintained by it that constitute part of the certificate account, the interest reserve account and the REO account, if established. The master servicer and the special servicer, respectively, will be entitled to retain any interest or other income earned on those funds, but will be required to cover any losses from its own funds without any right to reimbursement. The master servicer and special servicer will have these rights and obligations whether or not the master servicer or special servicer, as applicable, actually directs the investment of those funds.

     As compensation for performing its duties for specially serviced mortgage loans and REO properties, the special servicer will be entitled to receive all special servicing fees, liquidation fees and other fees payable to the special servicer and, except as otherwise described above, workout fees otherwise payable to the special servicer for performing those duties. The special servicer will also be entitled to any default interest actually collected on the mortgage loans that is allocable to the period that the mortgage loan constituted a specially serviced mortgage loan and that is not allocable to cover interest on any advances made on the mortgage loan.

     The master servicer and the special servicer will be required to pay their respective overhead and general and administrative expenses incurred as a result of servicing activities under the pooling and servicing agreement, including in the case of the master servicer, the fees of any sub-servicers retained by it. The master servicer and the special servicer will not be entitled to reimbursement for these expenses unless expressly provided in the pooling and servicing agreement.

     As described in this prospectus supplement, the master servicer and the trustee are each entitled to receive interest at the reimbursement rate on servicing advances. The master servicing fee includes the compensation of the trustee which will be withdrawn by the trustee from the distribution account. See "The Pooling and Servicing Agreements--Certificate Account" and "--Servicing Compensation and Payment of Expenses" in the prospectus and "Description of the Certificates--P&I and Servicing Advances" in this prospectus supplement.


     MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

     The master servicer or the special servicer, as applicable, may agree to any modification, waiver or amendment of any term of, forgive interest on and principal of, capitalize interest on, permit the release, addition or substitution of collateral securing, and permit the release of the borrower on or any guarantor of, any mortgage loan (other than the AFR/Bank of America Portfolio Loan and the Tysons Corner Center Loan) without the consent of the trustee or any certificateholder, subject, however, to each of the following limitations, conditions and restrictions:

     (1) with limited exceptions, the master servicer or the special servicer, as applicable, may not agree to any modification, waiver or amendment of any term of, or take any of the other actions described above on any mortgage loan that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or affect the obligation of the related borrower to pay a prepayment premium or permit a principal prepayment during the applicable lockout period or, in the master servicer's or the special servicer's, as applicable, good faith and reasonable judgment, would materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon, unless, in the master servicer's or the special servicer's, as applicable, judgment, a material default on the mortgage loan has occurred or a default in respect of payment on the mortgage loan is reasonably foreseeable, and the modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to certificateholders on a present value basis than would liquidation;

     (2) the master servicer or the special servicer, as applicable, may not extend the maturity of any mortgage loan beyond the date that is two years before the distribution date in March 2038 which is the rated final distribution date;

     (3) the master servicer or the special servicer, as applicable, will not make or permit any modification, waiver or amendment of any term of, or take any of the other above-referenced actions on, any mortgage loan that would cause any trust REMIC or single loan REMIC to fail to qualify as a REMIC under the Code or, except as otherwise described under "--REO Properties" below, result in the imposition of any tax on "prohibited transactions" or "contributions" after the startup date of any of those REMICs under the REMIC Provisions, or cause any mortgage loan to cease to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code; provided, that, the master servicer or special servicer, as applicable, will not be liable for decisions related to the status of a mortgage loan as a "qualified mortgage" that are made in reliance on opinions of tax counsel unless it would constitute bad faith or negligence to do so;

     (4) the master servicer or the special servicer, as applicable, will not permit any borrower to add or substitute any collateral for an outstanding mortgage loan, if the collateral constitutes real property, unless the master servicer or the special servicer, as applicable, has first determined in its good faith and reasonable judgment, based upon a Phase I environmental assessment and the additional environmental testing as the master servicer or the special servicer, as applicable, deems necessary and appropriate, that the additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present related to the new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws or regulations; and

     (5) with limited exceptions, the master servicer or special servicer, as applicable, may not release any collateral securing an outstanding mortgage loan; provided that:

          o the limitations, conditions and restrictions in clauses (1) through (4) above will not apply to any modification of any term of any mortgage loan that is required under the terms of the mortgage loan in effect on the settlement date or that is solely within the control of the related borrower, and

          o the master servicer or special servicer, as applicable, will not be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower, if in its reasonable and good faith judgment, opposition would not ultimately prevent the confirmation of the plan or a plan that is substantially similar.

     Notwithstanding the foregoing, the master servicer will not be permitted to agree to any material modification unless (i) the master servicer has notified the special servicer of its approval of such material modification, and provided its written recommendation, analysis and any other information reasonably requested by the special servicer to the special servicer, (ii) the special servicer has approved such material modification and advised the majority certificateholder of the controlling class (and with respect to the Two Gateway Center Loan, the controlling class of the securitization holding the related companion loan) of the request for such approval and of the master servicer's and its own approval of such material modification, and (iii) the majority certificateholder of the controlling class (and with respect to the Two Gateway Center Loan, the controlling class of the securitization holding the related companion loan) has also approved such material modification; provided, however, that the special servicer will be required to advise the majority certificateholder of the controlling class (and with respect to the Two Gateway Center Loan, the controlling class of the securitization holding the related companion loan) of its approval (if any) of such material modification within ten (10) business days of its receipt of the notice, its recommendation, analysis and any reasonably requested documents from the master servicer; and, provided, further, that if the majority certificateholder of the controlling class (and, with respect to the Two Gateway Center Loan, the controlling class of the securitization holding the related companion loan) does not respond to or approve such recommendation within ten (10) business days of its receipt of the special servicer's recommendation, and such other documents as the majority certificateholder of the controlling class (and with respect to the Two Gateway Center Loan, the controlling class of the securitization holding the related companion loan) may reasonably request, then the material modification will be deemed approved. Unless required by the related mortgage loan documents or the servicing standard, neither the master servicer nor the special servicer will be permitted to approve such material modification unless the related borrower has agreed to pay all fees and costs associated with such material modification (unless such condition has been waived by the majority certificateholder of the controlling class (and with respect to the Two Gateway Center Loan, the controlling class of the securitization holding the related companion loan)).

     Notwithstanding anything in this section to the contrary, so long as the holder of the Carson Pirie Scott B Note retains its consultation and consent rights, the rights of the majority certificateholder of the controlling class set forth in this section will generally be exercised by the holder of the Carson Pirie Scott B Note as described under "Description of the Mortgage Pool--The Carson Pirie Scott Whole Loan--Consultation and Consent" above.

     In addition, notwithstanding anything in this section to the contrary, so long as the holder of the Will-O-Wisp Apartments B Note retains its consultation and consent rights with respect to the Will-O-Wisp Apartments Whole Loan, the rights of the majority certificateholder of the controlling class set forth in this section will generally be subject to the consent rights of the Will-O-Wisp Apartments B Note as described under "Description of the Mortgage Pool--The Will-O-Wisp Whole Loan--Consultation and Consent" in this prospectus supplement.


     SALE OF DEFAULTED MORTGAGE LOANS

     The pooling and servicing agreement grants to each of (a) the majority certificateholder of the controlling class (other than with respect to the AFR/Bank of America Portfolio Loan and the Tysons Corner Center Loan, except as described below) and (b) any mortgage loan seller with respect to the mortgage loans (other than with respect to the AFR/Bank of America Portfolio Loan and the Tysons Corner Center Loan) it originated, in that order, an option to purchase from the trust any defaulted mortgage loan (subject to any purchase rights of the related mezzanine lender, if any) that is at least 60 days delinquent as to any monthly debt service payment (or such mortgage loan is a specially serviced mortgage loan and the related borrower is delinquent as to its balloon payment). The majority certificateholder of the controlling class shall have the exclusive right to exercise its option for 60 days, and then the applicable mortgage loan seller shall have the exclusive right to exercise its option for the following 30 days, after which the majority certificateholder of the controlling class will again have the exclusive right to exercise its option. The option purchase price for a defaulted mortgage loan (other than the AFR/Bank of America Portfolio Loan and the Tysons Corner Center Loan) will equal the fair market value of such mortgage loan, as determined by the special servicer; provided that no mortgage loan seller may exercise its option to purchase the defaulted mortgage loan at a price other than an amount equal to its outstanding principal balance plus accrued and unpaid interest therein without the consent of the majority certificateholder of the controlling class. The special servicer is required to recalculate the fair market value of such defaulted mortgage loan if there has been a material change in circumstances or the special servicer has received new information that has a material effect on value (or otherwise if the time since the last valuation exceeds 60 days). If the option is exercised by the majority certificateholder of the controlling class, the applicable mortgage loan seller or any of their affiliates then, prior to the exercise of the option, the trustee will be required to verify that the option purchase price is a fair price. In making such verification, the trustee, in accordance with the pooling and servicing agreement, will be entitled to rely on an appraisal of the mortgaged property.

     Subject to certain conditions specified in the pooling and servicing agreement, the option is assignable to a third party by its holder, and upon such assignment, the third party assignee will have all the rights granted to the original holder of the option. The option will automatically terminate, and will no longer be exercisable, if the mortgage loan to which it relates is no longer delinquent, because the defaulted mortgage loan has (i) become a rehabilitated mortgage loan, (ii) been subject to a workout arrangement, or (iii) been foreclosed upon or otherwise resolved (including by a full or discounted pay-off). See also "The Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage Loans" in the prospectus.

     If the Two Gateway Center Loan is subject to a fair value purchase option under the pooling and servicing agreement and the Two Gateway Center Companion Loan has been securitized, the option holder will also be entitled to purchase the Two Gateway Center Companion Loan at the purchase price determined by the special servicer in accordance with the pooling and servicing agreement, provided that this right to purchase the companion loan will be subject to the right of the majority certificateholder of the controlling class of such other securitization to purchase the companion loan at such purchase price.

     The fair value option described above will not apply to the AFR/Bank of America Portfolio Loan or the Tysons Corner Center Loan.

     With respect to the AFR/Bank of America Portfolio Loan, under the GMACCM 2003-C3 Pooling and Servicing Agreement, if the AFR/Bank of America Portfolio Companion Loan owned by the GMACCM 2003-C3 Trust is subject to a fair value purchase option, the option holder will also be required to purchase the AFR/Bank of America Portfolio Loan and the other AFR/Bank of America Portfolio Companion Loans. Such option may be exercised by the majority certificateholder of the controlling class under the GMACCM 2003-C3 Pooling and Servicing Agreement and GACC, as mortgage loan seller under that securitization, in that order. If such option is exercised by the majority certificateholder of the controlling class under the GMACCM 2003-C3 Pooling and Servicing Agreement, then that holder will be required to purchase the AFR/Bank of America Portfolio Loan from the trust in connection with the exercise of that option, unless the majority certificateholder of the controlling class under the pooling and servicing agreement elects to purchase the AFR/Bank of America Portfolio Loan from the trust at the purchase price determined by the GMACCM 2003-C3 Special Servicer in accordance with the GMACCM 2003-C3 Pooling and Servicing Agreement. If such option is exercised by the related mortgage loan seller, then such option holder will be required to purchase the AFR/Bank of America Portfolio Loan from the trust in connection with the exercise of that option.

     With respect to the Tysons Corner Center Loan, if the Tysons Corner Center Companion Loan owned by the COMM 2004-LNB2 Trust is subject to a fair value purchase option, then the majority certificateholder of the controlling class under the pooling and servicing agreement will be entitled to purchase the Tysons Corner Center Loan from the trust at the purchase price determined by the COMM 2004-LNB2 Special Servicer in accordance with the COMM 2004-LNB2 Pooling and Servicing Agreement.


     REO PROPERTIES

     The special servicer will be obligated to or may contract with a third party to operate and manage any mortgaged property acquired as an REO property in a manner that would, in its good faith and reasonable judgment and to the extent commercially feasible, maximize the trust's net after-tax proceeds from the REO property. After the special servicer reviews the operation of the REO property and consults with the trustee to determine the trust's federal income tax reporting position for income it is anticipated that the trust would derive from the property, the special servicer could determine that it would not be commercially feasible to manage and operate the property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" within the meaning of the REMIC provisions or a tax on "prohibited transactions" under Section 860F of the Code--either tax referred to in this prospectus supplement as an REO tax.

     To the extent that income the trust receives from an REO property is subject to a tax on (1) "net income from foreclosure property," that income would be subject to federal tax at the highest marginal corporate tax rate and
(2) "prohibited transactions," that income would be subject to federal tax at a 100% rate. The determination as to whether income from an REO property would be subject to an REO tax will depend on the specific facts and circumstances relating to the management and operation of each REO property.

     Generally, income from an REO property that is directly operated by the special servicer would be apportioned and classified as "service" or "non-service" income. The "service" portion of that income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate on "prohibited transactions," and the "non-service" portion of that income could be subject to federal tax at the highest marginal corporate tax rate or, although it would appear unlikely, at the 100% rate applicable to "prohibited transactions." Any REO tax imposed on the trust's income from an REO property would reduce the amount available for distribution to certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO taxes resulting from the operation of commercial REO properties by REMICs. The special servicer will be required to sell any REO property acquired on behalf of the trust (and with respect to any mortgaged property respectively securing the Two Gateway Center Whole Loan, the Carson Pirie Scott Whole Loan and the Will-O-Wisp Apartments Whole Loan, the trust, the holders of the Two Gateway Center Companion Loan, the Carson Pirie Scott B Note and the Will-O-Wisp Apartments B Note, as applicable) within the time period and in the manner described under "The Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage Loans" in the prospectus.

     The special servicer will establish and maintain one or more eligible REO accounts, to be held on behalf of the trustee (and with respect to an REO property related to the Two Gateway Center Whole Loan, the Carson Pirie Scott Whole Loan or the Will-O-Wisp Apartments Whole Loan, the holders of the Two Gateway Center Companion Loan, the holder of the Carson Pirie Scott B Note or the holder of the Will-O-Wisp Apartments B Note, as applicable) in trust for the benefit of the certificateholders, for the retention of revenues, net liquidation proceeds, other than excess liquidation proceeds, and insurance proceeds derived from each REO property. The special servicer will use the funds in the REO account that relate to an REO property to pay for the proper operation, management, maintenance, disposition and liquidation of such REO property. If amounts in the REO account in respect of any REO property are insufficient to make those payments, the special servicer will request that the master servicer make a servicing advance to cover any insufficiency, unless it determines the servicing advance would be nonrecoverable. Within one business day following the end of each collection period, the special servicer will deposit all amounts collected or received for each REO property during the collection period, net of any amounts withdrawn to make any permitted disbursements, to the certificate account. The special servicer, however, may retain permitted reserves in the REO account.


     INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The master servicer is required to or may contract with a third party to perform physical inspections of each mortgaged property at least once every two years or, if the related mortgage loan has a then-current balance greater than $2,000,000, at least once every year. In addition, the special servicer, subject to statutory limitations or limitations in the related loan documents, is required to perform a physical inspection and prepare a limited appraisal and summary report of the market value if each mortgaged property securing a mortgage loan that has become an REO mortgaged property as soon as practicable after such mortgage loan has attained this status, if the principal balance of such respective mortgaged property is $2,000,000 or less prior to and as of the date of such desktop estimation. The master servicer or special servicer, as applicable, will be required to prepare or cause to be prepared a written report of each inspection performed that describes the condition of the mortgaged property.

     For each mortgage loan that requires the borrower to deliver operating statements for the related mortgaged property, the master servicer or special servicer, as applicable, will also make reasonable efforts to collect and review those statements. However, any operating statements required to be delivered may not in fact be delivered, and the master servicer or special servicer, as applicable, is not likely to have any practical means of compelling delivery if the mortgage loan is not in default.


                      THE POOLING AND SERVICING AGREEMENT

     The certificates will be issued under the pooling and servicing agreement. The parties to the pooling and servicing agreement are the depositor, the master servicer, the special servicer and the trustee. Under the pooling and servicing agreement, there will be established a certificate account and a distribution account. On each master servicer remittance date or distribution date, the master servicer or the trustee may make withdrawals from the certificate account or the distribution account, as applicable, for any of the following purposes:

     (i) to remit to the trustee for deposit in the distribution account for distributions to the certificateholders on each distribution date;

     (ii) to pay the master servicer and special servicer, as applicable, (x) any master servicing fees and special servicing fees, as applicable, allocable to the trust not previously retained or paid to the master servicer or special servicer, as applicable, such payments to be made out of payments and other collections of interest on the related mortgage loans as to which such fees were earned and (y) any default charges not applied to pay advance interest under clause (iv) below;

    (iii) to reimburse the master servicer or the trustee, as applicable, for unreimbursed advances made by it with respect to mortgage loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent late payments collected on the particular mortgage loans, liquidation proceeds, condemnation proceeds and insurance proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which such advances were made in each case, if applicable, or if in the judgment of the master servicer or the trustee, as applicable, such advances will not be recoverable from such amounts, such reimbursement to be made from amounts collected on other mortgage loans (subject to certain limitations regarding workout-delayed reimbursement amounts as described in "Description of the Certificates--P&I and Servicing Advances" in this prospectus supplement);

     (iv) to pay the master servicer or the trustee, as applicable, interest accrued on the advances described in clause (iii) above incurred by it while such remain outstanding and unreimbursed, first, by application of any default charges received on the mortgage loan as to which the advance was made, and then, at or following the time the master servicer or the trustee is reimbursed for such advance, by application of collections on any of the mortgage loans and related properties;

     (v) to pay for costs and expenses incurred for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such mortgaged properties, as described under "--Realization Upon Defaulted Mortgage Loans";

     (vi) to reimburse the master servicer, the special servicer, the depositor, the trustee or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described in this prospectus supplement under "The Pooling and Servicing Agreement--Certain Matters Regarding the Master Servicer, Special Servicer and the Depositor" and in the prospectus under "The Pooling and Servicing Agreement--Matters Regarding the Trustee";

    (vii) to pay the portion of the fees of the trustee attributable to the mortgage loan;

   (viii) to pay the master servicer or the trustee, as applicable, interest and investment income earned in respect of amounts held in the certificate account or the distribution account as additional compensation;

     (ix) to pay any servicing expenses not otherwise required to be advanced by the master servicer;

     (x) to pay any federal, state or local taxes imposed on the trust or its assets or transactions, as and to the extent described under "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates--Prohibited Transactions Tax and Other Taxes" in the prospectus;

     (xi) to pay for the cost of various opinions of counsel obtained pursuant to the pooling and servicing agreement for the benefit of certificateholders;

    (xii) to make any other withdrawals permitted by the pooling and servicing agreement; and

   (xiii) to clear and terminate the certificate account and distribution account upon the termination of the trust.

     REALIZATION UPON DEFAULTED MORTGAGE LOANS

     If a default on a mortgage loan (other than the AFR/Bank of America Portfolio Loan and the Tysons Corner Center Loan) has occurred and, in the special servicer's judgment, no satisfactory arrangement can be made for collection of the delinquent payments, the special servicer, on behalf of the trust (and with respect to the Two Gateway Center Whole Loan, the Carson Pirie Scott Whole Loan and the Will-O-Wisp Apartments Whole Loan, the trust and the holders of the Two Gateway Center Companion Loan, the Carson Pirie Scott B Note and the Will-O-Wisp Apartments B Note, as applicable, and subject to the approval of the majority certificateholder of the controlling class (and with respect to the Two Gateway Center Loan, the controlling class of a securitization trust holding the Two Gateway Center Companion Loan), may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise. The special servicer may not, however, acquire title to any mortgaged property, have a receiver of rents appointed with respect to any mortgaged property or take any other action with respect to any mortgaged property that would cause the trustee, for the benefit of the Certificateholders (and with respect to the Two Gateway Center Whole Loan, the Carson Pirie Scott Whole Loan and the Will-O-Wisp Apartments Whole Loan, the holders of the Two Gateway Center Companion Loan, the Carson Pirie Scott B Note and the Will-O-Wisp Apartments B Note, as applicable), or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such mortgaged property within the meaning of certain federal environmental laws, unless the special servicer has previously received a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust, and either:


     (i) such report indicates that (a) the mortgaged property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

     (ii) the special servicer, based solely, as to environmental matters and related costs, on the information set forth in such report, determines that taking such actions as are necessary to bring the mortgaged property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause
          (i)(b) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, rather than not taking such actions. See "Legal Aspects of Mortgage Loans--Environmental Considerations" in the prospectus.

     Notwithstanding anything in this section to the contrary, so long as the holder of the Carson Pirie Scott B Note retains its consultation and consent rights, the rights of the majority certificateholder of the controlling class set forth in this section will generally be exercised by the holder of the Carson Pirie Scott B Note as described under "Description of the Mortgage Pool--The Carson Pirie Scott Whole Loan--Consultation and Consent" above. In addition, notwithstanding anything in this section to the contrary, so long as the holder of the Will-O-Wisp Apartments B Note retains its consultation and consent rights with respect to the Will-O-Wisp Apartments Whole Loan, the rights of the majority certificateholder of the controlling class set forth in this section will generally be subject to the consent rights of the Will-O-Wisp Apartments B Note as described under "Description of the Mortgage Pool--The Will-O-Wisp Whole Loan--Consultation and Consent" in this prospectus supplement.

     If the environmental testing contemplated above establishes that either of the conditions set forth in clauses (i) and (ii) above has not been satisfied with respect to any mortgaged property securing a defaulted mortgage loan, then the special servicer will take such action as it deems to be in the best economic interest of the trust (and with respect to the mortgaged property related to the Two Gateway Center Whole Loan, the Carson Pirie Scott Whole Loan and the Will-O-Wisp Apartments Whole Loan, the holders of the Two Gateway Center Companion Loan, the Carson Pirie Scott B Note and the Will-O-Wisp Apartments B Note, as applicable), other than proceeding to acquire title to the mortgaged property. Upon notice to the master servicer of the necessity to take such actions, any expenditure associated with such actions taken will be paid by the master servicer as a servicing advance unless such expenditure would constitute a nonrecoverable advance. The special servicer will not be obligated to take such action or not take such action unless such person agrees to indemnify the special servicer with respect to such action or inaction, and neither the trustee nor the special servicer will be obligated to take such action or not take such action at the direction of the certificateholders unless the certificateholders agree to indemnify the trustee or the special servicer, as the case may be, with respect to such action or inaction. The special servicer will not take any action or refrain from taking any action at the direction of any person if to do so would not be in accordance with the servicing standard.

     If title to any mortgaged property is acquired by the trust, the special servicer, on behalf of the trust (and with respect to the mortgaged property related to the Two Gateway Center Whole Loan and the Carson Pirie Scott Whole Loan, the holders of the Two Gateway Center Companion Loan and the Carson Pirie Scott B Note, as applicable), and subject to the approval of the majority certificateholder of the controlling class (and with respect to the Two Gateway Center Loan, the controlling class of a securitization trust holding the related companion loan) or, with respect to the Carson Pirie Scott Loan, so long as the holder of the Carson Pirie Scott B Note retains its consultation and consent rights as described in "Description of the Mortgage Pool--The Carson Pirie Scott Whole Loan--Consultation and Consent," the holder of the Carson Pirie Scott B Note, or, with respect to the Will-O-Wisp Apartments Loan, so long as the holder of the Will-O-Wisp Apartments B Note retains its consultation and consent rights as described in "Description of the Mortgage Pool--The Will-O-Wisp Apartments Whole Loan--Consultation and Consent," the holder of the Will-O-Wisp Apartments B Note, will be required to sell the mortgaged property within three full years after the taxable year of acquisition, unless (i) the IRS grants an extension of time to sell such property or (ii) the trustee receives an opinion of independent counsel to the effect that the holding of an interest in the property by the trust, for longer than such period will not result in the imposition of a tax on the trust or cause the trust to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, the special servicer will generally be required to attempt to sell any mortgaged property so acquired on the same terms and conditions it would if it were the owner. The special servicer will also be required to ensure that the mortgaged property is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times, that the sale of such property does not result in the receipt by the trust of any income from non-permitted assets as described in Code Section 860F(a)(2)(B), and that, in general, the trust does not derive any "net income from foreclosure property" within the meaning of Code Section 860G(c)(2), with respect to such property. If the trust acquires title to any mortgaged property, the special servicer, on behalf of the trust, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage such mortgaged property as required under the pooling and servicing agreement.

     If liquidation proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the master servicer and/or special servicer in connection with such mortgage loan, then the trust will realize a loss in the amount of such shortfall which will be borne by the trust. See "Description of the Certificates--Subordination; Allocation of Losses and Expenses." The master servicer and/or special servicer will be entitled to reimbursement out of the liquidation proceeds recovered on any defaulted mortgage loan, prior to the distribution of such liquidation proceeds to certificateholders and, of amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. In addition, amounts otherwise distributable on the certificates may be further reduced by interest payable to the master servicer and/or special servicer on such servicing expenses and advances.

     If any mortgaged property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the master servicer will not be required to expend its own funds to effect such restoration unless the special servicer and/or master servicer determines (i) that such restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the special servicer and/or master servicer for its expenses and interest thereon and (ii) that such expenses will be recoverable from related insurance proceeds, condemnation proceeds and liquidation proceeds.


     DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     All of the mortgage loans contain due-on-sale and due-on-encumbrance clauses that, with limited exceptions, entitle the lender to accelerate payment of the mortgage loan upon any sale or other transfer or encumbrance of the related mortgaged property made without the lender's consent, other than as permitted under the mortgage loan documents. Except with respect to the AFR/Bank of America Portfolio Whole Loan and the Tysons Corner Center Whole Loan, the master servicer or the special servicer, as applicable, will determine whether to exercise any right the trust, if any, may have under any such provision in a manner consistent with the master servicer's or the special

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servicer's, as applicable, normal servicing procedures. The master servicer or the special servicer, as applicable, will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property as set forth in the pooling and servicing agreement. See "Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance" in the prospectus and "Description of the Mortgage Pool--Due-on-Sale and Due-on-Encumbrance Provisions" in this prospectus supplement.

     Notwithstanding the foregoing, the master servicer will not be permitted to waive its right to exercise such rights with respect to any such mortgage loan, unless (i) the master servicer has notified the special servicer of such waiver, (ii) the master servicer has submitted its written recommendation and analysis to the special servicer, (iii) the master servicer has submitted to the special servicer the documents within the possession of the master servicer that are reasonably requested by the special servicer, (iv) the special servicer has approved such waiver and notified the majority certificateholder of the controlling class of the request for the waiver and of the master servicer's and its own approval and (v) the majority certificateholder of the controlling class (and with respect to the Two Gateway Center Loan, the controlling class of a securitization trust holding the related companion loan) or, with respect to the Carson Pirie Scott Loan, so long as the holder of the Carson Pirie Scott B Note retains its consultation and consent rights as described in "Description of the Mortgage Pool--The Carson Pirie Scott Whole Loan--Consultation and Consent," the holder of the Carson Pirie Scott B Note, or, with respect to the Will-O-Wisp Apartments Loan, so long as the holder of the Will-O-Wisp Apartments B Note retains its consultation and consent rights as described in "Description of the Mortgage Pool--The Will-O-Wisp Apartments Whole Loan--Consultation and Consent," the holder of the Will-O-Wisp Apartments B Note, has informed the special servicer that it has approved such waiver; provided, however, that if the majority certificateholder of the controlling class fails to respond within five (5) business days following receipt of the special servicer's recommendation, and such other documents as the majority certificateholder of the controlling class (and with respect to the Two Gateway Center Loan, the controlling class of a securitization trust holding the related companion loan), the holder of the Carson Pirie Scott B Note or the holder of the Will-O-Wisp Apartments B Note, as applicable, may reasonably request, then the waiver will be deemed approved.


     CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The master servicer is an affiliate of the depositor and has other normal business relationships with the depositor or the depositor's affiliates. The pooling and servicing agreement provides that the master servicer may not resign from its obligations and duties thereunder except upon a determination that performance of such duties is no longer permissible under applicable law or except in connection with a permitted transfer of servicing. No such resignation will become effective until the trustee or a successor has assumed the master servicer's obligations and duties under the pooling and servicing agreement. The pooling and servicing agreement will also provide that, except as set forth below, neither the master servicer nor the depositor, nor any director, officer, employee or agent of the master servicer or the depositor will be under any liability to the trust or the certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the pooling and servicing agreement, or for errors in judgment; provided, however, that none of the master servicer, the depositor or any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties thereunder. The pooling and servicing agreement further provides that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor is entitled to indemnification for certain losses, liability and expenses from amounts otherwise distributable in respect of the mortgage loans, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of their respective duties thereunder or by negligent disregard of obligations and duties thereunder.

     Such indemnification will survive any termination, resignation or removal of the master servicer under the pooling and servicing agreement. In addition, the pooling and servicing agreement provides that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective duties under the pooling and servicing agreement and that in its opinion, may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any such action that it may deem necessary or desirable with respect to the pooling and servicing agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities payable from the trust to the master servicer or the depositor, as the case may be.

     The pooling and servicing agreement will also provide that the GMACCM 2003-C3 Master Servicer, the GMACCM 2003-C3 Special Servicer, the related trustee under the GMACCM 2003-C3 Pooling and Servicing Agreement, the COMM 2004-LNB2 Master Servicer, the COMM 2004-LNB2 Special Servicer, the related trustee under the COMM 2004-LNB2 Pooling and Servicing Agreement and any director, officer, employee or agent of any of them will be entitled to indemnification by the trust fund and held harmless against the trust's pro rata share of any liability or expense incurred in connection with any legal action or claim that relates to the AFR/Bank of America Portfolio Whole Loan under the GMACCM 2003-C3 Pooling and Servicing Agreement or the Tysons Corner Center Whole Loan under the COMM 2004-LNB2 Pooling and Servicing Agreement, as applicable, under the pooling and servicing agreement or any pooling and servicing agreement related to a securitization that holds an AFR/Bank of America Portfolio Companion Loan or a Tysons Corner Center Companion Loan, as applicable; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties or by reason of negligent disregard of obligations or duties under the GMACCM 2003-C3 Pooling and Servicing Agreement or the COMM 2004-LNB2 Pooling and Servicing Agreement, as applicable.

     Any person into which the master servicer or the depositor may be merged or consolidated, any person resulting from any merger or consolidation to which the depositor or the master servicer, as applicable, is a party or any person succeeding to the business of the master servicer or the depositor will be the successor of the master servicer or the depositor, as applicable, under the pooling and servicing agreement, provided that,

     o with respect to the master servicer, such person is qualified to service mortgage loans on behalf of FNMA or FHLMC, and

     o such merger, consolidation or succession does not adversely affect the then current ratings of the classes of certificates that have been rated.


     In addition, notwithstanding the prohibition on its resignation, the master servicer may assign its rights under the pooling and servicing agreement to any person to whom the master servicer is transferring a substantial portion of its mortgage servicing portfolio, provided the two bullet points above are satisfied. In the case of any such assignment, the master servicer will be released from its obligations under the pooling and servicing agreement, other than liabilities and obligations incurred by it prior to the time of such assignment.


     EVENTS OF DEFAULT

     Under the pooling and servicing agreement, the following events will constitute events of default with respect to the master servicer or the special servicer, as the case may be:

     (1) any failure by the master servicer or the special servicer to make a required deposit to the certificate account or any failure by the master servicer to deposit amounts to which any holder of a companion loan is entitled to the applicable custodial account which continues unremedied for one business day following the date on which such deposit was first required to be made, or any failure by the master servicer to deposit into, or to remit to the trustee for deposit into, the distribution account any amount required to be so deposited or remitted, which failure is not remedied on the relevant distribution date; or

     (2) any failure by the master servicer to timely make any servicing advance required to be made by the master servicer which continues unremedied for a period ending on the earlier of (i) fifteen (15) days following the date such servicing advance was first required to be made, and (ii) either, if applicable, (a) in the case of a servicing advance relating to the payment of insurance premiums, the day on which such insurance coverage terminates if such premiums are not paid or (b) in the case of a servicing advance relating to the payment of real estate taxes, the date of the commencement of a foreclosure action with respect to the failure to make such payment; or

     (3) any failure on the part of the master servicer or the special servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the master servicer or the special servicer contained in the pooling and servicing agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the master servicer or the special servicer, as the case may be, by the trustee, the depositor, the holders of certificates entitled to not less than 25% of the voting rights or any holder of the Two Gateway Center Companion Loan; provided, however, that if such covenant or agreement is capable of being cured and the master servicer or special servicer, as applicable, is diligently pursuing such cure, such 30-day period will be extended for an additional 30 days; or

     (4) any breach on the part of the master servicer or the special servicer of any representation or warranty contained in the pooling and servicing agreement which materially and adversely affects the interests of any class of certificateholders and which continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, is given to the master servicer or the special servicer by the trustee or the depositor, or to the master servicer or the special servicer, as the case may be, by the holders of certificates entitled to not less than 25% of the voting rights; provided, however, if such breach is capable of being cured and the master servicer or special servicer, as applicable, is diligently pursuing such cure, such 30-day period will be extended for an additional 30 days; or

     (5) the trustee has received written notice from Fitch that the continuation of the master servicer or special servicer in its capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by Fitch to any class of certificates then rated by Fitch; or

     (6) the master servicer or the special servicer is removed from Standard & Poor's approved master servicer list or special servicer list, as the case may be, and the ratings of any of the certificates by Standard & Poor's are downgraded, qualified or withdrawn (including, without limitation, placed on "negative credit watch") in connection with such removal; or

     (7) with respect to the Two Gateway Center Companion Loan, the trustee receives written notice from any rating agency that rates securities issued by a securitization trust that contains the Two Gateway Center Companion Loan, that the continuation of the master servicer or the special servicer in such capacity for the Two Gateway Center Companion Loan would result in the downgrade, qualification or withdrawal of any rating then assigned by such rating agency to such securities.

                        DESCRIPTION OF THE CERTIFICATES

     The certificates will be issued under the pooling and servicing agreement and will represent in the aggregate the entire beneficial ownership interest in the trust consisting of:

     (1) the mortgage loans and all payments under and proceeds of the mortgage loans received after the applicable cut-off date for that mortgage loan, exclusive of payments of principal and interest due on or before the applicable cut-off date for that mortgage loan;

     (2) any mortgaged property acquired on behalf of the certificateholders through foreclosure, deed in lieu of foreclosure or otherwise (upon acquisition, called an REO property);

     (3) the funds or assets that are deposited in the certificate account, any REO account and the interest reserve account;

     (4) the rights of the mortgagee under all insurance policies relating to the mortgage loans; and

     (5) rights of the depositor under the mortgage loan purchase agreements relating to mortgage loan document delivery requirements and the representations and warranties of the sellers regarding the mortgage loans.


     DENOMINATIONS

     The trust will offer the offered certificates in minimum denominations of $25,000 and multiples of $1 in excess thereof.

     Each class of offered certificates will initially be represented by one or more global certificates registered in the name of the nominee of DTC. The depositor has been informed by DTC that DTC's nominee initially will be Cede & Co. No certificate owner will be entitled to receive a definitive certificate representing its interest in a class of offered certificates, except as described below under "--Book-Entry Registration of the Offered Certificates--Definitive Certificates."

     Unless and until definitive certificates are issued in respect of any class of offered certificates, all references to actions by holders of the offered certificates will refer to actions taken by DTC upon instructions received from the related certificate owners through its participants, and all references in this prospectus supplement to payments, notices, reports and statements to holders of the offered certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the offered certificates, for distribution to the related certificate owners through its participants under DTC's procedures. Until definitive certificates are issued for any class of offered certificates, interests in those certificates will be transferred on the book-entry records of DTC and its participants. The certificate owners may hold their certificates through DTC, in the United States, or Clearstream Bank, societe anonyme or Euroclear Bank S.A./N.V., as operator of the Euroclear system, in Europe, through participants in the systems, or indirectly through organizations which are participants in the systems. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.

     BOOK-ENTRY REGISTRATION OF THE OFFERED CERTIFICATES

     The offered certificates are expected to be available only in book-entry form through the facilities of The Depository Trust Company in the United States or through Clearstream or the Euroclear in Europe.

     Certificate owners that are not direct or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the offered certificates may do so only through direct and indirect participants. In addition, certificate owners will receive all payments on their offered certificates from the trustee through DTC and its direct and indirect participants. Accordingly, certificate owners may experience delays in their receipt of payments. Unless definitive certificates are issued for any class, the only registered certificateholder of the offered certificates will be Cede & Co., as nominee of DTC. Certificate owners will not be recognized by the trustee, the master servicer or the special servicer as certificateholders. Except under the limited circumstances described in this prospectus supplement, certificate owners will be permitted to receive information furnished to certificateholders and to exercise the rights of certificateholders only indirectly through DTC and its direct and indirect participants.

     Under the rules, regulations and procedures regarding DTC and its operations, DTC is required to make book-entry transfers of the offered certificates among participants and to receive and transmit payments on the offered certificates. Direct and indirect participants similarly are required to make book-entry transfers and receive and transmit payments on behalf of their respective certificate owners. Although certificate owners will not hold physical certificates evidencing their interests in the offered certificates, the DTC rules, regulations and procedures provide a mechanism by which certificate owners, through their direct and indirect participants, will receive payments and will be able to transfer their interests in the offered certificates.

     None of the master servicer, the special servicer, the trustee or the depositor will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the offered certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to their beneficial ownership interest.

     Euroclear and Clearstream

     The offered certificates will be initially issued to investors through the book-entry facilities of DTC, or Clearstream or the Euroclear in Europe if the investors are participants of those systems, or indirectly through organizations that are participants in the systems. For any of the offered certificates, the record holder will be DTC's nominee. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositories. The depositories, in turn, will hold positions in customers' securities accounts in the depositories' names on the books of DTC.

     Because of time zone differences, the securities account of a Clearstream or Euroclear participant as a result of a transaction with a participant, other than a depositary holding on behalf of Clearstream or Euroclear, will be credited during the securities settlement processing day, which must be a business day for Clearstream or Euroclear, as the case may be, immediately following the DTC settlement date. These credits or any transactions in the securities settled during the processing will be reported to the relevant Euroclear participant or Clearstream participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC Participant, other than the depository for Clearstream or Euroclear, will be received with value on the DTC settlement date, but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

     Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream participants or Euroclear participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositories; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in the system in accordance with its rules and procedures and within its established deadlines in European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants or Euroclear participants may not deliver instructions directly to the depositories.

     Clearstream, as a professional depository, holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute.

     Euroclear was created to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The operator of Euroclear is Euroclear Bank S.A./N.V. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the clearance cooperative. The clearance cooperative establishes policies for Euroclear on behalf of Euroclear's participants. Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear system and applicable Belgian law. The terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments for securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

     Distributions in respect of the offered certificates will be forwarded by the trustee to DTC, and DTC will be responsible for forwarding those payments to participants, each of which will be responsible for disbursing payments to the certificate owners it represents or, if applicable, to indirect participants. Accordingly, certificate owners may experience delays in the receipt of payments in respect of their certificates. Under DTC's procedures, DTC will take actions permitted to be taken by holders of any class of offered certificates under the pooling and servicing agreement only at the direction of one or more participants to whose account the offered certificates are credited and whose aggregate holdings represent no less than any minimum amount of percentage interests or voting rights required therefor. DTC may take conflicting actions as to any action of certificateholders of any class to the extent that participants authorize the actions. None of the depositor, the trustee or any of their respective affiliates will have any liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the offered certificates or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

     Certificate owners will not be recognized by the trustee, the master servicer or the special servicer as certificateholders, as that term is used in the pooling and servicing agreement. Certificate owners that provide the trustee with a certification acceptable to the trustee stating that the person requesting the information is a certificate owner will be permitted to request and receive information furnished to certificateholders by the trustee.

     DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of the offered certificates among participants of DTC, Clearstream and Euroclear, but are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time. See "Annex D" hereto.

     Definitive Certificates

     Definitive certificates will be issued to certificate owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions described in the prospectus under "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

     Upon the occurrence of an event described in the prospectus in the last paragraph under "Description of the Certificates--Book-Entry Registration and Definitive Certificates," the trustee is required to notify, through DTC, direct participants who have ownership of offered certificates as indicated on the records of DTC of the availability of definitive certificates with respect thereto. Upon surrender by DTC of the physical certificates registered in the name of its nominee and representing the offered certificates and upon receipt of instructions from DTC for re-registration, the trustee will reissue the respective classes of offered certificates as definitive certificates issued in the respective principal or notional amounts owned by individual certificate owners of each affected class, and thereafter the trustee, the master servicer and the special servicer will recognize the holders of the definitive certificates as certificateholders.

     For additional information regarding DTC and certificates maintained on the book-entry records thereof, see "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.


     CERTIFICATE BALANCES AND NOTIONAL AMOUNTS

     On each distribution date, the certificate balance of each class of certificates with a certificate principal balance will be reduced by any distributions of principal actually made to that class of certificates on that distribution date. The certificate balances will be further reduced by any realized losses and additional trust expenses allocated to that class of certificates on that distribution date.

     The notional amount of the Class X certificates will, in general, be equal to the aggregate certificate balances of the classes of principal balance certificates outstanding from time to time. The notional amount of the Class X certificates will, in general, be reduced on each distribution date by any distributions of principal actually made on, and any realized losses and additional trust expenses actually allocated to, each class of principal balance certificates. The notional amount of the Class X certificates is used solely for the purpose of determining the amount of interest to be distributed on such certificates and does not represent the right to receive any distributions of principal.

     No class of REMIC residual certificates will have a certificate balance.


     PASS-THROUGH RATES

     The annual rate at which any class of certificates accrues interest from time to time is referred to as its pass-through rate.

     The pass-through rate applicable to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A certificates will be fixed and, at all times, will be equal to the pass-through rate specified for that class on page S-5 of this prospectus supplement.

     The pass-through rate applicable to the Class B, Class C, Class D, Class E, Class F and Class G certificates will be equal to the lesser of the fixed rate specified for such class on page S-5 of this prospectus supplement and the Weighted Average Net Mortgage Rate. The pass-through rate applicable to the Class H certificates is equal to the Weighted Average Net Mortgage Rate.

     The pass-through rate applicable to the Class J, Class K, Class L, Class M, Class N, Class O and Class P certificates is equal to the lesser of the fixed rate specified for such class on page S-5 of this prospectus supplement and the Weighted Average Net Mortgage Rate.

     Generally, the aggregate interest accrual amount on the Class X certificates will be calculated by reference to a notional amount equal to the aggregate of the certificate balances of all the principal balance certificates and will generally have an aggregate pass-through rate equal to the Weighted Average Net Mortgage Rate minus the weighted average of the pass-through rates on all the principal balance certificates.

     No class of REMIC residual certificates will have a specified pass-through rate.

     If any mortgage loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, which is the basis on which interest accrues in respect of the REMIC regular certificates, then, for purposes of calculating pass-through rates, the Net Mortgage Rate of that interest reserve loan for any one-month period before a related due date will be equal to the annualized rate at which interest would have to accrue on the mortgage loan on the basis of a 360-day year of twelve 30-day months to produce the aggregate amount of interest actually accrued on that mortgage loan during that one-month period at the related mortgage rate net of the related master servicing fee rate for that mortgage loan specified on "Annex A" to this prospectus supplement.

     However, for each such interest reserve loan, the Net Mortgage Rate for the one-month period before the due dates in January and February in each year that is not a leap year, or February only in each year that is a leap year, will be determined net of the withheld amounts (as described under "Description of the Certificates--Interest Reserve Account"). The Net Mortgage Rate for each interest reserve loan for the one-month period before the due date in March will be determined after taking into account the addition of the withheld amounts for the mortgage loan. See "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" and "--Modifications, Waivers, Amendments and Consents" in this prospectus supplement.

     The stated principal balance of each mortgage loan will generally equal its cut-off date balance, or for a replacement mortgage loan, the outstanding principal balance as of the related date of substitution, reduced to not less than zero on each distribution date by:

     (1) any payments or other collections or advances of principal of the mortgage loan that have been or, if they had not been applied to cover additional trust expenses, would have been distributed on the certificates on that date, and

     (2) the principal portion of any realized loss incurred on, or allocable to, the mortgage loan during the related collection period.

     The determination date will be the 1st day of each month or, if any such 1st day is not a business day, the next business day.


     DISTRIBUTIONS

     The trustee will make distributions on certificates, to the extent of available funds, on each distribution date. Except for the final distribution on any certificate, the trustee will make distributions to the persons in whose names the certificates are registered on the record date, which is the close of business on the last business day of the preceding month. The trustee will make distributions by wire transfer in immediately available funds to the account specified by the certificateholder at a bank or other entity, if the certificateholder has given the trustee wiring instructions at least five (5) business days before the related record date. Distributions not made by wire transfer will be made by check mailed to the certificateholder.

     The final distribution on any certificate, determined without regard to any possible future reimbursement of any realized losses or additional trust expense previously allocated to that certificate, will also be made by wire transfer or check, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the final distribution. In the unlikely case of any distribution made on a certificate to reimburse a realized loss or additional trust expense after the date the certificate is surrendered, the distribution will be made by check mailed to the certificateholder that surrendered the certificate at the address last shown on the books of the trustee. All distributions made on a class of certificates will be allocated pro rata among those certificates based on their respective percentage interests in that class.

     Loan groups

     For purposes of calculating distributions on the senior certificates, the mortgage pool has been divided into loan group 1 and loan group 2. Loan group 1 includes 205 properties used for commercial and manufactured housing purposes whereas loan group 2 includes 12 properties used for manufactured housing and multifamily residential purposes. "Annex A" to this prospectus supplement under the heading "Loan group", identifies the mortgage loans as belonging to either loan group 1 or loan group 2.

     The Available Distribution Amount

     The amount of funds that will be available for distribution to certificateholders on each distribution date is the Available Distribution Amount for that distribution date. See "The Pooling and Servicing
Agreements--Certificate Account" in the prospectus.

     For purposes of making distributions on the Class A-1, Class A-1A, Class A-2, Class A-3 and Class A-4 certificates on any distribution date, the Available Distribution Amount for such date will be divided into two portions: the loan group 1 distribution amount and the loan group 2 distribution amount. The "loan group 1 distribution amount" for any distribution date will consist of all amounts included in the Available Distribution Amount for such date that are attributable to the mortgage loans constituting loan group 1, and the "loan group 2 distribution amount" for any distribution date will consist of all amounts included in the Available Distribution Amount for such date that are attributable to the mortgage loans constituting loan group 2.

     For purposes of making distributions of principal on the Class A-1, Class A-1A, Class A-2, Class A-3 and Class A-4 certificates on any distribution date, the Principal Distribution Amount for such date will be divided into two portions: the loan group 1 principal amount and the loan group 2 principal amount. The "loan group 1 principal amount" for any distribution date will consist of all amounts constituting the Principal Distribution Amount for such date that are attributable to the mortgage loans included in loan group 1, and the "loan group 2 principal amount" for any distribution date will consist of all amounts included in the Principal Distribution Amount for such date that are attributable to the mortgage loans constituting loan group 2.

     Application of the Available Distribution Amount

     On each distribution date, the trustee will apply the Available Distribution Amount for that date in the following order of priority:

     (1) to pay interest: (i) pro rata, to the holders of the Class A-1, Class A-2, Class A-3 and Class A-4 certificates, up to an amount equal to all distributable certificate interest for each of those classes of certificates for that distribution date and, to the extent not previously paid, for each prior distribution date, if any, from the loan group 1 distribution amount; (ii) to the holders of the Class A-1A certificates, up to an amount equal to all distributable certificate interest for such class of certificates for that distribution date and, to the extent not previously paid, for each prior distribution date, if any, from the loan group 2 distribution amount; and (iii) pro rata, to the holders of the Class X-1 and X-2 certificates, up to an amount equal to all distributable certificate interest for such class of certificates for that distribution date, and to the extent not previously paid, for each prior distribution date, if any, from the Available Distribution Amount; provided, if the Available Distribution Amount (or applicable portion thereof) is not sufficient to pay all of those amounts, pro rata among the classes of senior certificates in accordance with the amounts due to each class;

     (2) to pay principal: (i)(a) first to the holders of the Class A-1 certificates in an amount up to the loan group 1 principal amount and, after the Class A-1A certificates have been reduced to zero, the loan group 2 principal amount remaining after payments to the holders of the Class A-1A certificates have been made on such distribution date until the certificate balance of the Class A-1 certificates has been reduced to zero, (b) second to the holders of the Class A-2 certificates in an amount up to the loan group 1 principal amount after payments to the holders of the Class A-1 certificates have been made on such distribution date and, after the certificate balance of the Class A-1A certificates has been reduced to zero, the loan group 2 principal amount remaining after payments to the holders of the Class A-1A and the Class A-1 certificates have been made on such distribution date until the certificate balance of the Class A-2 certificates has been reduced to zero, (c) third to the holders of the Class A-3 certificates in an amount up to the loan group 1 principal amount after payments to the holders of the Class A-2 certificates have been made on such distribution date and, after the certificate balance of the Class A-1A certificates has been reduced to zero, the loan group 2 principal amount remaining after payments to the holders of the Class A-1A, Class A-1 and Class A-2 certificates has been made on such distribution date until the certificate balance of the Class A-3 certificates has been reduced to zero, and (d) fourth to the holders of the Class A-4 certificates in an amount up to the loan group 1 principal amount after payments to the holders of the Class A-3 certificates have been made on such distribution date and, after the certificate balance of the Class A-1A certificates has been reduced to zero, the loan group 2 principal amount remaining after payments to the holders of the Class A-1A, Class A-1, Class A-2, and Class A-3 certificates have been made on such distribution date until the certificate balance of the Class A-4 certificates has been reduced to zero; and (ii) to the holders of the Class A-1A certificates in an amount up to the loan group 2 principal amount and, after the certificate balances of the Class A-1, Class A-2, Class A-3 and Class A-4 certificates have been reduced to zero, the loan group 1 principal amount remaining after payments to the holders of the Class A-1, Class A-2, Class A-3 and Class A-4 certificates have been made on such distribution date, in each case, until the certificate balance of the Class A-1A certificates has been reduced to zero;

     (3) to reimburse the holders of the classes of Class A certificates, up to an amount equal to the respective amounts of realized losses and additional trust expenses, if any, previously allocated to those classes of certificates and for which no reimbursement has previously been paid, or, if the Available Distribution Amount is not sufficient to pay all those amounts, pro rata among the classes in accordance with the amounts due to each class;

     (4) to make payments to the holders of each class of subordinate certificates, after all required distributions to any subordinated class of certificates with an earlier alphabetical class designation have been made under this clause (4) as follows:

          o first, to pay interest, up to an amount equal to all distributable certificate interest on that class of certificates for that distribution date and, to the extent not previously paid, for each prior distribution date, if any;

          o second, if the certificate balances of the Class A certificates and each class of subordinate certificates, if any, with an earlier alphabetical class designation have been reduced to zero, to pay distributions of principal, up to an amount equal to the lesser of:


               (a) the then outstanding certificate balance of that class of certificates, and

               (b) the remaining portion, if any, of the Principal Distribution Amount for that distribution date, or, on the final distribution date resulting from the termination of the trust, up to an amount equal to the then outstanding certificate balance of that class of certificates; and

          o third, to distributions for purposes of reimbursement, up to an amount equal to all realized losses and additional trust expenses, if any, previously allocated to that class of certificates and for which no reimbursement has previously been paid; and

     (5) the remaining portion, if any, of the Available Distribution Amount to the holders of the REMIC residual certificates.

     However, on each distribution date after the aggregate certificate balance of the subordinate certificates has been reduced to zero, and in any event on the final distribution date resulting from a termination of the trust, the payments of principal to be made as contemplated by clause (2) above on the Class A certificates will be made to the holders of the respective classes of those certificates, pro rata as among those classes in accordance with the respective then-outstanding certificate balances of those classes of certificates until paid in full.

     Distributable Certificate Interest

     The distributable certificate interest for each class of REMIC regular certificates for each distribution date is equal to the accrued certificate interest for that class of certificates for that distribution date, reduced by that class of certificates' allocable share of any Net Aggregate Prepayment Interest Shortfall for that distribution date.

     The accrued certificate interest for each class of REMIC regular certificates for each distribution date is equal to one month's interest at the pass-through rate applicable to that class of certificates for that distribution date accrued on the certificate balance or notional amount, as the case may be, of that class of certificates outstanding immediately before that distribution date. Accrued certificate interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     The master servicer is required to make a nonreimbursable payment on each distribution date to cover the aggregate of any Balloon Payment Interest Shortfalls and Prepayment Interest Shortfalls incurred on the mortgage loans during the related collection period. However, with respect to those mortgage loans having due dates which fall on the determination date, the master servicer will cover Prepayment Interest Shortfalls only to the extent of its aggregate master servicing fee for the same collection period calculated at a rate not exceeding 0.02%. See "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

     The Net Aggregate Prepayment Interest Shortfall attributable to the mortgage loans, if any, for each distribution date will be allocated on that distribution date among each class of REMIC regular certificates, pro rata, in accordance with the respective amounts of accrued certificate interest for each class of certificates for that distribution date.

     An assumed monthly payment is an amount deemed due for:

     (1) any balloon loan that is delinquent on its balloon payment beyond the first determination date that follows its stated maturity date and for which no arrangements have been agreed to for collection of the delinquent amounts;

     (2) the stated maturity date of any balloon loan that has a due date after the determination date in any month; or

     (3) any mortgage loan for which the related mortgaged property or properties have become REO property or properties.

     The assumed monthly payment deemed due on any balloon loan on its stated maturity date and on any successive due date that it remains or is deemed to remain outstanding will equal the monthly payment that would have been due on that date if the related balloon payment had not come due, but rather the mortgage loan had continued to amortize in accordance with the balloon loan's amortization schedule, if any, in effect immediately before maturity and had continued to accrue interest in accordance with the balloon loan's terms in effect immediately before maturity. The assumed monthly payment deemed due on any mortgage loan for which the related mortgaged property or properties have become REO property or properties, on each due date for so long as that REO property or properties remain part of the trust, will equal the monthly payment, or, in the case of a balloon loan described in the prior sentence, the assumed monthly payment, due or deemed due on the last due date before the acquisition of that REO property or properties.

     DISTRIBUTIONS OF PREPAYMENT PREMIUMS OR YIELD MAINTENANCE CHARGES

     Except in the case of the AFR/Bank of America Portfolio Whole Loan discussed below, any prepayment premium or yield maintenance charge actually collected on a mortgage loan during any collection period will be distributed on the related distribution date to the holders of the Class A-1, Class A-1A, Class A-2, Class A-3, Class A-4,

Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates as additional interest and not in reduction of their certificate balances or in an amount up to, in the case of each class, the product of:

   the prepayment premium or       discount rate fraction      principal allocation fraction
    yield maintenance charge    x      for that class      x           of that class



   The discount rate fraction for any class of certificates equal to:

                pass-through rate for
                that class of certificates--relevant discount rate
                --------------------------------------------------
                mortgage rate of the related mortgage loan--relevant discount rate.

     The discount fraction may not be greater than 1.0 or less than 0.0.

     The principal allocation fraction for any class with respect to any prepayment premiums or yield maintenance charges collected from loan group 1 for any distribution date is:

                the portion, if any, of the loan group 1 principal amount allocated to that class of certificates for that distribution date
                ---------------------------------------------------------------
                entire loan group 1 principal amount for that distribution date.

     The principal allocation fraction for any class with respect to any prepayment premiums or yield maintenance charges collected from loan group 2 for any distribution date is:

                the portion, if any, of the loan group 2 principal amount allocated to that class of certificates for that distribution date
                --------------------------------------------------------------
                entire loan group 2 principal amount for that distribution date.

     The portion of the prepayment premium or yield maintenance charge remaining after the payment of the amount calculated as described above will be distributed to certain of the holders of the Class X certificates.

     For any prepaid mortgage loan, the discount rate means the yield for "This Week" as reported by the Federal Reserve Board in Federal Reserve Statistical Release H.15(519) for the constant maturity treasury having a maturity coterminous with the maturity date of that mortgage loan as of the determination date. If there is no discount rate for instruments having a maturity coterminous with the remaining term to maturity, where applicable, of the mortgage loan, then the discount rate will be equal to the linear interpolation of the yields of the constant maturity treasuries with maturities next longer and shorter than the remaining term to maturity.

     In the case of the AFR/Bank of America Portfolio Whole Loan, yield maintenance charges actually collected in respect of such loan will be allocated ratably in proportion to the outstanding principal balance of the AFR/Bank of America Portfolio Loan, the AFR/Bank of America Portfolio Companion Loans and, except at any time after and during the continuance of certain events of default on the AFR/Bank of America Portfolio Whole Loan, the AFR/Bank of America Portfolio B Note.

     The prepayment premiums or yield maintenance charges, if any, collected on the mortgage loans during any collection period may not be sufficient to fully compensate certificateholders of any class for any loss in yield attributable to the related prepayments of principal.


     DISTRIBUTIONS OF EXCESS LIQUIDATION PROCEEDS

     Except to the extent realized losses have been allocated to classes of certificates that include the offered certificates, excess liquidation proceeds will not be available for distribution to the holders of the offered certificates.

     Excess liquidation proceeds are the excess of:

     (1) proceeds from the sale or liquidation of a mortgage loan or REO property, net of expenses and related advances and interest on advances, over

     (2) the amount that would have been received if a principal payment in full had been made on the due date immediately following the date upon which the proceeds were received.


     TREATMENT OF REO PROPERTIES

     A mortgage loan secured by mortgaged property that is acquired on behalf of the trust through foreclosure, deed in lieu of foreclosure or otherwise, will be an REO loan and will be treated as remaining outstanding until the related REO property is liquidated for the following purposes:

     (1)  determining distributions on the certificates;

     (2) allocating of realized losses and additional trust expenses to the certificates; and

     (3) calculating the amount of master servicing fees and special servicing fees payable under the pooling and servicing agreement.

     Among other things, the REO loan will be taken into account when determining pass-through rates (to the extent such pass-through rate is determined by reference to the Weighted Average Net Mortgage Rate) and the Principal Distribution Amount. Operating revenues and other proceeds from an REO property, after payment of costs and taxes, including some reimbursements payable to the master servicer, the special servicer or the trustee, incurred in connection with the operation and disposition of the REO property, will be applied by the master servicer in accordance with the pooling and servicing agreement as principal, interest and other amounts deemed due on the mortgage loan, and, except as otherwise described under "--P&I and Servicing Advances" below, the master servicer will be required to make P&I advances on the mortgage loans as if the mortgage loan had remained outstanding, subject to a determination by the master servicer or special servicer of nonrecoverability.


     INTEREST RESERVE ACCOUNT

     The trustee will establish and maintain an interest reserve account in the name of the trustee for the benefit of the holders of the certificates. For each distribution date in February and each distribution date in any January in a year that is not a leap year, the trustee will deposit in the interest reserve account for each mortgage loan (except for any mortgage loan that accrues interest on the basis of a 30/360 interest accrual method) an amount equal to one day's interest at the related mortgage rate, net of any master servicing fee, on the stated principal balance for that mortgage loan as of the immediately preceding due date, to the extent a monthly payment or P&I advance is made on that mortgage loan. Amounts so deposited in any January, if applicable, and February are referred to as withheld amounts. For each distribution date in March, the trustee will withdraw an amount from the interest reserve account for each interest reserve loan equal to the related withheld amounts from the preceding January, if applicable, and February, if any, and deposit this amount into the distribution account.

     SUBORDINATION; ALLOCATION OF LOSSES AND EXPENSES

     The rights of holders of subordinate certificates to receive distributions of amounts collected or advanced on the mortgage loans will, in the case of each class thereof, be subordinated to the rights of holders of the senior certificates and, further, to the rights of holders of each other class of subordinate certificates, if any, with an earlier alphabetical class designation. This subordination is intended to enhance the likelihood of timely receipt by holders of the respective classes of senior certificates of the full amount of distributable certificate interest payable on their certificates on each distribution date, and the ultimate receipt by holders of each class of Class A certificates of principal equal to the entire certificate balance of that class of certificates.

     Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by holders of each other class of offered certificates of the full amount of distributable certificate interest payable on their certificates on each distribution date, and the ultimate receipt by holders of the other classes of offered certificates of principal equal to the entire certificate balance of that class of certificates. The subordination of any class of subordinate certificates will be accomplished by, among other things, the application of the Available Distribution Amount on each distribution date in the order of priority described under "--Distributions--Application of the Available Distribution Amount" above. No other form of credit support will be available for the benefit of holders of the offered certificates.

     A deficit will exist on a distribution date if the aggregate stated principal balance of the mortgage pool immediately following that distribution date is less than the aggregate certificate balance of the principal balance certificates after giving effect to distributions on the certificates on that distribution date. If a deficit exists on a distribution date, the respective certificate balances of the Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B certificates will be reduced, sequentially in that order until the deficit or the related certificate balance of that class is reduced to zero, whichever occurs first. If any portion of the deficit remains after the certificate balances of those classes of certificates are reduced to zero, then the certificate balances of the Class A-1, Class A-1A, Class A-2, Class A-3 and Class A-4 certificates will be reduced, pro rata in accordance with the remaining certificate balances of those certificates, until the deficit or each of those certificate balances is reduced to zero.

     A deficit may be the result of realized losses incurred on the mortgage loans and/or additional trust expenses. These reductions in the certificate balances of the principal balance certificates will constitute an allocation of any realized losses and additional trust fund expenses. Any such reduction will also have the effect of reducing the aggregate notional amount of the Class X certificates.

     Any reimbursement of the master servicer or the trustee for advances determined to be nonrecoverable (and interest on such advances) that are made in any collection period from collections or advances of principal that (in the absence of the reductions described in the definition of "Principal Distribution Amount" in the Glossary in this prospectus supplement) would otherwise be included in the total amount of principal distributable to certificateholders for the related distribution date, will create a deficit (or increase an otherwise-existing deficit) between the total principal balance of the mortgage pool (net of advances of principal) and the total principal balance of the certificates. At such time as a final recovery determination is made in regard to any mortgage loan as to which the master servicer had previously reimbursed (from general collections on the mortgage loans on deposit in the collection account) advances determined to be nonrecoverable, the master servicer will compute the realized loss attributable to such reimbursements and such losses will then be allocated (in reverse sequential order in accordance with the loss allocation rules described above) to reduce the principal balances of the classes of certificates as described above (without accompanying principal distributions).

     Realized losses are losses on the mortgage loans arising from the inability of the master servicer or the special servicer, as applicable, to collect all amounts due and owing under the mortgage loans, including by reason of the fraud or bankruptcy of a borrower or a casualty of any nature at a mortgaged property, to the extent not covered by insurance.

     The realized loss on a liquidated mortgage loan or related REO property or properties, is an amount equal to the excess, if any, of:

     (1) the outstanding principal balance of the mortgage loan as of the date of liquidation, together with all accrued and unpaid interest thereon at the related mortgage rate (including all related special servicing fees, liquidation fees, workout fees or other fees or expenses with respect to the mortgage loan that caused distributable certificate interest not to be paid in full during any prior interest accrual period) to, but not including, the due date in the month in which the liquidation proceeds are distributed and all related unreimbursed servicing advances and outstanding liquidation expenses, over

     (2) the aggregate amount of liquidation proceeds, if any, recovered in connection with the liquidation.

     Realized losses on the AFR/Bank of America Portfolio Loan, any related REO companion loan or related REO property will be calculated in accordance with the GMACCM 2003-C3 Pooling and Servicing Agreement and the related intercreditor agreements pursuant to which liquidation expenses will generally be allocated first to the AFR/Bank of America Portfolio B Note (up to the principal balance thereof) and then pro rata among the AFR/Bank of America Portfolio Loan and the AFR/Bank of America Portfolio Companion Loans in accordance with the GMACCM 2003-C3 Pooling and Servicing Agreement and the related intercreditor agreement.

     For purposes of calculating any realized loss on the Two Gateway Center Loan, any related REO companion loan or related REO property, liquidation expenses will generally be allocated pro rata between the Two Gateway Center Loan and the Two Gateway Center Companion Loan in accordance with the pooling and servicing agreement and the related intercreditor agreement.

     Realized losses on the Tysons Corner Center Loan, any related REO companion loan or related REO property will be calculated in accordance with the COMM 2004-LNB2 Pooling and Servicing Agreement and the related intercreditor agreement pursuant to which liquidation expenses will generally be allocated pro rata among the Tysons Corner Center Loan and the Tysons Corner Center Companion Loans in accordance with the COMM 2004-LNB2 Pooling and Servicing Agreement and the related intercreditor agreement.

     For purposes of calculating any realized loss on the Carson Pirie Scott Loan or related REO property, liquidation expenses will generally be allocated first to the Carson Pirie Scott B Note (up to the principal balance thereof) and then the Carson Pirie Scott Loan in accordance with the pooling and servicing agreement and the related intercreditor agreement. For purposes of calculating any realized loss on the Will-O-Wisp Apartments Loan or related REO property, liquidation expenses will generally be allocated first to the Will-O-Wisp Apartments B Note (up to the principal balance thereof) and then the Will-O-Wisp Apartments Loan in accordance with the pooling and servicing agreement and the related intercreditor agreement.

     Additional trust expenses will reduce amounts payable to certificateholders and, consequently, may result in a loss on the offered certificates. Additional trust expenses include, among other things:

     (1)  special servicing fees, workout fees and liquidation fees;

     (2)  interest on unreimbursed advances;

     (3) the cost of various opinions of counsel required or permitted to be obtained for the servicing of the mortgage loans and the administration of the trust;

     (4) unanticipated, non-mortgage loan-specific expenses of the trust, including indemnities and reimbursements to the trustee as described under "The Pooling and Servicing Agreements--Matters Regarding the Trustee" in the prospectus, indemnities and reimbursements to the master servicer, the special servicer and the depositor comparable to those for the master servicer as described under "The Pooling and Servicing Agreements--Matters Regarding the Master Servicer and the Depositor" in the prospectus and federal, state and local taxes, and tax-related expenses, payable out of the trust as described under "Servicing of the Mortgage Loans--REO Properties" in this prospectus supplement and "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the prospectus;

     (5) any amounts expended on behalf of the trust to remediate an adverse environmental condition at any mortgaged property securing a defaulted mortgage loan. See "The Pooling and Servicing
          Agreements--Realization Upon Defaulted Mortgage Loans" in the prospectus; and

     (6) any other expense of the trust not specifically included in the calculation of realized loss for which there is no corresponding collection from a borrower.

     P&I AND SERVICING ADVANCES

     On each distribution date, the master servicer will be obligated to make P&I advances consisting of advances of delinquent principal and interest on the mortgage loans, other than balloon payments. Servicing advances and P&I advances are referred to collectively in this prospectus supplement as advances. The master servicer will make P&I advances out of its own funds or, consistent with the replacement thereof as provided in the pooling and servicing agreement, funds held in the certificate account that are not required to be part of the Available Distribution Amount for that distribution date. Any funds advanced from the certificate account are required to be replaced by the master servicer by the next distribution date. P&I advances for any distribution date will be in an amount generally equal to the aggregate of all monthly payments, other than balloon payments, and any assumed monthly payments, in each case net of any related workout fee, that were due or deemed due on the mortgage loans during the same month as that distribution date and that were not paid by or on behalf of the related borrowers or otherwise collected as of the close of business on the later of that due date or the last day of the related collection period or other specified date before that distribution date. The master servicer's obligations to make P&I advances on any mortgage loan will continue through liquidation of that mortgage loan or disposition of any related REO property.

     If the master servicer fails to make a required P&I advance, the trustee will be required to make that P&I advance. Neither the master servicer nor the trustee will be required to make a P&I advance on the Two Gateway Center Companion Loan, the AFR/Bank of America Portfolio Companion Loans, the AFR/Bank of America Portfolio B Note, the Tysons Corner Center Companion Loans, the Carson Pirie Scott B Note or the Will-O-Wisp Apartments B Note. No advance will be required to be made by the master servicer or the trustee, if, in the judgment of that person or the special servicer, the advance together with interest would not be recoverable from related proceeds or any other recovery on or in respect of that mortgage loan. The trustee will be able to rely on any nonrecoverability determination made by the master servicer or the special servicer, and the master servicer may rely on a determination made by the special servicer. Notwithstanding anything herein to the contrary, the special servicer shall have no right to make an affirmative determination that any P&I advance or servicing advance is, or would be, recoverable, and in the absence of a determination by the special servicer that an advance is nonrecoverable, all determinations of recoverability will remain with the master servicer or the trustee, as applicable.

     If it is determined that an appraisal reduction amount exists for any required appraisal mortgage loan and subsequent delinquencies occur on such mortgage loan, the interest portion of the P&I advance for that mortgage loan will be reduced on each distribution date for so long as the appraisal reduction amount exists. No reduction will be made in the principal portion of any P&I advance. The reduction in the interest portion of the P&I advance will be the product of the amount of the interest portion of the P&I advance that would be required to be made for that distribution date without regard to this sentence, multiplied by a fraction, the numerator of which is equal to the appraisal reduction amount, and the denominator of which is equal to the stated principal balance of that mortgage loan.

     See "--Appraisal Reductions" below.

     Servicing advances generally include, but are not limited to, customary, reasonable and necessary out-of-pocket costs and expenses incurred by the master servicer as a result of the servicing of a mortgage loan after a default, delinquency or other unanticipated event or a mortgage loan on which a default is imminent, or in connection with the administration of any REO property.

     The master servicer will be permitted to pay, or, in the case of the special servicer, to direct the master servicer to pay, some servicing expenses directly out of the certificate account. Payments for some servicing expenses, such as remediation of any adverse environmental circumstance or condition at a mortgaged property or an REO property, may be made without regard to the relationship between the expense and the funds from which it is being paid.

     A request from the special servicer to the master servicer to make a servicing advance must be made in writing and in a timely manner that does not adversely affect the interests of any certificateholder. The master servicer is required to make any servicing advance, other than a nonrecoverable servicing advance or a servicing advance that would be in violation of the servicing standard requested by the special servicer, within ten (10) days of the master servicer's receipt of the request. The special servicer will have no obligation to make a servicing advance that it requests the master servicer to make.

     If the master servicer is required under the pooling and servicing agreement to make a servicing advance, but does not do so within fifteen (15) days after the servicing advance is required to be made, then if the trustee has actual knowledge of the failure, the trustee will be required to make the servicing advance. The master servicer and the trustee are required to make servicing advances only to the extent that the servicing advances, together with any advance interest, are, in the reasonable and good faith judgment of that person, ultimately recoverable from related proceeds.

     The master servicer and the trustee will each be entitled to recover any advance made by it from related proceeds collected on the mortgage loan for which that advance was made. Advances will be reimbursable from future payments and other collections, including in the form of related proceeds consisting of liquidation proceeds, insurance proceeds and condemnation proceeds, in any event on or in respect of the related mortgage loan or REO property. If at any time an advance made by the master servicer or the trustee is determined to be a nonrecoverable advance, including interest on certain nonrecoverable advances, the master servicer or the trustee will be entitled to recover the amount of that advance out of funds received on or in respect of other mortgage loans. The master servicer or the trustee may, in its sole discretion, defer its recovery of any advance, provided that such deferral may not exceed six (6) months without the consent of the majority certificateholder of the controlling class or twelve (12) months overall. Reimbursement for deferred advances will be made from amounts received in respect of principal on such other mortgage loans before being made from other amounts received on such other mortgage loans, and such amounts will be deducted from the principal distribution amount for the related distribution date. See

"The Pooling and Servicing Agreement" above. In addition, if at any time an advance is made with respect to a mortgage loan on or before the date that such mortgage loan has become a corrected mortgage loan, and such mortgage loan is worked out under terms that do not provide for the repayment of those advances (together with interest thereon) in full at the time of the workout (but such amounts become an obligation of the borrower to be paid in the future), then such advance (unless determined to be nonrecoverable, in which case such nonrecoverable advances will be reimbursable out of general collections on the mortgage loans) will be reimbursable only from amounts in the certificate account that represent principal on the mortgage loans, and any such principal collections applied to reimburse such workout-delayed reimbursement amounts will be deducted from the principal distribution amount for the related distribution date. To the extent any such nonrecoverable advances or workout-delayed reimbursement amounts are subsequently recovered from principal collections on the related mortgage loan, such recovery will be applied to increase the principal distribution amount for the distribution date related to the collection period in which such recovery occurs.

     To the extent a nonrecoverable advance or a workout-delayed reimbursement amount with respect to a mortgage loan is required to be reimbursed from the principal portion of the general collections on the mortgage loans as described above, such reimbursement will be made first, from the principal collections available on the mortgage loans included in the same loan group as such mortgage loan and, if the principal collections in such loan group are not sufficient to make such reimbursement in full, then from the principal collections available in the other loan group (after giving effect to any reimbursement of nonrecoverable advances and workout-delayed reimbursement amounts that are related to such other loan group). The effect of any reimbursement from principal collections on mortgage loans in a loan group will be to reduce the principal distribution amount for such loan group on the distribution date relating to the collection period in which such reimbursement occurs. To the extent a nonrecoverable advance with respect to a mortgage loan is required to be reimbursed from the interest portion of the general collections on the mortgage loans as described above, such reimbursement will be made first, from the interest collections available on the mortgage loans included in the same loan group as such mortgage loan and, if the interest collections in such loan group are not sufficient to make such reimbursement in full, then from the interest collections available in the other loan group (after giving effect to any reimbursement of nonrecoverable advances that are related to such other loan group).

     If the master servicer or the trustee, as applicable, is reimbursed out of principal collections on the mortgage loans for any unreimbursed nonrecoverable advances or workout-delayed reimbursement amounts (together with any interest accrued and payable thereon), then (for purposes of calculating distributions on the certificates) such reimbursement and payment of interest shall be deemed to have been made first, out of the principal distribution amount for the loan group of the mortgage loan for which such nonrecoverable advance or workout-delayed reimbursement amount was made or exists, and second out of the principal distribution amount for the other loan group. If and to the extent
(i) any advance is determined to be a nonrecoverable advance or workout-delayed reimbursement amount, (ii) such nonrecoverable advance, workout-delayed reimbursement amount and/or interest thereon is reimbursed out of the principal distribution amount as contemplated above and (iii) such nonrecoverable advance or workout-delayed reimbursement amount is subsequently recovered out of payments or other collections in respect of the related mortgage loan, then the principal distribution amount for each loan group for the applicable distribution date shall be increased in reverse priority of the allocation of related reimbursement by an amount equal to the lesser of (A) the amount of such recovery and (B) any previous unreimbursed reduction in the principal distribution amount for such loan group resulting from the reimbursement of such nonrecoverable advance, workout-delayed reimbursement amount and/or interest thereon.

     With respect to the Two Gateway Center Loan, if the related master servicer with respect to the Two Gateway Center Companion Loan determines in accordance with the servicing standard under the related pooling and servicing agreement that a P&I advance with respect to the Two Gateway Center Companion Loan is or will not ultimately be recoverable from related proceeds collected on that companion loan and consequently, such master servicer does not make such P&I advance, the master servicer will be required to rely upon such other master servicer's determination and may not make any related P&I advance with respect to the Two Gateway Center Loan under the pooling and servicing agreement. Notwithstanding the foregoing, if the master servicer receives written notice that the related master servicer with respect to the Two Gateway Center Companion Loan is no longer an approved servicer by Standard & Poor's and Fitch, then the master servicer shall not be required to rely upon such other master servicer's determination of nonrecoverability. In addition, if the master servicer or the special servicer determines in accordance with the servicing standard that a P&I advance with respect to the Two Gateway Center Loan will not ultimately be recoverable from related proceeds collected on the Two Gateway Center Loan and consequently, the master servicer does not make such P&I Advance, the master servicer for the Two Gateway Center Companion Loan generally will not be required to make any related principal and/or interest advance with respect to the Two Gateway Center Companion Loan under the related pooling and servicing agreement.

     With respect to the AFR/Bank of America Portfolio Loan and the Tysons Corner Center Loan, the master servicer will independently make its own recoverability determination with respect to a P&I advance for each such mortgage loan based on the information that the master servicer has on hand and in accordance with the pooling and servicing agreement. Notwithstanding the foregoing, unless such other master servicer is not a servicer approved by the rating agencies specified in the related intercreditor agreement and the pooling and servicing agreement:

     o if any related master servicer with respect to any securitized AFR/Bank of America Portfolio Companion Loan (including the GMACCM 2003-C3 Master Servicer) determines in accordance with the servicing standard under the related pooling and servicing agreement that a P&I advance with respect to the related companion loan is or will not ultimately be recoverable from related proceeds collected on that companion loan and, consequently, such related master servicer does not make such P&I advance, the master servicer will be required to rely upon such determination and may not make any related P&I advance with respect to the AFR/Bank of America Portfolio Loan under the pooling and servicing agreement, unless and until the master servicer has consulted with the master servicers of the AFR/Bank of America Companion Loans and such parties agree that circumstances with respect to the AFR/Bank of America Portfolio Whole Loan have changed such that a proposed future P&I advance in respect of the AFR/Bank of America Portfolio Loan would not be a nonrecoverable P&I advance; and

     o if the related master servicer with respect to any securitized Tysons Corner Center Companion Loan (including the COMM 2004-LNB2 Master Servicer) determines in accordance with the servicing standard under the related pooling and servicing agreement that a P&I advance with respect to the related companion loan is or will not ultimately be recoverable from related proceeds collected on that companion loan and, consequently, such related master servicer does not make such P&I advance, the master servicer will be required to rely upon such determination and may not make any related P&I advance with respect to the Tysons Corner Center Loan under the pooling and servicing agreement, unless and until the master servicer has consulted with the master servicers of the Tysons Corner Center Companion Loans and such parties agree that circumstances with respect to the Tysons Corner Center Whole Loan have changed such that a proposed future P&I advance in respect of the Tysons Corner Center Loan would not be a nonrecoverable P&I advance.

     Notwithstanding the foregoing, with respect to the AFR/Bank of America Portfolio Loan and the Tysons Corner Center Loan, if any of the other master servicers with respect to a related securitized companion loan determines that any advance of principal or interest with respect to such companion loan would not be a nonrecoverable advance, then the master servicer will continue to have the discretion to determine that any proposed P&I advance or outstanding P&I advance, with respect to the related mortgage loan, would be, or is, as applicable, a nonrecoverable advance.

     The master servicer and the trustee each will be entitled to interest accrued on the amount of any advance it makes at a reimbursement rate per annum equal to the "prime rate" as published in the "Money Rates" section of The Wall Street Journal, as that "prime rate" may change from time to time. Interest on any advance will generally be payable to the party making the advance out of default interest, late payments or other collections collected on the related mortgage loan, as applicable, or, if the advance is determined to be nonrecoverable, together with the reimbursement of that advance, out of any amounts then on deposit in the certificate account. Interest accrued on outstanding advances will result in a reduction in amounts payable on the certificates unless the amount of default interest and late payments collected on the related mortgage loan is sufficient to pay that interest in full.


     APPRAISAL REDUCTIONS

     A mortgage loan (other than the AFR/Bank of America Portfolio Loan and the Tysons Corner Center Loan) will become a required appraisal loan upon the earliest of:

     (1)  the date on which the mortgage loan becomes a modified mortgage loan,


     (2) the 90th day following the occurrence of any uncured delinquency in monthly payments on the mortgage loan,

     (3) the 90th day following the occurrence of an uncured delinquency in any balloon payment, or 150 days following such default, if the borrower has produced a written refinancing commitment that is reasonably acceptable to the special servicer and the majority certificateholder of the controlling class;

     (4) the date on which a receiver is appointed and continues in that capacity for a mortgaged property securing the mortgage loan,

     (5)  the 60th day following the bankruptcy of the borrower, and

     (6) the date on which a mortgaged property securing the mortgage loan becomes an REO property.

     Within 30 days of a mortgage loan becoming a required appraisal loan, or longer period if the special servicer is diligently and in good faith proceeding to obtain the appraisal, the special servicer is required to obtain an appraisal of the related mortgaged property from an independent MAI-designated appraiser, provided that if the mortgage loan has a principal balance of less than $2,000,000 at that time, a desktop estimation of value may be substituted for the required appraisal. No appraisal will be required if an appraisal was obtained within the prior twelve months unless the special servicer determines that such appraisal is materially inaccurate. The cost of the appraisal will be advanced by the master servicer and will be reimbursed to the master servicer as a servicing advance.

     As a result of this appraisal, the special servicer may determine that an appraisal reduction amount exists on the required appraisal loan. The appraisal reduction amount for any required appraisal loan will be an amount, calculated as of the determination date immediately succeeding the date on which the appraisal is obtained, equal to the excess, if any, of the sum of:

     (1)  the stated principal balance of the required appraisal loan,

     (2) to the extent not previously advanced by or on behalf of the master servicer or the trustee, all unpaid interest on the required appraisal loan through the most recent due date before that determination date at a per annum rate equal to the related mortgage rate,

     (3) all related unreimbursed advances made for that required appraisal loan plus interest accrued on those advances at the reimbursement rate, and

     (4) all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents on the related mortgaged property, net of any escrow reserves held by the master servicer to cover any of these items, over:

     90% of the appraised value of the related mortgaged property or REO property as determined by the appraisal (minus any downward adjustment which the special servicer deems prudent based upon its review of the appraisal and any other information the special servicer deems appropriate relating to the value of the mortgaged property or REO property as determined by the special servicer in accordance with the servicing standard (without implying any obligation to do so)) plus all escrow and reserves with respect to such required appraisal loan (other than amounts representing due and unpaid taxes, assessments, insurance premiums, ground rents and other amounts due and unpaid with respect to such required appraisal loan), net of the amount of any obligation secured by liens on the property that are prior to the lien of the required appraisal loan, and are not amounts related to items included in clause (4) above and were not taken into account in the calculation of the appraised value.

     If a required appraisal is not obtained within 120 days of the date that the mortgage loan became a required appraisal loan (or, in the case of any uncured delinquency in any monthly payment or balloon payment, within 120 days of the date on which such monthly payment or balloon payment was first due), then until the appraisal is obtained, the appraisal reduction amount will equal 25% of the stated principal balance of the related required appraisal loan. Upon receipt of the required appraisal, the appraisal reduction amount for the required appraisal loan will be recalculated based upon the formula described above.

     Within 30 days of each anniversary of the date a mortgage loan became a required appraisal loan, the special servicer is required to order an update of the prior appraisal. Based on the update, the special servicer will redetermine and report to the trustee the appraisal reduction amount, if any, for that mortgage loan. No update is required for a mortgage loan that has become a corrected mortgage loan and has remained current for twelve consecutive monthly payments, and for which no other special servicing event or other event that would cause the mortgage loan to be a required appraisal loan has occurred during the preceding twelve months. The cost of the updates will be covered by and reimbursable as a servicing advance.

     A modified mortgage loan is any mortgage loan for which any special servicing event has occurred and that has been modified by the master servicer or special servicer in a manner that:

     (1) affects the amount or timing of any payment of principal or interest due on the mortgage loan, other than, or in addition to, bringing current monthly payments on that mortgage loan;

     (2) except as expressly contemplated by the related mortgage, results in a release of the lien of the mortgage on any material portion of the related mortgaged property without a corresponding principal prepayment in an amount not less than the fair market value, as is, of the property to be released; or

     (3) in the reasonable good faith judgment of the master servicer or special servicer, as applicable, materially impairs the security for that mortgage loan or reduces the likelihood of timely payment of amounts due on that mortgage loan.

     With respect to the Two Gateway Center Whole Loan, the special servicer will calculate any appraisal reduction amounts in the manner described above, provided that any such appraisal reductions will be allocated pro rata between the Two Gateway Center Loan and the Two Gateway Center Companion Loan according to the respective stated principal balances of such mortgage loans.

     With respect to the AFR/Bank of America Portfolio Whole Loan, the GMACCM 2003-C3 Special Servicer will calculate any appraisal reduction amounts in a manner similar to that described above, provided that any such appraisal reductions will be allocated first to the AFR/Bank of America Portfolio B Note (up to the outstanding principal balance thereof) and then pro rata among the AFR/Bank of America Portfolio

Loan and the AFR/Bank of America Portfolio Companion Loans according to the respective stated principal balances of such mortgage loans.

     With respect to the Tysons Corner Center Whole Loan, the COMM 2004-LNB2 Special Servicer will calculate any appraisal reduction amounts in a manner similar to that described above, provided that any such appraisal reductions will be allocated pro rata among the Tysons Corner Center Loan and the Tysons Corner Center Companion Loans according to the respective stated principal balances of such mortgage loans.

     With respect to the Carson Pirie Scott Whole Loan, the special servicer will calculate any appraisal reduction amounts in the manner described above, provided that any such appraisal reductions will be allocated first to the Carson Pirie Scott B Note (up to the outstanding principal balance thereof), and then to the Carson Pirie Scott Loan.

     With respect to the Will-O-Wisp Apartments Whole Loan, the special servicer will calculate any appraisal reduction amounts in the manner described above, provided that any such appraisal reductions will be allocated first to the Will-O-Wisp Apartments B Note (up to the outstanding principal balance thereof), and then to the Will-O-Wisp Apartments Loan.

     REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Trustee Reports

     On each distribution date, the trustee will be required to provide or make available to each holder of a companion loan and to each holder of a certificate as of the related record date a distribution date statement providing information relating to distributions made on that date for the relevant class and the recent status of the mortgage pool. For a discussion of the particular items of information included in each distribution date statement, as well as a discussion of annual information reports to be furnished by the trustee to persons who at any time during the prior calendar year were holders of the certificates, see "Description of the Certificates--Reports to Certificateholders" in the prospectus.

     In addition, the trustee will provide or make available on each distribution date to each certificateholder and to any holders of a companion loan a CMSA reconciliation of funds report and, to the extent received from the master servicer, the following reports prepared by the master servicer or the special servicer, as applicable, substantially in the forms provided in the pooling and servicing agreement, which forms are subject to change, and including substantially the following information:

     (1) A report as of the close of business on the immediately preceding determination date, containing some categories of information regarding the mortgage loans provided in "Annex A" to this prospectus supplement in the tables under the caption "Characteristics of the Mortgage Loans," calculated, where applicable, on the basis of the most recent relevant information provided by the borrowers to the master servicer and by the master servicer to the trustee, and presented in a loan-by-loan and tabular format substantially similar to the formats utilized in "Annex A" to this prospectus supplement.

     (2)  A CMSA delinquent loan status report.

     (3)  A CMSA historical loan modification and corrected loan report.

     (4)  A CMSA historical liquidation report.

     (5)  A CMSA REO status report.

     (6)  A CMSA servicer watch list.

     The master servicer or the special servicer, as applicable, may omit any information from these reports that the master servicer or the special servicer regards as confidential. None of the master servicer, the special servicer or the trustee will be responsible for the accuracy or completeness of any information supplied to it by a borrower or other third party that is included in any reports, statements, materials or information prepared or provided by the master servicer, the special servicer or the trustee, as applicable. Some information will be made available to certificateholders by electronic transmission as may be agreed upon between the depositor and the trustee.

     Before each distribution date, the master servicer will deliver to the trustee by electronic means the following reports, substantially in the forms provided in the pooling and servicing agreement, which forms are subject to change:

     (1)  a CMSA comparative financial status report; and

     (2)  a CMSA loan periodic update file.

     In addition, the master servicer or special servicer, as applicable, is also required to prepare for each mortgaged property and REO property:

     (1) Within 30 days after receipt of a quarterly operating statement, if any, beginning with the calendar quarter ended June 30, 2004, a CMSA operating statement analysis report, substantially in the form provided in the pooling and servicing agreement, but only to the extent the related borrower is required by the mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the mortgaged property or REO property as of the end of that calendar quarter. The master servicer or special servicer, as applicable, will deliver to the trustee by electronic means the operating statement analysis upon request.

     (2) Within 30 days after receipt by the master servicer of an annual operating statement, a CMSA NOI adjustment analysis worksheet, substantially in the form provided in the pooling and servicing agreement, but only to the extent the related borrower is required by the mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology described in the pooling and servicing agreement to "normalize" the full year net operating income and debt service coverage numbers used by the master servicer to satisfy its reporting obligation described in clause (1) above. The master servicer will deliver to the trustee by electronic means the NOI adjustment analysis worksheet upon request.

     Certificate owners and holders of companion loans who have certified to the trustee their beneficial ownership of any offered certificate or ownership of a companion loan may also obtain access to any of the trustee reports upon request. Otherwise, until the time definitive certificates are issued to evidence the offered certificates, the information described above will be available to the related certificate owners only if DTC and its participants provide the information to certificate owners. Communications by DTC to participants, and by participants to certificate owners, will be governed by arrangements among them, consistent with any statutory or regulatory requirements as may be in effect from time to time. Except as provided in this prospectus supplement, the master servicer, the special servicer, the trustee, the depositor and the certificate registrar are required to recognize as certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar and holders of companion loans.

     INFORMATION AVAILABLE ELECTRONICALLY

     The trustee will make available each month, via its Internet website initially located at www.ctslink.com/cmbs, the distribution date statement and the trustee reports (including the CMSA investor reports described above). Such information will be restricted and made available only to such persons that are party to the pooling and servicing agreement, holders of a companion loan, rating agencies, designees of the depositor and any other person upon receipt by the trustee of a certification from such person in the form attached to the pooling and servicing agreement (which certification may also be delivered electronically via the trustee's website). The depositor may at any time instruct the trustee to post additional information, or to remove the restriction from any or all of such information. In addition, the trustee will make available, as a convenience for interested parties (and not in furtherance of the distribution of the prospectus or the prospectus supplement under the securities laws), the pooling and servicing agreement, the prospectus and the prospectus supplement via the trustee's internet website. The trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the trustee may disclaim responsibility for any information distributed by the trustee for which it is not the original source.

     In connection with providing access to the trustee's internet website, the trustee may require registration and the acceptance of a disclaimer. The trustee will not be liable for the dissemination of information in accordance with the pooling and servicing agreement.

     OTHER INFORMATION

     The trustee will make available at its offices, during normal business hours, for review by any holder, certificate owner or prospective purchaser of an offered certificate or holder of any companion loan, originals or copies of the following items to the extent they are held by the trustee:

     (1)  the pooling and servicing agreement and any amendments;

     (2) all trustee reports delivered to holders of each relevant class of offered certificates since the settlement date;

     (3) all officers' certificates and accountants' reports delivered to the trustee since the settlement date as described under "The Pooling and Servicing Agreements--Evidence as to Compliance" in the prospectus;

     (4) the most recent property inspection report prepared by or on behalf of the master servicer or the special servicer, as applicable, and delivered to the trustee for each mortgaged property;

     (5) the most recent annual operating statements, if any, collected by or on behalf of the master servicer or the special servicer, as applicable, and delivered to the trustee for each mortgaged property; and

     (6) the mortgage note, mortgage and other legal documents relating to each mortgage loan, including any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the master servicer or special servicer, as applicable, and delivered to the trustee.

     The trustee will provide copies of the items described above upon reasonable written request. The trustee may require payment for the reasonable costs and expenses of providing the copies and may also require a confirmation executed by the requesting person or entity, in a form reasonably acceptable to the trustee, to the effect that the person or entity making the request is a beneficial owner or prospective purchaser of offered certificates or a holder of a companion loan, is requesting the information solely for use in evaluating its investment and will otherwise keep the information confidential. Certificateholders, by the acceptance of their certificates, will be deemed to have agreed to keep this information confidential. The master servicer may, but is not required to, make information available over the Internet.

     Pursuant to the pooling and servicing agreement, the master servicer and special servicer, as the case may be, may make available from time to time, at their sole option, either by telephone, electronically or otherwise, an employee to answer questions from certificate owners or companion loan holders regarding the performance and servicing of the mortgage loans and/or REO properties for which the master servicer or special servicer, as the case may be, is responsible. The master servicer and the special servicer each shall condition such disclosure upon such certificate owner or a holder of a companion loan entering into a confidentiality agreement regarding such disclosure to it. Neither the master servicer nor the special servicer will provide any information or disclosures in violation of any applicable law, rule or regulation.


     VOTING RIGHTS

     At all times during the term of the pooling and servicing agreement, the voting rights for the certificates will be allocated as follows:

     (1) 98% among the holders of the classes of principal balance certificates in proportion to the certificate balances of their certificates, adjusted as described below,

     (2)  1% among the holders of the Class X certificates, and

     (3) 1% allocated equally among the holders of the respective classes of REMIC residual certificates.

     Voting rights allocated to a class of certificateholders will be allocated among those certificateholders in proportion to the percentage interests in the class evidenced by their respective certificates.

     TERMINATION; RETIREMENT OF CERTIFICATES

     The obligations created by the pooling and servicing agreement will terminate following the earliest of:

     (1) the final payment, or advance of that payment, or other liquidation of the last mortgage loan and/or REO property in the trust; or

     (2) the purchase of all of the assets of the trust by the master servicer or, if the master servicer elects not to make the purchase, the majority certificateholder of the controlling class, or if the majority certificateholder of the controlling class elects not to make the purchase, the special servicer, or if the special servicer elects not to make the purchase, the depositor, when the then aggregate stated principal balance of the mortgage pool is less than 1% of the initial pool balance; or

     (3) the exchange of all then outstanding certificates, including the Class X certificates but excluding the REMIC residual certificates, for the mortgage loans remaining in the trust at any time the aggregate principal balances of the Class A-1, Class A-1A, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates have been reduced to zero, but all the holders of such classes of outstanding certificates would have to voluntarily participate in such exchange.

     Any purchase by the master servicer, the majority certificateholder of the controlling class, the special servicer or the depositor of all the mortgage loans and other assets in the trust is required to be made at a price equal to:


     (1) the aggregate unpaid principal balance of all the mortgage loans plus accrued and unpaid interest, exclusive of mortgage loans for which the related mortgaged properties have become REO properties, then included in the trust; plus

     (2) the aggregate fair market value of all REO properties then included in the trust, which fair market value for any REO property may be less than the purchase price for the corresponding mortgage loan, as determined by an appraiser mutually agreed upon by the special servicer and the trustee; minus

     (3) if the purchase is by the master servicer, the aggregate of all amounts payable or reimbursable to the master servicer under the pooling and servicing agreement.

     Written notice of termination of the pooling and servicing agreement will be given to each certificateholder. The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.


     On the final distribution date, the aggregate amount paid by the master servicer, the majority certificateholder of the controlling class or the depositor, as the case may be, for the mortgage loans and other assets in the trust, if the trust is to be terminated as a result of the purchase of all of the assets, together with all other amounts on deposit in the certificate account, net of any portion of the foregoing not otherwise payable to a person other than the certificateholders, will be applied as described above under "-- Distributions--Application of the Available Distribution Amount."

     THE TRUSTEE

     The trustee is Wells Fargo Bank, N.A. The trustee is at all times required to be, and will be required to resign if it fails to be,

     (1) a corporation or association, organized and doing business under the laws of the United States of America or any state thereof or the District of Columbia, authorized under those laws to exercise corporate trust powers, having a combined capital and surplus of not less than $100,000,000, or, in some cases, a lesser amount that each rating agency has confirmed would not cause it to qualify, downgrade or withdraw its rating on any class of certificates, and subject to supervision or examination by federal or state authority, and

     (2) an institution whose long-term senior unsecured debt, or that of its fiscal agent, if applicable, is rated not less than "AA-" (or "A+" as long as the short-term unsecured debt is "F-1") by Fitch, "AA-" (or "A+" as long as the short-term senior unsecured debt is "A-1") by Standard & Poor's, or lower ratings that the rating agencies would permit without causing them to qualify, downgrade or withdraw any of the then-current ratings of the certificates.

     The corporate trust office of the trustee responsible for administration of the trust is located at (i) for certificate transfer purposes, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services (CMBS)--GMACCM Series 2004-C1 and (ii) for all other purposes, 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Corporate Trust Services (CMBS)-GMAC Commercial Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 2004-C1.


                       YIELD AND MATURITY CONSIDERATIONS


   YIELD CONSIDERATIONS

     The yield to maturity of each class of certificates will depend on, among other things:

     (1)  the purchase price of the certificates;

     (2)  the applicable pass-through rate;

     (3)  the actual performance of the mortgage loans; and

     (4)  the rate and timing of payments on the mortgage loans.

     The Purchase Price of the Certificates

     The amount by which the yield to maturity of an offered certificate may vary from the anticipated yield will depend, in part, upon the degree to which that certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans are in turn distributed on, or otherwise result in, the reduction of the principal balance or notional amount, as the case may be, of that certificate. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on that certificate could result in an actual yield to you that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on that certificate could result in an actual yield to you that is lower than the anticipated yield. Typically, the earlier a payment of principal is made on an offered certificate purchased at a discount or premium, the greater will be the effect on the yield to maturity of that certificate. As a result, the effect on yield of principal payments on offered certificates occurring at a rate higher or lower than the rate anticipated during any particular period would not be fully offset by a subsequent like reduction or increase in the rate of principal payments during a later period.

     Applicable Pass-Through Rate

     The pass-through rate for each class of offered certificates will be as specified in "Description of the Certificates--Pass-Through Rates."

     See "Description of the Mortgage Pool" in this prospectus supplement and "--Rate and Timing of Principal Payments on the Mortgage Loans" below.

     Actual Performance of the Mortgage Loans

     The yield to holders of the offered certificates will also depend on the extent to which holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Losses and other shortfalls on the mortgage loans will be borne as described in "Description of the Certificates--Subordination; Allocation of Losses and Expenses" and "Risk Factors--Allocations of losses on the mortgage loans will reduce your payments and yield on your certificates."

     Rate and Timing of Principal Payments on the Mortgage Loans

     The yield to holders of the offered certificates will be affected by the rate and timing of principal payments on the mortgage loans, including principal prepayments on the mortgage loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations. The rate and timing of principal payments on the mortgage loans will in turn be affected by, among other things, their amortization schedules, the dates on which balloon payments are due, any extension of maturity dates by the master servicer or the special servicer, the rate and timing of any reimbursement of the master servicer, the special servicer or the trustee, as applicable, out of the certificate account of nonrecoverable advances or advances remaining unreimbursed on a modified mortgage loan on the date of such modification (together with interest on such advances), and the rate and timing of principal prepayments and other unscheduled collections on the mortgage loans, including, for this purpose, collections resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, or purchases of mortgage loans out of the trust and the allocation of such amounts under any related intercreditor agreement. Prepayments, liquidations and purchases of the mortgage loans will result in distributions on the principal balance certificates of amounts that otherwise would have been distributed, and reductions in the notional amount of the Class X certificates that would otherwise have occurred, over the remaining terms of the mortgage loans. See "Description of the Mortgage Pool--Prepayment Provisions" and "--Earnout Loans and Additional Collateral Loans" in this prospectus supplement. Defaults on the mortgage loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the mortgage loans, and, accordingly, on the principal balance certificates, while work-outs are negotiated or foreclosures are completed. See "Servicing of the Mortgage Loans--Modifications, Waivers, Amendments and Consents" in this prospectus supplement and "The Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage Loans" and "Legal Aspects of Mortgage Loans--Foreclosure" in the prospectus.

     Because the rate of principal payments or prepayments on the mortgage loans will depend on future events and a variety of factors, no assurance can be given as to the actual rate of principal payments or prepayments. The depositor is not aware of any publicly available or authoritative statistics that address the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans being transferred to the trust.

     Because the rate of principal payments or prepayments on the mortgage loans will depend on future events and a variety of factors, no assurance can be given as to the actual rate of principal payments or prepayments. The depositor is not aware of any publicly available or authoritative statistics that address the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans being transferred to the trust.

     FACTORS THAT AFFECT THE RATE AND TIMING OF PAYMENTS AND DEFAULTS

     The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors, including prevailing interest rates, the terms of the mortgage loans, including prepayment premiums, prepayment lock-out periods and amortization terms that require balloon payments, the demographics and relative economic vitality of the areas in which the mortgaged properties are located and the general supply and demand for comparable residential and commercial space in those areas, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" and "Description of the Mortgage Pool--Earnout Loans and Additional Collateral Loans" in this prospectus supplement and "Risk Factors" and "Yield and Maturity Considerations--The Effects of Prepayments on Yield" in the prospectus.

     The rate of prepayment on the mortgage pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. See "Description of the Mortgage Pool" in this prospectus supplement.

     DELAY IN PAYMENT OF DISTRIBUTIONS

     Because monthly distributions will not be made to certificateholders until a date that is scheduled to be at least 10 days following the end of the related interest accrual period, the effective yield to the holders of the offered certificates will be lower than the yield that would otherwise be produced by the applicable pass-through rates and purchase prices, assuming those prices did not account for that delay.

     UNPAID DISTRIBUTABLE CERTIFICATE INTEREST

     As described under "Description of the
Certificates--Distributions--Application of the Available Distribution Amount" in this prospectus supplement, if the portion of the available distribution amount distributable in respect of interest on any class of offered certificates on any distribution date is less than the distributable certificate interest then payable for that class, the shortfall will be distributable to holders of that class of certificates on subsequent distribution dates to the extent of available funds. Any shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of that class of certificates for so long as it is outstanding.

     WEIGHTED AVERAGE LIFE

     The weighted average life of a certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of that certificate is distributed to the holder of that certificate or, in the case of the Class X certificates, the notional amount of that certificate is reduced to zero. For purposes of this prospectus supplement, the weighted average life of a certificate is determined by:

     (1) multiplying the amount of each principal distribution or reduction of the notional amount on the certificate by the number of years from the settlement date to the related distribution date,

     (2)  summing the results, and

     (3) dividing the sum by the aggregate amount of the reductions in the principal balance or notional amount of that certificate.

     The weighted average life of any certificate will be influenced by, among other things, the rate at which principal of the mortgage loans is paid or otherwise collected or advanced or applied in respect of nonrecoverable advances and the extent to which those payments, collections and advances of principal are in turn applied in reduction of the certificate balance or notional amount of the class of certificates to which the certificate belongs. If the balloon payment on a balloon loan having a due date after the determination date in any month is received on the stated maturity date thereof, the excess of that payment over the related assumed monthly payment will not be included in the available distribution amount until the distribution date in the following month. As a result, the weighted average life of the certificates may be extended. Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the CPR or constant prepayment rate model. The CPR model assumes that a group of mortgage loans experiences prepayments each month at a specified constant annual rate. As used in each of the following sets of tables for any particular class, the column headed "0%" assumes that none of the mortgage loans is prepaid before maturity. The columns headed "25%," "50%," "75%" and "100%" assume that no prepayments are made on any mortgage loan during that mortgage loan's prepayment lock-out, defeasance or yield maintenance period and are otherwise made on each of the mortgage loans at the indicated CPR percentages. There is no assurance, however, that prepayments of the mortgage loans, whether or not in a prepayment lock-out period, defeasance period or yield maintenance period will conform to any particular CPR percentages, and no representation is made that the mortgage loans will prepay in accordance with the assumptions at any of the CPR percentages shown or at any other particular prepayment rate, that all the mortgage loans will prepay in accordance with the assumptions at the same rate or that mortgage loans that are in a prepayment lock-out period, defeasance period or yield maintenance period will not prepay as a result of involuntary liquidations upon default or otherwise.

     A prepayment lock-out period is any period during which the terms of the mortgage loan prohibit voluntary prepayments on the part of the borrower. A defeasance period is any period during which the borrower may, under the terms of the mortgage loan, exercise a defeasance option. A yield maintenance period is any period during which the terms of the mortgage loan require the borrower to make a yield maintenance payment together with any voluntary prepayment of the mortgage loan.

     The following tables indicate the percentage of the initial certificate balance of each class of offered certificates that would be outstanding after each of the dates shown at the indicated CPR percentages and the corresponding weighted average life of that class of certificates. The tables have been prepared on the basis of the information set forth on "Annex A" to this prospectus supplement and the following modeling assumptions:

     (1) the initial certificate balance, and the pass-through rate for each class of certificates are as provided in this prospectus supplement;

     (2) the scheduled monthly payments for each mortgage loan are based on payments of principal and interest (or of interest only, for those mortgage loans identified on "Annex A" to this prospectus supplement as being interest-only or having an interest-only period) described on "Annex A" to this prospectus supplement;

     (3) all scheduled monthly payments, including balloon payments, are timely received on the applicable due date each month beginning in May 2004;

     (4) there are no delinquencies or losses, extensions of maturity or appraisal reduction amounts on the mortgage loans and there are no casualties or condemnations affecting the mortgaged properties;

     (5) prepayments are made on each of the mortgage loans at the indicated CPR percentages provided in the table without regard to any limitations in the mortgage loans on partial voluntary principal prepayments, except to the extent modified below by the assumption numbered (13);

     (6) each mortgage loan accrues interest under the method specified in "Description of the Mortgage Pool--Calculations of Interest"; provided, however, that for those loans with fixed monthly payments during an interest-only period, interest rates were imputed based on the fixed monthly payments required under those loans during the interest-only period (see "Annex A--Interest-Only Loans" in this prospectus supplement);

     (7) none of the master servicer, the majority certificateholder of the controlling class, the special servicer or the depositor exercises its right of optional termination described in this prospectus supplement;

     (8) no mortgage loan is repurchased or is required to be repurchased by a mortgage loan seller;

     (9) no Prepayment Interest Shortfalls are incurred and no prepayment premiums or yield maintenance charges are collected;

     (10) there are no additional trust expenses;

     (11) distributions on the certificates are made on the 10th calendar day of each month, beginning in May 2004;

     (12) no prepayments are received on any mortgage loan during that mortgage loan's prepayment lock-out period, defeasance period or yield maintenance period;

     (13) the prepayment provisions for each mortgage loan are as described on "Annex A" to this prospectus supplement;

     (14) no prepayments are received due to the failure to satisfy the requirements to release earnout amounts for each earnout loan (see "Annex A--Earnout Loans"); and

     (15) the settlement date is April 21, 2004.

     To the extent that the mortgage loans have characteristics or experience performance that differs from those assumed in preparing the tables set forth below, the principal balances of the certificates may be reduced to zero on a date earlier or later than indicated by the tables. It is highly unlikely that the mortgage loans will prepay or perform in accordance with the modeling assumptions at any constant rate until maturity or that all the mortgage loans will prepay in accordance with the modeling assumptions or at the same rate. For example, some of the mortgage loans may not permit voluntary partial prepayments. In addition, variations in the actual prepayment experience and the balance of the specific mortgage loans that prepay may increase or decrease the percentages of initial certificate balances (and weighted average lives) shown in the following tables. Such variations may affect the rate of principal payments to the certificates even if the average prepayment experience of the mortgage loans is equal to the specified CPR percentages. In addition, the actual pre-tax yields on, or any other payment characteristics of, any class of offered certificates may not correspond to any of the information shown in the yield tables in this prospectus supplement, and the aggregate purchase prices of the offered certificates may not be as assumed. You must make your own decisions as to the appropriate assumptions, including prepayment assumptions to be used in deciding whether to purchase the offered certificates.

     You are urged to conduct your own analyses of the rates at which the mortgage loans may be expected to prepay.

     Based on the modeling assumptions, the following tables indicate the resulting weighted average lives of the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D and Class E certificates and the percentage of the initial certificate balance of each class of certificates that would be outstanding after the closing date and each of the distribution dates shown under the applicable assumptions at the indicated CPR percentages.

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
              THE CLASS A-1 CERTIFICATES AT 0% CPR DURING LOCKOUT,
      DEFEASANCE, YIELD MAINTENANCE PERIOD AND OTHERWISE AT INDICATED CPR


                                                                  PREPAYMENT ASSUMPTION (CPR)
                                           --------------------------------------------------------------------------
DATE                                           0% CPR         25% CPR        50% CPR        75% CPR       100% CPR
------------------------------------------ -------------- -------------- -------------- -------------- --------------
Closing Date .............................           100            100            100            100            100
April 10, 2005 ...........................            88             88             88             88             88
April 10, 2006 ...........................            73             73             73             73             73
April 10, 2007 ...........................            56             56             56             56             56
April 10, 2008 ...........................            27             27             27             27             27
April 10, 2009 ...........................             0              0              0              0              0
Weighted Average Life (in years) .........          3.01           3.00           3.00           3.00           2.98
First Principal Payment Date .............    05/10/2004     05/10/2004     05/10/2004     05/10/2004     05/10/2004
Last Principal Payment Date ..............    03/10/2009     02/10/2009     01/10/2009     01/10/2009     12/10/2008

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
              THE CLASS A-2 CERTIFICATES AT 0% CPR DURING LOCKOUT,
      DEFEASANCE, YIELD MAINTENANCE PERIOD AND OTHERWISE AT INDICATED CPR




                                                                  PREPAYMENT ASSUMPTION (CPR)
                                           --------------------------------------------------------------------------
DATE                                           0% CPR         25% CPR        50% CPR        75% CPR       100% CPR
------------------------------------------ -------------- -------------- -------------- -------------- --------------
Closing Date .............................          100            100            100            100            100
April 10, 2005 ...........................          100            100            100            100            100
April 10, 2006 ...........................          100            100            100            100            100
April 10, 2007 ...........................          100            100            100            100            100
April 10, 2008 ...........................          100            100            100            100            100
April 10, 2009 ...........................           51             51             51             51             51
April 10, 2010 ...........................           29             29             29             29             29
April 10, 2011 ...........................            9              9              9              9              9
April 10, 2012 ...........................            0              0              0              0              0
Weighted Average Life (in years) .........         5.58           5.58           5.57           5.56           5.47
First Principal Payment Date .............   03/10/2009     02/10/2009     01/10/2009     01/10/2009     12/10/2008
Last Principal Payment Date ..............   10/10/2011     10/10/2011     10/10/2011     10/10/2011     10/10/2011

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
              THE CLASS A-3 CERTIFICATES AT 0% CPR DURING LOCKOUT,
      DEFEASANCE, YIELD MAINTENANCE PERIOD AND OTHERWISE AT INDICATED CPR




                                                                  PREPAYMENT ASSUMPTION (CPR)
                                           --------------------------------------------------------------------------
DATE                                           0% CPR         25% CPR        50% CPR        75% CPR       100% CPR
------------------------------------------ -------------- -------------- -------------- -------------- --------------
Closing Date .............................          100            100            100            100            100
April 10, 2005 ...........................          100            100            100            100            100
April 10, 2006 ...........................          100            100            100            100            100
April 10, 2007 ...........................          100            100            100            100            100
April 10, 2008 ...........................          100            100            100            100            100
April 10, 2009 ...........................          100            100            100            100            100
April 10, 2010 ...........................          100            100            100            100            100
April 10, 2011 ...........................          100            100            100            100            100
April 10, 2012 ...........................           86             86             86             86             86
April 10, 2013 ...........................           61             61             61             61             61
April 10, 2014 ...........................            0              0              0              0              0
Weighted Average Life (in years) .........         8.91           8.90           8.90           8.89           8.86
First Principal Payment Date .............   10/10/2011     10/10/2011     10/10/2011     10/10/2011     10/10/2011
Last Principal Payment Date ..............   11/10/2013     09/10/2013     09/10/2013     09/10/2013     08/10/2013

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
              THE CLASS A-4 CERTIFICATES AT 0% CPR DURING LOCKOUT,
      DEFEASANCE, YIELD MAINTENANCE PERIOD AND OTHERWISE AT INDICATED CPR




                                                                  PREPAYMENT ASSUMPTION (CPR)
                                           --------------------------------------------------------------------------
DATE                                           0% CPR         25% CPR        50% CPR        75% CPR       100% CPR
------------------------------------------ -------------- -------------- -------------- -------------- --------------
Closing Date .............................          100            100            100            100            100
April 10, 2005 ...........................          100            100            100            100            100
April 10, 2006 ...........................          100            100            100            100            100
April 10, 2007 ...........................          100            100            100            100            100
April 10, 2008 ...........................          100            100            100            100            100
April 10, 2009 ...........................          100            100            100            100            100
April 10, 2010 ...........................          100            100            100            100            100
April 10, 2011 ...........................          100            100            100            100            100
April 10, 2012 ...........................          100            100            100            100            100
April 10, 2013 ...........................          100            100            100            100            100
April 10, 2014 ...........................            0              0              0              0              0
Weighted Average Life (in years) .........         9.77           9.76           9.74           9.71           9.51
First Principal Payment Date .............   11/10/2013     09/10/2013     09/10/2013     09/10/2013     08/10/2013
Last Principal Payment Date ..............   03/10/2014     03/10/2014     03/10/2014     03/10/2014     12/10/2013

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
               THE CLASS B CERTIFICATES AT 0% CPR DURING LOCKOUT,
      DEFEASANCE, YIELD MAINTENANCE PERIOD AND OTHERWISE AT INDICATED CPR




                                                                  PREPAYMENT ASSUMPTION (CPR)
                                           --------------------------------------------------------------------------
DATE                                           0% CPR         25% CPR        50% CPR        75% CPR       100% CPR
------------------------------------------ -------------- -------------- -------------- -------------- --------------
Closing Date .............................          100            100            100            100            100
April 10, 2005 ...........................          100            100            100            100            100
April 10, 2006 ...........................          100            100            100            100            100
April 10, 2007 ...........................          100            100            100            100            100
April 10, 2008 ...........................          100            100            100            100            100
April 10, 2009 ...........................          100            100            100            100            100
April 10, 2010 ...........................          100            100            100            100            100
April 10, 2011 ...........................          100            100            100            100            100
April 10, 2012 ...........................          100            100            100            100            100
April 10, 2013 ...........................          100            100            100            100            100
April 10, 2014 ...........................            0              0              0              0              0
Weighted Average Life (in years) .........         9.89           9.89           9.89           9.89           9.64
First Principal Payment Date .............   03/10/2014     03/10/2014     03/10/2014     03/10/2014     12/10/2013
Last Principal Payment Date ..............   03/10/2014     03/10/2014     03/10/2014     03/10/2014     12/10/2013

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
               THE CLASS C CERTIFICATES AT 0% CPR DURING LOCKOUT,
      DEFEASANCE, YIELD MAINTENANCE PERIOD AND OTHERWISE AT INDICATED CPR




                                                                  PREPAYMENT ASSUMPTION (CPR)
                                           --------------------------------------------------------------------------
DATE                                           0% CPR         25% CPR        50% CPR        75% CPR       100% CPR
------------------------------------------ -------------- -------------- -------------- -------------- --------------
Closing Date .............................          100            100            100            100            100
April 10, 2005 ...........................          100            100            100            100            100
April 10, 2006 ...........................          100            100            100            100            100
April 10, 2007 ...........................          100            100            100            100            100
April 10, 2008 ...........................          100            100            100            100            100
April 10, 2009 ...........................          100            100            100            100            100
April 10, 2010 ...........................          100            100            100            100            100
April 10, 2011 ...........................          100            100            100            100            100
April 10, 2012 ...........................          100            100            100            100            100
April 10, 2013 ...........................          100            100            100            100            100
April 10, 2014 ...........................            0              0              0              0              0
Weighted Average Life (in years) .........         9.89           9.89           9.89           9.89           9.64
First Principal Payment Date .............   03/10/2014     03/10/2014     03/10/2014     03/10/2014     12/10/2013
Last Principal Payment Date ..............   03/10/2014     03/10/2014     03/10/2014     03/10/2014     01/10/2014

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
               THE CLASS D CERTIFICATES AT 0% CPR DURING LOCKOUT,
      DEFEASANCE, YIELD MAINTENANCE PERIOD AND OTHERWISE AT INDICATED CPR




                                                                  PREPAYMENT ASSUMPTION (CPR)
                                           --------------------------------------------------------------------------
DATE                                           0% CPR         25% CPR        50% CPR        75% CPR       100% CPR
------------------------------------------ -------------- -------------- -------------- -------------- --------------
Closing Date .............................          100            100            100            100            100
April 10, 2005 ...........................          100            100            100            100            100
April 10, 2006 ...........................          100            100            100            100            100
April 10, 2007 ...........................          100            100            100            100            100
April 10, 2008 ...........................          100            100            100            100            100
April 10, 2009 ...........................          100            100            100            100            100
April 10, 2010 ...........................          100            100            100            100            100
April 10, 2011 ...........................          100            100            100            100            100
April 10, 2012 ...........................          100            100            100            100            100
April 10, 2013 ...........................          100            100            100            100            100
April 10, 2014 ...........................            0              0              0              0              0
Weighted Average Life (in years) .........         9.89           9.89           9.89           9.89           9.77
First Principal Payment Date .............   03/10/2014     03/10/2014     03/10/2014     03/10/2014     01/10/2014
Last Principal Payment Date ..............   03/10/2014     03/10/2014     03/10/2014     03/10/2014     02/10/2014

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
               THE CLASS E CERTIFICATES AT 0% CPR DURING LOCKOUT,
      DEFEASANCE, YIELD MAINTENANCE PERIOD AND OTHERWISE AT INDICATED CPR




                                                                  PREPAYMENT ASSUMPTION (CPR)
                                           --------------------------------------------------------------------------
DATE                                           0% CPR         25% CPR        50% CPR        75% CPR       100% CPR
------------------------------------------ -------------- -------------- -------------- -------------- --------------
Closing Date .............................          100            100            100            100            100
April 10, 2005 ...........................          100            100            100            100            100
April 10, 2006 ...........................          100            100            100            100            100
April 10, 2007 ...........................          100            100            100            100            100
April 10, 2008 ...........................          100            100            100            100            100
April 10, 2009 ...........................          100            100            100            100            100
April 10, 2010 ...........................          100            100            100            100            100
April 10, 2011 ...........................          100            100            100            100            100
April 10, 2012 ...........................          100            100            100            100            100
April 10, 2013 ...........................          100            100            100            100            100
April 10, 2014 ...........................            0              0              0              0              0
Weighted Average Life (in years) .........         9.89           9.89           9.89           9.89           9.80
First Principal Payment Date .............   03/10/2014     03/10/2014     03/10/2014     03/10/2014     02/10/2014
Last Principal Payment Date ..............   03/10/2014     03/10/2014     03/10/2014     03/10/2014     02/10/2014

     PRICE/YIELD TABLES


     The tables set forth below show the corporate bond equivalent or CBE yield and weighted average life in years for each class of offered certificates, under the modeling assumptions.

     The yields provided in the following tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each class of offered certificates, would cause the discounted present value of the assumed stream of cash flows as of April 21, 2004 to equal the assumed purchase prices, plus accrued interest at the applicable pass-through rate on page S-5 from and including April 1, 2004 to but excluding the settlement date, and converting the monthly rates to semi-annual corporate bond equivalent rates. That calculation does not take into account variations that may occur in the interest rates at which you may be able to reinvest funds received by them as reductions of the certificate balances of classes of offered certificates and consequently does not purport to reflect the return on any investment in those classes of offered certificates when reinvestment rates are considered. Purchase prices are expressed in 32nds as a percentage of the initial certificate balance of the specified class (i.e., 99-16 means 99-16/32%) and are exclusive of accrued interest.


            PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
          FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE
              FOR THE CLASS A-1 CERTIFICATES AT THE SPECIFIED CPRS


                                                    0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                                   OTHERWISE AT INDICATED CPR
                                           --------------------------------------------------------------------------
ASSUMED PRICE (32NDS)                          0% CPR         25% CPR        50% CPR        75% CPR       100% CPR
------------------------------------------ -------------- -------------- -------------- -------------- --------------
99-30 ....................................         3.133          3.133          3.133          3.133          3.133
100-00 ...................................         3.110          3.110          3.110          3.110          3.110
100-02 ...................................         3.088          3.088          3.088          3.088          3.088
100-04 ...................................         3.066          3.066          3.066          3.066          3.065
100-06 ...................................         3.044          3.044          3.044          3.043          3.043
100-08 ...................................         3.022          3.021          3.021          3.021          3.021
100-10 ...................................         2.999          2.999          2.999          2.999          2.998
100-12 ...................................         2.977          2.977          2.977          2.977          2.976
100-14 ...................................         2.955          2.955          2.955          2.954          2.954
100-16 ...................................         2.933          2.933          2.932          2.932          2.931
100-18 ...................................         2.911          2.910          2.910          2.910          2.909
Weighted Average Life (in years) .........          3.01           3.00           3.00           3.00           2.98
First Principal Payment Date .............    05/10/2004     05/10/2004     05/10/2004     05/10/2004     05/10/2004
Last Principal Payment Date ..............    03/10/2009     02/10/2009     01/10/2009     01/10/2009     12/10/2008

            PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
          FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE
              FOR THE CLASS A-2 CERTIFICATES AT THE SPECIFIED CPRS


                                                    0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                                   OTHERWISE AT INDICATED CPR
                                           --------------------------------------------------------------------------
ASSUMED PRICE (32NDS)                          0% CPR         25% CPR        50% CPR        75% CPR       100% CPR
------------------------------------------ -------------- -------------- -------------- -------------- --------------
100-06 ...................................         4.076          4.076          4.076          4.076          4.075
100-08 ...................................         4.063          4.063          4.063          4.063          4.062
100-10 ...................................         4.050          4.050          4.050          4.050          4.049
100-12 ...................................         4.038          4.038          4.038          4.037          4.036
100-14 ...................................         4.025          4.025          4.025          4.025          4.023
100-16 ...................................         4.012          4.012          4.012          4.012          4.010
100-18 ...................................         4.000          3.999          3.999          3.999          3.997
100-20 ...................................         3.987          3.987          3.987          3.986          3.984
100-22 ...................................         3.974          3.974          3.974          3.974          3.971
100-24 ...................................         3.961          3.961          3.961          3.961          3.958
100-26 ...................................         3.949          3.949          3.949          3.948          3.945
Weighted Average Life (in years) .........          5.58           5.58           5.57           5.56           5.47
First Principal Payment Date .............    03/10/2009     02/10/2009     01/10/2009     01/10/2009     12/10/2008
Last Principal Payment Date ..............    10/10/2011     10/10/2011     10/10/2011     10/10/2011     10/10/2011

            PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
          FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE
              FOR THE CLASS A-3 CERTIFICATES AT THE SPECIFIED CPRS




                                                    0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                                   OTHERWISE AT INDICATED CPR
                                           --------------------------------------------------------------------------
ASSUMED PRICE (32NDS)                          0% CPR         25% CPR        50% CPR        75% CPR       100% CPR
------------------------------------------ -------------- -------------- -------------- -------------- --------------
100-06 ...................................         4.781          4.781          4.781          4.781          4.780
100-08 ...................................         4.772          4.772          4.772          4.772          4.772
100-10 ...................................         4.763          4.763          4.763          4.763          4.763
100-12 ...................................         4.754          4.754          4.754          4.754          4.754
100-14 ...................................         4.746          4.745          4.745          4.745          4.745
100-16 ...................................         4.737          4.737          4.737          4.737          4.736
100-18 ...................................         4.728          4.728          4.728          4.728          4.728
100-20 ...................................         4.719          4.719          4.719          4.719          4.719
100-22 ...................................         4.711          4.711          4.710          4.710          4.710
100-24 ...................................         4.702          4.702          4.702          4.702          4.701
100-26 ...................................         4.693          4.693          4.693          4.693          4.693
Weighted Average Life (in years) .........          8.91           8.90           8.90           8.89           8.86
First Principal Payment Date .............    10/10/2011     10/10/2011     10/10/2011     10/10/2011     10/10/2011
Last Principal Payment Date ..............    11/10/2013     09/10/2013     09/10/2013     09/10/2013     08/10/2013

            PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
          FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE
              FOR THE CLASS A-4 CERTIFICATES AT THE SPECIFIED CPRS




                                                    0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                                   OTHERWISE AT INDICATED CPR
                                           --------------------------------------------------------------------------
ASSUMED PRICE (32NDS)                          0% CPR         25% CPR        50% CPR        75% CPR       100% CPR
------------------------------------------ -------------- -------------- -------------- -------------- --------------
100-06 ...................................         4.918          4.918          4.918          4.917          4.917
100-08 ...................................         4.909          4.909          4.909          4.909          4.908
100-10 ...................................         4.901          4.901          4.901          4.901          4.900
100-12 ...................................         4.893          4.893          4.893          4.893          4.892
100-14 ...................................         4.885          4.885          4.885          4.885          4.883
100-16 ...................................         4.877          4.877          4.877          4.876          4.875
100-18 ...................................         4.869          4.868          4.868          4.868          4.867
100-20 ...................................         4.860          4.860          4.860          4.860          4.858
100-22 ...................................         4.852          4.852          4.852          4.852          4.850
100-24 ...................................         4.844          4.844          4.844          4.844          4.842
100-26 ...................................         4.836          4.836          4.836          4.835          4.833
Weighted Average Life (in years) .........          9.77           9.76           9.74           9.71           9.51
First Principal Payment Date .............    11/10/2013     09/10/2013     09/10/2013     09/10/2013     08/10/2013
Last Principal Payment Date ..............    03/10/2014     03/10/2014     03/10/2014     03/10/2014     12/10/2013

            PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
          FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE
               FOR THE CLASS B CERTIFICATES AT THE SPECIFIED CPRS




                                                    0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                                   OTHERWISE AT INDICATED CPR
                                           --------------------------------------------------------------------------
ASSUMED PRICE (32NDS)                          0% CPR         25% CPR        50% CPR        75% CPR       100% CPR
------------------------------------------ -------------- -------------- -------------- -------------- --------------
100-06 ...................................         5.002          5.002          5.002          5.002          5.001
100-08 ...................................         4.994          4.994          4.994          4.994          4.993
100-10 ...................................         4.986          4.986          4.986          4.986          4.985
100-12 ...................................         4.978          4.978          4.978          4.978          4.977
100-14 ...................................         4.970          4.970          4.970          4.970          4.968
100-16 ...................................         4.962          4.962          4.962          4.962          4.960
100-18 ...................................         4.953          4.953          4.953          4.953          4.952
100-20 ...................................         4.945          4.945          4.945          4.945          4.943
100-22 ...................................         4.937          4.937          4.937          4.937          4.935
100-24 ...................................         4.929          4.929          4.929          4.929          4.927
100-26 ...................................         4.921          4.921          4.921          4.921          4.919
Weighted Average Life (in years) .........          9.89           9.89           9.89           9.89           9.64
First Principal Payment Date .............    03/10/2014     03/10/2014     03/10/2014     03/10/2014     12/10/2013
Last Principal Payment Date ..............    03/10/2014     03/10/2014     03/10/2014     03/10/2014     12/10/2013

            PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
          FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE
               FOR THE CLASS C CERTIFICATES AT THE SPECIFIED CPRS




                                                    0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                                   OTHERWISE AT INDICATED CPR
                                           --------------------------------------------------------------------------
ASSUMED PRICE (32NDS)                          0% CPR         25% CPR        50% CPR        75% CPR       100% CPR
------------------------------------------ -------------- -------------- -------------- -------------- --------------
100-06 ...................................         5.053          5.053          5.053          5.053          5.052
100-08 ...................................         5.045          5.045          5.045          5.045          5.044
100-10 ...................................         5.037          5.037          5.037          5.037          5.036
100-12 ...................................         5.029          5.029          5.029          5.029          5.027
100-14 ...................................         5.020          5.020          5.020          5.020          5.019
100-16 ...................................         5.012          5.012          5.012          5.012          5.011
100-18 ...................................         5.004          5.004          5.004          5.004          5.002
100-20 ...................................         4.996          4.996          4.996          4.996          4.994
100-22 ...................................         4.988          4.988          4.988          4.988          4.986
100-24 ...................................         4.980          4.980          4.980          4.980          4.978
100-26 ...................................         4.972          4.972          4.972          4.972          4.969
Weighted Average Life (in years) .........          9.89           9.89           9.89           9.89           9.64
First Principal Payment Date .............    03/10/2014     03/10/2014     03/10/2014     03/10/2014     12/10/2013
Last Principal Payment Date ..............    03/10/2014     03/10/2014     03/10/2014     03/10/2014     01/10/2014

            PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
          FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE
               FOR THE CLASS D CERTIFICATES AT THE SPECIFIED CPRS




                                                    0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                                   OTHERWISE AT INDICATED CPR
                                           --------------------------------------------------------------------------
ASSUMED PRICE (32NDS)                          0% CPR         25% CPR        50% CPR        75% CPR       100% CPR
------------------------------------------ -------------- -------------- -------------- -------------- --------------
100-06 ...................................         5.083          5.083          5.083          5.083          5.082
100-08 ...................................         5.074          5.074          5.074          5.074          5.074
100-10 ...................................         5.066          5.066          5.066          5.066          5.066
100-12 ...................................         5.058          5.058          5.058          5.058          5.057
100-14 ...................................         5.050          5.050          5.050          5.050          5.049
100-16 ...................................         5.042          5.042          5.042          5.042          5.041
100-18 ...................................         5.034          5.034          5.034          5.034          5.033
100-20 ...................................         5.025          5.025          5.025          5.025          5.024
100-22 ...................................         5.017          5.017          5.017          5.017          5.016
100-24 ...................................         5.009          5.009          5.009          5.009          5.008
100-26 ...................................         5.001          5.001          5.001          5.001          5.000
Weighted Average Life (in years) .........          9.89           9.89           9.89           9.89           9.77
First Principal Payment Date .............    03/10/2014     03/10/2014     03/10/2014     03/10/2014     01/10/2014
Last Principal Payment Date ..............    03/10/2014     03/10/2014     03/10/2014     03/10/2014     02/10/2014

            PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE,
          FIRST PRINCIPAL PAYMENT DATE AND LAST PRINCIPAL PAYMENT DATE
               FOR THE CLASS E CERTIFICATES AT THE SPECIFIED CPRS




                                                    0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                                   OTHERWISE AT INDICATED CPR
                                           --------------------------------------------------------------------------
ASSUMED PRICE (32NDS)                          0% CPR         25% CPR        50% CPR        75% CPR       100% CPR
------------------------------------------ -------------- -------------- -------------- -------------- --------------
100-06 ...................................         5.183          5.183          5.183          5.183          5.183
100-08 ...................................         5.175          5.175          5.175          5.175          5.175
100-10 ...................................         5.167          5.167          5.167          5.167          5.166
100-12 ...................................         5.158          5.158          5.158          5.158          5.158
100-14 ...................................         5.150          5.150          5.150          5.150          5.150
100-16 ...................................         5.142          5.142          5.142          5.142          5.142
100-18 ...................................         5.134          5.134          5.134          5.134          5.133
100-20 ...................................         5.126          5.126          5.126          5.126          5.125
100-22 ...................................         5.118          5.118          5.118          5.118          5.117
100-24 ...................................         5.109          5.109          5.109          5.109          5.109
100-26 ...................................         5.101          5.101          5.101          5.101          5.100
Weighted Average Life (in years) .........          9.89           9.89           9.89           9.89           9.80
First Principal Payment Date .............    03/10/2014     03/10/2014     03/10/2014     03/10/2014     02/10/2014
Last Principal Payment Date ..............    03/10/2014     03/10/2014     03/10/2014     03/10/2014     02/10/2014

                        FEDERAL INCOME TAX CONSEQUENCES

     The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates is based on laws, regulations, rulings and decisions now in effect, and proposed regulations, all of which may change, possibly retroactively. To the extent that the following summary relates to matters of law or legal conclusions with respect thereto, the summary is correct in all material respects in the opinion of Orrick, Herrington & Sutcliffe LLP, special United States federal tax counsel for the depositor. This summary does not address the federal income tax consequences of an investment in offered certificates applicable to all categories of investors. For example, it does not discuss the federal income tax consequences of the purchase, ownership and disposition of offered certificates by investors that are subject to special treatment under the federal income tax laws, including banks and thrifts, insurance companies, regulated investment companies, dealers in securities, holders that will hold the offered certificates as a position in a "straddle" for tax purposes or as part of a "synthetic security," "conversion transaction," or other integrated investment comprised of the offered certificates and one or more other investments, foreign investors, trusts and estates and pass-through entities, the equity holders of which are any of the foregoing. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of offered certificates.

     For federal income tax purposes, separate REMIC elections will be made for segregated asset pools which make up the trust. The resulting REMICs will be referred to in this prospectus supplement as the "Trust REMICs." Upon the issuance of the offered certificates, Orrick, Herrington & Sutcliffe LLP, counsel to the depositor, will deliver its opinion to the effect that, assuming compliance with all provisions of the pooling and servicing agreement (and, in the case of the AFR/Bank of America Portfolio Loan and the Tysons Corner Center Loan, compliance with the related pooling and servicing agreement pursuant to which such loans are serviced), for federal income tax purposes, each of the Trust REMICs will qualify as a REMIC under the Internal Revenue Code of 1986, as amended, called "the Code." For federal income tax purposes, each class of REMIC residual certificates will be the sole class of "residual interests" in the corresponding Trust REMIC and the offered certificates will evidence the "regular interests" in, and will be treated as debt instruments of, a Trust REMIC. See "Federal Income Tax Consequences--REMICs" in the prospectus.


     ORIGINAL ISSUE DISCOUNT AND PREMIUM

     The offered certificates may be treated as having been issued with original issue discount for federal income tax reporting purposes. For purposes of computing the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes it will be assumed that there are no prepayments on the mortgage loans. No representation is made as to the actual expected rate of prepayment of any mortgage loan. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the prospectus.

     The IRS has issued OID Regulations under Sections 1271 to 1275 of the Code addressing the treatment of debt instruments issued with original issue discount. You should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address issues relevant to, or are not applicable to, securities such as the certificates. For example, because certain classes of certificates may bear interest at a rate based on the lesser of a fixed rate or a rate based on the weighted average mortgage rate, it is not entirely clear that the method intended to be used by the trust fund in reporting that interest (i.e., as "qualified stated interest") would be recognized by the IRS. Prospective purchasers of the offered certificates are advised to consult their tax advisors concerning the tax treatment of the certificates.

     See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the prospectus.

     The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that of the issuer. Accordingly, it is possible that holders of certificates may be able to select a method for recognizing original issue discount that differs from that used by the trustee in preparing reports to certificateholders and the IRS. Prospective investors are advised to consult their tax advisors concerning the treatment of any original issue discount on purchased certificates.

     Prepayment premiums and yield maintenance charges collected on the mortgage loans will be distributed to the holders of each class of certificates entitled to the prepayment premiums or yield maintenance charges described in this prospectus supplement. It is not clear under the Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of certificates entitled to a prepayment premium or yield maintenance charge. For federal income tax reporting purposes, prepayment premiums and yield maintenance charges will be treated as income to the holders of a class of certificates entitled to prepayment premiums and yield maintenance charges only after the master servicer's actual receipt of a prepayment premium or yield maintenance charge that the class of certificates is entitled to under the terms of the pooling and servicing agreement. It appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of that income is not clear and certificateholders should consult their tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

     Some classes of certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of a class of certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the distributions remaining to be made on the certificate at the time of its acquisition by the certificateholder. Holders of each such affected class of certificates should consult their tax advisors regarding the possibility of making an election to amortize that premium. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the prospectus.

     CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

     The offered certificates will be treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code generally in the same proportion that the assets of the trust would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in Section 856(c)(3)(B) of the Code generally to the extent that the certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code. Moreover, the offered certificates will be "qualified mortgages" under Section 860G(a)(3) of the Code if transferred to another REMIC on its start-up day in exchange for regular or residual interests therein.

     The offered certificates will be treated as assets within the meaning of
Section 7701(a)(19)(C) of the Code generally only to the extent of the portion of the mortgage loans secured by residential mortgaged properties and, accordingly, investment in the offered certificates may not be suitable for certain thrift institutions. See "Description of the Mortgage Pool" in this prospectus supplement.

     For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs" in the prospectus.


                            METHOD OF DISTRIBUTION

     The depositor has agreed to sell, and Morgan Stanley & Co. Incorporated, Deutsche Bank Securities Inc., GMAC Commercial Holding Capital Corp. and Greenwich Capital Markets, Inc. have each agreed to purchase, the portion of the certificates of each class listed opposite its name in the table below. The terms of these purchases are governed by an underwriting agreement, dated on or about April 7, 2004, among the depositor, GMAC Commercial Mortgage Corporation and each of the underwriters.

     It is expected that delivery of the offered certificates will be made only in book-entry form through the Same Day Funds Settlement System of DTC, Clearstream and Euroclear on or about April 21, 2004 against payment therefor in immediately available funds.


                                ALLOCATION TABLE

UNDERWRITER                                   CLASS A-1   CLASS A-2   CLASS A-3
-----------                                  ----------- ----------- -----------
Morgan Stanley & Co. Incorporated ..........      50%         50%         50%
Deutsche Bank Securities Inc. ..............      50%         50%         50%
GMAC Commercial Holding Capital
 Corp. .....................................       0%          0%          0%
Greenwich Capital Markets, Inc. ............       0%          0%          0%
                                                 ---         ---         ---
Total ......................................     100%        100%        100%
                                                 ===         ===         ===


UNDERWRITER                                   CLASS A-4   CLASS B   CLASS C   CLASS D   CLASS E
-------------------------------------------- ----------- --------- --------- --------- --------
Morgan Stanley & Co. Incorporated ..........      50%        50%       50%       50%       50%
Deutsche Bank Securities Inc. ..............      50%        50%       50%       50%       50%
GMAC Commercial Holding Capital
 Corp. .....................................       0%         0%        0%        0%        0%
Greenwich Capital Markets, Inc. ............       0%         0%        0%        0%        0%
                                                 ---        ---       ---       ---       ---
Total ......................................     100%       100%      100%      100%      100%
                                                 ===        ===       ===       ===       ===

     The underwriters have agreed, provided the terms and conditions of the underwriting agreement are met, to purchase all of the offered certificates if any are purchased. If any underwriter defaults, the underwriting agreement provides that, in specified circumstances, the purchase commitment of the nondefaulting underwriters may be increased or the underwriting may be terminated.

     Under the underwriting agreement, each underwriter must pay for and accept delivery of its certificates provided that specified conditions are met, including the receipt of legal opinions, that no stop order suspending the effectiveness of the depositor's registration statement is in effect, and that no proceedings for that purpose are pending before or threatened by the SEC.

     The distribution of the offered certificates by any underwriter may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of the sale. Proceeds to the depositor from the sale of the offered certificates, before deducting expenses payable by the depositor to the underwriters, will be approximately 100.40% of the aggregate certificate balance of the offered certificates, plus accrued interest. Each underwriter may effect transactions by selling its certificates to or through dealers. Dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter for whom they act as agent. In connection with the sale of the offered certificates, each underwriter may be deemed to have received compensation from the depositor in the form of underwriting compensation. Each underwriter and any dealers that participate with the underwriter in the distribution of the offered certificates may be deemed to be underwriters and any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

     GMAC Commercial Holding Capital Corp. is an affiliate of the depositor and GMACCM. Deutsche Bank Securities Inc. is an affiliate of GACC. Morgan Stanley & Co. Incorporated is an affiliate of MSMC.

     The depositor will indemnify the underwriters, and under limited circumstances the underwriters will severally and not jointly indemnify the depositor against specified civil liabilities under the Securities Act of 1933 or contribute to payments to be made in respect thereof.

     A secondary market for the offered certificates may not develop and, if it does develop, it may not continue. The primary source of ongoing information available to investors concerning the offered certificates will be the trustee reports discussed in this prospectus supplement under "Description of the Certificates--Reports to Certificateholders; Available Information." Except as described in this prospectus supplement under "Description of the Certificates--Reports to Certificateholders; Available Information," any additional information regarding the offered certificates may not be available through any other source. In addition, the depositor is not aware of any source through which price information about the offered certificates will be available on an ongoing basis. The limited nature of that information regarding the offered certificates may adversely affect the liquidity of the offered certificates, even if a secondary market for the offered certificates becomes available.


                                 LEGAL MATTERS

     Certain legal matters will be passed upon for the depositor by Orrick, Herrington & Sutcliffe LLP, and for the underwriters by Sidley Austin Brown & Wood LLP.


                                    RATINGS

     The offered certificates are required to receive ratings from Fitch and Standard & Poor's that are not lower than those indicated under "Summary of Series 2004-C1 Mortgage Pass-Through Certificates and Pool Characteristics." The ratings of the offered certificates address the likelihood of the timely receipt by holders thereof of all payments of interest to which they are entitled on each distribution date and the ultimate receipt by holders thereof of all payments of principal to which they are entitled, if any, by the March 2038 distribution date. The ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the certificates, and the extent to which the payment stream from the mortgage pool is adequate to make payments of principal and interest required under the offered certificates.

     The ratings of the offered certificates do not, however, address any of the following:

     (1) the likelihood or frequency of voluntary or involuntary principal prepayments on the mortgage loans;

     (2) the degree to which prepayments might differ from those originally anticipated;

     (3) whether and to what extent prepayment premiums or yield maintenance charges will be collected with prepayments or the corresponding effect on yield to investors;

     (4) whether and to what extent default interest will be collected on the mortgage loans; and

     (5)  the tax treatment of payments on the offered certificates.

     Any rating agency not requested to rate the offered certificates may nonetheless issue any rating to any class thereof. A rating assigned to any class of offered certificates by a rating agency that has not been requested by the depositor to do so may be lower than the ratings assigned by any rating agency rating that class.

     You should evaluate the ratings on the offered certificates independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold a security and may be changed or withdrawn at any time by the assigning rating agency.


                               LEGAL INVESTMENT

     As of the date of their issuance, none of the offered certificates will be "mortgage related securities" for the purposes of the Secondary Mortgage Market Enhancement Act of 1984 or "SMMEA." As a result, the appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the offered certificates of any class, may be subject to significant interpretative uncertainties. In addition, institutions whose investment activities are subject to review by federal or state regulatory authorities may be or may become subject to restrictions in certain forms of mortgage-related securities. The depositor makes no representation as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the offered certificates constitute legal investments for them or are subject to investment capital or other restrictions. See "Legal Investment" in the prospectus.

                             ERISA CONSIDERATIONS

     If you are a fiduciary of any employee benefit plan or other retirement plan or arrangement, including individual retirement accounts and annuities, Keogh plans and entities in which those plans have invested, such as collective investment funds, insurance company separate accounts and insurance company general accounts, you should review with your counsel whether your purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permitted under either ERISA or Section 4975 of the Code or whether there exists any statutory, regulatory or administrative exemption applicable to those "prohibited transactions." If you purchase or hold the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D or Class E certificates on behalf of or with "plan assets" of a plan, your purchase may qualify for exemptive relief under the exemption, as described under "ERISA Considerations--Prohibited Transaction Exemption" in the prospectus. To qualify for this exemption, however, a number of conditions must be met, including the requirements that:

     (1) the plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933;

     (2) at the time of acquisition, the certificates must be rated in one of the top three (or four, if the certificates are issued in a designated transaction, as described below) generic rating categories by at least one rating agency; and

     (3) the offered certificates must evidence rights and interests that may be subordinated to the rights and interests evidenced by the other certificates of the same trust only if the offered certificates are issued in a designated transaction, which requires that the assets of the trust:

          (i) consist of certain types of consumer receivables, secured credit instruments or secured obligations that bear interest or are purchased at a discount, including certain mortgage loans secured by commercial and multifamily real property; and

          (ii) have loan-to-value ratios that do not exceed 100%.

     Each beneficial owner of an offered certificate or any interest therein will be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a plan investor, (ii) it has acquired and is holding such offered certificates in reliance on the exemption referenced in the preceding paragraph, and that it understands that there are certain conditions to the availability of this exemption, including that the offered certificates must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by Fitch, Moody's or Standard & Poor's or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account," as such term is defined in PTCE 95-60, and
(3) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

     If you are an insurance company and you would like to invest your general account assets in the offered certificates, you should consult with your legal advisors about whether Section 401(c) of ERISA, as described under "ERISA Considerations--

Representation From Investing Plans" in the prospectus, may apply to you. The DOL has published final regulations under Section 401(c).

     If you are a plan fiduciary or other person considering whether to purchase an offered certificate on behalf of or with "plan assets" of a plan, you should consult with your counsel about whether the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and
Section 4975 of the Code may apply to your investment, and whether the exemption or any other prohibited transaction exemption may be available in connection with your purchase. See "ERISA Considerations" in the prospectus.


                                   GLOSSARY

     The certificates will be issued pursuant to the pooling and servicing agreement. The following Glossary is not complete. You should also refer to the prospectus and the pooling and servicing agreement for additional definitions. Unless the context requires otherwise, the definitions contained in this Glossary apply only to this series of certificates and will not necessarily apply to any other series of certificates the trust may issue.

     AFR/BANK OF AMERICA PORTFOLIO B NOTE--The mortgage note secured by the AFR/Bank of America Portfolio mortgaged properties on a subordinate basis with the AFR/Bank of America Portfolio Loan and the AFR/Bank of America Portfolio Companion Loans. The AFR/Bank of America Portfolio B Note is not an asset of the trust.

     AFR/BANK OF AMERICA PORTFOLIO COMPANION LOANS--The mortgage loans secured by the AFR/Bank of America Portfolio mortgaged properties on a pari passu basis with the AFR/Bank of America Portfolio Loan. The AFR/Bank of America Portfolio Companion Loans are not assets of the trust.

     AFR/BANK OF AMERICA PORTFOLIO LOAN--The mortgage loan identified by control number 4 on "Annex A" to this prospectus supplement. The AFR/Bank of America Portfolio Loan will be an asset of a separate REMIC. A portion of a regular interest in such REMIC will be deposited in the trust in lieu of the AFR/Bank of America Portfolio Loan.

     AFR/BANK OF AMERICA PORTFOLIO WHOLE LOAN--Collectively, the AFR/Bank of America Portfolio Loan, the AFR/Bank of America Portfolio Companion Loans and the AFR/Bank of America Portfolio B Note.

     AVAILABLE DISTRIBUTION AMOUNT--The Available Distribution Amount for any distribution date will generally equal:

     (1) all amounts on deposit in the certificate account and the distribution account as of the close of business on the related determination date, excluding:

          (a) monthly payments collected but due on a due date after the related collection period;

          (b)  prepayment premiums and yield maintenance charges;

          (c) amounts that are payable or reimbursable to any person other than the certificateholders, including amounts payable to the master servicer, the special servicer or the trustee as compensation or to reimburse outstanding advances and amounts payable for additional trust expenses;

          (d) amounts deposited in the certificate account or the distribution account, as the case may be, in error;

          (e) for any distribution date in February, and in any January in a year that is not a leap year, the withheld amounts for the interest reserve loans to be deposited in the interest reserve account and held for future distribution; and

          (f)  amounts that represent excess liquidation proceeds; plus

     (2) to the extent not already included in clause (1), any P&I advances made for that distribution date and payments made by the master servicer to cover Prepayment Interest Shortfalls, Balloon Payment Interest Shortfalls and Extraordinary Prepayment Interest Shortfalls incurred during the related collection period; plus

     (3) for the distribution date occurring in each March, the withheld amounts for the interest reserve loans then on deposit in the interest reserve account as described under "Description of the Certificates--Interest Reserve Account" in this prospectus supplement; plus

     (4) for any mortgage loan with a due date after the determination date in each month, the monthly payment, other than any balloon payment, due in the same month as that distribution date if received by the related due date in that month.

     BALLOON PAYMENT INTEREST EXCESS--If the due date for any balloon payment on a balloon mortgage loan occurs on a later date than the due date in prior months, the amount of interest (net of related master servicing fees) accrued on the related balloon loan for the additional number of days will, to the extent actually collected in connection with the payment of the balloon payment on or before the succeeding determination date, constitute a Balloon Payment Interest Excess.

     BALLOON PAYMENT INTEREST SHORTFALL--If the due date for any balloon payment on a balloon mortgage loan occurs on an earlier date than the due date in prior months, the additional amount of interest (net of related master servicing fees) that would have accrued on the related balloon loan if the stated maturity date were on the later date will, to the extent not paid by the borrower, constitute a Balloon Payment Interest Shortfall.

     CARSON PIRIE SCOTT B NOTE--The mortgage note secured by the Carson Pirie Scott mortgaged property on a subordinate basis with the Carson Pirie Scott Loan. The Carson Pirie Scott B Note is not an asset of the trust.

     CARSON PIRIE SCOTT LOAN--The mortgage loan identified by control number 19 on "Annex A" to this prospectus supplement. The Carson Pirie Scott Loan is the primary asset of a single-loan REMIC. A regular interest in such REMIC will be deposited in the trust in lieu of the Carson Pirie Scott Loan.

     CARSON PIRIE SCOTT WHOLE LOAN--Collectively, the Carson Pirie Scott Loan and the Carson Pirie Scott B Note.

     COMM 2004-LNB2 MASTER SERVICER--The "master servicer" under the COMM 2004-LNB2 Pooling and Servicing Agreement, which as of the date hereof is GMAC Commercial Mortgage Corporation.

     COMM 2004-LNB2 POOLING AND SERVICING AGREEMENT--The Pooling and Servicing Agreement, dated as of March 1, 2004, among Deutsche Mortgage & Asset Receiving Corporation, as depositor, GMAC Commercial Mortgage Corporation, as master servicer, Lennar Partners, Inc., as special servicer, and LaSalle Bank National Association, as trustee.

     COMM 2004-LNB2 SPECIAL SERVICER--The "special servicer" under the COMM 2004-LNB2 Pooling and Servicing Agreement, which as of the date hereof is Lennar Partners, Inc.

     COMM 2004-LNB2 TRUST--The trust fund formed under the COMM 2004-LNB2 Pooling and Servicing Agreement.

     GMACCM 2003-C3 MASTER SERVICER--The "master servicer" under the GMACCM 2003-C3 Pooling and Servicing Agreement, which as of the date hereof is GMAC Commercial Mortgage Corporation.

     GMACCM 2003-C3 POOLING AND SERVICING AGREEMENT--The Pooling and Servicing Agreement, dated as of December 1, 2003, among GMAC Commercial Mortgage Securities, Inc., as depositor, GMAC Commercial Mortgage Corporation, as master servicer, Lennar Partners, Inc., as special servicer, Midland Loan Services, Inc., as GMACCM 2003-C3 Special Servicer, LaSalle Bank National Association, as trustee and ABN AMRO Bank N.V., as fiscal agent.

     GMACCM 2003-C3 SPECIAL SERVICER--The "special servicer" for the AFR/Bank of America Portfolio Whole Loan under the GMACCM 2003-C3 Pooling and Servicing Agreement, which as of the date hereof is Midland Loan Services, Inc.

     GMACCM 2003-C3 TRUST--The trust fund formed under the GMACCM 2003-C3 Pooling and Servicing Agreement.

     IVYBROOK LOAN--The mortgage loan identified by control number 39 on "Annex A" to this prospectus supplement. The Ivybrook Loan is the primary asset of a single-loan REMIC. A regular interest in such REMIC will be deposited in the trust in lieu of the Ivybrook Loan.

     NET AGGREGATE PREPAYMENT INTEREST SHORTFALL--The Net Aggregate Prepayment Interest Shortfall for any distribution date will be the amount, if any, by which the aggregate of all Prepayment Interest Shortfalls incurred on the mortgage pool during the related collection period, exceeds any payment made by the master servicer for that distribution date to cover those Prepayment Interest Shortfalls.

     NET MORTGAGE RATE--The Net Mortgage Rate for any mortgage loan is an annual rate equal to the related mortgage rate in effect from time to time, minus the servicing fee rate. However, for purposes of calculating pass-through rates, the Net Mortgage Rate for any mortgage loan will be determined without regard to any modification, waiver or amendment of the terms of the mortgage loan, whether agreed to by the master servicer or special servicer, as applicable, or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower.

     PREPAYMENT INTEREST EXCESS--If a borrower voluntarily prepays a mortgage loan, in whole or in part, after the due date in any collection period, the amount of interest (net of related master servicing fees) accrued on the prepayment from that due date to, but not including, the date of prepayment or any later date through which interest accrues will, to the extent actually collected, constitute a Prepayment Interest Excess.

     PREPAYMENT INTEREST SHORTFALL--If a borrower prepays a mortgage loan, in whole or in part, before the due date in any collection period and does not pay interest on that prepayment through the due date, then the shortfall in a full month's interest (net of related master servicing fees) on the prepayment will constitute a Prepayment Interest Shortfall.

     PRINCIPAL DISTRIBUTION AMOUNT--The Principal Distribution Amount for any distribution date will, generally, equal the excess of the sum of clauses (1) through (5) below over clause (6) below:

     (1) the principal portions of all monthly payments, other than balloon payments, and any assumed monthly payments due or deemed due, as the case may be, on the mortgage loans for their respective due dates occurring during the same calendar month as that distribution date;

     (2) all voluntary principal prepayments received on the mortgage loans during the related collection period;

     (3) for any balloon loan for which the stated maturity date occurred, during or before the related collection period, any payment of principal, exclusive of any voluntary principal prepayment and any amount described in clause (4) below, made by or on behalf of the related borrower during the related collection period, net of any portion of the payment that represents a recovery of the principal portion of any monthly payment, other than a balloon payment, due, or the principal portion of any assumed monthly payment deemed due, for that mortgage loan on a due date during or before the same calendar month as that distribution date and not previously recovered;

     (4) the portion of all liquidation proceeds (net of liquidation expenses and unreimbursed additional trust fund expenses), condemnation proceeds and insurance proceeds received on the mortgage loans during the related collection period that were identified and applied by the special servicer as recoveries of principal, in each case, exclusive of any portion of those amounts that represents a recovery of the principal portion of any monthly payment, other than a balloon payment, due and any excess liquidation proceeds, or the principal portion of any assumed monthly payment deemed due, for the related mortgage loan on a due date during or before the same calendar month as that distribution date and not previously recovered; and

     (5) if that distribution date is after the initial distribution date, the excess, if any, of the principal distribution amount for the immediately preceding distribution date over the aggregate distributions of principal made on the principal balance certificates from the principal distribution amount on that immediately preceding distribution date;

     minus

     (6) the amount of principal collections, if any, applied to reimburse any nonrecoverable advances or workout-delayed reimbursement amounts on such distribution date allocated first, to the loan group principal distribution amount for the loan group in which the mortgage loan with respect to which the nonrecoverable advance or workout-delayed reimbursement amount was made or exists, and then to the other loan group (provided, however, that to the extent any such nonrecoverable advances or workout-delayed reimbursement amounts are subsequently recovered from principal collections on the related mortgage loan, such recovery will be applied to increase the sum of clauses (1) through (5) above for the distribution date related to the collection period in which such recovery occurs).

     TWO GATEWAY CENTER COMPANION LOAN--The mortgage loan secured by the Two Gateway Center mortgaged property on a pari passu basis with the Two Gateway Center Loan. The Two Gateway Center Companion Loan is not an asset of the trust.

     TWO GATEWAY CENTER LOAN--The mortgage loan identified by control number 1 on "Annex A" to this prospectus supplement.

     TWO GATEWAY CENTER WHOLE LOAN--Collectively, the Two Gateway Center Loan and the Two Gateway Center Companion Loan.

     TYSONS CORNER CENTER COMPANION LOANS--The mortgage loans secured by the Tysons Corner mortgaged property on a pari passu basis with the Tysons Corner Center Loan. The Tysons Corner Center Companion Loans are not assets of the trust.

     TYSONS CORNER CENTER LOAN--The mortgage loan identified by control number 6 on "Annex A" to this prospectus supplement.

     TYSONS CORNER CENTER WHOLE LOAN--Collectively, the Tysons Corner Center Loan and the Tysons Corner Center Companion Loans.

     WEIGHTED AVERAGE NET MORTGAGE RATE--The Weighted Average Net Mortgage Rate for each distribution date is the weighted average of the Net Mortgage Rates for the mortgage loans as of the beginning of the related collection period, weighted on the basis of their respective stated principal balances outstanding immediately before that distribution date.

     WILL-O-WISP APARTMENTS B NOTE--The mortgage note secured by the Will-O-Wisp Apartments mortgaged property on a subordinate basis with the Will-O-Wisp Apartments Loan. The Will-O-Wisp Apartments B Note is not an asset of the trust.

     WILL-O-WISP APARTMENTS LOAN--The mortgage loan identified by control number 41 on "Annex A" to this prospectus supplement.

     WILL-O-WISP APARTMENTS WHOLE LOAN--Collectively, the Will-O-Wisp Apartments Loan and the Will-O-Wisp Apartments B Note.

                                    ANNEX A
                     CHARACTERISTICS OF THE MORTGAGE LOANS

     The schedule and tables appearing in this Annex A set forth certain information for the mortgage loans and mortgaged properties. The information is presented, where applicable, as of the applicable cut-off date for each mortgage loan and the related mortgaged properties. The statistics in such schedule and tables were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and operating statements were generally unaudited and have not been independently verified by the depositor or the underwriters or any of their respective affiliates or any other person. The sum of the amounts in any column of any of the tables of this Annex A may not equal the indicated total under such column due to rounding.

     Net income for a mortgaged property as determined in accordance with generally accepted accounting principles would not be the same as the stated underwritten net cash flow for such mortgaged property as provided in the following schedule or tables. In addition, underwritten net cash flow is not a substitute for or comparable to operating income as determined in accordance with generally accepted accounting principles as a measure of the results of a property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity. No representation is made as to the future net cash flow of the mortgaged properties, nor is the underwritten net cash flow provided in this prospectus supplement for any mortgaged property intended to represent such future net cash flow.

     In the schedule and tables provided in this Annex A, for mortgage loans evidenced by one mortgage note, but secured by multiple mortgaged properties, for some purposes, the allocated loan amounts for each such related mortgaged property are shown.

     DEFINITIONS

     For purposes of the prospectus supplement, including the schedule and tables in this Annex A, the indicated terms have the following meanings, as modified, by reference to the "Certain Loan Payment Terms" below and footnotes to the schedules that follow:

     (1) "Underwritten net cash flow," "underwritten NCF" or "UW NCF" for any mortgaged property, means an estimate of cash flow available for debt service in a typical year of stable, normal operations. Generally, it is the estimated revenue derived from the use and operation of such mortgaged property less (i) the allowance for vacancies and losses (such amount, the "underwritten revenue") and (ii) the sum of estimated (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising), (b) fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) (such sum of a and b, the "underwritten expenses") and (c) estimated replacement reserves and with the exception of multifamily and hospitality properties, tenant improvement costs and leasing commissions, as applicable. Underwritten net cash flow generally does not reflect interest expense and non-cash items such as depreciation and amortization. The underwritten net cash flow for each mortgaged property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual net cash flow for such mortgaged property to differ materially from the underwritten net cash flow set forth herein. Some assumptions and subjective judgments relate to future events, conditions and circumstances, including future expense levels, the re-leasing of vacant space and the continued leasing of occupied space, which will be affected by a variety of complex factors over which none of the issuer, the depositor, the sellers, the master servicer, the special servicer or the trustee have control. In some cases, the underwritten net cash flow for any mortgaged property is higher, and may be materially higher, than the annual net cash flow for that mortgaged property, based on historical operating statements.

     In determining underwritten net cash flow for a mortgaged property, the mortgage loan seller generally relied on rent rolls and/or other generally unaudited financial information provided by the respective borrowers. In some cases the appraisal and/or local market information was the primary basis for the determination. From that information, the applicable seller calculated stabilized estimates of cash flow that took into consideration historical financial statements (where available), material changes in the operating position of a mortgaged property of which the applicable seller was aware (e.g., newly signed leases, expirations of "free rent" periods and market rent and market vacancy data), and estimated capital expenditures and leasing commission and tenant improvement reserves. In some cases, the applicable seller's estimate of underwritten net cash flow reflected differences from the information contained in the operating statements obtained from the respective borrowers (resulting in either an increase or decrease in the estimate of underwritten net cash flow derived therefrom) based upon the applicable seller's own analysis of those operating statements and the assumptions applied by the respective borrowers in preparing those statements and information. In some instances, for example, property management fees and other expenses may have been taken into account in the calculation of underwritten net cash flow even though these expenses may not have been reflected in actual historic operating statements. In most of those cases, the information was annualized, with adjustments for items deemed not appropriate to be annualized, before using it as a basis for the determination of underwritten net cash flow. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by any seller in determining the presented operating information.

     (2) "Annual debt service" generally means, for any mortgage loan, 12 times the monthly payment in effect as of the applicable cut-off date for such mortgage loan or, for some mortgage loans that pay only interest for a period of time, 12 times the monthly payment in effect after the end of such interest-only period.

     (3) "UW NCF DSCR," "underwritten NCF DSCR," "debt service coverage ratio," "DSC Ratio" or "DSCR" means, for any mortgage loan, (a) the underwritten net cash flow for the mortgaged property, divided by (b) the annual debt service for such mortgage loan, assuming for the purposes of this Annex A, except as otherwise indicated, in the case of the mortgage loans providing for earnout reserves, that the principal balance of the mortgage loan is reduced by the amount of the earnout. In the case of any cross-collateralized mortgage loans, the weighted average DSCR is shown for such group of mortgage loans. For purposes of the information presented in this prospectus supplement, with respect to the Two Gateway Center Loan, the AFR/Bank of America Portfolio Loan, the Tysons Corner Center Loan, the Carson Pirie Scott

Loan and the Will-O-Wisp Apartments Loan, the debt service coverage ratio reflects the aggregate indebtedness evidenced by the Two Gateway Center Whole Loan, the AFR/Bank of America Portfolio Loan and the AFR/Bank of America Portfolio Companion Loans, the Tysons Corner Center Whole Loan, the Carson Pirie Scott Loan and the Will-O-Wisp Apartments Loan, respectively.

     Generally, debt service coverage ratios are used by lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service to (b) required debt service payments. However, debt service coverage ratios measure only the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term. The underwritten NCF DSCRs are presented in this prospectus supplement for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a mortgaged property to generate sufficient cash flow to repay the related mortgage loan. As a result, no assurance can be given, and no representation is made, that the underwritten NCF DSCRs accurately reflect that ability. The underwritten NCF DSCR for the interest-only mortgage loans is based on the payment due after the initial interest-only period.

     (4) "Appraised value" means, for any mortgaged property, the appraiser's adjusted value as stated in the most recent third-party appraisal available to the depositor. In some cases, the appraiser's adjusted value takes into account certain repairs or stabilization of operations. In some cases in which the appraiser assumed the completion of repairs, such repairs were, generally, either completed before the settlement date or the applicable seller has taken reserves sufficient to complete such repairs or received other assurances such as a guarantee. No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related mortgaged property or the amount that would be realized upon a sale.

     The appraised value of the 2404 Wilshire Boulevard property takes into account five additional residential units (for a total of 70 units) that are scheduled for construction within six months. The lender held back $1,000,000 in escrow until construction is completed.

     (5) "Cut-off date loan-to-value ratio," "loan-to-value ratio," "cut-off date LTV," "current LTV" or "CLTV" means, with respect to any mortgage loan,
(a) the cut-off date balance of that mortgage loan (except as otherwise indicated, net of earnout reserves or additional collateral, if applicable) divided by (b) the appraised value of the mortgaged property or mortgaged properties. For mortgage loans for which earnout reserves have been established, cut-off date loan-to-value ratio is shown assuming that the earnout is not achieved, except as otherwise indicated. In the case of any cross-collateralized mortgage loans the weighted average cut-off date loan-to-value ratio is shown for such group of mortgage loans. For purposes of the information presented in this prospectus supplement, with respect to the Two Gateway Center Loan, the AFR/Bank of America Portfolio Loan, the Tysons Corner Center Loan, the Carson Pirie Scott Loan and the Will-O-Wisp Apartments Loan, the loan-to-value ratio reflects the aggregate indebtedness evidenced by the Two Gateway Center Whole Loan, the AFR/Bank of America Portfolio Loan and the AFR/Bank of America Portfolio Companion Loans, the Tysons Corner Center Whole Loan, the Carson Pirie Scott Loan and the Will-O-Wisp Apartments Loan, respectively.

     (6) "Square feet," "sq. ft.," "SF" or "NRSF" means, in the case of a mortgaged property operated as a retail center, office or medical office complex, industrial/ warehouse facility, combination retail office facility or other special purpose property, the square footage of the net rentable or leasable area.

     (7) "Units," "Pads," "Rooms" or "Spaces" means: (1) in the case of a mortgaged property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in the apartment, (2) in the case of a mortgaged property operated as a hospitality property, the number of guest rooms, (3) in the case of a mortgaged property operated as manufactured housing, the number of pads, (4) in the case of a mortgaged property operated as self-storage property, the number of self-storage units and (5) in the case of a mortgaged property operated as a parking garage, the number of parking spaces. For purposes of this Annex A, the total number of units shown for certain multifamily properties may be greater than the total number of multifamily units shown in the multifamily schedule because certain of the multifamily properties have commercial units in addition to multifamily units.

     (8) "Occupancy" means, the percentage of square feet or units, as the case may be, of the mortgaged property that was occupied or leased or, in the case of certain properties, average units so occupied over a specified period, as of a specified date (identified on this Annex A as the "occupancy date") or as specified by the borrower or as derived from the mortgaged property's rent rolls, operating statements or appraisals or as determined by a site inspection of the mortgaged property. Information in this Annex A concerning the "largest tenant" is presented as of the same date as of which the occupancy percentage is specified.

     (9) "Scheduled Maturity " means, for any balloon loan, the principal amount that will be due at maturity for that balloon loan.

     (10) "Scheduled maturity date LTV" means, for any balloon loan, the balloon balance for that mortgage loan divided by the appraised value of the related mortgaged property. For purposes of the information presented in this prospectus supplement, with respect to the Two Gateway Center Loan, the AFR/Bank of America Portfolio Loan, the Tysons Corner Center Loan, the Carson Pirie Scott Loan and the Will-O-Wisp Apartments Loan, the scheduled maturity date loan-to-value ratio reflects the aggregate indebtedness evidenced by the Two Gateway Center Whole Loan, the AFR/Bank of America Portfolio Loan and the AFR/Bank of America Portfolio Companion Loans, the Tysons Corner Center Whole Loan, the Carson Pirie Scott Loan and the Will-O-Wisp Apartments Loan, respectively.

     (11) "Interest rate" means, for any mortgage loan, the mortgage rate in effect as of the cut-off date for that mortgage loan.

     (12) "Administration Fee Rate" for each mortgage loan is the percentage rate per annum provided in Annex A for such mortgage loan at which compensation is payable for the servicing of that mortgage loan (which includes the master servicing fee rate) and at which compensation is also payable to the trustee.

     (13) "Prepayment provisions" for each mortgage loan are: "lockout," which means the duration of the prepayment lockout period; "defeasance," which means the duration of any defeasance period; and, where applicable, "(greater than) YM or 1%" which means the greater of the yield maintenance charge or 1% of the outstanding principal balance. The number following the "/" is the number of months for which the related call protection provision is in effect, exclusive of the maturity date for calculation purposes only.

     (14) "Term to maturity" means, for any mortgage loan, the remaining term, in months, from the cut-off date for that mortgage loan to the earlier of the related maturity date.

     (15) In those instances where the same tenant leases space under multiple leases, the date shown as the "Largest Tenant Lease Expiration" is the earliest termination date of any of such leases.

     (16) "Underwritten net operating income," "underwritten NOI" or "UW NOI" for any mortgaged property means, net cash flow before deducting for capital expenditures and any deposits to reserves for capital expenditures, including tenant improvement costs and leasing commissions, as applicable.

     (17) "Cut-Off Date Balance per Sq.Ft./Unit/Pad/Room/Space" for any mortgage loan means the cut-off date balance of that mortgage loan divided by Sq.Ft./Unit/Pad/ Room/Space per applicable as applicable. For the purposes of the information presented in this prospectus supplement, with respect to the Two Gateway Center Loan, the AFR/Bank of America Portfolio Loan, the Tysons Corner Center Loan, the Carson Pirie Scott Loan and the Will-O-Wisp Apartments Loan, the debt service coverage ratio reflects the aggregate indebtedness evidenced by the Two Gateway Center Whole Loan, the AFR/Bank of America Portfolio Loan and the AFR/Bank of America Portfolio Companion Loans, the Tysons Corner Center Whole Loan, the Carson Pirie Scott Loan and the Will-O-Wisp Apartments Loan, respectively.

     The following footnotes describe certain interest only provisions and earnout reserves for mortgage loans other than the mortgage loans described in "Annex B" to this prospectus supplement.

     INTEREST-ONLY LOANS

     Control Number 12. The mortgage loan requires fixed monthly payments of interest only in the amount of $90,945.84 from May 1, 2004 through April 1, 2007. Commencing on May 1, 2007 and continuing through maturity, monthly payments of principal and interest in the amount of $114,113.54 are required.

     Control Number 13. The mortgage loan requires fixed monthly payments of interest only in the amount of $82,589.70 from April 1, 2004 through March 1, 2006. Commencing on April 1, 2006 and continuing through maturity, monthly payments of principal and interest in the amount of $99,207.39 are required.

     Control Number 15. The mortgage loan requires monthly payments of interest only calculated on the actual number of days in each month from December 1, 2003 and continuing through November 1, 2006. Commencing on December 1, 2006 and continuing through maturity, monthly payments of principal and interest in the amount of $94,434.41 are required.

     Control Number 17. The mortgage loan requires fixed monthly payments of interest only in the amount of $74,369.10 from February 1, 2004 through January 1, 2006. Commencing on February 1, 2006 and continuing through maturity, monthly payments of principal and interest in the amount of $88,586.92 are required.

     Control Number 34. The mortgage loan requires fixed monthly payments of interest only in the amount of $26,213.21 from February 1, 2004 through January 1, 2006. Commencing on February 1, 2006 and continuing through maturity, monthly payments of principal and interest in the amount of $32,984.20 are required.

     Control Number 55. The mortgage loan requires fixed monthly payments of interest only in the amount of $12,026.84 from May 1, 2004 through April 1, 2005. Commencing on May 1, 2005 and continuing through maturity, monthly payments of principal and interest in the amount of $14,391.06 are required.


     CERTAIN RESERVES

     Control Number 12. The mortgage loan requires a monthly deposit of $8,333 to the tenant improvement and leasing commission reserve. The reserve is capped at $800,000 and is required to be replenished if the balance falls below this amount.

     Control Number 13. The mortgage loan requires a monthly deposit to the tenant improvement and leasing commission reserve, however for so long as the borrower maintains the TI/LC reserve letter of credit in the amount of $400,000, the monthly deposit is waived. In the event Schnucks terminates its lease, vacates the premises, or 180 days prior to any scheduled expiration of the Schnucks lease, borrower fails to provide that Schnucks has renewed or extended the terms of its lease, an excess cash flow trigger event will result. Borrower may, only with respect the tenant improvements and leasing commissions associated with the Schnucks premises, post a letter of credit in the amount of $600,000, whereupon the provisions with respect to excess cash flow will be suspended. The mortgage loan also requires a monthly deposit to the replacement repair reserve, however for so long as the borrower maintains the replacement reserve letter of credit in the amount of $200,000, the monthly deposit is waived.

     Control Number 14. An initial deposit in the amount of $20,000 was required at closing. The holdback will be released to the borrower when five structural orders issued by the City of Columbus have been completed and a certificate of occupancy has been issued for the space leased by tenant Bacchus's Bistro, Inc. If the required repairs have not been completed by April 30, 2004, or such other date as further extended, the master servicer shall have the option of using the funds in the reserve to cause the repairs to be completed or continue to hold the reserve as additional collateral and for any future completion of the repairs.

     Control Number 17. An initial deposit of $14,724 was required at closing for the tenant improvement and leasing commission reserve. The mortgage loan also requires a monthly deposit of $5,858 to the reserve. Provided certain criteria are met the monthly deposit to the reserve will be suspended. The mortgage loan requires a monthly deposit of $2,964 to the replacement repair reserve. The reserve is capped at $93,615 and is required to be replenished if the balance falls below this amount. Additionally, an initial deposit of $6,805 was required at closing to the tax reserve, representing three months of real estate taxes for certain tenants. The reserve is being held throughout the term of the loan as security in the event taxes are not paid by directly by the tenants and have to be paid from the reserve.

     Control Number 20. The mortgage loan requires a monthly deposit of $6,245 to the tenant improvement and leasing commission reserve. The reserve is capped at $150,000, exclusive of any deposits resulting from a cash flow sweep, and is required to be replenished if the balance falls below this amount.

     Control Number 22. An initial deposit of $1,000,000 was required at closing until (i) borrower shall have provided evidence of at least $300,000 incurred by it, after the date of the note, in third party construction costs and/or TI/LC costs in connection with the first floor of the mortgaged property; (ii) DSCR is at least 1.25x; (iii) the mortgage loan has an LTV no greater than 80%; and (iv) no default shall have occurred.

     Control Number 24. The mortgage loan requires a monthly deposit of $6,846 to the tenant improvement and leasing commission reserve. Upon satisfaction of certain DSCR and occupancy tests, the monthly deposit will be waived.

     Control Number 25. An initial deposit of $606,706 was required at closing for the tenant improvement and leasing commission reserve. The borrower has also provided a letter of credit in the amount of $175,000 in lieu of the monthly TI/LC escrow deposits. During any period the occupancy is less than 90%, the letter of credit shall be increased to $350,000. The initial deposit consists of (i) $17,662 for the tenant improvement allowance due Eurasia Concepts, Inc., (ii) $386,490 for the tenant improvement allowance and out of pocket expenses due The Federal Republic of Germany, (iii) $192,425 for the tenant improvement allowance due Decron Properties Corp., and (iv) $10,130 for the tenant improvement allowance due Marc Selwyn Arts, Inc. The Marc Selwyn deposit shall be disbursed to the borrower within ten (10) days of receipt by the lender of an estoppel certificate from Marc Selwyn Arts, Inc. confirming that it has received all tenant improvement allowance due to it.

     Control Number 26. An initial deposit of $1,000 was required at closing to the replacement repair reserve. The mortgage loan also requires a monthly deposit of $15,542 to the reserve. Commencing on May 1, 2004 and thereafter, a monthly payment based on 1/12th of 5% of gross revenues from the property during the immediately preceding calendar year. Additionally, an initial deposit of $1,500,000 was required at closing to the Property Improvement Plan
(PIP) repair reserve. The first phase of the PIP repairs will include immediate repairs totaling approximately $800,000 to be completed no later than March 31, 2004. The second phase will include suite refurbishment totaling approximately $700,000 to be completed no later than March 31, 2005. If the PIP work is not completed to the franchisor's and the master servicer's satisfaction by these dates, it shall be an event of default.

     Control Number 27. The mortgage loan requires a monthly deposit of $4,214 to the replacement repair reserve. The reserve will be waived provided certain criteria are met, including: (i) no event of default has occurred, (ii) borrower maintains the property in accordance with industry standards, subject to the master servicer's satisfaction based on periodic inspections and (iii) borrower maintains a minimum trailing six-month physical occupancy of the property of no less than 90%.

     Control Number 30. An initial deposit of $25,000 was required at closing for the tenant improvement and leasing commission (TI/LC) reserve. The mortgage loan also requires a monthly deposit of $5,555 to the reserve. The TI/LC reserve is capped at $150,000 and is required to be replenished if the balance falls below this amount. However, during the term of the loan, if occupancy is no less than 88% and is maintained for more than 12 months, the cap will be reduced to $100,000. If the occupancy falls below the minimum of 88% for a period of 12 months, the $150,000 cap will be re-established. Additionally, an initial deposit of $6,250 was required at closing to the environmental reserve for the payment of asbestos clean-up at the property.

     Control Number 31. An initial deposit of $1,000 was required at closing to the replacement repair reserve. The mortgage loan also requires a monthly deposit in the amount of $16,833 commencing March 1, 2004 through April 1, 2005. Commencing on May 1, 2005 and thereafter, the borrower is required to pay a monthly payment based on 1/12th of 5% of gross revenues from the property during the immediately preceding calendar year.

     Control Number 32. The mortgage loan requires monthly deposits of $4,541 to the tenant improvement and leasing commission (TI/LC) reserve, subject to a cap of $54,494. The TI/LC reserve is required to be replenished if the balance subsequently falls below this cap. From and after the occurrence of certain bankruptcy trigger events with respect to Farmer Jack or the Farmer Jack parent company (a "Bankruptcy Trigger Event") and until a cash flow sweep termination event occurs, the borrower must remit to the lender, for deposit in the TI/LC reserve on a monthly basis, 50% of all excess cash flow for the prior month or, if a cash flow sweep termination event has not occurred within one year of the trigger event, 100% of all such excess cash flow. From and after the occurrence of certain trigger events related to Farmer Jack terminating its lease or "going dark" at a portion of the premises (a "Go Dark Trigger Event") and until a cash flow sweep termination event occurs, the borrower must remit to the lender 100% of all excess cash flow, to be deposited in the TI/LC reserve. The amounts deposited to the TI/LC reserve from the excess cash flow will not be taken into account when determining whether the TI/LC cap has been exceeded. In lieu of depositing excess cash flow as described above, the borrower may, at its option, deliver to the lender a letter of credit in accordance with the loan agreement. Additionally, the mortgage loan requires a monthly deposit of $1,386 to the replacement repair reserve, which is subject to a cap of $16,636. The replacement repair reserve is required to be replenished if the balance falls below this cap. The mortgage loan also requires that the borrower establish an impound account with the lender for payment of real estate taxes and insurance premiums equal to 43.20% of the monthly tax and insurance amounts. Not later than 30 days prior to the applicable delinquency date, the borrower is required to deposit the balance (56.80%) of the monthly tax and insurance deposits. Full monthly tax and insurance deposits are required to be made from and after the first to occur of the following: (i) an event of default under the loan documents; (ii) a failure by the borrower to deposit such amounts on or before the applicable due dates; (iii) a Bankruptcy Trigger Event; or (iv) a Go Dark Trigger Event.

     Control Number 34. The mortgage loan requires a monthly deposit of $3,788 to the replacement repair reserve. The monthly deposit will increase to $4,208 upon the occurrence of certain trigger events.

     Control Number 35. The mortgage loan requires a monthly deposit of $1,650 to the tenant improvement and leasing commission reserve. The reserve is capped at $59,400 and is required to be replenished if the balance falls below this amount. Additionally, the mortgage loan requires a monthly deposit of $223 to the replacement repair reserve. The reserve is capped at $20,000 and is required to be replenished if the balance falls below this amount.

     Control Number 36. An initial deposit of $350,000 was required at closing for a debt service reserve. The reserve will be released to the borrower based on the lender's trailing-12 months underwriting and a minimum stressed DSCR of 0.95x on a 9.66% constant.

     Control Number 38. The mortgage loan requires a monthly deposit of $1,705 to the tenant improvement and leasing commission reserve. In addition, the mortgage loan requires monthly deposits of $2,165 to the replacement repair reserve. Upon satisfaction of certain borrower net worth and DSCR criteria, the monthly deposits into the reserves will be waived.

     Control Number 39. An initial deposit of $400,000 was required at closing for the tenant improvement and leasing commission reserve. The mortgage loan also requires a monthly payment of $8,795 to the reserve. Upon the completion of certain leasing criteria, the master servicer will release all funds in the account. The account will be capped at $80,000 and is required to be replenished if the balance falls below this amount.

     Control Number 44. The mortgage loan requires a monthly deposit of $7,698 to the tenant improvement and leasing commission (TI/LC) reserve. The reserve is capped at $185,000 and is required to be replenished if the balance falls below this amount, however if the Federal Bureau of Investigation elects to terminate its lease, GMACCM will commence a cash flow sweep into the reserve and will then be subject to a total TI/LC cap of $300,000.

     Control Number 45. The mortgage loan requires a monthly deposit of $4,069 to the tenant improvement and leasing commission reserve. The reserve is capped at $122,083 and provided the DSCR is at least 1.30x and the property maintains a minimum occupancy of 90% borrower will not be required to make the monthly deposit.

     Control Number 46. The mortgage loan requires a monthly tax and insurance, tenant improvement and leasing commission and replacement repair reserves, however the reserves are waived subject to certain criteria, including but not limited to the following conditions: (i) Walgreens maintains a minimum corporate credit rating of BBB- from Standard & Poor's, (ii) no default exists under the loan or the lease, (iii) Walgreens has not terminated or given notice of termination or vacated the premises, or (iv) Walgreens has not filed or consented to any insolvency or bankruptcy proceedings.

     Control Number 47. The mortgage loan requires a monthly deposit of $1,765 to the tenant improvement and leasing commission reserve. The reserve is capped at $42,348 and is required to be replenished if the balance falls below this amount. Additionally, the mortgage loan requires a monthly deposit of $558 to the replacement repair reserve. The reserve is capped at $20,008 and is required to be replenished if the balance falls below this amount.

     Control Number 49. The mortgage loan requires a monthly deposit of $3,688 to the tenant improvement and leasing commission reserve. Upon satisfaction of certain criteria, the monthly deposit will be waived. Additionally, the mortgage loan requires a monthly deposit of $786 to the replacement repair reserve. The reserve is capped at $47,169 and is required to be replenished if the balance falls below this amount.

     Control Number 50. An initial deposit of $20,000 was required at closing for the tenant improvement and leasing commission (TI/LC) reserve to be used for the UC Davis space. The mortgage loan also requires a monthly payment of $1,863 to the reserve, which is capped at $50,000 (exclusive of the initial deposit) and shall be replenished if the balance falls below this amount. If by April 1, 2004, the borrower provides certificates of occupancy for the UC Davis space, satisfactory to the master servicer, the master servicer shall release the initial TI/LC deposit to Borrower provided that (i) UC Davis is in possession of the UC Davis Space, (ii) UC Davis has made all rental payment under its lease, and (iii) the initial TI/LC deposit is used in connection with the UC Davis Space.

     Control Number 51. The mortgage loan requires that upon the occurrence of the loan guarantor's failure to maintain the net worth and liquidity requirements, the master servicer shall establish a Debt Service Reserve by depositing all prepaid rents.

     Control Number 52. The mortgage loan requires a monthly deposit of $1,436 to the tenant improvement and leasing commission reserve. The reserve is capped at $34,454 and is required to be replenished if the balance falls below this amount. Additionally, the mortgage loan requires a monthly deposit of $464 to the replacement repair reserve. The reserve is capped at $16,701 and is required to be replenished if the balance falls below this amount.

     Control Number 53. At closing the borrower posted a letter of credit in the amount of $325,000 in lieu of the monthly deposit to the tenant improvement and leasing commission reserve. The letter of credit will be released on a square foot, pro-rata basis for not more than actual costs as leases are renewed or the space is released at market rates for a term of not less than three years past the end of the loan term.

     Control Number 54. The mortgage loan requires a monthly deposit of $2,412 to the tenant improvement and leasing commission reserve. The reserve is capped at $57,888 and is required to be replenished if the balance falls below this amount. Additionally, the mortgage loan requires a monthly deposit of $429 to the replacement repair reserve. The reserve is capped at $15,444 and is required to be replenished if the balance falls below this amount.

     Control Number 55. The mortgage loan requires a monthly deposit of $1,885 to the tenant improvement and leasing commission reserve. The reserve is capped at $67,860 and is required to be replenished if the balance falls below this amount.

     Control Number 56. The mortgage loan requires a monthly deposit of $456 to the replacement repair reserve. The reserve is capped at $16,410 subject to certain criteria and is required to be replenished if the balance falls below this amount.

     Control Number 59. The mortgage loan requires a monthly deposit of $1,574 to the tenant improvement and leasing commission (TI/LC) reserve. The reserve is capped at $56,664 and is required to be replenished if the balance falls below this amount. In lieu of the TI/LC reserve monthly deposits, borrower has the right to substitute a letter of credit in the amount of $56,664 from a bank acceptable to the master servicer.

     Control Number 61. The mortgage loan requires a monthly deposit of $1,433 to the tenant improvement and leasing commission reserve. Upon a lockbox trigger event, the excess cash flow will be deposited into the reserve, and held for the re-tenanting of the Sleeping Bear/Midwest College space. If the borrower provides the master servicer evidence that the premises have been re-leased satisfactory to the master servicer, and provided no event of default has occurred, all amounts held in the Sleeping Bear/ Midwest College sub-account, will be refunded to the borrower.

     Control Number 62. The mortgage loan requires a monthly deposit of $58 to the replacement repair reserve. The reserve will be waived provided the property is properly maintained and no event of default exists.


     EARNOUT LOANS

     "Earnout loans" are mortgage loans that require the related borrower to deposit a portion of the original loan amount in a reserve fund or provide an irrevocable letter of credit pending satisfaction of certain conditions, including without limitation achievement of certain DSCRs, CLTVs or satisfaction of certain occupancy tests. All but two (2) of the earnout loans provide that in the event the conditions are not met by a certain date, the master servicer may apply amounts held in the reserves to prepay or partially defease the related mortgage loan. For each of the earnout loans listed below, the earliest date, if any, on which any amounts may be so applied is set forth beneath the caption "Earliest Defeasance or Prepay Date." For all of these earnout loans, the underwritten NCF DSCRs and CLTVs shown in this prospectus supplement and on the foldout pages in this Annex A are calculated based on the principal balance of those mortgage loans net of the related earnout amount or a portion thereof which may be applied to defease or prepay the mortgage loans. Those underwritten DSCRs and CLTVs are also shown beneath the caption "Net of Earnout NCF DSCR" and "Net of Earnout LTV" in the table below. The amounts beneath the captions "Full Loan Amount LTV" and "Full Loan Amount DSCR" are calculated based on a principal balance of those mortgage loans that includes the related earnout amount. The following table sets forth certain information regarding the earnout loans:


                                 EARNOUT LOANS

                                                        FULL
                                                        LOAN        NET OF
 CONTROL    EARNOUT       EARNOUT        CURRENT       AMOUNT      EARNOUT
 NUMBER     RESERVE        AMOUNT        BALANCE       LTV(1)       LTV(1)
-------- ------------- ------------- -------------- -----------  -----------
     7    $3,500,000    $3,500,000    $34,000,000       83.74%       75.12%
    13    $1,500,000    $1,350,000    $17,000,000       73.91%       68.04%
    23    $  126,715    $  126,715    $12,021,504       79.77%       78.93%
    25    $  660,000    $  600,000    $11,060,210       74.55%       70.51%
    29    $1,073,600    $1,073,600    $ 8,650,000       79.72%       69.83%
    33    $  330,000    $  300,000    $ 6,280,787       79.65%       75.85%


             FULL     NET OF    EARLIEST
             LOAN    EARNOUT   DEFEASANCE        YIELD       IF PREPAY,
 CONTROL    AMOUNT     NCF      OR PREPAY      DEFEASE/        MAINT.
 NUMBER    DSCR(1)   DSCR(1)      DATE          PREPAY       APPLICABLE
--------  --------- --------- ------------ ---------------- -----------
     7       1.22x     1.36x      NAP             NAP           NAP
    13       1.16x     1.26x   9/1/2005     Defease/Prepay      Yes
    23       1.28x     1.30x   2/1/2005     Defease/Prepay       No
    25       1.18x     1.25x   9/1/2005     Defease/Prepay      Yes
    29       1.12x     1.28x      NAP             NAP           NAP
    33       1.20x     1.26x  12/15/2004    Defease/Prepay      Yes

----------
(1) Based on "as is" appraisal and UW NCF Distribution of Cut-off Date Principal Balances

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

ANNEX A

CERTAIN CHARACTERISTICS OF MORTGAGE LOANS

CONTROL      LOAN                                         LOAN
 NUMBER      GROUP             LOAN NUMBER             ORIGINATOR                                 PROPERTY NAME
------------------------------------------------------------------------------------------------------------------------------------
   1           1              41837                     GMACCM                    Two Gateway Center
                                                        GACC                      Fort Washington Executive Center (ROLLUP) (1)
   2           1              DBM19662                  GACC                      602 Fort Washington Executive Center
   3           1              DBM19663                  GACC                      600 & 601 Fort Washington Executive Center
   4           1              GA18944                   GACC                      AFR/Bank of America Portfolio (2)
  4.1                         GA18944-1                 GACC                      Harrison Main
  4.2                         GA18944-2                 GACC                      Camelback-Bank of America Ctr
  4.3                         GA18944-3                 GACC                      Camelback Uptown
  4.4                         GA18944-4                 GACC                      Catalina-Bank of America Ctr
  4.5                         GA18944-5                 GACC                      Maricopa-Bank of America Ctr
  4.6                         GA18944-6                 GACC                      McDowell-Bank of America Ctr
  4.7                         GA18944-7                 GACC                      Mesa Main
  4.8                         GA18944-8                 GACC                      South Mountain-Bank of America
  4.9                         GA18944-9                 GACC                      Auburn
  4.10                        GA18944-10                GACC                      Bixby-Atlantic
  4.11                        GA18944-11                GACC                      Calwa
  4.12                        GA18944-12                GACC                      Cedar & Shields
  4.13                        GA18944-13                GACC                      Coronado Branch
  4.14                        GA18944-14                GACC                      East Bakersfield Office
  4.15                        GA18944-15                GACC                      East Compton Branch
  4.16                        GA18944-16                GACC                      Ellinwood Center #300
  4.17                        GA18944-17                GACC                      Ellinwood Center #400
  4.18                        GA18944-18                GACC                      Ellinwood Center #500
  4.19                        GA18944-19                GACC                      El Segundo
  4.20                        GA18944-20                GACC                      Escondido Main Office
  4.21                        GA18944-21                GACC                      Fresno Proof/Vault
  4.22                        GA18944-22                GACC                      Gardena Main
  4.23                        GA18944-23                GACC                      Glendale Main
  4.24                        GA18944-24                GACC                      Inglewood Main Office
  4.25                        GA18944-25                GACC                      Inland Empire Cash Vault
  4.26                        GA18944-26                GACC                      Irvine Industrial
  4.27                        GA18944-27                GACC                      La Jolla Main
  4.28                        GA18944-28                GACC                      Lake & Colorado Br
  4.29                        GA18944-29                GACC                      Lincoln Heights Branch
  4.30                        GA18944-30                GACC                      Long Beach Financial
  4.31                        GA18944-31                GACC                      Lynwood Branch
  4.32                        GA18944-32                GACC                      North Hollywood
  4.33                        GA18944-33                GACC                      North Sacramento Branch
  4.34                        GA18944-34                GACC                      Oak Park Branch
  4.35                        GA18944-35                GACC                      Palmdale Branch
  4.36                        GA18944-36                GACC                      Pico-Vermont Branch
  4.37                        GA18944-37                GACC                      Pomona Main
  4.38                        GA18944-38                GACC                      Red Bluff Branch
  4.39                        GA18944-39                GACC                      Redding Main Branch
  4.40                        GA18944-40                GACC                      Riverside Main
  4.41                        GA18944-41                GACC                      Salinas Main Branch
  4.42                        GA18944-42                GACC                      San Bernadino Main
  4.43                        GA18944-43                GACC                      Santa Barbara
  4.44                        GA18944-44                GACC                      Santa Maria Branch
  4.45                        GA18944-45                GACC                      Sepulveda-Devonshire BR
  4.46                        GA18944-46                GACC                      Stockdale
  4.47                        GA18944-47                GACC                      Stockton Main Office
  4.48                        GA18944-48                GACC                      Sunnyvale Main Branch
  4.49                        GA18944-49                GACC                      Torrance Sartori
  4.50                        GA18944-50                GACC                      Van Ness & Market
  4.51                        GA18944-51                GACC                      Ventura Main Office
  4.52                        GA18944-52                GACC                      Whittier Office
  4.53                        GA18944-53                GACC                      Willow-Daisy Branch
  4.54                        GA18944-54                GACC                      Yuba City Branch
  4.55                        GA18944-55                GACC                      Century Park
  4.56                        GA18944-56                GACC                      Clermont
  4.57                        GA18944-57                GACC                      Cordova
  4.58                        GA18944-58                GACC                      Downtown Palmetto
  4.59                        GA18944-59                GACC                      Gulf to Bay
  4.60                        GA18944-60                GACC                      Hallandale Beach
  4.61                        GA18944-61                GACC                      Hollywood/Tyler
  4.62                        GA18944-62                GACC                      Jacksonville Ops CTR/#100
  4.63                        GA18944-63                GACC                      Jacksonville Ops CTR/#200
  4.64                        GA18944-64                GACC                      Jacksonville Ops CTR/#300
  4.65                        GA18944-65                GACC                      Jacksonville Ops CTR/#400
  4.66                        GA18944-66                GACC                      Jacksonville Ops CTR/#500
  4.67                        GA18944-67                GACC                      Jacksonville Ops CTR/#600
  4.68                        GA18944-68                GACC                      Jacksonville Ops CTR/#700
  4.69                        GA18944-69                GACC                      Jacksonville Ops Ctr/School
  4.70                        GA18944-70                GACC                      Jacksonville Ops CTR/Daycare
  4.71                        GA18944-71                GACC                      Lighthouse Point
  4.72                        GA18944-72                GACC                      Mendham Operations Center
  4.73                        GA18944-73                GACC                      Miami Lakes Operation CTR
  4.74                        GA18944-75                GACC                      North Hialeah
  4.75                        GA18944-76                GACC                      Ocala Downtown
  4.76                        GA18944-77                GACC                      Plaza
  4.77                        GA18944-78                GACC                      Port Charlotte
  4.78                        GA18944-79                GACC                      Ridgewood
  4.79                        GA18944-80                GACC                      San Jose
  4.80                        GA18944-81                GACC                      South Region TPC
  4.81                        GA18944-82                GACC                      Westshore Mall
  4.82                        GA18944-83                GACC                      Williams Islands
  4.83                        GA18944-84                GACC                      Winter Park
  4.84                        GA18944-85                GACC                      Albany Main Office
  4.85                        GA18944-86                GACC                      Bull Street
  4.86                        GA18944-87                GACC                      Cartersville Main
  4.87                        GA18944-88                GACC                      Moultrie Main
  4.88                        GA18944-89                GACC                      Valdosta Main
  4.89                        GA18944-90                GACC                      Winder (BS)
  4.90                        GA18944-91                GACC                      Coeur D'alene BDLG/BR
  4.91                        GA18944-92                GACC                      Bank of America Center
  4.92                        GA18944-93                GACC                      Mission Facility
  4.93                        GA18944-94                GACC                      Penn Street Facility
  4.94                        GA18944-95                GACC                      Annapolis Church Circle - BAL
  4.95                        GA18944-96                GACC                      Highlandtown - BAL
  4.96                        GA18944-97                GACC                      Columbia Facility
  4.97                        GA18944-98                GACC                      Concord Village
  4.98                        GA18944-99                GACC                      Downtown Facility
  4.99                        GA18944-100               GACC                      Florissant Facility
 4.100                        GA18944-101               GACC                      Hampton-Main Facility
 4.101                        GA18944-102               GACC                      Independence Square
 4.102                        GA18944-103               GACC                      Lexington Facility
 4.103                        GA18944-104               GACC                      Mexico Facility
 4.104                        GA18944-105               GACC                      Oak Trafficway Facility
 4.105                        GA18944-106               GACC                      Richland Facility
 4.106                        GA18944-107               GACC                      South Glenstone Facility
 4.107                        GA18944-108               GACC                      West Sunshine Facility
 4.108                        GA18944-109               GACC                      William Street Facility
 4.109                        GA18944-110               GACC                      525 N Tryon-Odell Building
 4.110                        GA18944-111               GACC                      Albuquerque Operations Center
 4.111                        GA18944-112               GACC                      East Central Facility
 4.112                        GA18944-113               GACC                      Henderson
 4.113                        GA18944-114               GACC                      Paradise Valley
 4.114                        GA18944-115               GACC                      Admiral
 4.115                        GA18944-116               GACC                      Muskogee Main Facility
 4.116                        GA18944-117               GACC                      Aiken Main Office
 4.117                        GA18944-118               GACC                      Murfreesboro Main Office
 4.118                        GA18944-119               GACC                      Aransas Pass (CCNB)
 4.119                        GA18944-120               GACC                      Brownwood
 4.120                        GA18944-121               GACC                      Carrollton
 4.121                        GA18944-122               GACC                      Dalhart Banking Center
 4.122                        GA18944-123               GACC                      Denison
 4.123                        GA18944-124               GACC                      Dumas Banking Center
 4.124                        GA18944-125               GACC                      Fort Sam Houston
 4.125                        GA18944-126               GACC                      Fort Worth East
 4.126                        GA18944-127               GACC                      Greenspoint
 4.127                        GA18944-128               GACC                      Mission
 4.128                        GA18944-129               GACC                      Mount Pleasant
 4.129                        GA18944-130               GACC                      South Austin
 4.130                        GA18944-131               GACC                      Waco
 4.131                        GA18944-132               GACC                      Charlottesville
 4.132                        GA18944-133               GACC                      Lynchburg
 4.133                        GA18944-134               GACC                      Norton - 7th Street
 4.134                        GA18944-135               GACC                      Old Hampton
 4.135                        GA18944-136               GACC                      Roanoke
 4.136                        GA18944-137               GACC                      South Boston
 4.137                        GA18944-138               GACC                      Aberdeen Bldg/BR
 4.138                        GA18944-139               GACC                      Bank of America Financial Ctr
 4.139                        GA18944-140               GACC                      Bank of America Plaza
 4.140                        GA18944-141               GACC                      Bellingham
 4.141                        GA18944-142               GACC                      Bremerton
 4.142                        GA18944-143               GACC                      Forks
 4.143                        GA18944-144               GACC                      Moses Lake
 4.144                        GA18944-145               GACC                      N Wenatchee
 4.145                        GA18944-146               GACC                      Pasco
 4.146                        GA18944-147               GACC                      Port Angeles
 4.147                        GA18944-148               GACC                      Richland
 4.148                        GA18944-149               GACC                      Spokane Bankcard Services
 4.149                        GA18944-150               GACC                      University
 4.150                        GA18944-151               GACC                      Walla Walla
 4.151                        GA18944-152               GACC                      Yakima Valley Bldg/BR
   5           1              02-12594                  MSMC                      Johnstown Galleria
   6           1              GA19274                   GACC                      Tysons Corner Center
   7           2              DBM19433                  GACC                      Countryside Apartments
   8           1              DBM19292                  GACC                      Columbus International Aircenter II
   9           1              DBM19368                  GACC                      BridgeMarket Center (5)
   10          1              44050                     GMACCM                    Paradise Park Model Resort
   11          1              41844                     GMACCM                    Wyndham Valley Forge
   12          1              42429                     GMACCM                    Orchard Ridge Office Bldg
   13          1              43883                     GMACCM                    Overland Plaza
   14          1              DBM19296                  GACC                      Smith Brothers Hardware Building
   15          1                                        MSMC                      Pacific Medical Portfolio Rollup
  15.1                        03-14817                  MSMC                      Pacific Medical Portfolio 2 - 14600 Sherman Way
  15.2                        03-14818                  MSMC                      Pacific Medical Portfolio 2 - 14624 Sherman Way
  15.3                        03-14813                  MSMC                      Pacific Medical Portfolio 2 - 1500 So. Central Ave
   16          1              42650                     GMACCM                    West Boca Medical
   17          1              43068                     GMACCM                    Whitney Ranch Center
   18          1              04-15578                  MSMC                      Randolph A&P
   19          1              GA6400                    GACC                      Carson Pirie Scott
   20          1              43356                     GMACCM                    Newbury Oaks Marketplace
   21          1              42612                     GMACCM                    Courtyard by Marriott (Omaha)
   22          2              03-15219                  MSMC                      2404 Wilshire Blvd.
   23          2              42829                     GMACCM                    Golden Wheel Manufactured Housing Community
   24          1              43262                     GMACCM                    Seaside Factory Outlet Mall
   25          1              43916                     GMACCM                    6222 Wilshire Blvd
   26          1              41662                     GMACCM                    Residence Inn Tyson's Corner
   27          2              42864                     GMACCM                    Cherry Hill Townhouses
   28          1              04-15563                  MSMC                      Blairstown A&P
   29          1              DBM19752                  GACC                      Patrick Henry Corporate Center
   30          1              42803                     GMACCM                    75 Spring Street
   31          1              43647                     GMACCM                    Residence Inn and Whitehall Mansion
   32          1              43452                     GMACCM                    Farmer Jack Center
   33          2              43422                     GMACCM                    Bella Vista Apartments
   34          2              43618                     GMACCM                    Hickory Hill Apartments
   35          1              41805                     GMACCM                    Breeze Hill Shopping Center
   36          2              04-15612                  MSMC                      Casa de Topaz Apartments
   37          1              04-15573                  MSMC                      North Wildwood Super Fresh
   38          1              43788                     GMACCM                    Shoppes of Kissimmee
   39          1              40026                     GMACCM                    Ivybrook (Teachers Flex)
   40          2              03-14056                  MSMC                      Barclay Village Apartments
   41          2              DBM19642                  GACC                      Will-O-Wisp Apartments
   42          1              03-15196                  MSMC                      One Goldberg Center
   43          1              43699                     GMACCM                    AviStar Parking- Chicago
   44          1              43896                     GMACCM                    100 Davidson Avenue
   45          1              40405                     GMACCM                    Birdneck Business Center
   46          1              42632                     GMACCM                    Walgreens - Inver Grove Heights
   47          1              42836                     GMACCM                    Oak Hall Marketplace
   48          1              04-15577                  MSMC                      Food Basics Paterson
   49          1              42405                     GMACCM                    Coldwell Banker Plaza
   50          1              38533                     GMACCM                    Davis Lofts
   51          2              44049                     GMACCM                    Toby's Manufactured Housing Community
   52          1              41565                     GMACCM                    Main Street Marketplace
   53          1              43511                     GMACCM                    Millennium Market Center
   54          1              43655                     GMACCM                    Lakeside Shopping Center
   55          1              44038                     GMACCM                    Cave Creek Shopping Center
   56          1              44012                     GMACCM                    Round Rock Super Storage
   57          1              42888                     GMACCM                    Troy Point Plaza
   58          2              DBM19667                  GACC                      Bristol House Apartments
   59          1              42957                     GMACCM                    Monroe Industrial Park
   60          1                                        MSMC                      Schomac Portfolio - Rollup
  60.1                        04-15767                  MSMC                      Schomac Portfolio - Synott
  60.2                        04-15768                  MSMC                      Schomac Portfolio - Budget
   61          1              41544                     GMACCM                    Chelsea Clocktower Building
   62          1              42897                     GMACCM                    8th and Ludlow Parking Garage
   63          1              42887                     GMACCM                    Troywood Plaza
   64          2              03-13575                  MSMC                      87-101 Spring Street


CONTROL    LOAN
 NUMBER    GROUP    LOAN NUMBER                       ADDRESS                                         CITY              STATE
------------------------------------------------------------------------------------------------------------------------------------
   1         1     41837         283-299 Market Street                                          Newark               New Jersey
                                 600-602 Office Center Drive                                    Ft. Washington       Pennsylvania
   2         1     DBM19662      602 Office Center Drive                                        Ft. Washington       Pennsylvania
   3         1     DBM19663      600 & 601 Office Center Drive                                  Ft. Washington       Pennsylvania
   4         1     GA18944       Various                                                        Various              Various
  4.1              GA18944-1     204 East Rush                                                  Harrison             Arkansas
  4.2              GA18944-2     1825 East Buckeye Road                                         Phoenix              Arizona
  4.3              GA18944-3     51 East Camelback Road                                         Phoenix              Arizona
  4.4              GA18944-4     1825 East Buckeye Road                                         Phoenix              Arizona
  4.5              GA18944-5     1825 East Buckeye Road                                         Phoenix              Arizona
  4.6              GA18944-6     1825 East Buckeye Road                                         Phoenix              Arizona
  4.7              GA18944-7     63 West Main Street                                            Mesa                 Arizona
  4.8              GA18944-8     1825 East Buckeye Road                                         Phoenix              Arizona
  4.9              GA18944-9     900 High Street                                                Auburn               California
  4.10             GA18944-10    3804 Atlantic Avenue                                           Long Beach           California
  4.11             GA18944-11    2611 South Cedar Avenue                                        Fresno               California
  4.12             GA18944-12    3435 North Cedar Avenue                                        Fresno               California
  4.13             GA18944-13    1199 Orange Avenue                                             Coronado             California
  4.14             GA18944-14    1201 Baker Street                                              Bakersfield          California
  4.15             GA18944-15    518 South Long Beach Boulevard                                 Compton              California
  4.16             GA18944-16    300 Ellinwood Way                                              Pleasant Hill        California
  4.17             GA18944-17    400 Ellinwood Way                                              Pleasant Hill        California
  4.18             GA18944-18    500 Ellinwood Way                                              Pleasant Hill        California
  4.19             GA18944-19    835 North Sepulveda Boulevard                                  El Segundo           California
  4.20             GA18944-20    220 South Escondido Boulevard                                  Escondido            California
  4.21             GA18944-21    2111 Tuolumne Street                                           Fresno               California
  4.22             GA18944-22    1450 West Redondo Beach Boulevard                              Gardena              California
  4.23             GA18944-23    345 North Brand Boulevard                                      Glendale             California
  4.24             GA18944-24    330 East Manchester Boulevard                                  Inglewood            California
  4.25             GA18944-25    1275 South Dupont Avenue                                       Ontario              California
  4.26             GA18944-26    4101 MacArthur Boulevard                                       Newport Beach        California
  4.27             GA18944-27    7680 Girard Avenue                                             La Jolla             California
  4.28             GA18944-28    880 East Colorado Boulevard                                    Pasadena             California
  4.29             GA18944-29    2400 North Broadway                                            Los Angeles          California
  4.30             GA18944-30    150 Long Beach Boulevard                                       Long Beach           California
  4.31             GA18944-31    3505 East Imperial Highway                                     Lynwood              California
  4.32             GA18944-32    5025 Lankershim Boulevard                                      North Hollywood      California
  4.33             GA18944-33    1830 Del Paso Boulevard                                        Sacramento           California
  4.34             GA18944-34    3810 Broadway                                                  Sacramento           California
  4.35             GA18944-35    839 East Palmdale Boulevard                                    Palmdale             California
  4.36             GA18944-36    1232 South Vermont Avenue                                      Los Angeles          California
  4.37             GA18944-37    444 South Garey Avenue                                         Pomona               California
  4.38             GA18944-38    955 Main Street                                                Red Bluff            California
  4.39             GA18944-39    1661 East Street                                               Redding              California
  4.40             GA18944-40    3650 14th Street                                               Riverside            California
  4.41             GA18944-41    405 Main Street                                                Salinas              California
  4.42             GA18944-42    303 North D Street                                             San Bernardino       California
  4.43             GA18944-43    834 State Street                                               Santa Barbara        California
  4.44             GA18944-44    300 Town Center East                                           Santa Maria          California
  4.45             GA18944-45    10300-10306 Sepulveda Boulevard                                Mission Hills        California
  4.46             GA18944-46    5021 California Avenue                                         Bakersfield          California
  4.47             GA18944-47    110 East Weber Street                                          Stockton             California
  4.48             GA18944-48    444 South Mathilda Avenue                                      Sunnyvale            California
  4.49             GA18944-49    1255 Sartori Avenue                                            Torrance             California
  4.50             GA18944-50    One South Van Ness Boulevard                                   San Francisco        California
  4.51             GA18944-51    1130 South Victoria                                            Ventura              California
  4.52             GA18944-52    7255 South Greenleaf Avenue                                    Whittier             California
  4.53             GA18944-53    600 West Willow Street                                         Long Beach           California
  4.54             GA18944-54    1100 Butte House Road                                          Yuba City            California
  4.55             GA18944-55    1000 Century Park Road                                         Tampa                Florida
  4.56             GA18944-56    690 East Highway 50                                            Clermont             Florida
  4.57             GA18944-57    5061 Bayou Boulevard                                           Pensacola            Florida
  4.58             GA18944-58    700 8th Avenue West                                            Palmetto             Florida
  4.59             GA18944-59    1640 Gulf to Bay Boulevard                                     Clearwater           Florida
  4.60             GA18944-60    801 East Hallandale Boulevard                                  Hallandale           Florida
  4.61             GA18944-61    1900 Tyler Street                                              Hollywood            Florida
  4.62             GA18944-62    9000 Southside Boulevard                                       Jacksonville         Florida
  4.63             GA18944-63    9000 Southside Boulevard                                       Jacksonville         Florida
  4.64             GA18944-64    9000 Southside Boulevard                                       Jacksonville         Florida
  4.65             GA18944-65    9000 Southside Boulevard                                       Jacksonville         Florida
  4.66             GA18944-66    9000 Southside Boulevard                                       Jacksonville         Florida
  4.67             GA18944-67    9000 Southside Boulevard                                       Jacksonville         Florida
  4.68             GA18944-68    9000 Southside Boulevard                                       Jacksonville         Florida
  4.69             GA18944-69    9000 Southside Boulevard                                       Jacksonville         Florida
  4.70             GA18944-70    9000 Southside Boulevard                                       Jacksonville         Florida
  4.71             GA18944-71    2850 North Federal Hwy                                         Lighthouse Point     Florida
  4.72             GA18944-72    707 Mendham Boulevard                                          Orlando              Florida
  4.73             GA18944-73    5875 NW 163rd Street                                           Miami Lakes          Florida
  4.74             GA18944-75    1 East 49th Street                                             Hialeah              Florida
  4.75             GA18944-76    35 SE 1st Avenue                                               Ocala                Florida
  4.76             GA18944-77    900 South Federal Highway                                      Stuart               Florida
  4.77             GA18944-78    21175 Olean Boulevard                                          Port Charlotte       Florida
  4.78             GA18944-79    231 South Ridgewood Drive                                      Sebring              Florida
  4.79             GA18944-80    3535 University Boulevard West                                 Jacksonville         Florida
  4.80             GA18944-81    17100 N.W. 59th Avenue                                         Miami Lakes          Florida
  4.81             GA18944-82    100 North Westshore Boulevard                                  Tampa                Florida
  4.82             GA18944-83    18305 Biscayne Boulevard                                       Aventura             Florida
  4.83             GA18944-84    750 South Orlando Avenue                                       Winter Park          Florida
  4.84             GA18944-85    128 South Washington Street                                    Albany               Georgia
  4.85             GA18944-86    22 Bull Street                                                 Savannah             Georgia
  4.86             GA18944-87    102 East Main Street                                           Cartersville         Georgia
  4.87             GA18944-88    300 South Main Street                                          Moultrie             Georgia
  4.88             GA18944-89    106 South Patterson Street                                     Valdosta             Georgia
  4.89             GA18944-90    102 North Broad Street                                         Winder               Georgia
  4.90             GA18944-91    401 Front Street                                               Coeur D'Alene        Idaho
  4.91             GA18944-92    231 South LaSalle Street                                       Chicago              Illinois
  4.92             GA18944-93    9500 Mission Road                                              Overland Park        Kansas
  4.93             GA18944-94    501 Pennsylvania Avenue                                        Independence         Kansas
  4.94             GA18944-95    10 Church Circle                                               Annapolis            Maryland
  4.95             GA18944-96    3415/17 Eastern Avenue                                         Baltimore            Maryland
  4.96             GA18944-97    800 Cherry Street                                              Columbia             Missouri
  4.97             GA18944-98    5353 S. Lindbergh Boulevard                                    St. Louis            Missouri
  4.98             GA18944-99    210 West 8th Street                                            Rolla                Missouri
  4.99             GA18944-100   880 Rue Street Francois                                        Florissant           Missouri
 4.100             GA18944-101   4301 and 4400 Hampton Avenue                                   St. Louis            Missouri
 4.101             GA18944-102   129 West Lexington                                             Independence         Missouri
 4.102             GA18944-103   1016 Main Street                                               Lexington            Missouri
 4.103             GA18944-104   222 South Jefferson                                            Mexico               Missouri
 4.104             GA18944-105   8320 North Oak Trafficway                                      Kansas City          Missouri
 4.105             GA18944-106   112 McClurg                                                    Richland             Missouri
 4.106             GA18944-107   2940 South Glenstone                                           Springfield          Missouri
 4.107             GA18944-108   710 West Sunshine                                              Springfield          Missouri
 4.108             GA18944-109   2001 William Street                                            Cape Girardeau       Missouri
 4.109             GA18944-110   525 North Tryon Street                                         Charlotte            North Carolina
 4.110             GA18944-111   725 6th Street NW                                              Albuquerque          New Mexico
 4.111             GA18944-112   4401 Central Avenue NE                                         Albuquerque          New Mexico
 4.112             GA18944-113   107 Water Street                                               Henderson            Nevada
 4.113             GA18944-114   1077 East Sahara Avenue                                        Las Vegas            Nevada
 4.114             GA18944-115   5950 East Admiral Place                                        Tulsa                Oklahoma
 4.115             GA18944-116   230 West Broadway                                              Muskogee             Oklahoma
 4.116             GA18944-117   167 Laurens Street                                             Aiken                South Carolina
 4.117             GA18944-118   120 East Main Street                                           Murfreesboro         Tennessee
 4.118             GA18944-119   221 South Commercial                                           Aransas Pass         Texas
 4.119             GA18944-120   One Center Avenue                                              Brownwood            Texas
 4.120             GA18944-121   1101 South Josey Lane                                          Carrollton           Texas
 4.121             GA18944-122   323 Denver Avenue                                              Dalhart              Texas
 4.122             GA18944-123   300 West Main Street                                           Denison              Texas
 4.123             GA18944-124   501 Bliss Avenue                                               Dumas                Texas
 4.124             GA18944-125   1422 East Grayson Street                                       San Antonio          Texas
 4.125             GA18944-126   5651 East Lancaster Avenue                                     Fort Worth           Texas
 4.126             GA18944-127   12400 Interstate 45 North                                      Houston              Texas
 4.127             GA18944-128   1101 North Conway                                              Mission              Texas
 4.128             GA18944-129   302 North Jefferson Avenue                                     Mt. Pleasant         Texas
 4.129             GA18944-130   2501 South Congress                                            Austin               Texas
 4.130             GA18944-131   514 Austin Avenue                                              Waco                 Texas
 4.131             GA18944-132   300 East Main Street                                           Charlottesville      Virginia
 4.132             GA18944-133   801 Main Street                                                Lynchburg            Virginia
 4.133             GA18944-134   702 Park Avenue NW                                             Norton               Virginia
 4.134             GA18944-135   1 West Queens Way                                              Hampton              Virginia
 4.135             GA18944-136   302 South Jefferson Street, SE                                 Roanoke              Virginia
 4.136             GA18944-137   606 Broad Street                                               South Boston         Virginia
 4.137             GA18944-138   101 East Market Street                                         Aberdeen             Washington
 4.138             GA18944-139   601 West Riverside Avenue                                      Spokane              Washington
 4.139             GA18944-140   820 A Street                                                   Tacoma               Washington
 4.140             GA18944-141   112 East Holly Street                                          Bellingham           Washington
 4.141             GA18944-142   1000 6th Street South                                          Bremerton            Washington
 4.142             GA18944-143   481 South Forks Avenue                                         Forks                Washington
 4.143             GA18944-144   103 East 3rd Avenue                                            Moses Lake           Washington
 4.144             GA18944-145   830 North Wenatchee Avenue                                     Wenatchee            Washington
 4.145             GA18944-146   350 West Lewis Street                                          Pasco                Washington
 4.146             GA18944-147   102 East Front Street                                          Port Angeles         Washington
 4.147             GA18944-148   1007 Knight Street                                             Richland             Washington
 4.148             GA18944-149   1616 South Rustle                                              Spokane              Washington
 4.149             GA18944-150   4701 University Way NE                                         Seattle              Washington
 4.150             GA18944-151   111 West Main Street                                           Walla Walla          Washington
 4.151             GA18944-152   101 North 2nd Street                                           Yakima               Washington
   5         1     02-12594      N/E/C Route 219 & Galleria Drive                               Richland Township    Pennsylvania
   6         1     GA19274       1961 Chain Bridge Road                                         McLean               Virginia
   7         2     DBM19433      9971 Good Luck Road                                            Lanham               Maryland
   8         1     DBM19292      4100-4130, 4150-4200, 4220 East Fifth Avenue                   Columbus             Ohio
   9         1     DBM19368      405-425 East 59th Street                                       New York             New York
   10        1     44050         10950 West Union Hills Drive                                   Peoria               Arizona
   11        1     41844         888 Chesterbrook Boulevard                                     Wayne                Pennsylvania
   12        1     42429         32605 West 12 Mile Road                                        Farmington Hills     Michigan
   13        1     43883         9100 Overland Plaza                                            Overland             Missouri
   14        1     DBM19296      480 North Fourth Street                                        Columbus             Ohio
   15        1                   Various                                                        Various              California
  15.1             03-14817      14600 Sherman Way                                              Van Nuys             California
  15.2             03-14818      14624 Sherman Way                                              Van Nuys             California
  15.3             03-14813      1500 South Central Avenue                                      Glendale             California
   16        1     42650         9970 West Central Park Boulevard                               Boca Raton           Florida
   17        1     43068         601, 609 and 699 North Stephanie Street                        Henderson            Nevada
   18        1     04-15578      148 Center Grove Road                                          Randolph             New Jersey
   19        1     GA6400        230 Yorktown Mall                                              Lombard              Illinois
   20        1     43356         2080-2170 Newbury Road                                         Newbury Park         California
   21        1     42612         101 South 10th Street                                          Omaha                Nebraska
   22        2     03-15219      2404 Wilshire Boulevard                                        Los Angeles          California
   23        2     42829         1450 Old Oakland Road                                          San Jose             California
   24        1     43262         1111 North Roosevelt Drive                                     Seaside              Oregon
   25        1     43916         6222 Wilshire Boulevard                                        Los Angeles          California
   26        1     41662         8616 Westwood Center Drive                                     Vienna               Virginia
   27        2     42864         2501 Cherry Hill Drive                                         Poughkeepsie         New York
   28        1     04-15563      152 State Route 94                                             Blairstown           New Jersey
   29        1     DBM19752      12350 Jefferson Avenue                                         Newport News         Virginia
   30        1     42803         75 Spring Street                                               New York             New York
   31        1     43647         40-42 Whitehall, 46 Whitehall & 56 Whitehall Avenue            Stonington           Connecticut
   32        1     43452         50 North Groesbeck Highway                                     Mount Clemens        Michigan
   33        2     43422         100-400 University Lane                                        Batavia              Ohio
   34        2     43618         208 Hemlock Court                                              Brunswick            Ohio
   35        1     41805         251 South Melrose Drive & 620, 660 Hacienda Drive              Vista                California
   36        2     04-15612      1564 North Morrison Avenue                                     Casa Grande          Arizona
   37        1     04-15573      26th & Delaware Avenue                                         North Wildwood       New Jersey
   38        1     43788         3207-3235 South John Young Parkway                             Kissimmee            Florida
   39        1     40026         One Ivybrook Boulevard                                         Ivyland              Pennsylvania
   40        2     03-14056      775 Cascade Avenue                                             Oregon City          Oregon
   41        2     DBM19642      3219 Carey Road                                                Kinston              North Carolina
   42        1     03-15196      3622-3680 Kirkwood Highway                                     Wilmington           Delaware
   43        1     43699         3700 North Mannheim Road                                       Franklin Park        Illinois
   44        1     43896         100 Davidson Avenue                                            Franklin Township    New Jersey
   45        1     40405         545 South Birdneck Road                                        Virginia Beach       Virginia
   46        1     42632         4560 South Robert Trail                                        Inver Grove Heights  Minnesota
   47        1     42836         7005-7027 Lankford Highway                                     Oak Hall             Virginia
   48        1     04-15577      465 Getty Avenue                                               Paterson             New Jersey
   49        1     42405         2975 South Rainbow Boulevard                                   Las Vegas            Nevada
   50        1     38533         105, 109, 113 & 117 E Street                                   Davis                California
   51        2     44049         3550 Northeast Highway 70                                      Arcadia              Florida
   52        1     41565         1733 Main Street                                               Mathews              Virginia
   53        1     43511         6230-6250 East State Street                                    Rockford             Illinois
   54        1     43655         50 Elams Road                                                  Littleton            North Carolina
   55        1     44038         2301-2313 East Bell Road & 16802-16872 North Cave Creek Road   Phoenix              Arizona
   56        1     44012         506 and 706 McNeil Road                                        Round Rock           Texas
   57        1     42888         3271-3303 Rochester Road                                       Troy                 Michigan
   58        2     DBM19667      4001 Clarks Lane                                               Baltimore            Maryland
   59        1     42957         700 - 720 Monroe Way                                           Placentia            California
   60        1                   Various                                                        Various              Texas
  60.1             04-15767      7001 Synott Road                                               Houston              Texas
  60.2             04-15768      104 Holleman Drive                                             College Station      Texas
   61        1     41544         310 North Main Street                                          Chelsea              Michigan
   62        1     42897         17-27 S. 8th St., 724-26 Ludlow St., 719-21 Ranstead St.       Philadelphia         Pennsylvania
   63        1     42887         3718-3736 Rochester Road                                       Troy                 Michigan
   64        2     03-13575      87-101 Spring Street                                           Hartford             Connecticut


CONTROL    LOAN                                                 NUMBER OF                                               ORIGINAL
 NUMBER    GROUP    LOAN NUMBER ZIP CODE           COUNTY      PROPERTIES         PROPERTY TYPE      RELATED GROUPS    BALANCE ($)
------------------------------------------------------------------------------------------------------------------------------------
   1         1     41837          07102   Essex                     1       Office                                     50,000,000
                                  19034   Montgomery                2       Office                 Group A             49,000,000
   2         1     DBM19662       19034   Montgomery                        Office                 Group A             15,700,000
   3         1     DBM19663       19034   Montgomery                        Office                 Group A             33,300,000
   4         1     GA18944       Various  Various                  151      Various                                    40,000,000
  4.1              GA18944-1      72601   Boone                             Office
  4.2              GA18944-2      85034   Maricopa                          Office
  4.3              GA18944-3      85012   Maricopa                          Mixed Use
  4.4              GA18944-4      85034   Maricopa                          Office
  4.5              GA18944-5      85034   Maricopa                          Office
  4.6              GA18944-6      85034   Maricopa                          Office
  4.7              GA18944-7      85201   Maricopa                          Office
  4.8              GA18944-8      85034   Maricopa                          Office
  4.9              GA18944-9      95603   Placer                            Office
  4.10             GA18944-10     90807   Los Angeles                       Mixed Use
  4.11             GA18944-11     93725   Fresno                            Mixed Use
  4.12             GA18944-12     93726   Fresno                            Mixed Use
  4.13             GA18944-13     92118   San Diego                         Office
  4.14             GA18944-14     93305   Kern                              Office
  4.15             GA18944-15     90221   Los Angeles                       Mixed Use
  4.16             GA18944-16     94523   Contra Costa                      Office
  4.17             GA18944-17     94523   Contra Costa                      Office
  4.18             GA18944-18     94523   Contra Costa                      Office
  4.19             GA18944-19     90245   Los Angeles                       Mixed Use
  4.20             GA18944-20     92025   San Diego                         Office
  4.21             GA18944-21     93721   Fresno                            Office
  4.22             GA18944-22     90247   Los Angeles                       Office
  4.23             GA18944-23     91203   Los Angeles                       Office
  4.24             GA18944-24     90301   Los Angeles                       Office
  4.25             GA18944-25     91761   San Bernadino                     Office
  4.26             GA18944-26     92660   Orange                            Office
  4.27             GA18944-27     92037   San Diego                         Office
  4.28             GA18944-28     91106   Los Angeles                       Office
  4.29             GA18944-29     90031   Los Angeles                       Mixed Use
  4.30             GA18944-30     90802   Los Angeles                       Office
  4.31             GA18944-31     90262   Los Angeles                       Mixed Use
  4.32             GA18944-32     91601   Los Angeles                       Office
  4.33             GA18944-33     95815   Sacramento                        Mixed Use
  4.34             GA18944-34     95817   Sacramento                        Mixed Use
  4.35             GA18944-35     93550   Los Angeles                       Mixed Use
  4.36             GA18944-36     90006   Los Angeles                       Mixed Use
  4.37             GA18944-37     91766   Los Angeles                       Office
  4.38             GA18944-38     96080   Tehama                            Office
  4.39             GA18944-39     96001   Shasta                            Office
  4.40             GA18944-40     92501   Riverside                         Office
  4.41             GA18944-41     93901   Monterey                          Office
  4.42             GA18944-42     92418   San Bernadino                     Office
  4.43             GA18944-43     93101   Santa Barbara                     Office
  4.44             GA18944-44     93454   Santa Barbara                     Office
  4.45             GA18944-45     91345   Los Angeles                       Mixed Use
  4.46             GA18944-46     93309   Kern                              Mixed Use
  4.47             GA18944-47     95202   San Joaquin                       Office
  4.48             GA18944-48     94086   Santa Clara                       Office
  4.49             GA18944-49     90501   Los Angeles                       Office
  4.50             GA18944-50     94103   San Francisco                     Office
  4.51             GA18944-51     93003   Ventura                           Office
  4.52             GA18944-52     90602   Los Angeles                       Office
  4.53             GA18944-53     90806   Los Angeles                       Mixed Use
  4.54             GA18944-54     95991   Sutter                            Mixed Use
  4.55             GA18944-55     33607   Hillsborough                      Office
  4.56             GA18944-56     34711   Lake                              Mixed Use
  4.57             GA18944-57     32503   Escambia                          Office
  4.58             GA18944-58     34221   Manatee                           Office
  4.59             GA18944-59     33755   Pinellas                          Office
  4.60             GA18944-60     33009   Broward                           Office
  4.61             GA18944-61     33020   Broward                           Office
  4.62             GA18944-62     32256   Duval                             Office
  4.63             GA18944-63     32256   Duval                             Office
  4.64             GA18944-64     32256   Duval                             Office
  4.65             GA18944-65     32256   Duval                             Office
  4.66             GA18944-66     32256   Duval                             Office
  4.67             GA18944-67     32256   Duval                             Office
  4.68             GA18944-68     32256   Duval                             Office
  4.69             GA18944-69     32256   Duval                             Office
  4.70             GA18944-70     32256   Duval                             Office
  4.71             GA18944-71     33064   Broward                           Office
  4.72             GA18944-72     32825   Orange                            Office
  4.73             GA18944-73     33014   Miami-Dade                        Office
  4.74             GA18944-75     33013   Miami-Dade                        Mixed Use
  4.75             GA18944-76     34471   Marion                            Office
  4.76             GA18944-77     34994   Martin                            Office
  4.77             GA18944-78     33952   Charlotte                         Mixed Use
  4.78             GA18944-79     33870   Highlands                         Office
  4.79             GA18944-80     32217   Duval                             Mixed Use
  4.80             GA18944-81     33015   Miami-Dade                        Office
  4.81             GA18944-82     33609   Hillsborough                      Office
  4.82             GA18944-83     33160   Miami-Dade                        Office
  4.83             GA18944-84     32789   Orange                            Office
  4.84             GA18944-85     31701   Dougherty                         Office
  4.85             GA18944-86     31401   Chatham                           Office
  4.86             GA18944-87     30120   Bartow                            Office
  4.87             GA18944-88     31768   Colquitt                          Office
  4.88             GA18944-89     31601   Lowndes                           Office
  4.89             GA18944-90     30680   Barrow                            Mixed Use
  4.90             GA18944-91     83814   Kootenai                          Office
  4.91             GA18944-92     60604   Cook                              Office
  4.92             GA18944-93     66206   Johnson                           Office
  4.93             GA18944-94     67301   Montgomery                        Office
  4.94             GA18944-95     21401   Anne Arundel                      Office
  4.95             GA18944-96     21224   Baltimore City                    Office
  4.96             GA18944-97     65201   Boone                             Mixed Use
  4.97             GA18944-98     63126   Saint Louis                       Office
  4.98             GA18944-99     65401   Phelps                            Mixed Use
  4.99             GA18944-100    63031   Saint Louis                       Office
 4.100             GA18944-101    63109   St. Louis                         Office
 4.101             GA18944-102    64050   Jackson                           Office
 4.102             GA18944-103    64607   Lafayette                         Mixed Use
 4.103             GA18944-104    65265   Audrain                           Office
 4.104             GA18944-105    64118   Clay                              Office
 4.105             GA18944-106    65556   Pulaski                           Mixed Use
 4.106             GA18944-107    65804   Greene                            Mixed Use
 4.107             GA18944-108    65807   Greene                            Mixed Use
 4.108             GA18944-109    63703   Cape Girardeau                    Office
 4.109             GA18944-110    28202   Mecklenberg                       Office
 4.110             GA18944-111    87102   Bernalillo                        Office
 4.111             GA18944-112    87108   Bernalillo                        Office
 4.112             GA18944-113    89015   Clark                             Mixed Use
 4.113             GA18944-114    89104   Clark                             Office
 4.114             GA18944-115    74115   Tulsa                             Office
 4.115             GA18944-116    74401   Muskogee                          Office
 4.116             GA18944-117    29801   Aiken                             Office
 4.117             GA18944-118    37130   Rutherford                        Office
 4.118             GA18944-119    78336   Asansas/San Patricio              Mixed Use
 4.119             GA18944-120    76801   Brown                             Office
 4.120             GA18944-121    75006   Dallas                            Mixed Use
 4.121             GA18944-122    79022   Dallam                            Mixed Use
 4.122             GA18944-123    75020   Grayson                           Office
 4.123             GA18944-124    79029   Moore                             Mixed Use
 4.124             GA18944-125    78208   Bexar                             Office
 4.125             GA18944-126    76112   Tarrant                           Office
 4.126             GA18944-127    77060   Harris                            Office
 4.127             GA18944-128    78572   Hidalgo                           Mixed Use
 4.128             GA18944-129    75455   Titus                             Office
 4.129             GA18944-130    78704   Travis                            Office
 4.130             GA18944-131    76701   McLennan                          Office
 4.131             GA18944-132    22902   Charlottesville                   Office
 4.132             GA18944-133    24504   Lynchburg City                    Office
 4.133             GA18944-134    24273   Norton City                       Office
 4.134             GA18944-135    23669   Hampton City                      Office
 4.135             GA18944-136    24011   Roanoke City                      Office
 4.136             GA18944-137    24592   Halifax                           Office
 4.137             GA18944-138    98520   Grays Harbor                      Office
 4.138             GA18944-139    99210   Spokane                           Office
 4.139             GA18944-140    98402   Pierce                            Office
 4.140             GA18944-141    98255   Whatcom                           Office
 4.141             GA18944-142    98337   Kitsap                            Office
 4.142             GA18944-143    98331   Clallam                           Mixed Use
 4.143             GA18944-144    98837   Grant                             Mixed Use
 4.144             GA18944-145    98801   Chelan                            Mixed Use
 4.145             GA18944-146    99301   Franklin                          Office
 4.146             GA18944-147    98362   Clallam                           Office
 4.147             GA18944-148    99352   Benton                            Office
 4.148             GA18944-149    99224   Spokane                           Office
 4.149             GA18944-150    98105   King                              Office
 4.150             GA18944-151    99362   Walla Walla                       Mixed Use
 4.151             GA18944-152    98901   Yakima                            Office
   5         1     02-12594       15904   Cambria                   1       Anchored Retail                            37,400,000
   6         1     GA19274        22102   Fairfax                   1       Anchored Retail                            35,000,000
   7         2     DBM19433       20706   Prince George's           1       Multifamily                                34,000,000
   8         1     DBM19292       43207   Franklin                  1       Industrial                                 32,500,000
   9         1     DBM19368       10022   New York                  1       Anchored Retail                            23,350,000
   10        1     44050          85373   Maricopa                  1       Manufactured Housing   Group B             20,000,000
   11        1     41844          19087   Chester                   1       Hospitality                                19,800,000
   12        1     42429          48334   Oakland                   1       Office                                     19,500,000
   13        1     43883          63114   St. Louis                 1       Anchored Retail                            17,000,000
   14        1     DBM19296       43215   Franklin                  1       Office                                     16,000,000
   15        1                   Various  Los Angeles               3       Office                                     15,520,000
  15.1             03-14817       91405   Los Angeles                       Office
  15.2             03-14818       91405   Los Angeles                       Office
  15.3             03-14813       91204   Los Angeles                       Office
   16        1     42650          33428   Palm Beach                1       Office                                     15,300,000
   17        1     43068          89014   Clark                     1       Anchored Retail                            15,000,000
   18        1     04-15578       07869   Morris                    1       Anchored Retail        Group C             14,675,000
   19        1     GA6400         60148   Du Page                   1       Anchored Retail                            14,125,846
   20        1     43356          91320   Ventura                   1       Anchored Retail                            13,300,000
   21        1     42612          68102   Douglas                   1       Hospitality                                13,250,000
   22        2     03-15219       90057   Los Angeles               1       Multifamily                                12,200,000
   23        2     42829          95112   Santa Clara               1       Manufactured Housing                       12,050,000
   24        1     43262          97138   Clatsop                   1       Anchored Retail                            12,000,000
   25        1     43916          90048   Los Angeles               1       Office                                     11,070,000
   26        1     41662          22182   Fairfax                   1       Hospitality                                10,000,000
   27        2     42864          12603   Dutchess                  1       Multifamily                                 9,000,000
   28        1     04-15563       07825   Warren                    1       Anchored Retail        Group C              8,756,000
   29        1     DBM19752       23602   Newport News City         1       Office                                      8,650,000
   30        1     42803          10012   New York                  1       Office                                      8,200,000
   31        1     43647          06355   New London                1       Hospitality                                 8,200,000
   32        1     43452          48043   Macomb                    1       Anchored Retail                             8,000,000
   33        2     43422          45103   Clermont                  1       Multifamily                                 6,300,000
   34        2     43618          44212   Medina                    1       Multifamily                                 6,075,000
   35        1     41805          92083   San Diego                 1       Unanchored Retail                           5,900,000
   36        2     04-15612       85222   Pinal                     1       Multifamily                                 5,800,000
   37        1     04-15573       08260   Cape May                  1       Anchored Retail                             5,528,000
   38        1     43788          34746   Osceola                   1       Anchored Retail                             5,525,000
   39        1     40026          18974   Bucks                     1       Office                                      5,480,000
   40        2     03-14056       97045   Clackamas                 1       Multifamily                                 5,400,000
   41        2     DBM19642       28504   Lenoir                    1       Multifamily                                 4,920,000
   42        1     03-15196       19808   New Castle                1       Unanchored Retail                           4,800,000
   43        1     43699          60131   Cook                      1       Parking Garage                              4,750,000
   44        1     43896          08873   Somerset                  1       Office                                      4,425,000
   45        1     40405          23451   Princess Anne             1       Industrial                                  4,100,000
   46        1     42632          55077   Dakota                    1       Anchored Retail                             4,050,000
   47        1     42836          23416   Accomack                  1       Anchored Retail        Group D              3,920,000
   48        1     04-15577       07503   Passaic                   1       Anchored Retail        Group C              3,800,000
   49        1     42405          89146   Clark                     1       Office                                      3,750,000
   50        1     38533          95616   Yolo                      1       Mixed Use                                   3,500,000
   51        2     44049          34266   DeSoto                    1       Manufactured Housing   Group B              3,460,000
   52        1     41565          23109   Mathews                   1       Anchored Retail        Group D              3,400,000
   53        1     43511          61108   Winnebago                 1       Unanchored Retail                           3,250,000
   54        1     43655          27850   Warren                    1       Anchored Retail        Group D              2,800,000
   55        1     44038          85022   Maricopa                  1       Unanchored Retail                           2,450,000
   56        1     44012          78681   Williamson                1       Self Storage                                2,400,000
   57        1     42888          48083   Oakland                   1       Unanchored Retail      Group E              2,250,000
   58        2     DBM19667       21215   Baltimore City            1       Multifamily                                 2,000,000
   59        1     42957          92870   Orange                    1       Industrial                                  2,000,000
   60        1                   Various  Various                   2       Self Storage                                1,800,000
  60.1             04-15767       77083   Harris                            Self Storage
  60.2             04-15768       77840   Brazos                            Self Storage
   61        1     41544          48118   Washtenaw                 1       Office                                      1,650,000
   62        1     42897          19106   Philadelphia              1       Parking Garage                              1,500,000
   63        1     42887          48083   Oakland                   1       Unanchored Retail      Group E              1,475,000
   64        2     03-13575       06105   Hartford                  1       Multifamily                                 1,477,600

                                                % OF AGGREGATE    CUMULATIVE % OF          % OF            % OF
CONTROL    LOAN                     CURRENT       INITIAL POOL    AGGREGATE INITIAL         LOAN            LOAN         INTEREST
 NUMBER    GROUP    LOAN NUMBER    BALANCE ($)      BALANCE         POOL BALANCE          GROUP 1          GROUP 2        RATE %
------------------------------------------------------------------------------------------------------------------------------------
   1         1     41837             49,956,233      6.925               6.92               8.07                         5.79000
                                     48,954,990      6.786              13.71               7.91
   2         1     DBM19662                                                                                              5.60000
   3         1     DBM19663                                                                                              5.60000
   4         1     GA18944        39,921,847 (3)     5.534              19.24               6.45                         5.48912
  4.1              GA18944-1
  4.2              GA18944-2
  4.3              GA18944-3
  4.4              GA18944-4
  4.5              GA18944-5
  4.6              GA18944-6
  4.7              GA18944-7
  4.8              GA18944-8
  4.9              GA18944-9
  4.10             GA18944-10
  4.11             GA18944-11
  4.12             GA18944-12
  4.13             GA18944-13
  4.14             GA18944-14
  4.15             GA18944-15
  4.16             GA18944-16
  4.17             GA18944-17
  4.18             GA18944-18
  4.19             GA18944-19
  4.20             GA18944-20
  4.21             GA18944-21
  4.22             GA18944-22
  4.23             GA18944-23
  4.24             GA18944-24
  4.25             GA18944-25
  4.26             GA18944-26
  4.27             GA18944-27
  4.28             GA18944-28
  4.29             GA18944-29
  4.30             GA18944-30
  4.31             GA18944-31
  4.32             GA18944-32
  4.33             GA18944-33
  4.34             GA18944-34
  4.35             GA18944-35
  4.36             GA18944-36
  4.37             GA18944-37
  4.38             GA18944-38
  4.39             GA18944-39
  4.40             GA18944-40
  4.41             GA18944-41
  4.42             GA18944-42
  4.43             GA18944-43
  4.44             GA18944-44
  4.45             GA18944-45
  4.46             GA18944-46
  4.47             GA18944-47
  4.48             GA18944-48
  4.49             GA18944-49
  4.50             GA18944-50
  4.51             GA18944-51
  4.52             GA18944-52
  4.53             GA18944-53
  4.54             GA18944-54
  4.55             GA18944-55
  4.56             GA18944-56
  4.57             GA18944-57
  4.58             GA18944-58
  4.59             GA18944-59
  4.60             GA18944-60
  4.61             GA18944-61
  4.62             GA18944-62
  4.63             GA18944-63
  4.64             GA18944-64
  4.65             GA18944-65
  4.66             GA18944-66
  4.67             GA18944-67
  4.68             GA18944-68
  4.69             GA18944-69
  4.70             GA18944-70
  4.71             GA18944-71
  4.72             GA18944-72
  4.73             GA18944-73
  4.74             GA18944-75
  4.75             GA18944-76
  4.76             GA18944-77
  4.77             GA18944-78
  4.78             GA18944-79
  4.79             GA18944-80
  4.80             GA18944-81
  4.81             GA18944-82
  4.82             GA18944-83
  4.83             GA18944-84
  4.84             GA18944-85
  4.85             GA18944-86
  4.86             GA18944-87
  4.87             GA18944-88
  4.88             GA18944-89
  4.89             GA18944-90
  4.90             GA18944-91
  4.91             GA18944-92
  4.92             GA18944-93
  4.93             GA18944-94
  4.94             GA18944-95
  4.95             GA18944-96
  4.96             GA18944-97
  4.97             GA18944-98
  4.98             GA18944-99
  4.99             GA18944-100
 4.100             GA18944-101
 4.101             GA18944-102
 4.102             GA18944-103
 4.103             GA18944-104
 4.104             GA18944-105
 4.105             GA18944-106
 4.106             GA18944-107
 4.107             GA18944-108
 4.108             GA18944-109
 4.109             GA18944-110
 4.110             GA18944-111
 4.111             GA18944-112
 4.112             GA18944-113
 4.113             GA18944-114
 4.114             GA18944-115
 4.115             GA18944-116
 4.116             GA18944-117
 4.117             GA18944-118
 4.118             GA18944-119
 4.119             GA18944-120
 4.120             GA18944-121
 4.121             GA18944-122
 4.122             GA18944-123
 4.123             GA18944-124
 4.124             GA18944-125
 4.125             GA18944-126
 4.126             GA18944-127
 4.127             GA18944-128
 4.128             GA18944-129
 4.129             GA18944-130
 4.130             GA18944-131
 4.131             GA18944-132
 4.132             GA18944-133
 4.133             GA18944-134
 4.134             GA18944-135
 4.135             GA18944-136
 4.136             GA18944-137
 4.137             GA18944-138
 4.138             GA18944-139
 4.139             GA18944-140
 4.140             GA18944-141
 4.141             GA18944-142
 4.142             GA18944-143
 4.143             GA18944-144
 4.144             GA18944-145
 4.145             GA18944-146
 4.146             GA18944-147
 4.147             GA18944-148
 4.148             GA18944-149
 4.149             GA18944-150
 4.150             GA18944-151
 4.151             GA18944-152
   5         1     02-12594          37,298,226      5.170              24.42               6.03                         6.40000
   6         1     GA19274           35,000,000      4.852              29.27               5.66                         5.22400
   7         2     DBM19433          34,000,000      4.713              33.98                              33.16         5.22800
   8         1     DBM19292          32,367,390      4.487              38.47               5.23                         6.15000
   9         1     DBM19368          23,350,000      3.237              41.70               3.77                         5.22000
   10        1     44050             19,980,977      2.770              44.47               3.23                         5.46000
   11        1     41844             19,630,275      2.721              47.19               3.17                         6.75000
   12        1     42429             19,500,000      2.703              49.90               3.15                         5.52000
   13        1     43883             17,000,000      2.357              52.25               2.75                         5.75000
   14        1     DBM19296          15,940,532      2.210              54.46               2.58                         5.95000
   15        1                       15,520,000      2.151              56.61               2.51                         5.75000
  15.1             03-14817
  15.2             03-14818
  15.3             03-14813
   16        1     42650             15,228,528      2.111              58.73               2.46                         6.02000
   17        1     43068             15,000,000      2.079              60.80               2.42                         5.86000
   18        1     04-15578          14,660,904      2.032              62.84               2.37                         5.42000
   19        1     GA6400            14,125,846      1.958              64.80               2.28                         7.16000
   20        1     43356             13,262,624      1.838              66.63               2.14                         6.04000
   21        1     42612             13,201,499      1.830              68.46               2.13                         6.79000
   22        2     03-15219          12,164,463      1.686              70.15                              11.87         5.87000
   23        2     42829             12,021,504      1.666              71.82                              11.73         5.10000
   24        1     43262             11,989,388      1.662              73.48               1.94                         5.75000
   25        1     43916             11,060,210      1.533              75.01               1.79                         5.75000
   26        1     41662              9,898,829      1.372              76.38               1.60                         6.52000
   27        2     42864              8,991,980      1.246              77.63                               8.77         5.72000
   28        1     04-15563           8,747,589      1.213              78.84               1.41                         5.42000
   29        1     DBM19752           8,650,000      1.199              80.04               1.40                         5.02000
   30        1     42803              8,181,763      1.134              81.18               1.32                         5.43000
   31        1     43647              8,179,329      1.134              82.31               1.32                         6.89000
   32        1     43452              7,976,402      1.106              83.42               1.29                         5.81000
   33        2     43422              6,280,787      0.871              84.29                               6.13         5.65000
   34        2     43618              6,075,000      0.842              85.13                               5.93         5.10000
   35        1     41805              5,895,187      0.817              85.95               0.95                         6.06000
   36        2     04-15612           5,794,193      0.803              86.75                               5.65         5.25000
   37        1     04-15573           5,522,690      0.766              87.51               0.89                         5.42000
   38        1     43788              5,520,176      0.765              88.28               0.89                         5.80000
   39        1     40026              5,409,735      0.750              89.03               0.87                         5.75000
   40        2     03-14056           5,362,340      0.743              89.77                               5.23         5.72000
   41        2     DBM19642           4,908,235      0.680              90.45                               4.79         5.04000
   42        1     03-15196           4,796,167      0.665              91.12               0.77                         6.14000
   43        1     43699              4,727,813      0.655              91.77               0.76                         5.32500
   44        1     43896              4,425,000      0.613              92.39               0.71                         5.50000
   45        1     40405              4,088,306      0.567              92.95               0.66                         5.97000
   46        1     42632              4,041,804      0.560              93.51               0.65                         5.93000
   47        1     42836              3,916,857      0.543              94.06               0.63                         6.12500
   48        1     04-15577           3,796,350      0.526              94.58               0.61                         5.42000
   49        1     42405              3,739,214      0.518              95.10               0.60                         5.93000
   50        1     38533              3,497,099      0.485              95.59               0.57                         6.00000
   51        2     44049              3,456,536      0.479              96.06                               3.37         5.25000
   52        1     41565              3,390,241      0.470              96.53               0.55                         5.94000
   53        1     43511              3,243,354      0.450              96.98               0.52                         5.87500
   54        1     43655              2,800,000      0.388              97.37               0.45                         5.76000
   55        1     44038              2,450,000      0.340              97.71               0.40                         5.81000
   56        1     44012              2,396,654      0.332              98.04               0.39                         5.54000
   57        1     42888              2,242,182      0.311              98.36               0.36                         6.25000
   58        2     DBM19667           1,998,272      0.277              98.63                               1.95         5.84000
   59        1     42957              1,996,014      0.277              98.91               0.32                         6.01000
   60        1                        1,797,712      0.249              99.16               0.29                         6.02000
  60.1             04-15767
  60.2             04-15768
   61        1     41544              1,645,274      0.228              99.39               0.27                         5.95000
   62        1     42897              1,493,111      0.207              99.59               0.24                         5.43000
   63        1     42887              1,469,875      0.204              99.80               0.24                         6.25000
   64        2     03-13575           1,466,685      0.203             100.00                               1.43         6.64000

                                     MASTER
CONTROL    LOAN                    SERVICING     ACCRUAL                                                             FIRST PAYMENT
 NUMBER    GROUP     LOAN NUMBER      FEE %        TYPE                   AMORTIZATION TYPE             NOTE DATE        DATE
------------------------------------------------------------------------------------------------------------------------------------
   1         1      41837            0.1284     Actual/360   Amortizing Balloon                          2/5/2004      4/1/2004

   2         1      DBM19662         0.0334     Actual/360   Amortizing Balloon                         2/26/2004      4/1/2004
   3         1      DBM19663         0.0334     Actual/360   Amortizing Balloon                         2/26/2004      4/1/2004
   4         1      GA18944          0.0334     Actual/360   Interest Only, then Amortizing Balloon     12/1/2003      1/1/2004
  4.1               GA18944-1
  4.2               GA18944-2
  4.3               GA18944-3
  4.4               GA18944-4
  4.5               GA18944-5
  4.6               GA18944-6
  4.7               GA18944-7
  4.8               GA18944-8
  4.9               GA18944-9
  4.10              GA18944-10
  4.11              GA18944-11
  4.12              GA18944-12
  4.13              GA18944-13
  4.14              GA18944-14
  4.15              GA18944-15
  4.16              GA18944-16
  4.17              GA18944-17
  4.18              GA18944-18
  4.19              GA18944-19
  4.20              GA18944-20
  4.21              GA18944-21
  4.22              GA18944-22
  4.23              GA18944-23
  4.24              GA18944-24
  4.25              GA18944-25
  4.26              GA18944-26
  4.27              GA18944-27
  4.28              GA18944-28
  4.29              GA18944-29
  4.30              GA18944-30
  4.31              GA18944-31
  4.32              GA18944-32
  4.33              GA18944-33
  4.34              GA18944-34
  4.35              GA18944-35
  4.36              GA18944-36
  4.37              GA18944-37
  4.38              GA18944-38
  4.39              GA18944-39
  4.40              GA18944-40
  4.41              GA18944-41
  4.42              GA18944-42
  4.43              GA18944-43
  4.44              GA18944-44
  4.45              GA18944-45
  4.46              GA18944-46
  4.47              GA18944-47
  4.48              GA18944-48
  4.49              GA18944-49
  4.50              GA18944-50
  4.51              GA18944-51
  4.52              GA18944-52
  4.53              GA18944-53
  4.54              GA18944-54
  4.55              GA18944-55
  4.56              GA18944-56
  4.57              GA18944-57
  4.58              GA18944-58
  4.59              GA18944-59
  4.60              GA18944-60
  4.61              GA18944-61
  4.62              GA18944-62
  4.63              GA18944-63
  4.64              GA18944-64
  4.65              GA18944-65
  4.66              GA18944-66
  4.67              GA18944-67
  4.68              GA18944-68
  4.69              GA18944-69
  4.70              GA18944-70
  4.71              GA18944-71
  4.72              GA18944-72
  4.73              GA18944-73
  4.74              GA18944-75
  4.75              GA18944-76
  4.76              GA18944-77
  4.77              GA18944-78
  4.78              GA18944-79
  4.79              GA18944-80
  4.80              GA18944-81
  4.81              GA18944-82
  4.82              GA18944-83
  4.83              GA18944-84
  4.84              GA18944-85
  4.85              GA18944-86
  4.86              GA18944-87
  4.87              GA18944-88
  4.88              GA18944-89
  4.89              GA18944-90
  4.90              GA18944-91
  4.91              GA18944-92
  4.92              GA18944-93
  4.93              GA18944-94
  4.94              GA18944-95
  4.95              GA18944-96
  4.96              GA18944-97
  4.97              GA18944-98
  4.98              GA18944-99
  4.99              GA18944-100
 4.100              GA18944-101
 4.101              GA18944-102
 4.102              GA18944-103
 4.103              GA18944-104
 4.104              GA18944-105
 4.105              GA18944-106
 4.106              GA18944-107
 4.107              GA18944-108
 4.108              GA18944-109
 4.109              GA18944-110
 4.110              GA18944-111
 4.111              GA18944-112
 4.112              GA18944-113
 4.113              GA18944-114
 4.114              GA18944-115
 4.115              GA18944-116
 4.116              GA18944-117
 4.117              GA18944-118
 4.118              GA18944-119
 4.119              GA18944-120
 4.120              GA18944-121
 4.121              GA18944-122
 4.122              GA18944-123
 4.123              GA18944-124
 4.124              GA18944-125
 4.125              GA18944-126
 4.126              GA18944-127
 4.127              GA18944-128
 4.128              GA18944-129
 4.129              GA18944-130
 4.130              GA18944-131
 4.131              GA18944-132
 4.132              GA18944-133
 4.133              GA18944-134
 4.134              GA18944-135
 4.135              GA18944-136
 4.136              GA18944-137
 4.137              GA18944-138
 4.138              GA18944-139
 4.139              GA18944-140
 4.140              GA18944-141
 4.141              GA18944-142
 4.142              GA18944-143
 4.143              GA18944-144
 4.144              GA18944-145
 4.145              GA18944-146
 4.146              GA18944-147
 4.147              GA18944-148
 4.148              GA18944-149
 4.149              GA18944-150
 4.150              GA18944-151
 4.151              GA18944-152
   5         1      02-12594         0.0334     Actual/360   Amortizing Balloon                          2/2/2004      3/1/2004
   6         1      GA19274          0.0334       30/360     Interest Only, then Amortizing Balloon     2/17/2004      4/1/2004
   7         2      DBM19433         0.0334     Actual/360   Amortizing Balloon                         3/31/2004      5/1/2004
   8         1      DBM19292         0.0334     Actual/360   Amortizing Balloon                        12/16/2003      2/1/2004
   9         1      DBM19368         0.0334     Actual/360   Amortizing Balloon                          4/2/2004      5/1/2004
   10        1      44050            0.1284     Actual/360   Amortizing Balloon                          2/3/2004      4/1/2004
   11        1      41844            0.1284     Actual/360   Amortizing Balloon                          8/8/2003     10/1/2003
   12        1      42429            0.1284     Actual/360   Interest Only, then Amortizing Balloon      3/9/2004      5/1/2004
   13        1      43883            0.1284     Actual/360   Interest Only, then Amortizing Balloon     2/17/2004      4/1/2004
   14        1      DBM19296         0.0334     Actual/360   Amortizing Balloon                        11/25/2003      1/1/2004
   15        1                       0.0334     Actual/360   Interest Only, then Amortizing Balloon    10/31/2003     12/1/2003
  15.1              03-14817
  15.2              03-14818
  15.3              03-14813
   16        1      42650            0.1284     Actual/360   Amortizing Balloon                        10/28/2003     12/1/2003
   17        1      43068            0.1284     Actual/360   Interest Only, then Amortizing Balloon    12/18/2003      2/1/2004
   18        1      04-15578         0.0334     Actual/360   Amortizing Balloon                         2/27/2004      4/1/2004
   19        1      GA6400           0.0334     Actual/360   Fully Amortizing                            4/1/2004      5/1/2004
   20        1      43356            0.1284     Actual/360   Amortizing Balloon                        12/24/2003      2/1/2004
   21        1      42612            0.1284     Actual/360   Amortizing Balloon                         12/1/2003      2/1/2004
   22        2      03-15219         0.0334     Actual/360   Amortizing Balloon                        12/11/2003      2/8/2004
   23        2      42829            0.1284     Actual/360   Amortizing Balloon                         1/13/2004      3/1/2004
   24        1      43262            0.1284     Actual/360   Amortizing Balloon                          2/6/2004      4/1/2004
   25        1      43916            0.1284     Actual/360   Amortizing Balloon                         2/11/2004      4/1/2004
   26        1      41662            0.1284     Actual/360   Amortizing Balloon                          7/1/2003      9/1/2003
   27        2      42864            0.1284     Actual/360   Amortizing Balloon                         2/18/2004      4/1/2004
   28        1      04-15563         0.0334     Actual/360   Amortizing Balloon                         2/27/2004      4/1/2004
   29        1      DBM19752         0.0334     Actual/360   Amortizing Balloon                          3/2/2004      5/1/2004
   30        1      42803            0.1284     Actual/360   Amortizing Balloon                         1/23/2004      3/1/2004
   31        1      43647            0.1284     Actual/360   Amortizing Balloon                         1/29/2004      3/1/2004
   32        1      43452            0.1284     Actual/360   Amortizing Balloon                        12/31/2003      2/1/2004
   33        2      43422            0.1284     Actual/360   Amortizing Balloon                        12/15/2003      2/1/2004
   34        2      43618            0.1284     Actual/360   Interest Only, then Amortizing Balloon    12/22/2003      2/1/2004
   35        1      41805            0.1284     Actual/360   Amortizing Balloon                          2/2/2004      4/1/2004
   36        2      04-15612         0.0334     Actual/360   Amortizing Balloon                         2/25/2004      4/1/2004
   37        1      04-15573         0.0334     Actual/360   Amortizing Balloon                         2/27/2004      4/1/2004
   38        1      43788            0.1284     Actual/360   Amortizing Balloon                         2/11/2004      4/1/2004
   39        1      40026            0.1284     Actual/360   Amortizing Balloon                         2/21/2003      4/1/2003
   40        2      03-14056         0.0334     Actual/360   Amortizing Balloon                          8/1/2003     10/1/2003
   41        2      DBM19642         0.0334     Actual/360   Amortizing Balloon                         1/28/2004      3/1/2004
   42        1      03-15196         0.0334     Actual/360   Amortizing Balloon                         2/27/2004      4/1/2004
   43        1      43699            0.1284     Actual/360   Amortizing Balloon                        12/22/2003      2/1/2004
   44        1      43896            0.1284     Actual/360   Amortizing Balloon                          3/8/2004      5/1/2004
   45        1      40405            0.1284     Actual/360   Amortizing Balloon                        12/30/2003      2/1/2004
   46        1      42632            0.1284     Actual/360   Amortizing Balloon                         1/30/2004      3/1/2004
   47        1      42836            0.1284     Actual/360   Amortizing Balloon                          2/6/2004      4/1/2004
   48        1      04-15577         0.0334     Actual/360   Amortizing Balloon                         2/27/2004      4/1/2004
   49        1      42405            0.1284     Actual/360   Amortizing Balloon                        12/19/2003      2/1/2004
   50        1      38533            0.1284     Actual/360   Amortizing Balloon                         2/10/2004      4/1/2004
   51        2      44049            0.1284     Actual/360   Amortizing Balloon                          2/3/2004      4/1/2004
   52        1      41565            0.1284     Actual/360   Amortizing Balloon                        12/23/2003      2/1/2004
   53        1      43511            0.1284     Actual/360   Amortizing Balloon                         1/28/2004      3/1/2004
   54        1      43655            0.1284     Actual/360   Amortizing Balloon                         3/15/2004      5/1/2004
   55        1      44038            0.1284     Actual/360   Interest Only, then Amortizing Balloon      3/2/2004      5/1/2004
   56        1      44012            0.1284     Actual/360   Amortizing Balloon                         2/17/2004      4/1/2004
   57        1      42888            0.1284     Actual/360   Amortizing Balloon                        11/18/2003      1/1/2004
   58        2      DBM19667         0.0334     Actual/360   Amortizing Balloon                         2/24/2004      4/1/2004
   59        1      42957            0.1284     Actual/360   Amortizing Balloon                         1/23/2004      3/1/2004
   60        1                       0.1334     Actual/360   Amortizing Balloon                          2/6/2004      4/1/2004
  60.1              04-15767
  60.2              04-15768
   61        1      41544            0.1284     Actual/360   Amortizing Balloon                        12/18/2003      2/1/2004
   62        1      42897            0.1284     Actual/360   Amortizing Balloon                         12/8/2003      2/1/2004
   63        1      42887            0.1284     Actual/360   Amortizing Balloon                        11/18/2003      1/1/2004
   64        2      03-13575         0.0334     Actual/360   Amortizing Balloon                          9/2/2003     11/1/2003

                                  ORIGINAL       REMAINING                ORIGINAL  REMAINING     ORIGINAL      REMAINING
CONTROL   LOAN                  INTEREST ONLY  INTEREST ONLY              TERM TO    TERM TO    AMORTIZATION  AMORTIZATION  PAYMENT
 NUMBER   GROUP    LOAN NUMBER     PERIOD         PERIOD       SEASONING  MATURITY   MATURITY       TERM          TERM      DUE DATE
------------------------------------------------------------------------------------------------------------------------------------
   1        1     41837                                            1        120         119          360           359         1

   2        1     DBM19662                                         1        120         119          360           359         1
   3        1     DBM19663                                         1        120         119          360           359         1
   4        1     GA18944            18             14             4        120         116          330         329 (4)       1
  4.1             GA18944-1
  4.2             GA18944-2
  4.3             GA18944-3
  4.4             GA18944-4
  4.5             GA18944-5
  4.6             GA18944-6
  4.7             GA18944-7
  4.8             GA18944-8
  4.9             GA18944-9
  4.10            GA18944-10
  4.11            GA18944-11
  4.12            GA18944-12
  4.13            GA18944-13
  4.14            GA18944-14
  4.15            GA18944-15
  4.16            GA18944-16
  4.17            GA18944-17
  4.18            GA18944-18
  4.19            GA18944-19
  4.20            GA18944-20
  4.21            GA18944-21
  4.22            GA18944-22
  4.23            GA18944-23
  4.24            GA18944-24
  4.25            GA18944-25
  4.26            GA18944-26
  4.27            GA18944-27
  4.28            GA18944-28
  4.29            GA18944-29
  4.30            GA18944-30
  4.31            GA18944-31
  4.32            GA18944-32
  4.33            GA18944-33
  4.34            GA18944-34
  4.35            GA18944-35
  4.36            GA18944-36
  4.37            GA18944-37
  4.38            GA18944-38
  4.39            GA18944-39
  4.40            GA18944-40
  4.41            GA18944-41
  4.42            GA18944-42
  4.43            GA18944-43
  4.44            GA18944-44
  4.45            GA18944-45
  4.46            GA18944-46
  4.47            GA18944-47
  4.48            GA18944-48
  4.49            GA18944-49
  4.50            GA18944-50
  4.51            GA18944-51
  4.52            GA18944-52
  4.53            GA18944-53
  4.54            GA18944-54
  4.55            GA18944-55
  4.56            GA18944-56
  4.57            GA18944-57
  4.58            GA18944-58
  4.59            GA18944-59
  4.60            GA18944-60
  4.61            GA18944-61
  4.62            GA18944-62
  4.63            GA18944-63
  4.64            GA18944-64
  4.65            GA18944-65
  4.66            GA18944-66
  4.67            GA18944-67
  4.68            GA18944-68
  4.69            GA18944-69
  4.70            GA18944-70
  4.71            GA18944-71
  4.72            GA18944-72
  4.73            GA18944-73
  4.74            GA18944-75
  4.75            GA18944-76
  4.76            GA18944-77
  4.77            GA18944-78
  4.78            GA18944-79
  4.79            GA18944-80
  4.80            GA18944-81
  4.81            GA18944-82
  4.82            GA18944-83
  4.83            GA18944-84
  4.84            GA18944-85
  4.85            GA18944-86
  4.86            GA18944-87
  4.87            GA18944-88
  4.88            GA18944-89
  4.89            GA18944-90
  4.90            GA18944-91
  4.91            GA18944-92
  4.92            GA18944-93
  4.93            GA18944-94
  4.94            GA18944-95
  4.95            GA18944-96
  4.96            GA18944-97
  4.97            GA18944-98
  4.98            GA18944-99
  4.99            GA18944-100
 4.100            GA18944-101
 4.101            GA18944-102
 4.102            GA18944-103
 4.103            GA18944-104
 4.104            GA18944-105
 4.105            GA18944-106
 4.106            GA18944-107
 4.107            GA18944-108
 4.108            GA18944-109
 4.109            GA18944-110
 4.110            GA18944-111
 4.111            GA18944-112
 4.112            GA18944-113
 4.113            GA18944-114
 4.114            GA18944-115
 4.115            GA18944-116
 4.116            GA18944-117
 4.117            GA18944-118
 4.118            GA18944-119
 4.119            GA18944-120
 4.120            GA18944-121
 4.121            GA18944-122
 4.122            GA18944-123
 4.123            GA18944-124
 4.124            GA18944-125
 4.125            GA18944-126
 4.126            GA18944-127
 4.127            GA18944-128
 4.128            GA18944-129
 4.129            GA18944-130
 4.130            GA18944-131
 4.131            GA18944-132
 4.132            GA18944-133
 4.133            GA18944-134
 4.134            GA18944-135
 4.135            GA18944-136
 4.136            GA18944-137
 4.137            GA18944-138
 4.138            GA18944-139
 4.139            GA18944-140
 4.140            GA18944-141
 4.141            GA18944-142
 4.142            GA18944-143
 4.143            GA18944-144
 4.144            GA18944-145
 4.145            GA18944-146
 4.146            GA18944-147
 4.147            GA18944-148
 4.148            GA18944-149
 4.149            GA18944-150
 4.150            GA18944-151
 4.151            GA18944-152
   5        1     02-12594                                         2        120         118          300           298         1
   6        1     GA19274            24             23             1        120         119          360           360         1
   7        2     DBM19433                                                   84          84          360           360         1
   8        1     DBM19292                                         3        120         117          300           297         1
   9        1     DBM19368            1              1                      121         121          360           360         1
   10       1     44050                                            1         60          59          360           359         1
   11       1     41844                                            7        120         113          300           293         1
   12       1     42429              36             36                      120         120          336           336         1
   13       1     43883              24             23             1        120         119          360           360         1
   14       1     DBM19296                                         4        120         116          360           356         1
   15       1                        36             31             5        120         115          324           324         1
  15.1            03-14817
  15.2            03-14818
  15.3            03-14813
   16       1     42650                                            5        120         115          360           355         1
   17       1     43068              24             21             3        120         117          360           360         1
   18       1     04-15578                                         1        120         119          360           359         1
   19       1     GA6400                                                    237         237          237           237         1
   20       1     43356                                            3        120         117          360           357         1
   21       1     42612                                            3        120         117          300           297         1
   22       2     03-15219                                         3        120         117          360           357         8
   23       2     42829                                            2         60          58          360           358         1
   24       1     43262                                            1        120         119          360           359         1
   25       1     43916                                            1        120         119          360           359         1
   26       1     41662                                            8        120         112          300           292         1
   27       2     42864                                            1        120         119          360           359         1
   28       1     04-15563                                         1        120         119          360           359         1
   29       1     DBM19752                                                   60          60          360           360         1
   30       1     42803                                            2        120         118          360           358         1
   31       1     43647                                            2        120         118          300           298         1
   32       1     43452                                            3        120         117          360           357         1
   33       2     43422                                            3        120         117          360           357         1
   34       2     43618              24             21             3         60          57          360           360         1
   35       1     41805                                            1        120         119          360           359         1
   36       2     04-15612                                         1        120         119          360           359         1
   37       1     04-15573                                         1        120         119          360           359         1
   38       1     43788                                            1        120         119          360           359         1
   39       1     40026                                           13         60          47          360           347         1
   40       2     03-14056                                         7        120         113          360           353         1
   41       2     DBM19642                                         2         84          82          360           358         1
   42       1     03-15196                                         1        120         119          360           359         1
   43       1     43699                                            3         60          57          300           297         1
   44       1     43896                                                     120         120          360           360         1
   45       1     40405                                            3        120         117          360           357         1
   46       1     42632                                            2        120         118          360           358         1
   47       1     42836                                            1        120         119          360           359         1
   48       1     04-15577                                         1        120         119          360           359         1
   49       1     42405                                            3        120         117          360           357         1
   50       1     38533                                            1        120         119          360           359         1
   51       2     44049                                            1         60          59          360           359         1
   52       1     41565                                            3        120         117          360           357         1
   53       1     43511                                            2        120         118          360           358         1
   54       1     43655                                                     120         120          360           360         1
   55       1     44038              12             12                      120         120          360           360         1
   56       1     44012                                            1        120         119          300           299         1
   57       1     42888                                            4        120         116          360           356         1
   58       2     DBM19667                                         1        120         119          360           359         1
   59       1     42957                                            2        120         118          360           358         1
   60       1                                                      1        120         119          300           299         1
  60.1            04-15767
  60.2            04-15768
   61       1     41544                                            3        120         117          360           357         1
   62       1     42897                                            3         72          69          300           297         1
   63       1     42887                                            4        120         116          360           356         1
   64       2     03-13575                                         6        120         114          300           294         1


                                     GRACE                         SCHEDULED
CONTROL    LOAN                     DEFAULT   MATURITY DATE     MATURITY OR ARD                                        ANNUAL DEBT
 NUMBER    GROUP    LOAN NUMBER     PERIOD        OR ARD          BALANCE ($)            PREPAYMENT PROVISION            SERVICE
------------------------------------------------------------------------------------------------------------------------------------
   1         1     41837               5         3/1/2014          42,141,091         Lock/25_Defeasance/91_0%/4        3,516,698
                                                                                                                        3,375,584
   2         1     DBM19662            5         3/1/2014          13,156,024         Lock/25_Defeasance/91_0%/4        1,081,565
   3         1     DBM19663            5         3/1/2014          27,904,179         Lock/25_Defeasance/91_0%/4        2,294,020
   4         1     GA18944             5        12/1/2013          33,421,687         Lock/24_Defeasance/91_0%/5        2,823,767
  4.1              GA18944-1
  4.2              GA18944-2
  4.3              GA18944-3
  4.4              GA18944-4
  4.5              GA18944-5
  4.6              GA18944-6
  4.7              GA18944-7
  4.8              GA18944-8
  4.9              GA18944-9
  4.10             GA18944-10
  4.11             GA18944-11
  4.12             GA18944-12
  4.13             GA18944-13
  4.14             GA18944-14
  4.15             GA18944-15
  4.16             GA18944-16
  4.17             GA18944-17
  4.18             GA18944-18
  4.19             GA18944-19
  4.20             GA18944-20
  4.21             GA18944-21
  4.22             GA18944-22
  4.23             GA18944-23
  4.24             GA18944-24
  4.25             GA18944-25
  4.26             GA18944-26
  4.27             GA18944-27
  4.28             GA18944-28
  4.29             GA18944-29
  4.30             GA18944-30
  4.31             GA18944-31
  4.32             GA18944-32
  4.33             GA18944-33
  4.34             GA18944-34
  4.35             GA18944-35
  4.36             GA18944-36
  4.37             GA18944-37
  4.38             GA18944-38
  4.39             GA18944-39
  4.40             GA18944-40
  4.41             GA18944-41
  4.42             GA18944-42
  4.43             GA18944-43
  4.44             GA18944-44
  4.45             GA18944-45
  4.46             GA18944-46
  4.47             GA18944-47
  4.48             GA18944-48
  4.49             GA18944-49
  4.50             GA18944-50
  4.51             GA18944-51
  4.52             GA18944-52
  4.53             GA18944-53
  4.54             GA18944-54
  4.55             GA18944-55
  4.56             GA18944-56
  4.57             GA18944-57
  4.58             GA18944-58
  4.59             GA18944-59
  4.60             GA18944-60
  4.61             GA18944-61
  4.62             GA18944-62
  4.63             GA18944-63
  4.64             GA18944-64
  4.65             GA18944-65
  4.66             GA18944-66
  4.67             GA18944-67
  4.68             GA18944-68
  4.69             GA18944-69
  4.70             GA18944-70
  4.71             GA18944-71
  4.72             GA18944-72
  4.73             GA18944-73
  4.74             GA18944-75
  4.75             GA18944-76
  4.76             GA18944-77
  4.77             GA18944-78
  4.78             GA18944-79
  4.79             GA18944-80
  4.80             GA18944-81
  4.81             GA18944-82
  4.82             GA18944-83
  4.83             GA18944-84
  4.84             GA18944-85
  4.85             GA18944-86
  4.86             GA18944-87
  4.87             GA18944-88
  4.88             GA18944-89
  4.89             GA18944-90
  4.90             GA18944-91
  4.91             GA18944-92
  4.92             GA18944-93
  4.93             GA18944-94
  4.94             GA18944-95
  4.95             GA18944-96
  4.96             GA18944-97
  4.97             GA18944-98
  4.98             GA18944-99
  4.99             GA18944-100
 4.100             GA18944-101
 4.101             GA18944-102
 4.102             GA18944-103
 4.103             GA18944-104
 4.104             GA18944-105
 4.105             GA18944-106
 4.106             GA18944-107
 4.107             GA18944-108
 4.108             GA18944-109
 4.109             GA18944-110
 4.110             GA18944-111
 4.111             GA18944-112
 4.112             GA18944-113
 4.113             GA18944-114
 4.114             GA18944-115
 4.115             GA18944-116
 4.116             GA18944-117
 4.117             GA18944-118
 4.118             GA18944-119
 4.119             GA18944-120
 4.120             GA18944-121
 4.121             GA18944-122
 4.122             GA18944-123
 4.123             GA18944-124
 4.124             GA18944-125
 4.125             GA18944-126
 4.126             GA18944-127
 4.127             GA18944-128
 4.128             GA18944-129
 4.129             GA18944-130
 4.130             GA18944-131
 4.131             GA18944-132
 4.132             GA18944-133
 4.133             GA18944-134
 4.134             GA18944-135
 4.135             GA18944-136
 4.136             GA18944-137
 4.137             GA18944-138
 4.138             GA18944-139
 4.139             GA18944-140
 4.140             GA18944-141
 4.141             GA18944-142
 4.142             GA18944-143
 4.143             GA18944-144
 4.144             GA18944-145
 4.145             GA18944-146
 4.146             GA18944-147
 4.147             GA18944-148
 4.148             GA18944-149
 4.149             GA18944-150
 4.150             GA18944-151
 4.151             GA18944-152
   5         1     02-12594            0         2/1/2014          29,346,184         Lock/26_Defeasance/90_0%/4        3,002,346
   6         1     GA19274             5         3/1/2014          30,205,162         Lock/25_Defeasance/88_0%/7        2,312,497
   7         2     DBM19433            5         4/1/2011          30,243,206         Lock/24_Defeasance/56_0%/4        2,247,435
   8         1     DBM19292            5         1/1/2014          25,295,387         Lock/27_Defeasance/89_0%/4        2,548,656
   9         1     DBM19368            5         5/1/2014          19,334,415         Lock/24_Defeasance/93_0%/4        1,542,072
   10        1     44050               0         3/1/2009          18,570,722         Lock/25_Defeasance/31_0%/4        1,356,677
   11        1     41844               5         9/1/2013          15,715,802         Lock/43_Defeasance/75_0%/2        1,641,606
   12        1     42429               5         4/1/2014          17,132,374         Lock/24_Defeasance/91_0%/5        1,369,362
   13        1     43883               5         3/1/2014          14,982,115         Lock/25_Defeasance/91_0%/4        1,190,489
   14        1     DBM19296            5        12/1/2013          13,551,191         Lock/28_Defeasance/88_0%/4        1,144,972
   15        1                         5        11/1/2013          13,556,218         Lock/29_Defeasance/87_0%/4        1,133,213
  15.1             03-14817
  15.2             03-14818
  15.3             03-14813
   16        1     42650               5        11/1/2013          12,984,025         Lock/29_Defeasance/89_0%/2        1,103,137
   17        1     43068               5         1/1/2014          13,249,972         Lock/27_Defeasance/88_0%/5        1,063,043
   18        1     04-15578            5         3/1/2014          12,228,646         Lock/25_Defeasance/91_0%/4          991,055
   19        1     GA6400              0         1/1/2024                             Lock/0_Defeasance/231_0%/6        1,299,810
   20        1     43356               5         1/1/2014          11,293,137         Lock/27_Defeasance/89_0%/4          960,991
   21        1     42612               5         1/1/2014          10,529,556         Lock/51_Defeasance/67_0%/2        1,102,569
   22        2     03-15219            0         1/8/2014          10,307,136         Lock/27_Defeasance/89_0%/4          865,544
   23        2     42829               5         2/1/2009          11,130,797         Lock/26_Defeasance/32_0%/2          785,105
   24        1     43262               5         3/1/2014          10,101,655         Lock/25_Defeasance/93_0%/2          840,345
   25        1     43916               5         3/1/2014           9,318,776         Lock/25_Defeasance/93_0%/2          775,218
   26        1     41662               5         8/1/2013           7,880,038         Lock/44_Defeasance/74_0%/2          811,749
   27        2     42864               5         3/1/2014           7,569,358         Lock/25_Defeasance/93_0%/2          628,202
   28        1     04-15563            5         3/1/2014           7,296,355         Lock/25_Defeasance/91_0%/4          591,324
   29        1     DBM19752            5         4/1/2009           7,979,835         Lock/24_Defeasance/32_0%/4          558,490
   30        1     42803               5         2/1/2014           6,834,617         Lock/26_>YM or 1%/93_0%/1           554,390
   31        1     43647               5         2/1/2014           6,535,942         Lock/50_Defeasance/66_0%/4          688,581
   32        1     43452               5         1/1/2014           6,746,643         Lock/27_Defeasance/89_0%/4          563,894
   33        2     43422               7         1/1/2014           5,287,290         Lock/27_Defeasance/91_0%/2          436,390
   34        2     43618               5         1/1/2009           5,811,266         Lock/27_Defeasance/31_0%/2          395,810
   35        1     41805               5         3/1/2014           5,012,695         Lock/25_Defeasance/93_0%/2          427,217
   36        2     04-15612            5         3/1/2014           4,807,247         Lock/25_Defeasance/91_0%/4          384,334
   37        1     04-15573            5         3/1/2014           4,606,471         Lock/25_Defeasance/91_0%/4          373,326
   38        1     43788               5         3/1/2014           4,657,992         Lock/25_Defeasance/91_0%/4          389,017
   39        1     40026               5         3/1/2008           5,110,161         Lock/36_Defeasance/22_0%/2          383,757
   40        2     03-14056            5         9/1/2013           4,541,819         Lock/31_Defeasance/85_0%/4          376,921
   41        2     DBM19642            5         2/1/2011           4,359,024         Lock/26_Defeasance/54_0%/4          318,384
   42        1     03-15196            5         3/1/2014           4,087,652         Lock/25_Defeasance/91_0%/4          350,543
   43        1     43699               5         1/1/2009           4,249,548         Lock/23_>YM or 1%/36_0%/1           344,098
   44        1     43896               5         4/1/2014           3,696,206         Lock/24_Defeasance/94_0%/2          301,496
   45        1     40405               5         1/1/2014           3,474,176         Lock/27_Defeasance/91_0%/2          294,031
   46        1     42632               5         2/1/2014           3,427,382         Lock/26_Defeasance/92_0%/2          289,198
   47        1     42836               5         3/1/2014           3,336,794         Lock/25_Defeasance/93_0%/2          285,820
   48        1     04-15577            5         3/1/2014           3,166,533         Lock/25_Defeasance/91_0%/4          256,628
   49        1     42405               5         1/1/2014           3,173,839         Lock/27_Defeasance/91_0%/2          267,776
   50        1     38533               5         3/1/2014           2,968,394         Lock/25_Defeasance/93_0%/2          251,811
   51        2     44049               0         3/1/2009           3,202,979         Lock/25_Defeasance/31_0%/4          229,275
   52        1     41565               5         1/1/2014           2,878,468         Lock/27_Defeasance/91_0%/2          243,045
   53        1     43511               5         2/1/2014           2,745,875         Lock/26_Defeasance/90_0%/4          230,700
   54        1     43655               5         4/1/2014           2,357,527         Lock/24_Defeasance/94_0%/2          196,294
   55        1     44038               5         4/1/2014           2,115,404         Lock/24_Defeasance/92_0%/4          172,693
   56        1     44012               5         3/1/2014           1,829,494         Lock/25_Defeasance/93_0%/2          177,546
   57        1     42888               5        12/1/2013           1,922,390         Lock/28_Defeasance/88_0%/4          166,244
   58        2     DBM19667            5         3/1/2014           1,688,179         Lock/25_Defeasance/91_0%/4          141,433
   59        1     42957               5         2/1/2014           1,696,535         Lock/26_Defeasance/92_0%/2          144,046
   60        1                         5         3/1/2014           1,394,932         Lock/25_Defeasance/91_0%/4          139,433
  60.1             04-15767
  60.2             04-15768
   61        1     41544               5         1/1/2014           1,397,317         Lock/27_Defeasance/89_0%/4          118,075
   62        1     42897               5         1/1/2010           1,307,558         Lock/27_Defeasance/41_0%/4          109,785
   63        1     42887               5        12/1/2013           1,260,233         Lock/28_Defeasance/88_0%/4          108,982
   64        2     03-13575            8        10/1/2013           1,168,836         Lock/30_Defeasance/86_0%/4          121,278


                                                                                                     UNDERWRITTEN
CONTROL    LOAN                    MOST RECENT     MOST RECENT       UNDERWRITTEN    UNDERWRITTEN        NCF             APPRAISED
 NUMBER    GROUP    LOAN NUMBER       NOI ($)       NOI DATE             NOI             NCF           DSCR (X)          VALUE ($)
------------------------------------------------------------------------------------------------------------------------------------
   1         1     41837            12,515,989     11/30/2003        10,558,790        9,187,730         1.31           142,000,000
                                     5,455,535                        5,333,989        4,862,307         1.44            63,100,000
   2         1     DBM19662          1,818,512     12/31/2003         1,830,974        1,666,939         1.54            20,000,000
   3         1     DBM19663          3,637,023     12/31/2003         3,503,015        3,195,369         1.39            43,100,000
   4         1     GA18944                                           47,744,118       46,052,489         1.92           717,955,000
  4.1              GA18944-1                                            -23,248          -30,250                            950,000
  4.2              GA18944-2                                            545,224          545,224                          4,800,000
  4.3              GA18944-3                                             12,547           11,648                            600,000
  4.4              GA18944-4                                          1,000,895          989,255                         13,580,000
  4.5              GA18944-5                                            529,565          527,845                          4,840,000
  4.6              GA18944-6                                            545,329          545,329                          4,800,000
  4.7              GA18944-7                                            179,653          179,653                          1,800,000
  4.8              GA18944-8                                            558,166          545,020                         12,925,000
  4.9              GA18944-9                                             93,761           91,912                          1,800,000
  4.10             GA18944-10                                           103,473          103,473                          1,100,000
  4.11             GA18944-11                                           112,547          112,547                          1,140,000
  4.12             GA18944-12                                           126,111          126,111                          1,360,000
  4.13             GA18944-13                                           217,605          209,290                          3,900,000
  4.14             GA18944-14                                           129,011          129,011                          1,400,000
  4.15             GA18944-15                                            95,240           95,240                            800,000
  4.16             GA18944-16                                           133,042          130,934                          5,680,000
  4.17             GA18944-17                                           133,042          130,934                          5,640,000
  4.18             GA18944-18                                           133,042          130,934                          5,660,000
  4.19             GA18944-19                                           113,639          113,639                          1,570,000
  4.20             GA18944-20                                           193,937          193,937                          2,200,000
  4.21             GA18944-21                                           161,083          158,330                          2,060,000
  4.22             GA18944-22                                           166,670          163,657                          2,760,000
  4.23             GA18944-23                                           400,327          400,327                          6,000,000
  4.24             GA18944-24                                           210,721          209,738                          2,660,000
  4.25             GA18944-25                                           350,217          345,155                          4,600,000
  4.26             GA18944-26                                           185,257          185,257                          2,800,000
  4.27             GA18944-27                                            65,178           46,605                          4,900,000
  4.28             GA18944-28                                           278,805          278,305                          4,400,000
  4.29             GA18944-29                                           111,791          110,463                          1,100,000
  4.30             GA18944-30                                           364,370          362,394                          5,200,000
  4.31             GA18944-31                                           110,258          110,258                          1,010,000
  4.32             GA18944-32                                           153,081          150,274                          2,340,000
  4.33             GA18944-33                                            91,966           91,605                          1,400,000
  4.34             GA18944-34                                            91,807           91,807                          1,100,000
  4.35             GA18944-35                                            99,765           99,617                          1,000,000
  4.36             GA18944-36                                            92,448           92,448                            690,000
  4.37             GA18944-37                                           212,120          211,121                          4,400,000
  4.38             GA18944-38                                           122,029          121,508                          2,100,000
  4.39             GA18944-39                                            87,548           83,010                          3,500,000
  4.40             GA18944-40                                           344,328          344,328                          3,900,000
  4.41             GA18944-41                                           166,888          166,735                          2,100,000
  4.42             GA18944-42                                           243,552          236,698                          2,200,000
  4.43             GA18944-43                                           191,182          191,090                          3,250,000
  4.44             GA18944-44                                           150,565          149,964                          2,130,000
  4.45             GA18944-45                                           156,086          154,649                          1,360,000
  4.46             GA18944-46                                           113,040          112,707                          1,300,000
  4.47             GA18944-47                                           263,190          261,292                          4,700,000
  4.48             GA18944-48                                           299,773          299,773                          4,000,000
  4.49             GA18944-49                                           123,935          122,747                          1,140,000
  4.50             GA18944-50                                         3,252,726        3,198,882                         71,000,000
  4.51             GA18944-51                                           187,175          187,175                          2,260,000
  4.52             GA18944-52                                           211,006          209,439                          3,700,000
  4.53             GA18944-53                                            93,063           93,063                            900,000
  4.54             GA18944-54                                           121,982          121,803                          1,925,000
  4.55             GA18944-55                                           575,558          575,140                          8,000,000
  4.56             GA18944-56                                            28,341           26,918                            350,000
  4.57             GA18944-57                                           127,209          111,987                          2,040,000
  4.58             GA18944-58                                            35,015           26,998                            725,000
  4.59             GA18944-59                                           125,254          125,086                          1,700,000
  4.60             GA18944-60                                           156,311          150,113                          3,600,000
  4.61             GA18944-61                                            -4,190           -5,772                          1,500,000
  4.62             GA18944-62                                         2,097,231        2,097,182                         24,100,000
  4.63             GA18944-63                                         1,038,946        1,038,773                         13,200,000
  4.64             GA18944-64                                           955,610          955,520                         12,500,000
  4.65             GA18944-65                                         1,339,155        1,338,088                         19,500,000
  4.66             GA18944-66                                           944,261          943,579                         12,900,000
  4.67             GA18944-67                                         2,107,372        2,102,541                         32,600,000
  4.68             GA18944-68                                         1,026,539        1,026,525                         13,100,000
  4.69             GA18944-69                                           190,542          190,542                          2,600,000
  4.70             GA18944-70                                           186,588          186,588                          2,550,000
  4.71             GA18944-71                                           202,874          201,395                          2,350,000
  4.72             GA18944-72                                           188,946          175,905                          6,500,000
  4.73             GA18944-73                                          -834,555         -899,551                         15,000,000
  4.74             GA18944-75                                            48,744           46,689                            900,000
  4.75             GA18944-76                                           130,565          126,118                          1,900,000
  4.76             GA18944-77                                           238,337          236,497                          3,100,000
  4.77             GA18944-78                                            95,914           94,959                          1,250,000
  4.78             GA18944-79                                             1,578           -4,521                          1,050,000
  4.79             GA18944-80                                            82,199           81,934                          1,090,000
  4.80             GA18944-81                                           990,965          990,965                         13,900,000
  4.81             GA18944-82                                           178,806          178,806                          2,700,000
  4.82             GA18944-83                                           368,530          358,163                          5,000,000
  4.83             GA18944-84                                            19,188           15,070                          2,200,000
  4.84             GA18944-85                                            47,926           38,349                            900,000
  4.85             GA18944-86                                           206,799          206,799                          2,450,000
  4.86             GA18944-87                                            35,771           27,959                          1,500,000
  4.87             GA18944-88                                            41,162           34,668                            850,000
  4.88             GA18944-89                                           138,461          125,799                          1,725,000
  4.89             GA18944-90                                            67,128           65,612                            650,000
  4.90             GA18944-91                                            50,167           41,554                          1,380,000
  4.91             GA18944-92                                         4,815,900        4,775,535                         86,000,000
  4.92             GA18944-93                                           136,326          133,614                          1,550,000
  4.93             GA18944-94                                            26,921           23,994                            825,000
  4.94             GA18944-95                                           216,469          216,469                          3,600,000
  4.95             GA18944-96                                            54,703           53,588                            800,000
  4.96             GA18944-97                                           111,220          109,844                          1,470,000
  4.97             GA18944-98                                           181,996          180,650                          1,420,000
  4.98             GA18944-99                                            42,604           40,155                            540,000
  4.99             GA18944-100                                           70,670           65,948                          1,200,000
 4.100             GA18944-101                                          103,365           98,330                          1,430,000
 4.101             GA18944-102                                           60,319           52,787                          1,190,000
 4.102             GA18944-103                                           33,613           32,672                            425,000
 4.103             GA18944-104                                          164,644          156,577                          1,390,000
 4.104             GA18944-105                                          119,181          114,122                          2,100,000
 4.105             GA18944-106                                           35,582           34,259                            575,000
 4.106             GA18944-107                                           41,503           35,314                            900,000
 4.107             GA18944-108                                          138,248          138,248                          1,200,000
 4.108             GA18944-109                                           23,873           15,388                          1,325,000
 4.109             GA18944-110                                        4,979,505        4,937,291                         40,200,000
 4.110             GA18944-111                                          181,593          177,056                          3,400,000
 4.111             GA18944-112                                          -11,322          -17,807                          1,200,000
 4.112             GA18944-113                                           46,078           44,218                          1,150,000
 4.113             GA18944-114                                           77,092           73,601                          2,100,000
 4.114             GA18944-115                                           52,678           47,113                            900,000
 4.115             GA18944-116                                           40,802           38,558                          1,375,000
 4.116             GA18944-117                                           65,978           64,429                          1,530,000
 4.117             GA18944-118                                           95,866           90,810                          1,500,000
 4.118             GA18944-119                                          106,681          105,031                            825,000
 4.119             GA18944-120                                           35,148           29,272                            850,000
 4.120             GA18944-121                                           93,341           92,565                          1,050,000
 4.121             GA18944-122                                           42,661           41,038                            925,000
 4.122             GA18944-123                                           67,367           62,503                            875,000
 4.123             GA18944-124                                           29,077           24,828                          1,000,000
 4.124             GA18944-125                                          522,766          522,691                          5,950,000
 4.125             GA18944-126                                           41,026           33,877                          1,275,000
 4.126             GA18944-127                                          294,137          290,886                          3,600,000
 4.127             GA18944-128                                           77,962           76,684                            720,000
 4.128             GA18944-129                                           44,359           40,554                            825,000
 4.129             GA18944-130                                          108,339          103,085                          1,450,000
 4.130             GA18944-131                                          270,288          270,068                          1,700,000
 4.131             GA18944-132                                          387,856          387,331                          3,250,000
 4.132             GA18944-133                                          176,603          167,215                          2,100,000
 4.133             GA18944-134                                           27,023           21,092                            500,000
 4.134             GA18944-135                                          103,948           99,158                          1,000,000
 4.135             GA18944-136                                          170,199          167,954                          1,900,000
 4.136             GA18944-137                                           26,202           20,572                            725,000
 4.137             GA18944-138                                          230,260          230,068                            900,000
 4.138             GA18944-139                                        3,329,087        3,309,352                         39,200,000
 4.139             GA18944-140                                          539,062          533,968                          7,500,000
 4.140             GA18944-141                                          213,428          213,428                          2,400,000
 4.141             GA18944-142                                           57,269           55,392                          1,500,000
 4.142             GA18944-143                                           51,372           47,542                            700,000
 4.143             GA18944-144                                           26,373           23,580                          1,000,000
 4.144             GA18944-145                                           12,720           11,203                            900,000
 4.145             GA18944-146                                           70,884           67,669                            800,000
 4.146             GA18944-147                                           18,706           15,899                          1,000,000
 4.147             GA18944-148                                          187,306          186,667                          2,350,000
 4.148             GA18944-149                                          734,221          734,089                          9,000,000
 4.149             GA18944-150                                          175,529          175,529                          2,100,000
 4.150             GA18944-151                                           69,916           65,573                          1,300,000
 4.151             GA18944-152                                           61,836           49,798                          1,700,000
   5         1     02-12594          4,576,462     11/30/2003         4,566,459        4,371,004         1.46            53,300,000
   6         1     GA19274          41,320,162     11/30/2003        43,158,704       42,224,855         1.88           650,000,000
   7         2     DBM19433          2,907,024     12/31/2003         2,855,401        2,733,901         1.36            40,600,000
   8         1     DBM19292          4,081,113      6/30/2003         3,720,188        3,354,535         1.32            41,500,000
   9         1     DBM19368          3,080,900     12/31/2003         2,171,693        2,103,208         1.36            30,000,000
   10        1     44050             1,365,578     10/31/2003         1,731,507        1,693,507         1.25            25,000,000
   11        1     41844             2,875,492      4/30/2003         2,921,378        2,444,180         1.49            28,500,000
   12        1     42429             2,187,128     11/30/2003         2,035,041        1,839,184         1.34            25,000,000
   13        1     43883             1,727,328     12/31/2003         1,518,600        1,384,436         1.26            23,000,000
   14        1     DBM19296          1,722,671     12/31/2003         1,708,018        1,518,510         1.33            20,500,000
   15        1                                                        1,579,941        1,450,237         1.28            19,810,000
  15.1             03-14817                                             581,589          533,858                          7,300,000
  15.2             03-14818                                             503,788          470,826                          6,500,000
  15.3             03-14813                                             494,564          445,553                          6,010,000
   16        1     42650             1,760,494      6/30/2003         1,516,723        1,425,243         1.29            20,400,000
   17        1     43068             1,416,821      9/30/2003         1,401,376        1,295,501         1.22            20,100,000
   18        1     04-15578                                           1,379,924        1,349,174         1.36            18,800,000
   19        1     GA6400            1,823,429                        1,823,429        1,823,429         1.40            22,500,000
   20        1     43356             1,172,542      9/30/2003         1,248,496        1,154,098         1.20            18,200,000
   21        1     42612             2,318,569      12/5/2003         2,122,000        1,850,000         1.68            18,000,000
   22        2     03-15219            948,038     12/31/2003         1,099,629        1,082,129         1.25            15,400,000
   23        2     42829               984,923     10/31/2003         1,015,385        1,007,261         1.30            15,070,000
   24        1     43262             1,231,665      8/31/2003         1,247,533        1,144,561         1.36            16,000,000
   25        1     43916               675,314     11/30/2003         1,052,218          916,128         1.25            14,835,000
   26        1     41662             1,278,889     12/31/2003         1,311,264        1,205,145         1.48            11,300,000
   27        2     42864               907,529     12/31/2003           891,396          840,826         1.34            11,500,000
   28        1     04-15563                                             841,198          820,552         1.39            11,200,000
   29        1     DBM19752            878,518     12/25/2003           782,879          624,075         1.28            10,850,000
   30        1     42803             1,350,877     10/31/2003         1,049,763          975,630         1.76            16,300,000
   31        1     43647             1,327,005     10/31/2003         1,398,000        1,196,000         1.74            11,200,000
   32        1     43452             1,046,398     12/31/2003           948,921          877,768         1.56            10,850,000
   33        2     43422               684,667     10/31/2003           574,639          524,639         1.26             7,885,000
   34        2     43618               435,074      9/30/2003           530,032          479,532         1.21             7,800,000
   35        1     41805               477,149      5/31/2003           557,126          534,624         1.25             7,925,000
   36        2     04-15612            542,279     12/31/2003           543,317          508,317         1.32             7,250,000
   37        1     04-15573                                             526,056          520,229         1.39             7,100,000
   38        1     43788               486,881     11/30/2003           556,940          514,223         1.32             6,950,000
   39        1     40026               522,771     12/31/2003           624,633          466,960         1.22             8,000,000
   40        2     03-14056            530,056     12/31/2003           539,069          502,569         1.33             7,050,000
   41        2     DBM19642            496,330     12/31/2003           469,589          422,839         1.33             6,600,000
   42        1     03-15196            289,460     12/31/2003           495,191          456,284         1.30             6,200,000
   43        1     43699               520,229      9/30/2003           454,171          454,171         1.32             6,500,000
   44        1     43896               472,058     12/31/2003           571,403          463,030         1.54             6,100,000
   45        1     40405               275,468      8/31/2003           475,889          416,719         1.42             5,475,000
   46        1     42632                                                374,999          369,439         1.28             5,100,000
   47        1     42836               374,334     10/31/2003           412,597          384,732         1.35             4,900,000
   48        1     04-15577                                             373,509          359,284         1.40             4,800,000
   49        1     42405               292,769     10/31/2003           421,803          368,177         1.37             5,200,000
   50        1     38533               256,213     12/31/2003           377,916          351,444         1.40             5,190,000
   51        2     44049                                                371,851          355,691         1.55             4,400,000
   52        1     41565                                                355,463          332,669         1.37             4,300,000
   53        1     43511                                                346,934          320,329         1.39             4,250,000
   54        1     43655               258,790     12/31/2003           285,545          251,460         1.28             3,550,000
   55        1     44038               277,796     12/31/2003           278,611          249,921         1.45             3,250,000
   56        1     44012               218,613     12/31/2003           248,244          242,774         1.37             3,150,000
   57        1     42888               320,490      9/30/2003           258,522          235,511         1.42             3,000,000
   58        2     DBM19667            204,878      1/31/2004           198,093          176,909         1.25             2,900,000
   59        1     42957               168,068     12/31/2003           204,029          176,191         1.22             2,950,000
   60        1                         203,954                          250,411          239,772         1.72             2,960,000
  60.1             04-15767             92,014     12/31/2003           160,521          153,895                          1,840,000
  60.2             04-15768            111,940     12/31/2003            89,890           85,877                          1,120,000
   61        1     41544               134,505      9/30/2003           168,665          147,711         1.25             2,190,000
   62        1     42897               201,979      9/30/2003           194,898          194,208         1.77             2,325,000
   63        1     42887               179,847      9/30/2003           167,230          153,643         1.41             1,890,000
   64        2     03-13575             82,197      1/31/2004           192,059          180,059         1.48             1,847,000


                                                                 SCHEDULED                                           TOTAL SQ. FT./
CONTROL    LOAN                    APPRAISAL      CUT-OFF     MATURITY OR ARD                                          UNITS/PADS/
 NUMBER    GROUP    LOAN NUMBER      DATE       DATE LTV (%)    DATE LTV (%)     YEAR BUILT     YEAR RENOVATED        ROOMS/SPACES
------------------------------------------------------------------------------------------------------------------------------------
   1         1     41837           12/8/2003       70.36           59.35            1972             1994                772,690
                                  12/10/2003       77.58           65.07                                                 393,067
   2         1     DBM19662       12/10/2003       78.43           65.78            1988                                 136,696
   3         1     DBM19663       12/10/2003       77.19           64.74            1988                                 256,371
   4         1     GA18944           Various       47.26           39.57          Various          Various             7,748,809
  4.1              GA18944-1       5/22/2003                                        1964          1972/1980               23,521
  4.2              GA18944-2        5/1/2003                                        1989                                  62,457
  4.3              GA18944-3       5/21/2003                                        1970                                  10,067
  4.4              GA18944-4        5/1/2003                                        1989                                 170,151
  4.5              GA18944-5        5/1/2003                                        1989                                  62,482
  4.6              GA18944-6        5/1/2003                                        1989                                  62,469
  4.7              GA18944-7       5/21/2003                                        1990                                  20,847
  4.8              GA18944-8        5/1/2003                                        1995                                 150,000
  4.9              GA18944-9       5/12/2003                                        1955                                  15,900
  4.10             GA18944-10      5/15/2003                                        1955                                  11,937
  4.11             GA18944-11      5/13/2003                                        1981                                  12,971
  4.12             GA18944-12      5/13/2003                                        1981                                  14,539
  4.13             GA18944-13      5/21/2003                                        1983                                  21,356
  4.14             GA18944-14      5/16/2003                                        1972                                  14,860
  4.15             GA18944-15      5/16/2003                                        1962             1976                 10,990
  4.16             GA18944-16       5/7/2003                                      1981/82                                 43,104
  4.17             GA18944-17       5/7/2003                                      1982/83                                 42,766
  4.18             GA18944-18       5/7/2003                                      1983/84                                 42,971
  4.19             GA18944-19       5/6/2003                                        1980                                  13,117
  4.20             GA18944-20      5/21/2003                                        1978                                  22,400
  4.21             GA18944-21      5/14/2003                                        1965                                  22,065
  4.22             GA18944-22      5/16/2003                                     1979/1983                                27,906
  4.23             GA18944-23      5/15/2003                                        1968                                  46,338
  4.24             GA18944-24      5/14/2003                                     1948/1954                                28,909
  4.25             GA18944-25       5/7/2003                                        1988                                  62,659
  4.26             GA18944-26      5/22/2003                                        1981                                  21,511
  4.27             GA18944-27      5/21/2003                                        1975                                  31,482
  4.28             GA18944-28      5/15/2003                                        1952                                  33,033
  4.29             GA18944-29      5/14/2003                                        1976                                  16,285
  4.30             GA18944-30      5/15/2003                                        1981                                  42,941
  4.31             GA18944-31      5/16/2003                                        1974                                  12,720
  4.32             GA18944-32       5/8/2003                                        1971                                  22,780
  4.33             GA18944-33      5/12/2003                                   1954/1975/1980                             14,437
  4.34             GA18944-34      5/12/2003                                        1960                                  10,560
  4.35             GA18944-35      5/15/2003                                        1980                                  13,278
  4.36             GA18944-36      5/14/2003                                        1959                                  10,660
  4.37             GA18944-37       5/8/2003                                        1979                                  33,513
  4.38             GA18944-38      5/15/2003                                        1983             2001                 20,320
  4.39             GA18944-39      5/15/2003                                        1978                                  32,200
  4.40             GA18944-40       5/7/2003                                        1976                                  38,500
  4.41             GA18944-41      5/16/2003                                        1968                                  20,967
  4.42             GA18944-42       5/7/2003                                        1970                                  46,273
  4.43             GA18944-43       5/9/2003                                        1926             1963                 24,406
  4.44             GA18944-44       5/5/2003                                        1976                                  20,956
  4.45             GA18944-45       5/8/2003                                        1955                                  16,178
  4.46             GA18944-46      5/16/2003                                        1981                                  16,000
  4.47             GA18944-47      5/15/2003                                     1971-1973           1995                 36,250
  4.48             GA18944-48       5/9/2003                                        1978                                  34,559
  4.49             GA18944-49       5/6/2003                                        1936                                  16,200
  4.50             GA18944-50       5/2/2003                                        1959             1989                481,064
  4.51             GA18944-51       5/5/2003                                        1978                                  21,576
  4.52             GA18944-52      5/15/2003                                        1980                                  37,996
  4.53             GA18944-53      5/15/2003                                        1962                                  10,736
  4.54             GA18944-54      5/15/2003                                        1981                                  18,900
  4.55             GA18944-55      5/15/2003                                        1984                                  68,868
  4.56             GA18944-56       5/1/2003                                        1973                                  13,572
  4.57             GA18944-57      5/22/2003                                        1975             1993                 27,585
  4.58             GA18944-58      5/15/2003                                        1950             2002                 28,909
  4.59             GA18944-59      5/15/2003                                        1971             2001                 17,191
  4.60             GA18944-60       5/7/2003                                       1960's            1996                 42,944
  4.61             GA18944-61       5/7/2003                                        1958                                  27,712
  4.62             GA18944-62       6/1/2003                                        1990                                 233,311
  4.63             GA18944-63       6/1/2003                                        1990                                 122,666
  4.64             GA18944-64       6/1/2003                                        1990                                 113,861
  4.65             GA18944-65       6/1/2003                                        1990                                 172,511
  4.66             GA18944-66       6/1/2003                                        1990                                 116,749
  4.67             GA18944-67       6/1/2003                                        1990                                 295,895
  4.68             GA18944-68       6/1/2003                                        1990                                 118,963
  4.69             GA18944-69       5/1/2003                                        1990                                  21,879
  4.70             GA18944-70       5/1/2003                                        1990                                  21,425
  4.71             GA18944-71      5/21/2003                                        1970                                  25,659
  4.72             GA18944-72       5/1/2003                                        1985                                 112,217
  4.73             GA18944-73      4/30/2003                                        1983                                 141,366
  4.74             GA18944-75       5/7/2003                                        1963                                  10,212
  4.75             GA18944-76       5/1/2003                                     1965/1985                                31,532
  4.76             GA18944-77       5/7/2003                                        1973                                  35,389
  4.77             GA18944-78      5/15/2003                                        1971             2002                 13,119
  4.78             GA18944-79      5/16/2003                                        1961             1999                 31,699
  4.79             GA18944-80       5/1/2003                                        1997                                  10,670
  4.80             GA18944-81      4/30/2003                                        1995                                 115,662
  4.81             GA18944-82      5/15/2003                                        1997                                  20,740
  4.82             GA18944-83      5/20/2003                                        1986                                  36,578
  4.83             GA18944-84       5/1/2003                                        1955                                  32,951
  4.84             GA18944-85       5/5/2003                                        1960             1995                 35,610
  4.85             GA18944-86      5/14/2003                                        1905             1995                 23,969
  4.86             GA18944-87      5/27/2003                                        1977                                  21,455
  4.87             GA18944-88       5/5/2003                                        1989                                  22,692
  4.88             GA18944-89      5/13/2003                                        1970          1994/1995               29,343
  4.89             GA18944-90      5/27/2003                                        1970                                  11,500
  4.90             GA18944-91      5/11/2003                                        1969             1992                 18,229
  4.91             GA18944-92       5/1/2003                                        1923           Ongoing             1,027,783
  4.92             GA18944-93      5/15/2003                                        1964                                  24,945
  4.93             GA18944-94      5/15/2003                                        1980                                  24,150
  4.94             GA18944-95      5/15/2003                                        1970                                  24,922
  4.95             GA18944-96       6/1/2003                                        1950                                  28,484
  4.96             GA18944-97      5/13/2003                                        1948        1970/1981/1985            20,094
  4.97             GA18944-98      5/13/2003                                        1978                                  20,429
  4.98             GA18944-99      5/15/2003                                        1927          1972/1983               12,715
  4.99             GA18944-100     5/27/2003                                        1970             1980                 21,600
 4.100             GA18944-101     5/13/2003                                        1972                                  24,416
 4.101             GA18944-102     5/19/2003                                        1929          1972/1990               32,530
 4.102             GA18944-103     5/19/2003                                        1894             1979                 12,300
 4.103             GA18944-104     5/10/2003                                        1979                                  25,669
 4.104             GA18944-105     5/19/2003                                        1978             1990                 34,145
 4.105             GA18944-106     5/20/2003                                        1951                                  10,981
 4.106             GA18944-107     5/20/2003                                        1970             1982                 15,946
 4.107             GA18944-108     5/20/2003                                        1965             1981                 15,904
 4.108             GA18944-109     5/19/2003                                        1973                                  29,301
 4.109             GA18944-110      5/1/2003                                        1996                                 413,407
 4.110             GA18944-111     5/15/2003                                     1973/1983           1997                 59,489
 4.111             GA18944-112     5/15/2003                                        1958             1968                 23,855
 4.112             GA18944-113     5/16/2003                                        1964             1977                 12,642
 4.113             GA18944-114     5/15/2003                                        1966          1973/1994               19,908
 4.114             GA18944-115     5/20/2003                                        1952                                  19,088
 4.115             GA18944-116      5/1/2003                                        1920             1990                 27,495
 4.116             GA18944-117     5/19/2003                                   1898/1911/1960        1998                 20,918
 4.117             GA18944-118     4/29/2003                                        1978                                  25,655
 4.118             GA18944-119     5/19/2003                                        1972                                  14,970
 4.119             GA18944-120     5/15/2003                                        1972                                  22,643
 4.120             GA18944-121     5/14/2003                                        1978                                  12,853
 4.121             GA18944-122     5/26/2003                                        1955             1995                 21,292
 4.122             GA18944-123     5/19/2003                                        1965                                  23,236
 4.123             GA18944-124     5/26/2003                                        1976                                  19,176
 4.124             GA18944-125     5/15/2003                                     1968/1973           1983                 61,095
 4.125             GA18944-126     5/17/2003                                        1956                                  28,562
 4.126             GA18944-127     5/15/2003                                        1976                                  37,846
 4.127             GA18944-128     5/19/2003                                        1950             2001                 12,079
 4.128             GA18944-129     5/19/2003                                        1960                                  21,710
 4.129             GA18944-130     5/15/2003                                        1964             1972                 26,417
 4.130             GA18944-131     5/20/2003                                        1885                                  34,108
 4.131             GA18944-132     5/22/2003                                        1875             1972                 57,945
 4.132             GA18944-133     5/28/2003                                        1913                                  63,374
 4.133             GA18944-134      6/2/2003                                        1905             1992                 20,058
 4.134             GA18944-135     5/29/2003                                        1970                                  24,059
 4.135             GA18944-136      5/1/2003                                        1915          1984-1986               27,726
 4.136             GA18944-137     5/28/2003                                        1974                                  24,151
 4.137             GA18944-138     5/14/2003                                        1960                                  30,724
 4.138             GA18944-139      5/1/2003                                        1979                                 359,843
 4.139             GA18944-140     5/15/2003                                        1980             1992                 79,243
 4.140             GA18944-141     5/12/2003                                        1960                                  24,361
 4.141             GA18944-142     5/14/2003                                        1970             1990                 20,435
 4.142             GA18944-143     5/13/2003                                        1980                                  12,327
 4.143             GA18944-144     5/12/2003                                        1955             1960                 16,540
 4.144             GA18944-145     5/12/2003                                        1960                                  11,413
 4.145             GA18944-146     5/12/2003                                     1968/1974                                23,709
 4.146             GA18944-147     5/13/2003                                        1922          1972-1973               16,187
 4.147             GA18944-148     5/12/2003                                        1979                                  25,878
 4.148             GA18944-149     5/16/2003                                        1983             1988                 85,154
 4.149             GA18944-150     5/15/2003                                        1957                                  20,076
 4.150             GA18944-151     5/15/2003                                        1979                                  14,450
 4.151             GA18944-152     5/15/2003                                        1951                                  28,702
   5         1     02-12594       10/28/2003       69.98           55.06            1992                                 354,713
   6         1     GA19274         8/25/2003       52.31           45.14            1968        1988/2003-2004         1,554,116
   7         2     DBM19433       10/27/2003       75.12           74.49            1968          2003/2004                  486
   8         1     DBM19292        10/5/2003       77.99           60.95            1941          1998-2003            1,141,511
   9         1     DBM19368        9/12/2003       77.83           64.45            1999                                  97,835
   10        1     44050           1/15/2004       79.92           74.28            1985                                     950
   11        1     41844            6/1/2003       68.88           55.14            1985             2001                    229
   12        1     42429           7/25/2003       78.00           68.53         1985/1987                               122,159
   13        1     43883          12/29/2003       68.04           65.14            1970             1990                253,215
   14        1     DBM19296        9/18/2003       77.76           66.10            1926             2000                179,825
   15        1                      9/5/2003       78.34           68.43          Various                                140,375
  15.1             03-14817         9/5/2003                                        1990                                  50,045
  15.2             03-14818         9/5/2003                                        1981                                  53,117
  15.3             03-14813         9/5/2003                                        1980                                  37,213
   16        1     42650           5/15/2003       74.65           63.65            1995                                  70,235
   17        1     43068           11/3/2003       74.63           65.92         1992-1996                                93,615
   18        1     04-15578         1/6/2004       77.98           65.05            2000                                  75,000
   19        1     GA6400           3/8/2004       62.78                            1968          1985/2000              230,000
   20        1     43356          10/29/2003       72.87           62.05            1985                                  84,593
   21        1     42612            9/1/2003       73.34           58.50            1999                                     181
   22        2     03-15219       11/13/2003       78.99           66.93            1960          2001/2003                   70
   23        2     42829          11/19/2003       78.93           73.86            1965                                     221
   24        1     43262           11/5/2003       74.93           63.14            1997                                 116,878
   25        1     43916            1/8/2004       70.51           62.82            1987             2000                 86,736
   26        1     41662            6/1/2003       87.60           69.73            1984             1998                     96
   27        2     42864           9/29/2003       78.19           65.82            1985                                     130
   28        1     04-15563        1/10/2004       78.10           65.15            1996             1999                 66,600
   29        1     DBM19752        12/2/2003       69.83           73.55            1989                                  98,264
   30        1     42803          11/17/2003       50.19           41.93            1900                                  49,800
   31        1     43647            1/1/2004       73.03           58.36       1771/1996/1997   1970/1996/2002               133
   32        1     43452          11/28/2003       73.52           62.18            1964             1997                110,908
   33        2     43422           11/5/2003       75.85           67.06            1974             2003                    200
   34        2     43618          11/21/2003       77.88           74.50         1972-1979        2000-2002                  202
   35        1     41805           7/14/2003       74.39           63.25            2001                                  17,856
   36        2     04-15612         2/2/2004       79.92           66.31            1995                                     140
   37        1     04-15573         1/2/2004       77.78           64.88            1983                                  34,280
   38        1     43788          12/18/2003       79.43           67.02            1988                                  74,230
   39        1     40026           12/9/2002       67.62           63.88            1989                                 113,831
   40        2     03-14056         7/1/2003       76.06           64.42            1986                                     146
   41        2     DBM19642       12/15/2003       74.37           66.05         1970-1979                                   187
   42        1     03-15196         3/1/2004       77.36           65.93            1965             2003                 39,300
   43        1     43699          11/25/2003       72.74           65.38            1977                                   1,287
   44        1     43896           1/22/2004       72.54           60.59            1978          1997-1999               64,007
   45        1     40405            2/1/2004       74.67           63.46         2000-2003                                68,912
   46        1     42632           7/24/2003       79.25           67.20            2003                                  13,650
   47        1     42836           11/4/2003       79.94           68.10            2002                                  44,607
   48        1     04-15577         1/6/2004       79.09           65.97            1970             2001                 31,612
   49        1     42405          10/28/2003       71.91           61.04            1990                                  37,736
   50        1     38533          12/15/2003       67.38           57.19            2002                                  23,289
   51        2     44049           1/16/2004       78.56           72.79            1992                                     404
   52        1     41565          10/20/2003       78.84           66.94         1958/2003                                37,115
   53        1     43511          11/15/2003       76.31           64.61            1999                                  20,620
   54        1     43655            2/3/2004       78.87           66.41            2001                                  34,311
   55        1     44038           1/13/2004       75.38           65.09            1978                                  21,595
   56        1     44012            2/1/2004       76.08           58.08         1984/1986                                   437
   57        1     42888           11/6/2003       74.74           64.08         1974/1978                                24,637
   58        2     DBM19667       12/18/2003       68.91           58.21            1973                                      75
   59        1     42957           9/12/2003       67.66           57.51            1970                                  38,655
   60        1                       Various       60.73           47.13          Various                                    755
  60.1             04-15767        1/27/2004                                        1987                                     401
  60.2             04-15768         2/4/2004                                        1993                                     354
   61        1     41544           10/6/2003       75.13           63.80            1906          2000-2003               25,079
   62        1     42897          11/18/2003       64.22           56.24         1945-1984                                    69
   63        1     42887           11/6/2003       77.77           66.68            1974                                  14,712
   64        2     03-13575         5/9/2003       79.41           63.28            1925             2003                     48

                                                  Cut-Off Date
                                               Balance per Sq. Ft./
CONTROL    LOAN                      Unit        Unit/Pad/Room/                   Occupancy
 NUMBER    GROUP    LOAN NUMBER   Description        Spaces         Occupancy %      Date     Ownership Interest           Lockbox
------------------------------------------------------------------------------------------------------------------------------------
   1         1     41837            Sq. Ft.           129             99.1        12/1/2003       Fee Simple                 Soft
                                    Sq. Ft.           125
   2         1     DBM19662         Sq. Ft.                          100.0        2/20/2004       Fee Simple                 Soft
   3         1     DBM19663         Sq. Ft.                          100.0        2/20/2004       Fee Simple                 Soft
   4         1     GA18944          Sq. Ft.            44             86.6          Various  Fee Simple/Leasehold            Hard
  4.1              GA18944-1        Sq. Ft.                          100.0        9/15/2003  Fee Simple/Leasehold
  4.2              GA18944-2        Sq. Ft.                          100.0        9/15/2003       Leasehold
  4.3              GA18944-3        Sq. Ft.                           65.0        9/15/2003       Leasehold
  4.4              GA18944-4        Sq. Ft.                           76.3        9/15/2003       Leasehold
  4.5              GA18944-5        Sq. Ft.                           90.1        9/15/2003       Leasehold
  4.6              GA18944-6        Sq. Ft.                          100.0        9/15/2003       Leasehold
  4.7              GA18944-7        Sq. Ft.                          100.0        9/15/2003       Fee Simple
  4.8              GA18944-8        Sq. Ft.                           48.1        9/15/2003       Leasehold
  4.9              GA18944-9        Sq. Ft.                          100.0        9/15/2003       Fee Simple
  4.10             GA18944-10       Sq. Ft.                          100.0        9/15/2003       Fee Simple
  4.11             GA18944-11       Sq. Ft.                          100.0        9/15/2003       Fee Simple
  4.12             GA18944-12       Sq. Ft.                          100.0        9/15/2003       Fee Simple
  4.13             GA18944-13       Sq. Ft.                           86.5        9/15/2003       Fee Simple
  4.14             GA18944-14       Sq. Ft.                          100.0        9/15/2003       Fee Simple
  4.15             GA18944-15       Sq. Ft.                          100.0        9/15/2003       Fee Simple
  4.16             GA18944-16       Sq. Ft.                          100.0        9/15/2003       Fee Simple
  4.17             GA18944-17       Sq. Ft.                          100.0        9/15/2003       Fee Simple
  4.18             GA18944-18       Sq. Ft.                            0.0        9/15/2003       Fee Simple
  4.19             GA18944-19       Sq. Ft.                          100.0        9/15/2003       Fee Simple
  4.20             GA18944-20       Sq. Ft.                          100.0        9/15/2003       Fee Simple
  4.21             GA18944-21       Sq. Ft.                          100.0        9/15/2003       Fee Simple
  4.22             GA18944-22       Sq. Ft.                          100.0        9/15/2003       Fee Simple
  4.23             GA18944-23       Sq. Ft.                          100.0        9/15/2003       Fee Simple
  4.24             GA18944-24       Sq. Ft.                           86.6        9/15/2003       Fee Simple
  4.25             GA18944-25       Sq. Ft.                          100.0        9/15/2003       Fee Simple
  4.26             GA18944-26       Sq. Ft.                          100.0        9/15/2003       Fee Simple
  4.27             GA18944-27       Sq. Ft.                           55.7        9/15/2003  Fee Simple/Leasehold
  4.28             GA18944-28       Sq. Ft.                           98.1        9/15/2003       Fee Simple
  4.29             GA18944-29       Sq. Ft.                          100.0        9/15/2003       Fee Simple
  4.30             GA18944-30       Sq. Ft.                          100.0        9/15/2003       Fee Simple
  4.31             GA18944-31       Sq. Ft.                          100.0        9/15/2003       Fee Simple
  4.32             GA18944-32       Sq. Ft.                          100.0        9/15/2003       Fee Simple
  4.33             GA18944-33       Sq. Ft.                          100.0        9/15/2003       Fee Simple
  4.34             GA18944-34       Sq. Ft.                          100.0        9/15/2003       Fee Simple
  4.35             GA18944-35       Sq. Ft.                          100.0        9/15/2003       Fee Simple
  4.36             GA18944-36       Sq. Ft.                          100.0        9/15/2003       Fee Simple
  4.37             GA18944-37       Sq. Ft.                          100.0        9/15/2003       Fee Simple
  4.38             GA18944-38       Sq. Ft.                          100.0        9/15/2003       Fee Simple
  4.39             GA18944-39       Sq. Ft.                          100.0        9/15/2003       Fee Simple
  4.40             GA18944-40       Sq. Ft.                          100.0        9/15/2003       Fee Simple
  4.41             GA18944-41       Sq. Ft.                           97.4        9/15/2003       Fee Simple
  4.42             GA18944-42       Sq. Ft.                           67.3        9/15/2003       Fee Simple
  4.43             GA18944-43       Sq. Ft.                           93.4        9/15/2003       Fee Simple
  4.44             GA18944-44       Sq. Ft.                          100.0        9/15/2003       Fee Simple
  4.45             GA18944-45       Sq. Ft.                          100.0        9/15/2003       Fee Simple
  4.46             GA18944-46       Sq. Ft.                          100.0        9/15/2003       Fee Simple
  4.47             GA18944-47       Sq. Ft.                          100.0        9/15/2003       Fee Simple
  4.48             GA18944-48       Sq. Ft.                          100.0        9/15/2003       Fee Simple
  4.49             GA18944-49       Sq. Ft.                          100.0        9/15/2003       Fee Simple
  4.50             GA18944-50       Sq. Ft.                           85.3        9/15/2003       Fee Simple
  4.51             GA18944-51       Sq. Ft.                          100.0        9/15/2003       Fee Simple
  4.52             GA18944-52       Sq. Ft.                           76.6        9/15/2003       Fee Simple
  4.53             GA18944-53       Sq. Ft.                          100.0        9/15/2003       Fee Simple
  4.54             GA18944-54       Sq. Ft.                          100.0        9/15/2003       Fee Simple
  4.55             GA18944-55       Sq. Ft.                           96.1        9/15/2003       Fee Simple
  4.56             GA18944-56       Sq. Ft.                           99.1        9/15/2003       Leasehold
  4.57             GA18944-57       Sq. Ft.                          100.0        9/15/2003       Fee Simple
  4.58             GA18944-58       Sq. Ft.                           82.5        9/15/2003       Fee Simple
  4.59             GA18944-59       Sq. Ft.                          100.0        9/15/2003       Fee Simple
  4.60             GA18944-60       Sq. Ft.                          100.0        9/15/2003       Fee Simple
  4.61             GA18944-61       Sq. Ft.                           44.0        9/15/2003  Fee Simple/Leasehold
  4.62             GA18944-62       Sq. Ft.                          100.0        9/15/2003       Fee Simple
  4.63             GA18944-63       Sq. Ft.                           98.2        9/15/2003       Fee Simple
  4.64             GA18944-64       Sq. Ft.                           97.5        9/15/2003       Fee Simple
  4.65             GA18944-65       Sq. Ft.                           91.8        9/15/2003       Fee Simple
  4.66             GA18944-66       Sq. Ft.                           94.7        9/15/2003       Fee Simple
  4.67             GA18944-67       Sq. Ft.                           86.1        9/15/2003       Fee Simple
  4.68             GA18944-68       Sq. Ft.                           99.7        9/15/2003       Fee Simple
  4.69             GA18944-69       Sq. Ft.                          100.0        9/15/2003       Fee Simple
  4.70             GA18944-70       Sq. Ft.                          100.0        9/15/2003       Fee Simple
  4.71             GA18944-71       Sq. Ft.                          100.0        9/15/2003       Fee Simple
  4.72             GA18944-72       Sq. Ft.                           47.7        9/15/2003       Fee Simple
  4.73             GA18944-73       Sq. Ft.                           41.1        9/15/2003       Fee Simple
  4.74             GA18944-75       Sq. Ft.                          100.0        9/15/2003       Fee Simple
  4.75             GA18944-76       Sq. Ft.                           92.4        9/15/2003       Fee Simple
  4.76             GA18944-77       Sq. Ft.                           78.5        9/15/2003       Fee Simple
  4.77             GA18944-78       Sq. Ft.                           98.5        9/15/2003       Fee Simple
  4.78             GA18944-79       Sq. Ft.                          100.0        9/15/2003       Fee Simple
  4.79             GA18944-80       Sq. Ft.                          100.0        9/15/2003       Fee Simple
  4.80             GA18944-81       Sq. Ft.                          100.0        9/15/2003       Fee Simple
  4.81             GA18944-82       Sq. Ft.                          100.0        9/15/2003       Fee Simple
  4.82             GA18944-83       Sq. Ft.                           68.9        9/15/2003       Fee Simple
  4.83             GA18944-84       Sq. Ft.                           73.0        9/15/2003       Fee Simple
  4.84             GA18944-85       Sq. Ft.                           58.5        9/15/2003       Fee Simple
  4.85             GA18944-86       Sq. Ft.                          100.0        9/15/2003       Fee Simple
  4.86             GA18944-87       Sq. Ft.                           52.0        9/15/2003       Fee Simple
  4.87             GA18944-88       Sq. Ft.                           63.9        9/15/2003       Fee Simple
  4.88             GA18944-89       Sq. Ft.                           94.1        9/15/2003       Fee Simple
  4.89             GA18944-90       Sq. Ft.                          100.0        9/15/2003       Fee Simple
  4.90             GA18944-91       Sq. Ft.                           69.1        9/15/2003       Fee Simple
  4.91             GA18944-92       Sq. Ft.                           87.3        9/15/2003       Fee Simple
  4.92             GA18944-93       Sq. Ft.                           97.8        9/15/2003       Fee Simple
  4.93             GA18944-94       Sq. Ft.                           73.1        9/15/2003       Fee Simple
  4.94             GA18944-95       Sq. Ft.                          100.0        9/15/2003       Fee Simple
  4.95             GA18944-96       Sq. Ft.                           25.9        9/15/2003       Fee Simple
  4.96             GA18944-97       Sq. Ft.                          100.0        9/15/2003       Fee Simple
  4.97             GA18944-98       Sq. Ft.                           97.5        9/15/2003       Fee Simple
  4.98             GA18944-99       Sq. Ft.                           48.8        9/15/2003  Fee Simple/Leasehold
  4.99             GA18944-100      Sq. Ft.                           77.0        9/15/2003       Fee Simple
 4.100             GA18944-101      Sq. Ft.                          100.0        9/15/2003       Fee Simple
 4.101             GA18944-102      Sq. Ft.                           46.6        9/15/2003       Fee Simple
 4.102             GA18944-103      Sq. Ft.                           94.3        9/15/2003       Fee Simple
 4.103             GA18944-104      Sq. Ft.                           88.0        9/15/2003       Fee Simple
 4.104             GA18944-105      Sq. Ft.                           75.2        9/15/2003       Fee Simple
 4.105             GA18944-106      Sq. Ft.                          100.0        9/15/2003       Fee Simple
 4.106             GA18944-107      Sq. Ft.                           85.7        9/15/2003       Leasehold
 4.107             GA18944-108      Sq. Ft.                          100.0        9/15/2003       Leasehold
 4.108             GA18944-109      Sq. Ft.                           66.8        9/15/2003       Fee Simple
 4.109             GA18944-110      Sq. Ft.                          100.0        9/15/2003       Fee Simple
 4.110             GA18944-111      Sq. Ft.                           75.5        9/15/2003       Fee Simple
 4.111             GA18944-112      Sq. Ft.                          100.0        9/15/2003       Fee Simple
 4.112             GA18944-113      Sq. Ft.                          100.0        9/15/2003       Fee Simple
 4.113             GA18944-114      Sq. Ft.                           82.1        9/15/2003       Fee Simple
 4.114             GA18944-115      Sq. Ft.                           73.9        9/15/2003       Fee Simple
 4.115             GA18944-116      Sq. Ft.                          100.0        9/15/2003       Fee Simple
 4.116             GA18944-117      Sq. Ft.                           62.2        9/15/2003       Fee Simple
 4.117             GA18944-118      Sq. Ft.                           81.6        9/15/2003       Fee Simple
 4.118             GA18944-119      Sq. Ft.                          100.0        9/15/2003       Fee Simple
 4.119             GA18944-120      Sq. Ft.                           86.7        9/15/2003       Fee Simple
 4.120             GA18944-121      Sq. Ft.                          100.0        9/15/2003       Fee Simple
 4.121             GA18944-122      Sq. Ft.                          100.0        9/15/2003       Fee Simple
 4.122             GA18944-123      Sq. Ft.                           70.9        9/15/2003       Fee Simple
 4.123             GA18944-124      Sq. Ft.                           98.0        9/15/2003       Fee Simple
 4.124             GA18944-125      Sq. Ft.                          100.0        9/15/2003       Fee Simple
 4.125             GA18944-126      Sq. Ft.                           80.9        9/15/2003       Fee Simple
 4.126             GA18944-127      Sq. Ft.                           90.7        9/15/2003       Fee Simple
 4.127             GA18944-128      Sq. Ft.                          100.0        9/15/2003       Fee Simple
 4.128             GA18944-129      Sq. Ft.                           74.8        9/15/2003       Fee Simple
 4.129             GA18944-130      Sq. Ft.                           90.6        9/15/2003       Fee Simple
 4.130             GA18944-131      Sq. Ft.                           92.2        9/15/2003       Fee Simple
 4.131             GA18944-132      Sq. Ft.                           91.1        9/15/2003       Fee Simple
 4.132             GA18944-133      Sq. Ft.                           78.5        9/15/2003       Fee Simple
 4.133             GA18944-134      Sq. Ft.                           41.2        9/15/2003       Fee Simple
 4.134             GA18944-135      Sq. Ft.                           59.8        9/15/2003       Fee Simple
 4.135             GA18944-136      Sq. Ft.                           89.3        9/15/2003       Fee Simple
 4.136             GA18944-137      Sq. Ft.                           59.2        9/15/2003       Fee Simple
 4.137             GA18944-138      Sq. Ft.                           95.2        9/15/2003  Fee Simple/Leasehold
 4.138             GA18944-139      Sq. Ft.                           79.1        9/15/2003       Fee Simple
 4.139             GA18944-140      Sq. Ft.                           69.7        9/15/2003       Fee Simple
 4.140             GA18944-141      Sq. Ft.                          100.0        9/15/2003       Fee Simple
 4.141             GA18944-142      Sq. Ft.                          100.0        9/15/2003       Fee Simple
 4.142             GA18944-143      Sq. Ft.                           93.5        9/15/2003       Fee Simple
 4.143             GA18944-144      Sq. Ft.                          100.0        9/15/2003       Fee Simple
 4.144             GA18944-145      Sq. Ft.                          100.0        9/15/2003       Fee Simple
 4.145             GA18944-146      Sq. Ft.                           91.4        9/15/2003       Fee Simple
 4.146             GA18944-147      Sq. Ft.                           95.7        9/15/2003       Fee Simple
 4.147             GA18944-148      Sq. Ft.                          100.0        9/15/2003       Fee Simple
 4.148             GA18944-149      Sq. Ft.                           99.5        9/15/2003       Fee Simple
 4.149             GA18944-150      Sq. Ft.                          100.0        9/15/2003       Fee Simple
 4.150             GA18944-151      Sq. Ft.                          100.0        9/15/2003       Fee Simple
 4.151             GA18944-152      Sq. Ft.                           60.2        9/15/2003       Fee Simple
   5         1     02-12594         Sq. Ft.           105             85.7        3/17/2004       Fee Simple                 Hard
   6         1     GA19274          Sq. Ft.           219             98.1         9/1/2003       Fee Simple                 Hard
   7         2     DBM19433         Units          69,959             92.0        3/11/2004       Fee Simple                 Soft
   8         1     DBM19292         Sq. Ft.            28            100.0       11/30/2003       Fee Simple                 Soft
   9         1     DBM19368         Sq. Ft.           239            100.0         9/1/2003       Leasehold
   10        1     44050            Pads           21,033             96.8       12/31/2003       Fee Simple
   11        1     41844            Rooms          85,722             69.1        6/30/2003       Fee Simple                 Soft
   12        1     42429            Sq. Ft.           160             96.6        1/31/2004       Fee Simple
   13        1     43883            Sq. Ft.            67             80.5        1/14/2004       Fee Simple                 Soft
   14        1     DBM19296         Sq. Ft.            89             87.6       11/15/2003       Fee Simple
   15        1                      Sq. Ft.           111             95.9          Various       Leasehold                  Hard
  15.1             03-14817         Sq. Ft.                          100.0       12/31/2003       Leasehold
  15.2             03-14818         Sq. Ft.                           93.9        2/29/2004       Leasehold
  15.3             03-14813         Sq. Ft.                           93.4       12/31/2003       Leasehold
   16        1     42650            Sq. Ft.           217             97.0         9/5/2003  Fee Simple/Leasehold            Soft
   17        1     43068            Sq. Ft.           160             90.4        12/1/2003       Fee Simple
   18        1     04-15578         Sq. Ft.           195            100.0       02/18/2004       Fee Simple                 Hard
   19        1     GA6400           Sq. Ft.            61            100.0        7/22/2002       Fee Simple                 Hard
   20        1     43356            Sq. Ft.           157             98.1       11/17/2003       Fee Simple              Springing
   21        1     42612            Rooms          72,936             78.3        6/30/2003       Fee Simple
   22        2     03-15219         Units         173,778             95.0       11/20/2003       Fee Simple
   23        2     42829            Pads           54,396             99.3        12/1/2003       Fee Simple
   24        1     43262            Sq. Ft.           103             92.4         1/1/2004  Fee Simple/Leasehold
   25        1     43916            Sq. Ft.           128             90.9         2/3/2004       Fee Simple
   26        1     41662            Rooms         103,113             76.2       12/31/2003       Fee Simple
   27        2     42864            Units          69,169             97.7         1/1/2004       Fee Simple
   28        1     04-15563         Sq. Ft.           131             88.0       02/18/2004       Fee Simple                 Hard
   29        1     DBM19752         Sq. Ft.            88             89.4        2/25/2004       Fee Simple                 Soft
   30        1     42803            Sq. Ft.           164             77.5        11/1/2003       Fee Simple              Springing
   31        1     43647            Rooms          61,499             77.0       10/31/2003       Fee Simple
   32        1     43452            Sq. Ft.            72            100.0        12/1/2003       Fee Simple              Springing
   33        2     43422            Units          31,404             97.0       11/18/2003       Fee Simple
   34        2     43618            Units          30,074             92.6       12/15/2003       Fee Simple
   35        1     41805            Sq. Ft.           330            100.0         9/2/2003       Fee Simple
   36        2     04-15612         Units          41,387             92.1         2/2/2004       Fee Simple
   37        1     04-15573         Sq. Ft.           161            100.0       02/18/2004       Fee Simple                 Hard
   38        1     43788            Sq. Ft.            74             98.1        1/31/2004       Fee Simple                 Soft
   39        1     40026            Sq. Ft.            48             79.9         3/1/2004       Fee Simple
   40        2     03-14056         Units          36,728             94.5         2/4/2004       Fee Simple
   41        2     DBM19642         Units          26,247             90.9        1/28/2004       Fee Simple
   42        1     03-15196         Sq. Ft.           122            100.0        2/26/2004       Fee Simple
   43        1     43699            Spaces          3,674                         12/9/2003       Fee Simple                 Soft
   44        1     43896            Sq. Ft.            69             87.5        1/13/2004       Fee Simple                 Soft
   45        1     40405            Sq. Ft.            59             89.6         2/4/2004       Fee Simple              Springing
   46        1     42632            Sq. Ft.           296            100.0        10/1/2003       Fee Simple              Springing
   47        1     42836            Sq. Ft.            88            100.0        10/1/2003       Fee Simple
   48        1     04-15577         Sq. Ft.           120            100.0       02/16/2004       Fee Simple                 Hard
   49        1     42405            Sq. Ft.            99             90.5         1/1/2004       Fee Simple
   50        1     38533            Sq. Ft.           150            100.0        12/4/2003       Fee Simple
   51        2     44049            Pads            8,556             99.5        1/12/2004       Fee Simple
   52        1     41565            Sq. Ft.            91            100.0         9/1/2003       Fee Simple
   53        1     43511            Sq. Ft.           157            100.0        1/15/2004       Fee Simple                 Soft
   54        1     43655            Sq. Ft.            82             97.1         1/1/2004       Fee Simple
   55        1     44038            Sq. Ft.           113             95.8       12/31/2003       Fee Simple
   56        1     44012            Units           5,484             92.8        1/26/2004       Fee Simple
   57        1     42888            Sq. Ft.            91             90.0       12/31/2003       Fee Simple
   58        2     DBM19667         Units          26,644            100.0       12/17/2003       Fee Simple                 Soft
   59        1     42957            Sq. Ft.            52            100.0        12/1/2003       Fee Simple
   60        1                      Units           2,381             54.3          Various       Fee Simple
  60.1             04-15767         Units                             63.6        1/26/2004       Fee Simple
  60.2             04-15768         Units                             43.8         2/4/2004       Fee Simple
   61        1     41544            Sq. Ft.            66             85.3       10/31/2003       Fee Simple              Springing
   62        1     42897            Spaces         21,639                                         Fee Simple
   63        1     42887            Sq. Ft.           100             91.3       12/31/2003       Fee Simple
   64        2     03-13575         Units          30,556             91.7         2/1/2004       Leasehold

                                                                            UPFRONT ESCROWS
                                    ------------------------------------------------------------------------------------------------
                                                                                         REAL ESTATE
CONTROL    LOAN                        Capex          ENVIRONMENTAL        TI/LC             TAX          INSURANCE       OTHER
 NUMBER    GROUP    LOAN NUMBER     Reserve ($)         RESERVE ($)      RESERVE ($)     RESERVE ($)     RESERVE ($)   RESERVE ($)
------------------------------------------------------------------------------------------------------------------------------------
   1         1     41837                                                                    474,432         60,983

   2         1     DBM19662                                              1,000,000          177,753         18,186
   3         1     DBM19663                                                                 356,039         36,009
   4         1     GA18944                                300,000          205,965        3,201,064        637,117     11,641,191
  4.1              GA18944-1
  4.2              GA18944-2
  4.3              GA18944-3
  4.4              GA18944-4
  4.5              GA18944-5
  4.6              GA18944-6
  4.7              GA18944-7
  4.8              GA18944-8
  4.9              GA18944-9
  4.10             GA18944-10
  4.11             GA18944-11
  4.12             GA18944-12
  4.13             GA18944-13
  4.14             GA18944-14
  4.15             GA18944-15
  4.16             GA18944-16
  4.17             GA18944-17
  4.18             GA18944-18
  4.19             GA18944-19
  4.20             GA18944-20
  4.21             GA18944-21
  4.22             GA18944-22
  4.23             GA18944-23
  4.24             GA18944-24
  4.25             GA18944-25
  4.26             GA18944-26
  4.27             GA18944-27
  4.28             GA18944-28
  4.29             GA18944-29
  4.30             GA18944-30
  4.31             GA18944-31
  4.32             GA18944-32
  4.33             GA18944-33
  4.34             GA18944-34
  4.35             GA18944-35
  4.36             GA18944-36
  4.37             GA18944-37
  4.38             GA18944-38
  4.39             GA18944-39
  4.40             GA18944-40
  4.41             GA18944-41
  4.42             GA18944-42
  4.43             GA18944-43
  4.44             GA18944-44
  4.45             GA18944-45
  4.46             GA18944-46
  4.47             GA18944-47
  4.48             GA18944-48
  4.49             GA18944-49
  4.50             GA18944-50
  4.51             GA18944-51
  4.52             GA18944-52
  4.53             GA18944-53
  4.54             GA18944-54
  4.55             GA18944-55
  4.56             GA18944-56
  4.57             GA18944-57
  4.58             GA18944-58
  4.59             GA18944-59
  4.60             GA18944-60
  4.61             GA18944-61
  4.62             GA18944-62
  4.63             GA18944-63
  4.64             GA18944-64
  4.65             GA18944-65
  4.66             GA18944-66
  4.67             GA18944-67
  4.68             GA18944-68
  4.69             GA18944-69
  4.70             GA18944-70
  4.71             GA18944-71
  4.72             GA18944-72
  4.73             GA18944-73
  4.74             GA18944-75
  4.75             GA18944-76
  4.76             GA18944-77
  4.77             GA18944-78
  4.78             GA18944-79
  4.79             GA18944-80
  4.80             GA18944-81
  4.81             GA18944-82
  4.82             GA18944-83
  4.83             GA18944-84
  4.84             GA18944-85
  4.85             GA18944-86
  4.86             GA18944-87
  4.87             GA18944-88
  4.88             GA18944-89
  4.89             GA18944-90
  4.90             GA18944-91
  4.91             GA18944-92
  4.92             GA18944-93
  4.93             GA18944-94
  4.94             GA18944-95
  4.95             GA18944-96
  4.96             GA18944-97
  4.97             GA18944-98
  4.98             GA18944-99
  4.99             GA18944-100
 4.100             GA18944-101
 4.101             GA18944-102
 4.102             GA18944-103
 4.103             GA18944-104
 4.104             GA18944-105
 4.105             GA18944-106
 4.106             GA18944-107
 4.107             GA18944-108
 4.108             GA18944-109
 4.109             GA18944-110
 4.110             GA18944-111
 4.111             GA18944-112
 4.112             GA18944-113
 4.113             GA18944-114
 4.114             GA18944-115
 4.115             GA18944-116
 4.116             GA18944-117
 4.117             GA18944-118
 4.118             GA18944-119
 4.119             GA18944-120
 4.120             GA18944-121
 4.121             GA18944-122
 4.122             GA18944-123
 4.123             GA18944-124
 4.124             GA18944-125
 4.125             GA18944-126
 4.126             GA18944-127
 4.127             GA18944-128
 4.128             GA18944-129
 4.129             GA18944-130
 4.130             GA18944-131
 4.131             GA18944-132
 4.132             GA18944-133
 4.133             GA18944-134
 4.134             GA18944-135
 4.135             GA18944-136
 4.136             GA18944-137
 4.137             GA18944-138
 4.138             GA18944-139
 4.139             GA18944-140
 4.140             GA18944-141
 4.141             GA18944-142
 4.142             GA18944-143
 4.143             GA18944-144
 4.144             GA18944-145
 4.145             GA18944-146
 4.146             GA18944-147
 4.147             GA18944-148
 4.148             GA18944-149
 4.149             GA18944-150
 4.150             GA18944-151
 4.151             GA18944-152
   5         1     02-12594                                                500,000
   6         1     GA19274
   7         2     DBM19433                                                                 228,478         98,743
   8         1     DBM19292                                              1,000,000           35,167                       140,809
   9         1     DBM19368                                                350,000                          81,173         37,500
   10        1     44050
   11        1     41844                                                                     34,053         52,870
   12        1     42429                                                                     62,269         19,678
   13        1     43883                   1,000                           400,000           67,442         30,571
   14        1     DBM19296                                                                   3,518         13,496         20,000
   15        1                           200,000                                            127,445
  15.1             03-14817                                                                  59,812
  15.2             03-14818                                                                  50,058
  15.3             03-14813                                                                  17,575
   16        1     42650                                                                     10,834          5,564
   17        1     43068                                                    14,724           14,136          5,886          6,805
   18        1     04-15578
   19        1     GA6400
   20        1     43356                                                                     49,908          2,978
   21        1     42612
   22        2     03-15219                                                                  12,442                     1,000,000
   23        2     42829                                                                     36,982          8,765
   24        1     43262                                                                     46,230          3,158         10,000
   25        1     43916                                                   606,706                           7,302        175,000
   26        1     41662                                                                     40,631         14,569
   27        2     42864                                                                     21,327         13,004
   28        1     04-15563                1,000
   29        1     DBM19752                                                150,000           67,582         11,094
   30        1     42803                                    6,250           25,000           30,600         14,841
   31        1     43647                                                                     33,186         14,479
   32        1     43452                                                                     20,516          5,288
   33        2     43422                   1,000                                             49,919          6,857
   34        2     43618                                                                     56,430         13,961
   35        1     41805                                                                                    10,811
   36        2     04-15612                                                                                  2,208
   37        1     04-15573
   38        1     43788                                                                     40,730          6,198
   39        1     40026                                                   400,000           90,264         26,924
   40        2     03-14056                                                                  34,736         14,472
   41        2     DBM19642                                                                   9,718          4,572
   42        1     03-15196                                                                   6,496          2,479         42,000
   43        1     43699
   44        1     43896                                                                     27,440          5,447
   45        1     40405                                                                      4,383          7,238
   46        1     42632
   47        1     42836                                                                      6,379          1,039
   48        1     04-15577
   49        1     42405                                                                      6,585         17,687
   50        1     38533                                                    20,000                           2,411
   51        2     44049
   52        1     41565                                                                     23,695          6,566
   53        1     43511                                                   325,000           35,866          1,556
   54        1     43655                                                                     18,134          1,427
   55        1     44038                                                                      4,658          1,348
   56        1     44012                                                                     16,848          1,596
   57        1     42888                                                                     15,255          6,673
   58        2     DBM19667                                                                  22,242         19,256
   59        1     42957                                                                     13,734          2,903
   60        1                                                                                8,007
  60.1             04-15767                                                                   5,049
  60.2             04-15768                                                                   2,958
   61        1     41544                                                                      5,117          5,831
   62        1     42897
   63        1     42887                                                                     10,270          4,144
   64        2     03-13575                                                                   2,601


                                                                      MONTHLY ESCROWS
                                   --------------------------------------------------------------------------------------
                                                                               REAL ESTATE
CONTROL    LOAN                      CAPEX      ENVIRONMENTAL     TI/LC            TAX          INSURANCE        OTHER       SINGLE
 NUMBER    GROUP    LOAN NUMBER    RESERVE ($)    RESERVE ($)  RESERVE ($)     RESERVE ($)     RESERVE ($)    RESERVE ($)    TENANT
------------------------------------------------------------------------------------------------------------------------------------
   1         1     41837             9,659                       92,500          237,216           20,328

   2         1     DBM19662          2,279                       41,667           29,472            3,637
   3         1     DBM19663          4,273                       62,499           59,032            7,202
   4         1     GA18944          54,468                       86,110          318,078          190,905
  4.1              GA18944-1                                                                                                   Yes
  4.2              GA18944-2                                                                                                   Yes
  4.3              GA18944-3
  4.4              GA18944-4
  4.5              GA18944-5                                                                                                   Yes
  4.6              GA18944-6                                                                                                   Yes
  4.7              GA18944-7                                                                                                   Yes
  4.8              GA18944-8
  4.9              GA18944-9                                                                                                   Yes
  4.10             GA18944-10                                                                                                  Yes
  4.11             GA18944-11                                                                                                  Yes
  4.12             GA18944-12                                                                                                  Yes
  4.13             GA18944-13
  4.14             GA18944-14                                                                                                  Yes
  4.15             GA18944-15                                                                                                  Yes
  4.16             GA18944-16                                                                                                  Yes
  4.17             GA18944-17                                                                                                  Yes
  4.18             GA18944-18
  4.19             GA18944-19                                                                                                  Yes
  4.20             GA18944-20                                                                                                  Yes
  4.21             GA18944-21                                                                                                  Yes
  4.22             GA18944-22
  4.23             GA18944-23                                                                                                  Yes
  4.24             GA18944-24
  4.25             GA18944-25                                                                                                  Yes
  4.26             GA18944-26                                                                                                  Yes
  4.27             GA18944-27
  4.28             GA18944-28                                                                                                  Yes
  4.29             GA18944-29                                                                                                  Yes
  4.30             GA18944-30                                                                                                  Yes
  4.31             GA18944-31                                                                                                  Yes
  4.32             GA18944-32                                                                                                  Yes
  4.33             GA18944-33                                                                                                  Yes
  4.34             GA18944-34                                                                                                  Yes
  4.35             GA18944-35                                                                                                  Yes
  4.36             GA18944-36                                                                                                  Yes
  4.37             GA18944-37                                                                                                  Yes
  4.38             GA18944-38                                                                                                  Yes
  4.39             GA18944-39                                                                                                  Yes
  4.40             GA18944-40                                                                                                  Yes
  4.41             GA18944-41                                                                                                  Yes
  4.42             GA18944-42
  4.43             GA18944-43                                                                                                  Yes
  4.44             GA18944-44                                                                                                  Yes
  4.45             GA18944-45
  4.46             GA18944-46                                                                                                  Yes
  4.47             GA18944-47                                                                                                  Yes
  4.48             GA18944-48                                                                                                  Yes
  4.49             GA18944-49                                                                                                  Yes
  4.50             GA18944-50
  4.51             GA18944-51                                                                                                  Yes
  4.52             GA18944-52
  4.53             GA18944-53                                                                                                  Yes
  4.54             GA18944-54                                                                                                  Yes
  4.55             GA18944-55                                                                                                  Yes
  4.56             GA18944-56                                                                                                  Yes
  4.57             GA18944-57
  4.58             GA18944-58
  4.59             GA18944-59                                                                                                  Yes
  4.60             GA18944-60                                                                                                  Yes
  4.61             GA18944-61
  4.62             GA18944-62                                                                                                  Yes
  4.63             GA18944-63                                                                                                  Yes
  4.64             GA18944-64                                                                                                  Yes
  4.65             GA18944-65                                                                                                  Yes
  4.66             GA18944-66                                                                                                  Yes
  4.67             GA18944-67
  4.68             GA18944-68                                                                                                  Yes
  4.69             GA18944-69                                                                                                  Yes
  4.70             GA18944-70                                                                                                  Yes
  4.71             GA18944-71
  4.72             GA18944-72
  4.73             GA18944-73
  4.74             GA18944-75                                                                                                  Yes
  4.75             GA18944-76                                                                                                  Yes
  4.76             GA18944-77
  4.77             GA18944-78                                                                                                  Yes
  4.78             GA18944-79                                                                                                  Yes
  4.79             GA18944-80                                                                                                  Yes
  4.80             GA18944-81                                                                                                  Yes
  4.81             GA18944-82                                                                                                  Yes
  4.82             GA18944-83
  4.83             GA18944-84
  4.84             GA18944-85
  4.85             GA18944-86                                                                                                  Yes
  4.86             GA18944-87
  4.87             GA18944-88
  4.88             GA18944-89
  4.89             GA18944-90                                                                                                  Yes
  4.90             GA18944-91
  4.91             GA18944-92
  4.92             GA18944-93                                                                                                  Yes
  4.93             GA18944-94
  4.94             GA18944-95                                                                                                  Yes
  4.95             GA18944-96
  4.96             GA18944-97                                                                                                  Yes
  4.97             GA18944-98
  4.98             GA18944-99
  4.99             GA18944-100
 4.100             GA18944-101                                                                                                 Yes
 4.101             GA18944-102
 4.102             GA18944-103                                                                                                 Yes
 4.103             GA18944-104
 4.104             GA18944-105
 4.105             GA18944-106                                                                                                 Yes
 4.106             GA18944-107
 4.107             GA18944-108                                                                                                 Yes
 4.108             GA18944-109
 4.109             GA18944-110
 4.110             GA18944-111
 4.111             GA18944-112                                                                                                 Yes
 4.112             GA18944-113
 4.113             GA18944-114
 4.114             GA18944-115
 4.115             GA18944-116                                                                                                 Yes
 4.116             GA18944-117
 4.117             GA18944-118
 4.118             GA18944-119                                                                                                 Yes
 4.119             GA18944-120
 4.120             GA18944-121                                                                                                 Yes
 4.121             GA18944-122
 4.122             GA18944-123
 4.123             GA18944-124                                                                                                 Yes
 4.124             GA18944-125                                                                                                 Yes
 4.125             GA18944-126
 4.126             GA18944-127                                                                                                 Yes
 4.127             GA18944-128                                                                                                 Yes
 4.128             GA18944-129
 4.129             GA18944-130
 4.130             GA18944-131                                                                                                 Yes
 4.131             GA18944-132
 4.132             GA18944-133
 4.133             GA18944-134
 4.134             GA18944-135
 4.135             GA18944-136
 4.136             GA18944-137
 4.137             GA18944-138
 4.138             GA18944-139
 4.139             GA18944-140
 4.140             GA18944-141                                                                                                 Yes
 4.141             GA18944-142                                                                                                 Yes
 4.142             GA18944-143                                                                                                 Yes
 4.143             GA18944-144                                                                                                 Yes
 4.144             GA18944-145                                                                                                 Yes
 4.145             GA18944-146                                                                                                 Yes
 4.146             GA18944-147
 4.147             GA18944-148                                                                                                 Yes
 4.148             GA18944-149                                                                                                 Yes
 4.149             GA18944-150                                                                                                 Yes
 4.150             GA18944-151                                                                                                 Yes
 4.151             GA18944-152
   5         1     02-12594          4,207                       14,935           39,048            2,815
   6         1     GA19274
   7         2     DBM19433                                                       28,560           13,737
   8         1     DBM19292         14,269                       16,202           17,583
   9         1     DBM19368          1,631                                                          9,019
   10        1     44050
   11        1     41844                                                          34,054           13,218
   12        1     42429             1,527                        8,333           15,567            1,968
   13        1     43883                                                          16,861            7,643
   14        1     DBM19296          2,997                       12,795            3,518            1,928
   15        1                       2,342                       13,031           22,409
  15.1             03-14817            837                        4,659           10,517
  15.2             03-14818            886                        4,929            8,802
  15.3             03-14813            619                        3,443            3,090
   16        1     42650               878                        6,746           10,834            8,064
   17        1     43068             2,964                        5,858            7,068            2,943
   18        1     04-15578
   19        1     GA6400                                                                                                      Yes
   20        1     43356             1,621                        6,245           12,477            1,489
   21        1     42612
   22        2     03-15219          1,458                                         4,147
   23        2     42829               677                                         7,396            1,226
   24        1     43262             1,461                        6,846            9,246            1,579
   25        1     43916             1,084                                        14,273              730
   26        1     41662                                                          11,609            3,642
   27        2     42864                                                          10,663
   28        1     04-15563
   29        1     DBM19752          2,374                       10,887           11,264            1,520
   30        1     42803               623                        5,555           15,300            1,649
   31        1     43647                                                          19,041            4,826
   32        1     43452             1,386                        4,541            4,446              959
   33        2     43422             4,167                                         7,131            3,428
   34        2     43618             3,788                                         8,061            5,960
   35        1     41805               223                        1,650            5,764              901
   36        2     04-15612          2,917                                         5,763            2,208
   37        1     04-15573                                                                                                    Yes
   38        1     43788                                                           8,146
   39        1     40026             1,423                        8,795           10,017            2,244
   40        2     03-14056          3,042                                         8,684            1,809
   41        2     DBM19642          3,896                                         4,859            4,572
   42        1     03-15196            493                        1,667            1,083            1,239
   43        1     43699
   44        1     43896             1,494                        7,698            9,147            1,362
   45        1     40405               862                        4,069            2,192              905
   46        1     42632                                                                                                       Yes
   47        1     42836               558                        1,765            1,595              346
   48        1     04-15577                                                                                                    Yes
   49        1     42405               786                        3,688            3,293            1,361
   50        1     38533               311                        1,863            3,615            1,206
   51        2     44049
   52        1     41565               464                        1,436            2,962              596
   53        1     43511               258                                         5,978
   54        1     43655               429                        2,412            2,267              357
   55        1     44038               576                        1,885            2,329              449
   56        1     44012               456                                         4,680              798
   57        1     42888               308                        1,607            3,572              667
   58        2     DBM19667          1,563                          203            2,471            1,926
   59        1     42957               741                        1,574            2,747            1,752
   60        1                         552                                         2,622
  60.1             04-15767            344                                           961
  60.2             04-15768            208                                         1,660
   61        1     41544               313                        1,433              566              648
   62        1     42897
   63        1     42887               221                          967            2,405              414
   64        2     03-13575          1,000                                           867            1,774

                                                                                 LARGEST TENANT
                                            ----------------------------------------------------------------------------------------
CONTROL    LOAN                                                                                                            LEASE
 NUMBER    GROUP       LOAN NUMBER          LARGEST TENANT                                                UNIT SIZE     EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------
   1         1        41837                 Prudential Insurance Company                                   401,225      12/31/2007
   2         1        DBM19662              AmeriHealth Administrators                                      46,505       1/31/2005
   3         1        DBM19663              Hartford Fire Insurance                                        134,698      12/31/2007
   4         1        GA18944
  4.1                 GA18944-1             Bank of America N.A.                                            23,521       6/30/2023
  4.2                 GA18944-2             Bank of America N.A.                                            62,457       6/30/2023
  4.3                 GA18944-3             Bank of America N.A.                                             6,544       6/30/2023
  4.4                 GA18944-4             Bank of America N.A.                                           129,793       6/30/2023
  4.5                 GA18944-5             Bank of America N.A.                                            56,271       6/30/2023
  4.6                 GA18944-6             Bank of America N.A.                                            62,469       6/30/2023
  4.7                 GA18944-7             Bank of America N.A.                                            20,847       6/30/2023
  4.8                 GA18944-8             Bank of America N.A.                                            72,086       6/30/2023
  4.9                 GA18944-9             Bank of America N.A.                                            15,900       6/30/2023
  4.10                GA18944-10            Bank of America N.A.                                            11,937       6/30/2023
  4.11                GA18944-11            Bank of America N.A.                                            12,971       6/30/2023
  4.12                GA18944-12            Bank of America N.A.                                            14,539       6/30/2023
  4.13                GA18944-13            Bank of America N.A.                                            12,434       6/30/2023
  4.14                GA18944-14            Bank of America N.A.                                            14,860       6/30/2023
  4.15                GA18944-15            Bank of America N.A.                                            10,990       6/30/2023
  4.16                GA18944-16            Bank of America N.A.                                            43,104       6/30/2023
  4.17                GA18944-17            Bank of America N.A.                                            42,766       6/30/2023
  4.18                GA18944-18
  4.19                GA18944-19            Bank of America N.A.                                            13,117       6/30/2023
  4.20                GA18944-20            Bank of America N.A.                                            22,400       6/30/2023
  4.21                GA18944-21            Bank of America N.A.                                            22,065       6/30/2023
  4.22                GA18944-22            Bank of America N.A.                                            24,808       6/30/2023
  4.23                GA18944-23            Bank of America N.A.                                            46,338       6/30/2023
  4.24                GA18944-24            Bank of America N.A.                                            25,045       6/30/2023
  4.25                GA18944-25            Bank of America N.A.                                            62,659       6/30/2023
  4.26                GA18944-26            Bank of America N.A.                                            21,511       6/30/2023
  4.27                GA18944-27            Bank of America N.A.                                            16,036       6/30/2023
  4.28                GA18944-28            Bank of America N.A.                                            32,405       6/30/2023
  4.29                GA18944-29            Bank of America N.A.                                            16,285       6/30/2023
  4.30                GA18944-30            Bank of America N.A.                                            42,941       6/30/2023
  4.31                GA18944-31            Bank of America N.A.                                            12,720       6/30/2023
  4.32                GA18944-32            Bank of America N.A.                                            22,780       6/30/2023
  4.33                GA18944-33            Bank of America N.A.                                            14,437       6/30/2023
  4.34                GA18944-34            Bank of America N.A.                                            10,560       6/30/2023
  4.35                GA18944-35            Bank of America N.A.                                            13,278       6/30/2023
  4.36                GA18944-36            Bank of America N.A.                                            10,660       6/30/2023
  4.37                GA18944-37            Bank of America N.A.                                            33,513       6/30/2023
  4.38                GA18944-38            Bank of America N.A.                                            20,320       6/30/2023
  4.39                GA18944-39            Bank of America N.A.                                            32,200       6/30/2023
  4.40                GA18944-40            Bank of America N.A.                                            38,500       6/30/2023
  4.41                GA18944-41            Bank of America N.A.                                            20,423       6/30/2023
  4.42                GA18944-42            Bank of America N.A.                                            31,129       6/30/2023
  4.43                GA18944-43            Bank of America N.A.                                            22,804       6/30/2023
  4.44                GA18944-44            Bank of America N.A.                                            20,956       6/30/2023
  4.45                GA18944-45            Bank of America N.A.                                            12,438       6/30/2023
  4.46                GA18944-46            Bank of America N.A.                                            16,000       6/30/2023
  4.47                GA18944-47            Bank of America N.A.                                            36,250       6/30/2023
  4.48                GA18944-48            Bank of America N.A.                                            34,559       6/30/2023
  4.49                GA18944-49            Bank of America N.A.                                            16,200       6/30/2023
  4.50                GA18944-50            Bank of America N.A.                                           277,524       6/30/2023
  4.51                GA18944-51            Bank of America N.A.                                            21,576       6/30/2023
  4.52                GA18944-52            Bank of America N.A.                                            29,113       6/30/2023
  4.53                GA18944-53            Bank of America N.A.                                            10,736       6/30/2023
  4.54                GA18944-54            Bank of America N.A.                                            18,900       6/30/2023
  4.55                GA18944-55            Bank of America N.A.                                            66,203       6/30/2023
  4.56                GA18944-56            Bank of America N.A.                                            13,447       6/30/2023
  4.57                GA18944-57            Bank of America N.A.                                            22,198       6/30/2023
  4.58                GA18944-58            Bank of America N.A.                                            18,538       6/30/2023
  4.59                GA18944-59            Bank of America N.A.                                            17,191       6/30/2023
  4.60                GA18944-60            Bank of America N.A.                                            42,944       6/30/2023
  4.61                GA18944-61            Bank of America N.A.                                            12,203       6/30/2023
  4.62                GA18944-62            Bank of America N.A.                                           232,441       6/30/2023
  4.63                GA18944-63            Bank of America N.A.                                           120,477       6/30/2023
  4.64                GA18944-64            Bank of America N.A.                                           111,037       6/30/2023
  4.65                GA18944-65            Bank of America N.A.                                           158,404       6/30/2023
  4.66                GA18944-66            Bank of America N.A.                                           110,560       6/30/2023
  4.67                GA18944-67            Bank of America N.A.                                           254,800       6/30/2023
  4.68                GA18944-68            Bank of America N.A.                                           118,662       6/30/2023
  4.69                GA18944-69            Bank of America N.A.                                            21,879       6/30/2023
  4.70                GA18944-70            Bank of America N.A.                                            21,425       6/30/2023
  4.71                GA18944-71            Bank of America N.A.                                            21,159       6/30/2023
  4.72                GA18944-72            Bank of America N.A.                                            45,000       6/30/2023
  4.73                GA18944-73            Bank of America N.A.                                            58,037       6/30/2023
  4.74                GA18944-75            Bank of America N.A.                                            10,212       6/30/2023
  4.75                GA18944-76            Bank of America N.A.                                            29,147       6/30/2023
  4.76                GA18944-77            Bank of America N.A.                                            24,955       6/30/2023
  4.77                GA18944-78            Bank of America N.A.                                            12,919       6/30/2023
  4.78                GA18944-79            Bank of America N.A.                                            31,699       6/30/2023
  4.79                GA18944-80            Bank of America N.A.                                            10,670       6/30/2023
  4.80                GA18944-81            Bank of America N.A.                                           115,662       6/30/2023
  4.81                GA18944-82            Bank of America N.A.                                            20,740       6/30/2023
  4.82                GA18944-83            Tradex Group                                                     5,736       4/30/2004
  4.83                GA18944-84            Bank of America N.A.                                            24,064       6/30/2023
  4.84                GA18944-85            Bank of America N.A.                                            14,247       6/30/2023
  4.85                GA18944-86            Bank of America N.A.                                            23,969       6/30/2023
  4.86                GA18944-87            Bank of America N.A.                                            11,159       6/30/2023
  4.87                GA18944-88            Bank of America N.A.                                            11,372       6/30/2023
  4.88                GA18944-89            Bank of America N.A.                                            19,109       6/30/2023
  4.89                GA18944-90            Bank of America N.A.                                            11,500       6/30/2023
  4.90                GA18944-91            Bank of America N.A.                                             8,476       6/30/2023
  4.91                GA18944-92            Bank of America N.A.                                           869,916       6/30/2023
  4.92                GA18944-93            Bank of America N.A.                                            23,865       6/30/2023
  4.93                GA18944-94            Bank of America N.A.                                            17,653       6/30/2023
  4.94                GA18944-95            Bank of America N.A.                                            24,922       6/30/2023
  4.95                GA18944-96            Bank of America N.A.                                             7,382       6/30/2023
  4.96                GA18944-97            Bank of America N.A.                                            20,094       6/30/2023
  4.97                GA18944-98            Bank of America N.A.                                            15,320       6/30/2023
  4.98                GA18944-99            Bank of America N.A.                                             6,200       6/30/2023
  4.99                GA18944-100           Bank of America N.A.                                            16,627       6/30/2023
 4.100                GA18944-101           Bank of America N.A.                                            24,416       6/30/2023
 4.101                GA18944-102           Bank of America N.A.                                            11,353       6/30/2023
 4.102                GA18944-103           Bank of America N.A.                                            11,600       6/30/2023
 4.103                GA18944-104           Bank of America N.A.                                            14,097       6/30/2023
 4.104                GA18944-105           Bank of America N.A.                                            19,679       6/30/2023
 4.105                GA18944-106           Bank of America N.A.                                            10,981       6/30/2023
 4.106                GA18944-107           Bank of America N.A.                                            13,666       6/30/2023
 4.107                GA18944-108           Bank of America N.A.                                            15,904       6/30/2023
 4.108                GA18944-109           Bank of America N.A.                                            19,582       6/30/2023
 4.109                GA18944-110           Bank of America N.A.                                           271,335       6/30/2023
 4.110                GA18944-111           Bank of America N.A.                                            44,905       6/30/2023
 4.111                GA18944-112           Bank of America N.A.                                            23,855       6/30/2023
 4.112                GA18944-113           Bank of America N.A.                                            10,557       6/30/2023
 4.113                GA18944-114           Bank of America N.A.                                            16,335       6/30/2023
 4.114                GA18944-115           Bank of America N.A.                                            14,114       6/30/2023
 4.115                GA18944-116           Bank of America N.A.                                            26,495       6/30/2023
 4.116                GA18944-117           Bank of America N.A.                                            13,019       6/30/2023
 4.117                GA18944-118           Bank of America N.A.                                            18,676       6/30/2023
 4.118                GA18944-119           Bank of America N.A.                                            14,970       6/30/2023
 4.119                GA18944-120           Bank of America N.A.                                            14,642       6/30/2023
 4.120                GA18944-121           Bank of America N.A.                                            12,853       6/30/2023
 4.121                GA18944-122           Bank of America N.A.                                            18,292       6/30/2023
 4.122                GA18944-123           Bank of America N.A.                                            14,506       6/30/2023
 4.123                GA18944-124           Bank of America N.A.                                            18,784       6/30/2023
 4.124                GA18944-125           Bank of America N.A.                                            61,095       6/30/2023
 4.125                GA18944-126           Bank of America N.A.                                            23,097       6/30/2023
 4.126                GA18944-127           Bank of America N.A.                                            34,333       6/30/2023
 4.127                GA18944-128           Bank of America N.A.                                            12,079       6/30/2023
 4.128                GA18944-129           Bank of America N.A.                                            16,244       6/30/2023
 4.129                GA18944-130           Bank of America N.A.                                            21,387       6/30/2023
 4.130                GA18944-131           Bank of America N.A.                                            31,462       6/30/2023
 4.131                GA18944-132           Bank of America N.A.                                            46,192       6/30/2023
 4.132                GA18944-133           Bank of America N.A.                                            17,121       6/30/2023
 4.133                GA18944-134           Bank of America N.A.                                             6,637       6/30/2023
 4.134                GA18944-135           Bank of America N.A.                                             9,600       6/30/2023
 4.135                GA18944-136           Bank of America N.A.                                            24,760       6/30/2023
 4.136                GA18944-137           Bank of America N.A.                                            10,128       6/30/2023
 4.137                GA18944-138           Bank of America N.A.                                            10,103       6/30/2023
 4.138                GA18944-139           Bank of America N.A.                                            65,048       6/30/2023
 4.139                GA18944-140           Bank of America N.A.                                            31,548       6/30/2023
 4.140                GA18944-141           Bank of America N.A.                                            24,361       6/30/2023
 4.141                GA18944-142           Bank of America N.A.                                            20,435       6/30/2023
 4.142                GA18944-143           Bank of America N.A.                                            11,527       6/30/2023
 4.143                GA18944-144           Bank of America N.A.                                            16,540       6/30/2023
 4.144                GA18944-145           Bank of America N.A.                                            11,413       6/30/2023
 4.145                GA18944-146           Bank of America N.A.                                            21,661       6/30/2023
 4.146                GA18944-147           Bank of America N.A.                                            14,345       6/30/2023
 4.147                GA18944-148           Bank of America N.A.                                            25,878       6/30/2023
 4.148                GA18944-149           Bank of America N.A.                                            84,515       6/30/2023
 4.149                GA18944-150           Bank of America N.A.                                            20,076       6/30/2023
 4.150                GA18944-151           Bank of America N.A.                                            14,450       6/30/2023
 4.151                GA18944-152           Bank of America N.A.                                            17,275       6/30/2023
   5         1        02-12594              JC Penney                                                      101,136      10/31/2012
   6         1        GA19274               Bloomingdale's                                                 255,888       7/22/2008
   7         2        DBM19433
   8         1        DBM19292              Shonac                                                         707,092      12/31/2016
   9         1        DBM19368              Conran Shop (Manhattan) Inc                                     35,750      12/31/2014
   10        1        44050
   11        1        41844
   12        1        42429                 Complete Business Solutions/Covansys                            14,069       6/15/2012
   13        1        43883                 Schnucks                                                        68,195       2/28/2010
   14        1        DBM19296              State Auto Financial                                            26,720       1/31/2008
   15        1
  15.1                03-14817              Greater Valley Medical Group                                    18,218       5/31/2007
  15.2                03-14818              Lesin & Balfour                                                  8,202       1/31/2008
  15.3                03-14813              Universal Primary Care, Inc.                                     4,180       11/1/2004
   16        1        42650                 Tenet Healthsystem Hosptials, Inc.                              29,194      10/19/2005
   17        1        43068                 Ross Dress for Less                                             26,000       1/31/2007
   18        1        04-15578              A&P                                                             54,199       1/31/2024
   19        1        GA6400                Carson Pirie Scott & Company Realty Partnership                230,000       1/31/2024
   20        1        43356                 Safeway, Inc.                                                   33,564       8/22/2010
   21        1        42612
   22        2        03-15219
   23        2        42829
   24        1        43262                 Nike                                                            12,288      12/31/2008
   25        1        43916                 Federal Republic of Germany                                     12,906       9/30/2014
   26        1        41662
   27        2        42864
   28        1        04-15563              A&P                                                             45,957       1/31/2024
   29        1        DBM19752              Northrop Grumman                                                41,745      12/31/2009
   30        1        42803                 Axiom Legal Solutions, Inc. (IPath)                              5,600       5/31/2010
   31        1        43647
   32        1        43452                 Farmer Jack                                                     60,000       4/30/2018
   33        2        43422
   34        2        43618
   35        1        41805                 Kinko's                                                          5,509       6/11/2006
   36        2        04-15612
   37        1        04-15573              Super Fresh                                                     34,280       1/31/2024
   38        1        43788                 Publix                                                          48,555       5/17/2009
   39        1        40026                 Alliance Marketing                                              26,623       3/31/2014
   40        2        03-14056
   41        2        DBM19642
   42        1        03-15196              Mattress Express                                                11,680        5/1/2007
   43        1        43699
   44        1        43896                 Forster and Garbus                                              11,392      10/31/2009
   45        1        40405                 Eurosport                                                       10,800       4/30/2008
   46        1        42632                 Walgreens                                                       13,650       9/30/2028
   47        1        42836                 Food Lion                                                       33,807      10/31/2022
   48        1        04-15577              Food Basics                                                     31,612       1/31/2024
   49        1        42405                 The Learning Center                                              9,626      12/31/2007
   50        1        38533                 U.C. Davis                                                       5,675       3/31/2009
   51        2        44049
   52        1        41565                 Food Lion                                                       33,807      10/28/2023
   53        1        43511                 Gateway 2000 Country Stores, Inc.                                8,400      12/31/2008
   54        1        43655                 Food Lion                                                       28,311      10/31/2021
   55        1        44038                 Rent Way, Inc.                                                   2,880        4/2/2005
   56        1        44012
   57        1        42888                 Michigan College of Beauty                                       7,216       6/30/2005
   58        2        DBM19667
   59        1        42957                 Payless Carpet and Flooring                                      4,400      11/30/2004
   60        1
  60.1                04-15767
  60.2                04-15768
   61        1        41544                 Midwest College Marketing                                        8,585       2/28/2005
   62        1        42897
   63        1        42887                 Pecar's Electronics                                              5,305      12/31/2007
   64        2        03-13575


                                                                            2ND LARGEST TENANT
                                          ------------------------------------------------------------------------------------------
CONTROL    LOAN                                                                                                            LEASE
 NUMBER    GROUP    LOAN NUMBER           2ND LARGEST TENANT                                          UNIT SIZE          EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------
   1         1     41837                  State of NJ, Board of Public Utilities                        78,552            3/31/2005

   2         1     DBM19662               Bresler & Reiner                                              40,923            1/31/2009
   3         1     DBM19663               United Healthcare (Sub-tenant of Hartford)                    76,189           12/31/2007
   4         1     GA18944
  4.1              GA18944-1
  4.2              GA18944-2
  4.3              GA18944-3
  4.4              GA18944-4
  4.5              GA18944-5
  4.6              GA18944-6
  4.7              GA18944-7
  4.8              GA18944-8
  4.9              GA18944-9
  4.10             GA18944-10
  4.11             GA18944-11
  4.12             GA18944-12
  4.13             GA18944-13             William Shuffet                                                2,774            4/30/2004
  4.14             GA18944-14
  4.15             GA18944-15
  4.16             GA18944-16
  4.17             GA18944-17
  4.18             GA18944-18
  4.19             GA18944-19
  4.20             GA18944-20
  4.21             GA18944-21
  4.22             GA18944-22             Ctr for Educational Achievement                                3,098           12/31/2004
  4.23             GA18944-23
  4.24             GA18944-24
  4.25             GA18944-25
  4.26             GA18944-26
  4.27             GA18944-27             United Studios Self Defense                                    1,496           10/31/2005
  4.28             GA18944-28
  4.29             GA18944-29
  4.30             GA18944-30
  4.31             GA18944-31
  4.32             GA18944-32
  4.33             GA18944-33
  4.34             GA18944-34
  4.35             GA18944-35
  4.36             GA18944-36
  4.37             GA18944-37
  4.38             GA18944-38
  4.39             GA18944-39
  4.40             GA18944-40
  4.41             GA18944-41
  4.42             GA18944-42
  4.43             GA18944-43
  4.44             GA18944-44
  4.45             GA18944-45             Sion Noble                                                     3,740            7/31/2006
  4.46             GA18944-46
  4.47             GA18944-47
  4.48             GA18944-48
  4.49             GA18944-49
  4.50             GA18944-50             California Pacific Medical Center                             77,276            1/31/2012
  4.51             GA18944-51
  4.52             GA18944-52
  4.53             GA18944-53
  4.54             GA18944-54
  4.55             GA18944-55
  4.56             GA18944-56
  4.57             GA18944-57             Moulton McEchrn                                                5,387            5/31/2004
  4.58             GA18944-58             City of Palmetto                                               2,501            4/30/2004
  4.59             GA18944-59
  4.60             GA18944-60
  4.61             GA18944-61
  4.62             GA18944-62             AT&T                                                             870            2/15/2009
  4.63             GA18944-63
  4.64             GA18944-64
  4.65             GA18944-65
  4.66             GA18944-66
  4.67             GA18944-67
  4.68             GA18944-68
  4.69             GA18944-69
  4.70             GA18944-70
  4.71             GA18944-71             The Parent's Info.                                             4,500            6/30/2006
  4.72             GA18944-72             Diamond Technologies, Inc.                                     8,527            4/30/2004
  4.73             GA18944-73
  4.74             GA18944-75
  4.75             GA18944-76
  4.76             GA18944-77             Title Guaranty & Trust Co.                                     1,251           10/31/2005
  4.77             GA18944-78
  4.78             GA18944-79
  4.79             GA18944-80
  4.80             GA18944-81
  4.81             GA18944-82
  4.82             GA18944-83             Bank of America N.A.                                           4,299            6/30/2023
  4.83             GA18944-84
  4.84             GA18944-85             Albany State University                                        6,572            9/30/2004
  4.85             GA18944-86
  4.86             GA18944-87
  4.87             GA18944-88             Moultrie Communities                                           1,835            4/30/2004
  4.88             GA18944-89             General Services Administration                                7,100            4/14/2004
  4.89             GA18944-90
  4.90             GA18944-91             United Way Kootenai County                                     1,518            4/30/2004
  4.91             GA18944-92             Casual Corner Group, Inc.                                      7,157            4/30/2008
  4.92             GA18944-93             Integrity Resources Center                                       540            4/30/2004
  4.93             GA18944-94
  4.94             GA18944-95
  4.95             GA18944-96
  4.96             GA18944-97
  4.97             GA18944-98             Kinsley & Sons, Inc.                                           2,652            7/31/2005
  4.98             GA18944-99
  4.99             GA18944-100
 4.100             GA18944-101
 4.101             GA18944-102            Outreach International                                         3,066            4/30/2005
 4.102             GA18944-103
 4.103             GA18944-104            Van Matre & Krueger LLC                                        2,758            4/30/2004
 4.104             GA18944-105            Cypress Media                                                  3,833           12/31/2004
 4.105             GA18944-106
 4.106             GA18944-107
 4.107             GA18944-108
 4.108             GA18944-109
 4.109             GA18944-110            HQ Global Workplaces                                          27,666            3/18/2009
 4.110             GA18944-111
 4.111             GA18944-112
 4.112             GA18944-113            Henderson Jet Sales                                            1,725            4/30/2004
 4.113             GA18944-114
 4.114             GA18944-115
 4.115             GA18944-116            Muskogee Chamber Commerce                                      1,000            7/31/2004
 4.116             GA18944-117
 4.117             GA18944-118            William P. Nelms                                               1,550            4/30/2004
 4.118             GA18944-119
 4.119             GA18944-120            Mesa Family Services                                           2,600            4/30/2004
 4.120             GA18944-121
 4.121             GA18944-122            Craig Fuller & Assct, PLLC                                     3,000            6/30/2006
 4.122             GA18944-123            Complete Estate Service, LLC                                   1,960            8/31/2007
 4.123             GA18944-124
 4.124             GA18944-125
 4.125             GA18944-126
 4.126             GA18944-127
 4.127             GA18944-128
 4.128             GA18944-129
 4.129             GA18944-130            Score                                                          1,800            4/30/2004
 4.130             GA18944-131
 4.131             GA18944-132            Thomas Jefferson Planning District                             4,870            7/31/2005
 4.132             GA18944-133            W.D. Campbell & Son, Inc                                      14,184            7/31/2006
 4.133             GA18944-134            Appalshop, Inc.                                                  800            4/30/2004
 4.134             GA18944-135            Patrick B. McDermott                                           4,782           11/30/2005
 4.135             GA18944-136
 4.136             GA18944-137            Longwood College                                               2,283            9/30/2004
 4.137             GA18944-138            Preszler, Lrnr, Mrtz & Co.                                     5,230            4/30/2004
 4.138             GA18944-139            Merrill Lynch                                                 18,125            5/23/2011
 4.139             GA18944-140            Morton McGoldrick, PS                                          9,234            2/28/2005
 4.140             GA18944-141
 4.141             GA18944-142
 4.142             GA18944-143
 4.143             GA18944-144
 4.144             GA18944-145
 4.145             GA18944-146
 4.146             GA18944-147            Clallem County EDC                                             1,146            4/30/2004
 4.147             GA18944-148
 4.148             GA18944-149            US West Communications                                           210            4/30/2004
 4.149             GA18944-150
 4.150             GA18944-151
 4.151             GA18944-152
   5         1     02-12594               Champs Sports                                                 10,125           11/30/2006
   6         1     GA19274                Hecht's                                                      237,076            7/24/2008
   7         2     DBM19433
   8         1     DBM19292               State of Ohio                                                149,859            6/30/2005
   9         1     DBM19368               A&P Food Emporium                                             35,267            3/31/2020
   10        1     44050
   11        1     41844
   12        1     42429                  Complete Business Solutions/Covansys                          14,069           12/15/2012
   13        1     43883                  Marshalls                                                     27,750            1/31/2005
   14        1     DBM19296               Acordia                                                       17,070            7/31/2009
   15        1
  15.1             03-14817               Universal Care                                                15,017            2/28/2009
  15.2             03-14818               Kidney Center of Van Nuys                                      4,657            6/30/2010
  15.3             03-14813               Avedis Tavitian, MD                                            2,604             1/8/2005
   16        1     42650                  Lighthouse Orthopaedic Mgmt. Group, Inc.                       6,486           11/14/2005
   17        1     43068                  Learning is Fun                                                6,500            7/31/2008
   18        1     04-15578               Hudson City Savings Bank                                       2,560            9/30/2010
   19        1     GA6400
   20        1     43356                  Citibank                                                       5,000            4/27/2004
   21        1     42612
   22        2     03-15219
   23        2     42829
   24        1     43262                  LCI Holdings Inc. (Liz Claiborne)                             10,000           10/31/2007
   25        1     43916                  Shoolery Design                                               11,721            5/31/2008
   26        1     41662
   27        2     42864
   28        1     04-15563               Valley National Bank                                           3,000            4/30/2010
   29        1     DBM19752               Patten, Wornom, Hatten & Diamonstein, LC                      25,606            2/28/2011
   30        1     42803                  Benjamin Noriega Ortiz, LLC                                    5,600            1/31/2014
   31        1     43647
   32        1     43452                  Weight Station Fitness Centers of America                     21,920            2/28/2006
   33        2     43422
   34        2     43618
   35        1     41805                  Baja Fresh                                                     2,500            4/30/2011
   36        2     04-15612
   37        1     04-15573
   38        1     43788                  Triangle Entertainment                                         5,000            3/31/2006
   39        1     40026                  Advance Control Technology                                    12,048           12/31/2004
   40        2     03-14056
   41        2     DBM19642
   42        1     03-15196               Flooring America                                               6,500            12/1/2009
   43        1     43699
   44        1     43896                  FBI/GSA                                                       10,042           12/31/2013
   45        1     40405                  Spirit Explosion                                              10,563            3/31/2007
   46        1     42632
   47        1     42836                  Shore Health Services                                          3,600            3/31/2006
   48        1     04-15577
   49        1     42405                  Triple Win LLC                                                 7,675           12/31/2006
   50        1     38533                  Savvy Shoppe                                                   2,048           11/30/2007
   51        2     44049
   52        1     41565                  US Postal Service                                              2,108            1/31/2012
   53        1     43511                  Kinko's, Inc.                                                  7,061            1/31/2009
   54        1     43655                  Lakeside Home Improvement Center                               3,000           10/31/2005
   55        1     44038                  Denim World                                                    2,860            1/31/2009
   56        1     44012
   57        1     42888                  Troy Deli                                                      3,230           10/31/2008
   58        2     DBM19667
   59        1     42957                  Atlas Precision                                                3,741            6/30/2008
   60        1
  60.1             04-15767
  60.2             04-15768
   61        1     41544                  Thomson Learning (Sleeping Bear Press, Inc.)                   8,585            8/30/2009
   62        1     42897
   63        1     42887                  La Shish, Inc                                                  4,727            7/31/2008
   64        2     03-13575

                                                                              3RD LARGEST TENANT
                                        --------------------------------------------------------------------------------------------
CONTROL    LOAN                                                                                                        LEASE
 NUMBER    GROUP    LOAN NUMBER         3RD LARGEST TENANT                                        UNIT SIZE          EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------
   1         1     41837                NY Port Authority                                           77,432           11/14/2006

   2         1     DBM19662             ADT Security Service                                        35,269           10/31/2006
   3         1     DBM19663             McNeil - PPC Inc.                                           45,484           11/30/2008
   4         1     GA18944
  4.1              GA18944-1
  4.2              GA18944-2
  4.3              GA18944-3
  4.4              GA18944-4
  4.5              GA18944-5
  4.6              GA18944-6
  4.7              GA18944-7
  4.8              GA18944-8
  4.9              GA18944-9
  4.10             GA18944-10
  4.11             GA18944-11
  4.12             GA18944-12
  4.13             GA18944-13           Charles Eaton                                                3,702            4/30/2004
  4.14             GA18944-14
  4.15             GA18944-15
  4.16             GA18944-16
  4.17             GA18944-17
  4.18             GA18944-18
  4.19             GA18944-19
  4.20             GA18944-20
  4.21             GA18944-21
  4.22             GA18944-22
  4.23             GA18944-23
  4.24             GA18944-24
  4.25             GA18944-25
  4.26             GA18944-26
  4.27             GA18944-27
  4.28             GA18944-28
  4.29             GA18944-29
  4.30             GA18944-30
  4.31             GA18944-31
  4.32             GA18944-32
  4.33             GA18944-33
  4.34             GA18944-34
  4.35             GA18944-35
  4.36             GA18944-36
  4.37             GA18944-37
  4.38             GA18944-38
  4.39             GA18944-39
  4.40             GA18944-40
  4.41             GA18944-41
  4.42             GA18944-42
  4.43             GA18944-43
  4.44             GA18944-44
  4.45             GA18944-45
  4.46             GA18944-46
  4.47             GA18944-47
  4.48             GA18944-48
  4.49             GA18944-49
  4.50             GA18944-50           California State Compensation Fund                          55,043            7/31/2007
  4.51             GA18944-51
  4.52             GA18944-52
  4.53             GA18944-53
  4.54             GA18944-54
  4.55             GA18944-55
  4.56             GA18944-56
  4.57             GA18944-57
  4.58             GA18944-58           Blews and Ritchie Adv                                        1,625            1/31/2006
  4.59             GA18944-59
  4.60             GA18944-60
  4.61             GA18944-61
  4.62             GA18944-62
  4.63             GA18944-63
  4.64             GA18944-64
  4.65             GA18944-65
  4.66             GA18944-66
  4.67             GA18944-67
  4.68             GA18944-68
  4.69             GA18944-69
  4.70             GA18944-70
  4.71             GA18944-71
  4.72             GA18944-72
  4.73             GA18944-73
  4.74             GA18944-75
  4.75             GA18944-76
  4.76             GA18944-77           Campo Insurance Agency                                         870            4/30/2005
  4.77             GA18944-78
  4.78             GA18944-79
  4.79             GA18944-80
  4.80             GA18944-81
  4.81             GA18944-82
  4.82             GA18944-83           Goodstein Realty                                             3,075            1/31/2006
  4.83             GA18944-84
  4.84             GA18944-85
  4.85             GA18944-86
  4.86             GA18944-87
  4.87             GA18944-88           Keith L. Brown & Company                                       943            8/31/2004
  4.88             GA18944-89           Mark Gilbert                                                   750            4/30/2004
  4.89             GA18944-90
  4.90             GA18944-91           Scott W. Reed                                                1,419           10/31/2005
  4.91             GA18944-92           Cafe Baci, Inc                                               4,383           12/31/2007
  4.92             GA18944-93
  4.93             GA18944-94
  4.94             GA18944-95
  4.95             GA18944-96
  4.96             GA18944-97
  4.97             GA18944-98           National Appraisal Services                                  1,954            4/30/2004
  4.98             GA18944-99
  4.99             GA18944-100
 4.100             GA18944-101
 4.101             GA18944-102          June Short                                                     403            4/30/2004
 4.102             GA18944-103
 4.103             GA18944-104          Botts & McCure                                               1,765           12/31/2005
 4.104             GA18944-105          Stewart Title Kansas                                         1,056            8/31/2004
 4.105             GA18944-106
 4.106             GA18944-107
 4.107             GA18944-108
 4.108             GA18944-109
 4.109             GA18944-110          Odell Associates, Inc.                                      26,596            2/28/2014
 4.110             GA18944-111
 4.111             GA18944-112
 4.112             GA18944-113          Finish Line Graphics                                           360            5/31/2005
 4.113             GA18944-114
 4.114             GA18944-115
 4.115             GA18944-116
 4.116             GA18944-117
 4.117             GA18944-118          John Drake                                                     700            4/30/2004
 4.118             GA18944-119
 4.119             GA18944-120          BB&G Services                                                  942            4/30/2004
 4.120             GA18944-121
 4.121             GA18944-122
 4.122             GA18944-123
 4.123             GA18944-124
 4.124             GA18944-125
 4.125             GA18944-126
 4.126             GA18944-127
 4.127             GA18944-128
 4.128             GA18944-129
 4.129             GA18944-130          Accion Texas, Inc                                              500            4/30/2004
 4.130             GA18944-131
 4.131             GA18944-132          Piedmont Council of the Arts                                   900            7/31/2004
 4.132             GA18944-133          Lynch's Landing                                              2,729            4/30/2004
 4.133             GA18944-134          Koltown Props                                                  660            4/30/2004
 4.134             GA18944-135
 4.135             GA18944-136
 4.136             GA18944-137          Rteam Nurse Inc                                                598           10/30/2005
 4.137             GA18944-138          Ingram, Zelatsko & Goodwin                                   4,630            7/31/2004
 4.138             GA18944-139          Lemaster & Daniels, PLLC                                    15,688            5/31/2012
 4.139             GA18944-140          Robert Half International                                    3,407           10/31/2005
 4.140             GA18944-141
 4.141             GA18944-142
 4.142             GA18944-143
 4.143             GA18944-144
 4.144             GA18944-145
 4.145             GA18944-146
 4.146             GA18944-147
 4.147             GA18944-148
 4.148             GA18944-149
 4.149             GA18944-150
 4.150             GA18944-151
 4.151             GA18944-152
   5         1     02-12594             Fashion Bug                                                  9,182            5/31/2004
   6         1     GA19274              LL Bean                                                     75,778            5/31/2020
   7         2     DBM19433
   8         1     DBM19292             Mitchell Aviation                                          121,740            6/17/2019
   9         1     DBM19368             Guastavino's Inc                                            26,818            1/31/2015
   10        1     44050
   11        1     41844
   12        1     42429                Complete Business Solutions/Covansys                        14,069            6/15/2013
   13        1     43883                Hancock Fabrics                                             15,975           12/31/2008
   14        1     DBM19296             Time Warner                                                 12,672            8/31/2008
   15        1
  15.1             03-14817             New Arrivals Prenatal & Women's Center                       2,919            7/31/2006
  15.2             03-14818             Parvis Gamagami                                              3,258            4/30/2005
  15.3             03-14813             So. California Radiology                                     2,495             8/1/2005
   16        1     42650                Florida Ob-Gyn Associates                                    4,926           10/31/2005
   17        1     43068                Silver State Schools Credit Union                            5,690            5/31/2011
   18        1     04-15578             Golden Moon Chinese Restaurant                               2,536            5/31/2005
   19        1     GA6400
   20        1     43356                Lampost Pizza                                                3,800            2/20/2006
   21        1     42612
   22        2     03-15219
   23        2     42829
   24        1     43262                The Dress Barn                                               8,500            6/30/2007
   25        1     43916                Esquire Deposition                                           9,513            9/30/2007
   26        1     41662
   27        2     42864
   28        1     04-15563             Frank's Pizza of Blairstown                                  2,400            8/31/2005
   29        1     DBM19752             Bank of America, NA                                          9,029            5/31/2004
   30        1     42803                Bug Editorial, Inc.                                          5,600            2/28/2006
   31        1     43647
   32        1     43452                Dollar General                                              10,000           10/31/2006
   33        2     43422
   34        2     43618
   35        1     41805                Northern Day Spa                                             2,034            6/30/2006
   36        2     04-15612
   37        1     04-15573
   38        1     43788                Irwin Kendall                                                3,875           11/14/2008
   39        1     40026                Nicomatic North America LP                                   9,799            4/30/2006
   40        2     03-14056
   41        2     DBM19642
   42        1     03-15196             Champion Trophies                                            5,320             9/1/2007
   43        1     43699
   44        1     43896                Pulte Communities NJ, LP                                     5,470            6/30/2007
   45        1     40405                Fusion Dynamic                                               6,500            6/30/2006
   46        1     42632
   47        1     42836                Virginia Alcoholic Beverage Control Board                    2,400            9/30/2006
   48        1     04-15577
   49        1     42405                First Healthcare MGT                                         2,773           12/31/2004
   50        1     38533                Chef's Market                                                1,999           11/30/2007
   51        2     44049
   52        1     41565                Shun Xing Chinese Restaurant                                 1,200            1/31/2014
   53        1     43511                The Men's Wearhouse, Inc.                                    5,159            7/31/2009
   54        1     43655                M.G. Midwest, Inc.                                           2,000            8/31/2008
   55        1     44038                Curves for Women                                             2,525           11/30/2008
   56        1     44012
   57        1     42888                Exercise Warehouse                                           2,543           10/31/2005
   58        2     DBM19667
   59        1     42957                Robert Hall Tile Co                                          3,358            5/31/2008
   60        1
  60.1             04-15767
  60.2             04-15768
   61        1     41544                Physiotherapy Associates                                     3,251            9/14/2008
   62        1     42897
   63        1     42887                Subway Sandwich Shops                                        1,255           11/30/2006
   64        2     03-13575

(1)  Total Sq. Ft., Cut-off Date Balance per Sq. Ft., Occupancy, Appraised Value, Cut-off Date LTV, Scheduled Maturity LTV,
     Underwritten NOI, NCF, NCF DSCR are calculated on a combined loan basis for these cross collateralized / cross defaulted loans
(2)  Does not include income relating to the Shadow Occupied Release Space. If such income were included, Underwritten NOI,
     Underwritten NCF, Underwriten NOI DSCR and Underwritten NCF DSCR would be $55,381,938, $53,690,313, 2.31x and 2.24x, respectively.
(3)  With respect to the AFR/Bank of America Portfolio Mortgage Loan, the Cut-Off Date Balance has been reduced from $40,000,000 to
     $39,921,847 due to the release and payoff of one of the designated release properties on April 1, 2004.
(4)  With respect to the AFR/Bank of America Portfolio Mortgage Loan, the Remaining Amortization Term has been reduced from 330 to
     329 months due to the release and payoff of one of the designated release properties on April 1, 2004.
(5)  For the purposes of mortgage loan calculations in the prospectus supplement, the BridgeMarket Center loan Original Term to
     Maturity is 120 months, which is calculated using the 6/1/2004 First Payment Date and 5/1/2014 Maturity Date. The Original Term
     to Maturity, Remaining Term to Maturity, Original Interest Only Period, Remaining Interest Only Period, and Prepayment
     Provision were adjusted to include an additional one month interest-only payment to reflect the interest payment the Trust will receive on 5/1/2004.

                                AGGREGATE POOL
                DISTRIBUTION OF CUT-OFF DATE PRINCIPAL BALANCES

                                                            PERCENTAGE
                                                                OF
CUT-OFF                                                      AGGREGATE     MINIMUM       MAXIMUM       AVERAGE
DATE                             NUMBER OF      CUT-OFF       CUT-OFF      CUT-OFF       CUT-OFF       CUT-OFF
BALANCE                           MORTGAGE       DATE          DATE          DATE          DATE          DATE      MINIMUM
DISTRIBUTION                       LOANS        BALANCE       BALANCE      BALANCE       BALANCE       BALANCE       DSCR
------------------------------- ----------- -------------- ------------ ------------- ------------- ------------- ---------
 1,466,685 -  1,999,999 .......       7      $ 11,866,942       1.64%    $ 1,466,685   $ 1,998,272   $ 1,695,277     1.22x
 2,000,000 -  2,999,999 .......       4         9,888,836       1.37       2,242,182     2,800,000     2,472,209     1.28
 3,000,000 -  3,999,999 .......       7        25,039,650       3.47       3,243,354     3,916,857     3,577,093     1.35
 4,000,000 -  5,999,999 .......      12        60,491,646       8.39       4,041,804     5,895,187     5,040,971     1.22
 6,000,000 -  7,999,999 .......       3        20,332,189       2.82       6,075,000     7,976,402     6,777,396     1.21
 8,000,000 -  9,999,999 .......       6        52,649,491       7.30       8,179,329     9,898,829     8,774,915     1.28
10,000,000 - 14,999,999 .......       8       102,486,437      14.21      11,060,210    14,660,904    12,810,805     1.20
15,000,000 - 29,999,999 .......      10       176,835,890      24.51      15,000,000    23,350,000    17,683,589     1.22
30,000,000 - 49,956,233 .......       7       261,813,108      36.29      32,367,390    49,956,233    37,401,873     1.31
                                     --      ------------     ------
Total: ........................      64      $721,404,190     100.00%    $ 1,466,685   $49,956,233   $11,271,940     1.20x
                                     ==      ============     ======

                                                                  WEIGHTED
                                                                  AVERAGE                             WEIGHTED
CUT-OFF                                               WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
DATE                                       WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
BALANCE                          MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
DISTRIBUTION                       DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
------------------------------- --------- ---------- ---------- ----------- ----------- ----------- -----------
 1,466,685 -  1,999,999 .......    1.77x      1.43x     6.009%      111.3       60.73%      79.41%      70.13%
 2,000,000 -  2,999,999 .......    1.45       1.38      5.830       118.9       74.74       78.87       76.39
 3,000,000 -  3,999,999 .......    1.55       1.40      5.793       110.0       67.38       79.94       76.05
 4,000,000 -  5,999,999 .......    1.54       1.33      5.653       104.1       67.62       79.92       75.54
 6,000,000 -  7,999,999 .......    1.56       1.36      5.548        99.1       73.52       77.88       75.54
 8,000,000 -  9,999,999 .......    1.76       1.49      5.842       107.7       50.19       87.60       73.42
10,000,000 - 14,999,999 .......    1.68       1.35      6.007       127.4       62.78       78.99       73.69
15,000,000 - 29,999,999 .......    1.49       1.33      5.770       110.8       68.04       79.92       75.62
30,000,000 - 49,956,233 .......    1.92       1.52      5.703       113.6       47.26       77.99       66.85
Total: ........................    1.92x      1.42x     5.774%      113.1       47.26%      87.60%      71.93%

                                AGGREGATE POOL
                         DISTRIBUTION OF PROPERTY TYPES


                                                           PERCENTAGE
                                                               OF
                                                            AGGREGATE     MINIMUM        MAXIMUM       AVERAGE
                               NUMBER OF      CUT-OFF        CUT-OFF      CUT-OFF        CUT-OFF       CUT-OFF
                               MORTGAGED        DATE          DATE          DATE          DATE           DATE
PROPERTY TYPE                 PROPERTIES      BALANCE        BALANCE     BALANCE(B)      BALANCE      BALANCE(B)
---------------------------- ------------ --------------- ------------ ------------- -------------- -------------
Office .....................      130      $246,144,615       34.12%    $    29,181   $49,956,233    $ 1,953,529
Anchored Retail(a) .........       18       227,399,096       31.52       2,800,000    37,298,226     12,633,283
Multifamily ................       10        87,041,956       12.07       1,466,685    34,000,000      8,704,196
Hospitality ................        4        50,909,932        7.06       8,179,329    19,630,275     12,727,483
Industrial .................        3        38,451,709        5.33       1,996,014    32,367,390     12,817,236
Manufactured Housing
 Community .................        3        35,459,017        4.92       3,456,536    19,980,977     11,819,672
Unanchored Retail ..........        6        20,096,764        2.79       1,469,875     5,895,187      3,349,461
Parking Garage .............        2         6,220,924        0.86       1,493,111     4,727,813      3,110,462
Mixed Use ..................       38         5,485,812        0.76          20,427     3,497,099        161,347
Self Storage ...............        3         4,194,365        0.58         680,215     2,396,654      1,398,122
                                  ---      ------------      ------
Total: .....................      217      $721,404,190      100.00%    $    20,427   $49,956,233    $ 3,451,695
                                  ===      ============      ======

                                                                         WEIGHTED
                                                                         AVERAGE                             WEIGHTED
                                                             WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
                                                  WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
                              MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
PROPERTY TYPE                   DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
---------------------------- --------- --------- ---------- ---------- ----------- ----------- ----------- -----------
Office .....................    1.22x     1.92x      1.44x     5.663%      114.2       47.26%      78.34%      69.44%
Anchored Retail(a) .........    1.20      1.88       1.44      5.801       126.0       52.31       79.94       70.31
Multifamily ................    1.21      1.48       1.32      5.449        98.0       68.91       79.92       76.49
Hospitality ................    1.48      1.74       1.58      6.738       114.6       68.88       87.60       74.34
Industrial .................    1.22      1.42       1.33      6.124       117.1       67.66       77.99       77.10
Manufactured Housing
 Community .................    1.25      1.55       1.30      5.317        58.7       78.56       79.92       79.45
Unanchored Retail ..........    1.25      1.45       1.34      6.054       118.4       74.39       77.77       75.82
Parking Garage .............    1.32      1.77       1.43      5.350        59.9       64.22       72.74       70.70
Mixed Use ..................    1.40      1.92       1.59      5.815       117.9       47.26       67.38       60.09
Self Storage ...............    1.37      1.72       1.52      5.746       119.0       60.73       76.08       69.50
Total: .....................    1.20x     1.92x      1.42x     5.774%      113.1       47.26%      87.60%      71.93%

(a) Includes one (1) credit tenant lease property securing mortgage loans that represent 1.96% of the initial pool balance.

(b) Certain of the mortgaged properties securing the AFR/Bank of America Portfolio Whole Loan that have zero allocated balances are excluded from these calculations.

                                AGGREGATE POOL
               DISTRIBUTION OF DEBT SERVICE COVERAGE RATIOS (NCF)



                                                   PERCENTAGE
                                                       OF
                                                    AGGREGATE     MINIMUM        MAXIMUM       AVERAGE
RANGE OF               NUMBER OF      CUT-OFF        CUT-OFF      CUT-OFF        CUT-OFF       CUT-OFF
DEBT SERVICE            MORTGAGE        DATE          DATE          DATE          DATE           DATE
COVERAGE RATIOS          LOANS        BALANCE        BALANCE      BALANCE        BALANCE       BALANCE
--------------------- ----------- --------------- ------------ ------------- -------------- -------------
1.20 - 1.29 .........      18      $164,008,874       22.73%    $ 1,645,274   $19,980,977    $ 9,111,604
1.30 - 1.39 .........      23       284,843,454       39.48       2,396,654    49,956,233     12,384,498
1.40 - 1.49 .........      13       148,918,663       20.64       1,466,685    37,298,226     11,455,282
1.50 - 1.59 .........       3        15,857,938        2.20       3,456,536     7,976,402      5,285,979
1.60 - 1.69 .........       1        13,201,499        1.83      13,201,499    13,201,499     13,201,499
1.70 - 1.79 .........       4        19,651,915        2.72       1,493,111     8,181,763      4,912,979
1.80 - 1.89 .........       1        35,000,000        4.85      35,000,000    35,000,000     35,000,000
1.90 - 1.92 .........       1        39,921,847        5.53      39,921,847    39,921,847     39,921,847
                           --      ------------      ------
Total: ..............      64      $721,404,190      100.00%    $ 1,466,685   $49,956,233    $11,271,940
                           ==      ============      ======

                                                                  WEIGHTED
                                                                  AVERAGE                             WEIGHTED
                                                      WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
RANGE OF                                   WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
DEBT SERVICE           MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
COVERAGE RATIOS          DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
--------------------- --------- --------- ---------- ---------- ----------- ----------- ----------- -----------
1.20 - 1.29 .........    1.20x     1.29x      1.25x     5.738%      102.5       67.62%      79.92%      74.56%
1.30 - 1.39 .........    1.30      1.39       1.34      5.617       110.2       70.36       79.94       75.99
1.40 - 1.49 .........    1.40      1.49       1.45      6.206       128.5       62.78       87.60       73.45
1.50 - 1.59 .........    1.54      1.56       1.55      5.601       105.2       72.54       78.56       74.35
1.60 - 1.69 .........    1.68      1.68       1.68      6.790       117.0       73.34       73.34       73.34
1.70 - 1.79 .........    1.72      1.77       1.75      6.092       114.4       50.19       73.03       61.73
1.80 - 1.89 .........    1.88      1.88       1.88      5.224       119.0       52.31       52.31       52.31
1.90 - 1.92 .........    1.92      1.92       1.92      5.489       116.0       47.26       47.26       47.26
Total: ..............    1.20x     1.92x      1.42x     5.774%      113.1       47.26%      87.60%      71.93%

                                AGGREGATE POOL
                    DISTRIBUTION OF MORTGAGE INTEREST RATES



                                                       PERCENTAGE
                                                           OF
                                                       AGGREGATE     MINIMUM        MAXIMUM        AVERAGE
                           NUMBER OF      CUT-OFF       CUT-OFF      CUT-OFF        CUT-OFF        CUT-OFF
RANGE OF                    MORTGAGE        DATE          DATE         DATE          DATE           DATE
MORTGAGE RATES               LOANS        BALANCE       BALANCE      BALANCE        BALANCE        BALANCE
------------------------- ----------- --------------- ----------- ------------- -------------- --------------
5.0200 - 5.2499 .........       7      $124,004,740       17.19%   $4,908,235    $35,000,000    $17,714,963
5.2500 - 5.4999 .........      11       116,283,773       16.12     1,493,111     39,921,847     10,571,252
5.5000 - 5.7499 .........       8        95,911,752       13.30     2,396,654     33,269,412     11,988,969
5.7500 - 5.9999 .........      20       194,933,603       27.02     1,645,274     49,956,233      9,746,680
6.0000 - 6.4999 .........      12       123,767,859       17.16     1,469,875     37,298,226     10,313,988
6.5000 - 7.1600 .........       6        66,502,463        9.22     1,466,685     19,630,275     11,083,744
                               --      ------------      ------
Total: ..................      64      $721,404,190      100.00%   $1,466,685    $49,956,233    $11,271,940
                               ==      ============      ======

                                                                      AVERAGE                             WEIGHTED
                                                          WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
                                               WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
RANGE OF                   MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
MORTGAGE RATES               DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
------------------------- --------- --------- ---------- ---------- ----------- ----------- ----------- -----------
5.0200 - 5.2499 .........    1.21x     1.88x      1.49x     5.185%       95.2       52.31%      78.93%      69.30%
5.2500 - 5.4999 .........    1.25      1.92       1.57      5.434       102.6       47.26       79.92       65.57
5.5000 - 5.7499 .........    1.26      1.54       1.40      5.599       118.8       72.54       78.19       77.25
5.7500 - 5.9999 .........    1.22      1.56       1.31      5.817       115.9       67.62       79.43       73.63
6.0000 - 6.4999 .........    1.20      1.72       1.35      6.187       117.4       60.73       79.94       73.70
6.5000 - 7.1600 .........    1.40      1.74       1.54      6.826       140.6       62.78       87.60       72.00
Total: ..................    1.20x     1.92x      1.42x     5.774%      113.1       47.26%      87.60%      71.93%

                                AGGREGATE POOL
                       DISTRIBUTION OF AMORTIZATION TYPES

                                                           PERCENTAGE
                                                               OF
                                                            AGGREGATE     MINIMUM        MAXIMUM        AVERAGE
                               NUMBER OF      CUT-OFF        CUT-OFF      CUT-OFF        CUT-OFF        CUT-OFF
                                MORTGAGE        DATE          DATE          DATE          DATE           DATE        MINIMUM
AMORTIZATION TYPES (MOS)         LOANS        BALANCE        BALANCE      BALANCE        BALANCE        BALANCE        DSCR
----------------------------- ----------- --------------- ------------ ------------- -------------- --------------  ---------
Amortizing Balloon ..........      55      $556,811,497       77.18%    $ 1,466,685   $49,956,233    $10,123,845       1.20x
Interest Only, then
 Amortizing Balloon .........       8       150,466,847       20.86       2,450,000    39,921,847     18,808,356       1.21
Fully Amortizing ............       1        14,125,846        1.96      14,125,846    14,125,846     14,125,846       1.40
                                   --      ------------      ------
Total: ......................      64      $721,404,190      100.00%    $ 1,466,685   $49,956,233    $11,271,940       1.20x
                                   ==      ============      ======

                                                                WEIGHTED
                                                                AVERAGE                             WEIGHTED
                                                    WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
                                         WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
                               MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
AMORTIZATION TYPES (MOS)         DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
----------------------------- --------- ---------- ---------- ----------- ----------- ----------- -----------
Amortizing Balloon ..........    1.77x      1.38x      5.809      109.4       50.19%      87.60%      74.74%
Interest Only, then
 Amortizing Balloon .........    1.92       1.59       5.514      115.2       47.26       78.34       62.39
Fully Amortizing ............    1.40       1.40       7.160      237.0       62.78       62.78       62.78
Total: ......................    1.92x      1.42x      5.774      113.1       47.26%      87.60%      71.93%

                                AGGREGATE POOL
                  DISTRIBUTION OF CUT-OFF DATE LOAN-TO-VALUES

                                                    PERCENTAGE
                                                        OF
                                                     AGGREGATE      MINIMUM        MAXIMUM        AVERAGE
RANGE OF                 NUMBER OF      CUT-OFF       CUT-OFF       CUT-OFF        CUT-OFF        CUT-OFF
CUT-OFF DATE              MORTGAGE       DATE          DATE          DATE           DATE           DATE
LOAN-TO-VALUE RATIOS       LOANS        BALANCE       BALANCE       BALANCE        BALANCE        BALANCE
----------------------- ----------- -------------- ------------ -------------- -------------- --------------
47.26 - 49.99 .........       1      $ 39,921,847       5.53%    $39,921,847    $39,921,847    $39,921,847
50.00 - 54.99 .........       2        43,181,763       5.99       8,181,763     35,000,000     21,590,882
60.00 - 64.99 .........       3        17,416,668       2.41       1,493,111     14,125,846      5,805,556
65.00 - 69.99 .........       8        95,479,620      13.24       1,996,014     37,298,226     11,934,953
70.00 - 74.99 .........      16       175,880,151      24.38       2,242,182     49,956,233     10,992,509
75.00 - 79.99 .........      33       339,625,311      47.08       1,466,685     34,000,000     10,291,676
85.00 - 87.60 .........       1         9,898,829       1.37       9,898,829      9,898,829      9,898,829
                             --      ------------     ------
Total: ................      64      $721,404,190     100.00%    $ 1,466,685    $49,956,233    $11,271,940
                             ==      ============     ======

                                                                    WEIGHTED
                                                                    AVERAGE                             WEIGHTED
                                                        WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
RANGE OF                                     WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
CUT-OFF DATE             MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
LOAN-TO-VALUE RATIOS       DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
----------------------- --------- --------- ---------- ---------- ----------- ----------- ----------- -----------
47.26 - 49.99 .........    1.92x     1.92x      1.92x      5.489      116.0%      47.26%      47.26%      47.26%
50.00 - 54.99 .........    1.76      1.88       1.86       5.263      118.8       50.19       52.31       51.91
60.00 - 64.99 .........    1.40      1.77       1.46       6.894      210.4       60.73       64.22       62.69
65.00 - 69.99 .........    1.22      1.49       1.39       6.160      107.9       67.38       69.98       69.10
70.00 - 74.99 .........    1.20      1.74       1.36       5.938      115.2       70.36       74.93       72.65
75.00 - 79.99 .........    1.21      1.55       1.34       5.600      107.5       75.12       79.94       77.81
85.00 - 87.60 .........    1.48      1.48       1.48       6.520      112.0       87.60       87.60       87.60
Total: ................    1.20x     1.92x      1.42x      5.774      113.1%      47.26%      87.60%      71.93%

                                AGGREGATE POOL
                 DISTRIBUTION OF MORTGAGED PROPERTIES BY STATE

                                                       PERCENTAGE
                                                           OF
                                                        AGGREGATE     MINIMUM        MAXIMUM        AVERAGE
                           NUMBER OF      CUT-OFF        CUT-OFF      CUT-OFF        CUT-OFF        CUT-OFF
                           MORTGAGED        DATE          DATE          DATE          DATE           DATE
PROPERTY STATE            PROPERTIES      BALANCE        BALANCE     BALANCE(A)      BALANCE      BALANCE(A)
------------------------ ------------ --------------- ------------ ------------- -------------- --------------
Pennsylvania ...........        6      $112,786,337       15.63%    $ 1,493,111   $37,298,226    $18,797,723
New Jersey .............        6        87,108,766       12.07       3,796,350    49,956,233     14,518,128
California .............       56        85,406,127       11.84          40,270    13,262,624      1,552,839
Virginia ...............       12        65,458,507        9.07          29,181    35,000,000      5,454,876
Ohio ...................        4        60,663,709        8.41       6,075,000    32,367,390     15,165,927
New York ...............        3        40,523,743        5.62       8,181,763    23,350,000     13,507,914
Maryland ...............        4        36,244,105        5.02          35,727    34,000,000      9,061,026
Florida ................       32        35,963,144        4.99          20,427    15,228,528      1,160,101
Michigan ...............        5        32,833,733        4.55       1,469,875    19,500,000      6,566,747
Arizona ................       10        30,719,888        4.26         105,053    19,980,977      3,413,321
Illinois ...............        4        27,116,214        3.76       3,243,354    14,125,846      6,779,053
Nevada .................        4        18,928,893        2.62          67,117    15,000,000      4,732,223
Missouri ...............       14        17,780,894        2.46          24,804    17,000,000      1,481,741
Oregon .................        2        17,351,728        2.41       5,362,340    11,989,388      8,675,864
Nebraska ...............        1        13,201,499        1.83      13,201,499    13,201,499     13,201,499
North Carolina .........        3        10,054,420        1.39       2,346,185     4,908,235      3,351,473
Connecticut ............        2         9,646,014        1.34       1,466,685     8,179,329      4,823,007
Texas ..................       16         5,374,461        0.75          42,021     2,396,654        358,297
Delaware ...............        1         4,796,167        0.66       4,796,167     4,796,167      4,796,167
Washington .............       15         4,156,319        0.58          40,854     2,287,822        296,880
Minnesota ..............        1         4,041,804        0.56       4,041,804     4,041,804      4,041,804
Georgia ................        6           488,305        0.07          37,936       142,989         81,384
New Mexico .............        2           268,469        0.04          70,035       198,434        134,234
Kansas .................        2           138,612        0.02          48,149        90,462         69,306
South Carolina .........        1            89,295        0.01          89,295        89,295         89,295
Tennessee ..............        1            87,544        0.01          87,544        87,544         87,544
Idaho ..................        1            80,541        0.01          80,541        80,541         80,541
Oklahoma ...............        2            52,527        0.01          52,527        52,527         52,527
Arkansas ...............        1            42,426        0.01          42,426        42,426         42,426
                               --      ------------      ------
Total: .................      217      $721,404,190      100.00%    $    20,427   $49,956,233    $ 3,451,695
                              ===      ============      ======

                                                                     WEIGHTED
                                                                     AVERAGE                             WEIGHTED
                                                         WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
                                              WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
                          MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
PROPERTY STATE              DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
------------------------ --------- --------- ---------- ---------- ----------- ----------- ----------- -----------
Pennsylvania ...........    1.22x     1.77x      1.45x     6.070%      113.5       64.22%      77.58%      72.90%
New Jersey .............    1.31      1.54       1.35      5.636       119.1       70.36       79.09       73.38
California .............    1.20      1.92       1.34      5.728       108.7       47.26       78.99       72.05
Virginia ...............    1.28      1.92       1.65      5.533       109.9       47.26       87.60       64.35
Ohio ...................    1.21      1.33       1.31      5.941       110.7       75.85       77.99       77.70
New York ...............    1.34      1.76       1.44      5.373       120.0       50.19       78.19       72.33
Maryland ...............    1.25      1.92       1.36      5.264        86.1       47.26       75.12       74.59
Florida ................    1.29      1.92       1.53      5.739       110.6       47.26       79.43       66.80
Michigan ...............    1.25      1.56       1.40      5.695       118.7       73.52       78.00       76.53
Arizona ................    1.25      1.92       1.33      5.451        79.8       47.26       79.92       76.91
Illinois ...............    1.32      1.92       1.48      6.377       169.0       47.26       76.31       63.26
Nevada .................    1.22      1.92       1.26      5.870       117.0       47.26       74.63       73.82
Missouri ...............    1.26      1.92       1.29      5.739       118.9       47.26       68.04       67.13
Oregon .................    1.33      1.36       1.35      5.741       117.1       74.93       76.06       75.28
Nebraska ...............    1.68      1.68       1.68      6.790       117.0       73.34       73.34       73.34
North Carolina .........    1.28      1.92       1.45      5.345       100.5       47.26       78.87       69.30
Connecticut ............    1.48      1.74       1.70      6.852       117.4       73.03       79.41       74.00
Texas ..................    1.37      1.92       1.61      5.689       118.3       47.26       76.08       64.62
Delaware ...............    1.30      1.30       1.30      6.140       119.0       77.36       77.36       77.36
Washington .............    1.92      1.92       1.92      5.489       116.0       47.26       47.26       47.26
Minnesota ..............    1.28      1.28       1.28      5.930       118.0       79.25       79.25       79.25
Georgia ................    1.92      1.92       1.92      5.489       116.0       47.26       47.26       47.26
New Mexico .............    1.92      1.92       1.92      5.489       116.0       47.26       47.26       47.26
Kansas .................    1.92      1.92       1.92      5.489       116.0       47.26       47.26       47.26
South Carolina .........    1.92      1.92       1.92      5.489       116.0       47.26       47.26       47.26
Tennessee ..............    1.92      1.92       1.92      5.489       116.0       47.26       47.26       47.26
Idaho ..................    1.92      1.92       1.92      5.489       116.0       47.26       47.26       47.26
Oklahoma ...............    1.92      1.92       1.92      5.489       116.0       47.26       47.26       47.26
Arkansas ...............    1.92      1.92       1.92      5.489       116.0       47.26       47.26       47.26
Total: .................    1.20x     1.92x      1.42x     5.774%      113.1       47.26%      87.60%      71.93%

(a) Certain of the mortgaged properties securing the AFR/Bank of America Portfolio Whole Loan that have zero allocated balances are excluded from these calculations.

                                AGGREGATE POOL
                  DISTRIBUTION OF REMAINING AMORTIZATION TERMS



                                                     PERCENTAGE
                                                         OF
                                                      AGGREGATE      MINIMUM        MAXIMUM        AVERAGE
RANGE OF                  NUMBER OF      CUT-OFF       CUT-OFF       CUT-OFF        CUT-OFF        CUT-OFF
REMAINING AMORTIZATION     MORTGAGE       DATE          DATE          DATE           DATE           DATE
TERMS (MOS)                 LOANS        BALANCE       BALANCE       BALANCE        BALANCE        BALANCE
------------------------ ----------- -------------- ------------ -------------- -------------- --------------
237 - 240 ..............       1      $ 14,125,846       1.96%    $14,125,846    $14,125,846    $14,125,846
281 - 300 ..............      11       132,457,522      18.36       1,466,685     37,298,226     12,041,593
321 - 340 ..............       3        74,941,847      10.39      15,520,000     39,921,847     24,980,616
341 - 360 ..............      49       499,878,974      69.29       1,469,875     49,956,233     10,201,612
                              --      ------------     ------
Total: .................      64      $721,404,190     100.00%    $ 1,466,685    $49,956,233    $11,271,940
                              ==      ============     ======



                                                                     WEIGHTED
                                                                     AVERAGE                             WEIGHTED
                                                         WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
RANGE OF                                      WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
REMAINING AMORTIZATION    MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
TERMS (MOS)                 DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
------------------------ --------- --------- ---------- ---------- ----------- ----------- ----------- -----------
237 - 240 ..............    1.40x     1.40x      1.40x     7.160%      237.0       62.78%      62.78%      62.78%
281 - 300 ..............    1.32      1.77       1.47      6.402       113.7       60.73       87.60       73.74
321 - 340 ..............    1.28      1.92       1.64      5.551       116.8       47.26       78.34       61.70
341 - 360 ..............    1.20      1.88       1.38      5.602       108.9       50.19       79.94       73.24
Total: .................    1.20x     1.92x      1.42x     5.774%      113.1       47.26%      87.60%      71.93%

                                AGGREGATE POOL
                 DISTRIBUTION OF ORIGINAL TERMS TO MATURITY(A)



                                                PERCENTAGE
                                                    OF
                                                 AGGREGATE     MINIMUM        MAXIMUM       AVERAGE
RANGE OF             NUMBER OF      CUT-OFF       CUT-OFF      CUT-OFF        CUT-OFF       CUT-OFF
ORIGINAL TERMS        MORTGAGE       DATE          DATE          DATE          DATE           DATE
TO MATURITY (MOS)      LOANS        BALANCE       BALANCE      BALANCE        BALANCE       BALANCE
------------------- ----------- -------------- ------------ ------------- -------------- -------------
 60 -  80 .........       8      $ 61,814,676       8.57%    $ 1,493,111   $19,980,977    $ 7,726,835
 81 - 100 .........       2        38,908,235       5.39       4,908,235    34,000,000     19,454,118
101 - 120 .........      52       583,205,432      80.84       1,466,685    49,956,233     11,215,489
121 - 140 .........       1        23,350,000       3.24      23,350,000    23,350,000     23,350,000
221 - 237 .........       1        14,125,846       1.96      14,125,846    14,125,846     14,125,846
                         --      ------------     ------
Total: ............      64      $721,404,190     100.00%    $ 1,466,685   $49,956,233    $11,271,940
                         ==      ============     ======



                                                                WEIGHTED
                                                                AVERAGE                             WEIGHTED
                                                    WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
RANGE OF                                 WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
ORIGINAL TERMS       MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
TO MATURITY (MOS)      DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
------------------- --------- --------- ---------- ---------- ----------- ----------- ----------- -----------
 60 -  80 .........    1.21x     1.77x      1.29x     5.296%       57.8       64.22%      79.92%      76.03%
 81 - 100 .........    1.33      1.36       1.36      5.204        83.7       74.37       75.12       75.03
101 - 120 .........    1.20      1.92       1.44      5.851       117.6       47.26       87.6        71.27
121 - 140 .........    1.36      1.36       1.36      5.220       121.0       77.83       77.83       77.83
221 - 237 .........    1.40      1.40       1.40      7.160       237.0       62.78       62.78       62.78
Total: ............    1.20x     1.92x      1.42x     5.774%      113.1       47.26%      87.60%      71.93%

(a) For the purposes of mortgage loan calculations in the prospectus supplement, the BridgeMarket Center loan original term to maturity is 120 months, which is calculated using the June 1, 2004 first payment date and May 1, 2014 maturity date. The original term to maturity, remaining term to maturity, original interest only period, remaining interest only period, and prepayment provision were adjusted to include an additional one month interest-only payment to reflect the interest payment the trust will receive on May 1, 2004.

                                AGGREGATE POOL
                 DISTRIBUTION OF REMAINING TERMS TO MATURITY(A)



                                                 PERCENTAGE
                                                     OF
                                                  AGGREGATE     MINIMUM       MAXIMUM       AVERAGE
RANGE OF             NUMBER OF      CUT-OFF        CUT-OFF      CUT-OFF       CUT-OFF       CUT-OFF
REMAINING TERMS       MORTGAGE        DATE          DATE          DATE          DATE          DATE
TO MATURITY (MOS)      LOANS        BALANCE        BALANCE      BALANCE       BALANCE       BALANCE
------------------- ----------- --------------- ------------ ------------- ------------- -------------
 47 -  51 .........       1      $  5,409,735        0.75%    $ 5,409,735   $ 5,409,735   $ 5,409,735
 52 -  80 .........       7        56,404,941        7.82       1,493,111    19,980,977     8,057,849
 81 - 100 .........       2        38,908,235        5.39       4,908,235    34,000,000    19,454,118
101 - 120 .........      52       583,205,432       80.84       1,466,685    49,956,233    11,215,489
121 - 180 .........       1        23,350,000        3.24      23,350,000    23,350,000    23,350,000
201 - 237 .........       1        14,125,846        1.96      14,125,846    14,125,846    14,125,846
                         --      ------------      ------
Total: ............      64      $721,404,190      100.00%    $ 1,466,685   $49,956,233   $11,271,940
                         ==      ============      ======



                                                                WEIGHTED
                                                                AVERAGE                             WEIGHTED
                                                    WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
RANGE OF                                 WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
REMAINING TERMS      MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
TO MATURITY (MOS)      DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
------------------- --------- --------- ---------- ---------- ----------- ----------- ----------- -----------
 47 -  51 .........    1.22x     1.22x      1.22x     5.750%       47.0       67.62%      67.62%      67.62%
 52 -  80 .........    1.21      1.77       1.30      5.252        58.8       64.22       79.92       76.84
 81 - 100 .........    1.33      1.36       1.36      5.204        83.7       74.37       75.12       75.03
101 - 120 .........    1.20      1.92       1.44      5.851       117.6       47.26       87.60       71.27
121 - 180 .........    1.36      1.36       1.36      5.220       121.0       77.83       77.83       77.83
201 - 237 .........    1.40      1.40       1.40      7.160       237.0       62.78       62.78       62.78
Total: ............    1.20x     1.92x      1.42x     5.774%      113.1       47.26%      87.60%      71.93%

(a) For the purposes of mortgage loan calculations in the prospectus supplement, the BridgeMarket Center loan original term to maturity is 120 months, which is calculated using the June 1, 2004 first payment date and May 1, 2014 maturity date. The original term to maturity, remaining term to maturity, original interest only period, remaining interest only period, and prepayment provision were adjusted to include an additional one month interest-only payment to reflect the interest payment the trust will receive on May 1, 2004.


                                AGGREGATE POOL
                     DISTRIBUTION OF PREPAYMENT PROVISIONS



                                                            PERCENTAGE
                                                                OF
                                                             AGGREGATE      MINIMUM        MAXIMUM        AVERAGE
                                 NUMBER OF      CUT-OFF       CUT-OFF       CUT-OFF        CUT-OFF        CUT-OFF
                                  MORTGAGE       DATE          DATE          DATE           DATE           DATE
PREPAYMENT PROVISIONS              LOANS        BALANCE       BALANCE       BALANCE        BALANCE        BALANCE
------------------------------- ----------- -------------- ------------ -------------- -------------- --------------
Defeasance ....................       1      $ 14,125,846       1.96%    $14,125,846    $14,125,846    $14,125,846
Lock Out/Defeasance ...........      60       654,446,920      90.72       1,466,685     49,956,233     10,907,449
Partial YM/Defeasance .........       1        39,921,847       5.53      39,921,847     39,921,847     39,921,847
YM ............................       2        12,909,576       1.79       4,727,813      8,181,763      6,454,788
                                     --      ------------     ------
Total: ........................      64      $721,404,190     100.00%    $ 1,466,685    $49,956,233    $11,271,940
                                     ==      ============     ======


                                                                            WEIGHTED
                                                                            AVERAGE                             WEIGHTED
                                                                WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
                                                     WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
                                 MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
PREPAYMENT PROVISIONS              DSCR      DSCR      DSCR       RATIO      (MOS.)       LTV         LTV         LTV
------------------------------- --------- --------- ---------- ---------- ----------- ----------- ----------- -----------
Defeasance ....................    1.40x     1.40x      1.40x     7.160%      237.0       62.78%      62.78%      62.78%
Lock Out/Defeasance ...........    1.20      1.88       1.39      5.769       110.6       52.31       87.60       73.90
Partial YM/Defeasance .........    1.92      1.92       1.92      5.489       116.0       47.26       47.26       47.26
YM ............................    1.32      1.76       1.60      5.392        95.7       50.19       72.74       58.45
Total: ........................    1.20x     1.92x      1.42x     5.774%      113.1       47.26%      87.60%      71.93%

                                    GROUP 1
                DISTRIBUTION OF CUT-OFF DATE PRINCIPAL BALANCES


                                                             PERCENTAGE
                                                                 OF
CUT-OFF                                                       AGGREGATE     MINIMUM       MAXIMUM       AVERAGE
DATE                             NUMBER OF      CUT-OFF        CUT-OFF      CUT-OFF       CUT-OFF       CUT-OFF
BALANCE                           MORTGAGE        DATE          DATE          DATE          DATE          DATE
DISTRIBUTION                       LOANS        BALANCE        BALANCE      BALANCE       BALANCE       BALANCE
------------------------------- ----------- --------------- ------------ ------------- ------------- -------------
 1,469,875 -  1,999,999 .......       5      $  8,401,985        1.36%    $ 1,469,875   $ 1,996,014   $ 1,680,397
 2,000,000 -  2,999,999 .......       4         9,888,836        1.60       2,242,182     2,800,000     2,472,209
 3,000,000 -  3,999,999 .......       6        21,583,114        3.49       3,243,354     3,916,857     3,597,186
 4,000,000 -  5,999,999 .......       9        44,426,877        7.18       4,041,804     5,895,187     4,936,320
 6,000,000 -  7,999,999 .......       1         7,976,402        1.29       7,976,402     7,976,402     7,976,402
 8,000,000 -  9,999,999 .......       5        43,657,511        7.05       8,179,329     9,898,829     8,731,502
10,000,000 - 14,999,999 .......       6        78,300,470       12.65      11,060,210    14,660,904    13,050,078
15,000,000 - 29,999,999 .......      10       176,835,890       28.57      15,000,000    23,350,000    17,683,589
30,000,000 - 49,956,233 .......       6       227,813,108       36.81      32,367,390    49,956,233    37,968,851
                                     --      ------------      ------
Total: ........................      52      $618,884,194      100.00%    $ 1,469,875   $49,956,233   $11,901,619
                                     ==      ============      ======

                                                                            WEIGHTED
                                                                            AVERAGE                             WEIGHTED
CUT-OFF                                                         WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
DATE                                                 WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
BALANCE                          MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
DISTRIBUTION                       DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
------------------------------- --------- --------- ---------- ---------- ----------- ----------- ----------- -----------
 1,469,875 -  1,999,999 .......    1.22x     1.77x      1.46x     5.939%      109.0       60.73%      77.77%      68.80%
 2,000,000 -  2,999,999 .......    1.28      1.45       1.38      5.830       118.9       74.74       78.87       76.39
 3,000,000 -  3,999,999 .......    1.35      1.40       1.38      5.880       118.2       67.38       79.94       75.65
 4,000,000 -  5,999,999 .......    1.22      1.54       1.33      5.765       103.5       67.62       79.43       75.04
 6,000,000 -  7,999,999 .......    1.56      1.56       1.56      5.810       117.0       73.52       73.52       73.52
 8,000,000 -  9,999,999 .......    1.28      1.76       1.52      5.867       105.3       50.19       87.60       72.44
10,000,000 - 14,999,999 .......    1.20      1.68       1.38      6.167       139.6       62.78       77.98       72.07
15,000,000 - 29,999,999 .......    1.22      1.49       1.33      5.770       110.8       68.04       79.92       75.62
30,000,000 - 49,956,233 .......    1.31      1.92       1.55      5.774       118.0       47.26       77.99       65.62
Total: ........................    1.20x     1.92x      1.44x     5.836%      116.6       47.26%      87.60%      71.12%

                                    GROUP 1
                        DISTRIBUTION OF PROPERTY TYPES


                                                           PERCENTAGE
                                                               OF
                                                            AGGREGATE      MINIMUM        MAXIMUM       AVERAGE
                               NUMBER OF      CUT-OFF        CUT-OFF       CUT-OFF        CUT-OFF       CUT-OFF
                               MORTGAGED        DATE          DATE          DATE           DATE           DATE
PROPERTY TYPES                PROPERTIES      BALANCE        BALANCE     BALANCE(B)       BALANCE      BALANCE(B)
---------------------------- ------------ --------------- ------------ -------------- -------------- -------------
Office .....................      130      $246,144,615       39.77%    $     29,181   $49,956,233    $ 1,953,529
Anchored Retail(a) .........       18       227,399,096       36.74        2,800,000    37,298,226     12,633,283
Hospitality ................        4        50,909,932        8.23        8,179,329    19,630,275     12,727,483
Industrial .................        3        38,451,709        6.21        1,996,014    32,367,390     12,817,236
Unanchored Retail ..........        6        20,096,764        3.25        1,469,875     5,895,187      3,349,461
Manufactured Housing
 Community .................        1        19,980,977        3.23       19,980,977    19,980,977     19,980,977
Parking Garage .............        2         6,220,924        1.01        1,493,111     4,727,813      3,110,462
Mixed Use ..................       38         5,485,812        0.89           20,427     3,497,099        161,347
Self Storage ...............        3         4,194,365        0.68          680,215     2,396,654      1,398,122
                                  ---      ------------      ------
Total: .....................      205      $618,884,194      100.00%    $     20,427   $49,956,233    $ 3,141,544
                                  ===      ============      ======

                                                                         WEIGHTED
                                                                         AVERAGE
                                                                        REMAINING                            WEIGHTED
                                                             WEIGHTED      TERM      MINIMUM     MAXIMUM     AVERAGE
                                                  WEIGHTED    AVERAGE       TO       CUT-OFF     CUT-OFF     CUT-OFF
                              MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
PROPERTY TYPES                  DSCR      DSCR      DSCR       RATE       (MOS.)       LTV         LTV         LTV
---------------------------- --------- --------- ---------- ---------- ----------- ----------- ----------- -----------
Office .....................    1.22x     1.92x      1.44x      5.663      114.2       47.26%      78.34%      69.44%
Anchored Retail(a) .........    1.20      1.88       1.44       5.801      126.0       52.31       79.94       70.31
Hospitality ................    1.48      1.74       1.58       6.738      114.6       68.88       87.60       74.34
Industrial .................    1.22      1.42       1.33       6.124      117.1       67.66       77.99       77.10
Unanchored Retail ..........    1.25      1.45       1.34       6.054      118.4       74.39       77.77       75.82
Manufactured Housing
 Community .................    1.25      1.25       1.25       5.460       59.0       79.92       79.92       79.92
Parking Garage .............    1.32      1.77       1.43       5.350       59.9       64.22       72.74       70.70
Mixed Use ..................    1.40      1.92       1.59       5.815      117.9       47.26       67.38       60.09
Self Storage ...............    1.37      1.72       1.52       5.746       119        60.73       76.08       69.50
Total: .....................    1.20x     1.92x      1.44x      5.836      116.6       47.26%      87.60%      71.12%

(a) Includes one (1) credit tenant lease property securing mortgage loans that represent 2.28% of the Group 1 initial pool balance.

(b) Certain of the mortgaged properties securing the AFR/Bank of America Portfolio Whole Loan that have zero allocated balances are excluded from these calculations.

                                    GROUP 1
               DISTRIBUTION OF DEBT SERVICE COVERAGE RATIOS (NCF)


                                                   PERCENTAGE
                                                       OF
                                                    AGGREGATE     MINIMUM        MAXIMUM       AVERAGE
RANGE OF              NUMBER OF       CUT-OFF        CUT-OFF      CUT-OFF        CUT-OFF       CUT-OFF
DEBT SERVICE          MORTGAGE          DATE          DATE          DATE          DATE           DATE
COVERAGE RATIOS          LOANS        BALANCE        BALANCE      BALANCE        BALANCE       BALANCE
--------------------- ----------- --------------- ------------ ------------- -------------- -------------
1.20 - 1.29 .........      14      $137,490,352       22.22%    $ 1,645,274   $19,980,977    $ 9,820,739
1.30 - 1.39 .........      17       213,765,201       34.54       2,396,654    49,956,233     12,574,424
1.40 - 1.49 .........      12       147,451,978       23.83       1,469,875    37,298,226     12,287,665
1.50 - 1.59 .........       2        12,401,402        2.00       4,425,000     7,976,402      6,200,701
1.60 - 1.69 .........       1        13,201,499        2.13      13,201,499    13,201,499     13,201,499
1.70 - 1.79 .........       4        19,651,915        3.18       1,493,111     8,181,763      4,912,979
1.80 - 1.89 .........       1        35,000,000        5.66      35,000,000    35,000,000     35,000,000
1.90 - 1.92 .........       1        39,921,847        6.45      39,921,847    39,921,847     39,921,847
                           --      ------------      ------
Total: ..............      52      $618,884,194      100.00%    $ 1,469,875   $49,956,233    $11,901,619
                           ==      ============      ======

                                                                  WEIGHTED
                                                                  AVERAGE
                                                                 REMAINING                            WEIGHTED
                                                      WEIGHTED      TERM      MINIMUM     MAXIMUM     AVERAGE
RANGE OF                                   WEIGHTED    AVERAGE       TO       CUT-OFF     CUT-OFF     CUT-OFF
DEBT SERVICE           MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
COVERAGE RATIOS          DSCR      DSCR      DSCR       RATE       (MOS.)       LTV         LTV         LTV
--------------------- --------- --------- ---------- ---------- ----------- ----------- ----------- -----------
1.20 - 1.29 .........    1.20x     1.29x      1.25x     5.757%      102.4       67.62%      79.92%      74.04%
1.30 - 1.39 .........    1.30      1.39       1.34      5.725       117.3       70.36       79.94       75.80
1.40 - 1.49 .........    1.40      1.49       1.45      6.202       128.7       62.78       87.60       73.39
1.50 - 1.59 .........    1.54      1.56       1.55      5.699       118.1       72.54       73.52       73.17
1.60 - 1.69 .........    1.68      1.68       1.68      6.790       117.0       73.34       73.34       73.34
1.70 - 1.79 .........    1.72      1.77       1.75      6.092       114.4       50.19       73.03       61.73
1.80 - 1.89 .........    1.88      1.88       1.88      5.224       119.0       52.31       52.31       52.31
1.90 - 1.92 .........    1.92      1.92       1.92      5.489       116.0       47.26       47.26       47.26
Total: ..............    1.20x     1.92x      1.44x     5.836%      116.6       47.26%      87.60%      71.12%

                                    GROUP 1
                    DISTRIBUTION OF MORTGAGE INTEREST RATES

                                                      PERCENTAGE
                                                          OF
                                                       AGGREGATE     MINIMUM        MAXIMUM        AVERAGE
                           NUMBER OF     CUT--OFF      CUT--OFF      CUT--OFF      CUT--OFF       CUT--OFF
RANGE OF                    MORTGAGE       DATE          DATE          DATE          DATE           DATE
MORTGAGE RATES               LOANS        BALANCE       BALANCE      BALANCE        BALANCE        BALANCE
------------------------- ----------- -------------- ------------ ------------- -------------- --------------
5.0200 - 5.2499 .........       3      $ 67,000,000      10.83%    $8,650,000    $35,000,000    $22,333,333
5.2500 - 5.4999 .........       9       107,033,044      17.29      1,493,111     39,921,847     11,892,560
5.5000 - 5.7499 .........       5        75,276,644      12.16      2,396,654     33,269,412     15,055,329
5.7500 - 5.9999 .........      18       180,770,869      29.21      1,645,274     49,956,233     10,042,826
6.0000 - 6.4999 .........      12       123,767,859      20.00      1,469,875     37,298,226     10,313,988
6.5000 - 7.1600 .........       5        65,035,778      10.51      8,179,329     19,630,275     13,007,156
                               --      ------------     ------
Total: ..................      52      $618,884,194     100.00%    $1,469,875    $49,956,233    $11,901,619
                               ==      ============     ======

                                                                      WEIGHTED
                                                                      AVERAGE
                                                                     REMAINING                          WEIGHTED
                                                          WEIGHTED      TERM      MINIMUM    MAXIMUM    AVERAGE
                                               WEIGHTED    AVERAGE       TO      CUT--OFF   CUT--OFF    CUT--OFF
RANGE OF                   MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY     DATE       DATE        DATE
MORTGAGE RATES               DSCR      DSCR      DSCR       RATE       (MOS.)       LTV        LTV        LTV
------------------------- --------- --------- ---------- ---------- ----------- ---------- ---------- -----------
5.0200 - 5.2499 .........    1.28x     1.88x      1.62x     5.196%      112.1      52.31%     77.83%      63.47%
5.2500 - 5.4999 .........    1.25      1.92       1.59      5.450       103.2      47.26      79.92       64.38
5.5000 - 5.7499 .........    1.34      1.54       1.42      5.571       119.3      72.54      78.00       77.34
5.7500 - 5.9999 .........    1.22      1.56       1.31      5.813       115.8      67.62      79.43       73.32
6.0000 - 6.4999 .........    1.20      1.72       1.35      6.187       117.4      60.73      79.94       73.70
6.5000 - 7.1600 .........    1.40      1.74       1.54      6.830       141.2      62.78      87.60       71.83
Total: ..................    1.20x     1.92x      1.44x     5.836%      116.6      47.26%     87.60%      71.12%

                                    GROUP 1
                      DISTRIBUTION OF AMORTIZATION TYPES

                                                           PERCENTAGE
                                                               OF
                                                            AGGREGATE     MINIMUM        MAXIMUM        AVERAGE
                               NUMBER OF      CUT--OFF      CUT--OFF      CUT--OFF      CUT--OFF       CUT--OFF
                                MORTGAGE        DATE          DATE          DATE          DATE           DATE
AMORTIZATION TYPES               LOANS        BALANCE        BALANCE      BALANCE        BALANCE        BALANCE
----------------------------- ----------- --------------- ------------ ------------- -------------- --------------
Amortizing Balloon ..........      44      $460,366,501       74.39%    $ 1,469,875   $49,956,233    $10,462,875
Interest Only, then
 Amortizing Balloon .........       7       144,391,847       23.33       2,450,000    39,921,847     20,627,407
Fully Amortizing ............       1        14,125,846        2.28      14,125,846    14,125,846     14,125,846
                                   --      ------------      ------
Total: ......................      52      $618,884,194      100.00%    $ 1,469,875   $49,956,233    $11,901,619
                                   ==      ============      ======

                                                                          WEIGHTED
                                                                          AVERAGE
                                                                         REMAINING                          WEIGHTED
                                                              WEIGHTED      TERM      MINIMUM    MAXIMUM    AVERAGE
                                                   WEIGHTED    AVERAGE       TO      CUT--OFF   CUT--OFF    CUT--OFF
                               MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY     DATE       DATE        DATE
AMORTIZATION TYPES               DSCR      DSCR      DSCR       RATE       (MOS.)       LTV        LTV        LTV
----------------------------- --------- --------- ---------- ---------- ----------- ---------- ---------- -----------
Amortizing Balloon ..........    1.20x     1.77x      1.39x     5.890%      112.6      50.19%     87.60%      74.31%
Interest Only, then
 Amortizing Balloon .........    1.22      1.92       1.60      5.532       117.7      47.26      78.34       61.74
Fully Amortizing ............    1.40      1.40       1.40      7.160       237.0      62.78      62.78       62.78
Total: ......................    1.20x     1.92x      1.44x     5.836%      116.6      47.26%     87.60%      71.12%

                                    GROUP 1
                DISTRIBUTION OF CUT--OFF DATE LOAN--TO--VALUES


                                                    PERCENTAGE
                                                        OF
                                                     AGGREGATE      MINIMUM        MAXIMUM        AVERAGE
RANGE OF                 NUMBER OF     CUT--OFF      CUT--OFF      CUT--OFF       CUT--OFF       CUT--OFF
CUT--OFF DATE             MORTGAGE       DATE          DATE          DATE           DATE           DATE
LOAN TO VALUE RATIOS       LOANS        BALANCE       BALANCE       BALANCE        BALANCE        BALANCE
----------------------- ----------- -------------- ------------ -------------- -------------- --------------
47.26 - 49.99 .........       1      $ 39,921,847       6.45%    $39,921,847    $39,921,847    $39,921,847
50.00 - 54.99 .........       2        43,181,763       6.98       8,181,763     35,000,000     21,590,882
60.00 - 64.99 .........       3        17,416,668       2.81       1,493,111     14,125,846      5,805,556
65.00 - 69.99 .........       7        93,481,348      15.10       1,996,014     37,298,226     13,354,478
70.00 - 74.99 .........      15       170,971,915      27.63       2,242,182     49,956,233     11,398,128
75.00 - 79.99 .........      23       244,011,822      39.43       1,469,875     33,269,412     10,609,210
85.00 - 87.60 .........       1         9,898,829       1.60       9,898,829      9,898,829      9,898,829
                             --      ------------     ------
Total: ................      52      $618,884,194     100.00%    $ 1,469,875    $49,956,233    $11,901,619
                             ==      ============     ======



                                                                    WEIGHTED
                                                                    AVERAGE
                                                                   REMAINING                          WEIGHTED
                                                        WEIGHTED      TERM      MINIMUM    MAXIMUM    AVERAGE
RANGE OF                                     WEIGHTED    AVERAGE       TO      CUT--OFF   CUT--OFF    CUT--OFF
CUT--OFF DATE            MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY     DATE       DATE        DATE
LOAN TO VALUE RATIOS       DSCR      DSCR      DSCR       RATE       (MOS.)       LTV        LTV        LTV
----------------------- --------- --------- ---------- ---------- ----------- ---------- ---------- -----------
47.26 - 49.99 .........    1.92x     1.92x      1.92x      5.489      116.0      47.26%     47.26%      47.26%
50.00 - 54.99 .........    1.76      1.88       1.86       5.263      118.8      50.19      52.31       51.91
60.00 - 64.99 .........    1.40      1.77       1.46       6.894      210.4      60.73      64.22       62.69
65.00 - 69.99 .........    1.22      1.49       1.39       6.167      107.7      67.38      69.98       69.10
70.00 - 74.99 .........    1.20      1.74       1.36       5.964      116.2      70.36      74.93       72.60
75.00 - 79.99 .........    1.25      1.45       1.35       5.674      113.6      75.13      79.94       78.08
85.00 - 87.60 .........    1.48      1.48       1.48       6.520      112.0      87.60      87.60       87.60
Total: ................    1.20x     1.92x      1.44x      5.836      116.6      47.26%     87.60%      71.12%

                                    GROUP 1
                 DISTRIBUTION OF MORTGAGED PROPERTIES BY STATE


                                                      PERCENTAGE
                                                          OF
                                                       AGGREGATE     MINIMUM        MAXIMUM       AVERAGE
                          NUMBER OF      CUT--OFF      CUT--OFF      CUT--OFF      CUT--OFF       CUT--OFF
                           MORTGAGE        DATE          DATE          DATE          DATE           DATE
STATES                      LOANS        BALANCE        BALANCE    BALANCE (A)      BALANCE     BALANCE (A)
------------------------ ----------- --------------- ------------ ------------- -------------- -------------
Pennsylvania ...........       6      $112,786,337       18.22%    $ 1,493,111   $37,298,226    $18,797,723
New Jersey .............       6        87,108,766       14.08       3,796,350    49,956,233     14,518,128
Virginia ...............      12        65,458,507       10.58          29,181    35,000,000      5,454,876
California .............      54        61,220,160        9.89          40,270    13,262,624      1,155,097
Ohio ...................       2        48,307,922        7.81      15,940,532    32,367,390     24,153,961
Michigan ...............       5        32,833,733        5.31       1,469,875    19,500,000      6,566,747
Florida ................      31        32,506,608        5.25          20,427    15,228,528      1,083,554
New York ...............       2        31,531,763        5.09       8,181,763    23,350,000     15,765,882
Illinois ...............       4        27,116,214        4.38       3,243,354    14,125,846      6,779,053
Arizona ................       9        24,925,695        4.03         105,053    19,980,977      3,115,712
Nevada .................       4        18,928,893        3.06          67,117    15,000,000      4,732,223
Missouri ...............      14        17,780,894        2.87          24,804    17,000,000      1,481,741
Nebraska ...............       1        13,201,499        2.13      13,201,499    13,201,499     13,201,499
Oregon .................       1        11,989,388        1.94      11,989,388    11,989,388     11,989,388
Connecticut ............       1         8,179,329        1.32       8,179,329     8,179,329      8,179,329
Texas ..................      16         5,374,461        0.87          42,021     2,396,654        358,297
North Carolina .........       2         5,146,185        0.83       2,346,185     2,800,000      2,573,092
Delaware ...............       1         4,796,167        0.77       4,796,167     4,796,167      4,796,167
Washington .............      15         4,156,319        0.67          40,854     2,287,822        296,880
Minnesota ..............       1         4,041,804        0.65       4,041,804     4,041,804      4,041,804
Georgia ................       6           488,305        0.08          37,936       142,989         81,384
New Mexico .............       2           268,469        0.04          70,035       198,434        134,234
Maryland ...............       2           245,833        0.04          35,727       210,106        122,917
Kansas .................       2           138,612        0.02          48,149        90,462         69,306
South Carolina .........       1            89,295        0.01          89,295        89,295         89,295
Tennessee ..............       1            87,544        0.01          87,544        87,544         87,544
Idaho ..................       1            80,541        0.01          80,541        80,541         80,541
Oklahoma ...............       2            52,527        0.01          52,527        52,527         52,527
Arkansas ...............       1            42,426        0.01          42,426        42,426         42,426
                             ---      ------------      ------
Total: .................     205      $618,884,194      100.00%    $    20,427   $49,956,233    $ 3,141,544
                             ===      ============      ======



                                                                     WEIGHTED
                                                                     AVERAGE
                                                                    REMAINING                          WEIGHTED
                                                         WEIGHTED      TERM      MINIMUM    MAXIMUM    AVERAGE
                                              WEIGHTED    AVERAGE       TO      CUT--OFF   CUT--OFF    CUT--OFF
                          MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY     DATE       DATE        DATE
STATES                      DSCR      DSCR      DSCR       RATE       (MOS.)       LTV        LTV        LTV
------------------------ --------- --------- ---------- ---------- ----------- ---------- ---------- -----------
Pennsylvania ...........    1.22x     1.77x      1.45x     6.070%      113.5      64.22%     77.58%      72.90%
New Jersey .............    1.31      1.54       1.35      5.636       119.1      70.36      79.09       73.38
Virginia ...............    1.28      1.92       1.65      5.533       109.9      47.26      87.6        64.35
California .............    1.20      1.92       1.36      5.823       117.0      47.26      78.34       69.31
Ohio ...................    1.32      1.33       1.32      6.084       116.7      77.76      77.99       77.91
Michigan ...............    1.25      1.56       1.40      5.695       118.7      73.52      78.00       76.53
Florida ................    1.29      1.92       1.52      5.791       116.0      47.26      79.43       65.55
New York ...............    1.36      1.76       1.46      5.274       120.2      50.19      77.83       70.66
Illinois ...............    1.32      1.92       1.48      6.377       169.0      47.26      76.31       63.26
Arizona ................    1.25      1.92       1.34      5.497        70.7      47.26      79.92       76.20
Nevada .................    1.22      1.92       1.26      5.870       117.0      47.26      74.63       73.82
Missouri ...............    1.26      1.92       1.29      5.739       118.9      47.26      68.04       67.13
Nebraska ...............    1.68      1.68       1.68      6.790       117.0      73.34      73.34       73.34
Oregon .................    1.36      1.36       1.36      5.750       119.0      74.93      74.93       74.93
Connecticut ............    1.74      1.74       1.74      6.890       118.0      73.03      73.03       73.03
Texas ..................    1.37      1.92       1.61      5.689       118.3      47.26      76.08       64.62
North Carolina .........    1.28      1.92       1.57      5.637       118.2      47.26      78.87       64.46
Delaware ...............    1.30      1.30       1.30      6.140       119.0      77.36      77.36       77.36
Washington .............    1.92      1.92       1.92      5.489       116.0      47.26      47.26       47.26
Minnesota ..............    1.28      1.28       1.28      5.930       118.0      79.25      79.25       79.25
Georgia ................    1.92      1.92       1.92      5.489       116.0      47.26      47.26       47.26
New Mexico .............    1.92      1.92       1.92      5.489       116.0      47.26      47.26       47.26
Maryland ...............    1.92      1.92       1.92      5.489       116.0      47.26      47.26       47.26
Kansas .................    1.92      1.92       1.92      5.489       116.0      47.26      47.26       47.26
South Carolina .........    1.92      1.92       1.92      5.489       116.0      47.26      47.26       47.26
Tennessee ..............    1.92      1.92       1.92      5.489       116.0      47.26      47.26       47.26
Idaho ..................    1.92      1.92       1.92      5.489       116.0      47.26      47.26       47.26
Oklahoma ...............    1.92      1.92       1.92      5.489       116.0      47.26      47.26       47.26
Arkansas ...............    1.92      1.92       1.92      5.489       116.0      47.26      47.26       47.26
Total: .................    1.20x     1.92x      1.44x     5.836%      116.6      47.26%     87.60%      71.12%

(a) Certain of the mortgaged properties securing the AFR/Bank of America Portfolio Whole Loan that have zero allocated balances are excluded from these calculations.

                                    GROUP 1
                 DISTRIBUTION OF REMAINING AMORTIZATION TERMS


                                                     PERCENTAGE
                                                         OF
                                                      AGGREGATE      MINIMUM        MAXIMUM        AVERAGE
RANGE OF                  NUMBER OF     CUT--OFF      CUT--OFF      CUT--OFF       CUT--OFF       CUT--OFF
REMAINING AMORTIZATION     MORTGAGE       DATE          DATE          DATE           DATE           DATE
TERMS (MOS.)                LOANS        BALANCE       BALANCE       BALANCE        BALANCE        BALANCE
------------------------ ----------- -------------- ------------ -------------- -------------- --------------
237 - 240 ..............       1      $ 14,125,846       2.28%    $14,125,846    $14,125,846    $14,125,846
281 - 300 ..............      10       130,990,837      21.17       1,493,111     37,298,226     13,099,084
321 - 340 ..............       3        74,941,847      12.11      15,520,000     39,921,847     24,980,616
341 - 360 ..............      38       398,825,664      64.44       1,469,875     49,956,233     10,495,412
                              --      ------------     ------
Total: .................      52      $618,884,194     100.00%    $ 1,469,875    $49,956,233    $11,901,619
                              ==      ============     ======

                                                                     WEIGHTED
                                                                     AVERAGE
                                                                    REMAINING                          WEIGHTED
                                                         WEIGHTED      TERM      MINIMUM    MAXIMUM    AVERAGE
RANGE OF                                      WEIGHTED    AVERAGE       TO      CUT--OFF   CUT--OFF    CUT--OFF
REMAINING AMORTIZATION    MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY     DATE       DATE        DATE
TERMS (MOS.)                DSCR      DSCR      DSCR       RATE       (MOS.)       LTV        LTV        LTV
------------------------ --------- --------- ---------- ---------- ----------- ---------- ---------- -----------
237 - 240 ..............    1.40x     1.40x      1.40x     7.160%      237.0      62.78%     62.78%      62.78%
281 - 300 ..............    1.32      1.77       1.47      6.399       113.7      60.73      87.60       73.67
321 - 340 ..............    1.28      1.92       1.64      5.551       116.8      47.26      78.34       61.70
341 - 360 ..............    1.20      1.88       1.39      5.657       113.3      50.19      79.94       72.34
Total: .................    1.20x     1.92x      1.44x     5.836%      116.6      47.26%     87.60%      71.12%

                                    GROUP 1
                 DISTRIBUTION OF ORIGINAL TERMS TO MATURITY(A)


                                                 PERCENTAGE
                                                     OF
                                                  AGGREGATE     MINIMUM        MAXIMUM       AVERAGE
RANGE OF              NUMBER OF     CUT--OFF      CUT--OFF      CUT--OFF      CUT--OFF       CUT--OFF
ORIGINAL TERMS         MORTGAGE       DATE          DATE          DATE          DATE           DATE
TO MATURITY (MOS.)      LOANS        BALANCE       BALANCE      BALANCE        BALANCE       BALANCE
-------------------- ----------- -------------- ------------ ------------- -------------- -------------
 60 -  80 ..........       5      $ 40,261,636       6.51%    $ 1,493,111   $19,980,977    $ 8,052,327
101 - 120 ..........      45       541,146,712      87.44       1,469,875    49,956,233     12,025,482
121 - 140 ..........       1        23,350,000       3.77      23,350,000    23,350,000     23,350,000
221 - 237 ..........       1        14,125,846       2.28      14,125,846    14,125,846     14,125,846
                          --      ------------     ------
Total: .............      52      $618,884,194     100.00%    $ 1,469,875   $49,956,233    $11,901,619
                          ==      ============     ======

                                                                 WEIGHTED
                                                                 AVERAGE
                                                                REMAINING                          WEIGHTED
                                                     WEIGHTED      TERM      MINIMUM    MAXIMUM    AVERAGE
RANGE OF                                  WEIGHTED    AVERAGE       TO      CUT--OFF   CUT--OFF    CUT--OFF
ORIGINAL TERMS        MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY     DATE       DATE        DATE
TO MATURITY (MOS.)      DSCR      DSCR      DSCR       RATE       (MOS.)       LTV        LTV        LTV
-------------------- --------- --------- ---------- ---------- ----------- ---------- ---------- -----------
 60 -  80 ..........    1.22x     1.77x      1.28x     5.387%       57.7      64.22%     79.92%      74.67%
101 - 120 ..........    1.20      1.92       1.45      5.861       117.7      47.26      87.60       70.78
121 - 140 ..........    1.36      1.36       1.36      5.220       121.0      77.83      77.83       77.83
221 - 237 ..........    1.40      1.40       1.40      7.160       237.0      62.78      62.78       62.78
Total: .............    1.20x     1.92x      1.44x     5.836%      116.6      47.26%     87.60%      71.12%

(a) For the purposes of mortgage loan calculations in the prospectus supplement, the BridgeMarket Center loan original term to maturity is 120 months, which is calculated using the June 1, 2004 first payment date and May 1, 2014 maturity date. The original term to maturity, remaining term to maturity, original interest only period, remaining interest only period, and prepayment provision were adjusted to include an additional one month interest-only payment to reflect the interest payment the trust will receive on May 1, 2004.

                                    GROUP 1
                 DISTRIBUTION OF REMAINING TERM TO MATURITY(A)


                                                 PERCENTAGE
                                                     OF
                                                  AGGREGATE     MINIMUM       MAXIMUM       AVERAGE
RANGE OF             NUMBER OF      CUT--OFF      CUT--OFF      CUT--OFF      CUT--OFF      CUT--OFF
REMAINING TERMS       MORTGAGE        DATE          DATE          DATE          DATE          DATE
TO MATURITY            LOANS        BALANCE        BALANCE      BALANCE       BALANCE       BALANCE
------------------- ----------- --------------- ------------ ------------- ------------- -------------
 47 -  51 .........       1      $  5,409,735        0.87%    $ 5,409,735   $ 5,409,735   $ 5,409,735
 52 -  80 .........       4        34,851,901        5.63       1,493,111    19,980,977     8,712,975
101 - 120 .........      45       541,146,712       87.44       1,469,875    49,956,233    12,025,482
121 - 180 .........       1        23,350,000        3.77      23,350,000    23,350,000    23,350,000
201 - 237 .........       1        14,125,846        2.28      14,125,846    14,125,846    14,125,846
                         --      ------------      ------
Total: ............      52      $618,884,194      100.00%    $ 1,469,875   $49,956,233   $11,901,619
                         ==      ============      ======



                                                                WEIGHTED
                                                                AVERAGE
                                                               REMAINING                          WEIGHTED
                                                    WEIGHTED      TERM      MINIMUM    MAXIMUM    AVERAGE
RANGE OF                                 WEIGHTED    AVERAGE       TO      CUT--OFF   CUT--OFF    CUT--OFF
REMAINING TERMS      MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY     DATE       DATE        DATE
TO MATURITY            DSCR      DSCR      DSCR       RATIO      (MOS.)       LTV        LTV        LTV
------------------- --------- --------- ---------- ---------- ----------- ---------- ---------- -----------
 47 -  51 .........    1.22x     1.22x      1.22x     5.750%       47.0      67.62%     67.62%      67.62%
 52 -  80 .........    1.25      1.77       1.29      5.331        59.4      64.22      79.92       75.77
101 - 120 .........    1.20      1.92       1.45      5.861       117.7      47.26      87.60       70.78
121 - 180 .........    1.36      1.36       1.36      5.220       121.0      77.83      77.83       77.83
201 - 237 .........    1.40      1.40       1.40      7.160       237.0      62.78      62.78       62.78
Total: ............    1.20x     1.92x      1.44x     5.836%      116.6      47.26%     87.60%      71.12%

(a) For the purposes of mortgage loan calculations in the prospectus supplement, the BridgeMarket Center loan original term to maturity is 120 months, which is calculated using the June 1, 2004 first payment date and May 1, 2014 maturity date. The original term to maturity, remaining term to maturity, original interest only period, remaining interest only period, and prepayment provision were adjusted to include an additional one month interest-only payment to reflect the interest payment the trust will receive on May 1, 2004.


                                    GROUP 1
                     DISTRIBUTION OF PREPAYMENT PROVISIONS


                                                            PERCENTAGE
                                                                OF
                                                             AGGREGATE      MINIMUM        MAXIMUM        AVERAGE
                                 NUMBER OF     CUT--OFF      CUT--OFF      CUT--OFF       CUT--OFF       CUT--OFF
PREPAYMENT                        MORTGAGE       DATE          DATE          DATE           DATE           DATE
PROVISIONS                         LOANS        BALANCE       BALANCE       BALANCE        BALANCE        BALANCE
------------------------------- ----------- -------------- ------------ -------------- -------------- --------------
Defeasance ....................       1      $ 14,125,846       2.28%    $14,125,846    $14,125,846    $14,125,846
Lock Out/Defeasance ...........      48       551,926,925      89.18       1,469,875     49,956,233     11,498,478
Partial YM/Defeasance .........       1        39,921,847       6.45      39,921,847     39,921,847     39,921,847
YM ............................       2        12,909,576       2.09       4,727,813      8,181,763      6,454,788
                                     --      ------------     ------
Total: ........................      52      $618,884,194     100.00%    $ 1,469,875    $49,956,233    $11,901,619
                                     ==      ============     ======

                                                                            WEIGHTED
                                                                            AVERAGE
                                                                           REMAINING                          WEIGHTED
                                                                WEIGHTED      TERM      MINIMUM    MAXIMUM    AVERAGE
                                                     WEIGHTED    AVERAGE       TO      CUT--OFF   CUT--OFF    CUT--OFF
PREPAYMENT                       MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY     DATE       DATE        DATE
PROVISIONS                         DSCR      DSCR      DSCR       RATE       (MOS.)       LTV        LTV        LTV
------------------------------- --------- --------- ---------- ---------- ----------- ---------- ---------- -----------
Defeasance ....................    1.40x     1.40x      1.40x     7.160%      237.0      62.78%     62.78%      62.78%
Lock Out/Defeasance ...........    1.20      1.88       1.40      5.837       114.1      52.31      87.6        73.35
Partial YM/Defeasance .........    1.92      1.92       1.92      5.489       116.0      47.26      47.26       47.26
YM ............................    1.32      1.76       1.60      5.392        95.7      50.19      72.74       58.45
Total: ........................    1.20x     1.92x      1.44x     5.836%      116.6      47.26%     87.60%      71.12%

                                    GROUP 2
                DISTRIBUTION OF CUT-OFF DATE PRINCIPAL BALANCES


                                                            PERCENTAGE
                                                                OF
                                  NUMBER                     AGGREGATE     MINIMUM       MAXIMUM       AVERAGE
CUT-OFF DATE                        OF         CUT-OFF        CUT-OFF      CUT-OFF       CUT-OFF       CUT-OFF
BALANCE                          MORTGAGE        DATE          DATE          DATE          DATE          DATE
DISTRIBUTION                       LOANS       BALANCE        BALANCE      BALANCE       BALANCE       BALANCE
------------------------------- ---------- --------------- ------------ ------------- ------------- -------------
 1,466,685 -  1,999,999 .......      2      $  3,464,957        3.38%    $ 1,466,685   $ 1,998,272   $ 1,732,478
 3,000,000 -  3,999,999 .......      1         3,456,536        3.37       3,456,536     3,456,536     3,456,536
 4,000,000 -  5,999,999 .......      3        16,064,769       15.67       4,908,235     5,794,193     5,354,923
 6,000,000 -  7,999,999 .......      2        12,355,787       12.05       6,075,000     6,280,787     6,177,894
 8,000,000 -  9,999,999 .......      1         8,991,980        8.77       8,991,980     8,991,980     8,991,980
10,000,000 - 14,999,999 .......      2        24,185,967       23.59      12,021,504    12,164,463    12,092,983
30,000,000 - 34,000,000 .......      1        34,000,000       33.16      34,000,000    34,000,000    34,000,000
                                     -      ------------      ------
Total: ........................     12      $102,519,996      100.00%    $ 1,466,685   $34,000,000   $ 8,543,333
                                    ==      ============      ======

                                                                            WEIGHTED
                                                                            AVERAGE                             WEIGHTED
                                                                WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
CUT-OFF DATE                                         WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
BALANCE                          MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
DISTRIBUTION                       DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
------------------------------- --------- --------- ---------- ---------- ----------- ----------- ----------- -----------
 1,466,685 -  1,999,999 .......    1.25x     1.48x      1.35x     6.179%      116.9       68.91%      79.41%      73.35%
 3,000,000 -  3,999,999 .......    1.55      1.55       1.55      5.250        59.0       78.56       78.56       78.56
 4,000,000 -  5,999,999 .......    1.32      1.33       1.33      5.343       105.7       74.37       79.92       76.94
 6,000,000 -  7,999,999 .......    1.21      1.26       1.24      5.380        87.5       75.85       77.88       76.85
 8,000,000 -  9,999,999 .......    1.34      1.34       1.34      5.720       119.0       78.19       78.19       78.19
10,000,000 - 14,999,999 .......    1.25      1.30       1.27      5.487        87.7       78.93       78.99       78.96
30,000,000 - 34,000,000 .......    1.36      1.36       1.36      5.228        84.0       75.12       75.12       75.12
Total: ........................    1.21x     1.55x      1.32x     5.401%       92.0       68.91%      79.92%      76.84%

                                    GROUP 2
                         DISTRIBUTION OF PROPERTY TYPES


                                                   PERCENTAGE
                                                       OF
                                                    AGGREGATE     MINIMUM        MAXIMUM       AVERAGE
                        NUMBER OF      CUT-OFF       CUT-OFF      CUT-OFF        CUT-OFF       CUT-OFF
                        MORTGAGED       DATE          DATE          DATE          DATE           DATE
PROPERTY TYPE          PROPERTIES      BALANCE       BALANCE      BALANCE        BALANCE       BALANCE
--------------------- ------------ -------------- ------------ ------------- -------------- -------------
Multifamily .........      10       $ 87,041,956      84.90%    $1,466,685    $34,000,000    $8,704,196
Manufactured Housing
 Community ..........       2         15,478,040      15.10      3,456,536     12,021,504     7,739,020
                           --       ------------
Total: ..............      12       $102,519,996     100.00%    $1,466,685    $34,000,000    $8,543,333
                           ==       ============     ======

                                                                  WEIGHTED
                                                                  AVERAGE                             WEIGHTED
                                                      WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
                                           WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
                       MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
PROPERTY TYPE            DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
--------------------- --------- --------- ---------- ---------- ----------- ----------- ----------- -----------
Multifamily .........    1.21x     1.48x      1.32x     5.449%       98.0       68.91%      79.92%      76.49%
Manufactured Housing
 Community ..........    1.30      1.55       1.36      5.133        58.2       78.56       78.93       78.85
Total: ..............    1.21x     1.55x      1.32x     5.401%       92.0       68.91%      79.92%      76.84%

                                    GROUP 2
               DISTRIBUTION OF DEBT SERVICE COVERAGE RATIOS (NCF)


                                                  PERCENTAGE
                                                      OF
                                                   AGGREGATE     MINIMUM        MAXIMUM       AVERAGE
RANGE OF               NUMBER OF      CUT-OFF       CUT-OFF      CUT-OFF        CUT-OFF       CUT-OFF
DEBT SERVICE            MORTGAGE       DATE          DATE          DATE          DATE           DATE
COVERAGE RATIOS          LOANS        BALANCE       BALANCE      BALANCE        BALANCE       BALANCE
--------------------- ----------- -------------- ------------ ------------- -------------- -------------
1.21 - 1.29 .........       4      $ 26,518,522      25.87%    $1,998,272    $12,164,463    $ 6,629,630
1.30 - 1.39 .........       6        71,078,253      69.33      4,908,235     34,000,000     11,846,375
1.40 - 1.49 .........       1         1,466,685       1.43      1,466,685      1,466,685      1,466,685
1.50 - 1.55 .........       1         3,456,536       3.37      3,456,536      3,456,536      3,456,536
                            -      ------------     ------
Total: ..............      12      $102,519,996     100.00%    $1,466,685    $34,000,000    $ 8,543,333
                           ==      ============     ======

                                                                  WEIGHTED
                                                                  AVERAGE                             WEIGHTED
                                                      WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
RANGE OF                                   WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
DEBT SERVICE           MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
COVERAGE RATIOS          DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
--------------------- --------- --------- ---------- ---------- ----------- ----------- ----------- -----------
1.21 - 1.29 .........    1.21x     1.26x      1.24x     5.639%      103.4       68.91%      78.99%      77.23%
1.30 - 1.39 .........    1.30      1.36       1.34      5.295        88.9       74.37       79.92       76.56
1.40 - 1.49 .........    1.48      1.48       1.48      6.640       114.0       79.41       79.41       79.41
1.50 - 1.55 .........    1.55      1.55       1.55      5.250        59.0       78.56       78.56       78.56
Total: ..............    1.21x     1.55x      1.32x     5.401%       92.0       68.91%      79.92%      76.84%

                                    GROUP 2
                    DISTRIBUTION OF MORTGAGE INTEREST RATES

                                                      PERCENTAGE
                                                          OF
                                                       AGGREGATE     MINIMUM        MAXIMUM        AVERAGE
                           NUMBER OF      CUT-OFF       CUT-OFF      CUT-OFF        CUT-OFF        CUT-OFF
RANGE OF                    MORTGAGE       DATE          DATE          DATE          DATE           DATE
MORTGAGE RATES               LOANS        BALANCE       BALANCE      BALANCE        BALANCE        BALANCE
------------------------- ----------- -------------- ------------ ------------- -------------- --------------
5.0400 - 5.2499 .........       4      $ 57,004,740      55.60%    $4,908,235    $34,000,000    $14,251,185
5.2500 - 5.4999 .........       2         9,250,729       9.02      3,456,536      5,794,193      4,625,364
5.5000 - 5.7499 .........       3        20,635,107      20.13      5,362,340      8,991,980      6,878,369
5.7500 - 5.9999 .........       2        14,162,735      13.81      1,998,272     12,164,463      7,081,367
6.5000 - 6.6400 .........       1         1,466,685       1.43      1,466,685      1,466,685      1,466,685
                                -      ------------     ------
Total: ..................      12      $102,519,996     100.00%    $1,466,685    $34,000,000    $ 8,543,333
                               ==      ============     ======

                                                                      WEIGHTED
                                                                      AVERAGE                             WEIGHTED
                                                          WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
                                               WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
RANGE OF                   MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
MORTGAGE RATES               DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
------------------------- --------- --------- ---------- ---------- ----------- ----------- ----------- -----------
5.0400 - 5.2499 .........    1.21x     1.36x      1.33x     5.171%       75.5       74.37%      78.93%      76.15%
5.2500 - 5.4999 .........    1.32      1.55       1.41      5.25         96.6       78.56       79.92       79.41
5.5000 - 5.7499 .........    1.26      1.34       1.31      5.699       116.8       75.85       78.19       76.92
5.7500 - 5.9999 .........    1.25      1.25       1.25      5.866       117.3       68.91       78.99       77.57
6.5000 - 6.6400 .........    1.48      1.48       1.48      6.64        114.0       79.41       79.41       79.41
Total: ..................    1.21x     1.55x      1.32x     5.401%       92.0       68.91%      79.92%      76.84%

                                    GROUP 2
                      DISTRIBUTION OF AMORTIZATION TYPES

                                                          PERCENTAGE
                                                              OF
                                                           AGGREGATE     MINIMUM        MAXIMUM       AVERAGE
                               NUMBER OF      CUT-OFF       CUT-OFF      CUT-OFF        CUT-OFF       CUT-OFF
                                MORTGAGE       DATE          DATE          DATE          DATE           DATE
AMORTIZATION TYPES (MOS)         LOANS        BALANCE       BALANCE      BALANCE        BALANCE       BALANCE
----------------------------- ----------- -------------- ------------ ------------- -------------- -------------
Amortizing Balloon ..........      11      $ 96,444,996      94.07%    $1,466,685    $34,000,000    $8,767,727
Interest Only, then
 Amortizing Balloon .........       1         6,075,000       5.93      6,075,000      6,075,000     6,075,000
                                   --      ------------     ------
Total: ......................      12      $102,519,996     100.00%    $1,466,685    $34,000,000    $8,543,333
                                   ==      ============     ======

                                                                          WEIGHTED
                                                                          AVERAGE                             WEIGHTED
                                                              WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
                                                   WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
                               MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
AMORTIZATION TYPES (MOS)         DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
----------------------------- --------- --------- ---------- ---------- ----------- ----------- ----------- -----------
Amortizing Balloon ..........    1.25x     1.55x      1.33x     5.420%       94.2       68.91%      79.92%      76.78%
Interest Only, then
 Amortizing Balloon .........    1.21      1.21       1.21      5.100        57.0       77.88       77.88       77.88
Total: ......................    1.21x     1.55x      1.32x     5.401%       92.0       68.91%      79.92%      76.84%

                                    GROUP 2
                  DISTRIBUTION OF CUT-OFF DATE LOAN-TO-VALUES


                                                     PERCENTAGE
                                                         OF
                                                      AGGREGATE     MINIMUM       MAXIMUM       AVERAGE
RANGE OF                 NUMBER OF      CUT-OFF        CUT-OFF      CUT-OFF       CUT-OFF       CUT-OFF
CUT-OFF DATE              MORTGAGE        DATE          DATE          DATE          DATE          DATE
LOAN-TO-VALUE RATIOS       LOANS        BALANCE        BALANCE      BALANCE       BALANCE       BALANCE
----------------------- ----------- --------------- ------------ ------------- ------------- -------------
68.91 - 69.99 .........       1      $  1,998,272        1.95%    $1,998,272    $ 1,998,272   $1,998,272
70.00 - 74.99 .........       1         4,908,235        4.79      4,908,235      4,908,235    4,908,235
75.00 - 79.92 .........      10        95,613,488       93.26      1,466,685     34,000,000    9,561,349
                             --      ------------      ------
Total: ................      12      $102,519,996      100.00%    $1,466,685    $34,000,000   $8,543,333
                             ==      ============      ======

                                                                    WEIGHTED
                                                                    AVERAGE                             WEIGHTED
                                                        WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
RANGE OF                                     WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
CUT-OFF DATE             MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
LOAN-TO-VALUE RATIOS       DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
----------------------- --------- --------- ---------- ---------- ----------- ----------- ----------- -----------
68.91 - 69.99 .........    1.25x     1.25x      1.25x     5.840%      119.0       68.91%      68.91%      68.91%
70.00 - 74.99 .........    1.33      1.33       1.33      5.040        82.0       74.37       74.37       74.37
75.00 - 79.92 .........    1.21      1.55       1.33      5.411        92.0       75.12       79.92       77.14
Total: ................    1.21x     1.55x      1.32x     5.401%       92.0       68.91%      79.92%      76.84%

                                    GROUP 2
                 DISTRIBUTION OF MORTGAGED PROPERTIES BY STATE


                                                      PERCENTAGE
                                                          OF
                                                       AGGREGATE     MINIMUM        MAXIMUM        AVERAGE
                           NUMBER OF      CUT-OFF       CUT-OFF      CUT-OFF        CUT-OFF        CUT-OFF
                           MORTGAGED       DATE          DATE          DATE          DATE           DATE
PROPERTY STATE            PROPERTIES      BALANCE       BALANCE      BALANCE        BALANCE        BALANCE
------------------------ ------------ -------------- ------------ ------------- -------------- --------------
Maryland ...............       2       $ 35,998,272      35.11%    $ 1,998,272   $34,000,000    $17,999,136
California .............       2         24,185,967      23.59      12,021,504    12,164,463     12,092,983
Ohio ...................       2         12,355,787      12.05       6,075,000     6,280,787      6,177,894
New York ...............       1          8,991,980       8.77       8,991,980     8,991,980      8,991,980
Arizona ................       1          5,794,193       5.65       5,794,193     5,794,193      5,794,193
Oregon .................       1          5,362,340       5.23       5,362,340     5,362,340      5,362,340
North Carolina .........       1          4,908,235       4.79       4,908,235     4,908,235      4,908,235
Florida ................       1          3,456,536       3.37       3,456,536     3,456,536      3,456,536
Connecticut ............       1          1,466,685       1.43       1,466,685     1,466,685      1,466,685
                               -       ------------     ------
Total: .................      12       $102,519,996     100.00%    $ 1,466,685   $34,000,000    $ 8,543,333
                              ==       ============     ======

                                                                     WEIGHTED
                                                                     AVERAGE                             WEIGHTED
                                                         WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
                                              WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
                          MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
PROPERTY STATE              DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
------------------------ --------- --------- ---------- ---------- ----------- ----------- ----------- -----------
Maryland ...............    1.25x     1.36x      1.35x     5.262%       85.9       68.91%      75.12%      74.78%
California .............    1.25      1.30       1.27      5.487        87.7       78.93       78.99       78.96
Ohio ...................    1.21      1.26       1.24      5.38         87.5       75.85       77.88       76.85
New York ...............    1.34      1.34       1.34      5.72         119        78.19       78.19       78.19
Arizona ................    1.32      1.32       1.32      5.25         119        79.92       79.92       79.92
Oregon .................    1.33      1.33       1.33      5.72         113        76.06       76.06       76.06
North Carolina .........    1.33      1.33       1.33      5.04          82        74.37       74.37       74.37
Florida ................    1.55      1.55       1.55      5.25          59        78.56       78.56       78.56
Connecticut ............    1.48      1.48       1.48      6.64         114        79.41       79.41       79.41
Total: .................    1.21x     1.55x      1.32x     5.401%       92.0       68.91%      79.92%      76.84%

                                    GROUP 2
                 DISTRIBUTION OF REMAINING AMORTIZATION TERMS


                                                      PERCENTAGE
                                                          OF
                                                       AGGREGATE     MINIMUM       MAXIMUM       AVERAGE
RANGE OF                  NUMBER OF      CUT-OFF        CUT-OFF      CUT-OFF       CUT-OFF       CUT-OFF
REMAINING AMORTIZATION     MORTGAGE        DATE          DATE          DATE          DATE          DATE
TERMS (MOS)                 LOANS        BALANCE        BALANCE      BALANCE       BALANCE       BALANCE
------------------------ ----------- --------------- ------------ ------------- ------------- -------------
294 - 300 ..............       1      $  1,466,685        1.43%    $1,466,685    $ 1,466,685   $1,466,685
341 - 360 ..............      11       101,053,311       98.57      1,998,272     34,000,000    9,186,665
                              --      ------------      ------
Total: .................      12      $102,519,996      100.00%    $1,466,685    $34,000,000   $8,543,333
                              ==      ============      ======



                                                                     WEIGHTED
                                                                     AVERAGE                             WEIGHTED
                                                         WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
RANGE OF                                      WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
REMAINING AMORTIZATION    MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
TERMS (MOS)                 DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
------------------------ --------- --------- ---------- ---------- ----------- ----------- ----------- -----------
294 - 300 ..............    1.48x     1.48x      1.48x     6.640%      114.0       79.41%      79.41%      79.41%
341 - 360 ..............    1.21      1.55       1.32      5.383        91.7       68.91       79.92       76.81
Total: .................    1.21x     1.55x      1.32x     5.401%       92.0       68.91%      79.92%      76.84%

                                    GROUP 2
                  DISTRIBUTION OF ORIGINAL TERMS TO MATURITY


                                                PERCENTAGE
                                                    OF
                                                 AGGREGATE     MINIMUM        MAXIMUM       AVERAGE
RANGE OF             NUMBER OF      CUT-OFF       CUT-OFF      CUT-OFF        CUT-OFF       CUT-OFF
ORIGINAL TERMS        MORTGAGE       DATE          DATE          DATE          DATE           DATE
OF MATURITY (MOS)      LOANS        BALANCE       BALANCE      BALANCE        BALANCE       BALANCE
------------------- ----------- -------------- ------------ ------------- -------------- -------------
60 - 80 ...........       3      $ 21,553,040      21.02%    $3,456,536    $12,021,504    $ 7,184,347
81 - 100 ..........       2        38,908,235      37.95      4,908,235     34,000,000     19,454,118
101 - 120 .........       7        42,058,720      41.02      1,466,685     12,164,463      6,008,389
                         --      ------------     ------
Total: ............      12      $102,519,996     100.00%    $1,466,685    $34,000,000    $ 8,543,333
                         ==      ============     ======



                                                                WEIGHTED
                                                                AVERAGE                             WEIGHTED
                                                    WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
RANGE OF                                 WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
ORIGINAL TERMS       MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
OF MATURITY (MOS)      DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
------------------- --------- --------- ---------- ---------- ----------- ----------- ----------- -----------
60 - 80 ...........    1.21x     1.55x      1.31x     5.124%      57.90       77.88%      78.93%      78.57%
81 - 100 ..........    1.33      1.36       1.36      5.204        83.7       74.37       75.12       75.03
101 - 120 .........    1.25      1.48       1.30      5.726       117.2       68.91       79.92       77.64
Total: ............    1.21x     1.55x      1.32x     5.401%      92.00       68.91%      79.92%      76.84%

                                    GROUP 2
                  DISTRIBUTION OF REMAINING TERM TO MATURITY


                                                PERCENTAGE
                                                    OF
                                                 AGGREGATE     MINIMUM        MAXIMUM       AVERAGE
RANGE OF             NUMBER OF      CUT-OFF       CUT-OFF      CUT-OFF        CUT-OFF       CUT-OFF
REMAINING TERMS       MORTGAGE       DATE          DATE          DATE          DATE           DATE
TO MATURITY (MOS)      LOANS        BALANCE       BALANCE      BALANCE        BALANCE       BALANCE
------------------- ----------- -------------- ------------ ------------- -------------- -------------
57 - 80 ...........       3      $ 21,553,040      21.02%    $3,456,536    $12,021,504    $ 7,184,347
81 - 100 ..........       2        38,908,235      37.95      4,908,235     34,000,000     19,454,118
101 - 119 .........       7        42,058,720      41.02      1,466,685     12,164,463      6,008,389
                         --      ------------     ------
Total: ............      12      $102,519,996     100.00%    $1,466,685    $34,000,000    $ 8,543,333
                         ==      ============     ======



                                                                WEIGHTED
                                                                AVERAGE                             WEIGHTED
                                                    WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
RANGE OF                                 WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
REMAINING TERMS      MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
TO MATURITY (MOS)      DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
------------------- --------- --------- ---------- ---------- ----------- ----------- ----------- -----------
57 - 80 ...........    1.21x     1.55x      1.31x     5.124%      57.90       77.88%      78.93%      78.57%
81 - 100 ..........    1.33      1.36       1.36      5.204       83.70       74.37       75.12       75.03
101 - 119 .........    1.25      1.48       1.30      5.726      117.2        68.91       79.92       77.64
Total: ............    1.21x     1.55x      1.32x     5.401%      92.00       68.91%      79.92%      76.84%

                                    GROUP 2
                     DISTRIBUTION OF PREPAYMENT PROVISIONS


                                                           PERCENTAGE
                                                               OF
                                                            AGGREGATE     MINIMUM        MAXIMUM       AVERAGE
                               NUMBER OF      CUT-OFF        CUT-OFF      CUT-OFF        CUT-OFF       CUT-OFF
PREPAYMENT                      MORTGAGE        DATE          DATE          DATE          DATE           DATE
PROVISION                        LOANS        BALANCE        BALANCE      BALANCE        BALANCE       BALANCE
----------------------------- ----------- --------------- ------------ ------------- -------------- -------------
Lock Out/Defeasance .........     12       $102,519,996       100.00%   $1,466,685    $34,000,000    $8,543,333
                                  --       ------------       ------
Total: ......................     12       $102,519,996       100.00%   $1,466,685    $34,000,000    $8,543,333
                                  ==       ============       ======



                                                                          WEIGHTED
                                                                          AVERAGE                             WEIGHTED
                                                              WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
                                                   WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
PREPAYMENT                     MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
PROVISION                        DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
----------------------------- --------- --------- ---------- ---------- ----------- ----------- ----------- -----------
Lock Out/Defeasance .........    1.21x     1.55x      1.32x     5.401%      92.00       68.91%      79.92%      76.84%
Total: ......................    1.21x     1.55x      1.32x     5.401%      92.00       68.91%      79.92%      76.84%

                                    ANNEX B


                            TWO GATEWAY CENTER LOAN


                       LOAN INFORMATION
                          ORIGINAL               CUT-OFF DATE
                          -----------            -------------
  BALANCE(1):             $50,000,000            $49,956,233
  % OF POOL BY UPB:       6.92%
  ORIGINATION DATE:       February 5, 2004
  ORIGINATOR:             GMACCM
  COUPON:                 5.790%
  INTEREST ACCRUAL:       Actual/360
  TERM:                   120 months
  AMORTIZATION:           360 months
  OWNERSHIP INTEREST:     Fee Simple
  PAYMENT DATE:           1st of the month
  MATURITY DATE:          March 1, 2014
  SPONSOR:                American Landmark Properties, Ltd.
  BORROWER:               Gateway Associates, LLC
  CALL
  PROTECTION/LOCKOUT:     Defeasance permitted 2 years from the
                          date of the securitization with U.S.
                          government securities. Not prepayable
                          until 3 months prior to maturity
                          date.
  CUT-OFF DATE LOAN
  PSF(1):                 $129.30
  UP-FRONT RESERVES(2):   Taxes: $474,432
                          Insurance: $60,983
  ONGOING/SPRINGING
  RESERVES(2):            Taxes, insurance, tenant
                          improvements/
                          leasing commissions, replacement
  CASH MANAGEMENT(3):     Soft Lockbox
  ADDITIONAL SECURED/
  MEZZANINE DEBT:         None permitted



                        PROPERTY INFORMATION
 SINGLE
 ASSET/PORTFOLIO:         Single Asset
 PROPERTY TYPE:           Office
 PROPERTY
 LOCATION:                Newark, New Jersey
 OCCUPANCY:               99%
 OCCUPANCY AS OF
 DATE:                    December 1, 2003
 YEAR BUILT:              1972
 YEAR RENOVATED:          1994
 COLLATERAL:              The collateral consists of an 18-story
                          office building containing 772,690
                          NRSF of office space located on a
                          1.436 acre parcel of land.
 PROPERTY
 MANAGEMENT:              American Landmark Properties, Ltd., an
                          affiliate of the borrower.
 APPRAISED VALUE:         $142,000,000
 APPRAISED VALUE
 DATE:                    December 8, 2003
 CUT-OFF DATE LTV(1):     70.36%
 BALLOON LTV(1):          59.35%
 U/W NOI(1):              $10,558,790
 U/W NCF(1):              $ 9,187,730
 ANNUAL DEBT
 SERVICE(1):              $ 3,516,698
 U/W NOI DSCR(1):         1.50x
 U/W NCF DSCR(1):         1.31x



(1) The Two Gateway Center Loan is an A-1 note representing a $49,956,233 pari passu interest in a $99,912,467 loan. An A-2 note is pari passu with the A-1 Note. All LTV, DSCR, debt service, reserves and loan PSF figures in this table are based on the total $99,912,467 financing.

(2)   See "Reserves" below.

(3)   See "Lockbox; Sweep of Excess Cash Flow" below.

     The Loan. The largest loan concentration in the mortgage pool consists of a 10-year balloon loan (the "Two Gateway Center Loan"), representing approximately 6.92% of the initial pool balance, with a cut-off date principal balance of $49,956,233 and a maturity date of March 1, 2014, and which provides for monthly payments of principal and interest. The Two Gateway Center Loan is secured by, among other things, a mortgage, assignment of rents and leases, security agreement and fixture filing encumbering the borrower's fee ownership interest in the Two Gateway Center Property.

     The Two Gateway Center Loan is one of two pari passu notes totaling $100,000,000 (such other loan is referred to as the "Two Gateway Center Companion Loan" and together with the Two Gateway Center Loan, the "Two Gateway Center Whole Loan") that are secured by the Two Gateway Center Property. The Two Gateway Center Loan and the Two Gateway Center Companion Loan have the same principal balance, interest rate, maturity date and amortization terms. Only the Two Gateway Center Loan is included in the trust. Payments made in respect of the Two Gateway Center Whole Loan are payable to the trust as holder of the Two Gateway Center Loan and to the holder of the Two Gateway Center Companion Loan on a pari passu basis. The Two Gateway Center Whole Loan is serviced pursuant to the pooling and servicing agreement and therefore the master servicer will remit collections on the Two Gateway Center Whole Loan and will make servicing advances on the Two Gateway Center Whole Loan. However, the master servicer will make P&I advances only on the Two Gateway Center Loan and not on the Two Gateway Center Companion Loan. See "Description of the Mortgage Pool--The Two Gateway Center Companion Loan".

     The Borrower. The borrower under the Two Gateway Center Loan, Gateway Associates LLC, is a New Jersey limited liability company that is a special purpose, bankruptcy remote entity sponsored by American Landmark Properties, Ltd.

     The Property. The property securing the Two Gateway Center Loan (the "Two Gateway Center Property") consists of a 1.436 acre parcel of land improved by an 18 story office building with approximately 772,690 NRSF of office space located in Newark, New Jersey. The Two Gateway Center Property was constructed in 1972 and renovated in 1994.

     Major Tenant Summary. The following table shows certain information regarding the ten largest tenants based on annualized underwritten base rent, of the Two Gateway Center Property:


       TEN LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT(1)

                                           CREDIT RATING
                                          (FITCH/MOODY'S/    TENANT     % OF
               TENANT NAME                      S&P)          NRSF      NRSF
---------------------------------------- ----------------- --------- ----------
 1. Prudential Insurance Company .......    AA-/A2/A+       401,225      51.9%
 2. Port Authority of NY/NJ ............    AA-/NR/NR        77,432      10.0
 3. State of New Jersey, Board of Public
    Utilities ..........................     NR/NR/NR        78,552      10.2
 4. Parsons, Brinckerhoff, Quade and
    Douglass, Inc. .....................     NR/NR/NR        46,837       6.1
 5. Thomson Information Services, Inc...     NR/NR/NR        42,598       5.5
 6. Epstein, Becker and Green ..........     NR/NR/NR        26,524       3.4
 7. AmeriChoice Health Care Services ...     A/A3/A(2)       32,897       4.3
 8. GSA Small Business Administration ..     NR/NR/NR        11,224       1.5
 9. Goldstein Lite & DePalma ...........     NR/NR/NR        13,638       1.8
10. Wachovia Bank, NA ..................    A+/Aa2/A+         7,201       0.9
                                                            -------      ----
        TOTALS/AVG.                                         738,128      95.5%
                                                            =======      ====



                                                         % OF TOTAL
                                                          ANNUALIZED     ANNUALIZED
                                            ANNUALIZED        U/W      U/W BASE RENT      LEASE
               TENANT NAME                U/W BASE RENT    BASE RENT      PER NRSF      EXPIRATION
---------------------------------------- --------------- ------------ --------------- -------------
 1. Prudential Insurance Company .......   $ 8,888,831        49.2%      $  22.15      12/31/2007
 2. Port Authority of NY/NJ ............     2,400,329        13.3          31.00      11/14/2006
 3. State of New Jersey, Board of Public
    Utilities ..........................     1,574,184         8.7          20.04       3/31/2005
 4. Parsons, Brinckerhoff, Quade and
    Douglass, Inc. .....................     1,235,668         6.8          26.38       3/31/2005
 5. Thomson Information Services, Inc...       911,597         5.0          21.40      11/30/2009
 6. Epstein, Becker and Green ..........       795,720         4.4          30.00       7/31/2010
 7. AmeriChoice Health Care Services ...       773,080         4.3          23.50       2/28/2007
 8. GSA Small Business Administration ..       333,914         1.8          29.75       6/30/2005
 9. Goldstein Lite & DePalma ...........       315,872         1.7          23.16       5/31/2005
10. Wachovia Bank, NA ..................       255,635         1.4          35.50       2/28/2014
                                           -----------        ----
        TOTALS/AVG.                        $17,484,893        96.8%      $  23.69
                                           ===========        ====



(1)   Annualized Underwritten Base Rent excludes vacant space.

(2) Ratings of parent company, United Health Group Inc. United Health Group Inc. has not guaranteed the lease.

     Lease Expiration. The following table shows the lease expiration schedule for the Two Gateway Center Property:

                          LEASE EXPIRATION SCHEDULE(1)

                                                                            APPROXIMATE %    ANNUALIZED
YEAR ENDING            EXPIRING     % OF     CUMULATIVE %     ANNUALIZED     OF TOTAL U/W   U/W BASE RENT
DECEMBER 31              NRSF       NRSF    OF TOTAL NRSF   U/W BASE RENT     BASE RENT          PSF
--------------------- ---------- --------- --------------- --------------- --------------- --------------
  2004                     960       0.1%         0.1%       $    13,280          0.1%        $  13.83
  2005                 160,491      20.8         20.9          3,690,812         20.4            23.00
  2006                  88,932      11.5         32.4          2,637,867         14.6            29.66
  2007                 434,122      56.2         88.6          9,666,831         53.5            22.27
  2008                   4,870       0.6         89.2             90,095          0.5            18.50
  2009                  42,598       5.5         94.7            911,597          5.0            21.40
  2010                  26,524       3.4         98.2            795,720          4.4            30.00
  2011                       0       0.0         98.2                  0          0.0             0.00
  2012                       0       0.0         98.2                  0          0.0             0.00
  2013                       0       0.0         98.2                  0          0.0             0.00
  2014                   7,201       0.9         99.1            255,635          1.4            35.50
  2015                       0       0.0         99.1                  0          0.0             0.00
  2016                       0       0.0         99.1                  0          0.0             0.00
  2017 & Thereafter          0       0.0         99.1                  0          0.0             0.00
  Vacant                 6,992       0.9        100.0                  0          0.0             0.00
                       -------     -----                     -----------        -----
    TOTALS/AVG.        772,690     100.0%                    $18,061,837        100.0%        $  23.38
                       =======     =====                     ===========        =====

(1)   Annualized Underwritten Base Rent excludes vacant space.


     Reserves. At origination, the borrower was required to make an initial deposit into an impound account for payment of real estate taxes and insurance premiums in the amount of $535,415. The mortgage loan requires monthly deposits into this account in an amount equal to 1/12th of the estimated annual taxes and insurance premiums. At origination, the borrower was also required to establish a tenant improvement and leasing commission reserve, into which it is required to make monthly deposits of $92,500, and a replacement reserve for payment of certain non-recurring costs, into which it is required to make monthly deposits of $9,659.

     Insurance Requirements. The borrower is required to maintain comprehensive all risk insurance and insurance coverage for terrorism and acts of terrorism.

     Lockbox; Sweep of Excess Cash Flow. A soft lockbox is in place with respect to the Two Gateway Center Loan. Tenants remit rents directly to a lockbox from which the borrower directs monthly debt service and escrow payments to be delivered to the lender. Control of the lockbox account will revert to the lender upon the occurrence of a trigger event under the Two Gateway Center Loan documents. A "trigger event" means the occurrence of (1) an "Event of Default" under the loan agreement, (2) May 1, 2005, unless Prudential Insurance Company ("Prudential") has renewed the term of its lease and the Port Authority of NY/NJ ("Port Authority") has renewed the term of its lease, (3) either Prudential or Port Authority terminates its lease prior to the stated expiration date of such lease, (4) either Prudential or Port Authority ceases operations in and physically vacates its leased premises or (5) the date that is two years prior to the expiration date of any expiring replacement lease for the Prudential premises or the Port Authority premises which represents 10% or more of the aggregate square footage of the Two Gateway Center Property (excluding any renewal options). If a trigger event has occurred, cash deposited into the lockbox account (subject to a specified maximum, if no event of default is then continuing) will be transferred to the lender and deposited into the tenant improvements/leasing commissions reserve account or, if the trigger event is caused by an Event of Default, the lender may instead apply such amounts to pay any and all amounts due under the Two Gateway Center Whole Loan in such order and priority as the lender may determine in its sole discretion. Any such cash sweep will terminate upon, among other things, the renewal of the Prudential lease and the Port Authority lease or the related premises having been leased to one or more tenants reasonably acceptable to the lender, and the Two Gateway Center Property having achieved both actual occupancy of at least 85% and a debt service coverage ratio of at least 1.30x. If a cash sweep event terminates, any excess cash previously transferred to the lender will be returned to the borrower to the extent not previously disbursed from the tenant improvements/leasing commissions reserve account or otherwise applied to pay amounts due under the Two Gateway Center Whole Loan.

     Mezzanine Loan. None permitted.

     Additional Debt. None permitted, except unsecured trade payables and debt incurred in the ordinary course of owning and operating the Two Gateway Center Property.

                               TWO GATEWAY CENTER


                               [GRAPHIC OMITTED]

                               TWO GATEWAY CENTER


                               [GRAPHIC OMITTED]

                     FORT WASHINGTON EXECUTIVE CENTER LOANS


                      LOAN INFORMATION
                          ORIGINAL              CUT-OFF DATE
                          -----------           -------------
  BALANCE:                $49,000,000           $48,954,990
  % OF POOL BY UPB:       6.79%
  ORIGINATION DATE:       February 26, 2004
  ORIGINATOR:             GACC
  COUPON:                 5.600%
  INTEREST ACCRUAL:       Actual/360
  TERM:                   120 months
  AMORTIZATION:           360 months
  OWNERSHIP INTEREST:     Fee Simple
  PAYMENT DATE:           1st of the month
  MATURITY DATE:          March 1, 2014
  SPONSOR:                Bresler & Reiner,
                          Inc.
  BORROWER:               B.R. Properties Owner, L.P. (600/601
                          Fort Washington)
                          B&R Investments (PA), L.P. (602 Fort
                          Washington)
  CALL
  PROTECTION/LOCKOUT:     Defeasance permitted 2 years from the
                          date of securitization with U.S. government
                          securities. Not prepayable until 3 months
                          prior to maturity.
  CUT-OFF DATE LOAN
  PSF(2):                 $124.55
  UP-FRONT RESERVES(1):   Immediate Repairs: $207,500 (600/601
                          Fort Washington)
                          Immediate Repairs: $105,000 (602
                          Fort Washington)
                          Rollover: $1,000,000 Letter of
                          Credit (602 Fort Washington)
                          Tax:           $   533,792
                          Insurance:     $    54,195
  ONGOING/SPRINGING
  RESERVES(1):            Reserves for TI/LC and replacements
  CASH MANAGEMENT(3):     Soft Lockbox
  ADDITIONAL
  SECURED/MEZZANINE
  DEBT:                   None permitted



                        PROPERTY INFORMATION
 SINGLE
 ASSET/PORTFOLIO:          Two cross-collateralized,
                           cross-defaulted loans, each secured
                           by a single asset with no release
                           provisions
 PROPERTY TYPE:            Office
 PROPERTY LOCATION:        Fort Washington, Pennsylvania
 OCCUPANCY:                100%
 OCCUPANCY AS OF
 DATE:                     February 20, 2004
 YEAR BUILT:               1988
 YEAR RENOVATED:           NAP
 COLLATERAL:               The collateral consists of a total of
                           three Class "A" office buildings
                           containing approximately 393,067 SF.
 PROPERTY
 MANAGEMENT:               Acorn Development Corporation

 APPRAISED VALUE(2):       $63,100,000
 APPRAISED VALUE DATE:     December 10, 2003
 CUT-OFF DATE LTV(2):      77.58%
 BALLOON LTV(2):           65.07%
 U/W NOI(2):               $5,333,989
 U/W NCF(2):               $4,862,307
 ANNUAL DEBT
 SERVICE(2):               $3,375,584
 U/W NOI DSCR(2):          1.58x
 U/W NCF DSCR(2):          1.44x



(1)   See "Reserves" below.

(2) All LTV, DSCR, debt service, net cash flow, net operating income, loan PSF and appraised value figures are based on the combined figures for the 600/601 Fort Washington and 602 Fort Washington properties.

(3)   See "Lockbox; Sweep of Excess Cash" below.

     The Loan. The second largest loan concentration in the mortgage pool, representing approximately 6.79% of the initial pool balance, consists of two cross collateralized and cross defaulted loans with cut-off date principal balances of $33,269,412 and $15,685,578, respectively (collectively referred to as the "Loan" and individually referred to as the "600/601 Fort Washington Executive Center Loan" and the "602 Fort Washington Executive Center Loan"). The 10-year balloon loans each have a maturity date on March 1, 2014. Each loan provides for monthly payments of principal and interest. The Loan is secured by, among other things two cross collateralized, cross defaulted mortgages and security agreements, encumbering the borrowers' fee ownership interest in each Property referred to below.

     The Borrowers. The borrower under the 600/601 Fort Washington Executive Center Loan is B.R. Properties Owner, L.P.; the borrower under the 602 Fort Washington Executive Center Loan is B&R Investments (PA), L.P. Each borrower is a Pennsylvania limited partnership that is a special purpose, bankruptcy remote entity, sponsored by Bresler & Reiner, Inc.

     The Properties. The property comprising the 600/601 Fort Washington Executive Center (the "600/601 Fort Washington Executive Center Property") consists of two office buildings totaling approximately 256,371 NRSF located approximately 13 miles north of the Philadelphia central business district, located in Fort Washington, Pennsylvania. The 600/601 Fort Washington Executive Center Property was constructed in 1988.

     The property comprising the 602 Fort Washington Executive Center (the "602 Fort Washington Executive Center Property") consists of an office building totaling approximately 136,696 NRSF, in Fort Washington, Pennsylvania. The 602 Fort Washington Executive Center Property is contiguous with the 600/601 Fort Washington Executive Center Property. The 602 Fort Washington Executive Center Property was constructed in 1988.

     Major Tenant Summary. The following table shows certain information regarding the three largest tenants based on annualized underwritten base rent, of the 600/601 Fort Washington Executive Center Loan Property:

      THREE LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT(1)

                                              CREDIT RATING       TENANT
              TENANT NAME                 (FITCH/MOODY'S/ S&P)     NRSF
---------------------------------------- ---------------------- ---------
1.   Hartford Fire Insurance ...........       A/A3/A-(1)       134,698
2.   United Healthcare (sub-tenant
     of Hartford) ......................         A/A3/A          76,189
3.   McNeil-PPC Inc.(takes
     occupancy in April 2004) ..........     AAA/Aaa/AAA(2)      45,484
                                                                -------
     TOTALS/AVG.                                                256,371
                                                                =======

                                                                        % OF TOTAL      ANNUALIZED
                                             % OF       ANNUALIZED      ANNUALIZED    U/W BASE RENT     LEASE
              TENANT NAME                    NRSF     U/W BASE RENT   U/W BASE RENT      PER NRSF     EXPIRATION
    ------------------------------------  ---------- --------------- --------------- --------------- -----------
1.   Hartford Fire Insurance ...........      52.5%  $2,980,867            53.0%        $  22.13     12/31/2007
2.   United Healthcare (sub-tenant
     of Hartford) ......................      29.7    1,686,063            30.0            22.13     12/31/2007
3.   McNeil-PPC Inc.(takes
     occupancy in April 2004) ..........      17.7      955,164            17.0            21.00     11/30/2008
                                             -----   ----------           -----
     TOTALS/AVG.                             100.0%  $5,622,094           100.0%        $  21.93
                                             =====   ==========           =====

(1) Hartford Fire Insurance is a subsidiary of Hartford Financial Services Group, Inc. (NYSE: HIG). The rating listed is for Hartford Financial Services Group, Inc. Hartford Financial Services Group Inc. does not guarantee the lease.

(2) McNeill-PPC is a subsidiary of Johnson & Johnson. The rating listed is for Johnson & Johnson. Johnson & Johnson do not guarantee the lease.

     The following table shows certain information regarding the five largest tenants based on annualized underwritten base rent, of the 602 Fort Washington Executive Center Property:


        FIVE LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT



                                             CREDIT RATING
                                            (FITCH/MOODY'S/    TENANT
               TENANT NAME                        S&P)          NRSF
------------------------------------------ ----------------- ----------
1.   AmeriHealth Administrators ..........      NR/NR/NR       46,505
2.   Bresler & Reiner ....................      NR/NR/NR       40,923
3.   ADT Security Service ................  BB+/Ba2/BBB-(1)    35,269
4.   Aventis Pharmaceuticals .............    NR/A1/A+(2)      12,624
5.   Fuhrman Management ..................      NR/NR/NR        1,375
                                                               ------
     TOTALS/AVG.                                              136,696
                                                              =======



                                                                          % OF TOTAL      ANNUALIZED
                                               % OF       ANNUALIZED      ANNUALIZED    U/W BASE RENT      LEASE
                TENANT NAME                    NRSF     U/W BASE RENT   U/W BASE RENT      PER NRSF      EXPIRATION
     -------------------------------------- ---------- --------------- --------------- --------------- -------------
1.    AmeriHealth Administrators ..........     34.0%     $1,086,822         36.5%        $  23.37       1/31/2005
2.    Bresler & Reiner ....................     29.9         869,614         29.2            21.25       1/31/2009
3.    ADT Security Service ................     25.8         695,505         23.4            19.72      10/31/2006
4.    Aventis Pharmaceuticals .............      9.2         295,023          9.9            23.37       7/31/2006
5.    Fuhrman Management ..................      1.0          29,562          1.0            21.50       9/30/2007
                                               -----      ----------        -----
      TOTALS/AVG.                              100.0%     $2,976,525        100.0%        $  21.77
                                               =====      ==========        =====

(1)   ADT Security Service is a subsidiary of Tyco International Ltd. (NYSE:
      TYC). The rating listed is for Tyco International Ltd. Tyco International Ltd. does not guarantee the lease.

(2) Aventis Pharmaceuticals is a subsidiary of Aventis SA (NYSE: AVE). The rating listed is for Aventis S.A. Aventis S.A. does not guarantee the lease.


     Lease Expiration. The following table shows the lease expiration schedule for the 600/601 Fort Washington Executive Center Property:


                           LEASE EXPIRATION SCHEDULE

                                            CUMULATIVE                    APPROXIMATE
YEAR ENDING            EXPIRING     % OF       % OF        ANNUALIZED      % OF TOTAL       ANNUALIZED
DECEMBER 31              NRSF       NRSF    TOTAL NRSF   U/W BASE RENT   U/W BASE RENT   U/W BASE RENT PSF
--------------------- ---------- --------- ------------ --------------- --------------- ------------------
  2004                       0       0.0%       0.0%       $        0          0.0%          $  0.00
  2005                       0       0.0        0.0                 0          0.0              0.00
  2006                       0       0.0        0.0                 0          0.0              0.00
  2007                 210,887      82.3       82.3         4,666,930         83.0             22.13
  2008                  45,484      17.7      100.0           955,164         17.0             21.00
  2009                       0       0.0      100.0                 0          0.0              0.00
  2010                       0       0.0      100.0                 0          0.0              0.00
  2011                       0       0.0      100.0                 0          0.0              0.00
  2012                       0       0.0      100.0                 0          0.0              0.00
  2013                       0       0.0      100.0                 0          0.0              0.00
  2014                       0       0.0      100.0                 0          0.0              0.00
  2015                       0       0.0      100.0                 0          0.0              0.00
  2016                       0       0.0      100.0                 0          0.0              0.00
  2017 & Thereafter          0       0.0      100.0                 0          0.0              0.00
  Vacant                     0       0.0      100.0                 0          0.0              0.00
                       -------     -----                   ----------        -----
  TOTALS/AVG.          256,371     100.0%                  $5,622,094        100.0%          $ 21.93
                       =======     =====                   ==========        =====

     The following table shows the lease expiration schedule for the 602 Fort
                              Washington Executive Center Property:

                           LEASE EXPIRATION SCHEDULE



                                                  CUMULATIVE                        APPROXIMATE
YEAR ENDING              EXPIRING       % OF         % OF          ANNUALIZED        % OF TOTAL         ANNUALIZED
DECEMBER 31                NRSF         NRSF      TOTAL NRSF     U/W BASE RENT     U/W BASE RENT     U/W BASE RENT PSF
---------------------   ----------   ---------   ------------   ---------------   ---------------   ------------------
  2004                         0         0.0%         0.0%         $        0            0.0%            $  0.00
  2005                    46,505        34.0         34.0           1,086,822           36.5               23.37
  2006                    47,893        35.0         69.1             990,528           33.3               20.68
  2007                     1,375         1.0         70.1              29,562            1.0               21.50
  2008                         0         0.0         70.1                   0            0.0                0.00
  2009                    40,923        29.9        100.0             869,614           29.2               21.25
  2010                         0         0.0        100.0                   0            0.0                0.00
  2011                         0         0.0        100.0                   0            0.0                0.00
  2012                         0         0.0        100.0                   0            0.0                0.00
  2013                         0         0.0        100.0                   0            0.0                0.00
  2014                         0         0.0        100.0                   0            0.0                0.00
  2015                         0         0.0        100.0                   0            0.0                0.00
  2016                         0         0.0        100.0                   0            0.0                0.00
  2017 & Thereafter            0         0.0        100.0                   0            0.0                0.00
  Vacant                       0         0.0        100.0                   0            0.0                0.00
                          ------       -----                       ----------          -----
  TOTALS/AVG.            136,696       100.0%                      $2,976,525          100.0%            $ 21.77
                         =======       =====                       ==========          =====

     Reserves. With respect to the 600/601 Fort Washington Executive Center Loan, at origination, the borrower was required to make an initial deposit into a repair and remediation reserve in the amount of $207,500, to address certain items of deferred maintenance that the borrower agreed to complete within six months after origination of the 600/601 Fort Washington Executive Center Loan. The borrower was required to make an initial deposit into a tax reserve in the amount of $533,792 and into an insurance reserve in the amount of $54,195.

     With respect to the 600/601 Fort Washington Executive Center Loan, the borrower is required to deposit $62,499 per month, for the first twelve payment dates, into a rollover reserve to pay for tenant improvements and leasing commissions. Starting on the thirteenth payment date, the borrower is required to deposit $104,167 per month into the rollover reserve until the 600/601 Fort Washington Executive Center Loan is fully paid, subject to a cap of $4,500,000. Additionally, the borrower is required to make monthly deposits of $4,273 into a replacement reserve for capital improvements.

     With respect to the 602 Fort Washington Executive Center Loan, at origination, the borrower was required to make an initial deposit into a repair and remediation reserve in the amount of $105,000 to address certain items of deferred maintenance that the borrower agreed to complete within six months after origination of the 602 Fort Washington Executive Center Loan.

     With respect to the 602 Fort Washington Executive Center Loan, also at origination, the borrower was required to deposit $1,000,000 in a rollover reserve, to pay for tenant improvements and leasing commissions, by delivering a letter of credit. The borrower is required to deposit $41,667 per month into the rollover reserve until the 602 Fort Washington Executive Center Loan is fully paid, subject to a cap of $1,500,000. Additionally, the borrower is required to make monthly deposits of $2,279 into a replacement reserve for capital improvements.

     Transfer of Equity Interests. Each borrower is permitted to transfer up to 49% of its equity interests so long as such transfer is to an affiliate of the borrower, or to any entity that is wholly owned and directly or indirectly controlled by Bresler & Reiner, Inc.

     Insurance Requirements. Each borrower is required to maintain comprehensive all risk insurance and insurance coverage for terrorism and acts of terrorism to the extent such terrorism insurance is commercially available and required for similar properties in similar locales.

     Release Provisions. The loan documents do not provide for a release of any property.

     Lockbox; Sweep of Excess Cash Flow. A soft lockbox is in place with respect to each loan. Funds in the lockbox account will be released to the borrower at least once weekly until the occurrence of a "trigger event," which is defined as a loan event of default. After the occurrence of a trigger event, funds in the lockbox account will be used to pay any required reserves, debt service and other amounts due under the applicable loan.

     Mezzanine Loan. None permitted.

     Additional Debt. None permitted, except trade payables and debt incurred in the financing of equipment or other personal property, not exceeding 3% of the outstanding amount of the applicable loan.

                        FORT WASHINGTON EXECUTIVE CENTER







                               [GRAPHIC OMITTED]

                        FORT WASHINGTON EXECUTIVE CENTER








                               [GRAPHIC OMITTED]

                       AFR/BANK OF AMERICA PORTFOLIO LOAN


                        LOAN INFORMATION
                             ORIGINAL              CUT-OFF DATE
                             -----------           -------------
  BALANCE(1):                $ 40,000,000          $39,921,847
  SHADOW RATING:             A+/AAA (S&P/Fitch)
  % OF POOL BY UPB:          5.53%
  ORIGINATION DATE(2):       December 1, 2003
  ORIGINATOR:                GACC
  COUPON:                    5.489117647%
  INTEREST ACCRUAL:          Actual/360
  TERM:                      120 months
  AMORTIZATION:              Interest only through the payment
                             date occurring June 1, 2005; thereafter,
                             monthly amortization on 27.5 year
                             schedule.
  OWNERSHIP INTEREST:        137 fee properties, 5 fee and
                             leasehold properties, 9 leasehold
                             properties
  PAYMENT DATE:              1st of the month
  MATURITY DATE:             December 1, 2013
  SPONSOR:                   American Financial Realty Trust (NYSE:
                             AFRT) and First States Group, L.P.
  BORROWER:                  First States Investors 5000A, LLC
  CALL PROTECTION/LOCKOUT:   Defeasance with U.S. government
                             securities permitted on and after
                             December 18, 2005. Prior to December
                             18, 2005, up to 13.4% of the
                             AFR/Bank of America Portfolio Whole Loan may
                             be prepaid subject to a yield maintenance
                             premium upon the release of certain
                             designated properties. In addition,
                             the AFR/Bank of America Portfolio Whole
                             Loan is open to prepayment without
                             penalty on and after August 1, 2013.
                             On April 1, 2004, the borrower prepaid
                             0.20% of the aggregate initial
                             principal balance of the AFR/Bank of America
                             Portfolio Whole Loan.
  CUT-OFF DATE LOAN
  PSF(1):                    $ 43.79
  UP-FRONT RESERVES(3):      Taxes:                             $3,201,064
                             Insurance:                           $637,117
                             Deferred Maintenance:              $2,184,169
                             Environmental Remediation:           $300,000
                             TI/LC:                               $205,965
                             Bank of America Lease:            $11,126,072
                             Security Deposit Reserve:            $215,119
  ONGOING/SPRINGING
  RESERVES(3):               Reserves for taxes, insurance,
                             replacements and TI/LC (with respect
                             to tenants other than Bank of America,
                             who have a NNN lease)
  CASH MANAGEMENT(4):        Hard Lockbox
  ADDITIONAL SECURED/
  MEZZANINE DEBT(5):         Yes



                          PROPERTY INFORMATION
  SINGLE ASSET/
  PORTFOLIO:               Portfolio
  PROPERTY TYPE:           Office
  PROPERTY LOCATION:       The properties are located in 19 states.
  OCCUPANCY:               87%
  OCCUPANCY AS OF
  DATE:                    September 15, 2003
  YEARS BUILT:             Various
  YEARS RENOVATED:         Various
  COLLATERAL:              The collateral consists of 151 office
                           properties, operations centers and retail
                           bank branches located in 19 states
                           comprised of approximately 7,748,809
                           NRSF.
  PROPERTY
  MANAGEMENT:              First States Management Corp., LLC and
                           sub-managed by Trammell Crow, Jones
                           Lang and Lincoln Harris
  APPRAISED VALUE:         $717,955,000
  APPRAISED VALUE
  DATE:                    Various
  CUT-OFF DATE LTV(1):     47.26%
  BALLOON LTV(1):          39.57%
  U/W NOI(6):              $47,744,118
  U/W NCF(6):              $46,052,489
  ANNUAL DEBT
  SERVICE(1):              $18,855,238 through June 1, 2005;
                           $24,002,023 thereafter
  U/W NOI DSCR(1)(6):      1.99x
  U/W NCF DSCR(1)(6):      1.92x



(1) The subject $39,921,847 loan represents the A-4 note in a $439,140,320 first mortgage loan. The A-1, A-2, A-3, A-5 and A-6 notes (with an aggregate original loan amount of $300,000,000) are pari passu with the A-4 note, and a B-note (with an original loan amount of $100,000,000) is subordinate to the A-1, A-2, A-3, A-4, A-5 and A-6 notes. The A-1, A-2, A-3, A-5 and A-6 notes are not included in the trust. The B-note is not included in the trust. All aggregate LTV, DSCR, debt service and loan PSF figures in this table are based on the combined balance of the A-1, A-2, A-3, A-4, A-5 and A-6 notes and not the B note. The DSCR is based on the principal and interest payments on the A-1, A-2, A-3, A-4, A-5 and A-6 notes from and after July 1, 2005.

(2) Reflects the date on which fixed rate payments commenced on the loan following an initial two month floating rate period.

(3)   See "Reserves" below.

(4)   See "Lockbox; Sweep of Excess Cash Flow" below.

(5)   See "Additional Debt" below.

(6) Does not include income relating to the Shadow Occupied Release Space (defined below). If such income were included, Underwritten NOI, Underwritten NCF, Underwritten NOI DSCR and Underwritten NCF DSCR would be $55,381,938, $53,690,313, 2.31x and 2.24x, respectively.

     The Loan. The third largest loan concentration in the mortgage pool is a loan (the "AFR/Bank of America Portfolio Loan"), representing approximately 5.53% of the initial pool balance, with a cut-off date principal balance of $39,921,847 and a maturity date of December 1, 2013, and which provides for monthly payments of interest only up to June 1, 2005, and monthly payments of principal and interest based on a 27.5-year amortization schedule thereafter. The AFR/Bank of America Portfolio Loan is secured by a combined fee and leasehold multi-state mortgage, deed to secure debt and deed of trust, encumbering the borrower's fee ownership and leasehold interests in the AFR/Bank of America Portfolio Properties (defined below).

     The AFR/Bank of America Portfolio Loan is one of six pari passu loans totaling $340,000,000 in original principal amount (such other five loans are collectively referred to as the "AFR/Bank of America Portfolio Companion Loans"). The AFR/Bank of America Portfolio Companion Loans have original principal balances of $100,000,000, $85,000,000, $75,000,000, $20,000,000 and
$20,000,000, respectively, and have the same interest rate, maturity date and amortization term as the AFR/Bank of America Portfolio Loan. In addition, a subordinate mortgage loan in the original principal amount of $100,000,000 (the "AFR/Bank of America Portfolio B Note," and together with the AFR/Bank of America Portfolio Loan and the AFR/Bank of America Portfolio Companion Loans, the "AFR/Bank of America Portfolio Whole Loan"), is also secured by the AFR/Bank of America Portfolio Properties. Only the AFR/Bank of America Portfolio Loan is included in the trust. The AFR/Bank of America Portfolio Whole Loan is serviced pursuant to the GMACCM 2003-C3 pooling and servicing agreement and therefore the master servicer for GMACCM 2003-C3 will remit collections on the AFR/Bank of America Portfolio Loan to the master servicer under the pooling and servicing agreement, and will make servicing advances on the AFR/Bank of America Portfolio Whole Loan. The master servicer under the pooling and servicing agreement will make P&I advances on the AFR/Bank of America Portfolio Loan. See "Description of the Mortgage Loans AFR/Bank of America Whole Loan."

     The Borrower. The borrower under the AFR/Bank of America Portfolio Loan, First States Investors 5000A, LLC, is a Delaware limited liability company that is a special purpose, bankruptcy remote entity, sponsored by American Financial Realty Trust (NYSE: AFRT), a publicly traded real estate investment trust, and First States Group, L.P.

     The Properties. The properties securing the AFR/Bank of America Portfolio Loan (the "AFR/Bank of America Portfolio Properties") consist of borrower's fee interests in 137 properties, fee and leasehold interests in five properties and leasehold interests in nine properties, which together contain approximately 7,748,809 NRSF of space. The AFR/Bank of America Portfolio Properties consist of office properties, operation centers and retail bank branches. The master lease to Bank of America, N.A. ("Bank of America") covers approximately 5,967,384 NRSF of the total space. As of March 27, 2004, Bank of America was rated AA/Aa2/A+ by Fitch, Moody's and S&P, respectively.

     Bank of America Lease. The AFR/Bank of America Portfolio Properties are subject to a master lease between the borrower and Bank of America. The lease commenced on June 30, 2003, and terminates on June 30, 2023, subject to six (6) successive renewal periods of five (5) years each.

     Of the total of approximately 5,967,384 NRSF covered under the master lease, approximately 5,163,404 NRSF is deemed "Leased Premises," and is leased to Bank of America for the full term of 20 years under the master lease. Bank of America has the right to surrender up to 313,290 square feet of leased Premises during the term of the master lease after the first three and one-half years of the master lease term, subject to certain restrictions. Under the terms of the master lease, Bank of America is required to pay base rent ("Annual Basic Rent"), plus additional rent consisting of its pro rata share of operating expenses, taxes and insurance, on the Leased Premises.

     Annual Basic Rent is subject to the following escalations:

 LEASE YEARS     INCREASE FACTOR     ANNUAL BASIC RENT FACTOR
-------------   -----------------   -------------------------
     1-5               NA                 $     8.6100
     6-10              1.015                    8.7392
    11-15              1.015                    8.8703
    16-20              1.015                    9.0033
    21-25              1.110                    9.9937
    26-30              1.050                   10.4934
    31-35              1.050                   11.0181
    36-40              1.050                   11.5690
    41-45              1.050                   12.1474
    46-50              1.050                   12.7548

     In addition to the approximately 5,163,404 NRSF of Leased Premises, the master lease provides for approximately 803,980 NRSF of shadow occupied release space (the "Shadow Occupied Release Space"), which can either be vacated by Bank of America by December 31, 2004, or retained in whole or in part, subject to certain terms and conditions contained within the master lease. If Bank of America elects to add the Shadow Occupied Release Space to the Leased Premises, it has the right to surrender up to an additional 125,000 sq. ft. of space to the landlord, subject to certain restrictions. The master lease generally provides Bank of America with rights of first refusal to the extent any of the mortgaged properties are sold by the borrower. The cash flow associated with the Shadow Occupied Release Space was not included in the underwritten NOI, underwritten NCF, underwritten NOI DSCR and underwritten NCF DSCR.

     The master lease generally provides Bank of America rights of first refusal to the extent any of the AFR/Bank of America Portfolio Properties are sold by the borrower.

     The following table shows certain information regarding the five largest properties of the AFR/Bank of America Portfolio Properties:


                  FIVE LARGEST ASSETS BASED ON SQUARE FOOTAGE


         PROPERTY NAME             LOCATION          NRSF
----------------------------- ------------------- -----------
1.  Jacksonville Center
    Office Park .............  Jacksonville, FL    1,217,260
2.  Bank of America
    Center ..................    Chicago, IL       1,027,783
3.  Bank of America
    Center-Phoenix ..........    Phoenix, AZ         507,559
4.  One South Van Ness
    Blvd .................... San Francisco, CA      481,064
5.  525 N. Tryon St-Odell
    Building ................   Charlotte, NC        413,407
                                                   ---------
    TOTALS/AVG.                                    3,367,073
                                                   =========

                                                               NRSF LEASED TO    APPROXIMATE % OF
                                   YEAR(S) BUILT/   OVERALL        BANK OF      NRSF LEASED TO BANK
           PROPERTY NAME            RENOVATED      OCCUPANCY       AMERICA          OF AMERICA
-----------------------------    ---------------- ----------- ---------------- --------------------
1.  Jacksonville Center
    Office Park .............       1990/NAP          94.5%       1,149,685             94.4%
2.  Bank of America
    Center ..................     1923/ongoing        87.3          871,131             84.8
3.  Bank of America
    Center-Phoenix ..........     1989,1995/NAP       75.5          383,076             75.5
4.  One South Van Ness
    Blvd ....................       1959/1989         85.3          277,524             57.7
5.  525 N. Tryon St-Odell
    Building ................       1996/NAP         100.0          271,335             65.6
                                                     -----        ---------
    TOTALS/AVG.                                       89.2%       2,952,751             80.9%
                                                     =====        =========

     Major Tenant Summary. The following table shows certain information regarding the ten largest tenants of the AFR/Bank of America Portfolio
Properties:


       TEN LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT(1)

                                              TENANT
              TENANT NAME                      NRSF
--------------------------------------- ------------------
 1.   Bank of America .................      5,967,384(2)
 2.   California Pacific Medical
      Center ..........................         77,276
 3.   California State Compensation
      Fund ............................         55,043
 4.   HQ Global Workplaces ............         27,666
 5.   Odell Associates, Inc ...........         48,777
 6.   Cherry Bakaert Holland LLP ......         23,758
 7.   Lemaster & Daniels, PLLC ........         24,866
 8.   Moss Adams, LLP .................         21,283
 9.   Morris York Williams ............         16,511
10.   Potlach Corp ....................         18,363
                                             -----------
        TOTALS/AVG.                          6,280,927
                                             ===========

                                                                        % OF TOTAL   ANNUALIZED
                                                           ANNUALIZED   ANNUALIZED      U/W
                                              % OF            U/W           U/W      BASE RENT
              TENANT NAME                     NRSF         BASE RENT     BASE RENT    PER NRSF   LEASE EXPIRATION
     ---------------------------------- --------------- -------------- ------------ ----------- -----------------
 1.   Bank of America .................       77.0%(2)   $44,456,908        77.8%     $ 8.61        6/30/2023(2)
 2.   California Pacific Medical
      Center ..........................         1.0        2,086,452         3.6       27.00        1/31/2012
 3.   California State Compensation
      Fund ............................         0.7        1,154,075         2.0       20.97        7/31/2007
 4.   HQ Global Workplaces ............         0.4          672,057         1.2       24.29        3/18/2009
 5.   Odell Associates, Inc ...........         0.6          627,272         1.1       12.86        2/28/2014
 6.   Cherry Bakaert Holland LLP ......         0.3          534,080         0.9       22.48        9/30/2011
 7.   Lemaster & Daniels, PLLC ........         0.3          472,454         0.8       19.00        5/31/2012
 8.   Moss Adams, LLP .................         0.3          388,037         0.7       18.23        7/31/2011
 9.   Morris York Williams ............         0.2          363,244         0.6       22.00       11/10/2006
10.   Potlach Corp ....................         0.2          362,637         0.6       19.75        8/31/2007
                                              -------    -----------        ----
        TOTALS/AVG.                           81.1%      $51,117,215        89.4%     $ 8.14
                                              =======    ===========        ====

(1)   Annualized Underwritten Base Rent excludes vacant space.

(2)   Includes 803,980 SF of Shadow Occupied Space.

     Lease Expiration. The following table shows the lease expiration schedule for the AFR/Bank of America Portfolio Properties:


                         LEASE EXPIRATION SCHEDULE(1)

                                                                         APPROXIMATE    ANNUALIZED
                                              CUMULATIVE    ANNUALIZED     % OF TOTAL      U/W
YEAR ENDING             EXPIRING     % OF     % OF TOTAL        U/W           U/W       BASE RENT
DECEMBER 31               NRSF       NRSF        NRSF        BASE RENT     BASE RENT       PSF
--------------------- ----------- ---------- ------------ -------------- ------------- -----------
  2004(2)              1,009,072      13.0%       13.0%    $ 2,292,608         4.0%     $  11.18
  2005                    58,086       0.7        13.7         813,140         1.4         14.00
  2006                    69,617       0.9        14.6       1,251,937         2.2         17.98
  2007                   106,785       1.4        16.0       2,163,182         3.8         20.26
  2008                     7,157       0.1        16.1         203,582         0.4         28.45
  2009                    32,968       0.4        16.5         802,300         1.4         24.34
  2010                    14,037       0.2        16.7         325,185         0.6         23.17
  2011                    84,824       1.1        17.8       1,441,555         2.5         16.99
  2012                   102,890       1.3        19.1       2,593,898         4.5         25.21
  2013                     1,215       0.0        19.1          60,917         0.1         50.14
  2014                    57,619       0.7        19.8         752,272         1.3         13.06
  2015                         0       0.0        19.8               0         0.0          0.00
  2016                         0       0.0        19.8               0         0.0          0.00
  2017 & Thereafter    5,165,344      66.7        86.5      44,460,508        77.8          8.61
  Vacant               1,039,195      13.4       100.0               0         0.0          0.00
                       ---------     -----                 -----------       -----
    TOTAL/AVERAGE      7,748,809     100.0%                $57,161,084       100.0%     $   7.38
                       =========     =====                 ===========       =====

(1)   Annualized Underwritten Base Rent excludes vacant space.

(2) Includes 803,980 SF of Shadow Occupied Space, the cash flows of which were not included in the underwriting.

     Reserves. At origination, the borrower was required to make initial deposits into the following reserves: $3,201,064 into a tax reserve, $637,117 into an insurance reserve, $2,184,169 into a deferred maintenance reserve, $300,000 into an environmental reserve, $205,965 into a tenant improvement and leasing reserve, $11,126,072 into a Bank of America lease reserve (representing three months Basic Annual Rent under the Bank of America master lease) and $215,119 into a security deposit reserve.

     The AFR/Bank of America Portfolio Loan requires monthly deposits into the following reserves: amounts payable by Bank of America for tax payments and 1/12 of the annual taxes for non-Bank of America occupied space; 1/12 of the annual insurance premiums; monthly debt service, $54,468 replacement reserve; $86,110 tenant improvement and leasing reserve; and any additional amounts necessary to maintain the Bank of America lease reserve with a reserve (including the initial reserve) equal to three months Basic Annual Rent payable under the Bank of America master lease.

     Property Management. The properties are managed by First States Management Corp., LLC and sub-managed by Trammell Crow, Jones Lang and Lincoln Harris.

     Release Properties. At any time during the term of the loan, the borrower may obtain the releases of one or more of 12 designated AFR/Bank of America Portfolio Properties. If the release occurs prior to December 18, 2005, the borrower is required to pay a yield maintenance charge on the portion of the AFR/Bank of America Portfolio Loan repaid, and any such repayments must be at 110% of the related allocated loan amount. If the release occurs after such date, the borrower is required to defease with U.S. Treasury securities. Any such prepayments will be allocated pro rata to the AFR/Bank of America Portfolio Loan, the AFR/Bank of America Portfolio Companion Loans and the AFR/Bank of America Portfolio B Note, other than upon certain events of default, after which all principal payments will be applied pro rata to the AFR/Bank of America Portfolio Loan and the AFR/Bank of America Portfolio Companion Loans, and the AFR/Bank of America Portfolio B-Note will not receive any such principal repayments. On April 1, 2004, the borrower prepaid 0.20% of the aggregate initial principal balance of the AFR/Bank of America Portfolio Whole Loan.

     At any time after December 18, 2005, the borrower may obtain a release of any of the AFR/Bank of America Portfolio Properties (including the 12 designated properties described above that may be released with a prepayment and payment of a yield maintenance charge prior to December 18, 2005) subject to confirmation that after giving effect to such release, the debt service coverage ratio for the AFR/Bank of America Portfolio Whole Loan will not be less than the greater of (A) 1.54x and (B) the sum of (1) 1.54x; plus (2) 70% of the positive difference, if any, between (x) the debt service coverage ratio on the applicable release date and (y) 1.54x, and after giving effect to such property release, the aggregate release amounts may not exceed $150,000,000, unless the borrower delivers confirmation from each of the rating agencies that such defeasance will not result in the downgrade, qualification or withdrawal of any rating then assigned to a class of certificates by such rating agency.

     The release price that is required to be paid for any release property with an allocated loan amount will be:


                                          RELEASE PRICE
 TOTAL AMOUNT PREPAID/DEFEASED     (% OF ALLOCATED LOAN AMOUNT)
-------------------------------   -----------------------------
      $60,000,000 or less                      110.0%
   $60,000,001-$100,000,000                    117.5
     more than $100,000,000                    125.0

     The release price that is required to be paid for any release property that has no allocated loan amount will be the lesser of (i) the actual consideration received by the borrower from Bank of America in the event such individual property is transferred by the borrower to Bank of America and (ii) 50% of the closing date appraisal value of the release property.

     Insurance Requirements. The borrower is required to maintain comprehensive all risk insurance and insurance coverage including terrorism and acts of terrorism.

     Lockbox; Sweep of Excess Cash Flow. At origination, the borrower was required to establish a lockbox account controlled by the lender and to direct all tenants to make payments directly to such lockbox account. Provided no event of default has occurred and is continuing, funds in the lockbox account are swept to the borrower after the funding of the monthly reserves described above.

     Mezzanine Loan. None permitted.

     Additional Debt. The AFR/Bank of America Portfolio Properties also secure the AFR/Bank of America Portfolio Companion Loans and the AFR/Bank of America Portfolio B Note. The AFR/Bank of America Portfolio B Note has an original principal amount of $100,000,000, and matures on December 1, 2013.

                         AFR/BANK OF AMERICA PORTFOLIO



                      [GRAPHIC OMITTED] [GRAPHIC OMITTED]



                      [GRAPHIC OMITTED] [GRAPHIC OMITTED]

                         AFR/BANK OF AMERICA PORTFOLIO

                               [GRAPHIC OMITTED]

                         AFR/BANK OF AMERICA PORTFOLIO

AFR P O R T F O L I O


Mesa Main                                             Mesa                  AZ
Camelback - Bank of America Center                    Phoenix               AZ
Camelback Uptown                                      Phoenix               AZ
Catalina - Bank of America Center                     Phoenix               AZ
Maricopa - Bank of America Center                     Phoenix               AZ
McDowell- Bank of America Center                      Phoenix               AZ
South Mountain - Bank of America                      Phoenix               AZ

Harrison Main                                         Harrison              AR

Auburn                                                Auburn                CA
East Bakersfield Office                               Bakersfield           CA
Stockdale                                             Bakersfield           CA
East Compton Branch                                   Compton               CA
Coronado Branch                                       Coronado              CA
El Segundo                                            El Segundo            CA
Escondido Main Office                                 Escondido             CA
Calwa                                                 Fresno                CA
Cedar & Shields                                       Fresno                CA
Fresno Proof/Vault                                    Fresno                CA
Gardena Main                                          Gardena               CA
Glendale Main                                         Glendale              CA
Inglewood Main Office                                 Inglewood             CA
La Jolla Main                                         La Jolla              CA
Bixby - Atlantic                                      Long Beach            CA
Willow - Daisy Branch                                 Long Beach            CA
Long Beach Financial                                  Long Beach            CA
Lincoln Heights Branch                                Los Angeles           CA
Pic0 - Vermont Branch                                 Los Angeles           CA
Lynwood Branch                                        Lynwood               CA
Sepulveda - Devonshire BR                             Mission Hills         CA
lrvine Industrial                                     Newport Beach         CA
North Hollywood                                       North Hollywood       CA
Inland Empire Cash Vault                              Ontario               CA
Palmdale Branch                                       Palmdale              CA
Lake & Colorado Branch                                Pasadena              CA
Ellinwood Center #500                                 Pleasant Hill         CA
Ellinwood Center #300                                 Pleasant Hill         CA
Ellinwood Center #400                                 Pleasant Hill         CA
Pomona Main                                           Pomona                CA
Red Bluff Branch                                      Red Bluff             CA
Redding Main Branch                                   Redding               CA
Riverside Main                                        Riverside             CA
North Sacramento Branch                               Sacramento            CA
Oak Park Branch                                       Sacramento            CA
Salinas Main Branch                                   Salinas               CA
San Bernadino Main                                    San Bernardino        CA
Van Ness & Market                                     San Francisco         CA
Santa Barbara                                         Santa Barbara         CA
Santa Maria Branch                                    Santa Maria           CA
Stockton Main Office                                  Stockton              CA
Sunnyvale Main Branch                                 Sunnyvale             CA
Torrance Sartori                                      Torrance              CA
Ventura Main Office                                   Ventura               CA
Whittier Office                                       Whittier              CA
Yuba City Branch                                      Yuba City             CA

Williams Islands                                      Aventura              FL
Gulf to Bay                                           Clearwater            FL
Clermont                                              Clermont              FL
Hallandale Beach                                      Hallandale            FL
North Hialeah                                         Hialeah               FL
Hollywood/Tyler                                       Hollywood             FL
San Jose                                              Jacksonville          FL
Jacksonville Ops Center/#100                          Jacksonville          FL
Jacksonville Ops Center/#200                          Jacksonville          FL
Jacksonville Ops Center/#300                          Jacksonville          FL
Jacksonville Ops Center/#400                          Jacksonville          FL
Jacksonville Ops Center/#500                          Jacksonville          FL
Jacksonville Ops Center/#6OO                          Jacksonville          FL
Jacksonville Ops Center/#700                          Jacksonville          FL
Jacksonville Ops Center/School                        Jacksonville          FL
Jacksonville Ops Center/Daycare                       Jacksonville          FL
Lighthouse Point                                      Lighthouse Pt         FL
Miami Lakes Operation Center                          Miami Lakes           FL
South Region TPC                                      Miami Lakes           FL
Ocala Downtown                                        Ocala                 FL
Mendham Operations Center                             Orlando               FL
Downtown Palmetto                                     Palmetto              FL
Cordova                                               Pensacola             FL
Port Charlotte                                        Port Charlotte        FL
Ridgewood                                             Sebring               FL
Plaza                                                 Stuart                FL
Century Park                                          Tampa                 FL
Westshore Mall                                        Tampa                 FL
Winter Park                                           Winter Park           FL
Albany Main Office                                    Albany                GA
Cartersville Main                                     Cartersville          GA
Moultrie Main                                         Moultrie              GA
Bull Street                                           Savannah              GA
Valdosta Main                                         Valdosta              GA
Winder (Bs)                                           Winder                GA

Coeur D'Alene Building/Branch                         Coeur D'Alene         ID

Bank of America Center                                Chicago               IL

Penn Street Facility                                  Independence          KS
Mission Facility                                      Overland Park         KS

Annapolis Church Circle- BAL                          Annapolis             MD
Highlandtown - BAL                                    Baltimore             MD

William Street Facility                               Cape Girardeau        MO
Columbia Facility                                     Columbia              MO
Florissant Facility                                   Florissant            MO
Independence Square                                   Independence          MO
Oak Trafficway Facility                               Kansas City           MO
Lexington Facility                                    Lexington             MO
Mexico Facility                                       Mexico                MO
Richland Facility                                     Richland              MO
Downtown Facility                                     Rolla                 MO
South Glenstone Facility                              Springfield           MO
West Sunshine Facility                                Springfield           MO
Concord Village                                       St. Louis             MO
Hampton - Main Facility                               St. Louis             MO

Henderson                                             Henderson             NV
Paradise Valley                                       Las Vegas             NV

Albuquerque Operations Center                         Albuquerque           NM
East Central Facility                                 Albuquerque           NM

525 N Tryon - Odell Building                          Charlotte             NC

Muskogee Main Facility                                Muskogee              OK
Admiral                                               Tulsa                 OK

Aiken Main Office                                     Aiken                 SC
Murfreesboro Main Office                              Murfreesboro          TN

Aransas Pass (CCNB)                                   Aransas Pass          TX
South Austin                                          Austin                TX
Brownwood                                             Brownwood             TX
Carrollton                                            Carrollton            TX
Dalhart Banking Center                                Dalhalt               TX
Denison                                               Denison               TX
Dumas Banking Center                                  Dumas                 TX
Folt Worth East                                       Fort Worth            TX
Greenspoint                                           Houston               TX
Mission                                               Mission               TX
Mount Pleasant                                        Mt. Pleasant          TX
Fort Sam Houston                                      San Antonio           TX
Waco                                                  Waco                  TX

Charlottesville                                       Charlottesville       VA
Old Hampton                                           Hampton               VA
Lynchburg                                             Lynchburg             VA
Norton - 7th Street                                   Norton                VA
Roanoke                                               Roanoke               VA
South Boston                                          South Boston          VA

Aberdeen Building/Branch                              Aberdeen              WA
Bellingham                                            Bellingham            WA
Bremerton                                             Bremerton             WA
Forks                                                 Forks                 WA
Moses Lake                                            Moses Lake            WA
Pasco                                                 Pasco                 WA
Port Angeles                                          Port Angeles          WA
Richland                                              Richland              WA
University                                            Seattle               WA
Bank of America Financial Center                      Spokane               WA
Spokane Bankcard Services                             Spokane               WA
Bank of America Plaza                                 Tacoma                WA
Walla Walla                                           Walla Walla           WA
N Wenatchee                                           Wenatchee             WA
Yakima Valley Building/Branch                         Yakima                WA

                            JOHNSTOWN GALLERIA LOAN


                    LOAN INFORMATION
                          ORIGINAL    CUT-OFF DATE
                          --------    ------------
  BALANCE:                $37,400,000   $37,298,226
  % OF POOL BY UPB:       5.17%
  ORIGINATION DATE:       February 2, 2004
  ORIGINATOR:             MSMC
  COUPON:                 6.400%
  INTEREST ACCRUAL:       Actual/360
  TERM:                   120 months
  AMORTIZATION:           300 months
  OWNERSHIP INTEREST:     Fee Simple
  PAYMENT DATE:           1st of the month
  MATURITY DATE:          February 1, 2014
  SPONSOR:                Pearson Partners, Inc. and
                          George D. Zamias
  BORROWER:               Johnstown Mall Limited
                          Partnership
  CALL
  PROTECTION/LOCKOUT:     Defeasance permitted 2 years
                          from the date of securitization with
                          U.S. government securities. Not
                          prepayable until 4 months prior to
                          maturity.
  CUT-OFF DATE LOAN
  PSF:                    $105.15
  UP-FRONT RESERVES(1):   TI/LC: $500,000
  ONGOING RESERVES(1):    Monthly reserves for taxes,
                          insurance, capital expenditures and TI/LC.
  CASH MANAGEMENT(2):     Hard Lockbox
  ADDITIONAL SECURED/
  MEZZANINE DEBT(3):      Yes





                        PROPERTY INFORMATION
  SINGLE ASSET/
  PORTFOLIO:             Single asset
  PROPERTY TYPE:         Anchored Retail
  PROPERTY LOCATION:     Richland Township, Pennsylvania
  OCCUPANCY:             86%
  OCCUPANCY AS OF
  DATE:                  March 17, 2004
  YEAR BUILT:            1992
  YEAR RENOVATED:        NAP
  COLLATERAL(4):         The collateral consists of approximately
                         353,578 of NRSF of an enclosed,
                         two-story regional shopping mall.
  PROPERTY
  MANAGEMENT:            Zamias Services Inc.

  APPRAISED VALUE:       $53,300,000
  APPRAISED VALUE
  DATE:                  October 28, 2003
  CUT-OFF DATE LTV:      69.98%
  BALLOON LTV:           55.06%
  U/W NOI:               $4,566,459
  U/W NCF:               $4,371,004
  ANNUAL DEBT
  SERVICE:               $3,002,346
  U/W NOI DSCR:          1.52x
  U/W NCF DSCR:          1.46x




(1)   See "Reserves" below.

(2)   See "Lockbox; Sweep of Excess Cash Flow" below.

(3)   See "Mezzanine Loan" and "Additional Debt" below.

(4)   See "The Property" below.

     The Loan. The fourth largest loan concentration in the mortgage pool consists of a 10-year balloon loan (the "Johnstown Galleria Loan"), representing approximately 5.17% of the initial pool balance, with a cut-off date principal balance of $37,298,226 and a maturity date of February 1, 2014, and which provides for monthly payments of principal and interest. The Johnstown Galleria Loan is secured by, among other things, a mortgage, assignment leases and rents and security agreement, encumbering the borrower's fee ownership interest in the Johnstown Galleria Property.

     The Borrower. The borrower under the Johnstown Galleria Loan, Johnstown Mall Limited Partnership, is a Delaware limited partnership that is a special purpose, bankruptcy remote entity sponsored by Pearson Partners, Inc. and George D. Zamias. George D. Zamias emerged from bankruptcy in October 2003.

     The Property. The property securing the Johnstown Galleria Loan (the "Johnstown Galleria Property") consists of 353,578 square feet in a 710,618 square foot two-story enclosed regional shopping mall located in Johnstown, Pennsylvania. The Johnstown Galleria Mall Property is anchored by Sears, Bon-Ton, Boscov's, and J.C. Penney. Sears, Bon-Ton, and Boscov's are tenant-owned, and J.C. Penney is borrower-owned and part of the subject collateral. The Johnstown Galleria Property was constructed in 1992.

     Major Tenant Summary. The following tables shows certain information regarding the ten largest tenants based on annualized underwritten base rent, of the Johnstown Galleria Property:


       TEN LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT(1)

                                                                                           % OF TOTAL   ANNUALIZED
                                        CREDIT RATING                         ANNUALIZED   ANNUALIZED      U/W
                                       (FITCH/MOODY'S/    TENANT     % OF         U/W          U/W      BASE RENT     LEASE
             TENANT NAME                     S&P)          NRSF      NRSF      BASE RENT    BASE RENT    PER NRSF   EXPIRATION
------------------------------------- ----------------- --------- ---------- ------------ ------------ ----------- -----------
 1.   JC Penney .....................     BB/Ba3/BB+     101,136      28.5%   $  252,840       6.4%      $ 2.50    10/31/2012
 2.   American Outfitters ...........      NR/NR/NR        8,049       2.3       136,833       3.5        17.00    10/31/2007
 3.   Ground Round ..................      NR/NR/NR        5,450       1.5       132,000       3.3        24.22     8/31/2008
 4.   Finish Line ...................      NR/NR/NR        6,448       1.8       116,064       2.9        18.00     2/28/2009
 5.   Shoe Department ...............      NR/NR/NR        6,051       1.7       110,330       2.8        18.23     2/28/2005
 6.   GAP ...........................    BB+/Ba3/BB+       5,513       1.6       110,260       2.8        20.00     5/31/2007
 7.   B. Dalton Bookstores ..........    NR/NR/BB(2)       5,435       1.5       108,700       2.7        20.00     1/31/2005
 8.   Hello Shop ....................      NR/NR/NR        4,279       1.2       105,875       2.7        24.74     1/31/2009
 9.   B Moss ........................      NR/NR/NR        5,004       1.4       100,080       2.5        20.00     1/31/2014
10.   American Eagle Outfitters .....      NR/NR/NR        5,949       1.7        95,184       2.4        16.00     7/31/2009
                                                         -------      ----    ----------      ----
      TOTALS/AVG.                                        153,314      43.2%   $1,268,166      32.0%      $ 8.27
                                                         =======      ====    ==========      ====

(1)   Annualized Underwritten Base Rent excludes vacant space.

(2)   The parent company of B. Dalton Bookstores is Barnes & Noble (NYSE: BKS).

     Lease Expiration. The following table shows the lease expiration schedule for the Johnstown Galleria Property:


                          LEASE EXPIRATION SCHEDULE(1)

                                                  CUMULATIVE     ANNUALIZED     APPROXIMATE%      ANNUALIZED
YEAR ENDING              EXPIRING       % OF         % OF         U/W BASE      OF TOTAL U/W     U/W BASE RENT
DECEMBER 31                NRSF         NRSF      TOTAL NRSF        RENT          BASE RENT           PSF
---------------------   ----------   ---------   ------------   ------------   --------------   --------------
  2004                    17,453         4.9%         4.9%       $  236,900           6.0%         $  13.57
  2005                    41,267        11.6         16.6           697,050          17.6             16.89
  2006                    12,924         3.6         20.2           175,834           4.4             13.61
  2007                    35,229         9.9         30.1           571,400          14.4             16.22
  2008                    35,835        10.1         40.2           654,209          16.5             18.26
  2009                    20,884         5.9         46.1           442,626          11.2             21.19
  2010                     4,908         1.4         47.5           126,264           3.2             25.73
  2011                       649         0.2         47.7            34,000           0.9             52.39
  2012                   123,705        34.9         82.6           671,397          17.0              5.43
  2013                     4,055         1.1         83.7           135,135           3.4             33.33
  2014                     6,150         1.7         85.4           154,080           3.9             25.05
  2015                       959         0.3         85.7            60,000           1.5             62.57
  2016                         0         0.0         85.7                 0           0.0              0.00
  2017 & Thereafter            0         0.0         85.7                 0           0.0              0.00
  Vacant                  50,695        14.3        100.0                 0           0.0              0.00
                         -------       -----                     ----------         -----
  TOTALS/AVG.            354,713       100.0%                    $3,958,895         100.0%         $  11.16
                         =======       =====                     ==========         =====

(1)   Annualized Underwritten Base Rent excludes vacant space.

     Reserves. At origination, the borrower was required to make an initial deposit into a rollover reserve in the amount of $500,000. The mortgage loan requires monthly deposits in the amount of (i) 1/12 of the annual real estate taxes and insurance premiums, (ii) $14,934.83 into the rollover reserve account, to cover reimbursement of tenant improvement and leasing commission costs with respect to the Johnstown Galleria Property, unless an aggregate of not less than $1,500,000 is on deposit in the rollover reserve account, and
(iii) $4,207.34 into the capital expenditure reserve account.

     Insurance Requirements. The borrower is required to maintain comprehensive all risk insurance and insurance coverage for terrorism and acts of terrorism to the extent such terrorism insurance is commercially available and required for similar properties in similar locales.

     Lockbox; Sweep of Excess Cash Flow. The borrower has established a cash management account controlled by the lender, with reserves established and maintained as provided above. Tenant payments are required to be made to the lockbox. Provided that an event of default with respect to the Johnstown Galleria Loan has not occurred, the remaining funds (after payments of reserves, debt service (including any default interest and late payment charges and other charges set forth in the loan documents) and operating expenses) will be transferred to the Johnstown Galleria Mezzanine Lender (as defined below) or in the event that the Johnstown Galleria Mezzanine Lender has been repaid in full and provided that an event of default with respect to the Johnstown Galleria Loan has not occurred, the remaining funds, if any, (after payments of reserves, debt service (including any default interest and late payment charges and other charges set forth in the loan documents) and operating expenses) will be transferred to the borrower.

     Mezzanine Loan. A mezzanine loan in the approximate initial principal amount of $3,000,000 was made between RAIT Partnership L.P. (the "Johnstown Galleria Mezzanine Lender") and ZAK Malls LLC (the "Johnstown Galleria Mezzanine Borrower"). The mezzanine loan is secured by a pledge of the equity interests in JM Mezz Limited Partnership, the owner of the borrower. The maturity date of the mezzanine loan is February 1, 2014. Interest accrues on the outstanding balance of the mezzanine loan at per annum rate equal to 13%. The originator of the Johnstown Galleria Loan entered into an intercreditor agreement with the Johnstown Galleria Mezzanine Lender (the "Johnstown Galleria Mezzanine Intercreditor Agreement"). The mezzanine loan is not part of the Trust Fund. The mezzanine loan is voluntarily prepayable in whole by the Johnstown Galleria Mezzanine Borrower at any time after February 1, 2005.

     The Johnstown Galleria Mezzanine Lender, with respect to the Johnstown Galleria Loan, generally has the right, among other things: (i) to approve the operating budget of the Johnstown Galleria Property; (ii) to approve any refinancing of the Johnstown Galleria Loan; (iii) to approve any prepayment in full of the Johnstown Galleria Loan; (iv) to approve certain transfers of the Johnstown Galleria Property; (v) to approve any additional liens or encumbrances on the Johnstown Galleria

Property; (vi) to approve any modification or waiver of any provision of the loan documents relating to the Johnstown Galleria Loan; (vii) to approve any leases written after the origination date of the mezzanine loan that require the consent of the mortgagee under the Johnstown Galleria Loan; (viii) to approve significant alterations of the improvements; and (ix) to terminate, under certain conditions, the property management agreement and other related management agreements, if applicable, and approve the successor managers under certain circumstances set forth in the mezzanine loan agreement. However, the lender under the Johnstown Galleria Loan has the right to disregard the Johnstown Galleria Mezzanine Lender's opinion with respect to any objections or consent rights with respect to the items set forth above.

     Pursuant to the Johnstown Galleria Mezzanine Intercreditor Agreement, the lender under the Johnstown Galleria Loan and the Johnstown Galleria Mezzanine Lender agreed, among other things, that the Johnstown Galleria Mezzanine Lender will not be permitted to transfer more than 49% of its beneficial interests in the mezzanine loan unless either (i) a rating agency confirmation has been obtained with respect to such transfer, or (ii) the transfer is to a Qualified Transferee (as defined in the Johnstown Galleria Mezzanine Intercreditor Agreement). Any such transferee (other than a participant, provided such participant acknowledges in writing that it is taking its participation interest subject to the transferor's obligations under the Johnstown Galleria Mezzanine Intercreditor Agreement) must assume in writing the obligations of the Johnstown Galleria Mezzanine Lender under the Johnstown Galleria Mezzanine Intercreditor Agreement and agree to be bound by its terms and provisions.

     Notwithstanding the preceding paragraph, the Johnstown Galleria Mezzanine Lender may, from time to time, in its sole discretion, transfer all or any of its interests in the mezzanine loan to (i) a Qualified Transferee (as defined in the Johnstown Galleria Mezzanine Intercreditor Agreement) or (ii) a pledgee of the mezzanine loan and the related collateral who is a Qualified Transferee (as defined in the Johnstown Galleria Mezzanine Intercreditor Agreement).

     The loan documents for the Johnstown Galleria Loan may be amended without the consent of the Johnstown Galleria Mezzanine Lender; provided that no such amendment will, among other things: (i) increase the interest rate or the principal amount of the Johnstown Galleria Loan or any other material monetary obligation of the borrower; (ii) modify the scheduled maturity date of the Johnstown Galleria Loan; (iii) convert or exchange the Johnstown Galleria Loan into or for any other indebtedness or subordinate the Johnstown Galleria Loan to any indebtedness of the borrower; (iv) modify or amend the provisions limiting transfers of interests in the borrower or the Johnstown Galleria Property; (v) modify or amend certain terms and provisions of the cash management agreement; (vi) cross default the Johnstown Galleria Loan with any other indebtedness; (vii) obtain any equity interest in the borrower or the Johnstown Galleria Mezzanine Borrower, or any contingent interest, additional interest or so called "kicker" measured on the basis of the cash flow or appreciation of the related Johnstown Galleria Property; and (ix) extend the period during which voluntary prepayments are prohibited or impose additional prepayment fees or increase any prepayment fee or similar fee in connection with a prepayment; provided, however, other than with respect to item (i) as it relates to principal and item (ix), in no event will the lender under the Johnstown Galleria Loan be obligated to obtain the Johnstown Galleria Mezzanine Lender's consent to a modification prohibited above in the case of a workout or related action following the occurrence and continuance of an event of default under the loan documents relating to the Johnstown Galleria Loan.

     The mezzanine loan documents may be modified or amended without the consent of the lender under the Johnstown Galleria Loan; provided, that no such modification or amendment will, among other things: (i) increase the interest rate or principal amount of the mezzanine loan, except for increases in principal to cover workout costs and enforcement costs; (ii) increase in any material respect any monetary obligations of the Johnstown Galleria Mezzanine Borrower; (iii) modify the scheduled maturity date of the mezzanine loan; (iv) convert or exchange the mezzanine loan into or for any other indebtedness or subordinate the mezzanine loan to any indebtedness of the Johnstown Galleria Mezzanine Borrower; (v) provide for the payment of any additional interest, kicker or similar equity feature; and (vi) cross default the mezzanine loan with any other indebtedness other than the Johnstown Galleria Loan.

     Prior to the commencement of any enforcement action by the lender under the Johnstown Galleria Loan, the Johnstown Galleria Mezzanine Lender has the right to cure any default under the Johnstown Galleria Loan within certain timeframes, (i) with respect to monetary defaults after the later of (A) receipt of notice of a payment default and (B) the expiration of the borrower's cure period, and (ii) with respect to non monetary defaults within the applicable grace or cure periods set forth in the mortgage loan documents related to the Johnstown Galleria Loan. If (i) the Johnstown Galleria Loan has been accelerated or, (ii) any enforcement action has been commenced and is continuing under the loan documents related to the Johnstown Galleria Loan, upon not more than ten business days prior written notice to the lender under the Johnstown Galleria Loan and the satisfaction of certain other conditions, the Johnstown Galleria Mezzanine Lender has the right to purchase the Johnstown Galleria Loan for a purchase price generally equal to all amounts then owing under the loan documents related to the Johnstown Galleria Loan.

     Additional Debt. None permitted, except trade payables and debt incurred in the financing of equipment or other personal property used on the Johnstown Galleria Property.

     Release Parcel. The borrower may obtain a release for a currently non-income producing parcel from the lien of the mortgage. The borrower must satisfy various conditions in connection with the partial release, including the delivery of legal opinions, title endorsements and revised surveys, receipt of a rating agency confirmation to the effect that such release and construction will not result in a withdrawal, qualification or downgrade of the ratings of the certificates in effect prior to the release, as well as certifications that the partial release is not necessary for the operation or use of the Johnstown Galleria Property and receipt of an appraisal of Johnstown Galleria Property concluding that (i) the value of the Johnstown Galleria Property after the release and prior to construction of the additional improvements will be equal to or greater than the value of the Johnstown Galleria Property prior to the release, and (ii) the value of the Johnstown Galleria Property after the release and after completion of the additional improvements will be equal to or greater than the value of the Johnstown Galleria Property prior to the release.

                            JOHNSTOWN GALLERIA LOAN


                               [GRAPHIC OMITTED]


                       [GRAPHIC OMITTED] [GRAPHIC OMITTED]

                            JOHNSTOWN GALLERIA LOAN


                               [GRAPHIC OMITTED]

                           TYSONS CORNER CENTER LOAN


                      LOAN INFORMATION
                          ORIGINAL             CUT-OFF DATE
                          -----------          -------------
  BALANCE(1):             $35,000,000          $35,000,000
  SHADOW RATING:          AA/AAA (Fitch/S&P)
  % OF POOL BY UPB:       4.85%
  ORIGINATION DATE:       February 17, 2004
  ORIGINATOR:             GACC
  COUPON:                 5.224%
  INTEREST ACCRUAL:       30/360
  TERM:                   120 months
  AMORTIZATION:           Interest only through the payment
                          date occurring on March 1, 2006, and
                          thereafter monthly amortization on
                          a 30-year schedule.
  OWNERSHIP INTEREST:     Fee Simple
  PAYMENT DATE:           1st of the month
  MATURITY DATE:          March 1, 2014
  SPONSOR:                Wilmorite Properties, Inc. and the
                          Alaska Permanent Fund Corporation
  BORROWER:               Tysons Corner Holdings LLC and
                          Tysons Corner Property Holdings LLC
  CALL PROTECTION/
  LOCKOUT:                Defeasance with U.S. government
                          securities permitted after the
                          earlier of:
                          a) 24 months from the last securitization
                          of the A-1, A-2, A- 3 and A-4 notes
                          to occur, or b) 36 months from origination.
                          Not prepayable until 6 months prior
                          to maturity.
  CUT-OFF DATE LOAN
  PSF(1):                 $218.77
  UP-FRONT RESERVES(5):   Immediate Repairs: $478,664
  ONGOING/SPRINGING
  RESERVES(2)(5):         Reserves for taxes, insurance,
                          TI/LC, replacements, and ground rent
  CASH MANAGEMENT(4):     Hard Lockbox
  ADDITIONAL SECURED/
  MEZZANINE DEBT:         None permitted



                         PROPERTY INFORMATION

  SINGLE ASSET/
  PORTFOLIO:               Single Asset
  PROPERTY TYPE:           Anchored Retail
  PROPERTY LOCATION:       McLean, Virginia
  OCCUPANCY(3):            98%
  OCCUPANCY AS OF
  DATE:                    September 1, 2003
  YEAR BUILT:              1968
  YEAR RENOVATED:          1988/2003-2004
  COLLATERAL:              The collateral consists of approximately
                           1,554,116 of NSRF of an enclosed
                           two-story super regional shopping mall.
  PROPERTY
  MANAGEMENT:              Wilmorite Property Management LLC
  APPRAISED VALUE:         $650,000,000
  APPRAISED VALUE
  DATE:                    August 25, 2003
  CUT-OFF DATE LTV(1):     52.31%
  BALLOON LTV(1):          45.14%
  U/W NOI:                 $43,158,704
  U/W NCF:                 $42,224,855
  ANNUAL DEBT
  SERVICE(1):              $22,464,252
  U/W NOI DSCR(1):         1.92x
  U/W NCF DSCR(1):         1.88x









(1) The subject $35,000,000 loan represents the A-3 note in a $340,000,000 loan. The A-1, A-2 and A-4 notes are pari passu with the A-3 note and are not included in the trust. All DSCR, LTV, Loan PSF and annual debt service numbers are based on the combined A-1, A-2, A-3 and A-4 notes.

(2) Monthly reserves will only be collected in any period following a quarterly test on which the DSCR declines below 1.45x and ending on the last day of the third consecutive month on which the DSCR equals or exceeds 1.45x.

(3) Occupancy calculated including the four anchors and excluding the vacant JC Penney building, which is part of the contemplated expansion plan.
(4)   See "Lockbox; Sweep of Excess Cash Flow" below.

(5)   See "Reserves" below.

     The Loan. The fifth largest loan concentration in the mortgage pool consists of a 10-year balloon loan (the "Tysons Corner Center Loan"), representing approximately 4.85% of the initial pool balance, with a cut-off date principal balance of $35,000,000 and a maturity date of March 1, 2014. The loan requires payments of interest only through the payment date occurring on March 1, 2006, and thereafter payments of principal and interest on a 30 year amortization schedule. The Tysons Corner Center Loan is secured by, among other things, a mortgage, assignment of leases and rents and security agreement encumbering the borrower's fee ownership interest in the Tysons Corner Center Property.

     The Tysons Corner Center Loan is one of four pari passu loans totaling $340,000,000 (such other loans are collectively referred to as the "Tysons Corner Center Companion Loans"). The Tysons Corner Center Companion Loans have original principal balances of $147,500,000, $95,000,000, $35,000,000 and
$62,500,000, respectively, and have the same interest rate, maturity date and amortization term as the Tysons Corner Center Loan. The Tysons Corner Center Loan and the other Tysons Corner Center Companion Loans (collectively the "Tysons Corner Center Whole Loan") are serviced pursuant to the COMM 2004-LNB2 pooling and servicing agreement. The servicer under the COMM 2004-LNB2 PSA will remit collections on the Tysons Corner Center Loan to the master servicer under the pooling and servicing agreement, and will make servicing advances on the Tysons Corner Center Loan. The master servicer under the pooling and servicing agreement will make P&I advances on the Tysons Corner Center Loan. See "Description of the Mortgage Pool--The Tysons Corner Center Loan".

     The Borrower. The borrower under the Tysons Corner Center Loan, Tysons Corner Holdings LLC and Tysons Corner Property Holdings LLC, consists of two limited liability companies that are single purpose, bankruptcy remote entities, sponsored by Wilmorite Properties, Inc. (50%) and the Alaska Permanent Fund Corporation (50%).

     The Property. The property securing the Tysons Corner Center Loan (the "Tysons Corner Center Property") consists of 1,554,116 SF of retail space, consisting of the major portion of a 1,873,616 SF super-regional mall located in McLean, Virginia. The Tysons Corner Center Property was constructed in 1968, and was redeveloped to its current format in 1988. Current anchor tenants at Tysons Corner Center include: Bloomingdale's, Hecht's, Lord & Taylor and Nordstrom.

     Tysons Corner Center has two levels, four anchor stores, and more than 270 in-line stores, restaurants, and eateries.

     The loan documents for the Tysons Corner Center Loan permit the borrower to renovate and expand a portion of the mall at its own expense. Construction of the project is underway and is expected to be completed on or before the fourth quarter of 2005. The scope of work approved under the loan documents, if completed, will include, (a) the redevelopment of the currently vacant JC Penney building containing approximately 226,464 SF of gross building area and the construction of a new attached building containing approximately 288,870 SF of gross building area (creating approximately 515,334 SF feet of gross building area and approximately 365,277 SF of gross leasable area on three levels) and the leasing of such space to a theater (approximately 93,711 SF), food court, restaurants and additional tenants and (b) the construction of an adjacent multi-level parking garage, having approximately 1,612 parking spaces. The expansion and renovation, if completed, will provide additional collateral for the Tysons Corner Center Loan, but no income from such space was included in the underwriting of the mortgage loan. The loan documents do not require a reserve or completion guaranty in connection with the project.

     Major Tenant Summary. The following table shows the anchor tenants (based on annualized underwritten base rent), of the Tysons Corner Center Property:

                                ANCHOR TENANTS

                                    CREDIT RATING
                                   (FITCH/MOODY'S/     TENANT     % OF
          TENANT NAME                    S&P)           NRSF      NRSF
-------------------------------- ------------------- --------- ----------
1.   Bloomingdale's ............  BBB+/Baa1/BBB+(2)  255,888       15.6%
2.   Lord & Taylor(4) ..........  BBB+/Baa1/BBB+(5)  119,500        7.3
3.   Nordstrom(6) ..............      NR/Baa1/A-     200,000       12.2
4.   Hecht's ...................  BBB+/Baa1/BBB+(5)  237,076       14.4
                                                     -------       ----
       TOTALS/AVG.                                   812,464       49.4%
                                                     =======       ====



                                                        % OF TOTAL      ANNUALIZED
                                      ANNUALIZED        ANNUALIZED    U/W BASE RENT         LEASE
          TENANT NAME              U/W BASE RENT(1)   U/W BASE RENT      PER NRSF        EXPIRATION
    ----------------------------  ------------------ --------------- --------------- ------------------
1.   Bloomingdale's ............      $  371,038            1.0%         $  1.45          7/22/2008(3)
2.   Lord & Taylor(4) ..........        249,755             0.7             2.09          1/31/2006
3.   Nordstrom(6) ..............        140,000             0.4             0.70          4/15/2025
4.   Hecht's ...................              1(7)          0.0             0.00          7/24/2008(7)
                                      -----------           ---
       TOTALS/AVG.                    $ 760,794             2.0%         $  1.52
                                      ===========           ===

(1)   Annualized Underwritten Base Rent excludes vacant space.

(2) Ratings of parent company, Federated Department Stores, Inc. Federated Department Stores, Inc. has not guaranteed the lease.

(3) Bloomingdale's is currently in its first 10-year renewal option, with two 10-year renewal options outstanding.

(4) Lord & Taylor operates under a ground lease, which expires January 31, 2006, with 10 five-year renewal options.

(5)   Ratings of parents company, The May Department Stores Co.

(6) Nordstrom operates under a ground lease, which expires April 15, 2025, with 12 five-year renewal options.

(7) Hecht's occupies 237,076 sq. ft. under a lease expiring July, 2008 (currently in its first 10-year renewal option, with two 10-year renewal options outstanding), with a rent of $1.00 annually plus additional percentage rent.


     Ten Largest In-Line Tenants. The following table shows the ten largest in-line tenants (based on annualized underwritten base rent), of the Tysons Corner Center Property:


     TEN LARGEST IN-LINE TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT

                            CREDIT RATING                                           % OF TOTAL     ANNUALIZED
                           (FITCH/MOODY'S/    TENANT      % OF      ANNUALIZED      ANNUALIZED    U/W BASE RENT
       TENANT NAME               S&P)          NRSF       NRSF    U/W BASE RENT   U/W BASE RENT     PER NRSF     LEASE EXPIRATION
------------------------- ----------------- ---------- --------- --------------- --------------- -------------- -----------------
 1. LL Bean .............      NR/NR/NR       75,778       4.6%     $2,424,896          6.5%        $  32.00        5/31/2020
 2. The Gap .............    BB-/Ba3/BB+      14,000       0.9         784,000          2.1            56.00        9/30/2007
 3. Banana Republic .....   BB-/Ba3/BB+(1)    13,116       0.8         764,007          2.0            58.25        5/31/2005
 4. Apple Computer ......     NR/Ba2/BB        9,720       0.6         758,160          2.0            78.00        5/31/2011
 5. Rainforest Cafe .....      NR/NR/NR       19,162       1.2         647,676          1.7            33.80        9/30/2006
 6. Circuit City ........      NR/NR/NR       28,000       1.7         589,680          1.6            21.06        1/31/2005
 7. Talbots .............      NR/NR/NR       10,567       0.6         565,229          1.5            53.49        1/31/2015
 8. Express .............  NR/Baa1/BBB+(1)    12,081       0.7         507,402          1.4            42.00        1/31/2014
 9. Eddie Bauer(2) ......      NR/NR/NR       12,362       0.8         494,480          1.3            40.00        1/31/2011
10. Brooks Brothers .....      NR/NR/NR       10,395       0.6         467,775          1.3            45.00        3/31/2010
                                              ------      ----      ----------         ----
    TOTAL/AVG.                               205,181      12.5%     $8,003,304         21.5%        $  39.01
                                             =======      ====      ==========         ====

(1)   Ratings of parent company, Limited Brands.

(2) Parent company, Spiegel Inc., filed for Chapter 11 Bankruptcy protection in March 2003 and in a press release dated December 30, 2003 announced the closure of 29 Eddie Bauer stores, which did not include the location at Tysons Corner Center Property.

     Lease Expiration. The following table shows the lease expiration schedule for the Tysons Corner Center Property:


                           LEASE EXPIRATION SCHEDULE

                                                                                                APPROXIMATE       ANNUALIZED
YEAR ENDING                                    % OF      CUMULATIVE % OF       ANNUALIZED        % OF TOTAL      U/W BASE RENT
DECEMBER 31                EXPIRING NRSF       NRSF         TOTAL NRSF       U/W BASE RENT     U/W BASE RENT          PSF
-----------------------   ---------------   ---------   -----------------   ---------------   ---------------   --------------
    2004                        91,714          6.9%            6.9%          $ 3,230,000            8.7%          $  35.22
    2005                        73,127          5.5            12.4             2,898,550            7.8              39.64
    2006                        89,460          6.8            19.2             4,074,906           10.9              45.55
    2007                        31,068          2.3            21.5             1,817,756            4.9              58.51
    2008                       544,950         41.1            62.7             3,028,226            8.1               5.56
    2009                        43,784          3.3            66.0             2,396,850            6.4              54.74
    2010                       108,609          8.2            74.0             5,038,608           13.5              46.39
    2011                        47,067          3.6            77.7             2,617,472            7.0              55.61
    2012                        60,022          4.5            82.3             3,568,075            9.6              59.45
    2013                        55,199          4.2            86.4             2,743,569            7.4              49.70
    2014                        47,940          3.6            90.0             2,027,672            5.4              42.30
    2015                        13,756          1.0            91.1               689,390            1.8              50.12
    2016                         3,900          0.3            91.4               208,611            0.6              53.49
    2017 & Thereafter           83,280          6.3            97.7             2,933,652            7.9              35.23
    Vacant                      31,077          2.3           100.0                     0            0.0               0.00
                               -------        -----                           -----------          -----
  TOTALS/AVG.                1,324,952        100.0%                          $37,273,336          100.0%          $  28.13
                             =========        =====                           ===========          =====

     Reserves. At origination, the borrower was required to make an initial deposit into an engineering reserve in the amount of $478,664. Monthly reserves for taxes, insurance, tenant improvements and leasing commissions, replacements, and ground rent will only be collected in any period following a quarterly test on which the DSCR declines below 1.45x and ending on the last day of the third consecutive month on which the DSCR equals or exceeds 1.45x. Monthly reserves for taxes, insurance, tenant improvements and leasing commissions, replacements, and ground rent would have been $489,126, $83,507, $56,562, $14,140 and $101,000, respectively, if such reserves were being collected at the cut-off date.

     Insurance Requirements. The borrower is required to maintain comprehensive all risk insurance and, if commercially available, insurance coverage for terrorism and acts of terrorism, subject in certain circumstances to a cap on the premiums the borrower is required to pay for such terrorism insurance.

     Lockbox; Sweep of Excess Cash Flow. A hard lockbox is in place with respect to the Tysons Corner Center Loan.

     Additional Debt. None permitted, except trade payables and indebtedness not secured by liens on the property.

                              TYSONS CORNER CENTER


                               [GRAPHIC OMITTED]


                      [GRAPHIC OMITTED] [GRAPHIC OMITTED]

                              TYSONS CORNER CENTER


                               [GRAPHIC OMITTED]

                          COUNTRYSIDE APARTMENTS LOAN


                             LOAN INFORMATION
                          ORIGINAL     CUT-OFF DATE
                          --------     ------------
  BALANCE:                $34,000,000    $34,000,000
  % OF POOL BY UPB:       4.71%
  ORIGINATION DATE:       March 31, 2004
  ORIGINATOR:             GACC
  COUPON:                 5.228%
  INTEREST ACCRUAL:       Actual/360
  TERM:                   84 months
  AMORTIZATION:           Monthly amortization on a 30-year
                          schedule.
  OWNERSHIP INTEREST:     Fee Simple
  PAYMENT DATE:           1st of the month
  MATURITY DATE:          April 1, 2011
  SPONSOR:                Stephen Goldberg
  BORROWER:               Countryside Apartments LP
  CALL
  PROTECTION/LOCKOUT:     Defeasance permitted 2 years from the
                          date of securitization with U.S.
                          government securities. Not prepayable
                          until 3 months prior to maturity.
  CUT-OFF DATE LOAN PER
  UNIT:                   $69,958.85
  UP-FRONT RESERVES(1):   Taxes: $228,478
                          Insurance: $98,743
                          Hold back $3,500,000 for renovations.
  ONGOING/SPRINGING
  RESERVES(1):            Monthly reserves for taxes, insurance
                          and replacements
  CASH MANAGEMENT(2):     Soft Lockbox
  ADDITIONAL SECURED/
  MEZZANINE DEBT:         None permitted



                       PROPERTY INFORMATION
 SINGLE
 ASSET/PORTFOLIO:         Single Asset
 PROPERTY TYPE:           Multifamily
 PROPERTY
 LOCATION:                Lanham, Maryland
 OCCUPANCY:               92%
 OCCUPANCY AS OF
 DATE:                    March 11, 2003
 YEAR BUILT:              1968
 YEAR RENOVATED:          2003/2004
 COLLATERAL:              The collateral consists of a 486-unit
                          garden style apartment complex.
 PROPERTY
 MANAGEMENT:              Realty Management Services, Inc.
 APPRAISED VALUE:         $40,600,000
 APPRAISED VALUE
 DATE:                    October 27, 2003
 CUT-OFF DATE LTV(3):     75.12%
 BALLOON LTV:             74.49%
 U/W NOI:                 $2,855,401
 U/W NCF:                 $2,733,901
 ANNUAL DEBT
 SERVICE:                 $2,247,435
 U/W NOI DSCR(3):         1.42x
 U/W NCF DSCR(3):         1.36x



(1)   See "Reserves" below.

(2)   See "Lockbox; Sweep of Excess Cash Flow" below.

(3) The subject $34,000,000 loan has been structured with a $3,500,000 earnout reserve. The LTV and DSCR calculations are calculated net of the earnout. See "Reserves" below.

     The Loan. The sixth largest loan concentration in the mortgage pool consists of a 7-year balloon loan (the "Countryside Apartments Loan"), representing approximately 4.71% of the initial pool balance, with a cut-off date principal balance of $34,000,000 and a maturity date of April 1, 2011, and which provides for monthly payments of principal and interest. The Countryside Apartments Loan is secured by, among other things a mortgage assignment of leases and rents and security agreement, encumbering the borrower's fee ownership interest in the Countryside Apartments Property.

     The Borrower. The borrower under the Countryside Apartments Loan, Countryside Apartments LP, is a limited liability company that is a special purpose, bankruptcy remote entity, sponsored by Stephen Goldberg.

     The Property. The property securing the Countryside Apartments Loan (the "Countryside Apartments Property") consists of 486 apartment units located in Lanham, Prince George's County, Maryland, 15 miles northeast of Washington DC and 30 miles southeast of Baltimore, Maryland. The Countryside Apartments Property was constructed in 1968 and renovated in 2003-2004. The borrower intends to carry out a planned refurbishment program including new fixtures, appliances and carpet in units as they are vacated, roof replacement, common area renovations and pool renovations. A holdback has been taken to reflect such planned renovations (see "Reserves" below). The property consists of 41 three-story buildings on a 21.35-acre site. The unit mix comprises 114 one-bedroom units, 258 two-bedroom units and 114 three-bedroom units.

     Reserves. At origination, $3,500,000 was deposited into a capital expenditures reserve, to pay for the renovations described above. Additionally, the Countryside Apartments Loan requires monthly deposits in the amount of $10,125 into a replacement reserve. Such monthly reserves will not start to be collected until the start of the fourth year of the loan term.

     Insurance Requirements. The borrower is required to maintain comprehensive all risk insurance and insurance coverage for terrorism and acts of terrorism to the extent such terrorism insurance is commercially available and required for similar properties in similar locales.

     Lockbox; Sweep of Excess Cash Flow. A soft lockbox is in place with respect to the Countryside Apartments loan. The borrower may withdraw funds from the account until an event of default has occurred. During an event of default, control of the lockbox account will revert to the lender and funds in the lockbox will be applied to pay real estate taxes and insurance, debt service, the replacement reserve, budgeted cash expenses, and extraordinary expenses. Any excess amounts will be held by the lender as additional collateral for the loan.

     Mezzanine Loan. None permitted.

     Additional Debt. None permitted, except trade payables and debt incurred in the financing of equipment or other personal property used on the Countryside Apartments Property.

                             COUNTRYSIDE APARTMENTS






                               [GRAPHIC OMITTED]

                             COUNTRYSIDE APARTMENTS


                               [GRAPHIC OMITTED]

                    COLUMBUS INTERNATIONAL AIRCENTER II LOAN


                     LOAN INFORMATION
                        ORIGINAL              CUT-OFF DATE
                        -----------           -------------
  BALANCE:              $32,500,000           $32,367,390
  % OF POOL BY UPB:     4.49%
  ORIGINATION DATE:     December 16, 2003
  ORIGINATOR:           GACC
  COUPON:               6.150%
  INTEREST ACCRUAL:     Actual/360
  TERM:                 120 months
  AMORTIZATION:         360 months
  OWNERSHIP INTEREST:   Fee Simple
  PAYMENT DATE:         1st of the month
  MATURITY DATE:        January 1, 2014
  SPONSOR:              Jubilee Limited Partnership, a
                        Schottenstein family partnership
  BORROWER:             4300 Venture 6729 LLC
  CALL
  PROTECTION/LOCKOUT:   Defeasance permitted 2 years from
                        the date of securitization with U.S.
                        government securities. Not prepayable until 3
                        months prior to maturity.
  CUT-OFF DATE LOAN
  PSF:                  $28.35

  UP-FRONT
  RESERVES(1):          Taxes: $35,167
                        Rollover: $1,000,000 Letter of Credit
                        Mitchell Aviation: $137,423
                        Chautauqua: $52,839
  ONGOING/SPRINGING
  RESERVES(1):          Reserves for taxes, tenant
                        improvements/leasing commissions,
                        and replacement
  CASH MANAGEMENT(2):   Soft Lockbox
  ADDITIONALSECURED/
  MEZZANINE DEBT:       None permitted

                        PROPERTY INFORMATION
 SINGLE
 ASSET/PORTFOLIO:       Single Asset
 PROPERTY TYPE:         Industrial/Office
 PROPERTY LOCATION:     Columbus, Ohio
 OCCUPANCY:             100%
 OCCUPANCY AS OF
 DATE:                  November 30, 2003
 YEAR BUILT:            1941
 YEAR RENOVATED:        1998-2003
 COLLATERAL:            The collateral consists of three
                        office/warehouse buildings, with a total
                        of 1,141,511 NRSF, which are part of a
                        larger nine-building complex.
 PROPERTY
 MANAGEMENT:            Schottenstein Management Company
 APPRAISED VALUE:       $41,500,000
 APPRAISED VALUE
 DATE:                  October 5, 2003
 CUT-OFF DATE LTV:      77.99%
 BALLOON LTV:           60.95%
 U/W NOI:               $3,720,188
 U/W NCF:               $3,354,535
 ANNUAL DEBT
 SERVICE:               $2,548,656
 U/W NOI DSCR:          1.46x
 U/W NCF DSCR:          1.32x



(1)   See "Reserves" below.

(2)   See "Lockbox; Sweep of Excess Cash Flow" below.

     The Loan. The seventh largest loan concentration in the mortgage pool consists of a 10-year balloon loan (the "Columbus International Aircenter II Loan"), representing approximately 4.49% of the initial pool balance, with a cut-off date principal balance of $32,367,390 and a maturity date of January 1, 2014, and which provides for monthly payments of principal and interest. The Columbus International Aircenter II Loan is secured by, among other things, an open end mortgage, assignment of rents, security agreement, and fixture filing, encumbering the borrower's fee ownership interest in the Columbus International Aircenter II Property.

     The Borrower. The borrower under the Columbus International Aircenter II Loan, 4300 Venture 6729 LLC, is a Delaware limited liability company that is a special purpose, bankruptcy remote entity, sponsored by Jubilee Limited Partnership, a Schottenstein family partnership.

     The Property. The property securing the Columbus International Aircenter II Loan (the "Columbus International Aircenter II Property") consists of three buildings totaling approximately 1,141,511 NRSF located at 4100-4130, 4150-4200, and 4220 East Fifth Avenue, Columbus, Ohio adjacent to the Port Columbus International Airport, and approximately six miles northeast of the Columbus Central Business District. The Columbus International Aircenter II Property was constructed in phases between 1941 and 1954, and substantially renovated by the current owner in 1997. The three buildings are part of a larger nine-building complex, which was completely renovated in 2003. Renovation and soft costs for the nine-building complex totaled $63.38 million (total all-in cost of $78.68 million) and included major exterior and interior work. The buildings are located on separate tax parcels. The three buildings offer office (223,971 SF), warehouse (637,980 SF) and hangar space (279,560 SF) for six tenants. The amenities at the Columbus International Aircenter II Property include approximately 1,797 car parking spaces and approximately 198 (truck) trailer parking spaces.

     Major Tenant Summary. The following table shows certain information regarding the six largest tenants based on annualized underwritten base rent, of the Columbus International Aircenter II Property.

        SIX LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT

                                     CREDIT RATING        TENANT        % OF
           TENANT NAME            (FITCH/MOODY'S/S&P)      NRSF         NRSF
-------------------------------- --------------------- ------------ -----------
1.   Shonac Corporation(1) .....        NR/NR/NR          707,092       61.94%
2.   State of Ohio .............        NR/NR/NR          149,859       13.13
3.   Mitchell Aviation d/b/a
     Million Air ...............        NR/NR/NR          121,740       10.66
4.   Chautauqua Airlines .......        NR/NR/NR           80,160        7.02
5.   American Eagle Airlines ...     CCC+/Caa2/B(2)        77,660        6.80
6.   Block Investments .........        NR/NR/NR            5,000        0.44
                                                          -------      ------
    TOTALS/AVG.                                         1,141,511       100.0%
                                                        =========      ======



                                                    % OF TOTAL      ANNUALIZED
                                    ANNUALIZED      ANNUALIZED    U/W BASE RENT     LEASE
           TENANT NAME            U/W BASE RENT   U/W BASE RENT      PER NRSF     EXPIRATION
-------------------------------- --------------- --------------- --------------- -----------
1.   Shonac Corporation(1) .....    $2,154,402         42.58%        $ 3.05      12/31/2016
2.   State of Ohio .............     1,504,968         29.75          10.04       6/30/2005
3.   Mitchell Aviation d/b/a
     Million Air ...............       611,135         12.08           5.02       6/30/2019
4.   Chautauqua Airlines .......       411,221          8.13           5.13       2/28/2012
5.   American Eagle Airlines ...       349,470          6.91           4.50       2/28/2010
6.   Block Investments .........        28,150          0.56           5.63       8/31/2006
                                    ----------        ------
    TOTALS/AVG.                     $5,059,346         100.0%        $ 4.43
                                    ==========        ======

(1)   Shonac Corporation is an affiliate of the borrower.

(2)   Ratings of parent company, AMR Corp.

     Lease Expiration. The following table shows the lease expiration schedule for the Columbus International Aircenter II Property:


                           LEASE EXPIRATION SCHEDULE

                                                                            ANNUALIZED     APPROXIMATE %     ANNUALIZED
YEAR ENDING                   EXPIRING        % OF      CUMULATIVE % OF         U/W         OF TOTAL U/W      U/W BASE
DECEMBER 31                     NRSF          NRSF         TOTAL NRSF        BASE RENT       BASE RENT        RENT PSF
-------------------------   ------------   ---------   -----------------   ------------   ---------------   -----------
    2004                             0         0.0%            0.0%         $        0           0.0%         $ 0.00
    2005                       149,859        13.1            13.1           1,504,968          29.7           10.04
    2006                         5,000         0.4            13.6              28,150           0.6            5.63
    2007                             0         0.0            13.6                   0           0.0            0.00
    2008                             0         0.0            13.6                   0           0.0            0.00
    2009                             0         0.0            13.6                   0           0.0            0.00
    2010                        77,660         6.8            20.4             349,470           6.9            4.50
    2011                             0         0.0            20.4                   0           0.0            0.00
    2012                        80,160         7.0            27.4             411,221           8.1            5.13
    2013                             0         0.0            27.4                   0           0.0            0.00
    2014                             0         0.0            27.4                   0           0.0            0.00
    2015                             0         0.0            27.4                   0           0.0            0.00
    2016                       707,092        61.9            89.3           2,154,402          42.6            3.05
    2017 & Thereafter          121,740        10.7           100.0             611,135          12.1            5.02
    Vacant                           0         0.0           100.0                   0           0.0            0.00
                               -------        ----                          ----------         -----
      TOTALS/AVG.            1,141,511         100%                         $5,059,346         100.0%         $ 4.43
                             =========        ====                          ==========         =====

     Reserves. At origination, the borrower was required to provide the lender with a letter of credit in the amount of $1,000,000 to cover potential tenant improvement and leasing commission costs. In addition, the borrower was required to deposit $35,167 into a tax reserve. The Columbus International Aircenter II Loan requires monthly deposits in the amount of $16,202 into a tenant improvement and leasing commission reserve (subject to a cap of $2,548,656).

     At origination, the borrower was required to maintain a reserve in the amount of $137,423 with lender as additional collateral during Mitchell Aviation's free rent period. Proceeds have been and will continue to be released at the end of each month from January 2004 through August 2004 in equal amounts of $17,178.

     At origination, the borrower was required to maintain a reserve in the amount of $52,839 as additional collateral during Chautauqua's free rent period. Proceeds have been and will continue to be released at the end of each month from January 2004 through July 2004 in equal amounts of $7,549.

     The borrower is required to deposit 1/12 of annual taxes monthly into the tax reserve. The borrower is also required to deposit $14,269 monthly into the replacement reserve (subject to a cap of $342,454).

     Transfer of Equity Interests. The borrower is permitted to transfer its equity interests, so long as such transfer is to and among the Schottenstein family.

     Insurance Requirements. The borrower is required to maintain comprehensive all risk insurance and insurance coverage for terrorism and acts of terrorism to the extent such terrorism insurance is commercially available and required for similar properties in similar locales.

     Lockbox; Sweep of Excess Cash Flow. A soft lockbox is in place with respect to the Columbus International Aircenter II Loan. Funds in the lockbox account will be released to the borrower at least daily until the occurrence of a trigger event, which is defined as a loan event of default. After the occurrence of a trigger event, funds in the lockbox account will be used to pay any required reserves, debt service and other amounts due under the Columbus International Aircenter II Loan.

     Additional Debt. None permitted, except trade payables and debt incurred in the financing of equipment or other personal property used on the Columbus International Aircenter II Property, not exceeding 3% of the outstanding amount of the loan.

                      COLUMBUS INTERNATIONAL AIRCENTER II




                               [GRAPHIC OMITTED]


                               [GRAPHIC OMITTED]

                      COLUMBUS INTERNATIONAL AIRCENTER II


                               [GRAPHIC OMITTED]

                            BRIDGEMARKET CENTER LOAN


                       LOAN INFORMATION
                             ORIGINAL            CUT-OFF DATE
                             -----------         -------------
  BALANCE:                   $23,350,000         $23,350,000
  % OF POOL BY UPB:          3.24%
  ORIGINATION DATE:          April 2, 2004
  ORIGINATOR:                GACC
  COUPON:                    5.220%
  INTEREST ACCRUAL:          Actual/360
  TERM(1):                   121 months
  AMORTIZATION:              360 months
  OWNERSHIP INTEREST:        Leasehold
  PAYMENT DATE:              1st of the month
  MATURITY DATE:             May 1, 2014
  SPONSOR:                   Sheldon M. Gordon
  BORROWER:                  BridgeMarket Associates, LP
  CALL PROTECTION/LOCKOUT:   Defeasance permitted 2 years from
                             the date of securitization with U.S.
                             government securities. Not prepayable
                             until 3 months prior to maturity.
  CUT-OFF DATE LOAN PSF:     $  238.67
  UP-FRONT RESERVES(2):      Insurance:               $81,173
                             Rollover:               $350,000
                             Repair:                   $1,250
                             A&P Reserve:             $37,500
  ONGOING/SPRINGING
  RESERVES(2):               Reserves for insurance, tenant
                             improvements/leasing commissions,
                             and replacement
  CASH MANAGEMENT:           None
  ADDITIONAL SECURED/
  MEZZANINE DEBT:            None permitted



                       PROPERTY INFORMATION
 SINGLE
 ASSET/PORTFOLIO:       Single Asset
 PROPERTY TYPE:         Anchored Retail
 PROPERTY LOCATION:     New York, New York
 OCCUPANCY:             100%
 OCCUPANCY AS OF
 DATE:                  September 1, 2003
 YEAR BUILT:            1999
 YEAR RENOVATED:        NAP
 COLLATERAL:            The collateral consists of two 2-story
                        retail buildings, one of which is a
                        New York City historic landmark, which
                        together total 97,835 NRSF and which
                        share an open-air public plaza.
 PROPERTY
 MANAGEMENT:            Capital Properties NY LLC
 APPRAISED VALUE:       $30,000,000
 APPRAISED VALUE
 DATE:                  September 12, 2003
 CUT-OFF DATE LTV:      77.83%
 BALLOON LTV:           64.45%
 U/W NOI:               $2,171,693
 U/W NCF:               $2,103,208
 ANNUAL DEBT
 SERVICE:               $1,542,072
 U/W NOI DSCR:          1.41x
 U/W NCF DSCR:          1.36x



(1) For the purposes of mortgage loan calculations in the prospectus supplement, the BridgeMarket Center loan original term to maturity is 120 months, which is calculated using the June 1, 2004 first payment date and May 1, 2014 maturity date. The original term to maturity, remaining term to maturity, original interest only period, remaining interest only period, and prepayment provision were adjusted to include an additional one month interest-only payment to reflect the interest payment the trust will receive on May 1, 2004.

(2)   See "Reserves" below.

     The Loan. The eighth largest loan concentration in the mortgage pool consists of a 10-year balloon loan (the "BridgeMarket Center Loan"), representing approximately 3.24% of the initial pool balance, with a cut-off date principal balance of $23,350,000, and a maturity date of May 1, 2014, and which provides for monthly payments of principal and interest. The BridgeMarket Center Loan is secured by, among other things, a leasehold mortgage, assignment of rents, security agreement, and fixture filing, encumbering the borrower's leasehold interest in the BridgeMarket Center Property.

     The Borrower. The borrower under the BridgeMarket Center Loan, BridgeMarket Associates, L.P., is a New York limited partnership that is a special purpose, bankruptcy remote entity, sponsored by Sheldon M. Gordon.

     The Property. The property securing the BridgeMarket Center Loan (the "BridgeMarket Center Property") consists of two buildings totaling approximately 97,835 NRSF located between East 59th and East 60th Streets on First Avenue, near the Queensboro/59th Street Bridge entrance/exit ramp, in New York City. The BridgeMarket Center Property consists of one historic landmark building, which was redeveloped in 1999, and a second building constructed in 1999. Both buildings consist of two levels, one at street-level and one below-grade.

     Major Tenant Summary. The following table shows certain information regarding the three largest tenants based on annualized underwritten base rent, of the BridgeMarket Center Property.

        THREE LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT

                                       CREDIT RATING
                                      (FITCH/MOODY'S   TENANT     % OF
             TENANT NAME                   /S&P)        NRSF      NRSF
------------------------------------ ---------------- -------- ----------
1. A&P Food Emporium ...............    NR/B3/B(1)    35,267       36.0%
2. Conran Shop (Manhattan) Inc .....        NR        35,750       36.5
3. Guastavino's Inc ................        NR        26,818       27.4
                                                      ------      -----
                   TOTAL/AVG.                         97,835      100.0%
                                                      ======      =====

                                                        % OF TOTAL      ANNUALIZED
                                        ANNUALIZED      ANNUALIZED    U/W BASE RENT      LEASE
             TENANT NAME              U/W BASE RENT   U/W BASE RENT      PER NRSF      EXPIRATION
------------------------------------ --------------- --------------- --------------- -------------
1. A&P Food Emporium ...............    $1,618,839         52.4%        $  45.90       3/31/2020
2. Conran Shop (Manhattan) Inc .....       887,600         28.7            24.83      12/31/2014
3. Guastavino's Inc ................       583,000         18.9            21.74       1/31/2015
                                        ----------        -----
                   TOTAL/AVG.           $3,089,439        100.0%        $  35.29
                                        ==========        =====

(1)   Ratings of parent company, Great Atlantic & Pacific Tea Co.

     Lease Expiration. The following table shows the lease expiration schedule for the BridgeMarket Center Property:

                          LEASE EXPIRATION SCHEDULE(1)

                                                                                   APPROXIMATE %    ANNUALIZED
YEAR ENDING                              % OF    CUMULATIVE % OF     ANNUALIZED     OF TOTAL U/W   U/W BASE RENT
DECEMBER 31            EXPIRING NRSF     NRSF       TOTAL NRSF     U/W BASE RENT     BASE RENT          PSF
--------------------- --------------- --------- ----------------- --------------- --------------- --------------
   2004                         0         0.0%          0.0%         $        0          0.0%        $  0.00
   2005                         0         0.0           0.0                   0          0.0            0.00
   2006                         0         0.0           0.0                   0          0.0            0.00
   2007                         0         0.0           0.0                   0          0.0            0.00
   2008                         0         0.0           0.0                   0          0.0            0.00
   2009                         0         0.0           0.0                   0          0.0            0.00
   2010                         0         0.0           0.0                   0          0.0            0.00
   2011                         0         0.0           0.0                   0          0.0            0.00
   2012                         0         0.0           0.0                   0          0.0            0.00
   2013                         0         0.0           0.0                   0          0.0            0.00
   2014                    35,750        36.5          36.5             887,600         28.7           24.83
   2015                    26,818        27.4          64.0             583,000         18.9           21.74
   2016                         0         0.0          64.0                   0          0.0            0.00
   2017 & Thereafter       35,267        36.0         100.0           1,618,839         52.4           45.90
   Vacant                       0         0.0         100.0                   0          0.0            0.00
                           ------       -----                        ----------        -----
          TOTALS/AVG.      97,835       100.0%                       $3,089,439        100.0%        $ 35.29
                           ======       =====                        ==========        =====

(1)   Annualized Underwriten Base Rent excludes vacant space

     Reserves. At origination, the borrower was required to make an initial deposit into a rollover reserve in the amount of $350,000. In addition, the borrower was required to make an initial deposit into an insurance reserve in the amount of $81,173. In addition, the borrower was required to make an initial deposit into the A&P reserve in the amount of $37,500. Monthly deposits in the amount of $4,077 into the rollover reserve account are required, subject to a cap of $350,000, as reduced by certain permitted reductions. The borrower is required to deposit 1/12 of annual insurance premiums monthly into an insurance reserve. The borrower is also required to deposit $1,631 monthly into a replacement reserve.

     Insurance Requirements. The borrower is required to maintain comprehensive all risk insurance and insurance coverage for terrorism and acts of terrorism to the extent such terrorism insurance is commercially available and required for similar properties in similar locales.

     Additional Debt. None permitted, except for unsecured loans from a partner of the borrower to the borrower that are subordinate to the BridgeMarket Center Loan, and trade payables and debt incurred in the financing of equipment or other personal property used on the BridgeMarket Center Property, not exceeding 3% of the outstanding amount of the loan.

                              BRIDGEMARKET CENTER





                               [GRAPHIC OMITTED]





                               [GRAPHIC OMITTED]

                              BRIDGEMARKET CENTER


                               [GRAPHIC OMITTED]

                        PARADISE PARK MODEL RESORT LOAN


                      LOAN INFORMATION
                          ORIGINAL             CUT-OFF DATE
                          -----------          -------------
  BALANCE:                $20,000,000          $19,980,977
  % OF POOL BY UPB:       2.77%
  ORIGINATION DATE:       February 3, 2004
  ORIGINATOR:             GMACCM
  COUPON:                 5.460%
  INTEREST ACCRUAL:       Actual/360
  TERM:                   60 months
  AMORTIZATION:           360 months
  OWNERSHIP INTEREST:     Fee Simple
  PAYMENT DATE:           1st of the month
  MATURITY DATE:          March 1, 2009
  SPONSOR:                Manufactured Home Communities, Inc.
  BORROWER:               MHC Paradise RV Resort, L.L.C.
  CALL
  PROTECTION/LOCKOUT:     Defeasance permitted 2 years from
                          the date of the securitization with
                          U.S. government securities. Not prepayable
                          until 3 months prior to maturity date.
  CUT-OFF DATE LOAN
  PER PAD:                $ 21,032.61
  UP-FRONT RESERVES(1):   None.
  ONGOING/SPRINGING
  RESERVES(1):            Taxes, insurance, replacement
                          reserve and debt service.
  CASH MANAGEMENT:        None
  ADDITIONAL SECURED/
  MEZZANINE DEBT:         None



                       PROPERTY INFORMATION
 SINGLE ASSET/PORTFOLIO:     Single Asset
 PROPERTY TYPE:              Manufactured Housing Community
 PROPERTY LOCATION:          Peoria, Arizona
 OCCUPANCY:                  97%
 OCCUPANCY AS OF DATE:       December 31, 2003
 YEAR BUILT:                 1985
 YEAR RENOVATED:             NAP
 COLLATERAL:                 Manufactured housing community
                             with 950 pad sites on 80.31 acre
                             parcel of land.
 PROPERTY MANAGEMENT:        MHC Operating Limited Partnership,
                             an affiliate of the borrower
 APPRAISED VALUE:            $25,000,000
 APPRAISED VALUE DATE:       January 15, 2004
 CUT-OFF DATE LTV:           79.92%
 BALLOON LTV:                74.28%
 U/W NOI:                    $1,731,507
 U/W NCF:                    $1,693,507
 ANNUAL DEBT SERVICE:        $1,356,677
 U/W NOI DSCR:               1.28x
 U/W NCF DSCR:               1.25x



(1)   See "Reserves" below.

     The Loan. The ninth largest loan concentration in the mortgage pool consists of a 5-year balloon loan (the "Paradise Park Model Resort Loan"), representing approximately 2.77% of the initial pool balance, with a cut-off date principal balance of $19,980,977 and a maturity date of March 1, 2009, and which provides for monthly payments of principal and interest. The Paradise Park Model Resort Loan is secured by, among other things a mortgage, assignment of rents and leases, security agreement and fixture filing encumbering the borrower's fee ownership interest in the Paradise Park Model Resort Property.

     The Borrower. The borrower under the Paradise Park Model Resort Loan, MHC Paradise RV Resort, L.L.C., is a Delaware limited liability company that is a special purpose, bankruptcy remote entity sponsored by Manufactured Home Communities, Inc.

     The Property. The property securing the Paradise Park Model Resort Loan (the "Paradise Park Model Resort Property") consists of an 80.31 acre parcel of land improved by 830 pad sites utilized for single-wide, manufactured homes and 120 pad sites utilized for recreational vehicle rentals located in Peoria, Arizona. The Paradise Park Model Resort Property also includes nine recreational buildings, recreational areas and associated roadways, and was constructed in 1985.

     Reserves. The borrower is not required to make monthly deposits to a tax and insurance reserve unless an event of default exists under the Paradise Park Model Resort Loan documents or the borrower has failed to deliver to the lender evidence prior to the applicable delinquency date or due date, that the real estate taxes and property insurance premiums have been paid in full. The borrower's obligation to make monthly deposits of $3,167 to a replacement reserve has also been suspended, provided that no event of default has occurred under the Paradise Park Model Resort Loan documents and the borrower maintains the property in accordance with industry standards, subject to lender's satisfaction based on periodic inspections. In the event the net worth or liquidity of the sponsor fall below certain minimum thresholds set forth in the loan documents, the lender is authorized to implement a seasonal debt service reserve into which the borrower will be required to deposit all prepaid rents with respect to the Paradise Park Model Resort Loan.

     Insurance Requirements. The borrower is required to maintain comprehensive all risk insurance. Such all risk insurance must insure against loss or damage resulting from acts of terrorism only so long as the premium for such policy including coverage for acts of terrorism is not greater than the premium for such policy excluding coverage for acts of terrorism. Terrorism insurance coverage with respect to the Paradise Park Model Resort Property is not currently in place.

     Mezzanine Loan. None permitted.

     Additional Debt. None permitted, except unsecured trade payables and debt incurred in the ordinary course of owning and operating the Paradise Park Model Resort Property.

                           PARADISE PARK MODEL RESORT



                       [GRAPHIC OMITTED] [GRAPHIC OMITTED]




                               [GRAPHIC OMITTED]

                           PARADISE PARK MODEL RESORT


                               [GRAPHIC OMITTED]

                           WYNDHAM VALLEY FORGE LOAN


                       LOAN INFORMATION
                             ORIGINAL             CUT-OFF DATE
                             -----------          -------------
  BALANCE:                   $19,800,000          $19,630,275
  % OF POOL BY UPB:          2.72%
  ORIGINATION DATE:          August 8, 2003
  ORIGINATOR:                GMACCM
  COUPON:                    6.750%
  INTEREST ACCRUAL:          Actual/360
  TERM:                      120 months
  AMORTIZATION:              300 months
  OWNERSHIP INTEREST:        Fee Simple
  PAYMENT DATE:              1st of the month
  MATURITY DATE:             September 1, 2013
  SPONSOR:                   Richard Ireland and Brian McElwee
  BORROWER:                  888 Chesterbrook, L.P.
  CALL PROTECTION/LOCKOUT:   Defeasance permitted 3 years from the date
                             of the securitization with U.S. government
                             securities. Not prepayable until 1 month
                             prior to maturity date.
  CUT-OFF DATE LOAN PER
  ROOM:                      $ 85,721.72
  UP-FRONT RESERVES(1):      Taxes: $34,053
                             Insurance: $52,870
                             Replacement: $1,000
  ONGOING/SPRINGING
  RESERVES(1):               Taxes, insurance and replacement
  CASH MANAGEMENT(2):        Soft Lockbox
  ADDITIONAL
  SECURED/MEZZANINE
  DEBT:                      None permitted




                      PROPERTY INFORMATION
 SINGLE
 ASSET/PORTFOLIO:       Single Asset
 PROPERTY TYPE:         Hospitality
 PROPERTY LOCATION:     Wayne, Pennsylvania
 OCCUPANCY:             69%
 OCCUPANCY AS OF
 DATE:                  June 30, 2003
 YEAR BUILT:            1985
 YEAR RENOVATED:        2001
 COLLATERAL:            The collateral consists of a 5-story,
                        229-room full service hotel, totaling
                        215,000 NRSF space located on a
                        11.3 acre parcel of land.
 PROPERTY
 MANAGEMENT:            Valley Forge Investment Corporation
 APPRAISED VALUE:       $28,500,000
 APPRAISED VALUE
 DATE:                  June 1, 2003
 CUT-OFF DATE LTV:      68.88%
 BALLOON LTV:           55.14%
 U/W NOI:               $2,921,378
 U/W NCF:               $2,444,180
 ANNUAL DEBT
 SERVICE:               $1,641,606
 U/W NOI DSCR:          1.78x
 U/W NCF DSCR:          1.49x


---------------------------------------

(1)   See "Reserves" below.

(2)   See "Lockbox; Sweep of Excess Cash Flow" below.

     The Loan. The tenth largest loan concentration in the mortgage pool consists of a 10-year balloon loan (the "Wyndham Valley Forge Loan"), representing approximately 2.72% of the initial pool balance, with a cut-off date principal balance of $19,630,275 and a maturity date of September 1, 2013, and which provides for monthly payments of principal and interest. The Wyndham Valley Forge Loan is secured by, among other things a mortgage, assignment of rents and leases, security agreement and fixture filing encumbering the borrower's fee ownership interest in the Wyndham Valley Forge Property.

     The Borrower and the Operator. The borrower under the Wyndham Valley Forge Loan, 888 Chesterbrook, L.P., is a Delaware limited partnership that is a special purpose, bankruptcy remote entity sponsored by Brian McElwee and Richard Ireland. The borrower has leased the Wyndham Valley Forge Property to Chesterbrook Hotel Company LLC (the "Wyndham Valley Forge Operator"), pursuant to an operating lease (the "Operating Lease") which the borrower has pledged and assigned to the lender to secure its obligations under the Wyndham Valley Forge Loan.

     The Property. The property securing the Wyndham Valley Forge Loan (the "Wyndham Valley Forge Property") consists of a 11.3 acre parcel of land improved by a five-story, 229-room full service hotel with approximately 215,000 NRSF of space located in Wayne, Pennsylvania. The Wyndham Valley Forge Property was constructed in 1985 and renovated in 2001.

     Franchise Agreement. The Wyndham Valley Forge Operator has entered into a franchise agreement with WHC Franchise Corporation (the "Franchisor") with respect to the Wyndham Valley Forge Property (the "Franchise Agreement"). The Franchise Agreement has an initial term of twenty years and is subject to a ten year renewal option. Under the Franchise Agreement, the Wyndham Valley Forge Operator has been granted the right to operate the Wyndham Valley Forge Property as a Wyndham hotel in return for payment of an initial franchise fee and monthly franchise fees based on room revenues. The Franchisor retains the right to approve certain actions of the Wyndham Valley Forge Operator with respect to the Wyndham Valley Forge Property, including its entry into any leases or management agreements relating to the Wyndham Valley Forge Property, and certain transfers by the Wyndham Valley Forge Operator of its interests in the Franchise Agreement. A termination fee equal to thirty-six (36) months of monthly franchise fees is payable to the Franchisor if the Franchise Agreement is terminated as a result of a default by the Wyndham Valley Forge Operator.

     Reserves. At origination, the borrower was required to make an initial deposit into an impound account for payment of real estate taxes and insurance premiums in the amount of $86,923. The Wyndham Valley Forge Loan requires monthly deposits into this account in an amount equal to 1/12th of the estimated annual taxes and insurance premiums. At origination, the borrower was also required to deposit $1000 into a replacement reserve account for payment of certain non-recurring costs. From October 2003 through April 2004 the borrower is required to make monthly deposits of $40,000 into this replacement reserve account. Commencing in May 2004 and in each month thereafter, the borrower is required to make monthly deposits into this replacement reserve account equal to 1/12th of 5% of gross revenues from the Wyndham Valley Forge Property during the immediately preceding calendar year.

     Insurance Requirements. The borrower is required to maintain comprehensive all risk insurance with no exclusion or exception for terrorism or acts of terrorism.

     Lockbox; Sweep of Excess Cash Flow. A soft lockbox is in place with respect to the Wyndham Valley Forge Loan. The borrower will cause all income, revenues and receipts from the Wyndham Valley Forge Property to be deposited into the lockbox account. The borrower will be entitled to withdraw funds from the lockbox at its own discretion until an event of default has occurred under the loan documents. Control of the lockbox account will revert to the lender upon the occurrence of an event of default under the Wyndham Valley Forge Loan documents and funds in the lockbox will be applied as directed by the lender to pay operating costs of the Wyndham Valley Forge Property, principal and interest due under the Wyndham Valley Forge Loan, deposits to the tax and insurance reserve account under the loan documents, costs, expenses and advances of the lender in enforcing its rights under the Wyndham Valley Forge Loan and any deposits to the replacement reserve account or other reserves established under the loan documents, with any excess funds to be remitted to the borrower.

     Mezzanine Loan. None permitted.

     Additional Debt. None permitted, other than unsecured trade and operational debt incurred in the ordinary course of business.

                              WYNDHAM VALLEY FORGE



                               [GRAPHIC OMITTED]



                      [GRAPHIC OMITTED] [GRAPHIC OMITTED]

                              WYNDHAM VALLEY FORGE


                               [GRAPHIC OMITTED]

                                    ANNEX C


ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                      STRUCTURAL AND COLLATERAL TERM SHEET




                       $553,057,000 (APPROXIMATE BALANCE)          APRIL 7, 2004
                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C1


APPROXIMATE SECURITIES STRUCTURE:
---------------------------------

                         APPROXIMATE    EXPECTED      EXPECTED
             EXPECTED    FACE/NOTIONAL   CREDIT       WEIGHTED     EXPECTED
              RATING        AMOUNT       SUPPORT    AVERAGE LIFE    PAYMENT
  CLASS    FITCH / S&P       ($MM)      (% OF UPB)   (YEARS)(a)    WINDOW(a)
------------------------------------------------------------------------------

PUBLICLY OFFERED CLASSES
------------------------------------------------------------------------------
 A-1         AAA/AAA          52.0        16.375%       3.01      05/04-03/09
 A-2         AAA/AAA          55.0        16.375%       5.58      03/09-10/11
 A-3         AAA/AAA          50.0        16.375%       8.91      10/11-11/13
 A-4         AAA/AAA         343.8        16.375%       9.77      11/13-03/14
 B            AA/AA           20.7        13.500%       9.89      03/14-03/14
 C            AA-/AA-          8.1        12.375%       9.89      03/14-03/14
 D             A/A            15.3        10.250%       9.89      03/14-03/14
 E             A-/A-           8.1         9.125%       9.89      03/14-03/14
------------------------------------------------------------------------------
PRIVATELY OFFERED CLASSES (b)
------------------------------------------------------------------------------
 X-1(c)      AAA/AAA         721.4         N/A
 X-2(c)      AAA/AAA         691.1         N/A
 A-1A(d)     AAA/AAA         102.5        16.375%
 F           BBB+/BBB+        12.6         7.375%
 G           BBB/BBB           8.1         6.250%
 H           BBB-/BBB-        10.8         4.750%
 J            BB+/BB+          4.5         4.125%
 K            BB/BB            4.5         3.500%
 L            BB-/BB-          4.5         2.875%
 M             B+/B+           2.7         2.500%
 N             B/B             2.7         2.125%
 O             B-/B-           2.7         1.750%
 P            NR/NR           12.6          --
        TOTAL SECURITIES:   $721.4
 ---------------------------------------------------------------------------
(a)        Calculated at 0% CPR, assuming no balloon payment extension.
(b)        Not offered hereby.
(c)        Notional amount of interest only class.
(d)        Group 2 only.


KEY FEATURES:
-------------
Co-Lead Managers:       Morgan Stanley & Co. Incorporated
                        Deutsche Bank Securities Inc.
Co-Managers:            GMAC Commercial Holding Capital Markets Corp.
                        Greenwich Capital Markets, Inc.
Originators:            GMAC Commercial Mortgage Corporation ("GMACCM")
                        (47.9%)
                        German American Capital Corporation ("GACC")
                        (35.9%)
                        Morgan Stanley Mortgage Capital Inc. ("MSMC")
                        (16.2%)
Collateral:             64 Mortgage Loans ($721,404,190)
Master Servicer:        GMACCM
Special Servicer:       Lennar Partners, Inc.
Trustee:                Wells Fargo Bank, N.A.
Pricing:                April 2004
Closing:                April 2004
Cut-Off Date:           April 1st  and 8th, 2004
Distribution Date:      10th of each month, or following business day
                        (commencing May 10, 2004)
Payment Delay:          9 days
ERISA                   Eligible: Classes A-1, A-2, A-3, A-4, B, C, D and E are
                        expected to be ERISA eligible subject to certain
                        conditions for eligibility.
Structure:              Sequential pay
Day Count:              30/360
Tax Treatment:          REMIC
Rated Final
Distribution Date:      March 2038
Clean up Call:          1.0%
Minimum Denominations:  Publicly Offered Classes: $25,000 & $1
Delivery:               DTC for publicly offered classes

--------------------------------------------------------------------------------

COLLATERAL FACTS(a)(b):
-------------------------
Cut-Off Date Loan Principal Balance:             $721,404,190
Number of Mortgage Loans / Properties :                64/217
Average Mortgage Loan Cut-Off Date Balance:       $11,271,940
Weighted Average Current Mortgage Rate:                5.774%
Weighted Average Loan U/W DSCR:                         1.42x
Weighted Average Loan Cut-Off Date LTV Ratio:          71.93%
Weighted Average Remaining Term to Maturity Date        113.1
(months):                                               113.1
Weighted Average Remaining Amortization Term
(months):                                               341.8
Lockout / Defeasance as % of Total:                    98.21%
Balloon Loans as a % of Total:                         98.04%
Single Largest Asset as % of Total:                     6.92%
Five Largest Assets as % of Total:                     29.27%
Ten Largest Assets as % of Total:                      47.19%

(a) 3 Mortgage Loans were structured as A Notes with pari-passu companion loans. See Ten Largest Loans herein and the related GMAC Commercial Mortgage Securities, Inc. Series 2004-C1 Prospectus and Prospectus Supplement. All Loan-to Value ("LTV") and Debt Service Coverage Ratios ("DSCR") numbers are based on the combined pari-passu A Notes, unless otherwise noted. 2 Mortgage Loans were structured with corresponding subordinate B Notes. The balances of and debt service on the B Notes are not included in the DSCR or LTV calculations.
(b) All DSCR and LTV information presented herein is generally calculated as though any related earnout had been applied to reduce or defease the principal balance of the mortgage loan.


TEN LARGEST ASSETS:
-------------------

LOAN                     PROPERTY TYPE      BALANCE   % OF TOTAL  DSCR    LTV
--------------------------------------------------------------------------------
Two Gateway Center (a)   Office          $ 49,956,233    6.92%    1.31x  70.36%
Fort Washington
 Executive Center (b)    Office            48,954,990    6.79     1.44   77.58
AFR/Bank of America
 Portfolio (c)           Office            39,921,847    5.53     1.92   47.26
Johnstown Galleria       Anchored Retail   37,298,226    5.17     1.46   69.98
Tysons Corner Center (d) Anchored Retail   35,000,000    4.85     1.88   52.31
Countryside Apartments   Multifamily       34,000,000    4.71     1.36   75.12
Columbus International
 Aircenter II            Industrial        32,367,390    4.49     1.32   77.99
BridgeMarket Center      Anchored Retail   23,350,000    3.24     1.36   77.83
Paradise Park Model      Manufactured
 Resort                   Housing          19,980,977    2.77     1.25   79.92
Wyndham Valley Forge     Hospitality       19,630,275    2.72     1.49   68.88
                                         ------------   -----     ----   -----
TOTAL/WTD. AVG.                          $340,459,938   47.19%    1.49x  68.98%
--------------------------------------------------------------------------------

(a) The subject loan represents a pari passu loan, which together with companion loans not in the trust, comprise a $99.9mm loan.
(b) Comprised of two cross collaterized / cross defaulted loans. Statistics are on a combined basis.
(c) The subject $39.9mm loan represents a pari passu loan, which, together with companion loans not in the trust, comprise the $339.3mm senior portion of a $439.1mm loan. There is a $99.8mm subordinate B-note not included in the trust. The balance of and any debt service on the B Note is not included in the DSCR or LTV calculations.
(d) The subject $35.0mm loan represents a pari passu loan, which together with companion loans not in the trust, comprise a $340.0mm loan.






                        NUMBER OF        LOAN POOL CUT-OFF DATE BALANCE
                        MORTGAGED        ------------------------------
PROPERTY TYPE          PROPERTIES     ($MM)    % BY UPB    WTD. AVG. UWDSCR(a)
-------------------------------------------------------------------------------
Office                     130     $246.2       34.12%           1.44x
Anchored Retail (b)         18      227.4       31.52            1.44
Multifamily                 10       87.0       12.07            1.32
Hospitality                  4       50.9        7.06            1.58
Industrial                   3       38.5        5.33            1.33
Manufactured Housing         3       35.5        4.92            1.30
Unanchored Retail            6       20.1        2.79            1.34
Parking Garage               2        6.2        0.86            1.43
Mixed Use                   38        5.5        0.76            1.59
Self Storage                 3        4.2        0.58            1.52
                           ---     ------      ------            ----
TOTAL / WTD. AVG.          217     $721.4      100.00%           1.42x
-------------------------------------------------------------------------------
(a) The calculation of weighted average UWDSCR does not include any B-Note associated with the Mortgage Loan.
(b) Includes 1 CTL loan which accounts for approximately 1.96% of the total pool.


PROPERTY LOCATION:
------------------
                         NUMBER OF        LOAN POOL CUT-OFF DATE BALANCE
                         MORTGAGED        ------------------------------
GEOGRAPHIC DISTRIBUTION  PROPERTIES   ($MM)     % BY UPB    WTD. AVG. UWDSCR(a)
--------------------------------------------------------------------------------
Pennsylvania                  6      $112.8       15.63%          1.45x
New Jersey                    6        87.1       12.07           1.35
California                   56        85.4       11.84           1.34
   Southern                   38       64.3        8.92           1.29
   Northern                   18       21.1        2.92           1.48
Virginia                     12        65.5        9.07           1.65
Ohio                          4        60.7        8.41           1.31
New York                      3        40.5        5.62           1.44
Maryland                      4        36.2        5.02           1.36
Other (b)                   126       233.2       32.33           1.44
                            ---       -----      ------           ----
TOTAL / WTD. AVG            217      $721.4      100.00%          1.42x
--------------------------------------------------------------------------------
(a) The calculation of weighted average UWDSCR does not include any B-Note associated with the Mortgage Loan.
(b)      Includes 22 states.


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you and by any other information filed with the SEC. The Lead Managers and Co-Managers do not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without the Lead Manager or Co-Managers imposing any limitation of any kind.

This material is furnished to you by the Lead Managers and Co-Managers and not by the issuer of the securities. Morgan Stanley & Co. Incorporated and Deutsche Bank Securities Inc. are acting as the Lead Managers. GMAC Commercial Holding Capital Markets Corp. and Greenwich Capital Markets, Inc. are acting as the Co-Managers. None of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates, other than GMAC Commercial Holding Capital Corp., has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                      STRUCTURAL AND COLLATERAL TERM SHEET

--------------------------------------------------------------------------------
                             MORTGAGE POOL OVERVIEW
--------------------------------------------------------------------------------

COLLATERAL FACTS (a)                                      LOAN GROUP 1 (b)           LOAN GROUP 2 (c)               AGGREGATE POOL
------------------------------------------------------------------------------------------------------------------------------------
Cut-Off Date Loan Principal Balance:                          $618,884,194               $102,519,996            $721,404,190
------------------------------------------------------------------------------------------------------------------------------------
Number of Mortgage Loans / Properties:                              52/205                      12/12                  64/217
------------------------------------------------------------------------------------------------------------------------------------
Average Mortgage Loan Cut-Off Date Balance:                    $11,901,619                 $8,543,333             $11,271,940
------------------------------------------------------------------------------------------------------------------------------------
Weighted Average Current Mortgage Rate:                             5.836%                     5.401%                  5.774%
------------------------------------------------------------------------------------------------------------------------------------
Weighted Average Loan U/W DSCR:                                      1.44x                      1.32x                   1.42x
------------------------------------------------------------------------------------------------------------------------------------
Weighted Average Loan Cut-Off Date LTV Ratio:                       71.12%                     76.84%                  71.93%
------------------------------------------------------------------------------------------------------------------------------------
Weighted Average Remaining Term to Maturity
Date (months):                                                       116.6                       92.0                   113.1
------------------------------------------------------------------------------------------------------------------------------------
Weighted Average Remaining Amortization Term
(months):                                                            339.2                      357.6                   341.8
------------------------------------------------------------------------------------------------------------------------------------
Lockout / Defeasance as % of Total:                                 97.91%                    100.00%                  98.21%
------------------------------------------------------------------------------------------------------------------------------------
Balloon Loans as a % of Total:                                      97.72%                    100.00%                  98.04%
------------------------------------------------------------------------------------------------------------------------------------
Single Largest Asset as % of Total:                                  8.07%                     33.16%                   6.92%
------------------------------------------------------------------------------------------------------------------------------------
Five Largest Assets as % of Total:                                  34.11%                     71.65%                  29.27%
------------------------------------------------------------------------------------------------------------------------------------
Ten Largest Assets as % of Total:                                   52.67%                     96.62%                  47.19%
------------------------------------------------------------------------------------------------------------------------------------

(a) The calculations set forth in this term sheet do not include any B Notes whether or not included in the trust.
(b) The mortgaged properties included in Loan Group 1 include 204 properties used for commercial purposes and 1 property used for manufactured housing purposes.
(c) The mortgaged properties included in Loan Group 2 include 12 properties used for multifamily residential purposes and manufactured housing purposes.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you and by any other information filed with the SEC. The Lead Managers and Co-Managers do not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without the Lead Manager or Co-Managers imposing any limitation of any kind.

This material is furnished to you by the Lead Managers and Co-Managers and not by the issuer of the securities. Morgan Stanley & Co. Incorporated and Deutsche Bank Securities Inc. are acting as the Lead Managers. GMAC Commercial Holding Capital Markets Corp. and Greenwich Capital Markets, Inc. are acting as the Co-Managers. None of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates, other than GMAC Commercial Holding Capital Corp., has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                      STRUCTURAL AND COLLATERAL TERM SHEET

--------------------------------------------------------------------------------
                               STRUCTURAL OVERVIEW
--------------------------------------------------------------------------------

o Loan Group 1 is comprised of 52 loans. Loan Group 2 is comprised of 12 loans. All payments received will be allocated either to Loan Group 1 or Loan Group 2 insofar as such payments relate to distributions on the Class A Certificates.

o Generally, the Available Distribution Amount related to Loan Group 1 will be used to pay interest to Class A-1, A-2, A-3 and A-4 pro rata, until paid in full. Generally, the Available Distribution Amount related to Loan Group 2 will be used to pay interest to Class A-1A, until paid in full. Generally, the Available Distribution Amount will be used to pay interest to Class X-1 and X-2, pro rata, until paid in full.

o Generally, the Available Distribution Amount related to Loan Group 1 will be used to pay principal to Class A-1, A-2, A-3 and A-4 in that order, until paid in full, then to pay principal to Class A1-A until paid in full. Generally, the Available Distribution Amount related to Loan Group 2 will be used to pay principal to Class A1-A until paid in full, then to pay principal to Class A-1, A-2, A-3 and A-4 in that order, until paid in full.

o After Class A-1, A-2, A-3, A-4 and A-1A are paid all amounts to which they are entitled to, the remaining Available Distribution Amount related to both groups will be used to pay interest and, after Class A-1, A-2, A-3, A-4 and A1-A are paid in full, principal sequentially to Class B, C, D, E, F, G, H, J, K, L, M, N, O and P.

o Each class will be subordinate to the Class A-1, A-2, A-3, A-4, A-1A, X-1 and X-2 certificates and to each principal balance class with an earlier alphabetical designation than such class. Each of the Class A-1, A-2, A-3, A-4, A-1A, X-1 and X-2 certificates will be of equal priority.

o     All Classes will pay interest on a 30/360 basis.

o Principal losses will be allocated in reverse alphabetical order to the Class P, O, N, M, L, K, J, H, G, F, E, D, C and B certificates, and then pro-rata to the Class A-1, A-2, A-3, A-4 and A-1A certificates regardless of the Loan Group.

o The Master Servicer will cover net prepayment interest shortfalls on the loans provided that with respect to any loans with due dates on the related determination date the Master Servicer will only cover net prepayment interest shortfalls up to the master servicing fee at a rate not exceeding 2 basis points per annum. Net prepayment interest shortfalls (after application of prepayment interest excesses on the mortgage loans and other compensating interest payments from the master servicing fee) will be allocated pro-rata (based on interest entitlements) to all regular certificates.

o Shortfalls resulting from Master Servicer and Special Servicer modifications, Special Servicer compensation or other extraordinary trust fund expenses will be allocated in reverse alphabetical order to Classes of outstanding principal balance certificates. Any such reduction will also have the effect of reducing the aggregate notional amount of the Class X-1 and, in certain circumstances, Class X-2 certificates.


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you and by any other information filed with the SEC. The Lead Managers and Co-Managers do not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without the Lead Manager or Co-Managers imposing any limitation of any kind.

This material is furnished to you by the Lead Managers and Co-Managers and not by the issuer of the securities. Morgan Stanley & Co. Incorporated and Deutsche Bank Securities Inc. are acting as the Lead Managers. GMAC Commercial Holding Capital Markets Corp. and Greenwich Capital Markets, Inc. are acting as the Co-Managers. None of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates, other than GMAC Commercial Holding Capital Corp., has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                      STRUCTURAL AND COLLATERAL TERM SHEET

--------------------------------------------------------------------------------
                      ALLOCATION OF PREPAYMENT PREMIUMS (a)
--------------------------------------------------------------------------------

ALLOCATION OF PREPAYMENT PREMIUMS:
----------------------------------

Prepayment premiums and yield maintenance amounts with respect to all loans will be allocated between to the Class A-1, A-2, A-3, A-4, A-1A, B, C, D, E, F, G and H related certificates then entitled to principal distributions and the Class X-1 certificate as follows:

      o A percentage of all prepayment premiums and yield maintenance amounts with respect to all loans will be allocated to Class A-1, A-2, A-3, A-4, A-1A, B, C, D, E, F, G and H related certificates, which percentage will be equal to the product of (a) a fraction the numerator of which is the amount of principal distributed to such class that was collected from the same group as the prepayment premium, and the denominator of which is the total amount of principal collected from the same group as the prepayment premium and (b) a percentage (which can be no greater than 100%), the numerator of which is the excess, if any, resulting from the Pass-Through Rate of the class of certificates currently receiving principal less the relevant discount rate, and the denominator of which is the excess, if any, resulting from the Mortgage Rate of the related Mortgage Loan less the discount rate.

                ----------------------------------------------------------------

                Prepayment                 (Pass-Through Rate - Discount Rate)
                Premium Allocation    =    ------------------------------------
                Percentage                 (Mortgage Rate - Discount Rate)

                ----------------------------------------------------------------

      o The remaining percentage of such prepayment premiums and yield maintenance amounts will be allocated to the Class X-1 certificate.

      o In general, this formula provides for an increase in the allocation of prepayment premiums and yield maintenance premiums to the Class A-1, A-2, A-3, A-4, A-1A, B, C, D, E, F, G and H related certificates relative to the Class X-1 certificate as discount rates decrease and a decrease in the allocation to such Classes as discount rates rise.

Allocation of Prepayment Premiums Example
-----------------------------------------

        Discount Rate Fraction Methodology:
        Mortgage Rate                                =  6%
        Pass-Through Rate                            =  5%
        Treasury Rate (or Applicable Discount Rate)  =  4%
        % of Principal Distributed to Class          =  100%

     BOND CLASS ALLOCATION                  CLASS X-1 ALLOCATION
     -------------------------------------- -----------------------------------

     5% - 4% x 100%   =   50%               Receives excess premiums = 50%
     -------
     6% - 4%

(a) For further information regarding the allocation of prepayment premiums, refer to the prospectus supplement.


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you and by any other information filed with the SEC. The Lead Managers and Co-Managers do not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without the Lead Manager or Co-Managers imposing any limitation of any kind.

This material is furnished to you by the Lead Managers and Co-Managers and not by the issuer of the securities. Morgan Stanley & Co. Incorporated and Deutsche Bank Securities Inc. are acting as the Lead Managers. GMAC Commercial Holding Capital Markets Corp. and Greenwich Capital Markets, Inc. are acting as the Co-Managers. None of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates, other than GMAC Commercial Holding Capital Corp., has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                      STRUCTURAL AND COLLATERAL TERM SHEET

--------------------------------------------------------------------------------
                               PREPAYMENT PROFILE
       Prepayment Restrictions Assuming No Prepayment of Principal (a) (b)
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
                                                         AGGREGATE POOL
------------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT                           MAY          MAY          MAY          MAY         MAY          MAY          MAY           MAY
RESTRICTIONS                        2004         2005         2006         2007        2008         2009         2010          2011
------------------------------------------------------------------------------------------------------------------------------------
Locked out / Defeasance            99.25        99.25        98.23        98.23       98.22        98.77        98.76         98.68
> of YM or 1%                       0.75         0.75         1.77         1.77        1.78         1.23         1.24          1.32
Open                                0.00         0.00         0.00         0.00        0.00         0.00         0.00          0.00
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                             100.00       100.00       100.00       100.00      100.00       100.00       100.00        100.00
Balance of Mortgage Loans ($mm)   721.40       713.69       704.82       694.36      677.85       614.85       601.61        554.39
% OF CUT-OFF BALANCE              100.00        98.93        97.70        96.25       93.96        85.23        83.39         76.85
------------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT                           MAY          MAY          MAY          MAY         MAY          MAY          MAY           MAY
RESTRICTIONS                        2012         2013         2014         2015        2016         2017         2018          2019
------------------------------------------------------------------------------------------------------------------------------------
Locked out / Defeasance            98.68        98.68        33.10       100.00      100.00       100.00       100.00        100.00
> of YM or 1%                       1.32         1.32         0.00         0.00        0.00         0.00         0.00          0.00
Open                                0.00         0.00        66.90         0.00        0.00         0.00         0.00          0.00
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                             100.00       100.00       100.00       100.00      100.00       100.00       100.00        100.00
Balance of Mortgage Loans ($mm)   541.83       528.40        28.96         8.88        8.13         7.32         6.45          5.51
% OF CUT-OFF BALANCE               75.11        73.25         4.02         1.23        1.13         1.01         0.89          0.76
------------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT                           MAY          MAY          MAY          MAY         MAY
RESTRICTIONS                        2020         2021         2022         2023        2024
------------------------------------------------------------------------------------------------------------------------------------
Locked out / Defeasance           100.00       100.00       100.00       100.00        0.00
> of YM or 1%                       0.00         0.00         0.00         0.00        0.00
Open                                0.00         0.00         0.00         0.00        0.00
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                             100.00       100.00       100.00       100.00        0.00
Balance of Mortgage Loans ($mm)     4.50         3.42         2.25         1.00        0.00
% OF CUT-OFF BALANCE                0.62         0.47         0.31         0.14        0.00
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                          LOAN GROUP 1
------------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT                           MAY          MAY          MAY          MAY         MAY          MAY          MAY           MAY
RESTRICTIONS                        2004         2005         2006         2007        2008         2009         2010          2011
------------------------------------------------------------------------------------------------------------------------------------
Locked out / Defeasance            99.13        99.12        97.93        97.94       97.93        98.59        98.59         98.59
> of YM or 1%                       0.87         0.88         2.07         2.06        2.07         1.41         1.41          1.41
Open                                0.00         0.00         0.00         0.00        0.00         0.00         0.00          0.00
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                             100.00       100.00       100.00       100.00      100.00       100.00       100.00        100.00
Balance of Mortgage Loans ($mm)   618.89       612.44       604.92       595.96      581.01       539.76       527.91        516.73
% OF CUT-OFF BALANCE              100.00        98.96        97.74        96.30       93.88        87.21        85.30         83.49
------------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT                           MAY          MAY          MAY          MAY         MAY          MAY          MAY           MAY
RESTRICTIONS                        2012         2013         2014         2015        2016         2017         2018          2019
------------------------------------------------------------------------------------------------------------------------------------
Locked out / Defeasance            98.59        98.58        33.10       100.00      100.00       100.00       100.00        100.00
> of YM or 1%                       1.41         1.42         0.00         0.00        0.00         0.00         0.00          0.00
Open                                0.00         0.00        66.90         0.00        0.00         0.00         0.00          0.00
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                             100.00       100.00       100.00       100.00      100.00       100.00       100.00        100.00
Balance of Mortgage Loans ($mm)   504.95       492.37        28.96         8.88        8.13         7.32         6.45          5.51
% OF CUT-OFF BALANCE               81.59        79.56         4.68         1.44        1.31         1.18         1.04          0.89
------------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT                           MAY          MAY          MAY          MAY         MAY
RESTRICTIONS                        2020         2021         2022         2023        2024
------------------------------------------------------------------------------------------------------------------------------------
Locked out / Defeasance           100.00       100.00       100.00       100.00        0.00
> of YM or 1%                       0.00         0.00         0.00         0.00        0.00
Open                                0.00         0.00         0.00         0.00        0.00
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                             100.00       100.00       100.00       100.00        0.00
Balance of Mortgage Loans ($mm)     4.50         3.42         2.25         1.00        0.00
% OF CUT-OFF BALANCE                0.73         0.55         0.36         0.16        0.00
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                          LOAN GROUP 2
------------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT                           MAY          MAY          MAY          MAY         MAY          MAY          MAY           MAY
RESTRICTIONS                        2004         2005         2006         2007        2008         2009         2010          2011
------------------------------------------------------------------------------------------------------------------------------------
Locked out / Defeasance           100.00       100.00       100.00       100.00      100.00       100.00       100.00        100.00
> of YM or 1%                       0.00         0.00         0.00         0.00        0.00         0.00         0.00          0.00
Open                                0.00         0.00         0.00         0.00        0.00         0.00         0.00          0.00
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                             100.00       100.00       100.00       100.00      100.00       100.00       100.00        100.00
Balance of Mortgage Loans ($mm)   102.52       101.25        99.90        98.40       96.84        75.09        73.70         37.66
% OF CUT-OFF BALANCE              100.00        98.77        97.44        95.98       94.46        73.24        71.89         36.73
------------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT                           MAY          MAY          MAY
RESTRICTIONS                        2012         2013         2014
------------------------------------------------------------------------------------------------------------------------------------
Locked out / Defeasance           100.00       100.00         0.00
> of YM or 1%                       0.00         0.00         0.00
Open                                0.00         0.00         0.00
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                             100.00       100.00         0.00
Balance of Mortgage Loans ($mm)    36.87        36.04         0.00
% OF CUT-OFF BALANCE               35.97        35.15         0.00
------------------------------------------------------------------------------------------------------------------------------------

(a) All tables calculated using modeling assumptions as described in the prospectus supplement and assuming a 0% CPR.
(b)   Differences in totals may exist due to rounding.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you and by any other information filed with the SEC. The Lead Managers and Co-Managers do not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without the Lead Manager or Co-Managers imposing any limitation of any kind.

This material is furnished to you by the Lead Managers and Co-Managers and not by the issuer of the securities. Morgan Stanley & Co. Incorporated and Deutsche Bank Securities Inc. are acting as the Lead Managers. GMAC Commercial Holding Capital Markets Corp. and Greenwich Capital Markets, Inc. are acting as the Co-Managers. None of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates, other than GMAC Commercial Holding Capital Corp., has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                      STRUCTURAL AND COLLATERAL TERM SHEET

 -------------------------------------------------------------------------------
                          AVERAGE LIFE TABLE (IN YEARS)
  (PREPAYMENTS LOCKED OUT THROUGH LOCK OUT PERIOD, DEFEASANCE PERIOD AND YIELD
               MAINTENANCE PERIOD THEN RUN AT THE INDICATED CPRs)
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                   PREPAYMENT ASSUMPTIONS (CPR)
                        0% CPR                 25% CPR                50% CPR                 75% CPR               100% CPR
------------------------------------------------------------------------------------------------------------------------------------
A-1                       3.01                   3.00                   3.00                    3.00                   2.98
A-2                       5.58                   5.58                   5.57                    5.56                   5.47
A-3                       8.91                   8.90                   8.90                    8.89                   8.86
A-4                       9.77                   9.76                   9.74                    9.71                   9.51
B                         9.89                   9.89                   9.89                    9.89                   9.64
C                         9.89                   9.89                   9.89                    9.89                   9.64
D                         9.89                   9.89                   9.89                    9.89                   9.77
E                         9.89                   9.89                   9.89                    9.89                   9.80
------------------------------------------------------------------------------------------------------------------------------------


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you and by any other information filed with the SEC. The Lead Managers and Co-Managers do not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without the Lead Manager or Co-Managers imposing any limitation of any kind.

This material is furnished to you by the Lead Managers and Co-Managers and not by the issuer of the securities. Morgan Stanley & Co. Incorporated and Deutsche Bank Securities Inc. are acting as the Lead Managers. GMAC Commercial Holding Capital Markets Corp. and Greenwich Capital Markets, Inc. are acting as the Co-Managers. None of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates, other than GMAC Commercial Holding Capital Corp., has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                      STRUCTURAL AND COLLATERAL TERM SHEET

                        [MAP OMITTED]

WASHINGTON                  OREGON                       FLORIDA
15 properties               2 properties                 33 properties
$4,156,319                  $17,351,728                  $35,963,144
0.58% of total              2.41% of total               4.99% of total

IDAHO                       CALIFORNIA                   GEORGIA
1 property                  56 properties                6 properties
$80,541                     $85,406,127                  $488,305
0.01% of total              11.84% of total              0.07% of total

NEBRASKA                    NEVADA                       SOUTH CAROLINA
1 property                  4 properties                 1 property
$13,201,499                 $18,928,893                  $89,295
1.83% of total              2.62% of total               0.01% of total

MISSOURI                    ARIZONA                      NORTH CAROLINA
14 properties               10 properties                3 properties
$17,780,894                 $30,719,888                  $10,054,420
2.46% of total              4.26% of total               1.39% of total

MINNESOTA                   NEW MEXICO                   VIRGINIA
1 property                  2 properties                 12 properties
$4,041,804                  $268,469                     $65,458,507
0.56% of total              0.04% of total               9.07% of total

ILLINOIS                    OKLAHOMA                     MARYLAND
4 properties                2 properties                 4 properties
$27,116,214                 $52,527                      $36,244,105
3.76% of total              0.01% of total               5.02% of total

MICHIGAN                    TEXAS                        DELAWARE
5 properties                16 properties                1 property
$32,833,733                 $5,374,461                   $4,796,167
4.55% of total              0.75% of total               0.66% of total

OHIO                        KANSAS                       NEW JERSEY
4 properties                2 properties                 6 properties
$60,663,709                 $138,612                     $87,108,766
8.41% of total              0.02% of total               12.07% of total

PENNSYLVANIA                ARKANSAS                     CONNECTICUT
6 properties                1 property                   2 properties
$112,786,337                $42,426                      $9,646,014
15.63% of total             0.01% of total               1.34% of total

NEW YORK                    TENNESSEE
3 properties                1 property
$40,523,743                 $87,544
5.62% of total              0.01% of total



[ ] (less than or equal to) 1.00%
    of initial pool balance

[GRAPHIC OMITTED]

[ ] 1.01% - 5.00%
    of initial pool balance

[GRAPHIC OMITTED]

[ ] 5.01% - 10.00%
    of initial pool balance

[GRAPHIC OMITTED]

[ ] (greater than or equal to) 10.01%
    of intial pool balance

[GRAPHIC OMITTED]

                [PIE CHART OMITTED]

Parking Garage
0.86%

Mixed Use
0.76%

Self Storage
0.58%

Office
34.12%

Anchored Retail (a)
31.52%

Multifamily
12.07%

Hospitality
7.06%

Industrial
5.33%

Manufactured Housing
4.92%

Unanchored Retail
2.79%

(a) Includes 1 CTL loan which accounts for approximately 1.96% of the total pool.


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you and by any other information filed with the SEC. The Lead Managers and Co-Managers do not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without the Lead Manager or Co-Managers imposing any limitation of any kind.

This material is furnished to you by the Lead Managers and Co-Managers and not by the issuer of the securities. Morgan Stanley & Co. Incorporated and Deutsche Bank Securities Inc. are acting as the Lead Managers. GMAC Commercial Holding Capital Markets Corp. and Greenwich Capital Markets, Inc. are acting as the Co-Managers. None of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates, other than GMAC Commercial Holding Capital Corp., has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                      STRUCTURAL AND COLLATERAL TERM SHEET

DISTRIBUTION OF DSCR
--------------------------------------------------------------------------------
                                                              % OF AGGREGATE
                         NUMBER OF         CUT-OFF DATE        CUT-OFF DATE
RANGE OF DSCR (a)      MORTGAGE LOANS         BALANCE             BALANCE
1.20 - 1.29x                 18           $164,008,874              22.73%
1.30 - 1.39                  23            284,843,454              39.48
1.40 - 1.49                  13            148,918,663              20.64
1.50 - 1.59                   3             15,857,938               2.20
1.60 - 1.69                   1             13,201,499               1.83
1.70 - 1.79                   4             19,651,915               2.72
1.80 - 1.89                   1             35,000,000               4.85
1.90 - 1.92                   1             39,921,847               5.53
                             --           ------------             ------
TOTAL                        64           $721,404,190             100.00%
--------------------------------------------------------------------------------

DISTRIBUTION OF CUT-OFF DATE PRINCIPAL BALANCE
--------------------------------------------------------------------------------
                                                                       % OF
                                    NUMBER OF                       AGGREGATE
                                     MORTGAGE     CUT-OFF DATE     CUT-OFF DATE
CUT-OFF DATE PRINCIPAL BALANCE ($)    LOANS          BALANCE         BALANCE

$  1,466,685 - 1,999,999                  7        $11,866,942          1.64%
   2,000,000 - 2,999,999                  4          9,888,836          1.37
   3,000,000 - 3,999,999                  7         25,039,650          3.47
   4,000,000 - 5,999,999                 12         60,491,646          8.39
   6,000,000 - 7,999,999                  3         20,332,189          2.82
   8,000,000 - 9,999,999                  6         52,649,491          7.30
  10,000,000 - 14,999,999                 8        102,486,437         14.21
  15,000,000 - 29,999,999                10        176,835,890         24.51
  30,000,000 - 49,956,233                 7        261,813,108         36.29
                                         --       ------------        ------
TOTAL                                    64       $721,404,190        100.00%
--------------------------------------------------------------------------------

DISTRIBUTION OF AMORTIZATION TYPE
--------------------------------------------------------------------------------
                                    NUMBER OF                    % OF AGGREGATE
                                     MORTGAGE    CUT-OFF DATE     CUT-OFF DATE
AMORTIZATION TYPE                     LOANS         BALANCE          BALANCE
Amortizing Balloon                     55           556,811,497        77.18%
Interest Only, then Amortizing
 Balloon                                8           150,466,847        20.86
Fully Amortizing                        1            14,125,846         1.96
                                       --          ------------       ------
TOTAL                                  64          $721,404,190       100.00%

--------------------------------------------------------------------------------

DISTRIBUTION OF MORTGAGED PROPERTIES BY STATE
--------------------------------------------------------------------------------
                                                                        % OF
                                    NUMBER OF                        AGGREGATE
                                    MORTGAGED      CUT-OFF DATE     CUT-OFF DATE
LOCATION                           PROPERTIES        BALANCE          BALANCE
Pennsylvania                             6        $112,786,337         15.63%
New Jersey                               6          87,108,766         12.07
California                              56          85,406,127         11.84
Virginia                                12          65,458,507          9.07
Ohio                                     4          60,663,709          8.41
New York                                 3          40,523,743          5.62
Maryland                                 4          36,244,105          5.02
Florida                                 32          35,963,144          4.99
Michigan                                 5          32,833,733          4.55
Arizona                                 10          30,719,888          4.26
Illinois                                 4          27,116,214          3.76
Nevada                                   4          18,928,893          2.62
Missouri                                14          17,780,894          2.46
Oregon                                   2          17,351,728          2.41
Nebraska                                 1          13,201,499          1.83
North Carolina                           3          10,054,420          1.39
Connecticut                              2           9,646,014          1.34
Other*                                  49          19,616,468          2.72
                                       ---        ------------        ------
TOTAL                                  217        $721,404,190        100.00%

--------------------------------------------------------------------------------
*Includes 12 states.


DISTRIBUTION OF LTV RATIOS
--------------------------------------------------------------------------------
                                                                % OF AGGREGATE
                           NUMBER OF         CUT-OFF DATE        CUT-OFF DATE
RANGE OF LTV(%)(a)       MORTGAGE LOANS         BALANCE             BALANCE
47.26%                          1            $39,921,847              5.53%
50.00 - 54.99                   2             43,181,763              5.99
60.00 - 64.99                   3             17,416,668              2.41
65.00 - 69.99                   8             95,479,620             13.24
70.00 - 74.99                  16            175,880,151             24.38
75.00 - 79.99                  33            339,625,311             47.08
87.60                           1              9,898,829              1.37
                               --           ------------            ------
TOTAL                          64           $721,404,190            100.00%

--------------------------------------------------------------------------------

DISTRIBUTION OF MORTGAGE INTEREST RATE (%)
--------------------------------------------------------------------------------
                                                                       % OF
                                    NUMBER OF                       AGGREGATE
                                     MORTGAGE     CUT-OFF DATE     CUT-OFF DATE
RANGE OF MORTGAGE RATES (%)           LOANS          BALANCE         BALANCE
5.020 - 5.249%                           7       $124,004,740         17.19%
5.250 - 5.499                           11        116,283,773         16.12
5.500 - 5.749                            8         95,911,752         13.30
5.750 - 5.999                           20        194,933,603         27.02
6.000 - 6.499                           12        123,767,859         17.16
6.500 - 7.160                            6         66,502,463          9.22
                                        --       ------------        ------
TOTAL                                   64       $721,404,190        100.00%
     -

--------------------------------------------------------------------------------

DISTRIBUTION OF REMAINING AMORTIZATION TERMS
--------------------------------------------------------------------------------
    RANGE OF
    REMAINING                    NUMBER OF                       % OF AGGREGATE
  AMORTIZATION                    MORTGAGE       CUT-OFF DATE     CUT-OFF DATE
   TERMS (MOS)                     LOANS            BALANCE          BALANCE
237                                  1           $14,125,846           1.96%
281 - 300                           11           132,457,522          18.36
321 - 340                            3            74,941,847          10.39
341 - 360                           49           499,878,974          69.29
                                    --          ------------         ------
TOTAL                               64          $721,404,190         100.00%
--------------------------------------------------------------------------------

DISTRIBUTION OF ORIGINAL TERMS TO MATURITY (C)
--------------------------------------------------------------------------------
                                                                         % OF
    RANGE OF ORIGINAL            NUMBER OF                           AGGREGATE
         TERMS TO                MORTGAGE          CUT-OFF DATE     CUT-OFF DATE
       MATURITY (MOS)              LOANS             BALANCE          BALANCE
60 - 80                              8            $61,814,676          8.57%
81 - 100                             2             38,908,235          5.39
101 - 120                           52            583,205,432         80.84
121 - 140                            1             23,350,000          3.24
237                                  1             14,125,846          1.96
                                    --           ------------        ------
TOTAL                               64           $721,404,190        100.00%

--------------------------------------------------------------------------------


DISTRIBUTION OF REMAINING TERMS TO MATURITY (C)
--------------------------------------------------------------------------------
                                                                       % OF
         RANGE OF                NUMBER OF                           AGGREGATE
     REMAINING TERMS             MORTGAGE          CUT-OFF DATE     CUT-OFF DATE
     TO MATURITY (MOS)             LOANS             BALANCE          BALANCE
47                                   1               $5,409,735        0.75%
52- 80                               7               56,404,941        7.82
81 - 100                             2               38,908,235        5.39
101 - 120                           52              583,205,432       80.84
121 - 180                            1               23,350,000        3.24
237                                  1               14,125,846        1.96
                                    --             ------------      ------
TOTAL                               64             $721,404,190      100.00%
--------------------------------------------------------------------------------

DISTRIBUTION OF PREPAYMENT PROVISIONS
--------------------------------------------------------------------------------
                                                                        % OF
                                    NUMBER OF                        AGGREGATE
                                    MORTGAGE       CUT-OFF DATE     CUT-OFF DATE
PREPAYMENT PROVISIONS                 LOANS          BALANCE          BALANCE
Lockout/Defeasance                       60        $654,446,920         90.72%
Partial YM/Defeasance (b)                 1          39,921,847          5.53
No lockout/Defeasance                     1          14,125,846          1.96
Lockout/Greater of YM or 1%               2          12,909,576          1.79
                                         --        ------------        ------
TOTAL                                    64        $721,404,190        100.00%
--------------------------------------------------------------------------------
(a) 2 Mortgage Loans were structured with corresponding subordinate B Notes. The balances of and any debt service on the B Notes are not included in the DSCR or LTV calculations.
(b)        The AFR/Bank of America Portfolio Loan permits defeasance with U.S.
           Treasuries after the second anniversary of the date in which the entire AFR/Bank of America Portfolio Whole Loan is securitized. Prior to this time, up to 13.4% of the AFR/Bank of America Portfolio Whole Loan may be prepaid subject to a yield maintenance premium upon the release of pre-identified properties.
(c) For the purposes of mortgage loan calculations in the prospectus supplement, the BridgeMarket Center loan Original Term to Maturity is 120 months, which is calculated using the 6/1/2004 First Payment Date and 5/1/2014 Maturity Date. The Original Term to Maturity, Remaining Term to Maturity, Original Interest Only Period, Remaining Interest Only Period, and Prepayment Provision were adjusted to include an additional one month interest-only payment to reflect the interest payment the Trust will receive on 5/1/2004.


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you and by any other information filed with the SEC. The Lead Managers and Co-Managers do not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without the Lead Manager or Co-Managers imposing any limitation of any kind.

This material is furnished to you by the Lead Managers and Co-Managers and not by the issuer of the securities. Morgan Stanley & Co. Incorporated and Deutsche Bank Securities Inc. are acting as the Lead Managers. GMAC Commercial Holding Capital Markets Corp. and Greenwich Capital Markets, Inc. are acting as the Co-Managers. None of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates, other than GMAC Commercial Holding Capital Corp., has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

                                    ANNEX D

                          GLOBAL CLEARANCE, SETTLEMENT
                       AND TAX DOCUMENTATION PROCEDURES


     Except in limited circumstances, the globally offered GMAC Commercial Mortgage Securities, Inc. Mortgage Pass-Through Certificates, Series 2004-C1 (the "global securities") will be available only in book-entry form. Investors in the global securities may hold those global securities through any of DTC, Clearstream or Euroclear. The global securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same day funds. Terms used but not defined in this Annex C have the meanings assigned to them in the prospectus supplement and the prospectus.

     Secondary market trading between investors holding global securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations. Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding certificates will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream and Euroclear (in that capacity) and as DTC participants.

     Non-U.S. holders (as described below) of global securities will be subject to U.S. withholding taxes unless those holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All global securities will be held in book entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold those positions in accounts as DTC participants.

     Investors electing to hold their global securities through DTC will follow the settlement practices applicable to similar issues of pass-through certificates. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their global securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payments in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired date between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to similar issues of pass-through certificates in same-day funds.

     Trading between Clearstream or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and Clearstream or Euroclear purchaser. When global securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day before settlement. Clearstream or Euroclear will instruct the respective depositary, as the case may be, to receive the global securities against payment. Payment will include interest accrued on the global securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the global securities. After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The global securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

     Clearstream participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the global securities are credited to their accounts one day later.

     As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global securities to the respective depositary for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

     Trading between Clearstream or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day before settlement. In these cases, Clearstream or Euroclear will instruct the respective depositary, as appropriate, to deliver the bonds to the DTC participant's account against payment. Payment will include interest accrued on the global securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would instead be valued as of the actual settlement date. Finally, day traders that use Clearstream or Euroclear and that purchase global securities from DTC participants for delivery to Clearstream participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

   (a) borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;

   (b) borrowing the global securities in the U.S. from a DTC participant no later than one day before settlement, which would give the global securities sufficient time to be reflected in their Clearstream or Euroclear account to settle the sale side of the trade; or

   (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day before the value date for the sale to the Clearstream participant or Euroclear participant.

U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of global securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. persons, unless (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) that beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of certificates that are non-U.S. persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Withholding) or substitute form. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of that change.

     Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form W-8ECI) (Certificate of Foreign Person's Claim for Exemption From Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States) or substitute form.

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Withholding) or substitute form. Form W-8BEN may be filed by the Beneficial Owner or his agent.

     Exemption for U.S. Persons (Form W-9). U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a global security or, in the case of a Form W-8BEN or a Form W-8ECI filer, its agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN is effective for three calendar years and Form W-8ECI is effective for three calendar years.

     The term "U.S. person" means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (3) an estate the income of which is includable in gross income for United States tax purposes, regardless of its source or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the global securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities.

PROSPECTUS





                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

                                    Depositor

                       MORTGAGE PASS-THROUGH CERTIFICATES


THE DEPOSITOR MAY FROM TIME TO TIME ESTABLISH A TRUST AND ISSUE A SERIES OF CERTIFICATES REPRESENTING INTERESTS IN THAT TRUST.


THE CERTIFICATES IN A SERIES:


o    will be paid only from the assets of the trust created for that series; and


o may be divided into multiple classes of certificates having different rights as to payments, security and priority.


THE ASSETS UNDERLYING THE CERTIFICATES IN A SERIES WILL INCLUDE:


o    multifamily or commercial mortgage loans; or


o securities that evidence interests in or are secured by multifamily or commercial mortgage loans; or


o    a combination of mortgage loans and mortgage-backed securities.


YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 6 IN THIS PROSPECTUS.


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


This prospectus may be used to offer and sell a series of certificates only if accompanied by the prospectus supplement for that series.


THE DATE OF THIS PROSPECTUS IS JULY 31, 2003

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT


     We provide information to you about the certificates in two separate documents that progressively provide more detail:

o this prospectus, which provides general information, some of which may not apply to your series of certificates; and

o the accompanying prospectus supplement, which describes the specific terms of your series of certificates, including:

     o    the timing of interest and principal payments;

     o    financial and other information about the mortgage loans;

     o    any credit enhancement for each class;

     o    the ratings for each class; and

     o    the method for selling the certificates.

     THE PROSPECTUS AND THE PROSPECTUS SUPPLEMENT, TOGETHER, PROVIDE A DESCRIPTION OF THE MATERIAL TERMS OF YOUR CERTIFICATES. YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT TO THE EXTENT IT PROVIDES A MORE SPECIFIC DESCRIPTION OF YOUR CERTIFICATES.

     You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. You can request information incorporated by reference from GMAC Commercial Mortgage Securities, Inc. at (215) 328-4622 or 200 Witmer Road, Horsham, Pennsylvania 19044-8015. See "Where You Can Find Additional Information" and "Incorporation of Information by Reference" in this prospectus. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted.

     We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

     You can find a Glossary where capitalized terms used in this prospectus are defined beginning on page 115 in this prospectus.

                                TABLE OF CONTENTS

                                             PAGE
                                            -----
PROSPECTUS SUMMARY ......................      3
    The Mortgage Asset Pools and
       Other Assets of the Trusts .......      3
    The Mortgage Loan Sellers ...........      3
    The Master Servicer, the Special
       Servicer and the
       Administration of the Trusts .....      3
    The Certificates ....................      4
    Distributions to the
       Certificateholders ...............      4
    Interest ............................      4
    Principal ...........................      5
    Credit Support and Cash Flow
       Agreements .......................      5
    Ratings .............................      5

RISK FACTORS ............................      6
    It may not be possible to find an
       investor to purchase your
       certificates .....................      6
    The certificates will only be paid
       from trust assets ................      6
    The certificates are not
       guaranteed .......................      6
    Investment in commercial and
       multifamily mortgage loans is
       riskier than investment in
       single-family mortgage loans .....      6
    Modifications to mortgage loans
       or extensions of the maturity
       date agreed to by the servicer
       may not ultimately increase the
       present value of proceeds to
       certificateholders ...............      8
    Credit support is limited ...........      8
    Each class of certificates will
       have different yield and
       prepayment considerations ........      9
    Assignments of leases and rents
       may affect payments to
       certificateholders ...............     11
    Environmental conditions may
       subject the mortgaged property
       to liens or impose costs on the
       property owner ...................     11

                                             PAGE
                                            -----
DESCRIPTION OF THE TRUST ................     12
    Mortgage Loans ......................     12
    Default and Loss Considerations
    for the Mortgage Loans ..............     13
    Payment Provisions of the
       Mortgage Loans ...................     14
    Mortgage Loan Information in
     prospectus supplements .............     15
    MBS .................................     16
    Certificate Accounts ................     17
    Cash Flow Agreements ................     17

YIELD AND MATURITY
 CONSIDERATIONS .........................     18
    Pass-Through Rate ...................     18
    Purchase Price Consideration ........     18
    Payment Delays ......................     19
    Shortfalls in Collections of
       Interest .........................     19
    The Effects of Prepayments on
       Yield ............................     19
    Weighted Average Life and
       Maturity .........................     21
    Other Factors Affecting Yield,
       Weighted Average Life and
       Maturity .........................     23

THE DEPOSITOR ...........................     25

GMAC COMMERCIAL MORTGAGE CORPORATION ....     26

DESCRIPTION OF THE
 CERTIFICATES ...........................     26
    Distributions .......................     27
    Distributions of Interest on the
     Certificates .......................     27
    Distributions of Principal of the
     Certificates .......................     29
    Allocation of Losses and
       Shortfalls .......................     30
    Advances in Respect of
       Delinquencies ....................     30
    Reports to Certificateholders .......     31

                                               PAGE
                                              -----
    Termination; Retirement of
       Certificates .......................     33
    Book-Entry Registration and
       Definitive Certificates ............     33
THE POOLING AND
 SERVICING AGREEMENTS .....................     36
    Assignment of Mortgage Loans;
     Repurchases ..........................     36
 Representations and Warranties;
  Repurchases .............................     38
    Collection and other Servicing
     Procedures ...........................     39
    Sub-Servicers .........................     42
    Special Servicers .....................     42
    Certificate Account ...................     43
    Realization Upon Defaulted
       Mortgage Loans .....................     46
    Hazard Insurance Policies .............     48
    Due-on-Sale and
       Due-on-Encumbrance
       Provisions .........................     49
    Servicing Compensation and
       Payment of Expenses ................     49
    Evidence as to Compliance .............     50
    Matters Regarding the Master
       Servicer and the Depositor .........     51
    Events of Default .....................     52
    Rights Upon Event of Default ..........     53
    Amendment .............................     54
    The Trustee ...........................     55
    Duties of the Trustee .................     55
    Matters Regarding the Trustee .........     56
    Resignation and Removal of the
       Trustee ............................     56

DESCRIPTION OF CREDIT
 SUPPORT ..................................     57
    Subordinate Certificates ..............     57
    Insurance or Guarantees for
       Mortgage Loans .....................     58
    Letter of Credit ......................     58
    Certificate Insurance and Surety
       Bonds ..............................     58
    Reserve Funds .........................     59
    Credit Support for MBS ................     59

LEGAL ASPECTS OF
 MORTGAGE LOANS ...........................     59
    Types of Mortgage Instruments .........     60
    Leases and Rents ......................     60


                                               PAGE
                                              -----
    Personalty ............................     61
    Foreclosure ...........................     61
    Bankruptcy Laws .......................     65
    Environmental Considerations ..........     67
    Due-on-Sale and
       Due-on-Encumbrance .................     69
    Subordinate Financing .................     69
    Default Interest and Limitations
       on Prepayments .....................     70
    Applicability of Usury Laws ...........     70
    Soldiers' and Sailors' Civil Relief
       Act of 1940 ........................     70

FEDERAL INCOME TAX
 CONSEQUENCES .............................     72
    REMICs ................................     73
    Grantor Trusts ........................     93

STATE AND OTHER TAX
 CONSEQUENCES .............................    103

ERISA CONSIDERATIONS ......................    103
    Plan Asset Regulations ................    104
    Prohibited Transaction
       Exemption ..........................    105
    Representation from Investing
       Plans ..............................    108
    Tax Exempt Investors ..................    109

LEGAL INVESTMENT ..........................    109

USE OF PROCEEDS ...........................    111

METHOD OF DISTRIBUTION ....................    111

LEGAL MATTERS .............................    113

FINANCIAL INFORMATION .....................    113

WHERE YOU CAN FIND
 ADDITIONAL
 INFORMATION ..............................    113

REPORTS TO
 CERTIFICATEHOLDERS .......................    113

INCORPORATION OF
 INFORMATION BY
 REFERENCE ................................    114

RATING ....................................    114

GLOSSARY ..................................    115

                               PROSPECTUS SUMMARY

This summary highlights selected information from this document. To understand all of the terms of the offering of the certificates, you should carefully read this entire document and the accompanying prospectus supplement.

THE MORTGAGE ASSET POOLS AND OTHER ASSETS OF THE TRUSTS

The depositor will from time to time deposit a pool of mortgage assets and related property and interests into a trust.

The mortgage assets for each series of certificates may consist of mortgage loans with various payment provisions and related rights and limitations. See "Description of the Trust--Payment Provisions of the Mortgage Loans" in this prospectus.

The mortgage assets for each series of certificates also may include or consist of mortgage-backed securities. These mortgage-backed securities will represent an interest in, or will be secured by a pledge of, one or more mortgage loans that conform to the descriptions of the mortgage loans in this prospectus. See "Description of the Trust--MBS" in this prospectus.

The mortgage loans will be secured by first or junior liens on multifamily residential properties or commercial properties. The mortgage loans may be secured by liens on real estate projects under construction. See "Description of the Mortgage Pool" in your prospectus supplement for a description of the mortgage asset pool applicable to your series of certificates.


THE MORTGAGE LOAN SELLERS

The depositor will purchase the mortgage loans for each series of certificates from the mortgage asset seller or sellers specified in your prospectus supplement. Some or all of the mortgage loans in any trust may have been originated by GMAC Commercial Mortgage Corporation, another affiliate of the depositor or the depositor. See "Description of the Trust--Mortgage Loans" in this prospectus.


THE MASTER SERVICER, THE SPECIAL SERVICER AND THE ADMINISTRATION OF THE TRUSTS

If a trust includes mortgage loans, then your prospectus supplement will name the servicer or the master servicer for that trust. The master servicer for any series of certificates may be GMAC Commercial Mortgage Corporation or another affiliate of the depositor. If a trust includes mortgage loans, then your prospectus supplement will also name any special servicer for that trust or will describe the circumstances under which a special servicer may be appointed or replaced.

The master servicer may also be the special servicer for that series and, in that dual capacity, would be referred to as the servicer. A special servicer for any series may be an affiliate of the depositor, the master servicer or an underwriter. See "GMAC Commercial Mortgage Corporation" and "The Pooling and Servicing Agreements-- Matters Regarding the Master Servicer and the Depositor" in this prospectus.

If a trust includes mortgage-backed securities, then your prospectus supplement will name the entity responsible for administering those mortgage-backed securities. If an entity other than the trustee or the master servicer is the mortgage-backed securities administrator, that entity will be referred to as the manager in this prospectus. The manager for any series of certificates may be an affiliate of either the depositor or the master servicer. See your prospectus supplement for a description of the servicing and administration of the mortgage-backed certificates and the trust related to your certificates.


THE CERTIFICATES

Each trust will issue a series of certificates. A series of certificates may consist of a single class of certificates entitled to all of the principal and interest up to a specified rate on the mortgage assets in the related trust.

Alternatively, a series of certificates may consist of multiple classes. If the series of certificates has multiple classes, the prospectus supplement for that series will set forth for each class of certificates:

o    the initial principal balance if that class receives principal;

o    the initial interest rate if that class receives interest;

o    whether that class is subordinated;

o whether each class will receive distributions from all or a portion of the mortgage loans; and

o any other characteristics of that class and any limitations on the payments to be made to each class of certificates. See "Description of the Certificates" in this prospectus.


DISTRIBUTIONS TO THE CERTIFICATEHOLDERS

Principal and interest will be paid on a distribution date which may occur monthly or on other scheduled dates over the life of the certificates. The distribution date or dates for each will be described in the related prospectus supplement.


INTEREST

Each certificate of a series will be entitled to receive payments of interest to the extent described in the accompanying prospectus supplement. If a series of certificates consists of more than one class, each class may differ in, among other things:

o    priority in receiving interest payments;

o    payment dates;

o    interest rates; or

o    methods for computing interest.

Each class of certificates may have a fixed or variable interest rate. Some classes may not be entitled to receive any distributions of interest. Some classes may not be entitled to distributions of interest until after the occurrence of specific events, such as the retirement of one or more other classes of certificates. The interest that is accrued on these certificates will either be added to their certificate balance or otherwise deferred as described in your prospectus supplement. Distributions of interest on some classes may be reduced to the extent of delinquencies, losses or other contingencies described in this prospectus and in your prospectus supplement. See "Risk Factors--Each class of certificates will have different yield and prepayment considerations," "Yield and Maturity Considerations-- Shortfalls in Collections of Interest" and "Description of the Certificates-- Distributions of Interest on the Certificates" in this prospectus.

PRINCIPAL

Each certificate of a series will be entitled to receive payments of principal as described in your prospectus supplement. If a series of certificates consists of more than one class, each class may differ in, among other things:

o    its priority of principal payments;

o    periods during which certificateholders receive principal payments;

o the amount of scheduled principal it is entitled to receive on each payment date; or

o    the amount of prepayments it is entitled to receive on each payment date.

NOT ALL CERTIFICATES WILL RECEIVE PRINCIPAL ON EACH DISTRIBUTION DATE AND SOME CLASSES MAY NOT BE ENTITLED TO RECEIVE ANY DISTRIBUTIONS OF PRINCIPAL.


CREDIT SUPPORT AND CASH FLOW AGREEMENTS

One or more classes of certificates in a series may be protected in part by some form of credit support.

The accompanying prospectus supplement will provide the following information:

o    whether credit support covers any classes of certificates;

o    the type, amount and extent of coverage;

o    the identity of any entity providing the coverage; and

o    the terms of any subordination.

Any credit enhancement will be limited and certificateholders will bear any losses allocated after the credit enhancement coverage for a particular class is depleted. See "Risk Factors-- Credit support is limited," "Description of Credit Support" and "Description of the Trust--Cash Flow Agreements" in this prospectus.


RATINGS

At issuance, each class of offered certificates will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies. See "Rating" in this prospectus and in your prospectus supplement.

                                  RISK FACTORS

     You should consider the following risk factors in addition to the risk factors in the prospectus supplement in deciding whether to purchase any of the certificates.


IT MAY NOT BE POSSIBLE TO FIND AN       The underwriters may assist in resales
INVESTOR TO PURCHASE YOUR               of certificates, but they are not
CERTIFICATES                            required to do so. A secondary market
                                        for your certificates may not develop.
                                        If a secondary market does develop, it
                                        might not continue or it might not be
                                        sufficiently liquid to allow you to
                                        resell any of your certificates.
                                        Illiquidity also could have an adverse
                                        effect on the market value of your
                                        certificates. The related prospectus
                                        supplement will state whether the
                                        certificates will be listed on any
                                        securities exchange.

THE CERTIFICATES WILL ONLY BE PAID      The certificates will represent
FROM TRUST ASSETS                       interests only in the trust established
                                        for that series. The certificates will
                                        not represent an obligation of the
                                        depositor, GMAC Commercial Mortgage
                                        Corporation or any of their affiliates.
                                        Payments on the mortgage assets included in the trust and any credit support will be the only source of payments to you.
                                        If those amounts are insufficient to
                                        make required payments of interest or
                                        principal or both to you, there is no
                                        other source of payments. As a result,
                                        payments to you may be reduced or
                                        delayed and you may experience losses on your certificates.

THE CERTIFICATES ARE NOT                Unless so specified in your prospectus
GUARANTEED                              supplement, no governmental agency or
                                        any other person guarantees or insures
                                        payments on the certificates of a
                                        particular series or any of the
                                        underlying mortgage assets. The
                                        depositor, the mortgage loan seller(s),
                                        the master servicer and the special
                                        servicer will have limited obligations
                                        and will not be obligated to make
                                        payments on the certificates. See "The
                                        certificates will only be paid from
                                        trust assets" above.

INVESTMENT IN COMMERCIAL AND            Each trust generally will consist of a
MULTIFAMILY MORTGAGE LOANS IS           smaller number of higher balance loans
RISKIER THAN INVESTMENT IN              than would a pool of single-family loans
SINGLE-FAMILY MORTGAGE LOANS            of comparable aggregate unpaid principal
                                        balance. Accordingly, the concentration
                                        of default, foreclosure and loss risks
                                        in individual mortgage loans in a
                                        particular trust generally will be
                                        greater than for pools of single-family
                                        loans. A description of material
                                        considerations associated with
                                        investments in mortgage loans is
                                        included in this prospectus under "Legal
                                        Aspects of Mortgage Loans." See also
                                        "Description of the Trust--Default and
                                        Loss Considerations for the Mortgage
                                        Loans" in this prospectus.

                                        In contrast to single-family loans, the
                                        ability of a borrower to repay a loan
                                        secured by an income-producing property
                                        typically depends mainly on the
                                        operating income produced by that
                                        property, not on the independent income
                                        or assets of the borrower. If the net
                                        operating income of the property is
                                        reduced, the borrower's ability to repay the loan may be impaired and losses may be realized on the mortgage loans. As a result, mortgage loans made on the security of multifamily or commercial property may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss, delinquency and foreclosure than loans made on the security of owner-occupied single-family residential property.

                                        Your investment in the certificates will subject you to the risks of owning an interest in commercial and multifamily real estate. Your investment in the mortgage assets may be adversely affected by factors that affect the value of interests in real property and of loans secured by those interests including:

                                        o    changes in general or local
                                             economic conditions or specific
                                             industry segments;

                                        o    declines in real estate values;

                                        o    declines in rental or occupancy
                                             rates;

                                        o    increases in interest rates, real
                                             estate tax rates and other
                                             operating expenses;

                                        o    changes in governmental rules,
                                             regulations and fiscal policies,
                                             including environmental
                                             legislation; and

                                        o    natural disasters and civil
                                             disturbances such as earthquakes,
                                             hurricanes, floods, eruptions or
                                             riots.

                                        Factors that adversely affect the
                                        mortgage assets for a particular series
                                        may cause the rates of delinquencies,
                                        foreclosures and losses on those
                                        mortgage assets to be higher than would
                                        otherwise be the case. To the extent
                                        your certificates are not covered by
                                        credit support, you will bear all of the risks resulting from defaults by borrowers.

MODIFICATIONS TO MORTGAGE LOANS         To maximize recoveries on defaulted
OR EXTENSIONS OF THE MATURITY           mortgage loans, the master servicer or a
DATE AGREED TO BY THE SERVICER          special servicer may, under certain
MAY NOT ULTIMATELY INCREASE THE         limited circumstances, extend the
PRESENT VALUE OF PROCEEDS TO            maturity date of and otherwise modify
CERTIFICATEHOLDERS                      mortgage loans that are in default or as
                                        to which a payment default is reasonably foreseeable. See "The Pooling and
                                        Servicing Agreements--Realization Upon
                                        Defaulted Mortgage Loans" in this
                                        prospectus. There is no guarantee,
                                        however, that an extension or
                                        modification will in fact increase the
                                        present value of receipts from, or
                                        proceeds of, the affected mortgage
                                        loans.

                                        See "Description of the Mortgage Pool"
                                        in the accompanying prospectus
                                        supplement for a description of these or other types of special risk loans in the mortgage asset pool applicable to your certificates.

CREDIT SUPPORT IS LIMITED               The prospectus supplement for your
                                        series of certificates may specify that
                                        credit support will provide protection
                                        against losses on the underlying
                                        mortgage assets up to specified amounts
                                        and for the benefit of specified classes of certificates. If any losses are incurred on the mortgage loans that are not covered by the credit enhancement for your class of certificates, you will bear the risk of these losses. See
                                        "Credit Support" in your prospectus
                                        supplement for a description of any
                                        forms of credit support that apply to
                                        your certificates.


                                        Although credit support is intended to
                                        reduce the likelihood of temporary
                                        shortfalls on the certificates, you
                                        should be aware that:

                                        o    The amount of coverage usually is
                                             limited.

                                        o    The amount of coverage usually will
                                             be reduced over time according to a
                                             schedule or formula.

                                        o    Credit support may not cover all
                                             potential losses on the mortgage
                                             loans. For example, credit support
                                             may not cover loss by reason of
                                             fraud or negligence by a mortgage
                                             loan originator or other parties.

                                        o    Credit support may provide coverage
                                             only to some certificates and not
                                             other certificates of the same
                                             series. If principal payments on
                                             one or more classes are made in a
                                             specified order of priority, any
                                             related credit support may be
                                             exhausted before the principal of
                                             the later paid classes has been
                                             repaid in full. As a result, losses
                                             and shortfalls experienced on the
                                             mortgage assets may have a greater
                                             impact upon those classes having a
                                             later right of payment.

                                        o    If the applicable rating agencies
                                             believe that the rating on the
                                             certificates will not be adversely
                                             affected, credit support may be
                                             reduced or terminated without the
                                             consent of certificateholders.

                                        o    The loss experience on the related
                                             mortgage assets underlying your
                                             certificates may exceed the levels
                                             of losses covered by the amount of
                                             credit support for your
                                             certificates. If this happens, you
                                             will bear the losses on the
                                             mortgage assets in excess of
                                             available credit support for your
                                             class. See "Description of the
                                             Certificates--Allocation of Losses
                                             and Shortfalls" and "Description of
                                             Credit Support" in this prospectus.

EACH CLASS OF CERTIFICATES WILL         The price you paid for your certificates
HAVE DIFFERENT YIELD AND                and the rate of principal payments on
PREPAYMENT CONSIDERATIONS               the mortgage assets in the applicable
                                        trust will affect the yield to maturity
                                        of your certificates. The rate of
                                        principal payments depends on scheduled
                                        payments of interest and principal, the
                                        rate of prepayments, liquidations due to defaults and repurchases. If the rate of prepayments on the mortgage assets related to your certificates is higher or lower than you anticipated, the yield to maturity on your certificates may be adversely affected. The yield on some types of certificates is more sensitive to variations in prepayments than others. For example, certificates that receive only payments of interest are especially sensitive to variations in the rate of prepayments. If the rate of prepayments is high, or if a redemption or call feature of the certificates or the underlying mortgage assets occurs, the holders of these certificates may not fully recover their initial investment.
                                        In addition, the following types of
                                        certificates also may be particularly
                                        sensitive to the rate of prepayment on
                                        the related mortgage assets:

                                        o    classes that receive distributions
                                             of interest or principal commencing
                                             only after the occurrence of
                                             specific events;

                                        o    classes that are only entitled to
                                             receive distributions of interest
                                             accrued on a notional principal
                                             balance;

                                        o    classes that are entitled to
                                             receive disproportionately small or
                                             no interest distributions;

                                        o    certificates with a pass-through
                                             rate that fluctuates inversely with
                                             an index; or

                                        o    classes of a series that includes
                                             multiple classes of certificates.

                                        The rate of principal payments on groups of mortgage loans varies within and among pools. Principal payments are influenced by economic, demographic, geographic, social, tax, legal and other factors, including prevailing mortgage market interest rates and the particular terms of the mortgage loans, such as provisions that prohibit voluntary prepayments during specified periods or impose penalties on voluntary prepayments. There is no guarantee as to the actual rate of prepayment on the mortgage assets in any trust, or that the rate of prepayment will conform to any model described in this prospectus or in any prospectus supplement. See "Yield and Maturity Considerations" in this prospectus. See also "Risk Factors" and "Yield and Maturity Considerations" in your prospectus supplement for more information concerning the prepayment risks applicable to your certificates.

ASSIGNMENTS OF LEASES AND RENTS         If a mortgaged property is subject to
MAY AFFECT PAYMENTS TO                  leases, the related mortgage loan
CERTIFICATEHOLDERS                      typically will be secured by an
                                        assignment of leases and rents. Under
                                        this assignment, the borrower assigns
                                        its right under the leases to the lender and upon default, the lender is entitled to collect rents.

                                        Some state laws may require the lender
                                        to take possession of the mortgaged
                                        property and obtain a judicial
                                        appointment of a receiver before the
                                        lender is entitled to collect rents. The lender's ability to collect rents also may be adversely affected if bankruptcy or similar proceedings are commenced by or against a borrower. If a lender is prevented or delayed in collecting rents, payments on your certificates may be reduced or delayed. See "Legal Aspects of Mortgage Loans--Leases and Rents" in this prospectus.

ENVIRONMENTAL CONDITIONS MAY            Real property pledged as security for a
SUBJECT THE MORTGAGED PROPERTY          mortgage loan may be subject to
TO LIENS OR IMPOSE COSTS ON THE         environmental risks. Undersome state
PROPERTY OWNER                          laws, contamination of real property may
                                        give rise to a lien on the property to
                                        assure the costs of cleanup. In several
                                        states, that lien has priority over an
                                        existing mortgage lien on the property.
                                        In addition, under the laws of some
                                        states and under the federal
                                        Comprehensive Environmental Response,
                                        Compensation and Liability Act of 1980,
                                        a lender, either before or after
                                        foreclosure of the mortgage, may be
                                        liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances at a property. This liability may exist if agents or employees of the lender have become sufficiently involved in the operations of the borrower. This liability may exist regardless of whether the environmental damage or threat was caused by the borrower or a prior owner.

                            DESCRIPTION OF THE TRUST

     Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust to be formed by the depositor. The primary assets of each trust will be mortgage loans or a combination of mortgage loans and mortgage-backed securities or MBS. Each mortgage asset will be selected by the depositor for inclusion in a trust from among those purchased, either directly or indirectly, from a mortgage asset seller. The mortgage asset seller may or may not be the originator of that mortgage loan or the issuer of that MBS. The discussion below under the heading "--Mortgage Loans," unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust.


MORTGAGE LOANS

     The mortgage loans will be evidenced by promissory notes secured by mortgages, deeds of trust or similar security instruments that create first or junior liens on fee or leasehold estates in properties consisting of:

o multifamily properties that are residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, or

o commercial properties that are office buildings, retail stores and establishments, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, mixed use or other types of income-producing properties or unimproved land.

     The multifamily properties may include mixed commercial and residential structures and apartment buildings owned by private cooperative housing corporations. Each mortgage will create a lien on a borrower's fee estate in a mortgaged property. If a mortgage creates a lien on a borrower's leasehold estate in a property, then the term of any leasehold will exceed the term of the mortgage note by the period specified in the related prospectus supplement. The originator of any mortgage loan may be the depositor, GMAC Commercial Mortgage Corporation, another affiliate of the depositor, an affiliate of the underwriter or an unrelated party.

     Mortgage assets for a series of certificates may include mortgage loans secured by junior liens. The loans secured by the related senior liens may not be included in the mortgage pool. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan.

     Mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the related prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, the mortgage assets for a particular series of certificates may include mortgage loans that are delinquent or non-performing as of the date the certificates are issued. The related prospectus supplement will include as to each delinquent or non-performing mortgage loan,

o available information as to the period of the delinquency or non-performance;

o    any forbearance arrangement then in effect;

o    the condition of the related mortgaged property; and

o the ability of the mortgaged property to generate income to service the mortgage debt.


     DEFAULT AND LOSS CONSIDERATIONS FOR THE MORTGAGE LOANS

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the likelihood of default on the loan.

     Annual debt service means for any mortgage loan, 12 times the monthly payment in effect as of the cut-off date or, for any mortgage loans that pay interest only for a period of time, 12 times the monthly payment in effect at the end of the interest only period.

     The Underwritten Cash Flow of a mortgaged property will fluctuate over time and may or may not be sufficient to cover debt service on the mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income, and for a mortgage loan secured by a cooperative apartment building, maintenance payments from tenant-stockholders of a cooperative, may be affected by the condition of the applicable real estate market or area economy or both. In addition, properties typically leased, occupied or used on a short-term basis, such as some health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial properties may be owner-occupied or leased to a small number of tenants. As a result, the Underwritten Cash Flow of a commercial property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on those properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and to changes in governmental rules, regulations and fiscal policies, may also affect the likelihood of default on a mortgage loan. In some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, the existence of net of expense provisions will result in stable Underwritten Cash Flow to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-value Ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property must be liquidated following a default.

     Unless more specifically described in the related prospectus supplement, the value of a mortgaged property will be its fair market value determined in an appraisal obtained by the originator at the origination of the loan. The lower the Loan-to-value Ratio, the greater the borrower's equity in a mortgaged property, and the greater the incentive of the borrower to perform under the terms of the related mortgage loan to protect its equity and the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-value Ratios will not necessarily constitute an accurate measure of the likelihood of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the value determined at loan origination, and will likely continue to fluctuate from time to time based upon factors including changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value.

     Appraised values of income-producing properties are typically based on:

o the market comparison method based on recent resale values of comparable properties at the date of the appraisal;

o the cost replacement method based on the cost of replacing the property at that date;

o the income capitalization method based on a projection of value of the property's projected net cash flow; or

o    a selection from or interpolation of the values derived from these methods.

     Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

     Although there may be multiple methods for determining the value of a mortgaged property, value will in all cases be affected by property performance. As a result, if a mortgage loan defaults because the income generated by the related mortgaged property is insufficient to cover operating costs and expenses and pay debt service, then the value of the mortgaged property will also be affected and a liquidation loss may occur.

     While the depositor believes that the considerations described above are important factors in assessing credit risk on loans secured by liens on income-producing real estate, there can be no assurance that all of these factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See "Risk Factors--Investment in commercial and multifamily mortgage loans is riskier than investment in single-family mortgage loans."


     PAYMENT PROVISIONS OF THE MORTGAGE LOANS

     To the extent specified in the related prospectus supplement, all of the mortgage loans will have had original terms to maturity of not more than 40 years and provide for scheduled payments of principal, interest or both, to be made on specified due dates that occur monthly, quarterly, semi-annually or annually.

     A mortgage loan:

o may provide for no accrual of interest or for accrual of interest at a mortgage rate that is fixed over its term, that adjusts from time to time or that may be converted at the borrower's election from an adjustable to a fixed mortgage rate or from a fixed to an adjustable mortgage rate,

o may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of specific events, and may permit negative amortization,

o may be fully amortizing or may be partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, and

o may prohibit prepayments over its term or for a specified lock-out period which ends on a lock-out date or may require payment of a prepayment premium consisting of a premium or a yield maintenance penalty in connection with prepayments, or both, in each case as described in the related prospectus supplement.

     A mortgage loan may also contain an equity participation provision that entitles the lender to a share of appreciation in value of the related mortgaged property, or profits realized from the operation or disposition of the mortgaged property or the benefit, if any, resulting from the refinancing of the mortgage loan.


     MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS

     Each prospectus supplement will contain information about the mortgage loans in the related trust, which may include the following:

o the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans,

o the type or types of property that provide security for repayment of the mortgage loans,

o the earliest and latest origination date and maturity date of the mortgage loans,

o the original and remaining terms to maturity of the mortgage loans, or ranges of assigned and remaining terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans,

o the Loan-to-value Ratios of the mortgage loans either at origination or as of a more recent date, or the range of Loan-to-value Ratios, and the weighted average of the Loan-to-value Ratios,

o the mortgage rates borne by the mortgage loans, or range of mortgage rates, and the weighted average mortgage rate borne by the mortgage loans,

o for mortgage loans with adjustable mortgage rates or ARM loans, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage rate adjustments at the time of any adjustment and over the life of the mortgage loan,

o information regarding the payment characteristics of the mortgage loans, such as balloon payment and other amortization provisions, lock-out periods and prepayment premiums,

o the Debt Service Coverage Ratios of the mortgage loans either at origination or as of a more recent date, or the range of Debt Service Coverage Ratios, and the weighted average of the Debt Service Coverage Ratios,

o the geographic distribution of the mortgaged properties on a state-by-state basis, and

o information describing material provisions of leases and the nature of tenants of the mortgaged properties.

     If the depositor is unable to provide the specific information described above at the time offered certificates of a series are initially offered, more general information of the nature described above will be provided in the related prospectus supplement. Specific information will be provided in a report which will be available to purchasers of those certificates at or before their initial issuance and prior to sales of the offered certificates and will be filed as part of a Current Report on Form 8-K with the SEC within fifteen days following the issuance.


     MBS

     MBS may include:

o private-label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities that are not guaranteed or insured by the United States or any agency or instrumentality of the United States; or

o certificates insured or guaranteed by the Federal Home Loan Mortgage Corporation or FHLMC, the Federal National Mortgage Association or the Governmental National Mortgage Association or the Federal Agricultural Mortgage Corporation. To the extent described in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

     Any MBS will have been issued under an MBS agreement consisting of a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement. Either or both of the issuer of the MBS and the servicer of the underlying mortgage loans will have entered into the MBS agreement, with a trustee, or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. Distributions on the MBS will be made by the MBS issuer, the MBS servicer or the MBS trustee on the dates specified in the related prospectus supplement. The MBS issuer or the MBS servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a specified date or under other circumstances specified in the related prospectus supplement.

     Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" may have been provided for the

MBS. The type, characteristics and amount of credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and usually will have been established on the basis of the requirements of any nationally recognized statistical rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

     The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available,

o the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the trust,

o the original and remaining term to stated maturity of the MBS, if applicable,

o the pass-through or bond rate of the MBS or the formula for determining those rates,

o    the payment characteristics of the MBS,

o    the MBS issuer, MBS servicer and MBS trustee, as applicable,

o    a description of the credit support, if any,

o the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased before their maturity,

o the terms on which mortgage loans may be substituted for those originally underlying the MBS,

o the type of mortgage loans underlying the MBS and, to the extent available to the depositor and appropriate under the circumstances, other information about the underlying mortgage loans described under "--Mortgage Loan Information in prospectus supplements," and

o    the characteristics of any cash flow agreements that relate to the MBS.


     CERTIFICATE ACCOUNTS

     Each trust will include one or more certificate accounts established and maintained on behalf of the certificateholders. All payments and collections received or advanced or the mortgage assets and other assets in the trust will be deposited into the certificate account(s) to the extent described in this prospectus and in the related prospectus supplement. See "The Pooling and Servicing Agreements--Certificate Account."


     CASH FLOW AGREEMENTS

     If so provided in the prospectus supplement for a series of certificates, the related trust will include guaranteed investment contracts under which moneys held in the funds and accounts established for the series will be invested at a specified rate. The trust may also include other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of any cash flow agreement, including provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the related prospectus supplement. The related prospectus supplement will also identify the obligor under the cash flow agreement.

                        YIELD AND MATURITY CONSIDERATIONS

     The yield on any certificate offered hereby will depend on the price paid by the holder, the pass-through rate of interest at which the certificate accrues interest and the amount and timing of distributions on the certificate. See "Risk Factors--Each class of certificates will have different yield and prepayment considerations." The following discussion contemplates a trust that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can be expected to have the same effect on the yield to maturity and weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust includes MBS, the related prospectus supplement will discuss the effect, if any, that the payment characteristics of the MBS may have on the yield to maturity and weighted average lives of the offered certificates of the related series.


     PASS-THROUGH RATE

     The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust. The prospectus supplement for any series of certificates will specify the pass-through rate for each class of offered certificates of the series or, in the case of a class of offered certificates with a variable or adjustable pass-through rate, the method of determining the pass-through rate, as well as the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates.

     The prospectus supplement will also indicate whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under any cash flow agreement consisting of:

o guaranteed investment contracts under which moneys held in the funds and accounts established for the related series will be invested at a specified rate; or

o other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuation on the mortgage assets or on one or more classes of certificates.


     PURCHASE PRICE CONSIDERATION

     The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust are in turn distributed on those certificates or, in the case of a class of stripped interest certificates, result in the reduction of the notional amount thereof. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust could result in an actual yield to you that is lower than the anticipated yield. You should also consider, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on those mortgage loans could result in an actual yield to you that is lower than the anticipated yield. In addition, if you purchase an offered certificate at a discount or premium, and principal payments are made in reduction of the principal balance or notional amount of your offered certificates at a rate slower or faster than the rate you anticipated during any particular period, the consequent adverse effects on your yield would not be fully offset by a subsequent like increase or decrease in the rate of principal payments.


     PAYMENT DELAYS

     For each series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust are due and the distribution date on which the payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on the mortgage loans were distributed to certificateholders on the date they were due.


     SHORTFALLS IN COLLECTIONS OF INTEREST

     When a principal prepayment in full or in part is made on a mortgage loan, the borrower is typically charged interest on the amount of the prepayment only through the date of the prepayment, instead of through the due date for the next succeeding scheduled payment. However, interest accrued and distributable on any series of certificates on any distribution date will typically correspond to interest accrued on the mortgage loans to their respective due dates during the related due period. As more specifically described in the prospectus supplement for a series of certificates, a due period will be a specified time period running from a specified day of one month to the immediately preceding day of the next month, inclusive. All scheduled payments on the mortgage loans in the related trust that are due during a given due period will, to the extent received by a specified date called the determination date or otherwise advanced by the related master servicer or other specified person, be distributed to the holders of the certificates of the series on the next distribution date. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but the prepayment is not accompanied by interest thereon to the due date for that mortgage loan in the related due period, then the interest charged to the borrower net of servicing and administrative fees may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. To the extent that any prepayment interest shortfall is allocated to a class of offered certificates, the yield on that class will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which any shortfalls will be allocated among the classes of certificates of that series. The related prospectus supplement will also describe any amounts available to offset shortfalls.


     THE EFFECTS OF PREPAYMENTS ON YIELD

     A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust and the allocation of those payments to reduce the principal balance or notional amount, if applicable, of the certificate. The rate of principal payments on the mortgage loans in any trust will be affected by the amortization schedules thereof. In the case of ARM loans, amortization schedules may change periodically to accommodate adjustments to the mortgage rates of those loans, the dates on which any balloon payments are due, and the rate of principal prepayments. Because the rate of principal prepayments on the mortgage loans in any trust will depend on future events and a variety of factors, no assurance can be given as to that rate.

     Principal prepayments include:

     o    voluntary prepayments by borrowers;

     o prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties; and

     o    purchases of mortgage loans out of the related trust.

     A lower than anticipated rate of principal prepayments on the mortgage loans in the related trust will negatively affect the yield to investors in any class of certificates that are stripped principal certificates. A higher than anticipated rate of principal prepayments on those mortgage loans will negatively affect the yield to investors in any class of certificates that are stripped interest certificates. In general, the notional amount of a class of stripped interest certificates will either be based on the principal balances of some or all of the mortgage assets in the related trust or equal to the initial stated principal amounts or certificate balance of one or more of the other classes of certificates of the same series. If the offered certificates of a series include any stripped interest certificates, the related prospectus supplement will include a table showing the effect of various constant assumed levels of prepayment on yields on those certificates. The purpose of the tables are to illustrate the sensitivity of yields to various constant assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, yields or prepayment rates.

     The depositor is not aware of any publicly available or authoritative statistics that relate to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust may be affected by a number of factors, including:

o    the availability of mortgage credit,

o the relative economic vitality of the area in which the mortgaged properties are located,

o    the quality of management of the mortgaged properties,

o    the servicing of the mortgage loans,

o    possible changes in tax laws, and

o    other opportunities for investment.

     In addition, the rate of principal payments on the mortgage loans in any trust may be affected by

     o    the existence of lock-out periods;

     o requirements that principal prepayments be accompanied by prepayment premiums; and

     o the extent to which those prepayment premium provisions may be practicably enforced.

     To the extent enforceable, prepayment premium provisions could constitute either an absolute prohibition in the case of a lock-out period or a disincentive in the case of a prepayment premium to a borrower's voluntarily prepaying its mortgage loan.

     The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the interest rate specified in the mortgage loan, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM loans, as prevailing market interest rates decline, and without regard to whether the mortgage rates on those ARM loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either converting to a fixed rate loan and thereby locking in the rate or taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions, some borrowers may sell mortgaged properties to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell mortgaged properties before the exhaustion of tax depreciation benefits. The depositor makes no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust, as to the relative importance of those factors, as to the percentage of the principal balance of those mortgage loans that will be paid as of any date or as to the overall rate of prepayment on those mortgage loans.


     WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans in any trust will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of the series. Unless more specifically described in the related prospectus supplement, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments is paid to that class. For this purpose, the term prepayment includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate or CPR prepayment model or the Standard Prepayment Assumption or SPA prepayment model. CPR represents an assumed constant rate of prepayment each month expressed as an annual percentage relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month expressed as an annual percentage of the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.


     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. As a result, it is unlikely that the prepayment experience of the mortgage loans included in any trust will conform to any particular level of CPR or SPA.


     The prospectus supplement for each series of certificates will contain tables, if applicable, specifying the projected weighted average life of each class of offered certificates of that series and the percentage of the initial certificate balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in the prospectus supplement. The assumptions will include assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in that prospectus supplement. The tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

     OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity.

     Some or all of the mortgage loans included in a trust may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, mortgage loans that require balloon payments may default at maturity, or the maturity of a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. To minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of those certificates and, if those certificates were purchased at a discount, reduce the yield thereon.

     Negative Amortization.

     The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on the loan would, in the case of an ARM loan, be expected during a period of increasing interest rates to amortize at a slower rate and perhaps not at all than if interest rates were declining or were remaining constant. A slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable thereon, which deferred interest may be added to the certificate balance thereof. Accordingly, the weighted average lives of mortgage loans that permit negative amortization and that of the classes of certificates to which any negative amortization would be allocated or that would bear the effects of a slower rate of amortization on the mortgage loans may increase as a result of that feature.

     Negative amortization also may occur in respect of an ARM loan that:

o limits the amount by which its scheduled payment may adjust in response to a change in its mortgage rate,

o provides that its scheduled payment will adjust less frequently than its mortgage rate, or

o provides for constant scheduled payments even if its mortgage rate has been adjusted.

     Conversely, during a period of declining interest rates, the scheduled payment on a mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage rate, thereby resulting in the accelerated amortization of the mortgage loan. Any acceleration in amortization of its principal balance will shorten the weighted average life of a mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on that mortgage loan.

     The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust of mortgage loans that permit negative amortization, will depend upon whether that offered certificate was purchased at a premium or a discount and the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on that certificate or, in the case of a stripped interest certificate, delay or accelerate the reduction of the notional amount thereof. See "--The Effects of Prepayments on Yield" above.

     Foreclosures and Payment Plans.

     The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made for the mortgage loans, including the use of payment plans before a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also have an effect upon the payment patterns of particular mortgage loans and on the weighted average lives of and yields on the certificates of the related series.

     Losses and Shortfalls on the Mortgage Assets.

     The yield to holders of the offered certificates of any series will directly depend on the extent to which those holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust and the timing of those losses and shortfalls. The earlier that any loss or shortfall occurs, usually the greater will be the negative effect on yield for any class of certificates that is required to bear its effects.

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, allocations may be effected by a reduction in the entitlements to interest and certificate balances of one or more of those classes of certificates, or by establishing a priority of payments among those classes of certificates or both.

     The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust.

     Additional Certificate Amortization.

     In addition to entitling the holders thereof to a specified portion, which may, during specified periods, range from none to all, of the principal payments received on the mortgage assets in the related trust, one or more classes of certificates of any series, including one or more classes of offered certificates of that series, may provide for distributions of principal from:

o amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates on which distributions of interest may not commence until the occurrence of specific events, such as the retirement of one or more other classes of certificates,

o    Excess Funds or

o    any other amounts described in the related prospectus supplement.

     The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of those certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of those sources is likely to have any material effect on the rate at which the certificates are amortized and the yield to be realized on the certificates.

     Optional Early Termination.

     If provided in the related prospectus supplement, the master servicer, the depositor or the holder of the residual interest in a REMIC may at its option either effect early retirement of a series of certificates through the purchase of the assets in the related trust or purchase, in whole but not in part, the certificates specified in the related prospectus supplement. The optional termination would occur under the circumstances and in the manner described under "Description of the Certificates--Termination; Retirement of Certificates" in this prospectus and in the related prospectus supplement. Any early retirement of a class of offered certificates would shorten their weighted average life and, if those certificates were purchased at premium, reduce the yield realized on those certificates.


                                 THE DEPOSITOR


     GMAC Commercial Mortgage Securities, Inc. is a wholly-owned subsidiary of GMAC Commercial Mortgage Corporation which is an indirect wholly-owned subsidiary of GMAC Mortgage Group, Inc., a Michigan corporation. The depositor was incorporated in the State of Delaware on June 22, 1995. The depositor was organized for the purpose of serving as a private secondary mortgage market conduit. The depositor maintains its principal office at 200 Witmer Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 328-3164. The depositor does not have, nor is it expected in the future to have, any significant assets.

                      GMAC COMMERCIAL MORTGAGE CORPORATION

     Unless we tell you otherwise in the related prospectus supplement, GMAC Commercial Mortgage Corporation, an affiliate of GMAC Commercial Mortgage Corporation and a corporation duly organized and existing under the laws of the State of California, will act as the master servicer or manager for each series of certificates.

     GMAC Commercial Mortgage Corporation originates mortgage loans through its own originating network and buys mortgage loans primarily through its branch network and also from mortgage loan originators or sellers nationwide. GMAC Commercial Mortgage Corporation services mortgage loans for its own account and for others. GMAC Commercial Mortgage Corporation's principal executive offices are located at 200 Witmer Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 328-4622. GMAC Commercial Mortgage Corporation conducts operations from its headquarters in Pennsylvania and from offices located in California, Colorado, the District of Columbia, Illinois, Michigan, Minnesota, Missouri, Nebraska, New York, Ohio, Texas, Virginia, Washington and Wisconsin.


                         DESCRIPTION OF THE CERTIFICATES

     Each series of certificates will represent the entire beneficial ownership interest in the trust created under the related pooling and servicing agreement or other agreement specified in the related prospectus supplement. Either agreement is referred to as a pooling and servicing agreement. The certificates of each series may consist of one or more classes of certificates that:

o provide for the accrual of interest on the certificate balance or notional amount at a fixed, variable or adjustable rate;

o    constitute senior certificates or subordinate certificates;

o constitute stripped interest certificates or stripped principal certificates;

o provide for distributions of interest or principal that begins only after the occurrence of specified events, such as the retirement of one or more other classes of certificates of the series;

o provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster or slower than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust;

o provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

o provide for distributions based on collections on the mortgage assets in the related trust attributable to prepayment premiums and equity participations.

     A class of certificates may have two or more component parts that each have different characteristics. For example, a class of certificates may have a certificate balance on which it accrues interest at a fixed, variable or adjustable rate. The same class of certificates may also have features of a stripped interest certificate that entitles its holders to distributions of interest accrued on a notional amount at a different fixed, variable or adjustable rate. In addition, a class of certificates may accrue interest on one portion of its certificate balance at one fixed, variable or adjustable rate and on another portion of its certificate balance at a different fixed, variable or adjustable rate.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of classes of stripped interest certificates or REMIC residual certificates, notional amounts or percentage interests, specified in the related prospectus supplement. One or more classes of offered certificates of any series may be issued as definitive certificates in fully registered, definitive form or may be offered as book-entry certificates in book-entry format through the facilities of The Depository Trust Company or DTC. If issued as definitive certificates, the offered certificates of each series may be transferred or exchanged at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Any transfer or exchange of the certificates must comply with any restrictions on transfer described in the related prospectus supplement. Interests in a class of book-entry certificates will be transferred on the book-entry records of DTC and its participating organizations.

     DISTRIBUTIONS

     The trustee will make distributions on the certificates of each series on each distribution date from the Available Distribution Amount for that series on that distribution date. The distribution date for a series of certificates will be a specified day of each month, or, if that day is not a business day, the next business day, beginning in the month specified in the related prospectus supplement.

     To the extent specified in the related prospectus supplement, distributions on the certificates of each series, other than the final distribution in retirement of any certificate, will be made to the persons in whose names the certificates are registered at the close of business on the record date or last business day of the month preceding the month in which the applicable distribution date occurs. All distributions on each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in the class in proportion to the respective percentage interests evidenced thereby to the extent specified in the related prospectus supplement. Payments may be made by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities, if the certificateholder has provided the person required to make the payments with wiring instructions no later than the related record date or another date specified in the related prospectus supplement and the certificateholder holds certificates in any requisite amount or denomination specified in the related prospectus supplement. Otherwise, payments will be made by check mailed to the address of the certificateholder as it appears on the certificate register. However, the final distribution in retirement of any class of certificates, whether definitive certificates or book-entry certificates, will be made only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of the final distribution.

     DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates of each series, other than stripped principal certificates that are entitled to distributions of principal, with disproportionate, nominal or no distributions of interest and other than some classes of REMIC residual certificates that have no pass-through rate, may have a different pass-through rate, which in each case may be fixed, variable or adjustable. The related prospectus supplement will specify the pass-through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class. Interest on the certificates of each series will be calculated on the basis described in the related prospectus supplement.

     A class of accrual certificates will be entitled to distributions of accrued interest beginning only on the distribution date, or under the circumstances, specified in the related prospectus supplement. Some classes of stripped principal certificates or REMIC residual certificates are not entitled to any distributions of interest. Distributions of interest on all other classes of certificates will be made on each distribution date based on the Accrued Certificate Interest for that class and that distribution date, to the extent of the portion of the Available Distribution Amount allocable to that class on that distribution date.

     Before the time interest is distributable on any class of accrual certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the certificate balance thereof on each distribution date or otherwise deferred as described in the related prospectus supplement.

     Stripped interest certificates are entitled to distributions of interest, with disproportionate, nominal or no distributions or principal. To the extent described in the related prospectus supplement, the Accrued Certificate Interest for each distribution date on a class of stripped interest certificates will be calculated like the Accrued Certificate Interest for other classes except that it will accrue on a notional amount rather than a certificate balance. The notional amount is either based on the principal balances of some or all of the mortgage assets in the related trust or equal to the certificate balances of one or more other classes of certificates of the same series. Reference to a notional amount for a class of stripped interest certificates is solely for convenience in making calculations and does not represent the right to receive any distributions of principal.

     The amount of Accrued Certificate Interest that is otherwise distributable on, or, in the case of accrual certificates, that may otherwise be added to the certificate balance of, one or more classes of the certificates of a series may be reduced to the extent that any prepayment interest shortfalls, as described under "Yield and Maturity Considerations--Shortfalls in Collections of Interest," exceed the amount of any sums that are applied to offset the amount of those shortfalls. The particular manner in which the shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement.

     The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on, or, in the case of accrual certificates, that may otherwise be added to the certificate balance of, a class of offered certificates may be reduced as a result of any other contingencies. These contingencies include delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to that class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust will result in a corresponding increase in the certificate balance of that class. See "Risk Factors--Each class of certificates will have different yield and prepayment considerations" and "Yield and Maturity Considerations--Shortfalls in Collections of Interest."

     DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

     Each class of certificates of each series, other than some classes of stripped interest certificates and some classes of REMIC residual certificates, will have a certificate balance. The certificate balance for a class, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive as principal out of the future cash flow on the mortgage assets and other assets included in the related trust. The outstanding certificate balance of a class of certificates will be reduced by distributions of principal made to that class. If provided in the related prospectus supplement, the outstanding certificate balance of a class will be reduced further by any losses incurred on the related mortgage assets allocated to that class.

     The outstanding certificate balance of a class of certificates may be increased as a result of any deferred interest on or for the related mortgage assets being allocated to that class. The outstanding certificate balance of each class of accrual certificates will be increased before the distribution date on which distributions of interest thereon are required to begin, by the amount of any Accrued Certificate Interest on that class, as reduced by any prepayment interest shortfalls.

     Except to the extent specified in the related prospectus supplement, the initial aggregate certificate balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of a specified cut-off date, after taking into account all scheduled payments due on or before that date, whether or not received. The initial certificate balance of each class of a series of certificates will be specified in the related prospectus supplement. To the extent described in the related prospectus supplement, distributions of principal on a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of that series entitled thereto until the certificate balances of those certificates have been reduced to zero. Distributions of principal on one or more classes of certificates may be made at a rate that is faster than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust. Distributions of principal on one or more classes of certificates may not begin until the occurrence of specific events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust. Distributions of principal on one or more controlled amortization classes of certificates may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal on one or more companion classes of certificates may be contingent on the specified principal payment schedule for a controlled amortization class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust are received.

Distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class or on another basis specified in the related prospectus supplement.

     ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust, to the extent not covered by any credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner specified in the related prospectus supplement. The allocations may be effected by a reduction in the entitlements to interest or the certificate balances of one or more classes of certificates, or both, or by establishing a priority of payments among those classes of certificates. See "Description of Credit Support."

     ADVANCES IN RESPECT OF DELINQUENCIES

     If provided in the related prospectus supplement and, if a trust includes mortgage loans, the master servicer, a special servicer, the trustee, the fiscal agent, if any, any provider of credit support or any other specified person may be obligated to advance, or have the option of advancing an amount up to the aggregate of any payments of principal, other than the principal portion of any balloon payments, and interest that were due on or for those mortgage loans during the related due period and were delinquent on the related determination date. The person responsible will make advances on or before each distribution date, from its own funds or from Excess Funds held in the related certificate account that are not part of the Available Distribution Amount for the related series of certificates for that distribution date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled to receive those amounts, rather than to guarantee or insure against losses. Consistent with this principle, all advances made out of an entity's own funds will be reimbursable out of related proceeds consisting of liquidation proceeds, insurance proceeds and condemnation proceeds on the mortgage loans on which payments are delinquent and any credit support or other specific sources that are identified in the related prospectus supplement. One source, in the case of a series that includes one or more classes of subordinate certificates, is collections on other mortgage assets in the related trust that would otherwise be distributable to the holders of one or more classes of the subordinate certificates. No advance will be required to be made by a master servicer, special servicer, fiscal agent or trustee if, in the judgment of that person, the advance would not be recoverable from related proceeds or another specifically identified source. If previously made by a master servicer, special servicer, fiscal agent or trustee, a nonrecoverable advance will be reimbursable from any amounts in the related certificate account prior to any distributions being made to the related series of certificateholders.

     If advances have been made by a master servicer, special servicer, fiscal agent, trustee or other entity from Excess Funds in a certificate account, that person will be required to replace those funds in the certificate account on any future distribution date to the extent that funds in the certificate account on that distribution date are less than payments required to be made to the related series of certificateholders on that date.

The obligation of a master servicer, special servicer, fiscal agent, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any surety bond, will be provided in the related prospectus supplement.

     If provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on advances for a specified period during which the advances are outstanding at the rate specified in the prospectus supplement. The entity making advances will be entitled to payment of that interest periodically from general collections on the mortgage loans in the related trust before any payment to the related series of certificateholders or as described in the prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust that includes MBS will describe any comparable advancing obligation of a party to the related pooling and servicing agreement or of a party to the related MBS agreement.

     REPORTS TO CERTIFICATEHOLDERS

     On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer, manager or trustee, as provided in the related prospectus supplement, will forward to each holder, a distribution date statement that will set forth, among other things, in each case to the extent applicable and to the extent described in the related prospectus supplement:

o the amount of that distribution to holders of that class of offered certificates that was applied to reduce the certificate balance thereof;

o the amount of that distribution to holders of that class of offered certificates that was applied to pay Accrued Certificate Interest;

o the amount, if any, of that distribution to holders of that class of offered certificates that was allocable to:

     o   prepayment premiums; and

     o   payments for equity participations;

o the amount, if any, by which that distribution is less than the amounts to which holders of that class of offered certificates are entitled;

o if the related trust includes mortgage loans, the aggregate amount of advances included in that distribution;

o if the related trust includes mortgage loans, the amount of servicing compensation received by the related master servicer, and, if payable directly out of the related trust, by any special servicer and any sub-servicer;

o if the related trust includes MBS, the amount of administrative compensation received by the REMIC administrator;

o information regarding the aggregate principal balance of the related mortgage assets on or about that distribution date;

o if the related trust includes mortgage loans, information regarding the number and aggregate principal balance of those mortgage loans that are delinquent;


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

o if the related trust includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made on those mortgage loans during the related Prepayment Period;

o the certificate balance or notional amount, as the case may be, of that class of certificates at the close of business on that distribution date--separately identifying any reduction in the certificate balance or notional amount due to the allocation of any losses on the related mortgage assets, any increase in the certificate balance or notional amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the certificate balance of a class of accrual certificates, if any, if Accrued Certificate Interest has been added to that balance;

o if that class of offered certificates has a variable pass-through rate or an adjustable pass-through rate, the pass-through rate applicable thereto for that distribution date and, if determinable, for the next succeeding distribution date;

o the amount deposited in or withdrawn from any reserve fund on that distribution date, and the amount remaining on deposit in that reserve fund as of the close of business on that distribution date;

o if the related trust includes one or more instruments of credit support, such as a letter of credit, an insurance policy or a surety bond, the amount of coverage under each instrument as of the close of business on that distribution date; and

o the amount of credit support being afforded by any classes of subordinate certificates.

     In the case of information furnished under the first three points above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or as a percentage. The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of that series.

     Within a reasonable period of time after the end of each calendar year, the master servicer, manager or trustee for a series of certificates, as the case may be, will, upon request, furnish to each person who at any time during the calendar year was a holder of an offered certificate of that series a statement containing the information provided in the first three points above, aggregated for that calendar year or the applicable portion thereof during which that person was a certificateholder. This obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided under any requirements of the Internal Revenue Code of 1986 as are from time to time in force. See, however, "--Book-Entry Registration and Definitive Certificates" below.

     If the trust for a series of certificates includes MBS, the ability of the related master servicer, manager or trustee, as the case may be, to include in any distribution date statement information regarding the mortgage loans underlying the MBS will depend on the reports received for the MBS. In such cases, the related prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

     TERMINATION; RETIREMENT OF CERTIFICATES

     The obligations created by the pooling and servicing agreement for each series of certificates, other than limited payment and notice obligations of the applicable parties, will terminate upon the payment to certificateholders of that series of all amounts held in the certificate account or by the master servicer and required to be paid to them under the pooling and servicing agreement following the earlier of:

o the final payment or other liquidation or disposition, or any advance made for the last mortgage asset in the trust for that series or of any property acquired upon foreclosure or deed in lieu of foreclosure of any mortgage loan in the trust for that series, and

o the purchase by the master servicer, the depositor or, if specified in the related prospectus supplement, by the holder of the REMIC residual certificates from the trust for that series of all remaining mortgage assets therein and property, if any, acquired in respect of the mortgage loans therein. See "Federal Income Tax Consequences" below.

     In addition to the foregoing, the master servicer or the depositor will have the option to purchase, in whole but not in part, the certificates specified in the related prospectus supplement in the manner provided in the related prospectus supplement. Upon the purchase of those certificates or at any time thereafter, at the option of the master servicer or the depositor, the mortgage assets may be sold, the certificates retired and the trust terminated, or the certificates so purchased may be held or resold by the master servicer or the depositor. In no event, however, will the trust created continue beyond the expiration of 21 years from the death of the survivor of the persons named in the pooling and servicing agreement. If the certificateholders are permitted to terminate the trust under the applicable pooling and servicing agreement, a penalty may be imposed upon the certificateholders based upon the fee that would be foregone by the master servicer and any special servicer because of the termination.

     Any purchase of mortgage assets and other property will be made at the option of the master servicer, the depositor or, if applicable, the holder of the REMIC residual certificates at the price specified in the related prospectus supplement. Before the right to purchase can be exercised, however, the aggregate principal balance of the mortgage assets for that series must be less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets at the cut-off date for that series. The prospectus supplement for each series of certificates will describe the amounts that the holders of those certificates will be entitled to receive upon early retirement. Early termination may adversely affect the yield to holders of some classes of certificates. If a REMIC election has been made, the termination of the related trust will be effected in a manner consistent with applicable federal income tax regulations and its status as a REMIC.

     BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of the series will be offered in book-entry format through the facilities of DTC, and each class so offered will be represented by one or more global certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations and facilitate the clearance and settlement of securities transactions between participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants maintain accounts with DTC and include securities brokers and dealers, banks, trust companies and clearing corporations and other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system also is available to other indirect participants, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

     Purchases of book-entry certificates under the DTC system must be made by or through direct participants, which will receive a credit for the book-entry certificates on DTC's records. The ownership interest of each actual purchaser of a book-entry certificate or certificate owner is in turn to be recorded on the direct and indirect participants' records. Certificate owners will not receive written confirmation from DTC of their purchases, but certificate owners are expected to receive written confirmations providing details of those transactions, as well as periodic statements of their holdings, from the direct or indirect participant through which each certificate owner entered into the transaction. Transfers of ownership interest in the book-entry certificates are to be accomplished by entries made on the books of participants acting on behalf of certificate owners. Certificate owners will not receive certificates representing their ownership interests in the book-entry certificates, except if use of the book-entry system for the book-entry certificates of any series is discontinued as described below.

     DTC has no knowledge of the actual certificate owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts the certificates are credited, which may or may not be the certificate owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to certificate owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the book-entry certificates will be made to DTC. DTC's practice is to credit direct participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that date. Disbursement of distributions by participants to certificate owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of each participant, and not of

DTC, the depositor or any trustee or master servicer, consistent with any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, certificate owners may receive payments after the related distribution date.

     Unless otherwise provided in the related prospectus supplement, the only "certificateholder," as the term is used in the related pooling and servicing agreement, of book-entry certificates will be the nominee of DTC, and the certificate owners will not be recognized as certificateholders under the pooling and servicing agreement. Certificate owners will be permitted to exercise the rights of certificateholders under the related pooling and servicing agreement only indirectly through the participants who in turn will exercise their rights through DTC. The depositor is informed that DTC will take action permitted to be taken by a certificateholder under a pooling and servicing agreement only at the direction of one or more participants to whose account with DTC interests in the book-entry certificates are credited.

     Because DTC can act only on behalf of participants, who in turn act on behalf of indirect participants and certificate owners, the ability of a certificate owner to pledge its interest in book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

     If provided in the related prospectus supplement, certificates initially issued in book-entry form will be issued as definitive certificates to certificate owners or their nominees, rather than to DTC or its nominee, only if:

o the depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository for those certificates and the depositor is unable to locate a qualified successor or

o the depositor, at its option, elects to terminate the book-entry system through DTC for those certificates.

     Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all participants of the availability through DTC of definitive certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the certificate owners identified in those instructions the definitive certificates to which they are entitled, and thereafter the holders of those definitive certificates will be recognized as certificateholders under the related pooling and servicing agreement.

                      THE POOLING AND SERVICING AGREEMENTS

     The certificates of each series will be issued under a pooling and servicing agreement. The parties to a pooling and servicing agreement will typically include the depositor, the trustee, the master servicer and, in some cases, a special servicer appointed as of the date of the pooling and servicing agreement. A pooling and servicing agreement that relates to a trust that includes MBS may include a manager as a party, but may not include a master servicer or other servicer as a party. All parties to each pooling and servicing agreement under which certificates of a series are issued will be identified in the related prospectus supplement. An affiliate of the depositor, or the mortgage asset seller or an affiliate thereof, may perform the functions of a special servicer, manager or a master servicer called either a servicer or master servicer. Any party to a pooling and servicing agreement or any affiliate thereof may own certificates issued under that agreement.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each pooling and servicing agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust. The following summaries describe provisions that may appear in a pooling and servicing agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related pooling and servicing agreement that materially differs from the description thereof contained in this prospectus and, if the related trust includes MBS, will summarize all of the material provisions of the related pooling and servicing agreement. These summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement for each series of certificates and the description of those provisions in the related prospectus supplement.

     The depositor will provide a copy of the pooling and servicing agreement, without exhibits, that relates to any series of certificates without charge upon written request of a holder of a certificate of that series addressed to it at its principal executive offices specified under "The Depositor".

     ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of certificates, the depositor will assign, or cause to be assigned, to the designated trustee the mortgage loans to be included in the related trust, together with, to the extent described in the related prospectus supplement, all principal and interest to be received on or for those mortgage loans after the cut-off date, other than principal and interest due on or before the cut-off date. The trustee will, concurrently with that assignment, deliver the certificates to, or at the direction of, the depositor in exchange for the mortgage loans and the other assets to be included in the trust for that series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. The schedule will include detailed information that pertains to each mortgage loan included in the related trust, which information will typically include:

o    the address of the related mortgaged property and type of property;

o the mortgage rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information;

o    the original and remaining term to maturity;

o    the original amortization term; and

o    the original and outstanding principal balance.

     In addition, to the extent provided in the related prospectus supplement, the depositor will, as to each mortgage loan to be included in a trust, deliver, or cause to be delivered, to the related trustee or to a custodian appointed by the trustee:

o the mortgage note endorsed, without recourse, either in blank or to the order of the trustee or its nominee, the mortgage with evidence of recording indicated thereon, except for any mortgage not returned from the public recording office;

o an assignment, which may be a blanket assignment covering mortgages on mortgaged properties located in the same county if permitted by law, of the mortgage in blank or to the trustee or its nominee in recordable form, together with any intervening assignments of the mortgage with evidence of recording thereon, except for any assignment not returned from the public recording office; and

o if applicable, any riders or modifications to the mortgage note and mortgage, together with other documents at the times provided in the related pooling and servicing agreement.

     A trust may include mortgage loans where the original mortgage note is not delivered to the trustee if the depositor delivers, or causes to be delivered, to the related trustee or custodian a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. In addition, if the depositor cannot deliver, for any mortgage loan, the mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related pooling and servicing agreement because of a delay caused by the public recording office, the depositor will deliver, or cause to be delivered, to the related trustee or custodian a true and correct photocopy of the mortgage or assignment as submitted for recording. The depositor will deliver, or cause to be delivered to the related trustee or custodian the mortgage or assignment with evidence of recording after receipt from the public recording office. If the depositor cannot deliver, for any mortgage loan, the mortgage or any intervening assignment with evidence of recording concurrently with the execution and delivery of the related pooling and servicing agreement because the mortgage or assignment has been lost, the depositor will deliver, or cause to be delivered, to the related trustee or custodian a true and correct photocopy of that mortgage or assignment with evidence of recording.

     As specified in the related prospectus supplement, assignments of mortgage to the trustee or its nominee will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the trustee, the recording is not required to protect the trustee's interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the mortgage loan.


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

     The trustee or a custodian appointed by the trustee for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt, and the trustee or custodian will hold those documents in trust for the benefit of the certificateholders of that series. Unless we tell you otherwise in the related prospectus supplement, if any mortgage loan document is found to be missing or defective, and the omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee or custodian will be required to notify the master servicer and the depositor, and one of them will be required to notify the relevant mortgage asset seller. If the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of the notice, then, except as otherwise specified below or in the related prospectus supplement, the mortgage asset seller will be obligated to repurchase the related mortgage loan from the trustee.

     If so provided in the prospectus supplement for a series of certificates, a mortgage asset seller, instead of repurchasing a mortgage loan for which there is missing or defective loan documentation, will have the option, exercisable upon specific conditions or within a specified period after initial issuance of the series of certificates, to replace that mortgage loan with one or more other mortgage loans. Any replacement of a mortgage loan must comply with standards that will be described in the prospectus supplement. This repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective mortgage asset documentation when the related prospectus supplement provides for additional remedies. Neither the depositor nor, unless it is the mortgage asset seller, the master servicer will be obligated to purchase or replace a mortgage loan if a mortgage asset seller defaults on its obligation to do so.

     The trustee will be authorized at any time to appoint one or more custodians under a custodial agreement to hold title to the mortgage loans in any trust and to maintain possession and review the documents relating to those mortgage loans as the agent of the trustee. The identity of any custodian to be appointed on the date of initial issuance of the certificates will be provided in the related prospectus supplement. Any custodian may be an affiliate of the depositor or the master servicer.

     REPRESENTATIONS AND WARRANTIES; REPURCHASES

     To the extent provided in the prospectus supplement for a series of certificates, the depositor will, for each mortgage loan in the related trust, make or assign, or cause to be made or assigned, representations and warranties made by a warranting party covering, for example:

o the accuracy of the information for the mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related pooling and servicing agreement;

o the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage;

o the warranting party's title to the mortgage loan and the authority of the warranting party to sell the mortgage loan; and

o    the payment status of the mortgage loan.


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

     It is expected that in most cases the warranting party will be the mortgage asset seller; however, the warranting party may also be an affiliate of the mortgage asset seller, the depositor or an affiliate of the depositor, the master servicer, a special servicer or another person acceptable to the depositor. The warranting party, if other than the mortgage asset seller, will be identified in the related prospectus supplement.

     If provided in the related prospectus supplement, the master servicer or the trustee or both will be required to notify promptly any warranting party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders of the related series. If the warranting party cannot cure the breach within a specified period following the date on which it was notified of the breach, then, if provided in the related prospectus supplement, it will be obligated to repurchase the mortgage loan from the trustee at the applicable Purchase Price.

     If provided in the related prospectus supplement, a warranting party, instead of repurchasing a mortgage loan for which a breach has occurred, will have the option to replace the mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. This option will be exercisable upon the conditions and within the time period specified in the related prospectus supplement. This repurchase or substitution obligation will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a warranting party unless the related prospectus supplement provides for additional remedies. Unless it is the warranting party, neither the depositor nor the master servicer will be obligated to purchase or replace a mortgage loan if a warranting party defaults on its obligation to do so.

     Representations and warranties may be made in respect of a mortgage loan as of a date before the date upon which the related series of certificates is issued, and therefore may not address events that may occur following the date as of which they were made. The date as of which the representations and warranties regarding the mortgage loans in any trust were made will be specified in the related prospectus supplement.

     COLLECTION AND OTHER SERVICING PROCEDURES

     As more specifically described in the related prospectus supplement, the master servicer for any mortgage pool, directly or through sub-servicers, will be obligated under the related pooling and servicing agreement to service and administer the mortgage loans in that mortgage pool. The master servicer will act for the benefit of the related certificateholders, in accordance with applicable law and with the terms of the pooling and servicing agreement, the mortgage loans and any instrument of credit support included in the related trust. Subject to these servicing obligations, the master servicer will have full power and authority to do any and all things in connection with the servicing and administration that it may deem necessary and desirable.

     As part of its servicing duties, a master servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the mortgage loans that it services and will be obligated to follow the collection procedures as it would follow for mortgage loans that are comparable to the mortgage loans and held for its own account. These procedures must be consistent with the terms of the related pooling and servicing agreement and not impair recovery under any instrument of credit support included in the related trust. Consistent with these servicing obligations, the master servicer will be permitted to waive any prepayment premium, late payment charge or other charge in connection with any mortgage loan to the extent provided in the related prospectus supplement.

     Under a pooling and servicing agreement, a master servicer or special servicer will be granted discretion to extend relief to mortgagors whose payments become delinquent. To the extent provided in the related prospectus supplement, if a material default occurs or a payment default is reasonably foreseeable on a mortgage loan, the master servicer or special servicer will be permitted, subject to any specific limitations provided in the related pooling and servicing agreement and described in the related prospectus supplement, to modify, waive or amend any term of the mortgage loan. These modifications, waivers or amendments may include deferring payments, extending the stated maturity date or otherwise adjusting the payment schedule. Each modification, waiver or amendment must be reasonably likely to produce a greater recovery on the mortgage loan on a present value basis than would liquidation and will not adversely affect the coverage under any applicable instrument of credit support.

     A mortgagor's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related mortgaged property. In general, the master servicer will be required:

o    to monitor any mortgage loan that is in default;

o evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property;

o initiate corrective action in cooperation with the mortgagor if cure is likely;

o    inspect the related mortgaged property; and

o    take other actions as it deems necessary and appropriate.

     A significant period of time may elapse before the master servicer is able to assess the success of any corrective action or the need for additional initiatives. The time within which the master servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose or accept a deed to a mortgaged property in lieu of foreclosure on behalf of the certificateholders of the related series may vary considerably. The variation will depend on the particular mortgage loan, the mortgaged property, the mortgagor, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a mortgagor files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the mortgage loan or to foreclose on the related mortgaged property for a considerable period of time. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. The master servicer may approve a request if it has determined, exercising its business judgment in the same manner as it would if it were the owner of the related mortgage loan, that the approval will not adversely affect the security for, or the timely and full collectibility of, the related mortgage loan. The master servicer will not approve a request if a REMIC election has been made and the request would, in the opinion of independent counsel, result in the imposition of a tax on the trust or cause the trust or any designated portion thereof to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Any fee collected by the master servicer for processing the request will be retained by the master servicer as additional servicing compensation.

     For mortgage loans secured by junior liens on the related mortgaged properties, to the extent provided in the related prospectus supplement, the master servicer will be required to file, or cause to be filed, of record a request for notice of any action by a superior lienholder under the senior lien for the protection of the related trustee's interest. This request for notice will be filed where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings to foreclose the junior lienholder's equity of redemption. To the extent provided in the related prospectus supplement, the master servicer also will be required to notify any superior lienholder in writing of the existence of the mortgage loan and request notification of any action described below to be taken against the mortgagor or the mortgaged property by the superior lienholder. If the master servicer is notified that any superior lienholder:

o has accelerated or intends to accelerate the obligations secured by the related senior lien;

o has declared or intends to declare a default under the mortgage or the promissory note secured thereby; or

o has filed or intends to file an election to have the related mortgaged property sold or foreclosed,

then, to the extent provided in the related prospectus supplement, the master servicer will be required to take, on behalf of the related trust, whatever actions are necessary to protect the interests of the related certificateholders or to preserve the security of the related mortgage loan or both, subject to the application of the REMIC provisions.

     Unless we tell you otherwise in the related prospectus supplement, the master servicer will be required to advance the necessary funds to cure the default or reinstate the senior lien, if the advance is in the best interests of the related certificateholders and the master servicer determines the advances are recoverable out of payments on or proceeds of the related mortgage loan.

     The master servicer for any trust, directly or through sub-servicers, will also be required to perform various other customary functions of a servicer of mortgage loans, including:

o maintaining escrow or impound accounts, if required under the related pooling and servicing agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

o    attempting to collect delinquent payments;

o    supervising foreclosures;

o    negotiating modifications;

o conducting property inspections on a periodic or other basis; managing or overseeing the management of REO properties or mortgaged properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

o    maintaining servicing records relating to the mortgage loans.

To the extent provided in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See "Description of Credit Support."

     SUB-SERVICERS

     A master servicer may delegate its servicing obligations in respect of the mortgage loans it services to one or more third-party sub-servicers. To the extent specified in the related prospectus supplement, the master servicer will remain obligated under the related pooling and servicing agreement. A sub-servicer for any series of certificates may be an affiliate of the depositor or master servicer. To the extent specified in the related prospectus supplement, each sub-servicing agreement between a master servicer and a sub-servicer will provide for servicing of the applicable mortgage loans consistent with the related pooling and servicing agreement. A master servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers the removal to be in the best interests of certificateholders.

     Unless otherwise provided in the related prospectus supplement, a master servicer will be solely liable for all fees owed by it to any sub-servicer, even if the master servicer's compensation under the related pooling and servicing agreement is insufficient to pay those fees. Each sub-servicer will be reimbursed by the master servicer that retained it for expenditures which it makes, to the same extent the master servicer would be reimbursed under a pooling and servicing agreement. See "--Certificate Account" and "--Servicing Compensation and Payment of Expenses."

     SPECIAL SERVICERS

     One or more special servicers may be a party to the related pooling and servicing agreement or may be appointed by the master servicer or another specified party. A special servicer for any series of certificates may be an affiliate of the depositor or the master servicer and may hold, or be affiliated with the holder of, subordinate certificates of the series. A special servicer may be entitled to any of the rights, and subject to any of the obligations, described in this prospectus for a master servicer. In general, a special servicer's duties will relate to defaulted mortgage loans, including instituting foreclosures and negotiating work-outs. The related prospectus supplement will describe the rights, obligations and compensation of any special servicer for a particular series of


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

certificates. The master servicer will be liable for the performance of a special servicer only if, and to the extent, provided in the related prospectus supplement. The master servicer may be appointed the special servicer.

     CERTIFICATE ACCOUNT

     For each trust that includes mortgage loans, the master servicer, the trustee or a special servicer will establish and maintain a certificate account that will comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A certificate account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held in the account may be invested pending each succeeding distribution date in permitted investments consisting of United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series. To the extent provided in the related prospectus supplement, any interest or other income earned on funds in a certificate account will be paid to the related master servicer, trustee or special servicer, if any, as additional compensation. A certificate account may be maintained with the related master servicer, special servicer or mortgage asset seller or with a depository institution that is an affiliate of any of them or of the depositor if the account complies with applicable rating agency standards. If permitted by each applicable rating agency, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and other funds representing payments on mortgage loans owned by the related master servicer or special servicer, or serviced by either of them on behalf of others.

     Deposits.

     To the extent described in the related prospectus supplement, the following payments and collections received or made by the master servicer, the trustee or any special servicer after the cut-off date, other than payments due on or before the cut-off date, are to be deposited in the certificate account for each trust that includes mortgage loans. Each deposit will be made within a specified period following receipt:

(1) all payments of principal, including principal prepayments, on the mortgage loans;

(2) all payments of interest on the mortgage loans, including any default interest collected, in each case net of any portion retained by the master servicer or any special servicer as its servicing compensation or as compensation to the trustee;

(3) all insurance proceeds received under any hazard, title or other insurance policy that provides coverage for a mortgaged property or the related mortgage loan, other than proceeds applied to the restoration of the property or released to the related borrower;

(4) all condemnation proceeds received in connection with the condemnation or other governmental taking of all or any portion of a mortgaged property, other than proceeds applied to the restoration of the property or released to the related borrower;

(5) any other amounts disposition proceeds received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise;


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

(6) together with the net operating income, less reasonable reserves for future expenses, derived from the operation of any mortgaged properties acquired by the trust through foreclosure or otherwise;

(7) any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates;

(8) any advances made for delinquent scheduled payments of principal and interest on the mortgage loans;

(9)   any amounts paid under any cash flow agreement;

(10) all proceeds of the purchase of any mortgage loan, or REO property by the depositor, any mortgage asset seller or any other specified person as described under "--Assignment of Mortgage Loans; Repurchases" and "--Representations and Warranties; Repurchases," all proceeds of the purchase of any defaulted mortgage loan as described under "--Realization Upon Defaulted Mortgage Loans," and all proceeds of any mortgage asset purchased as described under "Description of the Certificates--Termination; Retirement of Certificates", together with insurance proceeds, condemnation proceeds and disposition proceeds, liquidation proceeds;

(11) to the extent that any item does not constitute additional servicing compensation to the master servicer or a special servicer and is not otherwise retained by the depositor or another specified person, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or equity participations for the mortgage loans;

(12) all payments required to be deposited in the certificate account for any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies";

(13) any amount required to be deposited by the master servicer or the trustee to cover losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

(14) any other amounts required to be deposited in the certificate account as described in the related prospectus supplement.

     Withdrawals.

     To the extent described in the related prospectus supplement, a master servicer, trustee or special servicer may make withdrawals from the certificate account for a trust that includes mortgage loans for any of the following purposes:

o     to make distributions to the certificateholders on each distribution date;

o to pay the master servicer or a special servicer any servicing fees out of payments and other collections of interest on the particular mortgage loans on which those fees were earned;

o to pay costs and expenses incurred by the trust for environmental site assessments performed for mortgaged properties that constitute security for defaulted mortgage


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

     loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on those mortgaged properties, as described under "--Realization Upon Defaulted Mortgage Loans";

o to reimburse the master servicer, the depositor, the trustee, or any of their respective directors, officers, employees and agents for specified expenses, costs and liabilities incurred by them, as described under "--Matters Regarding the Master Servicer and the Depositor" and "--Matters Regarding the Trustee";

o to the extent described in the related prospectus supplement, to pay the fees of the trustee and any provider of credit support;

o to the extent described in the related prospectus supplement, to reimburse prior draws on any form of credit support;

o to pay the master servicer, a special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the certificate account as additional compensation;

o to pay any servicing expenses not otherwise required to be advanced by the master servicer, a special servicer or any other specified person;

o if one or more elections have been made to treat the trust or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust or its assets or transactions, as described under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes;"

o to pay the cost of various opinions of counsel obtained under the related pooling and servicing agreement for the benefit of certificateholders;

o to make any other withdrawals described in the related prospectus supplement; and

o to clear and terminate the certificate account upon the termination of the trust.

     To the extent provided in the related prospectus supplement, withdrawals from the certificate account can also be made to reimburse the master servicer, a special servicer or any other specified person for unreimbursed advances of delinquent scheduled payments of principal and interest made by it, and specified unreimbursed servicing expenses incurred by it, for mortgage loans in the trust and REO properties. This reimbursement is available from amounts that represent late payments and liquidation proceeds on the particular mortgage loans on which advances were made, and net income collected on any REO properties for which the advances were made or the expenses were incurred. Reimbursements of advances can also be made from amounts drawn under any form of credit support. If in the judgment of the person making the advance, those advances or expenses or both will not be recoverable from those amounts, the reimbursement will be available from amounts collected on other mortgage loans in the same trust or to the extent described in the related prospectus supplement, only from that portion of amounts collected on those other mortgage loans that is otherwise distributable on one or more classes of subordinate certificates of the related series.

     To the extent described in the related prospectus supplement, withdrawals can also be made to pay the master servicer, a special servicer or any other specified person interest accrued on these advances and servicing expenses while they remain outstanding and unreimbursed.


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

     REALIZATION UPON DEFAULTED MORTGAGE LOANS

     If a default on a mortgage loan has occurred or, in the master servicer's judgment, a payment default is imminent, the master servicer, on behalf of the trustee, may at any time

o    institute foreclosure proceedings,

o    exercise any power of sale contained in the related mortgage,

o    obtain a deed in lieu of foreclosure, or

o otherwise acquire title to the related mortgaged property, by operation of law or otherwise.

     Except to the extent specified in the related prospectus supplement, unless the master servicer has previously received a report prepared by a person who regularly conducts environmental audits, the master servicer may not acquire title to any mortgaged property or take any other action relating to any mortgaged property that would cause the trustee, for the benefit of the related series of certificateholders, or any other specified person to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of the mortgaged property within the meaning of federal environmental laws. The environmental report will be an expense of the trust, and the report must indicate that either:

(1) (A) the mortgaged property is in compliance with applicable environmental laws and regulations and (B) there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

(2) the master servicer, based solely, as to environmental matters and related costs, on the information provided in the report, determines that taking actions as are necessary to bring the mortgaged property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (1)(B) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking the actions. See "Legal Aspects of Mortgage Loans--Environmental Considerations."

     A pooling and servicing agreement may grant to any or all of the master servicer, a special servicer, a provider of credit support and the holder or holders of classes of the related series of certificates a right of first refusal to purchase from the trust, at a predetermined Purchase Price any mortgage loan on which a specified number of scheduled payments are delinquent. The predetermined Purchase Price will be specified on the prospectus supplement if it is insufficient to fully cover all amounts due on the related mortgage loan. In addition, to the extent provided in the related prospectus supplement, the master servicer may offer to sell any defaulted mortgage loan if the master servicer determines, consistent with its normal servicing procedures, that a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related mortgaged property. If the master servicer does not sell the mortgage loan, it will proceed against the related mortgaged property, subject to the discussion below.


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

     If title to any mortgaged property is acquired by a trust as to which a REMIC election has been made, the master servicer, on behalf of the trust, will be required to sell the mortgaged property within three full years after the taxable year of acquisition or within another period specified in the related prospectus supplement, unless:

o    the IRS grants an extension of time to sell the property or

o the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust for longer than that period will not result in the imposition of a tax on the trust or cause the trust, or any designated portion thereof, to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding.

     Subject to this and any other tax-related limitations, the master servicer will generally be required to attempt to sell any REO property on the same terms and conditions it would if it were the owner. To the extent provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust as to which a REMIC election has been made, the master servicer will also be required to ensure that the mortgaged property is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times, that the sale of the property does not result in the receipt by the trust of any income from non-permitted assets as described in Code Section 860F(a)(2)(B), and that the trust does not derive any "net income from foreclosure property" within the meaning of Code Section 860G(c)(2), for the property. If the trust acquires title to any mortgaged property, the master servicer, on behalf of the trust, may retain an independent contractor to manage and operate the property. The retention of an independent contractor, however, will not relieve the master servicer of its obligation to manage the mortgaged property as required under the related pooling and servicing agreement.

     If liquidation proceeds collected on a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued on that mortgage loan plus the aggregate amount of reimbursable expenses incurred by the master servicer related to that mortgage loan, then the trust will realize a loss in the amount of the shortfall to the extent that the shortfall is not covered by any instrument or fund constituting credit support. The master servicer will be entitled to reimbursement from the liquidation proceeds recovered on any defaulted mortgage loan, of any:

o    amounts that represent unpaid servicing compensation for the mortgage loan,

o    unreimbursed servicing expenses incurred on the mortgage loan, and

o    any unreimbursed advances of delinquent payments made on the mortgage loan.

     The master servicer will be entitled to receive these reimbursements before any distributions of liquidation proceeds are made to certificateholders. In addition, if provided in the related prospectus supplement, amounts otherwise distributable on the certificates may be further reduced by interest payable to the master servicer on any servicing expenses and advances.

     If any mortgaged property suffers damage and the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the master servicer will not be required to expend its own funds to restore the property unless, and to the extent not otherwise provided in the related prospectus supplement, it determines that:

o the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses, and

o the expenses will be recoverable by it from related insurance proceeds, condemnation proceeds, liquidation proceeds or amounts drawn on any instrument or fund constituting credit support.

     HAZARD INSURANCE POLICIES

     Unless we tell you otherwise in the related prospectus supplement, each pooling and servicing agreement will require the master servicer to use reasonable efforts to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for the coverage as is required under the related mortgage if the mortgage permits the holder of the mortgage to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, the coverage as is consistent with the master servicer's normal servicing procedures. The coverage will typically be in an amount equal to the lesser of the principal balance owing on the mortgage loan and the replacement cost of the related mortgaged property.

     The ability of a master servicer to assure that insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any insurance policy and upon whether information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer under any insurance policy covering the mortgaged property, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower consistent with the master servicer's normal servicing procedures or the terms and conditions of the related mortgage and mortgage note, will be deposited in the related certificate account.

     The pooling and servicing agreement may provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in a trust. If the blanket policy contains a deductible clause, the master servicer will be required, if a casualty covered by the blanket policy occurs, to deposit in the related certificate account all additional sums that would have been deposited in that account under an individual policy but were not because of the deductible clause.

     The standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the mortgaged properties will be underwritten by different insurers under different state laws and different applicable state forms, policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin and domestic animals. As a result, a mortgaged property may not be insured for losses arising from any of these causes unless the related mortgage specifically requires, or permits the holder thereof to require, that coverage.



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

     The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage of typically 80% to 90% of the full replacement value of the improvements on the property to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the clauses typically provide that the insurer's liability if there is a partial loss does not exceed the lesser of:

o    the replacement cost of the improvements less physical depreciation; and

o the proportion of the loss that the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

     DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender's consent. Some of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer will determine whether to exercise any right the trustee may have under any due-on-sale provision in a manner consistent with the master servicer's normal servicing procedures. To the extent provided in the related prospectus supplement, the master servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See "Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance."

     SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     As described in the related prospectus supplement, a master servicer's primary servicing compensation for a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust. Because this compensation is based on a percentage of the principal balance of each mortgage loan outstanding from time to time, it will decrease with the amortization of the mortgage loans.

     A master servicer's compensation may also include:

o an additional specified portion of the interest payments on each defaulted mortgage loan serviced by the master servicer;

o a fixed percentage of some or all of the collections and proceeds received on any defaulted mortgage loan for which it negotiated a work-out or that it liquidated; and

o    any other amounts specified in the related prospectus supplement.

     To the extent provided in the related prospectus supplement, the master servicer may retain, as additional compensation, all or a portion of late payment charges, prepayment premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the master servicer's compensation as its sub-servicing compensation.


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

     In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation specified expenses incurred in the administration of the related trust, including:

o    payment of the fees and disbursements of independent accountants,

o    payment of fees and disbursements of the trustee and any custodians, and

o payment of expenses incurred related to distributions and delivery of reports to certificateholders.

     Other expenses, including expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on these expenses at the rate specified therein, and the fees of any special servicer, may be borne by the trust.

     Servicing advances will be reimbursable from future payments and other collections, including related proceeds, in any event on or in respect of the related mortgage loan or REO property. Servicing advances include customary, reasonable and necessary out-of-pocket costs and expenses incurred by the servicer or a replacement special servicer as a result of the servicing of a mortgage loan after a default, delinquency or other unanticipated event or a mortgage loan on which a default is imminent, or in connection with the administration of any REO property.

     EVIDENCE AS TO COMPLIANCE

     Each pooling and servicing agreement will require that on or before a specified date in each year, beginning the first specified date that is at least a specified number of months after the cut-off date, a firm of independent public accountants will furnish a statement to the related trustee regarding the servicing of the mortgage loans. The statement will be to the effect that, on the basis of an examination by that firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America for the servicing of commercial and multifamily mortgage loans or the Audit Program for Mortgages serviced for FHLMC, the servicing of mortgage loans under the agreements, including the related pooling and servicing agreement, substantially similar to each other was conducted in compliance with the agreements except for significant exceptions or errors in records that, in the opinion of the firm, the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for mortgages serviced for FHLMC requires it to report. In rendering its statement the firm may rely, regarding the matters relating to the direct servicing of mortgage loans by sub-servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for mortgages serviced for FHLMC, rendered within one year of that statement, of firms of independent public accountants for those sub-servicers which also have been the subject of an examination.

     Each pooling and servicing agreement will also provide that, on or before a specified date in each year, beginning the first specified date that is at least a specified number of months after the cut-off date, the master servicer will deliver to the trustee


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

a statement regarding its servicing. The statement will be signed by one or more of its officers and be to the effect that, to the best knowledge of that officer, the master servicer has fulfilled in all material respects its obligations under the pooling and servicing agreement throughout the preceding year. If, however, there has been a material default in the fulfillment of any of its obligations, the statement will specify each known default and the nature and status of the default. The statement may be provided as a single form making the required statements for more than one pooling and servicing agreement.

     If provided in the related prospectus supplement, copies of the annual accountants' statement and the annual statement of officers of a master servicer may be obtained by certificateholders upon written request to the trustee.

     MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     Any master servicer may have other normal business relationships with the depositor or the depositor's affiliates. To the extent provided in the related prospectus supplement, the master servicer for that series will not be permitted to resign from its obligations and duties under the pooling and servicing agreement unless performance of those duties is no longer permissible under applicable law or unless there is a permitted transfer of servicing. No resignation of the master servicer will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the pooling and servicing agreement.

     To the extent provided in the related prospectus supplement, each pooling and servicing agreement will provide that neither the master servicer, the depositor, nor any director, officer, employee or agent of the master servicer or the depositor will be under any liability to the trust or the certificateholders for any action taken or for refraining from taking any action in good faith under the pooling and servicing agreement, or for errors in judgment. No person, however, will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of its obligations and duties.

     To the extent provided in the related prospectus supplement, each pooling and servicing agreement will further provide that the master servicer, the depositor, and any director, officer, employee or agent of the master servicer or the depositor is entitled to indemnification by the trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the pooling and servicing agreement or the related series of certificates, other than any loss, liability or expense related to any specific mortgage loan or mortgage loans. No person, however, will be protected against any loss, liability or expense otherwise reimbursable under the pooling and servicing agreement or any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder.

     In addition, each pooling and servicing agreement will provide that neither the master servicer nor the depositor will be obligated to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective duties under the pooling and servicing agreement and that in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion, undertake


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

an action that it deems necessary or desirable for the rights and duties of the parties to the pooling and servicing agreement and the interests of the certificateholders. The legal expenses and costs of those actions and any resulting liability will be covered by the trust, and the master servicer or the depositor, as the case may be, will be reimbursed out of funds otherwise distributable to certificateholders.

     If provided in the related pooling and servicing agreement, any person into which the master servicer may be merged or consolidated, any person resulting from any merger or consolidation to which the master servicer is a party or any person succeeding to the business of the master servicer will be the successor of the master servicer under the pooling and servicing agreement, provided that:

(1) the person is qualified to service mortgage loans on behalf of Federal National Mortgage Association or FHLMC; and

(2) the merger, consolidation or succession does not adversely affect the then-current ratings of the classes of certificates of the related series that have been rated.

     Notwithstanding the prohibition on its resignation, the master servicer may assign its rights under the pooling and servicing agreement to any person to whom the master servicer is transferring a substantial portion of its mortgage servicing portfolio, provided clauses (1) and (2) above are satisfied. The master servicer will then be released from its obligations under the pooling and servicing agreement, other than liabilities and obligations incurred by it before the time of the assignment.


     EVENTS OF DEFAULT

     If provided in the related prospectus supplement, events of default under the pooling and servicing agreement in respect of a series of certificates, will include:

o failure by the master servicer to make a required deposit to the certificate account or, if the master servicer is so required, to distribute to the holders of any class of certificates of the series any required payment, for 5 or more days after written notice of the failure is given to the master servicer by the trustee or the depositor; or to the master servicer, the depositor and the trustee by the holders of certificates of the class evidencing 25% or more of the aggregate percentage interests of that class;

o failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the pooling and servicing agreement for that series of certificates that continues unremedied for 30 days after written notice of the failure is given to the master servicer by the trustee or the depositor; or to the master servicer, the depositor and the trustee by the holders of any class of certificates of the series evidencing 25% or more of the aggregate percentage interests of that class; and

o specified events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the master servicer and specified actions by the master servicer indicating its insolvency or inability to pay its obligations.


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

     Material variations to the foregoing events of default, other than to add thereto or to make them more restrictive, will be specified in the related prospectus supplement. A default under the terms of any MBS included in any trust will not constitute an event of default under the related pooling and servicing agreement.

     RIGHTS UPON EVENT OF DEFAULT

     As long as an event of default remains unremedied, either the depositor or the trustee may, and at the direction of the holders of certificates evidencing 51% or more of the aggregate undivided interests, or, if so specified in the related prospectus supplement, voting rights, in the related trust, the trustee will, by written notification to the master servicer and to the depositor or the trustee, as applicable, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement covering that trust and in and to the related mortgage loans and the proceeds thereof, other than any rights of the master servicer as certificateholder and other than any rights of the master servicer to payment or reimbursement for previously earned servicing fees and outstanding advances. Then, the trustee or, upon notice to the depositor and with the depositor's consent, its designee will succeed to all responsibilities, duties and liabilities of the master servicer under that pooling and servicing agreement, other than the obligation to purchase mortgage loans, and will be entitled to similar compensation arrangements.

     If the trustee would be obligated, but is unwilling to succeed the master servicer, it may appoint, or if it is unable so to act, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a Federal National Mortgage Association- or FHLMC-approved mortgage servicing institution with a net worth of at least $10,000,000 to act as successor to the master servicer under the pooling and servicing agreement, unless otherwise provided in the pooling and servicing agreement. Pending the appointment, the trustee is obligated to act in that capacity. The trustee and the successor may agree upon the servicing compensation to be paid, which may not be greater than the compensation to the initial master servicer under the pooling and servicing agreement.

     No certificateholder will have any right under a pooling and servicing agreement to institute any proceeding under that pooling and servicing agreement unless:

o the holder previously gave the trustee written notice of default and the continuance thereof; and

o the holders of certificates of any class evidencing 25% or more of the aggregate percentage interests constituting that class have:

     o made written request upon the trustee to institute that proceeding in its own name as trustee;

     o   offered to the trustee reasonable indemnity; and

     o for 60 days after receipt of the request and indemnity, the trustee has neglected or refused to institute the proceeding.

     However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the pooling and servicing agreement or to institute, conduct or


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

defend any litigation under or in relation to it at the request, order or direction of any of the holders of certificates covered by that pooling and servicing agreement, unless those certificateholders have offered to the trustee reasonable security or indemnity against the related costs, expenses and liabilities that may be incurred.

     AMENDMENT

     Each pooling and servicing agreement may be amended by its parties, without the consent of any of the certificateholders covered by that pooling and servicing agreement,

(1)  to cure any ambiguity,

(2) to correct or supplement any provision that may be inconsistent with any other provision in the agreement or to correct any error,

(3) to change the timing, the nature or both, of deposits in the certificate account, provided that:

     o the change would not adversely affect in any material respect the interests of any certificateholder, as evidenced by an opinion of counsel; and

     o the change would not adversely affect the then-current rating of any rated classes of certificates, as evidenced by a letter from each applicable rating agency,

(4) if a REMIC election has been made for the related trust, to modify, eliminate or add to any of its provisions

     o to the extent necessary or desirable to maintain the qualification of the trust as a REMIC or to avoid or minimize the risk of imposition of any tax on the related trust, provided that the trustee has received an opinion of counsel to the effect that:

         o the action is necessary or desirable to maintain the qualification or to avoid or minimize that risk, and

         o the action will not adversely affect in any material respect the interests of any certificateholder covered by the pooling and servicing agreement, or

     o to restrict the transfer of the REMIC residual certificates, provided that:

         o the depositor has determined that the then-current ratings of the classes of the certificates that have been rated will not be adversely affected, as evidenced by a letter from each applicable rating agency, and

         o that the amendment will not give rise to any tax on the transfer of the REMIC residual certificates to a non-permitted transferee,

(5) to make any other provisions as to matters or questions arising under the pooling and servicing agreement or any other change, provided that the action will not adversely affect in any material respect the interests of any certificateholder, or

(6) to amend specified provisions that are not material to holders of any class of offered certificates.

     Unless more specifically described in the related prospectus supplement, the parties to a pooling and servicing agreement may amend it with the consent of the holders of


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

certificates of each class affected thereby evidencing, in each case, 66% or more of the aggregate percentage interests constituting that class. The amendment may be for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of that pooling and servicing agreement or of modifying in any manner the rights of the certificateholders covered by that pooling and servicing agreement, except that the amendment may not:

     o reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans that are required to be distributed on a certificate of any class without the consent of the holder of that certificate; or

     o reduce the percentage of certificates of any class the holders of which are required to consent to the amendment without the consent of the holders of all certificates of that class covered by that pooling and servicing agreement then outstanding.

     Notwithstanding the foregoing, if a REMIC election has been made for the related trust, the trustee will not be required to consent to any amendment to a pooling and servicing agreement without having first received an opinion of counsel to the effect that the amendment or the exercise of any power granted to the master servicer, the depositor, the trustee or any other specified person in accordance with the amendment will not result in the imposition of a tax on the related trust or cause the trust to fail to qualify as a REMIC.

     THE TRUSTEE

     The trustee under each pooling and servicing agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the depositor and its affiliates.

     DUTIES OF THE TRUSTEE

     The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related pooling and servicing agreement, the certificates or any underlying mortgage asset or related document. The trustee will not be accountable for the use or application by or on behalf of any master servicer or special servicer of any funds paid to the master servicer or special servicer in respect of the certificates or the underlying mortgage assets. If no event of default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related pooling and servicing agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related pooling and servicing agreement, a trustee will be required to examine those documents and to determine whether they conform to the requirements of the agreement.


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

     MATTERS REGARDING THE TRUSTEE

     To the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust.

     Unless more specifically described in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the certificate account for that series, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related pooling and servicing agreement. Indemnification, however, will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties under the agreement, or by reason of its reckless disregard of those obligations or duties.

     Unless more specifically described in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related pooling and servicing agreement or perform any of its duties under the agreement either directly or by or through agents or attorneys.

     RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee may resign at any time. The depositor will then be obligated to appoint a successor trustee. The depositor may also remove the trustee and appoint a successor trustee if the trustee ceases to be eligible to continue as trustee under the pooling and servicing agreement or if the trustee becomes insolvent. The holders of certificates evidencing 51% or more of the aggregate undivided interests, or, if so specified in the related prospectus supplement, voting rights, in the related trust may remove the trustee at any time. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.


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

                          DESCRIPTION OF CREDIT SUPPORT

     Credit support may be provided for one or more classes of the certificates of any series, or for the related mortgage assets. Credit support may be in the form of:

o    a letter of credit,

o    the subordination of one or more classes of certificates,

o    the use of a pool insurance policy or guarantee insurance,

o    the establishment of one or more reserve funds,

o another method of credit support described in the related prospectus supplement, or

o    any combination of these.

     To the extent provided in the related prospectus supplement, any of the forms of credit support may provide credit enhancement for one or more classes or series.

     Unless more specifically described in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related pooling and servicing agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are of a type not covered by that credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers the offered certificates of more than one series and losses on the related mortgage assets exceed the amount of the credit support, it is possible that the holders of offered certificates of one or more series will be disproportionately benefited by the credit support to the detriment of the holders of offered certificates of one or more other series.

     If credit support is provided for one or more classes of certificates of a series, or for the related mortgage assets, the related prospectus supplement will include a description of:

o    the nature and amount of coverage under the credit support,

o any conditions to payment thereunder not otherwise described in this prospectus,

o the conditions, if any, under which the amount of coverage under the credit support may be reduced and under which the credit support may be terminated or replaced, and

o    the material provisions relating to the credit support.

     The related prospectus supplement will provide information regarding the obligor, if any, under any instrument of credit support. See "Risk Factors--Credit support is limited."

     SUBORDINATE CERTIFICATES

     One or more classes of certificates of a series may be subordinate to one or more other classes of certificates in entitlement to distributions on the certificates. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate certificates to receive distributions from the certificate account on any


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

distribution date will be subordinated to the corresponding rights of the holders of classes that are senior in entitlement. If so provided in the related prospectus supplement, the subordination of a class may apply only if specific types of losses or shortfalls occur. The related prospectus supplement will provide information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which the subordination will be available.

     If the mortgage assets in any trust are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage assets before distributions on subordinate certificates evidencing interests in a different group of mortgage assets within the trust. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying those provisions.

     INSURANCE OR GUARANTEES FOR MORTGAGE LOANS

     Mortgage loans included in a trust may be covered for some default risks by insurance policies or guarantees. The related prospectus supplement will describe the nature of the default risks and the extent of any coverage.

     LETTER OF CREDIT

     Deficiencies in amounts otherwise payable on certificates in a series or classes may be covered by one or more letters of credit, issued by a bank or other financial institution. Under a letter of credit, the letter of credit bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets on the related cut-off date or of the initial aggregate certificate balance of one or more classes of certificates. The letter of credit may permit draws only if specific types of losses and shortfalls occur. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit bank under the letter of credit for a series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust.

     CERTIFICATE INSURANCE AND SURETY BONDS

     Deficiencies in amounts otherwise payable on certificates in a series or classes may be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, for one or more classes of certificates of the related series, timely distributions of interest or distributions of principal on the basis of a schedule of principal distributions provided in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under any instrument.


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

     RESERVE FUNDS

     Deficiencies in amounts otherwise payable on certificates in a series or classes may be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination thereof will be deposited, in the amounts specified in the related prospectus supplement. The reserve fund for a series may also be funded over time by a specified amount of some collections received on the related mortgage assets.

     Amounts on deposit in any reserve fund for a series will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. Reserve funds may be established to provide protection only against specific types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

     Amounts deposited in any reserve fund may be invested in permitted investments. Unless more specifically described in the related prospectus supplement, any reinvestment income or other gain from those investments will be credited to the related reserve fund for that series, and any loss resulting from those investments will be charged to that reserve fund. However, the income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust unless we tell you otherwise in the related prospectus supplement.

     CREDIT SUPPORT FOR MBS

     Any MBS included in the related trust or the related underlying mortgage loans or both may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each form of credit support, the information indicated above for each type of credit support, to the extent that information is material and available.


                         LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of some legal aspects of loans secured by commercial and multifamily residential properties. Because these legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans, or mortgage loans underlying any MBS, is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust--Mortgage Loans." For purposes of the following discussion, mortgage loan includes a mortgage loan underlying an MBS.

     Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are collectively referred to as mortgages in this prospectus. A


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

mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note.

     The priority of the lien created or interest granted may depend on:

o    the terms of the mortgage,

o the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,

o    the knowledge of the parties to the mortgage, and

o the order of recordation of the mortgage in the appropriate public recording office.

     The lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

     TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor that is the borrower and usually the owner of the subject property and a mortgagee that is the lender. In contrast, a deed of trust is a three-party instrument, among a trustor that is the equivalent of a borrower, a trustee to whom the real property is conveyed, and a beneficiary that is the lender for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and typically with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

     A deed to secure debt typically has two parties, under which the borrower, or grantor, conveys title to the real property to the grantee, or lender, typically with a power of sale, until the debt is repaid. If the borrower is a land trust, there is an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. The land trustee is not personally liable for the mortgage note obligation. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, federal laws and, in some deed of trust transactions, the directions of the beneficiary.

     LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases and may be accompanied by a separate assignment of rents and leases, under which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the lender, retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property or obtain a court-appointed receiver or both before becoming entitled to collect the rents.


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     In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code; in cases where hotels or motels constitute loan security, the rates are usually pledged by the borrower as additional security for the loan. In general, the lender must file financing statements to perfect its security interest in the room rates and must file continuation statements, usually every five years, to maintain perfection of the security interest. Mortgage loans secured by hotels or motels may be included in a trust even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. Even if the lender's security interest in room rates is perfected under applicable non-bankruptcy law, it will usually be required to commence a foreclosure action or otherwise take possession of the property to enforce its rights to collect the room rates following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room rates, but those room rates, in light of revisions to the Bankruptcy Code which are effective for all bankruptcy cases commenced on or after October 22, 1994, constitute cash collateral and therefore cannot be used by the bankruptcy debtor without a hearing or lender's consent and unless the lender's interest in the room rates is given adequate protection. Adequate protection may take the form of cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the debtor proposes to use, or other similar relief. See "--Bankruptcy Laws."

     PERSONALTY

     In the case of some types of mortgaged properties, such as hotels, motels and nursing homes, personal property, to the extent owned by the borrower and not previously pledged, may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender usually must file UCC financing statements to perfect its security interest therein, and must file continuation statements, usually every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in a trust even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

     FORECLOSURE

     Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure under a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.


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

     Judicial Foreclosure.

     A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Typically, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court typically issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Sales are made in accordance with procedures that vary from state to state.

     Equitable and Other Limitations on Enforceability of Provisions.

     United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     In addition, some states may have statutory protection such as the right of the borrower to reinstate mortgage loans after commencement of foreclosure proceedings but before a foreclosure sale.

     Non-Judicial Foreclosure/Power of Sale.

     In states permitting non-judicial foreclosure proceedings, foreclosure of a deed of trust is typically accomplished by a non-judicial trustee's sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a non-judicial public sale to be conducted typically following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, before the sale, the trustee under the deed of


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trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Typically, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale.

     A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower's debt will be extinguished, or for a lesser amount to preserve its right to seek a deficiency judgment if it is available under state law and under the terms of the mortgage loan documents. The mortgage loans, however, are expected to be non-recourse. See "Risk Factors--Investment in commercial and multifamily mortgage loans is riskier than investment in single-family mortgage loans."

     Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs as are necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause


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contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption.

     The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their equity of redemption. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law, non-statutory right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale under a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation.

     Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments


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that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

     Leasehold Considerations.

     Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains other protective provisions typically included in a mortgageable ground lease. Some mortgage loans, however, may be secured by ground leases which do not contain these provisions.

     Cross-Collateralization.

     Mortgage loans may be secured by more than one mortgage covering properties located in more than one state. Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under a cross-collateralized mortgage loan to foreclose on the related mortgages in a particular order rather than simultaneously to ensure that the lien of the mortgages is not impaired or released.

     BANKRUPTCY LAWS

     Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the Bankruptcy Code, if specific substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under some circumstances. For example, the outstanding amount of the loan may be reduced to the then-current value of the property, with a corresponding partial reduction of the amount of lender's security interest, under a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between that value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, by means of a reduction in the rate of interest or an alteration of the repayment schedule or both, with or without affecting the unpaid principal


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balance of the loan, or by an extension, or shortening, of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearage over a number of years. Also, a bankruptcy court may permit a debtor, through its rehabilitative plan, to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure before the filing of the debtor's petition.

     Federal bankruptcy law may also have the effect of interfering with or affecting the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents. Recent amendments to the Bankruptcy Code, however, may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted previously in the section entitled "--Leases and Rents," the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver before activation of the assignment of rents.

     If a borrower's ability to make payment on a mortgage loan is dependent on its receipt of rent payments under a lease of the related property, that ability may be impaired by the commencement of a bankruptcy case relating to a lessee under the lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred before the filing of the lessee's petition. In addition, the Bankruptcy Code provides that a trustee or debtor-in-possession may, subject to approval of the court,

o    assume the lease and retain it or assign it to a third party, or

o    reject the lease.

     If the lease is assumed, the trustee or debtor-in-possession, or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. These remedies may be insufficient, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the lessor will be treated as an unsecured creditor as to its claim for damages for termination of the lease. The Bankruptcy Code also limits a lessor's damages for lease rejection to the rent reserved by the lease, without regard to acceleration, for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease.

     Under federal and most state fraudulent conveyance statutes, a lien granted by a borrower to secure repayment of another borrower's mortgage loan could be voided if a court were to determine that:

o the borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, or was left with inadequate capital or was unable to pay its debts as they matured; and


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o    when it allowed its mortgaged property to be encumbered by a lien securing the entire indebtedness represented by the other mortgage loan, the borrower did not receive fair consideration or reasonably equivalent value in return.

     ENVIRONMENTAL CONSIDERATIONS

     A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. A lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     Superlien Laws.

     Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to a "superlien."

     CERCLA.

     The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 or CERCLA, imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the mortgaged property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator," however, is a person "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest." This is the so called "secured creditor exemption."

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 or the Act amended, among other things, the provisions of CERCLA for lender liability and the secured creditor exemption. The Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or


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assumes day-to-day management of all operational functions of the mortgaged property. The Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     Other Federal and State Laws.

     Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act or RCRA.

     In addition, the definition of "hazardous substances" under CERCLA specifically excludes petroleum products. Subtitle I of RCRA governs underground petroleum storage tanks. Under the Act the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination before transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action, for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property, related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in those cases, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Additional Considerations.

     The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that those costs could become a liability of the trust and result in a loss to certificateholders.

     To reduce the likelihood of a loss, unless we tell you otherwise in the related prospectus supplement, the pooling and servicing agreement will provide that the master servicer, acting on behalf of the trustee, may not acquire title to a mortgaged property or take over its operation unless the master servicer, based solely, as to environmental matters, on a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so, as described under "The Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage Loans."


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     If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. Disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

     Environmental Site Assessments.

     In most cases, an environmental site assessment of each mortgaged property will have been performed in connection with the origination of the related mortgage loan or at some time before the issuance of the related certificates. Environmental site assessments, however, vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

     DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Some of the mortgage loans may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce those clauses in many states. However, the Garn-St Germain depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to some limitations as provided in the Garn Act and the regulations promulgated thereunder. Accordingly, a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a due-on-sale provision upon transfer of an interest in the property, without regard to the master servicer's ability to demonstrate that a sale threatens its legitimate security interest.

     SUBORDINATE FINANCING

     The terms of some of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior


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lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on either or both of the senior loan and any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

     DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties or both. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

     APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations do not apply to some types of residential, including multifamily, first mortgage loans originated by specified lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits or to limit discount points or other charges or both.

     No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will, if originated after that rejection or adoption, be eligible for inclusion in a trust unless:

o the mortgage loan provides for the interest rate, discount points and charges as are permitted in that state, or

o the mortgage loan provides that its terms are to be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

     SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after


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origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

     Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on affected mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless we tell you otherwise in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under some circumstances, during an additional three month period thereafter.



















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                         FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the material federal income tax consequences of the purchase, ownership and disposition of offered certificates. The summary is based on current provisions of the Internal Revenue Code of 1986, called the Code, as well as Treasury regulations and administrative and judicial rulings and practice. The current tax laws and regulations, rulings and court decisions may be changed, possibly retroactively. Any of these changes could alter or modify the validity of the statements and conclusions set forth below. This summary does not address all federal income tax matters that may be relevant to particular holders. For example, it does not address all relevant tax consequences to investors subject to special rules under the federal income tax laws, such as

     o    banks,

     o    insurance companies,

     o    tax-exempt organizations,

     o    electing large partnerships,

     o    dealers in securities or currencies,

     o    mutual funds,

     o    REITs,

     o    RICs,

     o    S corporations,

     o    estates and trusts,

     o investors that hold the certificates as part of a hedge, straddle, integrated or conversion transaction, or

     o    holders whose "functional currency" is not the United States dollar.

     Additionally, this summary is addressed only to original purchasers of the certificates who are United States investors, and who hold the certificates as capital assets within the meaning of Section 1221 of the Code. Further, it does not address alternative minimum tax consequences or the indirect effects on the holders of equity interests in an entity that is a beneficial owner of the certificates. We recommend that you consult your own tax advisers about the federal, state, local, or other tax consequences of the purchase, ownership and disposition of the certificates.

     The master servicer or the trustee may elect to have a trust, or a portion of the trust, treated as a "real estate mortgage investment conduit", called a REMIC under Sections 860A through 860G of the Code, referred to in this summary as the REMIC Provisions. Beneficial ownership interests in a trust that has made a REMIC election are referred to in this summary as REMIC certificates, and are divided into regular interests, called REMIC regular certificates and residual interests, called REMIC residual certificates. The prospectus supplement for each series of certificates will indicate whether a REMIC election(s) will be made for the related trust and, if an election is to be made, will identify all regular interests and residual interests in the


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REMIC. If a REMIC election will not be made for a trust, the federal income tax consequences of the purchase, ownership and disposition of the related certificates will be provided in the related prospectus supplement. In the following summary, references to a certificateholder or a holder are to the beneficial owner of a certificate.

     The following discussion applies only to offered certificates. Further, this discussion applies only if the mortgage assets held by a trust consisting solely of mortgage loans. If other mortgage assets, including REMIC certificates and mortgage pass-through certificates, are to be held by a trust, the tax consequences of the inclusion of these assets will be disclosed in the related prospectus supplement. In addition, if cash flow agreements, other than guaranteed investment contracts, are included in a trust, the tax consequences associated with these cash flow agreements also will be disclosed in the related prospectus supplement. See "Description of the Trust--Cash Flow Agreements."

     Additionally, the following discussion is based in part upon the rules governing original issue discount, called "OID", that are provided in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder, called the "OID Regulations," and in part upon the "REMIC Provisions" and the Treasury regulations issued thereunder, called the "REMIC Regulations." The OID Regulations do not adequately address some issues relevant to, and in some instances provide that they are not applicable to, securities like the certificates.

     REMICS

     Classification of REMICs.

     Upon the issuance of each series of REMIC certificates, counsel to the depositor will deliver its opinion that, assuming compliance with all provisions of the related pooling and servicing agreement, the related trust, or each applicable portion of the trust, will qualify as a REMIC and the REMIC certificates issued by the REMIC will be considered to evidence ownership of REMIC regular certificates or REMIC residual certificates in that REMIC within the meaning of the REMIC Provisions.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the requirements for REMIC status during any taxable year, the entity will not be treated as a REMIC for that year or for any following year. If the electing entity is not a REMIC, the entity may be taxable as a corporation under Treasury regulations, and the related REMIC certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief if there is an inadvertent termination of REMIC status, these regulations have not been issued. If relief is provided, it may be accompanied by sanctions, including the imposition of a corporate tax on all or a portion of the trust's income for the period in which the requirements for REMIC status are not satisfied. The pooling and servicing agreement related to each REMIC will include provisions designed to maintain the trust's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust as a REMIC will be inadvertently terminated.

     Tiered REMIC Structures.

     For some series of REMIC Certificates, two or more separate elections may be made to treat portions of the trust as REMICs, called "Tiered REMICs," for federal


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income tax purposes. Upon the issuance of any series of REMIC Certificates representing an interest in a Tiered REMIC, counsel to the depositor will deliver its opinion that, assuming compliance with all provisions of the related pooling and servicing agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC certificates issued by the Tiered REMICs will be considered to evidence ownership of REMIC regular certificates or REMIC residual certificates in the related REMIC within the meaning of the REMIC Provisions.

     Taxation of Owners of REMIC Regular Certificates.

     Except as otherwise stated in this discussion, the certificates of each series that constitute regular interests in a REMIC, called REMIC regular certificates, will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Further, if you are a holder of a REMIC regular certificate, and you otherwise report income under a cash method of accounting, you will be required to report income for REMIC regular certificates under an accrual method.

     Original Issue Discount. Some REMIC regular certificates may be issued with OID, within the meaning of Section 1273(a) of the Code. If you hold REMIC regular certificates issued with OID, you will generally be required to include OID in income as it accrues, under the method described below, in advance of the receipt of the cash on that income. In addition, the Code provides special rules for REMIC regular certificates and other debt instruments issued with OID. Regulations have not been issued under these rules.

     The Code requires that a prepayment assumption be used for mortgage loans held by a REMIC in computing the accrual of OID on REMIC regular certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of the OID to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations. As noted above, those regulations have not been issued. The conference committee report accompanying the Tax Reform Act of 1986, called the committee report, indicates that the regulations will provide that the prepayment assumption used for a REMIC regular certificate must be the same as that used in pricing the initial offering of the REMIC regular certificate. The prepayment assumption used in reporting OID for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

     The OID, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a class of REMIC regular certificates will be the first cash price at which a substantial amount of REMIC regular certificates of that class is sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a class of REMIC regular certificates is sold for cash on or before the date of their initial issuance, the closing date, the issue price for that class will be the fair market value of that class on the closing date. Under


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Code provisions and the OID Regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on the certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually at a single fixed rate, or at a qualified floating rate, an objective rate, a combination of a single fixed rate and one or more qualified floating rates or one qualified inverse floating rate, or a combination of qualified floating rates that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

     In the case of REMIC regular certificates with adjustable interest rates, the determination of the total amount of OID and the timing of the inclusion of that OID will vary according to the characteristics of the REMIC regular certificates. If the OID rules apply to the certificates, the related prospectus supplement will describe the manner in which the OID rules will be applied to those certificates in preparing information returns for the certificateholders and the IRS.

     Some classes of the REMIC regular certificates may provide for the first interest payment on those certificates to be made more than one month after the date of issuance, a longer period than the remaining monthly intervals between interest payments. Assuming the accrual period defined below for OID is each monthly period that ends on a distribution date, in some cases, as a consequence of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as OID. Because interest on REMIC regular certificates must be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

     In addition, if the accrued interest to be paid on the first distribution date is computed for a period that begins before the closing date, a portion of the purchase price paid for a REMIC regular certificate will reflect this accrued interest. If the purchase price includes this accrued interest, information returns provided to you and to the IRS will be based on the position that the portion of the purchase price paid for the interest accrued for periods before the closing date is part of the overall cost of the REMIC regular certificate, and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution date, and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first distribution date should be included in the stated redemption price of the REMIC regular certificate. However, the OID Regulations state that all or some portion of this accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID Regulations and whether this election could be made unilaterally by a certificateholder.

     OID on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC regular certificate multiplied by its weighted average life. The weighted average life of the REMIC regular certificate is computed as the sum of the amounts determined, for payment included in the stated redemption price of the REMIC regular certificate, by multiplying


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o    the number of complete years, rounding down for partial years, from the issue date until the payment is expected to be made, presumably taking into account the prepayment assumption, by

o a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the REMIC regular certificate.

     Under the OID Regulations, OID of only a de minimis amount, other than de minimis OID attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total amount of this de minimis OID and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the REMIC regular certificate. The OID Regulations also permit you to elect to accrue de minimis OID into income currently based on a constant yield method. See "--Market Discount" for a description of this election under the OID Regulations.

     If OID on a REMIC regular certificate is in excess of a de minimis amount, you must include in ordinary gross income the sum of the daily portions of OID for each day during your taxable year that you held the REMIC regular certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of OID will be determined as described in the next two paragraphs.

     As to each accrual period, meaning, unless otherwise stated in the related prospectus supplement, each period that ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, or in the case of the first accrual period, begins on the closing date, a calculation will be made of the portion of the OID that accrued during the accrual period. The portion of OID that accrues in any accrual period will equal the excess, if any, of

o    the sum of

     o the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC regular certificate, if any, in future periods, and

     o the distributions made on the REMIC regular certificate during the accrual period of amounts included in the stated redemption price, over

o the adjusted issue price of the REMIC regular certificate at the beginning of the accrual period.

     The present value of the remaining distributions referred to in the preceding sentence will be calculated:

     o assuming that distributions on the REMIC regular certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption, and

     o using a discount rate equal to the original yield to maturity of the certificate.


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

     For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption. The adjusted issue price of a REMIC regular certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of OID that accrued for the certificate in prior accrual periods, and reduced by the amount of any distributions made on the REMIC regular certificate in prior accrual periods of amounts included in the state redemption price. The OID accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of OID for each day.

     A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, less than its remaining stated redemption price will also be required to include in gross income the daily portions of any OID for the certificate. However, each daily portion will be reduced, if the cost is in excess of its "adjusted issue price," in proportion to the ratio this excess bears to the aggregate OID remaining to be accrued on the REMIC regular certificate. The adjusted issue price of a REMIC regular certificate on any given day equals the sum of:

o the adjusted issue price, or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that day, and

o the daily portions of OID for all days during the accrual period before that day, less

o any payments other than qualified stated interest payments made during the accrual period before that day.

     If the method for computing original issue discount results in a negative amount for any period with respect to a certificateholder, the amount of original issue discount allocable to that period would be zero and the certificateholder will be permitted to offset that negative amount only against future original issue discount (if any) attributable to the certificates.

     Market Discount. If you purchase a REMIC regular certificate at a market discount, meaning, in the case of a REMIC regular certificate issued without OID, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC regular certificate issued with OID, at a purchase price less than its adjusted issue price, you will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under
Section 1276 of the Code you will generally be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis as prescribed in the preceding sentence. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which the election applies. In addition, the OID Regulations permit you to elect to accrue all interest, discount, including de minimis market discount or OID, and premium in income as interest, based on a constant yield method. If this election were made for a REMIC


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

regular certificate with market discount, you would be deemed to have made an election to include market discount in income currently for all other debt instruments having market discount that you acquire during the taxable year of the election or any following year. Similarly, if you made this election for a certificate that is acquired at a premium, you would be deemed to have made an election to amortize bond premium for all debt instruments having amortizable bond premium that you own or acquire. See "--Premium" below. Each of these elections to accrue interest, discount and premium for a certificate on a constant yield method or as interest may not be revoked without the consent of the IRS.

     However, the market discount on a REMIC regular certificate will be considered de minimis for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the REMIC regular certificate multiplied by the number of complete years to maturity after the date of its purchase. Under a similar rule regarding OID on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule would apply for market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the discount would be treated in a manner similar to de minimis OID. See "--Original Issue Discount" above. This treatment may result in the inclusion of discount in income more slowly than discount would be included in income using the method described above.

     Section 1276(b)(3) of the Code authorizes the Treasury Department to issue regulations providing the method for accruing market discount on debt instruments with principal payable in installments. Until regulations are issued, certain rules described in the committee report apply. The committee report indicates that in each accrual period market discount on REMIC regular certificates should accrue, at your option:

o    on the basis of a constant yield method,

o in the case of a REMIC regular certificate issued without OID, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC regular certificate as of the beginning of the accrual period, or

o in the case of a REMIC regular certificate issued with OID, in an amount that bears the same ratio to the total remaining market discount as the OID accrued in the accrual period bears to the total OID remaining on the REMIC regular certificate at the beginning of the accrual period.

     Further, the prepayment assumption used in calculating the accrual of OID is also used in calculating the accrual of market discount. Because the regulations described in this paragraph have not been issued, it is not possible to predict what effect these regulations might have on the tax treatment of a REMIC regular certificate purchased at a discount in the secondary market.

     The effect of these rules on REMIC regular certificates which provide for monthly or other periodic distributions throughout their term may be to require market discount


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

to be included in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were OID. In any event, you will generally be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income equal to the amount of the market discount accrued to the date of disposition under one of the methods described above, less any accrued market discount previously reported as ordinary income.

     Further, under Section 1277 of the Code you may be required to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If you elect to include market discount in income currently as it accrues on all market discount instruments you acquire in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A REMIC regular certificate purchased at a cost, excluding any amount attributable to accrued qualified stated interest, greater than its remaining stated redemption price will be considered to be purchased at a premium. In this event, you may elect under Section 171 of the Code to amortize the premium under the constant yield method over the life of the certificate. If made, the election will apply to all debt instruments with amortizable bond premium that you own or subsequently acquire. Amortizable premium will be treated as an offset to interest income on the related debt instrument, and not as a separate interest deduction. The OID Regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See "--Market Discount" above. The committee report states that the same rules that apply to accrual of market discount, which require use of a prepayment assumption in accruing market discount on REMIC Regular Certificates without regard to whether the certificates have OID, will also apply in amortizing bond premium under Section 171 of the Code.

     Realized Losses. Under Section 166 of the Code, both corporate holders of the REMIC regular certificates and noncorporate holders of the REMIC regular certificates that acquire the certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the mortgage loans. However, it appears that a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until the holder's certificate becomes wholly worthless, i.e., until its outstanding principal balance has been reduced to zero, and that the loss will be characterized as a short-term capital loss.

     Each holder of a REMIC regular certificate will be required to accrue interest and OID for the certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the mortgage loans or the underlying certificates until it can be established that any of these reductions ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the


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

holder of a REMIC regular certificate could exceed the amount of economic income actually realized by the holder in the period. Although the holder of a REMIC regular certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a realized loss, ultimately will not be realized, the law is unclear as to the timing and character of this loss or reduction in income.

     Taxation of Owners of REMIC Residual Certificates.

     The certificates of each series that constitute the residual interests in a REMIC, called REMIC residual certificates, will be subject to tax rules that differ significantly from those that would apply if the REMIC residual certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans or as debt instruments issued by the REMIC.

     As a holder of a REMIC residual certificate, you will generally be required to report your daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that you owned the REMIC residual certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related prospectus supplement. The daily amounts so allocated will then be allocated among the REMIC residual certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC residual certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--Taxable Income of the REMIC" and will be taxable to the REMIC residual certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC residual certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under
Section 469 of the Code on the deductibility of "passive losses."

     If you purchased your REMIC residual certificate from a prior holder of the certificate, you will also be required to report on your federal income tax return amounts representing your daily share of the taxable income, or net loss, of the REMIC for each day that you hold the REMIC residual certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The committee report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a REMIC residual certificateholder that purchased its REMIC residual certificate from a prior holder of the certificate at a price greater than, or less than, the adjusted basis defined below, such REMIC residual certificate would have had in the hands of an original holder of the certificate. The REMIC Regulations, however, do not provide for these modifications.

     Any payments received by you in connection with the acquisition of the REMIC residual certificate will be taken into account in determining your income for federal income tax purposes. Although it appears likely that any of these payments would be


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

includible in income immediately upon its receipt, the IRS might assert that the payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of these payments, holders of REMIC residual certificates should consult their tax advisors concerning the treatment of these payments for income tax purposes.

     The amount of income you will be required to report, or the tax liability associated with this income, may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, you should have other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates or unrelated deductions against which income may be offset, subject to the rules relating to excess inclusions, residual interests without significant value and noneconomic residual interests discussed below. The fact that the tax liability associated with the income allocated to you may exceed the cash distributions received by you for the corresponding period may significantly adversely affect your after-tax rate of return.

     Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the mortgage loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC regular certificates, less the deductions allowed to the REMIC for interest, including OID, and reduced by any premium on issuance, on the REMIC regular certificates, and on any other class of REMIC Certificates constituting regular interests in the REMIC not offered hereby, amortization of any premium on the mortgage loans, bad debt losses on the mortgage loans and, except as described below, for servicing, administrative and other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or, if a class of REMIC certificates is not sold initially, their fair market values. That aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered by this prospectus will be determined in the manner described above under "--Original Issue Discount." The issue price of a REMIC certificate received in exchange for an interest in the mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the master servicer or the trustee may be required to estimate the fair market value of the interests to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income and market discount income on mortgage loans that it holds will be equivalent to the method for accruing OID income for holders of REMIC regular certificates, that is, under the constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include the market discount in income currently, as it accrues, on a constant yield basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing discount income that is analogous to that required to be used by a REMIC holding mortgage loans with market discount.


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

     A mortgage loan will be deemed to have been acquired with discount, or premium, to the extent that the REMIC's basis in the mortgage loan, determined as described in the preceding paragraph, is less than, or greater than, its stated redemption price. Any discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing OID on the REMIC regular certificates. It is anticipated that each REMIC will elect to amortize any premium on the mortgage loans. Premium on any mortgage loan to which an election applies may be amortized under a constant yield method, presumably taking into account a prepayment assumption. Further, an election would not apply to any mortgage loan originated on or before September 27, 1985. Instead, premium on these mortgage loans should be allocated among the principal payments on those loans and be deducted by the REMIC as those payments become due or upon the prepayment of the mortgage loan.

     A REMIC will be allowed deductions for interest, including OID, on the REMIC regular certificates, and including any other class of REMIC certificates constituting regular interests in the REMIC not offered by this prospectus, equal to the deductions that would be allowed if the REMIC regular certificates, including any other class of REMIC certificates constituting regular interests in the REMIC not offered by this prospectus, were indebtedness of the REMIC. OID will be considered to accrue for this purpose as described above under "--Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of REMIC regular certificates, including any other class of REMIC certificates constituting regular interests in the REMIC not offered by this prospectus described in that section will not apply.

     If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, with this excess being called issue premium, the net amount of interest deductions that are allowed the REMIC in each taxable year on the REMIC regular certificates of that class will be reduced by an amount equal to the portion of the issue premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that issue premium would be amortized under a constant yield method in a manner analogous to the method of accruing OID described above under "--Original Issue Discount."

     As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code, which allows these deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income, will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All of these expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of Section 67 of the Code. See "--Possible Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, this excess will be the net loss for the REMIC for that calendar quarter.


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

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC residual certificate will be equal to the amount paid for the REMIC residual certificate, increased by amounts included in your income with respect to a REMIC residual certificate and decreased, but not below zero, by distributions made, and by net losses allocated, to you.

     You will not be allowed to take into account any net loss for any calendar quarter in the amount that the net loss exceeds your adjusted basis in your REMIC residual certificate as of the close of the calendar quarter, determined without regard to the net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate. Your ability to deduct net losses may be subject to additional limitations under the Code. You should consult your tax advisor about these limitations.

     Any distribution on a REMIC residual certificate will be treated as a non-taxable return of capital to the extent it does not exceed your adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds its adjusted basis, it will be treated as gain from the sale of the REMIC residual certificate. You may be entitled to distributions early in the term of a REMIC in which you own certain REMIC residual certificates under circumstances in which your bases in the REMIC residual certificates will not be sufficiently large that the distributions will be treated as non-taxable returns of capital. Your bases in the REMIC residual certificates will initially equal the amount paid for the REMIC residual certificates and will be increased by your allocable shares of taxable income of the REMIC. However, these bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, for which the REMIC taxable income is allocated to you. To the extent your initial bases are less than the distributions to you, and increases in your initial bases either occur after the distributions or, together with your initial bases, are less than the amount of the distributions, gain will be recognized to you on the distributions and will be treated as gain from the sale of your REMIC residual certificates.

     The effect of these rules is that you may not amortize your basis in a REMIC residual certificate, but may only recover your basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of your REMIC residual certificate. See "--Sales of REMIC Certificates" below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder to reflect any difference between the cost of the REMIC residual certificate to the REMIC residual certificateholder and the adjusted basis the REMIC residual certificate would have in the hands of an original holder see "--Taxation of Owners of REMIC Residual Certificates" above.

     Excess Inclusions. Any excess inclusions for a REMIC residual certificate will be subject to federal income tax in all events.

     In general, the excess inclusions for a REMIC residual certificate for any calendar quarter will be the excess, if any, of the daily portions of REMIC taxable income


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

allocable to the REMIC residual certificate over the sum of the daily accruals for each day during the quarter that the REMIC residual certificate was held by you. Your daily accruals will be determined by allocating to each day during a calendar quarter your ratable portion of the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the closing date. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to its issue price increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any distributions on the REMIC residual certificate before the beginning of the quarter. The issue price of a REMIC residual certificate is the initial offering price to the public, excluding bond houses and brokers, at which a substantial amount of the REMIC residual certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. Although it has not done so, the Treasury has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as an excess inclusion if the REMIC residual certificates are considered not to have "significant value."

     For REMIC residual certificateholders, excess inclusions:

o will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

o will be treated as unrelated business taxable income to an otherwise tax-exempt organization, and

o will not be eligible for any rate reduction or exemption under any applicable tax treaty as to the 30% United States withholding tax imposed on distributions to REMIC residual certificateholders that are foreign investors. See, however, "--Foreign Investors in REMIC Certificates" below.

     Additionally, for purposes of the alternative minimum tax, excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and alternative minimum taxable income (which, for this specific purpose is determined without regard to the special rule that taxable income cannot be less than excess inclusions) may not be less than the taxpayer's excess inclusions. The latter rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the tentative minimum tax on excess inclusions.

     In the case of any REMIC residual certificates held by a real estate investment trust, called a REIT, the aggregate excess inclusions for those REMIC residual certificates, reduced, but not below zero, by the REIT taxable income within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain, will be allocated among the shareholders of the REIT in proportion to the dividends received by those shareholders from the REIT, and any amount so allocated will be treated as an excess inclusion on a REMIC residual certificate as if held directly by the shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust and some cooperatives; the REMIC Regulations currently do not address this subject.


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

     Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard the transfer of any "noneconomic residual interest" (described below) for all federal income tax purposes if a significant purpose of the transfer is to impede the assessment or collection of tax. Such a purpose exists if the transferor either knew or should have known (had "improper knowledge") that the transferee would be unwilling or unable to pay the taxes due on its share of the taxable income of the REMIC. If a transfer is disregarded, the transferor would generally be liable for any taxes due on the income from the residual interest, notwithstanding that it is not the owner of the residual interest for any non-tax purpose.

     A residual interest is considered to be noneconomic for this purpose unless at the time of the transfer:

o the present value of the expected future distributions thereon at least equals the product of the present value of anticipated excess inclusions and the highest marginal corporate income tax rate for the year of the transfer, and

o the transferor reasonably expects that, for each anticipated excess inclusion, the transferee will receive distributions from the REMIC at or after the time taxes accrue on the anticipated excess inclusion in an amount sufficient to satisfy the accrued taxes.

     Because the determination of whether a residual interest is noneconomic is made at the time of each transfer, a residual interest that is economic for part of its life can become noneconomic (and thus have restricted transferability) at a later time.

     Under a safe-harbor rule, a taxpayer is presumed not to have improper knowledge if:

o the transferor conducts at the time of the transfer a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, finds that the transferee historically paid its debts as they came due, and finds no significant evidence to indicate that the transferee will not continue to do so,

o the transferee represents to the transferor that it understands that as a holder of the noneconomic residual interest, it may incur tax liabilities in excess of any cash flows on the residual interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due,

o the transferee represents that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable U.S. income tax treaty) of the transferee or another U.S. taxpayer, and

o either the inducement payment to the transferee equals or exceeds a minimum amount established under a formula (the "formula test"), or the transferee satisfies certain asset requirements (the "asset test"), each as discussed below.

     The formula test relating to a minimum inducement payment is met for a transfer of a residual interest if it does not constitute a direct or indirect transfer to a foreign permanent establishment or fixed base (within the meaning of an applicable U.S. income tax treaty) of a domestic transferee, and the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of:


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o    the inducement payment (including the present value of a future payment or payments) to the transferee,

o    the present value of the expected future distributions on the interest, and

o the present value of the expected tax savings associated with holding the interest.

     In applying the formula test, the transferee is assumed to pay tax at the highest marginal corporate tax rate (or, in certain cases, at the alternative minimum tax rate), and present values are computed using a discount rate equal to the any of the published, short-term federal rate for the month of the transfer and the compounding period used by the taxpayer. The regulations does not indicate how expected prepayments and losses are to be taken into account.

     In lieu of meeting the formula test, a transfer of a noneconomic residual interest may still rely on from the safe-harbor presumption if the transferee meets the asset test. The asset test has the following requirements:

o at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the year of transfer, the transferee's gross assets and net assets for financial reporting purposes exceed $100 million and $10 million, respectively, excluding from consideration obligations of certain related persons and any other asset if a principal purpose for holding or acquiring such asset was to permit the transferee to meet the asset test,

o the transferee is a taxable domestic C corporation that makes a written agreement that any subsequent transfer of the interest will be to another eligible corporation in a transaction that is eligible for the safe-harbor presumption, and the transferor does not know or have reason to know that the transferee will not honor those restrictions,

o the transfer must not involve a direct or indirect transfer to a foreign permanent establishment (within the meaning of an applicable income tax treaty) of a domestic corporation, and

o a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer, that the taxes associated with the residual interest will not be paid.

     All transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee. In this regard, the transferor is also required to make a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Before purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate by the purchaser to another purchaser at some future date may be disregarded in accordance with these rules, resulting in the retention of tax liability by the purchaser.


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

     Prospective investors should assume that all Residual Certificates will be treated as noneconomic residual interests unless the related prospectus supplement discloses otherwise; provided, however, that any disclosure that a REMIC residual certificate will not be considered noneconomic will be based upon assumptions, and the depositor will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules. See "--Foreign Investors in REMIC Certificates" below for additional restrictions on transfers of REMIC residual certificates to foreign persons.

     Mark-to-Market Rules. Under mark-to-market provisions, a securities dealer is required to mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, unless the dealer has specifically identified a security as held for investment. The mark-to-market regulations provide that, for purposes of this mark-to-market requirement, a REMIC residual certificate is not treated as a security and thus may not be marked to market.

     Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the REMIC residual certificates of that REMIC. The applicable Treasury regulations indicate, however, that as to a REMIC that is similar to a single class grantor trust, all or a portion of those fees and expenses should be allocated to the holders of the REMIC regular certificates. Unless otherwise stated in the related prospectus supplement, these fees and expenses will be allocated to holders of the REMIC residual certificates in their entirety and not to the holders of the REMIC regular certificates.

     For holders of REMIC residual certificates or REMIC regular certificates that receive an allocation of fees and expenses in accordance with the preceding discussion and that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, an amount equal to the individual's, estate's or trust's share of the fees and expenses will be added to the gross income of the holder, and the individual's, estate's or trust's share of the fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits these deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, itemized deductions are further restricted by other sections of the Code. The amount of additional taxable income reportable by REMIC certificateholders that are subject to the limitations of either Section 67 or other sections of the Code may be substantial. In addition, in determining the alternative minimum taxable income of a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for that holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of those fees and other deductions will be included in the holder's gross income. Accordingly, these REMIC certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Any of these investors should consult with their tax advisors before making an investment in the certificates.


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     Sales of REMIC Certificates. If you sell a REMIC certificate, you will recognize gain or loss equal to the difference between the amount realized on the sale and your adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal your cost for the REMIC regular certificate, increased by income on the REMIC regular certificate reported by you, including original issue discount and market discount income, and reduced, but not below zero, by distributions on the REMIC regular certificate received by you and by any amortized premium. The adjusted basis of a REMIC residual certificate will be determined as described under "--Basis Rules, Net Losses and Distributions." Except as provided in the following four paragraphs, any gain or loss from a sale will be capital gain or loss, provided the REMIC certificate is held as a capital asset within the meaning of Section 1221 of the Code. Generally, you will receive long-term capital gain treatment on the sale of a REMIC regular certificate if you have held the certificate for at least 12 months.

     Gain from the sale of a REMIC regular certificate that might otherwise be capital gain will be treated as ordinary income in the amount by which the gain does not exceed the excess, if any, of the amount that would have been includible in your income with respect to the REMIC regular certificate assuming that income had accrued thereon at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the REMIC regular certificate, over the amount of ordinary income actually includible in your income before the sale. In addition, gain recognized on the sale of a REMIC regular certificate that you purchased at a market discount will be taxable as ordinary income in an amount not exceeding the portion of the discount that accrued during the period you held the REMIC certificate, reduced by any market discount included in income under the rules described above under "--Market Discount" and "--Premium."

     REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section applies will be ordinary income or loss.

     Except as may be provided in Treasury regulations yet to be issued, if you sell and reacquire a REMIC residual certificate, or you acquire any other residual interest in a REMIC (and possibly a FASIT) or any similar interest in a "taxable mortgage pool," as defined in Section 7701(i) of the Code, during the period beginning six months before, and ending six months after, the date of that sale, the sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss you realize on the sale will not be deductible, but instead will be added to your adjusted basis in the newly-acquired asset.

     Prohibited Transactions Tax and Other Taxes. The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" called a prohibited transactions tax. In general, subject to specified exceptions, a prohibited transaction includes the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.


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

     In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property, called a contributions tax. Each pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

     REMICs also are subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to REITs. Net income from foreclosure property generally includes gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a REIT. The pooling and servicing agreement provides that a special servicer shall cause or permit to be earned with respect to any REO property any "net income from foreclosure property" that is subject to tax by reason of the REMIC provisions only if it has determined that the earning of such income on a net after-tax basis could reasonably be expected to result in a greater recovery on behalf of the certificateholders than an alternative method of operation or rental of such property that would not be subject to such a tax.

     Unless otherwise disclosed in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless otherwise stated in the related prospectus supplement, and to the extent permitted by then applicable laws, any prohibited transactions tax, contributions tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related master servicer, special servicer, manager or trustee in any case out of its own funds, provided that person has sufficient assets to do so, and provided further that the tax arises out of a breach of that person's obligations under the related pooling and servicing agreement and in respect of compliance with applicable laws and regulations. Any tax not borne by a master servicer, special servicer, manager or trustee will be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC residual certificate is transferred to a disqualified organization (as defined below), a tax would be imposed in an amount equal to the product of:

o the present value, discounted using the applicable Federal rate, computed and published monthly by the IRS, for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue on the REMIC residual certificate, of the total anticipated excess inclusions for the REMIC residual certificate for periods after the transfer, and

o    the highest marginal federal income tax rate applicable to corporations.

     The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on events that have occurred up to the time of the transfer, the prepayment assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organi-


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

zational documents. If imposed, this tax generally would be imposed on the transferor of the REMIC residual certificate, except that where the transfer is through an agent for a disqualified organization, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for this tax on a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Further, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in the entity are not held by disqualified organizations and information necessary for the application of the tax described in this paragraph will be made available. Restrictions on the transfer of REMIC residual certificates and other provisions intended to meet this requirement will be included in each pooling and servicing agreement, and will be discussed in any prospectus supplement relating to the offering of any REMIC residual certificate.

     In addition, if a pass-through entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

o the amount of excess inclusions on the REMIC residual certificate that are allocable to the interest in the pass-through entity held by the disqualified organization, and

o    the highest marginal federal income tax rate imposed on corporations.

     A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in the pass-through entity furnishes to the pass-through entity the holder's social security number and a statement under penalties of perjury that social security number is that of the record holder or a statement under penalties of perjury that the record holder is not a disqualified organization. Notwithstanding the preceding two sentences, in the case of a REMIC residual certificate held by an "electing large partnership," all interests in such partnership shall be treated as held by disqualified organizations (without regard to whether the record holders of the partnership furnish statements described in the preceding sentence) and the amount that is subject to tax under the preceding paragraph is excluded from the gross income of the partnership allocated to the partners (in lieu of allocating to the partners a deduction for such tax paid by the partners).

     For these purposes, a disqualified organization means:

o the United States, any State or political subdivision of the United States, any foreign government, any international organization, or any agency or instrumentality of the entities just listed, but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation,

o any organization, other than a cooperative described in Section 521 of the Code, that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code, or

o    any organization described in Section 1381(a)(2)(C) of the Code.


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     For these purposes, a pass-through entity means any regulated investment company, REIT, trust, partnership or other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will be treated as a pass-through entity for these purposes.

     Termination. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. If the last distribution on a REMIC residual certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, the REMIC residual certificateholder should, but may not, be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

     Reporting and Other Administrative Matters. For purposes of the administrative provisions of the Code only, the REMIC will be treated as a partnership and REMIC residual certificateholders will be treated as partners. Unless otherwise stated in the related prospectus supplement, the trustee or the master servicer, which generally will hold at least a nominal amount of REMIC residual certificates, will file REMIC federal income tax returns on behalf of the related REMIC, and will be designated as and will act as the tax matters person for the REMIC.

     As the tax matters person, the trustee or the master servicer, subject to notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and on behalf of you for any administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. You will generally be required to report these REMIC items consistently with their treatment on the REMIC's tax return and you may in some circumstances be bound by a settlement agreement between the trustee or the master servicer, as tax matters person, and the IRS concerning any REMIC item. Adjustments made to the REMIC tax return may require you to make corresponding adjustments on your return, and an audit of the REMIC's tax return, or the adjustments resulting from an audit, could result in an audit of your return. No REMIC will be registered as a tax shelter under Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that person and other information.

     Reporting of interest income, including any OID, on any REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC regular interests and the IRS; holders of REMIC regular certificates that are corporations, trusts, securities dealers and some other non-individuals will be provided interest and OID income information and the information provided in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of


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the request. The REMIC must also comply with rules requiring a REMIC regular certificate issued with OID to disclose on its face the amount of OID and the issue date, and requiring this information to be reported to the IRS. Reporting for REMIC residual certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations for computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information about the holder's purchase price that the REMIC may not have, the regulations only require that information about the appropriate method of accruing market discount be provided. See "--Market Discount."

     Unless we tell you otherwise in the related prospectus supplement, the responsibility for complying with the reporting rules discussed above will be borne by either the trustee or the master servicer.

     Backup Withholding with Respect to REMIC Certificates.

     Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to a backup withholding tax at rates prescribed below if you fail to furnish to the payor information, including your taxpayer identification numbers, or otherwise fail to establish an exemption from this tax. Any amounts deducted and withheld from a distribution to you would be allowed as a credit against your federal income tax. Penalties may be imposed on you by the IRS if you fail to supply required information in the proper manner. We advise you to consult your tax advisors about the backup withholding tax rules, including your eligibility for, and the procedure for obtaining, exemption from this tax.

     Changes in backup withholding tax rates were made pursuant to the enactment of the Economic Growth and Tax Reconciliation Act of 2001 which provides, in general, that the previous withholding rates in effect will be reduced over a period of years. The rate is 30.0% for taxable years 2002 and 2003, 29% for taxable years 2004 and 2005, and 28% for the taxable years 2006 and thereafter.

     Foreign Investors in REMIC Certificates.

     A REMIC regular certificateholder that is not a "United States Person" and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC regular certificate will not, unless otherwise disclosed in the related prospectus supplement, be subject to United States federal income or withholding tax on a distribution on a REMIC regular certificate, provided that the holder complies with identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the


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Certificateholder is not a United States Person and providing the name and address of the certificateholder. For these purposes, "United States Person" means:

     o    a citizen or resident of the United States,

     o a corporation, partnership or other entity treated as a corporation or a partnership created or organized in, or under the laws of, the United States or any political subdivision of the United States,

     o an estate whose income is subject to United States income tax regardless of its source, or

     o a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

     It is possible that the IRS may assert that the tax exemption discussed above should not apply to a REMIC regular certificate held by a foreign certificateholder that is related to a person that owns directly or indirectly a 10% or greater interest in the REMIC residual certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued OID, to the holder may be subject to a tax rate of 30%, unless reduced by an applicable tax treaty.

     Further, it appears that a REMIC regular certificate generally would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     Unless otherwise stated in the related prospectus supplement, transfers of REMIC residual certificates to investors that are not United States Persons will be prohibited under the related pooling and servicing agreement.

     GRANTOR TRUSTS

     Classification of Grantor Trusts.

     Counsel to the depositor will deliver its opinion upon issuance of each series of grantor trust certificates, to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the related grantor trust will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. Accordingly, each holder of a grantor trust certificate generally will be treated as the owner of an interest in the mortgage loans included in the grantor trust.

     For purposes of the following discussion, a grantor trust certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest thereon at a pass-through rate, will be referred to as a "grantor trust fractional interest certificate." A grantor trust certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related grantor trust, net of normal administration fees, and interest paid to the holders of grantor trust fractional interest certificates will be referred to as a "grantor trust strip certificate." A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.


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

     Taxation of Owners of Grantor Trust Fractional Interest Certificates.

     As a holder of a grantor trust fractional interest certificate, you will generally be required to report on your federal income tax return your share of the entire income from the mortgage loans and will be entitled to deduct your share of any reasonable servicing fees and other expenses. Because of stripped interests, market discount, OID, or premium, the amount includible in income on a grantor trust fractional interest certificate may differ significantly from the amount distributable on that certificate from interest on the mortgage loans. Under Section 67 of the Code, an individual, estate or trust holding a grantor trust fractional interest certificate directly or through certain pass-through entities will be allowed a deduction for reasonable servicing fees and expenses only in the amount of the holder's aggregate miscellaneous itemized deductions less two percent of the holder's adjusted gross income. In addition, itemized deductions are further restricted by other sections of the Code. The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either Section 67 or other sections of the Code may be substantial. Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining the holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, fees and expenses should be allocated among the classes of grantor trust certificates using a method that recognizes that each class of certificates benefits from the services. In the absence of statutory or administrative clarification as to the method to be used, it is currently intended to base information returns or reports to the IRS and certificateholders on a method that allocates expenses among classes of grantor trust certificates for each period based on the distributions made to each class during that period.

     The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Code. Grantor trust fractional interest certificates may be subject to those rules if a class of grantor trust strip certificates is issued as part of the same series of certificates or the depositor or any of its affiliates retains a right to receive a specified portion of the interest payable on a mortgage asset. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. The IRS has established safe harbors for purposes of determining what constitutes reasonable servicing fees for various types of mortgages. The servicing fees paid for servicing of the mortgage loans for some series of grantor trust certificates may be higher than the safe harbors and, accordingly, may not constitute reasonable servicing compensation. The related prospectus supplement will include information regarding servicing fees paid to a master servicer, a special servicer, any sub-servicer or their respective affiliates necessary to determine whether the preceding safe harbor rules apply.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with OID, subject, however, to the discussion below regarding the treatment of some stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See

"--Market Discount" below. Under the stripped bond rules, you will be required to report interest income from your grantor trust fractional interest certificate for each month in an amount equal to the income that accrues on the certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to OID.

     The OID on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate will be equal to the price you paid for the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on the certificate, other than qualified stated interest, if any, as well as the certificate's share of reasonable servicing fees and other expenses. See "--If Stripped Bond Rules Do Not Apply" for a definition of qualified stated interest. In general, the amount of income that accrues in any month would equal the product of your adjusted basis in the grantor trust fractional interest certificate at the beginning of the month (see "--Sales of Grantor Trust Certificates" below) and your yield on the grantor trust fractional interest certificate. The yield would be computed as the rate, compounded based on the regular interval between payment dates, that, if used to discount your share of future payments on the mortgage loans, would cause the present value of those future payments to equal your price for the certificate. In computing yield under the stripped bond rules, your share of future payments on the mortgage loans will not include any payments made on any ownership interest in the mortgage loans retained by the depositor, a master servicer, a special servicer, any sub-servicer or their respective affiliates, but will include your share of any reasonable servicing fees and other expenses.

     Section 1272(a)(6) of the Code requires the use of a reasonable prepayment assumption in accruing OID and adjustments in the accrual of OID when prepayments do not conform to the prepayment assumption, for some categories of debt instruments. Such categories include any pool of debt instruments the yield on which may be affected by reason of prepayments. Accordingly, it appears that Section 1272(a)(6) would apply to the certificates. It is unclear whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust fractional interest certificate or at the time of purchase of the grantor trust fractional interest certificate by each specific holder. You are advised to consult your tax advisor about OID in general and, in particular, how a prepayment assumption should be used in reporting OID with respect to grantor trust fractional interest certificates.

     In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. However, for a grantor trust fractional interest certificate acquired at a discount or premium, the use of a reasonable prepayment assumption would increase or decrease the yield, and thus accelerate or decelerate, respectively, the reporting of income.

     When a mortgage loan prepays in full, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the grantor trust fractional


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interest certificate and accounted for under a method similar to that described for taking account of OID on REMIC regular certificates. See
"--REMICs--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and certificateholders in transactions subject to the stripped bond rules on a prepayment assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate and you should be aware that the use of a representative initial offering price will mean that information returns or reports, even if otherwise accepted as accurate by the IRS, will be accurate only as to the initial certificateholders of each series who bought at that price.

     Under Treasury regulation Section 1.1286-1(b), some stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of these bonds is to account for any discount on the bond as market discount rather than OID. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon:

o    there is no OID, or only a de minimis amount of OID, or

o the annual stated rate of interest payable on the stripped bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan, before subtracting any servicing fee or any stripped coupon.

     The related prospectus supplement will disclose whether interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the mortgage loans. If the OID or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loans, then this OID or market discount will be considered de minimis. OID or market discount of only a de minimis amount will be included in income in the same manner as de minimis OID and market discount described in "--If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on OID, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, you will be required to report your share of the interest income on the mortgage loans in accordance with your normal method of accounting.

     Recently enacted amendments to Section 1272(a)(6) of the Code require the use of a prepayment assumption in determining the existence and accrual of original issue discount associated with pools of debt instruments whose yield may be affected by prepayments. No regulations have been issued interpreting the application of this provision to securities such as the grantor trust fractional interest certificates nor do the


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committee reports prepared by those Congressional committees that examined such provision in the course of its enactment provide guidance as to its intended application to such securities. In the absence of such guidance, various interpretations are possible. For example, the provision could be interpreted as requiring the pool of mortgage loans underlying the grantor trust fractional interest certificates to be segregated into two subpools consisting respectively of those mortgage loans that had original issue discount upon their origination and those mortgage loans that did not have original issue discount upon their origination. If so interpreted, you would be required to report your share of the interest income on the mortgage loans in the non-OID pool in accordance with your normal method of accounting and, to the extent that the portion of your purchase price for such certificates properly allocable to your interest in the non-OID pool were less than its share of the aggregate principal amount of the mortgage loans in the non-OID pool, you would be subject to the market discount rules described above under "REMICs--Market Discount" or below, under "--Market Discount." In that event, you would be required to treat the portion of your certificate representing an interest in the OID pool as a single debt instrument issued on the closing date with original issue discount equal to its pro rata share of the aggregate of the unaccrued original issue discount on the mortgage loans in the OID pool as of such date and subject to the rules for reporting original issue discount described under "REMICs--Original Issue Discount." To the extent that the portion of your purchase price for your certificate properly allocable to the OID pool represented a discount greater than your pro rata share of the aggregate original issue discount on the mortgage loans in the OID pool, you would be subject to the market discount rules described above under "REMICs-- Market Discount."

     Alternatively, a grantor trust fractional interest certificate could be treated as a single debt instrument issued on the closing date and subject to the rules described under "REMICs--Original Issue Discount" and "--Market Discount." Other interpretations of the application of the original issue discount rules to grantor trust fractional interest certificates are possible. You are urged to consult your tax advisor concerning the application and effect of such rules on your investment in such certificates.

     The trustee will provide to any holder of a grantor trust fractional interest certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on grantor trust fractional interest certificates. See "--Grantor Trust Reporting" below.

     The determination as to whether OID will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See "--REMICs--Original Issue Discount" above.

     In the case of mortgage loans with adjustable or variable interest rates, the related prospectus supplement will describe the manner that the OID rules will be applied to those mortgage loans by the trustee or master servicer, in preparing information returns to you and to the IRS.

     If OID is in excess of a de minimis amount, all OID with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. The OID Regulations suggest that no prepayment assumption is appropriate in


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

computing the yield on prepayable obligations issued with OID. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to you and to the IRS on the use of a prepayment assumption in transactions not subject to the stripped bond rules. However, a prepayment assumption may be required for computing yield on all mortgage-backed securities. You are advised to consult your own tax advisors about the use of a prepayment assumption in reporting OID on grantor trust fractional interest certificates. The prospectus supplement for each series will specify whether and in what manner the OID rules will apply to mortgage loans in each series.

     If you purchased a grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the aggregate remaining stated redemption price of the mortgage loans held in the related trust, you will also be required to include in gross income the certificate's daily portions of any OID on the mortgage loans. However, each daily portion will be reduced, if your cost for the grantor trust fractional interest certificate is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the mortgage loans held in the related trust, approximately in proportion to the ratio the excess bears to the certificate's allocable portion of the aggregate OID remaining to be accrued on the mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of:

o the adjusted issue price, or, in the case of the first accrual period, the issue price, of that mortgage loan at the beginning of the accrual period that includes that day, and

o the daily portions of OID for all days during the accrual period before that day.

     The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of that mortgage loan, increased by the aggregate amount of OID on that mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on that mortgage loan in prior accrual periods of amounts included in its stated redemption price.

     Unless otherwise provided in the related prospectus supplement, the trustee or master servicer, will provide to any holder of a grantor trust fractional interest certificate any information as the holder may reasonably request from time to time about OID accruing on grantor trust fractional interest certificates. See "--Grantor Trust Reporting" below.

     Market Discount. If the stripped bond rules do not apply to the grantor trust fractional interest certificate, you may be subject to the market discount rules of the Code. The amendment to Section 1272(a)(6) of the Code described under "--If Stripped Bond Rules Do Not Apply" above, could be interpreted as requiring the use of a prepayment assumption in connection with the determination, accrual and inclusion in income of market discount. If such a requirement were applicable, a grantor trust fractional interest certificate would probably be treated as a single aggregate debt instrument to which the rules described under "REMICs--Market Discount" would apply. Alternatively, if the requirement of a prepayment assumption were not applicable, the rules described in the succeeding paragraphs of this section would be applicable either on a mortgage loan-by-mortgage loan basis or on such a basis with respect to the non-OID pool and on an aggregate basis with respect to the OID pool.


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

Other interpretations of the effect of the amendment to Section 1272(a)(6) on the determination and accrual of market discount are possible. You are advised to consult your tax advisor concerning the application of the market discount rules to grantor trust fractional interest certificates.

     If a prepayment assumption generally is not required in the application of the market discount rules to pools of debt instruments, a grantor trust fractional interest certificate may be subject to the market discount rules to the extent an interest in a mortgage loan is considered to have been purchased at a market discount, that is, for a mortgage loan issued without OID, at a purchase price less than its remaining stated redemption price, or for a mortgage loan issued with OID, at a purchase price less than its adjusted issue price. If market discount is in excess of a de minimis amount, you will generally be required to include in income in each month the amount of discount that has accrued through that month that has not previously been included in income, but limited, in the case of the portion of that discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by, or, for accrual basis certificateholders, due to, the trust in that month. You may elect to include market discount in income currently as it accrues under a constant yield method based on the yield of the certificate to you rather than including it on a deferred basis in accordance with this paragraph under rules similar to those described in "--REMICs--Market Discount" above.

     The Treasury Department is authorized to issue regulations on the method for accruing market discount on debt instruments, the principal of which is payable in installments. Until regulations are issued, rules described in the committee report apply. Under those rules, in each accrual period, market discount on the mortgage loans should accrue, at the holder's option:

o    on the basis of a constant yield method,

o in the case of a mortgage loan issued without OID, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or

o in the case of a mortgage loan issued with OID, in an amount that bears the same ratio to the total remaining market discount as the OID accrued in the accrual period bears to the total OID remaining at the beginning of the accrual period.

     The prepayment assumption, if any, used in calculating the accrual of OID is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect these regulations might have on the tax treatment of a mortgage loan purchased at a discount in the secondary market.

     Because the mortgage loans will provide for periodic payments of stated redemption price, any discount may be required to be included in income at a rate that is not significantly slower than the rate at which the discount would be included in income if it were OID.


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

     Market discount on mortgage loans considered to be de minimis will be includible in income under de minimis rules similar to those described in "--REMICs--Original Issue Discount" above with the exception that it is unclear whether a prepayment assumption will be used in the application of these rules to the mortgage loans.

     Further, under the rules described in "--REMICs--Market Discount," any discount that is not OID and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues.

     Premium. If you are treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, you may elect to amortize using a constant yield method the portion of the premium allocable to mortgage loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the mortgage loan and be allowed as a deduction as these payments are made, or, for a certificateholder using the accrual method of accounting, when these payments are due.

     It is unclear whether a prepayment assumption should be used in computing amortization of premium. If premium is not subject to amortization using a prepayment assumption and a mortgage loan prepays in full, if you hold a grantor trust fractional interest certificate acquired at a premium, you should recognize a loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan. If a prepayment assumption is used to amortize the premium, it appears that this loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the grantor trust fractional interest certificate and accounted for under a method similar to that described for taking account of OID on REMIC regular certificates. See "--REMICs--Original Issue Discount." It is unclear whether any other adjustments would be required for differences between the prepayment assumption and the actual rate of prepayments.

     Taxation of Owners of Grantor Trust Strip Certificates.

     The stripped coupon rules of Section 1286 of the Code will apply to the grantor trust strip certificates. Except as described above in "--If Stripped Bond Rules Apply," no regulations or published rulings under these rules have been issued and some uncertainty exists as to how it will be applied to securities like the grantor trust strip certificates. Accordingly, you should consult your tax advisor about the method for reporting income or loss on grantor trust strip certificates.

     The OID Regulations do not apply to stripped coupons, although they provide general guidance as to how the OID sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "--Possible Application of Contingent Payment Rules" below and assumes that the holder of a grantor trust strip certificate will not own any grantor trust fractional interest certificates.


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

     Under the stripped coupon rules, it appears that OID will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of the month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on the price you paid for that grantor trust strip certificate and the payments remaining to be made on the certificate at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid on the mortgage loans. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply" above.

     As noted above, the Code requires that a prepayment assumption be used in computing the accrual of OID on debt instruments the yield on which may be affected by reason of prepayment, and that adjustments be made in the amount and rate of accrual of this OID when prepayments do not conform to the prepayment assumption. Accordingly, it appears that Section 1272(a)(6) would apply to the grantor trust strip certificates. It is also unclear whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust strip certificate or, at the time of purchase of the grantor trust strip certificate by each specific holder.

     The accrual of income on the grantor trust strip certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, it currently is intended to base information returns or reports to the IRS and to you on the prepayment assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate and you should be aware that the use of a representative initial offering price will mean that information returns or reports, even if otherwise accepted as accurate by the IRS, will be accurate only as to the initial certificateholders of each series who bought at that price. You should consult your tax advisor regarding the use of the prepayment assumption.

     It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to you. If a grantor trust strip certificate is treated as a single instrument, rather than an interest in discrete mortgage loans, and the effect of prepayments is taken into account in computing yield on the grantor trust strip certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the prepayment assumption. However, if a grantor trust strip certificate is treated as an interest in discrete mortgage loans, then when a mortgage loan is prepaid, you should be able to recognize a loss equal to the portion of the adjusted issue price of the grantor trust strip certificate that is allocable to the prepaid mortgage loan.

     Possible Application of Contingent Payment Rules. The contingent payment rules do not apply to any debt instrument that is subject to Section 1272(a)(6). As noted above in "--If Stripped Bond Rules Apply," Section 1272(a)(6) applies to any pool of debt instruments the yield on which may be affected by reason of prepayments.


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

Section 1272(a)(6) also applies to any debt instrument if payments under such debt instrument may be accelerated by reason of prepayments of other obligations securing such debt instrument. Accordingly, it appears that the contingent payment rules will not apply to the grantor trust strip certificates.

     If the contingent payment rules under the OID Regulations were to apply, the issuer of a grantor trust strip certificate would determine a projected payment schedule with respect to such grantor trust strip certificate. You would be bound by the issuer's projected payment schedule, which would consist of all noncontingent payments and a projected amount for each contingent payment based on the projected yield (as described below) of the grantor trust strip certificate. The projected amount of each payment would be determined so that the projected payment schedule reflected the projected yield reasonably expected to be received by the holder of a grantor trust strip certificate. The projected yield referred to above would be a reasonable rate, not less than the "applicable Federal rate" that, as of the issue date, reflected general market conditions, the credit quality of the issuer, and the terms and conditions of the mortgage loans. You would be required to include as interest income in each month the adjusted issue price of the grantor trust strip certificate at the beginning of the period multiplied by the projected yield, and would add to, or subtract from, such income any variation between the payment actually received in such month and the payment originally projected to be made in such month. In addition, income that might otherwise be capital gain may be recharacterized as ordinary income.

     You should consult your tax advisor concerning the possible application of the contingent payment rules to the grantor trust strip certificates.

     Sales of Grantor Trust Certificates.

     Except as provided below, any gain or loss recognized on the sale or exchange of a grantor trust certificate (equal to the difference between the amount realized on the sale or exchange of a grantor trust certificate and its adjusted basis) will be capital gain or loss if you hold the grantor trust certificate as a capital asset. The adjusted basis of a grantor trust certificate generally will equal its cost, increased by any income you reported on the grantor trust certificate, including OID and market discount income, and reduced, but not below zero, by any previously reported losses, any amortized premium and by any distributions on the grantor trust certificate. Capital losses may not, in general, be offset against ordinary income.

     Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. In addition, if the contingent payment rules applied, certain income realized upon the sale of a certificate may be characterized as ordinary.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates to include the net capital gain in total net investment income for that taxable year. A taxpayer would make this election for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.


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     Grantor Trust Reporting.

     Unless otherwise provided in the related prospectus supplement, the trustee or master servicer will furnish to you with each distribution a statement setting forth the amount of the distribution allocable to principal and to interest at the related pass-through rate on the underlying mortgage loans. In addition, the trustee or master servicer will furnish, within a reasonable time after the end of each calendar year, to you provided you held a grantor trust certificate at any time during the year, information regarding the amount of servicing compensation received by the master servicer, the special servicer or any sub-servicer, and other customary factual information as the depositor or the reporting party deems necessary or desirable to enable you to prepare your tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium on the grantor trust certificates are uncertain, there is no assurance the IRS will agree with the trustee's or master servicer's, information reports of these items of income and expense. Additionally, the information reports, even if otherwise accepted as accurate by the IRS, will be accurate only as to the initial certificateholders that bought their certificates at the initial offering price used in preparing the reports.

     Backup Withholding.

     In general, the rules described in "--REMICs--Backup Withholding with Respect to REMIC Certificates" will also apply to grantor trust certificates.

     Foreign Investors.

     In general, the discussion with respect to REMIC regular certificates in "--REMICs--Foreign Investors in REMIC Certificates" applies to grantor trust certificates except that grantor trust certificates will, unless otherwise disclosed in the related prospectus supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in that discussion, only if the related mortgage loans were originated after July 18, 1984.

     If the interest on a grantor trust certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the grantor trust certificate is not held in connection with a certificateholder's trade or business in the United States, the grantor trust certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Federal Income Tax Consequences," you should consider the state and local tax consequences of the acquisition, ownership and disposition of the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the income tax laws of any state or other jurisdiction. Therefore, you should consult your own tax advisors about the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended, or "ERISA" and the Code impose requirements on employee benefit plans and on other retirement


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plans and arrangements, including individual retirement accounts and annuities,
Keogh plans and some entities in which the plans have invested, such as collective investment funds, insurance company separate accounts, and some insurance company general accounts. We refer to the plans collectively, as "benefit plans." In addition, ERISA imposes duties on persons who are fiduciaries of plans subject to ERISA in connection with the investment of plan assets. Governmental plans and some church plans are not subject to ERISA requirements but are subject to the provisions of other applicable federal and state law which may be substantially similar to ERISA or Section 4975 of the Code.

     ERISA imposes on plan fiduciaries general fiduciary requirements, including those of investment prudence and diversification and the requirement that a benefit plan's investments be made in accordance with the documents governing the benefit plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a benefit plan and persons called "parties in interest," who have specified relationships to the benefit plan. Unless an exemption is available, a benefit plan's purchase or holding of a certificate may result in a prohibited transaction if any of the depositor, the trustee, the master servicer, the manager, the special servicer or a sub-servicer is a party in interest with respect to that benefit plan. If a party in interest participates in a prohibited transaction that is not exempt, it may be subject to excise tax and other liabilities under ERISA and the Code.


     PLAN ASSET REGULATIONS

     If a benefit plan purchases offered certificates, the underlying mortgage loans, MBS and other assets included in the related trust may be deemed "plan assets" of that benefit plan. A regulation of the United States Department of Labor or "DOL" at 29 C.F.R. Section 2510.3-101 provides that when a benefit plan acquires an equity interest in an entity, the plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless some exceptions not applicable here apply, or unless the equity participation in the entity by "benefit plan investors," i.e., benefit plans and some employee benefit plans not subject to ERISA or Section 4975 of the Code, is not "significant," both as defined in the regulation. Equity participation in a trust will be significant on any date if immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates, excluding certificates held by the depositor or any of its affiliates, is held by benefit plan investors.

     Any person who has discretionary authority or control respecting the management or disposition of benefit plan assets, and any person who provides investment advice with respect to benefit plan assets for a fee, is a fiduciary of the investing benefit plan. If the mortgage loans, MBS and other assets included in a trust constitute benefit plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, the special servicer, any sub-servicer, the manager, the trustee, the obligor under any credit enhancement mechanism, or certain affiliates of those parties may be deemed to be a plan "fiduciary" and may be subject to the fiduciary responsibility and prohibited transaction provisions of ERISA and
Section 4975 of the Code with respect to the investing plan. In addition, if the mortgage loans, MBS and other assets included in a trust constitute plan assets, the purchase of certificates by, on behalf of or with assets of a plan, as well as the operation of the trust, may result in a prohibited transaction under ERISA or Section 4975 of the Code.


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

     PROHIBITED TRANSACTION EXEMPTION

     On March 29, 1994, the DOL issued an individual exemption (Prohibited Transaction Exemption 94-29, 59 Fed. Reg. 14675) to certain of the depositor's affiliates, which was amended by three additional exemptions dated July 21, 1997 (Prohibited Transaction Exemption 97-34, 62 Fed. Reg. 39021), November 13, 2000 (Prohibited Transaction Exemption 2000-58, 65 Fed. Reg. 67765) and August 22, 2002 (Prohibited Transaction Exemption 2002-41, 67 Fed. Reg. 54487). We refer to these four exemptions, together, as the "exemption." The exemption provides relief from the prohibited transaction provisions of Section 406 of ERISA, and under Section 4975 of the Code, for certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through securities or securities denominated as debt instruments that represent interests in an investment pool, if:

o the depositor, or an affiliate, is the sponsor and an entity which has received from the DOL an individual prohibited transaction exemption which is similar to the exemption is the sole underwriter, or manager or co-manager of the underwriting syndicate or a selling or placement agent, or

o the depositor or an affiliate is the sole underwriter or a manager or co-manager of the underwriting syndicate or a selling or placement agent,

provided that conditions provided in the exemption are satisfied. The prospectus supplement for each series will indicate whether the exemption may be available for that series.

     Each transaction involving the purchase, sale and holding of the offered certificates must satisfy the following seven general conditions before it will be eligible for relief under the exemption:

o the acquisition of offered certificates by or with assets of a plan must be on terms that are at least as favorable to the plan as they would be in an arm's-length transaction with an unrelated party.

o the offered certificates must evidence rights and interests that may be subordinated to the rights and interests evidenced by the other certificates of the same trust only if the offered certificates are issued in a designated transaction, which requires that the assets of the trust consist of certain types of consumer receivables, secured credit instruments or secured obligations that bear interest or are purchased at a discount, including certain mortgage obligations secured by real property (the offered certificates are generally expected to be issued in designated transactions); and

o no mortgage loan (or mortgage loan underlying any MBS or other asset) included in the related trust has an LTV at the date of issuance which exceeds 100% (or 125% if it is a designated transaction and the rights and interests evidenced by the securities issued in such designated transaction are rated in one of the top two categories by the rating agencies).

o the offered certificates, at the time of acquisition by or with assets of a plan, must be rated in one of the four highest generic rating categories (in the case of designated


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

     transactions, unless the related mortgage loans have an LTV exceeding 100% as described above) by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., or Fitch, Inc.

o the trustee cannot be an affiliate of any member of the "restricted group" other than an underwriter. The restricted group consists of any underwriter, the depositor, the master servicer, any special servicer, any sub-servicer, any obligor under any credit enhancement mechanism, any manager, any mortgagor with respect to the assets constituting the related trust constituting more than 5% of the aggregate unamortized principal balance of the trust assets in the related trust as of the date of initial issuance of the certificates, and their affiliates.

o the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the depositor under the assignment of the trust assets to the related trust must represent not more than the fair market value of these obligations; and the sum of all payments made to and retained by the master servicer, any special servicer, any sub-servicer and any manager must represent not more than reasonable compensation for the person's services under the related pooling and servicing agreement and reimbursement of that person's reasonable expenses in connection therewith.

o the investing benefit plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

o for certain types of issuers, the governing documents must contain provisions intended to protect the issuer's assets from creditors of the sponsor.

o "pre-funding" is limited to a period of no longer than 90 days following the closing date, and additional receivables equal to no greater than 25% of the principal amount of the securities issued.

     The exemption also requires that each trust meet the following requirements:

o the corpus of the trust must consist solely of assets of the type that have been included in other investment pools;

o securities evidencing interests in such other investment pools must have been rated in one of the three (or, for designated transactions, four) highest categories of one of the rating agencies specified above for at least one year before the acquisition of securities by or with assets of a plan pursuant to the exemption; and

o securities in such other investment pools must have been purchased by investors other than plans for at least one year before any acquisition of securities by or with assets of a plan pursuant to the exemption.

     In addition, the exemption requires that the corpus of the trust consist solely of some specified types of assets, including mortgage obligations such as those held in the trusts and property which had secured those obligations. However, it is not clear whether some certificates that may be offered by this prospectus would constitute "securities" for purposes of the exemption, including but not limited to:

o certificates evidencing an interest in mortgage loans secured by liens on real estate projects under construction, unless some additional conditions are satisfied;

o certificates evidencing an interest in a trust including equity participations; and

o certificates evidencing an interest in a trust including cash flow agreements.

     In promulgating the exemption, the DOL did not consider interests in pools of the exact nature described in this paragraph.

     If you are a fiduciary or other investor using plan assets of a benefit plan, and you are contemplating purchasing an offered certificate, you must make your own determination that the general conditions set forth above will be satisfied with respect to your purchase.

     If the general conditions of the exemption are satisfied, the exemption may provide relief from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of offered certificates by or with assets of a benefit plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an offered certificate on behalf of an "excluded plan" by any person who has discretionary authority or renders investment advice with respect to assets of that excluded plan. For purposes of the certificates, an excluded plan is a benefit plan sponsored by any member of the restricted group.

     If specific conditions of the exemption are also satisfied, the exemption may provide relief from the restrictions imposed by Sections 406(b)(1) and
(b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with the direct or indirect sale, exchange or transfer of the offered certificates in the initial issuance of the offered certificates between the depositor or an underwriter and a benefit plan when the fiduciary of that benefit plan is also a mortgagor, only if, among other requirements,

o the fiduciary, or its affiliate, is a mortgagor with respect to 5% or less of the fair market value of the trust assets and is otherwise not a member of the restricted group;

o    the benefit plan is not an "excluded plan" (as described above);

o a benefit plan's investment in each class of offered certificates does not exceed 25% of all of the offered certificates of such class outstanding at the time of the acquisition;

o immediately after the acquisition, no more than 25% of the assets of the benefit plan with respect to which such fiduciary has discretionary authority or renders investment advice are invested in securities representing an interest in issuers, including the relevant trust, containing assets sold or serviced by the master servicer; and

o in the case of the acquisition of the offered certificates in connection with their initial issuance, at least 50% of each class of the offered certificates are acquired by persons independent of the restricted group and at least 50% of the aggregate interest in the trust is acquired by persons independent of the restricted group.

     Further, the exemption may provide relief from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the pools of mortgage assets. This relief requires that, in addition to the general requirements described above, (a) transactions are carried out in accordance with the terms of a binding pooling and servicing agreement, (b) the pooling and servicing agreement is provided to, or described in all material respects in the prospectus or private placement memorandum provided to, investing benefit plans before their purchase of offered certificates issued by the trust and (c) the defeasance of any mortgage obligation and substitution of a new mortgage obligation meets the terms and conditions for such defeasance and substitution as are described in the prospectus or offering memorandum for such securities, which terms and conditions have been approved by one of the rating agencies and does not result in a reduction in the rating of such securities. The depositor expects these specific conditions will be satisfied with respect to the certificates.

     The exemption also may provide relief from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, if restrictions would otherwise apply merely because a person is deemed to be a party in interest or disqualified person, with respect to an investing plan by virtue of providing services to the plan, or by virtue of having certain specified relationships to that person, solely as a result of the plan's ownership of certificates.

     Before purchasing an offered certificate, if you are a fiduciary or other investor of plan assets, you should confirm for yourself:

o that the certificates constitute "securities" for purposes of the exemption, and

o that the specific and general conditions required by the exemption and the other requirements provided in the exemption are satisfied.


     REPRESENTATION FROM INVESTING PLANS

     If you purchase, including by transfer, offered certificates with the assets of one or more benefit plans in reliance on the exemption, you will be deemed to represent that each of those benefit plans qualifies as an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act. You may not purchase or hold the offered certificates with the assets of a benefit plan unless those certificates are rated in one of the top four rating categories by at least one rating agency at the time of purchase, unless the benefit plan is an insurance company general account that represents and warrants that it is eligible for, and meets all of the requirements of, Sections I and III of Prohibited Transaction Class Exemption ("PTCE") 95-60. Investors in offered certificates should consider the possibility that the rating of a security may change during the period the security is held. If the rating of an offered certificate were to decline below "BBB--" (or its equivalent), the certificate could no longer be re-sold to a benefit plan in reliance on the exemption.

     The exemption does not provide relief for the purchase, sale or holding of classes of offered certificates rated below the top four rating categories. The trustee will not register transfers of such offered certificates to you if you are a benefit plan, if you are acting on behalf of any benefit plan, or if you are using benefit plan assets to effect that acquisition unless you represent and warrant that:

o the source of funds used to purchase those certificates is an "insurance company general account" as that term is defined in PTCE 95-60, and

o that general account is eligible for, and satisfies all of the conditions of Sections I and III of PTCE 95-60 as of the date of the acquisition of those certificates.

     In addition to making your own determination that exemptive relief is available under the exemption, you should consider your general fiduciary obligations under ERISA and other applicable laws in determining whether to purchase any offered certificates with assets of a benefit plan. The prospectus supplement with respect to a series of certificates may contain additional information regarding the application of the exemption, PTCE 95-60 or any other DOL exemption, with respect to the certificates offered by that prospectus supplement.

     If you are a fiduciary or other plan investor and you would like to purchase offered certificates on behalf of or with assets of a benefit plan, you should consult with your counsel about whether ERISA and the Code impose restrictions on the investment, and whether the exemption or any other prohibited transaction exemption may provide relief from those restrictions. These exemptions may not apply to your investment in the offered certificates. Even if an exemption does apply, it may not apply to all prohibited transactions that may occur in connection with an investment.


     TAX EXEMPT INVESTORS

     A "tax-exempt investor" or a plan that is exempt from federal income taxation under Section 501 of the Code nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" ("UBTI") within the meaning of Section 512 of the Code. All "excess inclusions" of a REMIC allocated to a REMIC Residual Certificate held by a tax-exempt investor will be considered UBTI and thus will be subject to federal income tax. See "Federal Income Tax Consequences--Excess Inclusions."


                                LEGAL INVESTMENT

     If so specified in the related prospectus supplement, the offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 or SMMEA. Accordingly, investors whose investment authority is subject to legal restrictions should consult their legal advisors to determine whether and to what extent the offered certificates constitute legal investments for them.

     Usually, only classes of offered certificates that:

o are rated in one of the two highest rating categories by one or more rating agencies and

o are part of a series evidencing interests in a trust consisting of loans secured by a single parcel of real estate upon which is located a dwelling or mixed residential and commercial structure, such as some multifamily loans, and originated by types of originators specified in SMMEA, will be "mortgage related securities" for purposes of SMMEA. "Mortgage related securities" are legal investments to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies and pension funds created under or existing under the laws of the United States or of any state, the authorized investments of which are subject to state regulation. Under SMMEA, if a state enacted legislation before October 3, 1991 that specifically limits the legal investment authority of any such entities as to "mortgage related securities," offered certificates would constitute legal investments for entities subject to that legislation only to the extent provided in the legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities provided in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

     Upon the issuance of final implementing regulations under the Riegle Community Development and Regulatory Improvement Act of 1994 and subject to any limitations the regulations may impose, a modification of the definition of "mortgage related securities" will become effective to expand the types of loans to which such securities may relate to include loans secured by "one or more parcels of real estate upon which is located one or more commercial structures." In addition, the related legislative history states that this expanded definition includes multifamily residential loans secured by more than one parcel of real estate upon which is located more than one structure. Until September 23, 2001 any state may enact legislation limiting the extent to which "mortgage related securities" under this expanded definition would constitute legal investments under that state's laws.

     The Federal Financial Institutions Examination Council has issued a supervisory policy statement applicable to all depository institutions, setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities." The policy statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC and the OTS. The policy statement indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the policy statement, before purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance as to which classes of certificates, including offered certificates, will be treated as high-risk under the policy statement.

     The predecessor to the Office of Thrift Supervision or OTS issued a bulletin, entitled, "Mortgage Derivative Products and Mortgage Swaps," which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in "high-risk" mortgage derivative securities and limitations on the use of such securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, "high-risk" mortgage derivative securities include securities having certain specified characteristics, which may include some classes of offered certificates. In addition, the National Credit Union Administration has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include some classes of offered certificates. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

     There may be other restrictions on the ability of investors either to purchase some classes of offered certificates or to purchase any class of offered certificates representing more than a specified percentage of the investor's assets. The depositor will make no representations as to the proper characterization of any class of offered certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions.


                                 USE OF PROCEEDS

     The net proceeds to be received from the sale of the certificates of any series will be applied by the depositor to the purchase of trust assets or will be used by the depositor for general corporate purposes. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.


                             METHOD OF DISTRIBUTION

     The certificates offered by this prospectus and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement for each series will describe the method of offering for that series and will state the net proceeds to the depositor from the sale.

     The depositor intends that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of the following methods:

o by negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

o by placements by the depositor with institutional investors through dealers; and

o    by direct placements by the depositor with institutional investors.

     In addition, the offered certificates of a series may be offered in whole or in part to the seller of the related mortgage assets that would comprise the trust for those certificates or to one or more of its affiliates.

     If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The underwriters may be broker-dealers affiliated with the depositor whose identities and relationships to the depositor will be as provided in the related prospectus supplement. The depositor or the underwriters may sell certificates to affiliates of the depositor. The related prospectus supplement will identify those affiliates and the method or methods by which the affiliates may resell those certificates. The managing underwriter or underwriters for the offer and sale of offered certificates of a particular series will be set forth on the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in the prospectus supplement.

     In connection with the sale of offered certificates, underwriters may receive compensation from the depositor or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with those certificates, and any discounts or commissions received by them from the depositor and any profit on the resale of offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act.

     It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that the obligations of the underwriters will be subject to conditions precedent, that the underwriters will be obligated to purchase all of those certificates if any are purchased, other than in connection with an underwriting on a best efforts basis, and that, in limited circumstances, the depositor will indemnify the several underwriters, and the underwriters will indemnify the depositor against specified civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect thereof.

     The prospectus supplement for any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of offered certificates of that series.

     The depositor anticipates that the certificates offered hereby will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard before any reoffer or sale.

     If and to the extent required by applicable law or regulation, this prospectus and the applicable prospectus supplement will also be used by Newman and Associates, Inc., an affiliate of the depositor, after the completion of the offering in connection with offers and sales related to market-making transactions in the offered securities in which Newman and Associates, Inc. act as principal. Sales will be made at negotiated prices determined at the time of sales.


                                  LEGAL MATTERS

     Unless we tell you otherwise in the related prospectus supplement, certain legal matters in connection with the certificates of each series, including certain federal income tax consequences, will be passed upon for the depositor by Mayer, Brown, Rowe & Maw LLP, New York, New York or Orrick, Herrington & Sutcliffe LLP, New York, New York.


                              FINANCIAL INFORMATION

     A new trust will be formed for each series of certificates, and no trust will engage in any business activities or have any assets or obligations before the issuance of the related series of certificates. Accordingly, no financial statements for any trust will be included in this prospectus or in the related prospectus supplement. The depositor has determined that its financial statements will not be material to the offering of any offered certificates.


                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

     The depositor has filed a registration statement with the Commission relating to the certificates. This prospectus is part of the registration statement, but the registration statement includes additional information.

     We will file with the Commission all required annual, monthly and special Commission reports, as well as other information about the trusts.

     You may read and copy any reports, statements or other information we file at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-732-0330. You can also request copies of these documents, upon payment of a duplicating fee, by writing to the Commission. The Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. The address of the Commission's Internet site is www.sec.gov.


                          REPORTS TO CERTIFICATEHOLDERS

     Monthly statements will be sent to you by the master servicer, manager or trustee, as applicable. These statements will keep you informed about the trust for your series of certificates. See "Description of the Certificates--Reports to Certificateholders." These monthly reports will present financial information that no independent certified public accountant will have examined.

                    INCORPORATION OF INFORMATION BY REFERENCE

     The Commission allows us to "incorporate by reference" information we file with it, which means that we can disclose important information to you by referring you to documents which contain that information. Exhibits to these documents may be omitted, unless the exhibits are specifically incorporated by reference in the documents. Information incorporated in this prospectus by reference is considered to be part of this prospectus. Certain information that we will file with the Commission in the future will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement. We incorporate by reference any future annual, monthly and special Commission reports filed by or on behalf of the trust until we terminate our offering of the certificates. At your request, we will send you copies of these documents and reports at no charge. Send your written request to:

     GMAC Commercial Mortgage Securities, Inc.
     200 Witmer Road
     Horsham, Pennsylvania 19044
     Attn: Structured Finance Manager


                                     RATING


     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.


     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all collections on the underlying mortgage assets to which the holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which the prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments. Furthermore, ratings on mortgage pass-through certificates do not address the price of the certificates or the suitability of the certificates to the investor.


     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                    GLOSSARY

     ACCRUED CERTIFICATE INTEREST--For each class of certificates, other than some classes of stripped interest certificates and some REMIC residual certificates, the Accrued Certificate Interest for each distribution date will be equal to interest at the applicable pass-through rate accrued for a specified period, generally the most recently ended calendar month, on the outstanding certificate balance of that class of certificates immediately before that distribution date.

     AVAILABLE DISTRIBUTION AMOUNT--As more specifically described in the related prospectus supplement, the Available Distribution Amount for any series of certificates and any distribution date will refer to the total of all payments or other collections or advances made by the servicer in lieu of those payments on the mortgage assets and any other assets included in the related trust that are available for distribution to the holders of certificates of that series on that date.

     DEBT SERVICE COVERAGE RATIO--Unless more specifically described in the related prospectus supplement, the debt service coverage ratio means, for any mortgage loan, or for a mortgage loan evidenced by one mortgage note, but secured by multiple mortgaged properties,

o the Underwritten Cash Flow for the mortgaged property or mortgaged properties, divided by

o    the annual debt service for the mortgage loan.

     EXCESS FUNDS--Unless we tell you otherwise in the related prospectus supplement, Excess Funds will, generally, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent

o interest received or advanced on the mortgage assets in the related trust that is in excess of the interest currently accrued on the certificates of that series, or

o prepayment premiums, payments from equity participations or any other amounts received on the mortgage assets in the related trust that do not constitute interest thereon or principal thereof.

     LOAN-TO-VALUE RATIO--Unless more specifically described in the related prospectus supplement, the Loan-to-value Ratio of a mortgage loan at any given time is the ratio expressed as a percentage of

o the then outstanding principal balance of the mortgage loan and any loans senior to the mortgage loan that are secured by the related mortgaged property; to

o    the value of the related mortgaged property.

     PREPAYMENT PERIOD--The Prepayment Period is the specified period, generally corresponding to the related due period, during which prepayments and other unscheduled collections on the mortgage loans in the related trust must be received to be distributed on a particular distribution date.

     PURCHASE PRICE--The Purchase Price will be equal to either the unpaid principal balance of the mortgage loan, together with accrued but unpaid interest through a date on or about the date of purchase, or another price specified in the related prospectus supplement.

     UNDERWRITTEN CASH FLOW--Underwritten Cash Flow for any mortgaged property is an estimate of cash flow available for debt service in a typical year of stable, normal operations. Unless more specifically described in the related prospectus supplement, it is the estimated revenue derived from the use and operation of the mortgaged property less the sum of


o estimated operating expenses, such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising;


o fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments; and


o capital expenditures and reserves for capital expenditures, including tenant improvement costs and leasing commissions.


     Underwritten cash flow generally does not reflect interest expense and non-cash items, such as depreciation and amortization.


     UNDIVIDED PERCENTAGE INTEREST--The Undivided Percentage Interest for an offered certificate of a particular class will be equal to the percentage obtained by dividing the initial principal balance or notional amount of the certificate by the initial certificate balance or notional amount of that class.

     "GMAC04C1.xls" is a Microsoft Excel*, Version 5.0 spreadsheet that provides in electronic format certain information shown in Annex A in the prospectus supplement.

     Open the file as you would normally open a spreadsheet in Microsoft Excel. After the file is opened, a screen will appear requesting a password. Please "click" the "read only" option. At that point, a securities law legend will be displayed. READ SUCH LEGEND CAREFULLY. To view the data, see the worksheets labeled "Annex A" and "MF Schedule," respectively.

----------
 * Microsoft Excel is a registered trademark of Microsoft Corporation.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

       No dealer, salesman or other person has been authorized to give any information or to make any representations not contained in this prospectus supplement and the prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the depositor or by the underwriters. This prospectus supplement and the prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this prospectus supplement and the prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information in this prospectus supplement or therein is correct as of any time since the date of this prospectus supplement.

                               TABLE OF CONTENTS


                             PROSPECTUS SUPPLEMENT


Summary of Series 2004-C1 Transaction ............   S-7
Risk Factors .....................................   S-19
Description of the Mortgage Pool .................   S-58
Servicing of the Mortgage Loans ..................   S-96
The Pooling and Servicing Agreement ..............   S-116
Description of the Certificates ..................   S-125
Yield and Maturity Considerations ................   S-152
Federal Income Tax Consequences ..................   S-167
Method of Distribution ...........................   S-169
Legal Matters ....................................   S-170
Ratings ..........................................   S-170
Legal Investment .................................   S-171
ERISA Considerations .............................   S-172
Glossary .........................................   S-173
Annex A-Characteristics of the Mortgage
   Loans .........................................   A-1
Annex B-Significant Mortgage Loans ...............   B-1
Annex C-Structural and Collateral Term Sheet......   C-1
Annex D-Global Clearance, Settlement and
   Tax Documentation Procedures ..................   D-1

                                   PROSPECTUS


Prospectus Summary .................................     3
Risk Factors .......................................     6
Description of the Trust ...........................    12
Yield and Maturity Considerations ..................    18
The Depositor ......................................    25
GMAC Commercial Mortgage Corporation ...............    26
Description of the Certificates ....................    26
The Pooling and Servicing Agreements ...............    36
Description of Credit Support ......................    57
Legal Aspects of Mortgage Loans ....................    59
Federal Income Tax Consequences ....................    72
State and Other Tax Consequences ...................   103
ERISA Considerations ...............................   103
Legal Investment ...................................   109
Use of Proceeds ....................................   111
Method of Distribution .............................   111
Legal Matters ......................................   113
Financial Information ..............................   113
Where You Can Find Additional Information ..........   113
Reports to Certificateholders ......................   113
Incorporation of Information by Reference ..........   114
Rating .............................................   114
Glossary ...........................................   115

                                 $553,057,000


                                 (Approximate)




                                GMAC COMMERCIAL
                           MORTGAGE SECURITIES, INC.




                             MORTGAGE PASS-THROUGH
                          CERTIFICATES, SERIES 2004-C1








                 --------------------------------------------
      PROSPECTUS SUPPLEMENT --------------------------------------------
                                MORGAN STANLEY

                           DEUTSCHE BANK SECURITIES

                            GMAC COMMERCIAL HOLDING
                                 CAPITAL CORP.

                             RBS GREENWICH CAPITAL




                                 April 7, 2004

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